UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MICT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, Convertible Debentures, Warrants and Convertible Notes.

(2)	Aggregate number of securities to which transaction applies: 131,242,853 shares of Common Stock (including 109,946,914 shares of Common Stock; 17,659,575 shares of Common Stock underlying certain convertible debentures, 1,818,182 shares of Common Stock underlying certain warrants and 1,818,182 shares of Common Stock underlying Series B Convertible Preferred Stock).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Securities	Price or Value of Such Security
109,946,914 shares of Common Stock	$1.0115 per share (1)
17,659,575 shares of Common Stock underlying certain convertible debentures	$24,900,000
1,818,182 shares of Common Stock underlying warrants and 1,818,182 shares of Common Stock underlying Series B Convertible Preferred Stock	$2,000,000

(1)	Calculated pursuant to Exchange Act Rule 0-11(c) using the average of the high and low price per share of MICT, Inc. as of January 7, 2020.

(4)	Proposed maximum aggregate value of transaction: $138,111,303.52

(5)	Total fee paid: $17,926.85

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

To the Stockholders of MICT, Inc.:

You are cordially invited to attend the special meeting of the stockholders (the “Special Meeting”) of MICT, Inc. (“MICT” or the “Company”) to be held at ___ a.m. Eastern Time on _______________, 2020 at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

At the Special Meeting, MICT stockholders will be asked to consider and vote upon the following proposals:

(1)	To approve and adopt the Agreement and Plan of Merger, dated as of November 7, 2019 (the “Merger Agreement”, a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH Intermediate Holdings Ltd., a British Virgin Islands company (“GFH”) and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”), which upon the execution of a joinder shall enter into the Merger Agreement, pursuant to which the Merger Sub will merge with and into GFH, with GFH continuing as the surviving entity, as a result of which GFH will become a wholly owned subsidiary of MICT (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), and to approve the Transactions including the Merger (the “Merger Proposal”);

(2)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 11,276,596 shares of MICT common stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the senior secured convertible debentures (the “Primary Convertible Debentures”) in the aggregate principal amount of approximately $15.9 million (the “Nasdaq Proposal – Primary Convertible Debentures”);

(3)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 6,382,979 shares of MICT Common Stock, upon conversion of the senior secured convertible debentures (the “Non-Primary Convertible Debentures,” and collectively with the Primary Convertible Debentures, the “Convertible Debentures”) in the aggregate principal amount of $9.0 million (the “Nasdaq Proposal – Non-Primary Convertible Debentures,” collectively with the Nasdaq Proposal – Primary Convertible Debentures, the “Convertible Debentures Nasdaq Proposals”);

(4)	To approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of 3,636,364 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock and exercise of the warrants (“Note Warrants”) issued to BNN Technology PLC (the “Nasdaq Proposal – Preferred Stock and Warrants,” collectively with the Convertible Debentures Nasdaq Proposals, the “Nasdaq Proposals”);

(5)	To approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of MICT Common Stock, from 25,000,000 to 350,000,000, to be effective at the closing of the Merger, for the purpose of carrying out the Merger and the issuance of shares of Common Stock upon conversion of the Convertible Debentures and the Convertible Notes, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT (the “Charter Amendment Proposal”);

(6)	To approve an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex C to the accompanying proxy statement, to effect a reverse stock split of MICT’s issued and outstanding shares of Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the board of directors of MICT (the “Reverse Stock Split Proposal”);

(7)	To elect seven directors, who will serve as directors of MICT following the consummation of the Merger until the Company’s 2020 annual stockholder meeting and until their respective successors are duly elected and qualified or until his or her death, earlier resignation or removal (the “Director Election Proposal”);

(8)	To approve and adopt the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex D (the “EIP Proposal”);

(9)	To approve and adopt the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex E (the “EIP Sub-Plan Proposal”);

(10)	To consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the President and Chief Executive Officer of MICT in connection with the Merger (the “Golden Parachute Proposal”); and

(11)	To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting (the “Adjournment Proposal”, collectively with all other proposals, the “Proposals”).

The board of directors of MICT has fixed the close of business on ______, 2020 as the record date (the “Record Date”) for the Special Meeting and only stockholders who held Common Stock of MICT as of the Record Date will be entitled to vote at the Special Meeting and at any adjournments and postponements thereof.

MICT’s board of directors has unanimously determined that the Proposals are advisable, fair to and in the best interests of MICT and its stockholders and unanimously recommends that MICT’s stockholders vote “FOR” the Merger Proposal, the Nasdaq Proposals, the Charter Amendment Proposal, the Reverse Stock Split Proposal, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, and “FOR” the Adjournment Proposal, if presented.

Your vote is important. The obligation of MICT to complete the Merger is subject to a number of conditions set forth in the Merger Agreement and are summarized in the accompanying proxy statement. More information about MICT, the Special Meeting and the transactions contemplated by the Merger Agreement, is contained in the accompanying proxy statement. You are encouraged to read the accompanying proxy statement in its entirety, including the section entitled “Risk Factors” beginning on page 28.

Very truly yours,

David Lucatz
President and Chief Executive Officer

The accompanying proxy statement is dated __________, 2020 and is first being mailed to the stockholders of MICT on or about ______________, 2020.

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS
TO BE HELD ON ____________, 2020

TO THE STOCKHOLDERS OF MICT, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of MICT, Inc. (“MICT” or the “Company”)), a Delaware corporation, will be held at ___ a.m. Eastern Time, on __________, 2020 at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

(1)	To approve and adopt the Agreement and Plan of Merger, dated as of November 7, 2019 (the “Merger Agreement”, a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH Intermediate Holdings Ltd., a British Virgin Islands company (“GFH”) and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”), which upon the execution of a joinder shall enter into the Merger Agreement, pursuant to which the Merger Sub will merge with and into GFH, with GFH continuing as the surviving entity, as a result of which GFH will become a wholly owned subsidiary of MICT (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), and to approve the Transactions including the Merger (the “Merger Proposal”);

(2)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 11,276,596 shares of MICT common stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the senior secured convertible debentures (the “Primary Convertible Debentures”) in the aggregate principal amount of approximately $15.9 million (the “Nasdaq Proposal – Primary Convertible Debentures”);

(3)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 6,382,979 shares of Common Stock, upon conversion of the senior secured convertible debentures (the “Non-Primary Convertible Debentures,” and collectively with the Primary Convertible Debentures, the “Convertible Debentures”) in the aggregate principal amount of $9.0 million (the “Nasdaq Proposal – Non-Primary Convertible Debentures,” collectively with the Nasdaq Proposal – Primary Convertible Debentures, the “Convertible Debentures Nasdaq Proposals”);

(4)	To approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of 3,636,364 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock and exercise of the warrants (“Note Warrants”) issued to BNN Technology PLC (the “Nasdaq Proposal – Preferred Stock and Warrants,” collectively with the Convertible Debentures Nasdaq Proposals, the “Nasdaq Proposals”);

(5)	To approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of MICT Common Stock, from 25,000,000 to 350,000,000, to be effective at the closing of the Merger, for the purpose of carrying out the Merger and the issuance of shares of Common Stock upon conversion of the Convertible Debentures and the Convertible Notes, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT (the “Charter Amendment Proposal”);

(6)	To approve an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex C to the accompanying proxy statement, to effect a reverse stock split of MICT’s issued and outstanding shares of Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the board of directors of MICT (the “Reverse Stock Split Proposal”);

(7)	To elect seven directors, who will serve as directors of MICT following the consummation of the Merger until the Company’s 2020 annual stockholder meetings and until their respective successors are duly elected and qualified or until his or her death, earlier resignation or removal (the “Director Election Proposal”);

(8)	To approve and adopt the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex D (the “EIP Proposal”);

(9)	To approve and adopt the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex E (the “EIP Sub-Plan Proposal”);

(10)	To consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the President and Chief Executive Officer of MICT in connection with the Merger (the “Golden Parachute Proposal”); and

(11)	To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting (the “Adjournment Proposal”, collectively with all other proposals, the “Proposals”).

The Proposals are described in the accompanying proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Common Stock of MICT at the close of business on _______, 2020 are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of MICT stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of MICT for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

After careful consideration, MICT’s board of directors has determined that the Proposals are fair to and in the best interests of MICT and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the Merger Proposal, the Nasdaq Proposals, the Charter Amendment Proposal, the Reverse Stock Split Proposal, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and “FOR” the Adjournment Proposal, if presented.

The existence of any financial and personal interests of one or more of MICT’s directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of MICT and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Interests of MICT’s Directors and Officers in the Proposals” in the accompanying proxy statement for a further discussion of this issue.

The affirmative vote of the holders of a majority of the shares of MICT Common Stock, entitled to vote at the Special Meeting, is required to approve the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, and the Adjournment Proposal, if presented. The approval of the Director Election Proposal requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. If the Merger Proposal is not approved, the Nasdaq Proposals, the Reverse Stock Split Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, the Charter Amendment Proposal, and the Director Election Proposal will not be presented to the MICT stockholders for a vote.

All stockholders of MICT are cordially invited to attend the Special Meeting in person. To ensure your representation at the Special Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a stockholder of record of MICT Common Stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your broker, bank or nominee. Abstentions and broker non-votes will have no effect on the outcome of the Nasdaq Proposals, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, and the Adjournment Proposal.

Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying proxy statement (and any documents incorporated into the accompanying proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of MICT, Inc.

David Lucatz President and Chief Executive Officer

_____________, 2020

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

This proxy statement is dated ______________, 2020 and is first being mailed to the stockholders of MICT on or about ______________, 2020.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “MICT” refer to MICT, Inc.

●	“2012 Incentive Plan” refers to the 2012 MICT Stock Incentive Plan;

●	“2012 Options” refers to the options to purchase MICT Common Stock awarded under the 2012 Incentive Plan;

●	“2014 Stock Incentive Plan” refers to the 2014 MICT Stock Incentive Plan;

●

“2019 Incentive Plan” refers to Global Fintech’s 2019 Equity Incentive Plan and 2019 Sub-Plan for Israeli Participants to become effective upon the business day immediately prior to the Closing and to be used by Global Fintech on a going-forward basis following the Closing;

●	“Adjournment Proposal” refers to the proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting;

●	“B2B” refers to business-to-business;

●	“B2B2C” refers to business-to-business-to-consumer;

●	“Beijing Brookfield Acquisition” refers to the acquisition by GFH of all of the issued and outstanding ordinary shares and other equity interests of Beijing Brookfield from BI Interactive in exchange for 16,310,759 newly issued shares of Global Fintech, pursuant to the Beijing Brookfield Share Exchange Agreement;

●	“Beijing Brookfield Share Exchange Agreement” refers to a share exchange agreement memorializing the terms and conditions of the Beijing Brookfield Acquisition;

●	“Beijing Brookfield” refers to Beijing Brookfield Interactive Science & Technology Development Co. Limited, a PRC limited liability company and wholly owned subsidiary of GFH;

●	“BI China” means Brookfield Interactive (Hong Kong) Limited, a company organized under the laws of Hong Kong;

●	“BI Interactive” refers to BI Interactive (Hong Kong) Limited, a Hong Kong Company;

●	“BNN” refers to BNN Technology PLC, a United Kingdom private limited company;

●	“CFDs” refers to contracts for difference;

●	“Charter Amendment Proposal” refers to a proposal to adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of MICT Common Stock, from 25,000,000 to 350,000,000, to be effective at the closing of the Merger, for the purpose of carrying out the Merger and the issuance of shares of Common Stock upon conversion of the Convertible Debentures and the Convertible Notes, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT;

●	“China” or “PRC” refers to the People’s Republic of China;

●	“Chinese renminbi” or “RMB” refers to the currency of China;

●	“Closing” refers to the consummation of the sale of all the outstanding equity of Enertec by the Company on May 22, 2018;

●	“Code” refers to the Internal Revenue Code of 1986, as amended;

●	“Common Stock” refers to common stock of MICT, par value $0.001 per share;

●	“Compensation Committee” refers to the compensation committee of the board of directors of MICT;

●	“Consulting Agreement” refers to the Consulting Services Agreement by and between DL Capital and MICT, dated November 26, 2012;

●	“Convertible Debenture Offering” means, collectively, the offering of the Convertible Debentures pursuant to securities purchase agreement entered into between MICT and the Convertible Debenture Purchasers pursuant to which such investors made investments in MICT in a private placement transaction for the Convertible Debentures in the aggregate amount of approximately $24.9 million;

v

●	“Convertible Debenture Purchasers” refers to the investors in the Convertible Debenture Offering;

●	“Convertible Debentures” means, collectively, the Non-Primary Convertible Debentures and the Primary Convertible Debentures;

●	“Convertible Debentures Nasdaq Proposals” mans, collectively, the Nasdaq Proposal—Non-Primary Convertible Debentures and the Nasdaq Proposal—Primary Convertible Debentures;

●	“Convertible Note Offering” refers to the offering of the Convertible Notes pursuant to the Note Purchase Agreement by and between the Company and BNN, dated June 4, 2019, pursuant to which BNN agreed to purchase the Convertible Notes from the Company;

●	“Convertible Notes” refers to the convertible notes which BNN agreed to purchase from the Company, subject to an increase of an additional $1 million as determined by BNN and the Company, pursuant to the Note Purchase Agreement by and between the Company and BNN. The Convertible Notes are convertible into 1,818,181 shares of Common Stock, with an applicable conversion ratio of $1.10 per share, and are accompanies by the Note Warrants;

●	“CSI” refers to China Strategic Investments Limited, a company incorporated under the laws of England and Wales;

●	“Director Election Proposal” refers to a proposal to elect seven directors, who will serve as directors of MICT following the consummation of the Merger until the Company’s 2020 annual stockholder meeting and until their respective successors are duly elected and qualified or until his or her death, earlier resignation or removal;

●	“EIP Proposal” refers to a proposal to approve and adopt the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex D;

●	“EIP Sub-Plan Proposal” refers to a proposal to approve and adopt the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex E;

●	“EIP” refers to the 2020 Equity Incentive Plan of MICT;

●	“Enertec” refers to Enertec Systems 2001 Ltd.;

●	“EU” refers to the European Union;

●	“Forced Conversion” refers to the forced conversion of the Primary Convertible Debentures held by the Primary Purchasers into chases of Common Stock of the Company at a conversion price of $1.41 per share;

●	“GFH” refers to GFH Intermediate Holdings Ltd., a British Virgin Islands company;

●	“Global Fintech” means Global Fintech Holding Ltd., a British Virgin Islands business company;

●	“Golden Parachute Proposal” refers to a proposal to approve a “golden parachute” payment to David Lucatz, the President and Chief Executive Officer of MICT in connection with the Merger, the vote on which proposal is on an advisory basis only;

●	“IASB” refers to the International Accounting Standards Board;

●	“IFRIC” refers to the International Financial Reporting Interpretations Committee;

●	“IFRS” refers to the International Financial Reporting Standards;

●	“Intercreditor Agreement” refers to that certain intercreditor agreement entered into among the Primary Purchasers, the Non-Primary Purchasers and the Company, whereby all parties share ratably in the collateral covered by the Primary Security Agreement and Non-Primary Security Agreement;

●	“IRS” refers to the Internal Revenue Service of the United States;

●	“ITA” refers to the Israeli Tax Authority;

●	“Lock-Up Agreement” refers to the lock-up agreement to be entered into between Global Fintech and MICT, pursuant to which Global Fintech will agree to certain restrictions on its shares of common stock of MICT for 12 months following the Closing;

●	“Material Adverse Effect” as used in the Merger Agreement means with respect to any party, any fact, event, occurrence, change or effect that has had a material adverse effect to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, or the ability of such party or any of its subsidiaries on a timely basis to consummate the transactions contemplated by this Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions;

●	“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of November 7, 2019 (a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH and Merger Sub, which upon the execution of a joinder shall enter into the Merger Agreement, pursuant to which the Merger Sub will merge with and into GFH, with GFH continuing as the surviving entity, as a result of which GFH will become a wholly owned subsidiary of MICT;

●	“Merger Proposal” refers to the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby;

●	“Merger Sub” refers to MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT;

●	“Merger” refers the business combination pursuant to the Merger Agreement;

●	“Micronet” refers to Micronet Ltd.;

●	“Micronet Agreement” refers to a management and consulting services agreement between Micronet and DLC, pursuant to which, effective November 1, 2012 Mr. David Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the entities controlled by Mr. Lucatz management fees of NIS 65,000 (approximately $18,172) on a monthly basis and cover other monthly expenses;

●	“Micronet Management Fees” refers to the management fees being paid to Mr. David Lucatz under the Micronet Agreement;

●	“MICT Board” refers to the board of directors of MICT;

●	“Nasdaq Proposal – Preferred Stock and Warrants” refers to a proposal to approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of 3,636,364 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock and exercise of the Note Warrants issued to BNN Technology PLC;

●	“Nasdaq Proposal – Non-Primary Convertible Debentures” refers to the proposal to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 6,382,979 shares of Common Stock, upon conversion of the Non-Primary Convertible Debentures in the aggregate principal amount of $9.0 million;

●	“Nasdaq Proposal – Primary Convertible Debentures” refers to a proposal to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 11,276,596 shares of MICT Common Stock upon conversion of the Primary Convertible Debentures in the aggregate principal amount of approximately $15.9 million;

●	“Nasdaq Proposals” means, collectively, the Nasdaq Proposal—Preferred Stock and Warrants with the Convertible Debentures Nasdaq Proposals;

●	“Non-Primary Convertible Debenture Offering” refers to the offering pursuant to the Non-Primary Purchase Agreement entered into between the Non-Primary Purchasers and the Company, pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase the Non-Primary Convertible Debentures with an aggregate principal amount of $9.0 million;

●	“Non-Primary Convertible Debentures” refers to the Company’s 5% senior secured convertible debentures;

●	“Non-Primary Purchase Agreement” refers to the Securities Purchase Agreement between the Company and the Non-Primary Purchasers, dated November 7, 2019;

●	“Non-Primary Purchasers” means the investors in the Non-Primary Convertible Debenture Offering;

●	“Non-Primary Registration Rights Agreement” refers to the registration rights agreement between the Company and the Non-Primary Purchasers, to be entered into in connection with the Non-Primary Convertible Debenture Offering;

●	“Non-Primary Security Agreement” refers to the securities agreement to be entered into by and between the Company, each of its subsidiaries, the Non-Primary Purchasers and CSI as collateral agent;

●	“Note Purchase Agreement” refers to the securities purchase agreement entered into on June 4, 2019, by and between the Company and BNN, pursuant to which BNN agreed to purchase the Convertible Notes in the Convertible Note Offering;

●	“Note Warrants” means the common stock purchase warrants accompanying the Convertible Notes in the Convertible Note Offering;

●	“Optional Redemption” refers to the option of the Primary Purchasers to require the Company to redeem the Primary Convertible Debentures, including any interest accrued thereunder;

●	“Outside Date” means January 24, 2020;

●	“PaaS” means Platform as a Service;

●	“ParagonEx” refers to ParagonEx Ltd., a British Virgin Islands business company and wholly owned subsidiary of GFH;

●	“ParagonEx Acquisition” refers to the acquisition by GFH of all issued and outstanding shares of ParagonEx, pursuant to the ParagonEx Share Exchange Agreement;

●	“ParagonEx Group” refers to ParagonEx and its subsidiaries, collectively;

●	“ParagonEx Sellers” refers to the shareholders of ParagonEx, as specified in the Merger Agreement;

●	“ParagonEx Share Exchange Agreement” refers to the agreement by and between ParagonEx, Global Fintech, the ParagonEx Sellers and Mark Gershinon memorializing the terms and conditions of the ParagonEx Acquisition;

x

●	“Primary Convertible Debenture Offering” refers to the offering of the Primary Convertible Debentures pursuant to the Primary Purchase Agreement;

●	“Primary Convertible Debentures” refers to the 5% senior secured convertible debentures due in 2020, being sold to the Primary Purchasers pursuant to the Primary Purchase Agreement;

●	“Primary Purchase Agreement” refers to the Securities Purchase Agreement between the Company and the Primary Purchasers in connection with the Primary Convertible Debenture Offering, dated November 7, 2019;

●	“Primary Purchasers” refers to the investors in the Primary Convertible Debenture Offering and parties to the Primary Purchase Agreement;

●	“Proposals” means, collectively, the Merger Proposal, the Nasdaq Proposals, the Charter Amendment Proposal, the Reverse Stock Split Proposal, the Director Election Proposal, EIP Proposal, EIP Sub-Plan Proposal, the Golden Parachute Proposal and the Adjournment Proposal;

●	“Purchase Agreements” means, collectively, the Non-Primary Purchase Agreement and the Primary Purchase Agreement;

●	“PXE” refers to the PX Exchange Limited, a wholly-owned subsidiary of ParagonEx Limited;

●	“Record Date” means , 2020;

●	“Registration Rights Agreement” refers to the registration rights agreement to be entered into at the Closing by and between MICT and Global Fintech;

●	“Related Agreements” refers to the additional agreements entered into, or to be entered into, pursuant to the Merger Agreement or in anticipation of entering into the Merger Agreement;

●	“Representative” means Investors Bank, a representative of the Primary Purchaser;

●

“Reverse Stock Split Proposal” refers to the proposal to approve an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex C to the accompanying proxy statement, to effect a reverse stock split of MICT’s issued and outstanding shares of Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the board of directors of MICT;

●	“Reverse Stock Split” refers to the reverse stock split of MICT’s Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the MICT Board;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Services Agreement” refers to the Intermediary Services Agreement between Toyga and Reliantco, dated as of November 15, 2011;

●	“Share Exchange Agreements” means, collectively, the ParagonEx Share Exchange Agreement and the Beijing Brookfield Share Exchange Agreement;

●	“Share Purchase Agreement” refers to that certain agreement by and between Enertec, MICT Management Ltd. and Coolysis, pursuant to which MICT sold its entire share capital of Enertec to Coolisys, dated December 31, 2017;

●	“Shareholder Merger Consideration” refers to an aggregate of 109,946,914 shares of MICT Common Stock to be delivered to Global Fintech, the sole shareholder of GFH in connection with the Merger;

●	“Special Meeting” refers to the special meeting of stockholders of MICT to be held on ____, 2020 to vote on the Proposals;

●	“Sub-Plan” refers to the sub plan under the EIP which applies to grants issued to employees and officers of the Company’s Israeli subsidiaries for the purpose of applying preferential tax treatment to such awards;

●	“Termination Agreement” refers to the termination agreement entered into as of November 7, 2019 by and between the Company, BNN, BI China and ParagonEx, pursuant to which the parties thereto agreed to terminate the 2018 Acquisition Agreement;

●	“Toyga” refers to Toyga Media Ltd., a subsidiary of ParagonEx;

●	“Transactions” collectively refers to the Merger and the other transactions contemplated by the Merger Agreement;

●	“U.S. GAAP” refers to United States Generally Accepted Accounting Principles;

●	“UFX Agreement” refers to the White Label Master Agreement between UFX Global Limited and PX Exchange Limited, dated October 24, 2016;

●	“UFX” refers to UFX Global Limited;

●	“USD” refers to the United States Dollar;

●	“Voting Agreement” refers to the voting agreement entered into between DLC, MICT and GFH, pursuant to which DLC has agreed to vote all of its capital shares in MICT in favor of the Merger Agreement, the related ancillary documents and any required amendments to MICT’s organizational documents, and in favor of all of the transactions in furtherance thereof, and to take certain other actions in support of the transactions contemplated by the Merger Agreement and will, at every meeting of the stockholders of MICT called for such purpose, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent), not vote any of its shares of the Common Stock at such meeting in favor of, or consent to, and will vote against and not consent to, the approval of any alternative proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the transactions contemplated by the Merger Agreement; and

●	“Yorkville” refers to YA II PN Ltd.

REFERENCES TO ADDITIONAL INFORMATION

The accompanying document is the proxy statement of MICT for its Special Meeting of its stockholders. The proxy statement incorporates by reference important business and financial information about MICT that is not included in or delivered with this proxy statement. This information is available without charge to stockholders of MICT upon request. You can obtain the documents incorporated by reference into the accompanying proxy statement through the Securities and Exchange Commission website at www.sec.gov (if publicly filed) or by requesting them in writing or by telephone at the address or telephone number below:

David Lucatz

President and Chief Executive Officer

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

(201) 225-0190

In addition, if you have questions about the Merger or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali LLP, MICT’s proxy solicitor, toll-free at (800) 662-5200. You will not be charged for any of these documents that you request.

See the section entitled “Where You Can Find More Information” beginning on page 222 of the accompanying proxy statement for further information.

Information contained on the MICT website are expressly not incorporated by reference into this proxy statement.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable Special Meeting, or no later than ________________, 2020.

NOTE ON PRESENTATION OF FINANCIAL STATEMENTS AND DISCLOSURE

IN THIS PROXY STATEMENT

MICT’s audited financial statements as of and for the years ended December 31, 2018 and 2017 and unaudited financial statements as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018, included in this proxy statement were prepared, as stated therein, in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

ParagonEx’s audited financial statements as of and for the years ended December 31, 2018 and 2017 and unaudited financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 included in this proxy statement were prepared, as stated therein, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are presented in U.S. dollars. ParagonEx’s unaudited financial statements as of and for the six months period ended June 30, 2019 and 2018 were prepared, as stated therein, in accordance with IAS 34 – Interim Financial Reporting and are presented in U.S. dollars.

Beijing Brookfield’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017 included in this proxy statement are prepared in accordance with IFRS as issued by the IASB and are presented in RMB. Beijing Brookfield’s unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the periods ended June 30, 2019 and 2018, included in this proxy statement were prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB and are presented in RMB.

As a result, MICT’s U.S. GAAP historical financial statements are not directly comparable to ParagonEx’s and Beijing Brookfield’s IFRS historical financial statements. Furthermore, the Beijing Brookfield financial statements are not directly comparable to any of the other financial statements included herein as they are stated in RMB.

This proxy statement also includes unaudited pro forma condensed combined financial information as of September 30, 2019 and for the nine months ended September 30, 2019 and the year ended December 31, 2018 of MICT to give effect to events that are directly attributable to the Transactions (as defined herein) and have a continuing impact on the operations of MICT (with respect to the unaudited pro forma condensed combined Statements of Operations for the periods presented) and are based on available data and certain assumptions that management believes are factually supportable. It should be noted that the pro forma financial information for the nine months ended September 30, 2019 actually includes the results of ParagonEx and Beijing Brookfield for the nine months ended June 30, 2019. The Securities and Exchange Commission’s pro forma preparation guidance permits the combining of financial statements in which the reporting periods are within 93 days of one another. See “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

Rounding

Rounding adjustments have been made in calculating some of the financial information included in this proxy statement. As a result, figures shown as totals in some tables and elsewhere may not be exact arithmetic aggregations of the figures that precede them.

Percentages and amounts reflecting changes over time periods relating to financial and other data set forth in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are calculated using the numerical data in the consolidated financial statements or the tabular presentation of other data (subject to rounding) contained in this proxy statement, as applicable, and not using the numerical data in the narrative description thereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

MICT believes that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) that are intended to identify forward-looking statements. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

MICT believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that MICT is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by MICT in such forward-looking statements, including among other things:

●	our history of losses;

●	disruption or corruption of ParagonEx’s and Beijing Brookfield’s technology and information systems, including any security breaches;

●	litigation;

●	the effect of government regulation and taxation on our businesses, including regulatory developments related to lottery and other industries in China that GFH plans to conduct business in;

●	potential infringements on ParagonEx’s and Beijing Brookfield’s intellectual property;

●	political and economic conditions affecting countries in which we currently do business or into which we may expand;

●	reduction in demand for services affecting future revenues;

●	loss of key personnel and ability to attract qualified personnel;

●	our ability to compete for acquisition opportunities and our ability to integrate and operate acquired businesses;

●	integration of the business of ParagonEx and Beijing Brookfield; and

●	other factors.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of MICT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, MICT undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the Proposals, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect MICT and GFH.

SUMMARY OF THE MATERIAL TERMS OF THE PROXY STATEMENT

This summary, together with the sections titled “Questions and Answers for All the MICT Stockholders,” summarizes information contained in this proxy statement, but do not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including in this summary, see the section entitled “Frequently Used Terms.”

Parties to the Merger

MICT, Inc. (formerly named Micronet Enertec Technologies, Inc.), is a U.S.-based Delaware corporation, formed on January 31, 2002. On March 14, 2013, it changed its name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. and on July 13, 2018, it changed its name from Micronet Enertec Technologies, Inc. to MICT, Inc.

Micronet’s business relates to its ownership interest in its Israel-based subsidiary, Micronet Ltd., (“Micronet”), in which MICT previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (“MRM”), market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Micronet’s customers consist primarily of application service providers and solution providers specializing in the MRM market.

On December 31, 2017, MICT, Enertec Systems 2001 Ltd. (“Enertec”), previously MICT’s wholly-owned subsidiary, and MICT Management Ltd. (then, Enertec Management Ltd.), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), with Coolisys Technologies Inc. (“Coolisys”), a subsidiary of DPW Holdings, Inc. (“DPW”), pursuant to which MICT sold the entire share capital of Enertec to Coolisys.

On May 22, 2018, MICT closed on the sale of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement. As consideration for the sale of Enertec’s entire share capital, Coolisys paid, at the Closing, a purchase price of $4,772,521 following certain adjustments made in accordance with the provisions of the Share Purchase Agreement, and assumed $4,288,439 of Enertec debt. In addition, an amount equal to 10% of such cash consideration remain under the Share Purchase Agreement in escrow for a period of up to 14 months after the Closing to satisfy certain potential indemnification claims such as claims related to breach of representations and warranties by MICT, as customary in such transactions. MICT believes the sale represents a strategic shift in its business. Accordingly, its results of operations in the consolidated statement of income and prior periods’ results have been reclassified as a discontinued operation. MICT’s capital gain from the sale of Enertec, based on MICT’s balance sheet at the closing date of the Enertec sale, was approximately $6,800.

Merger Sub

Merger Sub is a to-be-formed British Virgin Islands company and wholly-owned subsidiary of MICT, which will be formed for the purpose of consummating the Merger. Following the Merger, Merger Sub will merge into and with GFH, with GFH surviving the Merger.

GFH

GFH is a British Virgin Islands company and has two wholly owned subsidiaries, ParagonEx, a British Virgin Islands company which is a developer and global provider of software solutions and related services for online trading in contracts-for-difference and Beijing Brookfield, a People’s Republic of China (“PRC”) limited liability company which provides technology solutions for many of its lottery center clients, responsible for the operation of the lottery center websites, development and provision of cutting edge content, marketing and promotional activities as well as providing Self-Service Terminals in China. In addition, GFH plans to make a number of acquisitions that will help establish itself as a leading provider of solutions for the trading of CFD products in Europe, the Middle East and Australia. While within China, by combining the product-agnostic and scalable platform of ParagonEx and the secure and reliable platform of Beijing Brookfield with the high volume processing capability, it plans to explore business opportunities in the trading of stock, oil and gas, and recyclable metal trading and insurance brokerage, through the contracts it secured and its experience and connection in China.

The Merger Proposal

MICT and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”), and upon execution of a joinder GFH Intermediate Holdings Ltd., a British Virgin Islands company (“GFH”), entered into, an Agreement and Plan of Merger, dated as of November 7, 2019 (the “Merger Agreement”). GFH is wholly owned by Global Fintech Holding Ltd. (“Global Fintech”), a British Virgin Islands business company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, a business combination transaction will be effected whereby Merger Sub will merge with and into GFH, with GFH continuing as the surviving entity, as a result of which each share of GFH that is issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of MICT (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the BVI Act.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, GFH and Merger Sub, as constituent parties to the Merger for the purpose of the BVI Act, shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into GFH as the surviving company for the purpose of the BVI Act, following which the separate corporate existence of Merger Sub shall cease and GFH shall continue as the surviving company. Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, MICT shall deliver to Global Fintech, the sole shareholder of GFH, an aggregate of 109,946,914 shares of MICT Common Stock (the “Shareholder Merger Consideration”), with each share of MICT Common Stock valued at US$1.41.

Immediately after the Closing and on a fully diluted basis, MICT’s stockholders who owned MICT Common Stock before the Closing will own approximately ___% of MICT, Global Fintech will own approximately ___% of MICT, and the Convertible Debenture Purchasers will own approximately ___% of MICT. Shares issued as a result of conversion of the MICT Debentures will constitute the remaining, approximately ___ %, of the MICT Common Stock.

In addition to the approval of the Merger Proposal at the Special Meeting, unless waived by the parties to the Merger Agreement, in accordance with applicable law, the closing of the Transactions is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Merger, see the section titled “The Merger Proposal—The Merger Agreement – Conditions to the Closing.”

The Merger Agreement may be terminated at any time prior to the Closing of the Merger upon agreement of MICT and GFH, or by MICT or GFH acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section titled “The Merger Proposal—The Merger Agreement – Termination.”

The affirmative vote of the holders of a majority of the shares of MICT Common Stock, entitled to vote at the Special Meeting, is required to approve the Merger Proposal. If the Merger Proposal is not approved, the Nasdaq Proposals, the Reverse Stock Split Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, the Charter Amendment Proposal, and the Director Election Proposal will not be presented to the MICT stockholders for a vote.

The MICT’s board of directors as of the Closing will consist of seven individuals, with three directors designated by Beijing Brookfield and four directors designated by holders of a majority of the Exchange Shares issued to the ParagonEx Sellers. At least a majority of the post-Closing MICT board of directors shall qualify as independent directors and shall comply with all applicable Nasdaq rules. The Merger involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

Please see the section titled “The Merger Proposal.”

Other Regulatory Requirements

Aside from regulatory approvals required under the U.S. federal securities laws, the approval of the Merger is not subject to any other regulatory approvals or requirements.

Appraisal Rights for MICT Stockholders

In accordance with Section 262 of the Delaware General Corporation Law, MICT stockholders do not have appraisal rights in connection with the Merger.

Accounting Treatment of the Merger

The financial statements of MICT have been prepared in accordance with U.S. GAAP.  The preparation of financial statements in accordance with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies. The areas that require a high level of judgment or areas of judgment and estimation that are significant to MICT are disclosed in the notes accompanying its annual financial statements.

Under U.S. GAAP, the Transactions contemplated by the Merger Agreement will be accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations, which requires that one of the companies in the Transactions be designated as the acquirer for accounting purposes, based on the evidence available. Because each transaction is conditioned on the closing of all of the Transaction, the Transactions are viewed as a single transaction. ParagonEx has been deemed the accounting acquirer because its shareholders will have the majority shareholding between them after the closing of the transactions. In MICT’s consolidated financial statements, the assets and liabilities of Beijing Brookfield will initially be recorded at fair value and the excess of the consideration paid to the Beijing Brookfield shareholders over the net fair value of its assets and liabilities will be recorded as goodwill. The historical results of operations of ParagonEx will be presented as the results of operations of MICT following the closing date of the Transactions.

Ownership Structure

The following diagrams illustrate the ownership structure of MICT and GFH prior to the Merger and then after the Merger.

Management following the Merger

The following persons are expected to serve as executive officers and directors of the combined entity. For biographical information concerning these executive officers and directors, see “The Director Election Proposal – Executive Officers and Directors.”

Name	Age	Position
Darren Mercer	56	Chief Executive Officer and Director
Alon Michal	51	Chief Financial Officer
Amos Pickel	53	Director
Simon Grant Duggan	53	Director
Ronald Charles Spencer	72	Director
John M. Scott	73	Director
Chezy Ofir	67	Director
Robert Cameron Floate	63	Director

The Nasdaq Proposal – Primary Convertible Debentures

In connection with the Merger, on November 7, 2019, the Company entered into a Securities Purchase Agreement (the “Primary Purchase Agreement”) with certain investors identified therein (the “Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”). Upon the closing of the Merger and written notice of the Company to the Primary Purchasers, the Primary Purchasers will be forced to convert the Primary Convertible Debentures into shares of Common Stock of the Company at a conversion price of $1.41 per share (the “Forced Conversion”).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the Forced Conversion of the Primary Convertible Debentures in connection with the closing of the Merger, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance. Please see the section entitled “The Nasdaq Proposal – Primary Convertible Debentures.”

The Nasdaq Proposal – Non-Primary Convertible Debentures

In connection with the Merger, on November 7, 2019, the Company entered into a Securities Purchase Agreement (the “Non-Primary Purchase Agreement”) with certain investors identified therein (the “Non-Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures (the “Non-Primary Convertible Debentures”) with an aggregate principal amount of approximately $9.0 million (the “Non-Primary Convertible Debenture Offering,” collectively with the Primary Convertible Debenture Offering, the “Convertible Debenture Offerings”). The Non-Primary Convertible Debentures has the same Forced Conversion provision as the Primary Convertible Debentures.

As the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance upon the Forced Conversion of Non-Primary Convertible Debentures, MICT is seeking stockholder approval to satisfy the requirements pursuant to Nasdaq Listing Rules 5635(a). Please see the section entitled “The Nasdaq Proposal – Non-Primary Convertible Debentures.”

The Nasdaq Proposal – Preferred Stock and Warrants

MICT stockholders will be asked to approve the issuance of 3,636,364 shares of Common Stock upon conversion of Series B Convertible Preferred Stock and exercise of the Note Warrants issued to BNN Technology PLC, a United Kingdom private company (“BNN”) pursuant to a securities purchase agreement on June 4, 2019. Assuming the full conversion of Series B Convertible Preferred Stock and full exercise of the Note Warrants currently held by BNN, BNN would own greater than 20% of the voting power of the Company on a post-transaction basis and be the Company’s largest shareholder, which would be considered a change of control under Nasdaq Listing Rules 5635(a) and thereby the issuance of 3,636,364 shares of Common Stock requires the approval of MICT stockholders.

The Charter Amendment Proposal

MICT stockholders will be asked to approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of MICT Common Stock, from 25,000,000 to 350,000,000, effective at the closing of the Merger, for the purpose of carrying out the Merger and the issuance of shares of Common Stock upon conversion of the Convertible Debentures and the Convertible Notes, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT.

The Reverse Stock Split Proposal

MICT stockholders will be asked to approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex C to the accompanying proxy statement, to effect a reverse split of the authorized and issued and outstanding shares of Common Stock of MICT at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the MICT Board.

The Director Election Proposal

MICT is seeking stockholder approval of the election of seven directors to its board of directors following the consummation of the Merger, each to hold office until the Company’s 2020 annual stockholder meeting and until their respective successors are duly elected and qualified. See the section entitled “The Director Election Proposal.”

The EIP Proposal

MICT is seeking stockholder approval of the 2020 Equity Incentive Plan which will become effective upon the Closing and will be used by MICT on a going-forward basis following the Closing. A summary of the 2020 Equity Incentive Plan is set forth in the section entitled “The EIP Proposal” of the accompanying proxy statement and a complete copy of the 2020 Equity Incentive Plan is attached hereto as Annex D.

The EIP Sub-Plan Proposal

MICT is seeking stockholder approval of the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan which will become effective upon the Closing and will be used by MICT for issuance of equity awards to its Israeli employees and consultants on a going-forward basis following the Closing. A summary of the 2020 Equity Incentive Plan is set forth in the section entitled “The EIP Sub-Plan Proposal” of this proxy statement and a complete copy of the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan is attached hereto as Annex E.

The Golden Parachute Proposal

The purpose of the Golden Parachute Proposal is to approve, on an advisory basis, the golden parachute compensation that may be paid or become payable to David Lucatz, President and Chief Executive Officer of MICT, as disclosed in this proxy statement. Please see the section entitled “Golden Parachute Proposal.”

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the MICT Board to adjourn the Special Meeting of stockholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to MICT’s stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals presented at such meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held at _______ a.m. Eastern time, on ________, 2020, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

MICT has fixed the close of business on _________, 2020, as the Record Date for determining MICT stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on _______, 2020, there were ___________ shares of MICT Common Stock outstanding and entitled to vote. Each share of MICT Common Stock is entitled to one vote per share at the Special Meeting.

MICT and GFH received a voting and support agreement from David Lucatz, President and Chief Executive Officer of MICT, representing 1,234,000 shares of Common Stock, to vote in favor of the Merger. BNN intends to vote its shares of MICT in favor of the Merger.

Proxy Solicitation

MICT will bear the cost of printing and filing of this proxy statement and the proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of MICT Common Stock for the forwarding of solicitation materials to the beneficial owners of MICT Common Stock. MICT has retained Morrow Sodali LLP to assist it in soliciting proxies using the means referred to above. MICT will pay Morrow Sodali LLP fees which MICT expects to be approximately $______. Proxies with respect to the Special Meeting may be solicited by telephone, by facsimile, by mail, on the Internet or in person. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of the Stockholders of MICT — Revoking Your Proxy and Changing Your Vote.”

Interests of MICT’s Directors and Officers in the Proposals

Subject to the closing of the Transactions, MICT will issue to each of the members of the MICT Board, including its Chief Executive Officer and former director Miki Balin, 300,000 options to purchase ordinary shares of MICT (1,200,000 options in the aggregate) with an exercise price of $1.41 per share. In addition, DL Capital Ltd. (“DL Capital”), an entity under the control of David Lucatz, is entitled to receive (i) an annual bonus of 3% of the amount by which the annual earnings before interest, tax, depreciation and amortization, or EBITDA, for such year exceeds the average annual EBITDA for 2011 and 2010, or $0, and (ii) a one-time bonus of 0.5% of the purchase price of any acquisition or capital raising transactions completed by MICT during the term of the agreement, or approximately $773,600, as a result of the Transactions. Furthermore, following the closing of the Transactions, the rights and obligations under the DPW Consulting Agreement will be assigned to Mr. Lucatz. Pursuant to the DPW Consulting Agreement (as defined herein), Coolisys will, for each of the next two years, pay Mr. Lucatz an aggregate consulting fee of $333,000 as well as issue Mr. Lucatz 188 restricted shares of DPW Class A common stock, which restricted shares are valued at $223.72 based on the closing stock price of DWP Class A common stock on December 31, 2019.

In addition, Mr. David Lucatz, CEO and Chairman of the MICT Board, has certain holdings through his affiliates which constitute approximately 7.78% of MICT’s outstanding common stock, not including options and restricted stock set forth above (and 8.2% on a fully diluted basis, including 100,000 options being vested upon closing), as well as right to be assigned, upon the closing of the Transactions, certain rights in connection with the Consulting Agreement entered into by and between MICT, Enertec, Coolisys, DPW Holdings, Inc. and Mr. Lucatz, pursuant to which MICT, via Mr. Lucatz, agreed to provide Enertec with certain consulting and transitional services over a three year period in exchange for an annual consulting fee of $150,000 plus certain issuances of restricted stock.  In connection with the Transactions, all rights and obligations under such agreement shall be assigned to Mr. Lucatz, along with all equity issued pursuant thereto.

Mr. Darren Mercer, a director of MICT and the sole director of GFH, will receive a majority of shares of GFH under the 2019 Equity Incentive Plan of GFH, which shares will be exchanged for shares of MICT Common Stock at the closing of the Merger.

Recommendation to MICT Stockholders

The board of directors of MICT (the “MICT Board”) believes that the Proposals are in the best interest of MICT’s stockholders and recommends that its stockholders vote “FOR” the Merger Proposal, the Nasdaq Proposals, the Charter Amendment Proposal, the Reverse Stock Split Proposal, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and “FOR” the Adjournment Proposal, if presented.

The existence of any financial and personal interests of one or more members of the MICT Board may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of MICT and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “— Interests of MICT’s Directors and Officers in the Proposals” above.

Quorum and Vote of MICT Stockholders

The holders of a majority of shares of Common Stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the certificate of incorporation or the bylaws of MICT. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

As of the Record Date for the Special Meeting, _______ shares of Common Stock would be required to achieve a quorum.

The affirmative vote of the holders of a majority of the shares of MICT Common Stock, entitled to vote at the Special Meeting, is required to approve the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. The approval of the Director Election Proposal requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. If the Merger Proposal is not approved, the Nasdaq Proposals, the Reverse Stock Split Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, the Charter Amendment Proposal, and the Director Election Proposal will not be presented to the MICT stockholders for a vote.

Risk Factors

In evaluating the Proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS FOR ALL MICT STOCKHOLDERS

Q.	Why am I receiving this proxy statement?

A.	You are receiving this proxy statement in connection with the Special Meeting of MICT stockholders. MICT is holding the Special Meeting of its stockholders to consider and vote upon the following Proposals. MICT will bear the cost of this solicitation. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

(1)	The Merger Proposal – to approve and adopt the Merger Agreement and approve the other transactions contemplated by the Merger Agreement including the Merger;

(2)	The Nasdaq Proposal – Primary Convertible Debentures – to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 11,276,596 shares of Common Stock, upon conversion of the Primary Convertible Debenture;

(3)	The Nasdaq Proposal – Non-Primary Convertible Debentures – to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 6,382,979 shares of Common Stock, upon conversion of the Non-Primary Convertible Debentures;

(4)	The Nasdaq Proposal – Preferred Stock and Warrants – to approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of 3,636,364 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock and exercise of the Note Warrants issued to BNN Technology PLC;

(5)	The Charter Amendment Proposal – to approve and adopt an amendment to the certificate of incorporation of MICT, as amended, to increase the number of authorized and issued and outstanding shares of Common Stock from 25,000,000 to 350,000,000, effective at the closing of the Merger;

(6)	The Reverse Stock Split Proposal – to approve an amendment to the certificate of incorporation of MICT, as amended, to effect a reverse split of MICT’s issued and outstanding shares of Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the MICT Board;

(7)	The Director Election Proposal – to elect seven directors, who will serve as directors of MICT following the consummation of the Merger until the Company’s 2020 annual stockholder meeting and until their respective successors are duly elected and qualified;

(8)	The EIP Proposal – to approve and adopt the 2020 Equity Incentive Plan of MICT;

(9)	The EIP Sub-Plan Proposal – to approve and adopt the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan of MICT;

(10)	The Golden Parachute Proposal – to consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the President and Chief Executive Officer of MICT in connection with the Merger; and

(11)	The Adjournment Proposal – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting.

Q.	What constitutes a quorum?

A.	The presence, in person or by proxy, of MICT stockholders representing a majority of the issued and outstanding shares of MICT Common Stock on the Record Date and entitled to vote on the resolutions to be considered at the Special Meeting will constitute a quorum for the Special Meeting.

Q.	What vote is required to approve each Proposal at the Special Meeting?

A.

The affirmative vote of the holders of a majority of the shares of MICT Common Stock, entitled to vote at the Special Meeting, is required to approve the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. The approval of the Director Election Proposal requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. If the Merger Proposal is not approved, the Nasdaq Proposals, the Reverse Stock Split Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, the Charter Amendment Proposal, the Director Election Proposal will not be presented to the MICT stockholders for a vote.

In connection with execution of the Merger Agreement, David Lucatz, holding an aggregate of 1,234,200 shares of MICT Common Stock through D.L Capital Ltd, entered into a voting and support agreement to vote in favor of the Merger Proposal. In addition, BNN intends to vote its shares of MICT in favor of the Merger.

As of the Record Date, there were                   shares of MICT Common Stock issued and outstanding.

Q.	Why is MICT proposing the Merger?

A.	The MICT Board believes that the Merger and the transactions contemplated thereby will create a company with a strong business-to business (“B2B”) technology platform and operational know how, with a strong financial structure and capabilities which will enable the post-merger company to present a leading global multifaceted platform for trading in digital assets, grow its business and increase and hold market share, ultimately leading to the generation of increasing revenues and profits, potentially benefiting existing and new shareholders.

Q.	What equity stake will current MICT stockholders hold in the combined entity immediately after the consummation of the Merger?

A.	Immediately following the consummation of the Merger, the current stockholders of MICT are expected to own approximately % in the combined entity.

Q.	What will happen in the Merger?

A.	At the Closing, MICT Merger Subsidiary Inc., a wholly owned subsidiary of MICT to-be-formed, will merge with and into GFH, with GFH surviving such merger. Upon consummation of the Merger, GFH will become a wholly owned subsidiary of MICT.

Q.	When do you expect the Merger to be completed?

A.	It is currently expected that the Merger will be consummated on or before _____. This date depends on, among other closing conditions as more fully described in the section titled “The Merger Proposal – The Merger Agreement – Conditions to the Closing,” the approval of the Merger Proposal to be put to MICT stockholders at the Special Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by our stockholders at the Special Meeting and MICT elects to adjourn the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, each of the condition precedent proposals have not been approved.

Q.	When and where will the Special Meeting be held?

A.	The Special Meeting will be held at ____ a.m. Eastern Time on _______________, 2020, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. Only stockholders who held MICT Common Stock at the close of business on ______, 2020 will be entitled to vote at the Special Meeting and at any adjournments and postponements thereof.

Q.	Who is entitled to vote at the Special Meeting?

A.	MICT has fixed ______ as the Record Date. If you were a stockholder of MICT on the Record Date, you are entitled to vote on matters that come before the Special Meeting. However, a stockholder may only vote his, her or its shares if he, she or it is present in person or is represented by proxy at the Special Meeting.

Q.	How do I vote?

A.	If you are a record owner of your shares, there are two ways to vote your shares of Common Stock at the Special Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the MICT Board “FOR” each of the Proposals. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

You Can Attend the Special Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way MICT can be sure that the broker, bank or nominee has not already voted your shares.

Q:	What if I do not vote my shares of Common Stock or if I abstain from voting?

A:

The affirmative vote of the holders of a majority of the shares of MICT Common Stock, entitled to vote at the Special Meeting, is required to approve the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal.

With respect to the Nasdaq Proposals, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and the Adjournment Proposal, abstentions will not be counted as votes properly cast for purposes of these proposals. As a result, if you abstain from voting on these proposals, your MICT shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of the Charter), but the abstention will have no effect on the outcome of these proposals. Similarly, broker non-votes will have no effect on the outcome of such proposals. Abstentions and broker non-votes will, however, have the same effect as voting against the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal.

Q:	What proposals must be passed in order for the Merger to be completed?

A:	The Merger will not be completed unless the Merger Proposal, the Charter Amendment Proposal, the Nasdaq Proposal – Primary Convertible Debentures and the Nasdaq Proposal – Non-Primary Convertible Debentures are approved.

Q:	What is “golden parachute” compensation and why I am being asked to vote on it?

A:	The Securities and Exchange Commission (the “SEC”) has adopted rules that require MICT to seek an advisory (non-binding) vote on “golden parachute” compensation. “Golden parachute” compensation is compensation that is tied to or based on the Merger and that will or may be paid by MICT to its President and Chief Executive Officer in connection with the Merger.

Q:	How does the Board recommend that I vote on the Proposals?

A:	The Board unanimously recommends that you vote “FOR” all the Proposals presented at the Special Meeting.

Q:	How many votes do I have?

A:	MICT stockholders have one vote per each share of Common Stock held by them on the Record Date on each proposal to be voted upon.

Q.	Do I have appraisal rights in connection with the Merger?

A.	In accordance with Section 262 of the Delaware General Corporation Law, MICT stockholders do not have appraisal rights in connection with the Merger.

Q.	What are the U.S. federal income tax consequences of the Merger to me?

A.	Neither MICT nor the stockholders of MICT should recognize gain or loss as a result of the Merger. For a more complete discussion of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger Proposal — Material United States Federal Income Tax Considerations.”

Q.	What do I need to do now?

A.	MICT urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Merger will affect you as a stockholder of MICT. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	What happens if I sell my MICT shares before the Special Meeting?

A.	The Record Date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Merger is expected to be completed. If you transfer your MICT shares after the applicable Record Date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such Special Meeting.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. Stockholders may send a later-dated, signed proxy card to MICT’s secretary at the address set forth below so that it is received by MICT’s secretary prior to the vote at the Special Meeting or attend the Special Meeting in person or by proxy and vote. Stockholders also may revoke their proxy by sending a notice of revocation to MICT’s secretary, which must be received by MICT’s secretary prior to the vote at the Special Meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.	MICT stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your MICT shares.

Q.	Who can help answer my questions?

A.	If you have any questions about how to vote or direct a vote in respect of your MICT shares, you may contact:

Morrow Sodali LLP

470 West Avenue

Stamford, CT 06902

Tel: (800) 662-5200 or banks and brokers can call (203) 658-9400

Email: MICT.info@morrowsodali.com

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MICT

The following selected historical consolidated financial and other data should be read together with MICT’s audited consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MICT” herein. MICT’s consolidated financial statements, and the data derived therefrom, included in this proxy statement were prepared in accordance with U.S. GAAP and presented in U.S. dollars. MICT’s U.S. GAAP historical consolidated financial statements and information are not comparable to ParagonEx’s and Beijing Brookfield’s IFRS historical financial statements and information or the pro forma condensed combined financial information included in this proxy statement.

The consolidated statements of operations data for the years ended December 31, 2018 and 2017 and the consolidated balance sheet data as of December 31, 2018 and 2017 are derived from MICT’s audited consolidated financial statements appearing elsewhere herein. The consolidated statements of operations data for the nine months ended September 30, 2019 and 2018 and the consolidated balance sheet data as of September 30, 2019 are derived from MICT’s unaudited interim condensed consolidated financial statements appearing elsewhere herein. Balance sheet data for the period ended September 30, 2018 has been derived from management accounting information. MICT’s unaudited interim condensed consolidated financial statements were prepared on a basis consistent with its audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that MICT considers necessary for a fair presentation of the financial information set forth in those statements. MICT’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.

	As of December 31,
Balance Sheet Data (in thousands, other than number of shares)	2018	2017

Total assets	$10,143	$29,732
Total liabilities	$9,139	$23,758
Total equity	$1,004	$5,974
Share capital (a)	$11,914	$10,889
Number of ordinary shares	9,342,115	8,645,656

	As of September 30,
Balance Sheet Data (in thousands, other than number of shares)	2019	2018
Total assets	$7,628	$14,723
Total liabilities	$4,687	$9,813
Total equity	$2,941	$4,910
Share capital (a)	$18,862	$11,875
Number of ordinary shares	11,009,532	9,342,115

(a)	Comprised of common stock and additional paid in capital. September 30, 2019 amount also includes $2 of preferred stock.

	For the years ended December 31,
Statement of Income Data (in thousands, other than per share data)	2018	2017

Revenue	$14,162	$18,366
Net loss from continuing operations	$(10,960)	$(5,060)
Basic and diluted loss per common share from continuing operations	$(0.81)	$(0.45)

	For the nine months ended September 30,
Statement of Income Data (in thousands, other than per share data)	2019	2018
Revenue	$477	$12,897
Net loss from continuing operations	$(3,778)	$(6,610)
Basic and diluted loss per common share from continuing operations	$(0.30)	$(0.54)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BEIJING BROOKFIELD

The following selected historical consolidated financial and other data, presented below in Chinese renminbi (“RMB”), should be read together with Beijing Brookfield’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beijing Brookfield” appearing elsewhere herein. Beijing Brookfield’s consolidated financial statements, and the data derived therefrom, included in this proxy statement were prepared in accordance with IFRS as issued by the IASB. Beijing Brookfield’s IFRS historical financial statements and information are not comparable to MICT’s U.S. GAAP historical financial statements and information included in this proxy statement. Furthermore, because Beijing Brookfield’s consolidated financial statements and information are in RMB and not in U.S. dollars, they are not directly comparable to the other financial statements and financial information included in this proxy statement.

The consolidated income statement for the years ended December 31, 2018 and 2017 and the consolidated balance sheet data as of December 31, 2018 and 2017 are derived from Beijing Brookfield’s audited consolidated financial statements appearing elsewhere herein. The consolidated income statement data for the six months ended June 30, 2019 and 2018 and the consolidated balance sheet data as of June 30, 2019 are derived from Beijing Brookfield’s unaudited interim condensed consolidated financial statements appearing elsewhere herein. Balance sheet data as of June 30, 2018 has been derived from internal management accounting information. Beijing Brookfield’s unaudited condensed consolidated financial statements were prepared in accordance with IAS 34 Interim Financial Reporting and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that Beijing Brookfield considers necessary for a fair presentation of the financial information set forth in those statements. Beijing Brookfield’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for a full year.

	As of December 31,
Balance Sheet Data (in thousands)	2018	2017
Total assets	¥107,731	¥205,766
Total liabilities	¥371,906	¥423,820
Total equity	¥(264,176)	¥(218,054)
Share capital (b)	¥234,931	¥167,622

	As of June 30,
Balance Sheet Data (in thousands)	2019	2018
	(Unaudited)	(Unaudited)
Total assets	¥72,508	¥140,662
Total liabilities	¥343,328	¥436,792
Total equity	¥(270,820)	¥(296,130)
Share capital (b)	¥234,931	¥167,676

(b)	Comprised of common stock and additional paid – in capital

	For the years ended December 31,
Statement of Operations (in thousands)	2018	2017
Revenue	¥42,560	¥81,119
Net (loss) for the year	¥(103,622)	¥(105,244)

	For the six months ended June 30,
Statement of Operations (in thousands)	2019	2018
Revenue	¥10,796	¥24,287
Net (loss) for the period	¥(6,644)	¥(84,081)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PARAGONEX

The following selected historical consolidated financial data should be read together with ParagonEx’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ParagonEx” appearing elsewhere herein. ParagonEx’s consolidated financial statements included in this proxy statement were prepared in accordance with IFRS as issued by the IASB and presented in U.S. dollars. ParagonEx’s historical consolidated financial statements are not comparable to the other financial statements and financial information included in this proxy statement.

The selected consolidated statement of comprehensive income data for the years ended December 31, 2018 and 2017 and the selected consolidated statement of financial position data as of December 31, 2018 and 2017 are derived from ParagonEx’s audited consolidated financial statements appearing elsewhere herein. The selected statement of comprehensive income data for the six months ended June 30, 2019 and 2018 and the selected statement of financial position data as of June 30, 2019 are derived from ParagonEx’s unaudited condensed consolidated financial statements appearing elsewhere herein, and the selected statement of financial position data as of June 30, 2018 has been derived from ParagonEx’s internal management accounting information.

ParagonEx’s financial data presented as of and for June 30, 2019 and 2018 were prepared on a basis consistent with its audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of adoption of new accounting standards/interpretations and normal recurring adjustments, that ParagonEx considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement. ParagonEx’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year. The profit per share data is calculated based on net profit divided by the number of ordinary shares outstanding during the period. The diluted profit per share data is calculated based on net profit divided by the number of ordinary shares outstanding during the period, adjusted for the dilutive impact of share options and warrants outstanding during the period.

	As of December 31,
Balance Sheet Data (in thousands, other than number of shares)	2018	2017

Total assets	$47,301	$39,479
Total liabilities	$5,632	$8,836
Total shareholders’ equity	$41,669	$30,643
Share capital (c)	$4,505	$4,505
Number of ordinary shares	44,132	44,047

	As of June 30,
Balance Sheet Data (in thousands, other than number of shares)	2019	2018

Total assets	$57,463	$43,719
Total liabilities	$14,118	$5,153
Total shareholders’ equity	$43,345	$38,566
Share capital (c)	$4,505	$4,505
Number of ordinary shares	44,292	44,132

(c) Comprised of common stock, additional paid – in capital, and treasury stock

	For the years ended December 31,
Statement of Operations Data (in thousands, other than per share data)	2018	2017

Revenue	$53,083	$62,130
Net profit for the period	$11,285	$18,321
Basic profit per share - unaudited	$254.79	$415.94
Diluted profit per share - unaudited	$242.32	$396.91

	For the six months ended June 30,
Statement of Operations Data (in thousands, other than per share data)	2019	2018
Revenue	$20,820	$31,950
Net profit for the period	$1,233	$8,342
Basic profit per share - unaudited	$27.94	$189.02
Diluted profit per share - unaudited	$26.48	$179.10

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

ParagonEx and Beijing Brookfield are combining with GFH, a company with nominal assets and liabilities, via respective Share Exchange Agreements, which will be followed by the merger of GFH into a subsidiary of MICT pursuant to an Agreement and Plan of Merger, whereby ParagonEx and Beijing Brookfield become indirect subsidiaries of MICT. The agreements described above are conditioned on all of the Transactions occurring and provide for an unwinding of any closed Transactions, if they do not all close.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2019 and for the year ended December 31, 2018 combine the financial statements of ParagonEx, Beijing Brookfield and MICT, giving effect to the Transactions described in the agreements, as if they had occurred on January 1, 2018 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2019 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information and:

•	ParagonEx’s consolidated financial statements as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ParagonEx” contained elsewhere herein;

•	Beijing Brookfield’s consolidated financial statements, as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beijing Brookfield” contained elsewhere herein;

•	MICT’s consolidated financial statements, as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MICT” contained elsewhere herein; and

•	the other information contained in or incorporated by reference into this proxy statement.

The consolidated financial statements of ParagonEx and Beijing Brookfield were prepared in accordance with IFRS as issued by the IASB. The consolidated financial statements of MICT were prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information includes adjustments to convert the financial information of ParagonEx and Beijing Brookfield to U.S. GAAP, from IFRS as issued by the IASB, as well as reclassifications to conform each entity’s historical accounting presentation to ParagonEx’s accounting presentation.

In addition, the consolidated financial statements of ParagonEx and MICT are presented in U.S. dollars (“USD”) whereas, the consolidated financial statements of Beijing Brookfield are presented in RMB. Therefore, the unaudited pro forma condensed combined financial information includes adjustments to convert Beijing Brookfield’s financial information from RMB to USD.

It should be noted that MICT’s balance sheet is as of September 30, 2019, while its unaudited interim statement of income is for the nine months ended September 30, 2019. For the ParagonEx and Beijing Brookfield foreign entities, despite the labeling, the balance sheets are as of June 30, 2019, while the interim statements of income are for the nine months ended June 30, 2019 (six months ended June 30, 2019, plus the three months ended December 31, 2018. The pro forma preparation guidance permits the use of financial statements in which the reporting periods are within 93 days of one another.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805 - Business Combinations (“ASC 805”), which requires that one company is designated as the acquirer for accounting purposes. It has been determined that ParagonEx is the accounting acquirer. Accordingly, the assets acquired and liabilities assumed of Beijing Brookfield are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. The MICT transaction represents a recapitalization of ParagonEx in conjunction with the purchase of MICT’s equity method investment.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the Transactions and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited pro forma condensed combined statement of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the Transactions described in the Agreements. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of ParagonEx, Beijing Brookfield and MICT and the related notes included elsewhere in this proxy statement. The unaudited pro forma condensed combined financial information has been conformed to ParagonEx’s accounting policies based on due diligence inquiries with the management of each entity. Further review may identify additional differences between the accounting policies of ParagonEx, Beijing Brookfield and MICT. The unaudited pro forma adjustments and the unaudited pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or of MICT’s future financial position or operating results.

MICT, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2019

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	ParagonEx	Beijing Brookfield	MICT	GFH	ParagonEx	Beijing Brookfield	MICT	Additional Merger Expenses	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H
Assets
Current assets:
Cash and cash equivalents	$6,426	$1,356	$5,767	$8,308	$(16,426)	$-	$22,069	$-	$27,500
Trade and other accounts receivable, net	20,471	776	110	-	-	-	-	-	21,357
Inventories	-	188	-	-	-	-	-	-	188
Loan receivable	-	-	190	-	-	-	-	-	190
Other current assets	1,281	2,080	-	-	-	-	-	-	3,361

Total current assets	28,178	4,400	6,067	8,308	(16,426)	-	22,069	-	52,596

Non-current assets:
Property and equipment	2,772	248	26	-	-	-	-	-	3,046
Right-of-use assets	4,969	-	-	-	-	-	-	-	4,969
Long term receivable	7,921	-	-	-	-	-	-	-	7,921
Goodwill	2,138	-	-	-	-	37,291	-	-	39,429
Intangible assets	9,936	335	-	-	-	6,259	-	-	16,530
Restricted cash	-	-	477	-	-	-	-	-	477
Long term deposits	887	-	-	-	-	-	-	-	887
Other investments	-	2,913	-	-	-	-	-	-	2,913
Investments in associates	-	2,548	1,058	-	-	-	-	-	3,606
Deferred tax assets	662	52	-	-	-	-	-	-	714
Other non-current assets	-	64	-	-	-	-	-	-	64
Total non current assets	29,285	6,160	1,561	-	-	43,550	-	-	80,556

Total assets	$57,463	$10,560	$7,628	$8,308	$(16,426)	$43,550	$22,069	$-	$133,152

Liabilities and shareholders’ equity

Current liabilities:
Trade and other accounts payable	$4,811	$30,909	$269	$-	$-	$-	$331	$3,635	$39,955
Current income tax liabilities	113	-	-	-	-	-	-	-	113
Borrowings - current portion	-	-	2,057	-	-	-	(2,057)	-	-
Total current liabilities	4,924	30,909	2,326	-	-	-	(1,726)	3,635	40,068

Non current liabilities:
Borrowings - non-current portion	-	18,057	1,834	-	-	(18,057)	5,544	-	7,378
Long-term escrow	-	-	477	-	-	-	-	-	477
Accrued severance pay, net	-	-	50	-	-	-	-	-	50
Employee benefit obligation	574	-	-	-	-	-	-	-	574
Deferred tax liability	-	-	-	-	-	1,725	-	-	1,725
Other non-current liabilities	3,213	1,041	-	-	-	-	-	-	4,254
Lease liabilities - non-current	5,407	-	-	-	-	-	-	-	5,407
Total non current liabilities	9,194	19,098	2,361	-	-	(16,332)	5,544	-	19,865
Total liabilities	14,118	50,007	4,687	-	-	(16,332)	3,818	3,635	59,933

Shareholders’ equity:
Convertible preferred stock	-	-	2	-	-	-	(2)	-	-
Common stock	-	15,945	11	10	75	(15,931)	25	-	135
Additional paid in capital	5,595	19,688	18,849	8,298	(75)	733	2,307	(3,635)	51,760
Other reserves	121	188	-	-	-	(188)	-	-	121
Retained earnings (accumulated deficit)	37,256	(94,177)	(15,979)	-	(16,426)	94,177	15,979	-	20,830
Accumulated other comprehensive income	405	19,351	58	-	-	(19,351)	(58)	-	405
Treasury shares	(32)	-	-	-	-	-	-	-	(32)
Noncontrolling interest	-	(442)	-	-	-	442	-	-	-
Total shareholders’ equity (deficit)	43,345	(39,447)	2,941	8,308	(16,426)	59,882	18,251	(3,635)	73,219
Total liabilities and shareholders’ equity	$57,463	$10,560	$7,628	$8,308	$(16,426)	$43,550	$22,069	$-	$133,152

See notes to the unaudited pro forma condensed combined financial information

MICT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2019

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	ParagonEx	Beijing Brookfield	MICT	GFH	ParagonEx	Beijing Brookfield	MICT	Eliminate Merger Expenses	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H	Note I

Revenue	$32,722	$3,406	$477	$-	$-	$-	$-	$-	$36,605
Cost of revenues	-	(354)	(846)	-	-	-	-	-	(1,200)
Impairment loss	-	(5,780)	-	-	-	-	-	-	(5,780)
Bad debt expense	-	(11,122)	-	-	-	-	-	-	(11,122)
Operating expenses	(27,051)	(4,244)	(2,640)	-	-	(754)	-	39	(34,650)
Net operating profit (loss)	5,671	(18,094)	(3,009)	-	-	(754)	-	39	(16,147)

Finance costs	(197)	118	(292)	-	-	65	(52)	-	(358)
Share of results of associates	-	64	(771)	-	-	-	-	-	(707)
Net foreign exchange gains/(losses)	(945)	(10)	-	-	-	-	-	-	(955)
Other gain and loss	-	966	299	-	-	-	-	-	1,265
Profit (loss) before income tax	4,529	(16,956)	(3,773)	-	-	(689)	(52)	39	(16,902)
Income tax (provision) benefit	(434)	(6)	(5)	-	-	197	-	-	(248)
Net income (loss) from continuing operations	$4,095	$(16,962)	$(3,778)	$-	$-	$(492)	$(52)	$39	$(17,150)

Earnings (loss) per share
from continuing operations
Basic	$92.45		$(0.30)						$(0.13)
Diluted	$87.93		$(0.30)						$(0.13)

Number of common shares outstanding
Basic	44,292			9,773,426	75,088,212	14,492,578	35,340,014		134,738,522
Diluted	46,571			9,773,426	75,085,933	14,492,578	35,340,014		134,738,522

See notes to the unaudited pro forma condensed combined financial information

MICT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	ParagonEx	Beijing Brookfield	MICT	GFH	ParagonEx	Beijing Brookfield	MICT	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G	Note H

Revenue	$53,083	$6,443	$14,162	$-	$-	$-	$-	$73,688
Cost of revenues	-	(4,394)	(10,652)	-	-	-	-	(15,046)
Impairment loss	-	(1,805)	-	-	-	-	-	(1,805)
Bad debt expense	-	(11,498)	-	-	-	-	-	(11,498)
Operating expenses	(40,076)	(7,456)	(12,597)	-	-	(1,004)	-	(61,133)
Net operating profit (loss)	13,007	(18,710)	(9,087)	-	-	(1,004)	-	(15,794)

Finance costs	(656)	(157)	(1,267)	-	-	90	786	(1,204)
Share of results of associates	-	26	-	-	-	-	-	26
Net foreign exchange gains/(losses)	(458)	-	-	-	-	-	-	(458)
Other gain and loss	-	3,158	-	-	-	-	-	3,158
Profit (loss) before income tax	11,893	(15,683)	(10,354)	-	-	(914)	786	(14,272)
Income (provision) tax benefit	(608)	(7)	(606)	-	-	263	-	(958)
Net income (loss) from continuing operations	$11,285	$(15,690)	$(10,960)	$-	$-	$(651)	$786	$(15,230)

Earnings (loss) per share
from continuing operations
Basic	$255.71		$(0.81)					$(0.11)
Diluted	$242.32		$(0.81)					$(0.11)

Number of common shares outstanding
Basic	44,132			9,773,426	75,088,372	14,492,578	35,340,014	134,738,522
Diluted	46,571			9,773,426	75,085,933	14,492,578	35,340,014	134,738,522

See notes to the unaudited pro forma condensed combined financial information

MICT Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(USD in 000’s except for per share amounts)

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of ParagonEx, Beijing Brookfield and MICT. The unaudited pro forma condensed combined financial information is presented as if the Transactions had been completed on January 1, 2018 with respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2019 and for the year ended December 31, 2018 and on September 30, 2019 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transactions.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, which requires that one company is designated as the acquirer for accounting purposes. It has been determined that ParagonEx is the accounting acquirer. Accordingly, the assets acquired and liabilities assumed of Beijing Brookfield are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. The MICT transaction represents a recapitalization of ParagonEx in conjunction with the purchase of MICT’s equity method investment.

MICT’s consolidated financial information was prepared in accordance with U.S. GAAP and is presented in USD. Any entity historically presented otherwise has been converted for the purpose of this unaudited pro forma condensed consolidated financial information.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the Transactions. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the Transactions and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Transactions, including potential synergies that may be generated in future periods.

All Monetary Amounts Other Than Per Share Information Are Presented in 000’s Unless Otherwise Indicated

Pro Forma Adjustments

The following pro forma adjustments give effect to the Transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2019

Note A	Derived from the unaudited condensed consolidated financial statements of ParagonEx as of June 30, 2019, prepared in accordance with IFRS-IASB and adjusted to conform with U.S. GAAP, and included elsewhere in this proxy statement. The tables below provide a reconciliation between the historical financial statements and the unaudited pro forma condensed combined financial information and presents a reconciliation between the impacted line items within the historical financial statements and the unaudited pro forma condensed combined financial information, showing a condensed presentation, respectively.

	ParagonEx (IFRS) ($000)	GAAP Adjustments		ParagonEx (U.S. GAAP) ($000)
Assets
Current assets:
Cash and cash equivalents	$6,426	-		$6,426
Trade and other receivables	20,471	-		20,471
Other current assets	1,281	-		1,281

Total current assets	28,178	-		28,178

Non-current assets:
Property and equipment	2,772	-		2,772
Right-of-use assets	4,627	342	(a)	4,969
Long term receivable	7,921	-		7,921
Goodwill	2,138	-		2,138
Intangible assets	9,936	-		9,936
Long term deposits	887	-		887
Deferred tax assets	662	-		662
				-
Total non-current assets	28,943	342		29,285

Total assets	$57,121	342		$57,463

Liabilities and shareholders’ equity

Current liabilities:
Trade and other accounts payable	$4,811	-		$4,811
Current income tax liabilities	113	-		113

Total current liabilities	4,924	-		4,924

Non-current liabilities:
Employee benefit obligation	574	-		574
Other non-current liabilities	3,213	-		3,213
Lease liabilities - non-current	5,181	226	(a)	5,407

Total non-current liabilities	8,968	226		9,194

Total liabilities	13,892	226		14,118

Shareholders’ equity:
Common stock	-	-		-
Additional paid in capital	5,595	-		5,595
Other reserves	121	-		121
Retained earnings	37,023	233	(a)(b)	37,256
Accumulated other comprehensive loss	522	(117	)(a)(b)	405
Treasury shares	(32)	-		(32)

Total shareholders’ equity	43,229	116		43,345

Total liabilities and shareholders’ equity	$57,121	342		$57,463

a)	The Company recorded an increase of $342, $226, $61 and $55 of right-of-use assets, lease liabilities, retained earnings and accumulated other comprehensive loss, respectively, due to the classification of certain leases as operating leases under U.S. GAAP.

b)	The Company reclassified $172 of accumulated other comprehensive income previously charged to retained earnings, in order to report it separately from retained earnings as required by U.S. GAAP.

Note B	Derived from the unaudited interim condensed consolidated financial statements of Beijing Brookfield as of June 30, 2019, included elsewhere in this proxy statement/prospectus, and translated from RMB to USD. The indicated exchange rate used to translate RMB to USD at June 30, 2019 was the rate of 0.1457 as set out in the table below.

RMB to USD Translation:

			Beijing	PERIOD END
	Beijing		Brookfield	EXCHANGE	Beijing
	Brookfield	GAAP	(U.S. GAAP)	RATE	Brookfield
	(¥000)	Adjustments	($000)	0.1457	($000)
Assets
Current assets:
Cash and cash equivalents	¥9,308	-	¥9,308		$1,356
Trade and other receivables	5,331	-	5,331		776
Inventories	1,292	-	1,292		188
Other current assets	14,282	-	14,282		2,080
Total current assets	30,213	-	30,213		4,400
Non-current assets:
Property and equipment	1,705	-	1,705		248
Intangible assets	2,301	-	2,301		335
Other investments	20,000	-	20,000		2,913
Investment in associates	17,493	-	17,493		2,548
Deferred tax asset	358	-	358		52
Other non-current assets	438	-	438		64
Total non-current assets	42,295	-	42,295		6,160
Total assets	¥72,508	-	¥72,508		$10,560
Liabilities and shareholders’ equity

Current liabilities:
Trade and other accounts payable	¥212,208	-	¥212,208		$30,909
Total current liabilities	212,208	-	212,208		30,909
Non-current liabilities:
Borrowings non-current	123,974	-	123,974		18,057
Other non-current liabilities	7,146	-	7,146		1,041
Total non-current liabilities	131,120	-	131,120		19,098
Total liabilities	343,328	-	343,328		50,007
Shareholders’ equity:
Common stock	101,128	-	101,128	(a)	15,945
Additional paid in capital	133,803	-	133,803	(a)	19,688
Other reserves	1,256	-	1,256	(a)	188
Accumulated deficit	(504,049)	-	(504,049)	(a)	(94,177)
Accumulated other comprehensive income	-	-	-	(a)	19,351
Non-controlling interests	(2,958)	-	(2,958)	(a)	(442)
Total shareholders’ equity	(270,820)	-	(270,820)		(39,447)
Total liabilities and shareholders’ equity	¥72,508	-	¥72,508		$10,560

a)	Not based on the above stated exchange rate, equity accounts are recorded at historical exchange rates.

Note C	Derived from the unaudited interim condensed consolidated financial statements of MICT, Inc. as of September 30, 2019.

 Pro Forma Adjustments:

Note D	To record the exchange of the pre-combination shares outstanding associated with the parent of GFH into 9,003,426 shares of MICT common stock and the issuance of 770,000 shares of MICT common stock to an entity that facilitated the issuance of the pre-combination shares outstanding. Also to record, the contribution of $8,308 of cash from the parent of GFH, in order to meet the $27,500 minimum cash requirement associated with the transaction.

Note E	To record the exchange of all ParagonEx outstanding shares for (a) a $10,000 cash dividend payment to the ParagonEx shareholders; plus (b) 75,132,504 shares of MICT, which were valued at $1.41 per share or $105,937, pursuant to the Agreements. Because ParagonEx is deemed to be the accounting acquirer, there is no acquisition accounting for ParagonEx. Also, to record a $6,426 cash dividend payment to the ParagonEx shareholders, representing ParagonEx’s June 30, 2019 cash balance of $6,426, as permitted in accordance with the Agreements.

Note F	To record the exchange of all Beijing Brookfield outstanding shares for 14,492,578 shares of MICT common stock, $0.001 par value, which were valued at $1.41 per share or $20,435, pursuant to the Agreements. The elimination of Beijing Brookfield’s historical equity balances resulted in decreases of $15,945 of common stock, $19,688 of additional paid in capital, $188 of other reserves, $19,351 of accumulated other comprehensive income, decreases of accumulated deficit of $94,177 offset by increases of noncontrolling interest of $442. The adjustments also reflect the fact that $18,057 of Beijing Brookfield’s non-current borrowings from its Parent will not be assumed by the go forward entities. The following table summarizes the pro forma adjustments to the equity accounts.

	Common Stock	Additional Paid in Capital	Other Reserves	Accumulated Deficit	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total
Elimination of historical equity balances	$(15,945)	$(19,688)	$(188)	$94,177	$(19,351)	$442	$39,447
Exchange of all Beijing Brookfield outstanding shares for 14,492,578 shares of MICT common stock	14	20,421	-	-	-	-	20,435
Total pro forma shareholders' equity adjustments	$(15,931)	$733	$(188)	$94,177	$(19,351)	$442	$59,882

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date.

Beijing Brookfield Purchase Price Allocation

(000’s) USD

Total share consideration	20,435
Other non-current liabilities	1,041
Total Purchase Consideration	$21,476

Less:

Net working capital	$(26,509)
Property and equipment	248
Other investments	2,913
Investments in associates	2,548
Other non-current assets	64
Trade name/ trademarks (1)	2,553
Developed technology (1)	4,041
Deferred tax asset	52
Deferred tax liability (2)	(1,725)
Fair value of net assets acquired	$(15,815)

Goodwill value	$37,291

(1)	The trade name/trademarks and developed technology are currently presumed to have an estimated useful life of ten and five years, respectively.

(2)	Represents the income tax effect of the $6,594 difference between the accounting and income tax bases of the identified intangible assets, using an assumed statutory income tax rate of 26.2%.

Note G	To give effect to the reverse recapitalization of ParagonEx, whereby MICT’s shareholders will retain 11,089,532 shares of MICT common stock and MICT’s preferred stock will automatically convert into 4,772,726 shares of MICT common stock, all pursuant to the Agreements, and the elimination of MICT’s historical equity balances. During December 2019, MICT issued 80,000 shares of common stock to directors and employees. The adjustments also reflect the fact that MICT paid off $2,057 of current borrowings with cash subsequent to September 30, 2019. Also, MICT will assume $7,379 of non-current borrowings and $331 of related accrued interest. In addition, MICT will issue $24,900 of convertible notes pursuant to the Agreements and along with the conversion of $1,834 of carrying value of non-current borrowings held by Beijing Brookfield, will automatically convert into 19,477,756 shares of MICT common stock upon the closing of all of the Transactions. Also, the adjustments reflect the acquisition date Golden Parachute compensation payable to MICT’s Chief Executive Officer. Finally, MICT will issue option awards for directors, management and employees to purchase an aggregate of 1,200,000 shares of MICT common stock at an exercise price of $1.41 per share with an expiration of 15 months following the closing of the Transactions. The following table summarizes the pro forma adjustments to the equity accounts.

	Convertible Preferred Stock	Common Stock	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Close down accumulated deficit and accumulated other comprehensive income to additional paid in capital	$-	$-	$(15,921)	$15,979	$(58)	$-
MICT’s payment of $774 of Golden Parachute compensation payable to MICT's Chief Executive Officer at the closing of the transaction	-	-	(774)	-	-	(774)
Conversion of MICT's preferred stock into 4,772,726 shares of MICT common stock	(2)	5	(3)	-	-	-
MICT will issue $24,900 of convertible notes pursuant to the Agreements which will automatically convert into 17,659,575 shares of MICT common stock at the closing of the transaction	-	18	24,882	-	-	24,900
Conversion of $1,834 of carrying value of non- current borrowings held by Beijing Brookfield’s parent which will automatically convert into 1,818,181 shares of MICT common stock at the closing of the transaction	-	2	1,832	-	-	1,834
MICT's assumption of $7,379 of non-current borrowings and $331 of related accrued interest	-	-	(7,709)	-	-	(7,709)
Total pro forma shareholders' equity adjustments	$(2)	$25	$2,307	$15,979	$(58)	$18,251

Note H	To recognize the impact of estimated merger expenses of $3,635 incurred by entities other than the accounting acquirer, subsequent to the respective balance sheet dates and through the closing date of the Transactions.

Unaudited Pro Forma Condensed Combined Statement of Operations - For The Nine Months Ended September 30, 2019

Note A	Derived from the unaudited condensed consolidated financial statements of ParagonEx for the six months ended June 30, 2019 prepared in accordance with IFRS and adjusted to conform with U.S. GAAP and included elsewhere in this proxy statement, plus the results for the three months ended December 31, 2018. The tables below provides a reconciliation between the historical financial statements for the nine months ended June 30, 2018 and the unaudited pro forma condensed combined financial information.

	Three Months	Six Months	Nine Months		Nine Months
	Ended	Ended	Ended		Ended
	December 31, 2018	June 30, 2019	June 30, 2019		June 30, 2019
	ParagonEx	ParagonEx	ParagonEx		ParagonEx
	(IFRS)	(IFRS)	(IFRS)	GAAP	(U.S. GAAP)
	($000)	($000)	($000)	Adjustments	($000)
Revenue
Revenues	$11,902	$20,820	$32,722	-	$32,722
Cost of revenues	-	-	-	-	-
Operating expenses	(8,578)	(18,398)	(26,976)	(75)	(27,051)
Net operating profit	3,324	2,422	5,746	(75)	5,671

Finance costs	(58)	(275)	(333)	136	(197)
Net foreign exchange loss	(414)	(531)	(945)	-	(945)
Profit before income tax	2,852	1,616	4,468	61	4,529
Income tax provision	(51)	(383)	(434)	-	(434)
Net income from continuing operations	$2,801	$1,233	$4,034	$61	$4,095

a)	The Company recorded an increase of $75 of operating expenses and a reduction of $136 of finance costs related to depreciation, interest and rent expense adjustments due to the reclassification of certain leases from financing to operating leases under U.S. GAAP.

Note B	Derived from the unaudited interim condensed consolidated financial statements of Beijing Brookfield for the six months ended June 30, 2019, prepared in accordance with IFRS and adjusted to conform with U.S. GAAP, and included elsewhere in this proxy statement, plus the results for the three months ended December 31, 2018. The average exchange rate used to translate RMB to USD for the nine months ended June 30, 2019 was the rate of 0.1464 as set out in the table below.

RMB to USD Translation:

	Three Months	Six Months	Nine Months			Nine Months		Nine Months
	Ended	Ended	Ended			Ended		Ended
	December 31,	June 30,	June 30,			June 30,		June 30,
	2018	2019	2019			2019	AVERAGE	2019
	Beijing	Beijing	Beijing				EXCHANGE	Beijing
	Brookfield	Brookfield	Brookfield	GAAP		U.S. GAAP	RATE	Brookfield
	(¥000)	(¥000)	(¥000)	Adjustments		(¥000)	0.1464	($000)

Revenue
Revenues	¥12,465	¥10,796	¥23,261	¥-		¥23,261		$3,406
Cost of revenues	(115)	(2,301)	(2,416)	-		(2,416)		(354)
Impairment loss	-	-	-	(39,466	)(a)	(39,466)		(5,780)
Bad debt expense	-	-	-	(75,948	)(a)	(75,948)		(11,122)
Operating expenses	(8,912)	(20,068)	(28,980)	-		(28,980)		(4,244)
Net operating loss	3,438	(11,573)	(8,135)	(115,414)		(123,549)		(18,094)
						-
Impairment loss	(39,464)	-	(39,466)	39,466	(a)	-		-
Bad debt expense	(75,946)	(2)	(75,948)	75,948	(a)	-		-
Share of results of associates	1,231	(794)	437	-		437		64
Finance costs	1,112	(304)	808	-		808		118
Net foreign exchange loss	(65)	-	(65)	-		(65)		(10)
Other gain	827	5,769	6,596	-		6,596		966
Loss before income tax	(108,869)	(6,904)	(115,773)	-		(115,773)		(16,956)
Income tax benefit (provision)	(303)	260	(43)	-		(43)		(6)
Net loss from continuing operations	¥(109,172)	¥(6,644)	¥(115,816)	¥-		¥(115,816)		$(16,962)

(a)	The company reclassified ¥39,466 and ¥75,948 of impairment loss and bad debt expense, respectively, into net operating loss.

Note C	Derived from the unaudited condensed consolidated financial statements of MICT for the nine months ended September 30, 2019.

Pro Forma Adjustments:

Note D	No adjustments.

Note E	No adjustments.

Note F	To record $798 of amortization of the fair value of internally developed software with a useful life of 5 years plus tradenames and trademarks with a useful life of 10 years and the corresponding deferred tax benefit of $197. Also, to eliminate the historical interest expense associated with the pay-off of the $18,057 of non-current borrowings and to eliminate the historical intangible asset amortization of $44.

Note G	To record $344 of interest expense related to MICT’s assumed $7,379 of non-current borrowings. Also, to eliminate the $292 of historical interest expense associated with the pay-off of the $2,057 of current borrowings and the conversion of the $1,834 of non-current borrowings into MICT common stock that are not being assumed by the go forward entity.

Note H	To remove the effect of one-time merger expenses incurred by entities that are not the accounting acquirer totaling $39 related to the Transactions.

Note I	The post transaction final capitalization is described in detail in the table below:

Shareholder Group	Share Quantity	Percentage
ParagonEx	75,132,504	55.8%
Beijing Brookfield	14,492,578	10.8%
MICT	15,862,258	11.8%
GFH Investors	9,773,426	7.3%
MICT New Investors	19,477,756	14.5%
Total	134,738,522	100.0%

The table above does not include 6,666,667 shares of common stock issuable pursuant to a new executive option scheme or 2,063,558 shares of common stock issuable to new joint venture participants. Potentially dilutive securities were not included in the diluted shares outstanding because their inclusion would have been anti-dilutive.

Unaudited Pro Forma Condensed Combined Statement of Operations - For the Year Ended December 31, 2018

Note A	Derived from the audited financial statements of ParagonEx for the year ended December 31, 2018 included elsewhere in this proxy statement, prepared in accordance with IFRS and adjusted to conform with U.S. GAAP. There were no identified U.S. GAAP adjustments.

Note B	Derived from the audited financial statements of Beijing Brookfield for the year ended December 31, 2018 included elsewhere in this proxy statement, prepared in accordance with IFRS and adjusted to conform with U.S. GAAP and translated from RMB to USD. There were no identified U.S. GAAP adjustments. The average exchange rate used to translate RMB to USD for the year ended December 31, 2018 was the rate of 0.1514 as set out in the table below.

	Beijing Brookfield	GAAP		Beijing Brookfield (U.S. GAAP)	AVERAGE EXCHANGE RATE	Beijing Brookfield
	(¥000)	Adjustments		(¥000)	0.1514	($000)
Revenue
Revenues	¥42,560	¥-		¥42,560		$6,443
Cost of revenues	(29,023)	-		(29,023)		(4,394)
Impairment loss	-	(11,921	)(a)	(11,921)		(1,805)
Bad debt expense	-	(75,948	)(a)	(75,948)		(11,498)
Operating expenses	(49,244)	-		(49,244)		(7,456)
Net operating loss	(35,707)	(87,869)		(123,576)		(18,710)
				-
Impairment loss	(11,921)	11,921	(a)	-		-
Bad debt expense	(75,948)	75,948	(a)	-		-
Share of results of associates	172	-		172		26
Finance costs	(1,036)	-		(1,036)		(157)
Other gain	20,861	-		20,861		3,158
Loss before income tax	(103,579)	-		(103,579)		(15,683)
Income tax provision	(43)	-		(43)		(7)
Net loss from continuing operations	¥(103,622)	¥-		¥(103,622)		$(15,690)

(a)	The company reclassified ¥11,921 and ¥75,948 of impairment loss and bad debt expense, respectively, into net operating loss.

Note C	Derived from the audited financial statements of MICT for the year ended December 31, 2018.

Pro Forma Adjustments:

Note D	No adjustments.

Note E	No adjustments.

Note F	To record $1,063 of amortization of the fair value of internally developed software with a useful life of 5 years plus the trade names and trademarks with a useful life of 10 years, and the corresponding $263 deferred tax benefit. Also, to eliminate the $90 of interest expense associated with the pay-off of $18,057 of non-current borrowings and to eliminate the historical intangible asset amortization of $59.

Note G

To record $481 of interest expense related to MICT’s assumed $7,379 of non-current borrowings. Also, to eliminate the $1,267 of historical interest expense associated with the pay-off of the $2,057 of current borrowings and the conversion of the $1,834 of non-current borrowings into MICT common stock that are not being assumed by the go forward entity.

Note H	The post transaction final capitalization is described in detail in the table below:

Shareholder Group	Share Quantity	Percentage
ParagonEx	75,132,504	55.8%
Beijing Brookfield	14,492,578	10.8%
MICT	15,862,258	11.8%
GFH Investors	9,773,426	7.3%
MICT New Investors	19,477,756	14.5%
Total	134,738,522	100.0%

The table above does not include 6,666,667 shares of common stock issuable pursuant to a new executive option scheme or 2,063,558 shares of common stock issuable to new joint venture participants. Potentially dilutive securities were not included the diluted shares outstanding because their inclusion would have been anti-dilutive.

MARKET PRICE AND DIVIDEND INFORMATION

MICT

Market Price of MICT Common Stock

MICT’s Common Stock is traded on Nasdaq under the symbol “MICT.” It is intended that, following the closing of the Merger, MICT’s Common Stock will be traded on Nasdaq under the symbol “MICT.”

On December 31, 2019, 5,948,225 unregistered warrants to purchase MICT’s Common Stock were outstanding. On December 31, 2019, MICT Common Stock had a closing price of $0.89.

Holders of MICT Common Stock should obtain current market quotations for their securities. The market price of MICT Common Stock could vary at any time before the Merger.

Holders

As of the Record Date, there were ______ holders of record of MICT’s Common Stock.

GFH

GFH is a BVI business company formed under the laws of the British Virgin Islands for purposes of consummating the Merger. GFH has no trading history.

Dividends

MICT has not paid any cash dividends on its shares in 2018 and 2017. The payment of cash dividends in the future will be dependent upon its revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business combination. As described below, the payment of any cash dividends subsequent to completion of the Merger, will be within the discretion of the MICT Board at such time (subject to BNN and ParagonEx’s prior written consent). In addition, the MICT Board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if MICT incurs any indebtedness, its ability to declare dividends may be limited.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement.

The value of your investment following consummation of the Merger will be subject to significant risks affecting, among other things, the combined entity’s business, financial condition or results of operations. If any of the events described below occur, the combined entity’s business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Common Stock and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of MICT and GFH.

RISKS RELATED TO THE MERGER AND THE COMBINED BUSINESS

The combined entity may be unable to successfully execute its growth strategy.

One of the combined entity’s strategies is to pursue organic growth by increasing product offerings, expanding into new verticals and new markets such as China. The combined entity also intends to continue to expand and upgrade the reliability and scalability of the PaaS offering and other aspects of its proprietary technology. The combined entity may not be able to successfully execute all or any of these initiatives, and the results may vary from the expectations of the combined entity or others. Further, even if these initiatives are successful, the combined entity may not be able to expand and upgrade its technology systems and infrastructure to accommodate increases in the business activity in a timely manner, which could lead to operational breakdowns and delays, loss of customers, a reduction in the growth of its customer base, increased operating expenses, financial losses, increased litigation or customer claims, regulatory sanctions or increased regulatory scrutiny. In addition, the combined entity will need to continue to attract, hire and retain highly skilled and motivated executives and employees to both execute the growth strategy and to manage the resulting growth effectively.

The combined entity may be unable to integrate the businesses of ParagonEx and Beijing Brookfield successfully.

ParagonEx and Beijing Brookfield are independent companies that have never operated as a combined entity before. Until now, each of ParagonEx and Beijing Brookfield has pursued its own separate businesses in different geographic locations. Upon consummation of the Merger, the combined entity will need to integrate the operations of these two companies that currently operate in different industries and geographic locations into a single operation. Although we believe the business of ParagonEx and Beijing Brookfield are complementary and there will be synergies from the integration of the two companies, we cannot assure you that the Merger will produce the expected or intended results. The failure to address problems encountered in connection with such integration could cause the combined entity to fail to realize the anticipated benefits or incur unanticipated liabilities, any of which could have a materially adverse effect on the business, financial condition, results of operations and cash flows of the combined entity, which could negatively impact its stock price.

The combined entity’s acquisition strategy may result in significant transaction expenses, integration and consolidation risks and risks associated with entering new markets, and the combined entity may not operate profitably.

One of the combined entity’s strategies is to pursue growth through acquisitions of smaller players in the industry. Such acquisitions involve significant transaction expenses, including, but not limited to, fees paid to legal, financial, tax and accounting advisors, filing fees and printing costs. Acquisitions also present risks associated with offering new products or entering new markets and integrating the acquired companies.

Other areas where the combined entity may face risks include:

●	diversion of management time and focus from operating the business of the combined entity to address challenges that may arise in integrating the acquired business;

●	transition of operations, users and user accounts onto existing platforms or onto platforms of the acquired company;

●	failure to successfully further develop the acquired business;

●	failure to realize anticipated operational or financial synergies;

●	implementation or remediation of controls, procedures, and policies at the acquired company;

●	the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries;

●	liability for activities of the acquired company before the acquisition, such as violations of laws and regulatory requirements, commercial disputes, tax liabilities, infringement of third-party rights in intellectual property and other known and unknown liabilities; and

●	integration of the acquired business’ accounting, human resource and other administrative systems, and coordination of trading and sales and marketing functions.

Future acquisitions could also result in dilutive issuances of the equity securities of the combined entity, the incurrence of debt, amortization expenses, impairment of goodwill and purchased long-lived assets, and restructuring charges, any of which could harm the financial condition or results of operations and cash flows of the combined entity. Additionally, any new businesses that may be acquired by the combined entity, once integrated with the existing operations, may not produce expected or intended results. The failure to address these risks or other problems encountered in connection with future acquisitions could cause the combined entity to fail to realize the anticipated benefits of such acquisitions or incur unanticipated liabilities, any of which could have a materially adverse effect on the business, financial condition, results of operations and cash flows of the combined entity.

None of GFH, Beijing Brookfield or ParagonEx have any formal risk management policies or procedures and those applied by them may not be effective and may leave them exposed to unidentified or unexpected risks.

GFH, Beijing Brookfield and ParagonEx are dependent on the professional expertise and experience of their management and staff to assess risks. GFH, Beijing Brookfield and ParagonEx do not have any formal written policies or procedures for identifying, monitoring or controlling risks, including risks related to human error, customer defaults, market movements, technology, fraud or money-laundering, and such risks are evaluated by their respective management teams and boards of directors on an ad-hoc basis. Such practices and methods used by GFH, Beijing Brookfield and ParagonEx for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. The risk-management methods utilized by GFH, Beijing Brookfield and ParagonEx also may not adequately prevent losses due to technical errors if their testing and quality control practices are not effective in preventing failures. In addition, GFH, Beijing Brookfield and ParagonEx may elect to adjust their risk-management policies to allow for an increase in risk tolerance, which could expose it to the risk of greater losses. The risk-management methods used by GFH, Beijing Brookfield and ParagonEx rely on a combination of technical and human controls and supervision that are subject to error and failure. These methods may not protect GFH, Beijing Brookfield and ParagonEx against all risks or may protect them less than anticipated, in which case the business, financial condition and results of operations and cash flows of GFH, Beijing Brookfield and ParagonEx may be materially adversely affected.

MICT shareholders may be unable to ascertain the merits or risks of Beijing Brookfield’s and ParagonEx’s operations and the business of these companies are outside of MICT management’s area of expertise.

To the extent we complete the Merger, we will be affected by numerous risks inherent in both Beijing Brookfield’s and ParagonEx’s business operations. Furthermore, after completion of the Merger, the business of GFH will be entirely different from MICT’s business. Although MICT’s management has endeavored to evaluate the risks inherent in the proposed Merger, MICT cannot assure you that it can adequately ascertain or assess all of the significant risk factors.

Subsequent to the completion of the Merger, MICT may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

MICT cannot assure you that the due diligence MICT has conducted on GFH, and its subsidiaries Beijing Brookfield and ParagonEx has revealed all material issues that may be present with regard to such companies, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of MICT’s control will not later arise. Each of GFH, Beijing Brookfield and ParagonEx are privately held companies and MICT therefore has made its decision to pursue the Merger on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, MICT may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if MICT’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with MICT’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on MICT’s liquidity, the fact that MICT reports charges of this nature could contribute to negative market perceptions about MICT or MICT’s securities. Accordingly, we cannot predict the impact that the Merger will have on GFH’s securities.

Furthermore, the Merger Agreement by which MICT will be acquiring GFH stipulates that all representations and warranties provided by GFH with regard to its businesses, will expire upon completion of the acquisition. Consequently, MICT will be limited in its ability to pursue a claim against GFH for breach of any of its representations and warranties that are discovered after the completion date, unless MICT is able to prove that such breach amounted to fraudulent misrepresentation or resulted from a similar act of malicious intent.

MICT’s ability to be successful following the Merger will be dependent upon the efforts of the MICT Board and key personnel and the loss of such persons could negatively impact the operations and profitability of MICT’s post-combination business.

MICT’s ability to be successful following the Merger will be dependent upon the efforts of the MICT Board and key personnel. Furthermore, the business of MICT following the Merger will be made up mostly of GFH’s business, and will be entirely different from MICT’s current business. It is only contemplated that two of MICT’s existing directors will serve on the MICT Board for a limited period of time,  and MICT cannot assure you that MICT’s Board of Directors and key personnel will be effective or successful or remain with MICT. In addition to the other challenges they will face, the new members of MICT’s Board, other than the MICT continuing directors, may be unfamiliar with the requirements of operating a public company, which could cause MICT’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the Merger Agreement, MICT’s current public stockholders will only own a minimal interest of MICT. Accordingly, the future performance of MICT will depend upon the quality of the post-Merger Board of Directors, management and key personnel of MICT and the MICT’s ability to retain such managers and key personnel over time.

Failure to complete the Merger could harm the price of MICT’s Common Stock and the future business and operations of each company.

If the Merger Agreement is terminated and the board of directors of the respective parties determine to seek another business combination, there can be no assurance that either MICT or GFH will be able to find a partner willing to provide equivalent or more attractive consideration than the consideration to be provided in connection with the Merger.

Some of MICT’s officers and directors have interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

Certain officers and directors of MICT, like those of other companies, participate in compensation arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the combined organization for some limited period of time, severance benefits and the potential ability to sell an increased number of shares of common stock of the combined organization in accordance with Rule 144 under the Securities Act. For example, such officers and directors may receive compensation for their services generally, as well as in connection with the Merger, and subject to and upon the consummation of the Merger, MICT will issue to each of the MICT Board members, including its Chief Executive Officer, 300,000 options to purchase MICT Common Stock (1,200,000 options in the aggregate) with an exercise price equal to $1.41, which shall be granted as success bonuses under MICT’s existing Stock Incentive Plans or under Global Fintech’s 2019 Equity Plan (including the 2019 Israeli Sub-Plan) and which shall be, converted into MICT Replacement Options. For more information, see the section entitled “Proposal 1: The Merger Proposal — Interests of MICT’s Directors and Officers in the Merger” in this proxy statement.

The securityholders of MICT will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined organization following the completion of the Transactions as compared to their current ownership and voting interests in the respective companies.

After the completion of the Merger, the current stockholders of MICT will own a smaller percentage of the combined organization than their ownership of their respective companies prior to the Transactions. Immediately after the closing of the Transactions, it is anticipated that MICT stockholders will own approximately ___% of the Common Stock of the combined organization and GFH stockholder will own approximately ___% of the Common Stock of MICT. These estimates are subject to adjustment.

During the pendency of the Merger, MICT and GFH may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of MICT and GFH to make acquisitions, subject to certain exceptions relating to fiduciary duties, as set forth below, or to complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during such period. In addition, while the Merger Agreement is in effect, each party is generally prohibited during the interim period from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as merger, sale of assets or other business combination outside the ordinary course of business with any third party, subject to certain exceptions relating to fiduciary duties, as set forth below. Any such transactions could be favorable to such party’s stockholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of MICT and GFH from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except, in the case of MICT, in the limited circumstances when its board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to be inconsistent with the board’s fiduciary duties.

The market price of MICT’s Common Stock is expected to be volatile, and the market price of the Common Stock may drop following the Merger.

The market price of MICT’s Common Stock following the Merger could be subject to significant fluctuations. Some of the factors that may cause the market price of MICT’s Common Stock to fluctuate include:

●	changes in laws or regulations applicable to MICT’s business and operations;

●	introduction of new products, services or technologies by MICT’s competitors;

●	failure to meet or exceed financial and development projections MICT may provide to the public;

●	failure to meet or exceed the financial and development projections of the investment community;

●	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by MICT or its competitors;

●	additions or departures of key personnel;

●	significant lawsuits, including patent or stockholder litigation;

●	if securities or industry analysts do not publish research or reports about MICT’s business, or if they issue an adverse or misleading opinions regarding its business and stock;

●	general market or macroeconomic conditions;

●	sales of its common stock by MICT or its shareholders in the future;

●	trading volume of MICT’s Common Stock; and

●	period-to-period fluctuations in MICT’s financial results

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of MICT’s Common Stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm MICT’s profitability and reputation.

An active market for MICT’s Common Stock may not develop, which would adversely affect the liquidity and price of MICT’s Common Stock.

The price of MICT’s Common Stock may vary significantly due to factors specific to MICT as well as to general market or economic conditions. Furthermore, an active trading market for MICT’s Common Stock may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist MICT’s securities from trading on its exchange, which could limit investors’ ability to make transactions in MICT’s securities and subject MICT to additional trading restrictions.

MICT’s securities are currently listed on Nasdaq and it is anticipated that, following the Merger, its securities will continue to be listed on Nasdaq. However, MICT cannot assure you that its securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, MICT must maintain certain financial, distribution and share price levels. Generally, MICT must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of its securities (generally 300 public holders). Additionally, in connection with the Merger, MICT will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, MICT’s share price would generally be required to be at least $4 per share and its shareholders’ equity would generally be required to be at least $5 million and MICT will be required to have a minimum of 300 public holders. MICT cannot assure you that it will be able to meet those initial listing requirements at that time.

If Nasdaq delists MICT’s securities from trading on its exchange and MICT is not able to list its securities on another national securities exchange, MICT expects its securities could be quoted on an over-the-counter market. If this were to occur, MICT could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that the MICT’s Common Stock is a “penny stock” which will require brokers trading in the MICT’s Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for MICT’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of MICT’s results if the Merger is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of MICT and your investment decision.

MICT, ParagonEx and Beijing Brookfield currently operate as separate companies. MICT has had no prior history as a combined entity and its operations have not previously been managed on a combined basis. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Merger been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of MICT. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Merger. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger and does not consider potential impacts of current market conditions on revenues or expenses. The unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from MICT’s, Beijing Brookfield’s and ParagonEx’s historical financial statements and related notes contained elsewhere within this proxy statement and certain adjustments and assumptions have been made regarding the combined organization after giving effect to the transaction. Differences between preliminary estimates in the unaudited pro forma condensed combined financial information and the final acquisition accounting may occur and could have an adverse impact on the unaudited pro forma condensed combined financial information and MICT’s financial position and future results of operations.

In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and other factors may affect MICT’s financial condition or results of operations following the Closing. Any potential decline in MICT’s financial condition or results of operations may cause significant variations in the share price of MICT.

The market price of MICT’s Common Stock may decline as a result of the Merger.

The market price of MICT’s Common Stock may decline as a result of the Merger for a number of reasons including if:

●	investors react negatively to the prospects of MICT’s business and the prospects of the Merger;

●	the effect of the Merger on MICT’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	MICT does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

MICT’s stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If MICT is unable to realize the full strategic and financial benefits currently anticipated from the Merger, MICT’s stockholders will have experienced substantial dilution of their ownership interests in MICT without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent MICT is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

If the conditions to the Merger are not met, the Merger may not occur.

In addition to approval by the stockholders of MICT, specified conditions must be satisfied or waived to complete the Merger. These conditions, described in detail in the Merger Agreement, include, in addition to shareholder consent and among other requirements: (i) the expiration or termination of any waiting period, and extension thereof, applicable under any Antitrust Laws, (ii) receipt or filing of any and all required consents from all applicable Government Authorities or third person, (iii) no law or order preventing the transactions by any applicable Governmental Authority shall have been issued, enforced or in effect, (iv) no pending litigation to enjoin or restrict the Closing, as defined in the Merger Agreement, by any non-affiliated third-party, (v) the definitive proxy statement shall have been filed with the SEC, (vi) each party’s representations and warranties are true and correct as of the date of the Merger Agreement and as of the Closing, (vii) each party’s compliance in all material respects with its covenants and agreements to be complied with or performed on or prior to the Closing Date, (viii) no Material Adverse Effect with respect to a party since the date of the Merger Agreement which remains continuing and uncured, (ix) the effectiveness of the ParagonEx and Beijing Brookfield Share Exchange Agreements. (x), the appointment of the post-closing Board of MICT, (xi) the delivery by each applicable party of each of the required Closing deliveries, (x) the voting agreement and lock-up agreements being in full force and effect, and (xi) the lack of indebtedness of MICT other than $3,350,000. See the section entitled “The Merger Agreement and Related Agreements — General Description of the Merger Agreement — Conditions to Consummation of the Transactions” below for a more complete summary. MICT, ParagonEx and Beijing Brookfield cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Merger may not occur, or may be delayed. Such delays may cause MICT, ParagonEx and/or Beijing Brookfield to each lose some or all of the intended benefits of the Merger.

Following the Merger, if securities or industry analysts do not publish or cease publishing research or reports about MICT, its business, or its market, or if they change their recommendations regarding MICT Common Stock adversely, the price and trading volume of the MICT Common Stock could decline.

The trading market for MICT’s Common Stock will be influenced by the research and reports that industry or securities analysts may publish about MICT, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on MICT. If no securities or industry analysts commence coverage of MICT, MICT’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover MICT change their recommendation regarding MICT’s share adversely, or provide more favorable relative recommendations about our competitors, the price of the MICT’s Common Stock would likely decline. If any analyst who may currently cover MICT were to cease coverage of MICT or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause MICT’s stock price or trading volume to decline.

Future sales of shares by stockholders could cause MICT’s stock price to decline.

If stockholders of MICT sell, or indicate an intention to sell, substantial amounts of MICT’s Common Stock in the public market after legal restrictions on resale discussed in this proxy statement lapse, the trading price of MICT’s Common Stock could decline. Based on shares outstanding as of the date of this proxy statement, and shares expected to be issued upon completion of the Merger, MICT is expected to have outstanding a total of approximately ____ shares of Common Stock immediately following the completion of the Merger. Of the ____ shares, approximately shares of Common Stock will be available for sale in the public market beginning 180 days after the closing of the Merger, and approximately ____ shares of MICT’s Common Stock will be available for sale in the public market beginning 12 months after the closing of the Merger as a result of the expiration of lock-up or similar agreements between the parties to the Merger Agreement. All other outstanding shares of common stock will be freely tradable, without restriction, in the public market. If these shares are sold, the trading price of MICT’s Common Stock shares could decline.

Risks related to recent and potential changes to regulatory legislation in the British Virgin Islands could lead to increased costs of GFH in complying with additional regulatory and reporting requirements.

As the global regulatory and tax environment evolves, GFH may be subject to new or different statutory and regulatory requirements (for example, on January 1, 2019 the Economic Substance (Companies and Limited Partnerships) Act, 2018 of the British Virgin Islands (the “Economic Substance Act”) came into force and related regulations and guidance are anticipated in due course). It is difficult to predict what impact the adoption of these laws or regulations, or changes in the interpretation of existing laws or regulations could have on GFH, however, compliance with various additional obligations may create significant additional costs that may be borne by GFH or otherwise affect the management and operation of GFH.

Risk Factors Related to MICT

Risks Related to MICT’s Business and Industry

The Merger may not be consummated or may not deliver the anticipated benefits MICT expects.

MICT is devoting substantially all of its time and resources to consummating the Merger; however, there can be no assurance that such activities will result in the consummation of the Merger and the transactions contemplated thereby or that such transaction will deliver the anticipated benefits or enhance stockholder value. MICT cannot assure you that MICT will complete the Merger in a timely manner or at all. The Merger Agreement is subject to many closing conditions and termination rights. If the Merger does not occur, the MICT Board may elect to attempt to complete an alternative strategic transaction similar to the Merger. Attempting to complete an alternative strategic transaction will be costly and time-consuming, and MICT cannot make any assurances that a future strategic transaction will occur on terms that provide the same or greater opportunity for potential value to MICT’s Stockholders, or at all. If MICT is unable to close another strategic transaction, the MICT Board may determine to sell or otherwise dispose of MICT’s various assets, and distribute any remaining cash proceeds to MICT’s Stockholders. In that event, MICT would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, so MICT would not be able to provide any assurances as to the amount or timing of available cash or assets available for distribution remaining to distribute to stockholders after paying its obligations and setting aside funds for reserves.

If MICT does not successfully consummate the Merger, the MICT Board may decide to pursue a dissolution and liquidation of MICT. In such an event, the amount of cash available for distribution to MICT’s Stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that MICT can successfully consummate the Merger. If the transaction is not completed, the MICT Board may decide to pursue a dissolution and liquidation of MICT. In such an event, the amount of cash available for distribution to MICT’s Stockholders will depend heavily on the timing of such decision and, ultimately, such liquidation, because the amount of cash available for distribution continues to decrease as MICT funds its operations. If the MICT Board were to approve and recommend, and MICT’s Stockholders were to approve, a dissolution and liquidation of MICT, MICT would be required under Delaware corporate law to pay MICT’s outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to MICT’s Stockholders. As a result of this requirement, a portion of MICT’s assets may need to be reserved pending the resolution of such obligations. In addition, MICT may be subject to litigation or other claims related to a dissolution and liquidation of MICT. If a dissolution and liquidation were pursued, the MICT Board, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of MICT Common Stock could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up of MICT.

MICT is substantially dependent on its remaining employees to facilitate the consummation of the Merger.

MICT’s ability to successfully complete the Merger, or if the Merger is not completed, another potential strategic transaction, depends in large part on its ability to retain certain of its remaining personnel, particularly David Lucatz, MICT’s Chairman and Chief Executive Officer and Micronet’s Chairman and President. Despite MICT’s efforts to retain Mr. Lucatz and other key employees, one or more may terminate their employment on short notice. The loss of the services of any of these employees could potentially harm MICT’s ability to complete the Merger, evaluate and pursue strategic alternatives, as well as fulfill its reporting obligations as a public company.

Potential political, economic and military instability in Israel could adversely affect operations.

Certain of MICT and Micronet’s principal offices and operating facilities are located in Israel. Accordingly, with respect to such Israeli facilities, political, economic and military conditions in Israel directly affect the operations of MICT and Micronet. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility varying in degree and intensity has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and Palestinians, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries, including the Gaza Strip, the West Bank, Lebanon and Syria. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Micronet can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect operations.

In addition, Israel-based companies and companies doing business with Israel have been subject to an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment, along with other private organizations around the world. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, whether or in what manner these problems will be resolved is unpredictable. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of MICT and Micronet’s officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

Micronet is unable to develop new products and maintain a qualified workforce it may not be able to meet the needs of customers in the future.

Virtually all of the products produced and sold by MICT, through its subsidiary, Micronet are highly engineered and require employees with sophisticated manufacturing and system-integration techniques and capabilities. The markets and industry in which Micronet operates are characterized by rapidly changing technologies. The products, systems, solutions and needs of Micronet customers change and evolve regularly. Accordingly, the future performance of Micronet depends on its ability to develop and manufacture competitive products and solutions, and bring those products to market quickly at cost-effective prices. In addition, because of the highly specialized nature of Micronet’s business, the hiring and retention of skilled and qualified personnel is necessary to perform the services required by customers. If MICT through its subsidiary, Micronet is unable to develop new products that meet customers’ changing needs or successfully attract and retain qualified personnel, its future revenues and earnings may be adversely affected.

MICT is dependent on the services of its executive officers, whose potential conflicts of interest may not permit MICT to effectively execute its business strategy.

MICT is currently dependent on the continued services and performance of its executive officers, particularly David Lucatz, MICT’s Chairman and Chief Executive Officer and Micronet’s Chairman and President. Mr. Lucatz also serves as the President, Chairman and Chief Executive Officer of D.L. Capital Ltd., or DLC, the primary asset of which is its ownership of shares of MICT Common Stock. See the section entitled “Proposal 1: The Merger Proposal – Interests of MICT’s Directors and Officers in the Merger” in this proxy statement.

Developing new technologies entails significant risks and uncertainties that may cause MICT, through its subsidiary Micronet to incur significant costs and could have a material adverse effect on operating results, financial condition, and/or cash flows.

A significant portion of MICT’s business conducted through its subsidiary, Micronet, relates to developing sophisticated products and applications. New technologies may be untested or unproven. In addition, significant liabilities that are unique to such Micronet products and services may be incurred. While insurance is maintained for some business risks, it is not practicable to obtain coverage to protect against all operational risks and liabilities. In addition, MICT may seek to limit potential liability related to the sale and use of such Micronet products and systems. MICT may also elect to provide through its subsidiary, Micronet, products or services even in instances where it is unable to obtain such indemnification or qualification. Accordingly, MICT through its subsidiary, Micronet, may be forced to bear substantial costs resulting from risks and uncertainties of products and products under development, which could have a material adverse effect on operating results, financial condition and/or cash flows.

If MICT is unable to effectively protect proprietary technology (either its own, or that of its subsidiary, Micronet), its business and competitive position may be harmed.

MICT’s success and ability to compete, through its subsidiary, Micronet, are dependent on its proprietary technology. The steps Micronet has taken to protect its proprietary rights may not be adequate and Micronet may not be able to prevent others from using its proprietary technology. The methodologies and proprietary technology that constitute the basis of Micronet’s solutions and products are not protected by patents. Existing trade secret, copyright and trademark laws and non-disclosure agreements to which Micronet is a party offer only limited protection. Therefore, others, including Micronet’s competitors, may develop and market similar solutions and products, copy or reverse engineer elements of Micronet’s production lines, or engage in the unauthorized use of Micronet’s intellectual property. Any misappropriation of Micronet’s proprietary technology or the development of competitive technology may have a significant adverse effect on Micronet’s ability to compete and may harm MICT’s business and financial position.

Substantial costs as a result of litigation or other proceedings relating to intellectual property rights may be incurred.

Third parties may challenge the validity of Micronet’s intellectual property rights or bring claims regarding Micronet’s infringement of a third party’s property rights. This may result in costly litigation or other time-consuming and expensive judicial or administrative proceedings, which could deprive MICT and/or Micronet of valuable rights, cause them to incur substantial expenses and cause a diversion for technical and management personnel. An adverse determination may subject MICT through its subsidiary, Micronet to significant liabilities or require it to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Further, if such claims are proven valid, through litigation or otherwise, MICT through its subsidiary, Micronet may be required to pay substantial financial damages or be required to discontinue or significantly delay the development, marketing, sale or licensing of the affected products and intellectual property rights.

Earnings and margins may be negatively impacted if MICT unable to perform under its contracts.

When agreeing to contractual terms, MICT’s and/or Micronet’s management makes assumptions and projections about future conditions or events. These projections assess:

●	the productivity and availability of labor;

●	the complexity of the work to be performed;

●	the cost and availability of materials;

●	the impact of delayed performance; and

●	the timing of product deliveries.

If there is a significant change in one or more of these circumstances or estimates, or if faced with unexpected contract costs, the profitability of one or more of these contracts may be adversely affected and could affect, among other things, earnings and margins, due to the fact that Micronet’s contracts are often made on a fixed-price basis.

Earnings and margins could be negatively affected by deficient subcontractor performance or the unavailability of raw materials or components.

MICT, in connection with Micronet’s operations, relies on other companies to provide raw materials, major components and subsystems for its products. Subcontractors perform some of the services that provided by MICT through its subsidiary, Micronet to its customers. MICT, in connection with Micronet’s operations, depends on these subcontractors and vendors to meet contractual obligations in full compliance with customer requirements. Occasionally, MICT, in connection with Micronet’s operations, relies on only one or two sources of supply that, if disrupted, could have an adverse effect on MICT’s ability to meet commitments to customers. Micronet’s ability to perform its obligations as a prime contractor may be adversely affected if one or more of these suppliers is unable to provide the agreed-upon supplies or perform the agreed-upon services in a timely and cost-effective manner. Further, deficiencies in the performance of subcontractors and vendors could result in a customer terminating a contract for default. A termination for default could expose MICT through its subsidiary, Micronet to liability and adversely affect financial performance and Micronet’s ability to win new contracts.

Micronet is dependent on major customers for a significant portion of revenues, and therefore, future revenues and earnings could be negatively impacted by the loss or reduction of the demand for Micronet’s products or services by such customers.

A significant portion of MRM annual revenues derived from a few leading customers. As of December 31, 2017, the MRM division had five customers that combined accounted for approximately 75% of its revenues.

Most of Micronet’s major customers do not have any obligation to purchase additional products or services from it. Therefore, there can be no assurance that any of Micronet’s leading customers will continue to purchase solutions, products or services at levels comparable to previous years. A substantial loss or reduction in Micronet’s existing programs could adversely affect future revenues and earnings.

MICT, through its subsidiary, Micronet operates in a highly competitive and fragmented market and may not be able to maintain a competitive position in the future.

A number of larger competitors have recently entered the MRM market in which Micronet operates. These large companies have far greater development and capital resources than Micronet. Further, there are competitors of Micronet that offer solutions, products and services similar to those offered by Micronet. If they continue, these trends could undermine Micronet’s competitive strength and position and adversely affect earnings and financial condition.

Micronet may cease to be eligible for, or receive reduced, tax benefits under Israeli law, which could negatively impact profits in the future.

Micronet currently receives certain tax benefits under the Israeli Law Encouragement of Capital Investments of 1959, as a result of the designation of its production facility as an “Approved Enterprise.” To maintain their eligibility for these tax benefits, Micronet must continue to meet several conditions including, among others, generating more than 25% of its gross revenues outside the State of Israel and continuing to qualify as an “Industrial Company” under Israeli tax law. An Industrial Company, according to the applicable Israeli law (Law for the Encouragement of Industry (Taxes), 1969), is a company that resides in Israel (either incorporated in Israel or managed and controlled from Israel) that, during the relevant tax year, derives at least 90% of its income from an Industrial Factory. An Industrial Factory means a factory that is owned by an Industrial Company and where its manufacturing operations constitute a vast majority of the factory’s total operations/business. The tax benefits of qualifying as an Industrial Company include a reduction of the corporate tax from 24% for “Regular Entities” and 16% or 7.5% for “Preferred Enterprises” (depending on the location of industry) in 2017. In addition, in recent years the Israeli government has reduced the benefits available under this program and has indicated that it may further reduce or eliminate benefits in the future. There is no assurance that Micronet will continue to qualify for these tax benefits or that such tax benefits will continue to be available. The termination or reduction of these tax benefits would increase the amount of tax payable by Micronet and, accordingly, reduce MICT’s net profit after tax and negatively impact profits.

Because almost all of MICT’s officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against management for misconduct.

Currently, a majority of MICT’s directors and officers are or will be nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against such officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state. Additionally, it may be difficult to enforce civil liabilities under U.S. securities law in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to hear the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

MICT’s financial results may be negatively affected by foreign exchange rate fluctuations.

MICT’s revenues are mainly denominated in U.S. Dollars and costs are mainly denominated in New Israeli Shekels (NIS). Where possible, MICT matches sales and purchases in these and other currencies to achieve a natural hedge. Currently, Micronet does not have a policy with respect to the use of derivative instruments for hedging purposes, except that Micronet will consider engaging in such hedging activities on a case by case basis. To the extent MICT is unable to fully match sales and purchases in different currencies, its business will be exposed to fluctuations in foreign exchange rates.

If MICT’s beneficial ownership of Micronet’s ordinary shares declines, it may not be able to treat Micronet as its subsidiary, which may adversely affect MICT’s financial condition and results of operations.

MICT, through its subsidiary, MICT Telematics Ltd. (formerly Enertec Electronics), and David Lucatz or his affiliates currently hold and/or control in the aggregate, 50.07% of Micronet’s outstanding ordinary shares, par value $0.133 per share. If MICT is unable to consider Micronet as a consolidated subsidiary, the financial condition and results of operations of MICT may be adversely affected and may cause interest in or the market price of its securities to decline.

Cybersecurity disruptions may impact MICT’s business operations if it becomes a target for such activities.

MICT and/or its subsidiary, Micronet, may be subject to attempted cybersecurity disruptions from a variety of threat actors. If systems for protecting against cybersecurity disruptions prove to be insufficient, MICT and Micronet, and their customers, employees or third parties could be adversely affected. Such cybersecurity disruptions could cause physical harm to people or the environment; damage or destroy assets; compromise business systems; result in proprietary information being altered, lost or stolen; result in employee, customer or third party information being compromised; or otherwise disrupt business operations. Significant costs to remedy the effects of such a cybersecurity disruption may be incurred by MICT and Micronet, as well as in connection with resulting regulatory actions and litigation, and such disruption may harm relationships with customers and impact MICT’s and Micronet’s business reputation.

Risks Related to Ownership of MICT Securities

Your ability to influence corporate decisions may be limited because ownership of MICT Common Stock is concentrated.

As of the date of this proxy statement, Mr. Lucatz, the MICT Chairman, Chief Executive Officer and President, beneficially owned 1,234,200 shares, or approximately 7.78% (and 8.2% on a fully diluted basis, including 100,000 options being vested upon closing) of MICT’s outstanding common stock. As a result, Mr. Lucatz, may exercise significant control over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership could also have the effect of delaying or preventing a change in control of MICT, which could have a material adverse effect on the trading price of its common stock.

Provisions in MICT’s certificate of incorporation and under Delaware law could make an acquisition of MICT, which may be beneficial to stockholders, more difficult and may prevent attempts by MICT stockholders to replace or remove the current management.

Provisions in MICT’s certificate of incorporation, as amended, and MICT’s amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for MICT Common Stock. These provisions could also limit the price that investors might be willing to pay in the future for MICT securities, thereby depressing the market price of MICT’s securities. In addition, these provisions may frustrate, deter or prevent any attempts by MICT stockholders to replace or remove current management by making it more difficult for stockholders to replace members of the MICT Board. Because the board of directors is responsible for appointing the members of the MICT management team, these provisions could in turn affect any attempt by stockholders to replace current members of the MICT management team.

Moreover, because MICT is incorporated in Delaware, it is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, which prohibits a person who owns in excess of 15% of outstanding voting stock from merging or combining with MICT for a period of three years after the date of the transaction in which the person acquired in excess of 15% of outstanding voting stock, unless the merger or combination is approved in a prescribed manner. MICT has not opted out of the restrictions under Section 203.

MICT stockholders may experience significant dilution as a result of any additional financing that results in the issuance of MICT equity securities and/or debt securities.

To the extent that additional funds are raised by issuing equity securities, including through convertible debt securities, MICT stockholders may experience significant dilution. Sales of additional equity and/or convertible debt securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities which have been previously issued. If additional funds are raised through a credit facility, or the issuance of debt securities or preferred stock, lenders or holders of these debt securities or preferred stock would likely have rights that are senior to the rights of holders of common stock, and any credit facility or additional securities could contain covenants that would restrict operations.

If the price of the Common Stock is volatile, purchasers of its common stock could incur substantial losses.

The price of the Common Stock has been and may continue to be volatile. The market price of MICT’s Common Stock may be influenced by many factors, including but not limited to the following:

●	developments regarding the Merger and the transactions contemplated thereby;

●	announcements of developments related to MICT’s business;

●	quarterly fluctuations in actual or anticipated operating results;

●	announcements of technological innovations;

●	new products or product enhancements introduced by Micronet or its competitors;

●	developments in patents and other intellectual property rights and litigation;

●	developments in relationships with third party manufacturers and/or strategic partners;

●	developments in relationships with customers and/or suppliers;

●	regulatory or legal developments in the United States, Israel and other countries;

●	general conditions in the global economy; and

●	the other factors described in this “Risk Factors” section.

For these reasons and others, you should consider an investment in MICT Common Stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the value of such investment.

A sale by MICT of a substantial number of shares of the Common Stock or securities convertible into or exercisable for the Common Stock may cause the price of the Common Stock to decline and may impair the ability to raise capital in the future.

The Common Stock is traded on Nasdaq and despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing MICT Common Stock at or near bid prices at any given time may have been relatively small or non-existent. Financing transactions resulting in a large amount of newly-issued securities, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of MICT Common Stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell those shares in increments over time to mitigate any adverse impact of the sales on the market price of MICT stock. If MICT stockholders sell, or the market perceives that its stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of MICT Common Stock could fall. Sales of a substantial number of shares of MICT Common Stock may make it more difficult for MICT to sell equity or equity-related securities in the future at a time and price that MICT deems reasonable or appropriate. Moreover, MICT may become involved in securities class action litigation arising out of volatility resulting from such sales that could divert management’s attention and harm MICT’s business.

If securities or industry analysts do not publish research or reports or publish unfavorable research about MICT’s business, the price of its common stock could decline.

MICT does not currently have any significant research coverage by securities and industry analysts and may never obtain such research coverage. If securities or industry analysts do not commence or maintain coverage of MICT, the trading price for its common stock might be negatively affected. In the event such securities or industry analyst coverage is obtained, if one or more of the analysts who covers MICT or will cover MICT downgrades its securities, the price of MICT Common Stock would likely decline. If one or more of these analysts ceases to cover MICT or fails to publish regular reports on it, interest in the purchase of MICT Common Stock could decrease, which could cause the price of MICT Common Stock and trading volume to decline.

If MICT continues to fail to meet all applicable Nasdaq requirements, Nasdaq may delist its common stock, which could have an adverse impact on its liquidity and market price.

MICT Common Stock is currently listed on Nasdaq, which has qualitative and quantitative listing criteria. If MICT continues to be unable to comply with Nasdaq listing requirements, including, for example, if the closing bid price for MICT Common Stock continues to fall below $1.00 per share, Nasdaq could determine to delist the MICT Common Stock which could adversely affect its market liquidity market price. In that regard, on September 1, 2017, MICT received a written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for the Common Stock was below $1.00 per share for the preceding 30 consecutive business days. On January 8, 2018, MICT received a written notice from Nasdaq that for at least 10 consecutive business days, from December 20, 2017 to January 5, 2018, the closing bid price of MICT Common Stock had been at $1.00 or greater and, as a result, had regained compliance with Nasdaq Listing Rule 5550(a)(2). On July 22, 2019, MICT received a new written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for the Common Stock was below $1.00 per share for the preceding 30 consecutive business days. Accordingly, Nasdaq provided MICT a period of 180 calendar days, until January 20, 2020, to regain compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of ten (10) consecutive trading days. If the closing bid price of MICT Common Stock remains below $1.00 until January 20, 2020, MICT Common Stock may be subject to delisting. There can be no assurance, that MICT will be able to regain compliance with Nasdaq’s minimum bid price requirement. If MICT regains compliance with the Nasdaq’s minimum bid price requirement, there can be no assurance that MICT will be able to maintain compliance with the Nasdaq listing requirements, or that the Common Stock will not be delisted from The Nasdaq Capital Market in the future. Such delisting could adversely affect the ability to obtain financing for the continuation of MICT’s operations and could result in the loss of confidence by investors, customers and employees.

RISKS RELATED TO BEIJING BROOKFIELD

Risks Related to Beijing Brookfield’s Business and Industry

Beijing Brookfield is engaging in new business ventures in China and it cannot guarantee the level of future earnings from these ventures.

From its inception through 2015, Beijing Brookfield was primarily a lottery business and its revenues were primarily generated by online lottery. Since the suspension of online lottery licenses by the Chinese government in March 2015, Beijing Brookfield has re-focused its business model to explore new ventures and new revenue streams. Some of the products central to the new business model of Beijing Brookfield, such as “play for fun” games and other virtual and high frequency games, are still under development. Furthermore, regulatory changes in China will need to occur before Beijing Brookfield can fully take advantage of some of the business ventures it is currently engaged in. Beijing Brookfield cannot assure you that such regulatory changes will take place in the near future or at all. Beijing Brookfield also cannot guarantee that the new products and ventures will be successful and widely adopted by the Chinese population. Because these new ventures represent a new business model for Beijing Brookfield, the level of future earnings from these ventures cannot be guaranteed.

Beijing Brookfield is dependent on PRC government agencies on both the national and provincial level for the execution of its new business model. The contracts entered into with such government agencies also exposes Beijing Brookfield to additional business risks and compliance obligations.

The new business model is highly dependent on the successful cooperation with a number of provinces and government agencies in China. Future business generated from contracts with the Welfare Lottery Centers and other provinces and government agencies in China may be materially adversely affected if:

●	Beijing Brookfield’s reputation or relationship with government agencies is impaired;

●	Beijing Brookfield is suspended or otherwise prohibited from contracting with any significant government agency;

●	levels of government expenditures and authorizations decrease or shift to other areas;

●	Beijing Brookfield is prevented from entering into new government contracts or extending existing government contracts based on violations or suspected violations of laws or regulations; or

●	there is a change in political climate that adversely affects existing or prospective relationships.

In addition, Beijing Brookfield must comply with PRC laws and regulations relating to the formation, administration, and performance of contracts with governmental agencies. These laws and regulations affect how business is conducted with government agencies in the PRC. Contracts with governmental agencies may contain, or under applicable law, may be deemed to contain, provisions not typically found in private commercial contracts, including provisions in Beijing Brookfield’s current contracts with provincial agencies enabling the respective agency to terminate the contract in case of force majeure, including change in political climate, or if a failure to pay an initial minimum guarantee payment before a certain date.

If a government customer terminates a contract, Beijing Brookfield may not recover the incurred or committed costs, receive any settlement of expenses, or earn a profit on work completed prior to the termination. Further, an agency within a government may share information regarding such a termination with other agencies. As a result, Beijing Brookfield’s ongoing or prospective relationships with other government agencies could be impaired.

Beijing Brookfield has reported losses in each of the last five years and its business model is subject to uncertainties, which makes it difficult to evaluate its business.

Beijing Brookfield has a new business model in an emerging and rapidly evolving market. This makes it difficult for you to evaluate the business, financial performance and prospects of Beijing Brookfield. Its historical growth rate may not be indicative of its future performance. Beijing Brookfield has not achieved profitability, including in the period immediately prior to the date that the lottery was suspended. There can be no assurance that Beijing Brookfield will be able to achieve profitability or growth in the future. Beijing Brookfield may not be able to achieve or sustain profitability on a quarterly or annual basis. You should consider the risks and uncertainties that fast-growing companies in a rapidly evolving market may encounter.

The impact of the suspension of online lottery sales since March 2015 has significantly impacted Beijing Brookfield’s financial results and Beijing Brookfield has not been able to re-gain profitability since then.

Interim net revenues and operating results may fluctuate, which makes Beijing Brookfield’s results of operations difficult to predict and may cause interim results of operations to fall short of expectations.

Beijing Brookfield’s interim revenues and operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are out of its control. For these reasons, comparing Beijing Brookfield’s operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. Interim and annual net revenues, costs and expenses as a percentage of net revenues may be significantly different from historical or projected rates. Operating results in future periods may fall below expectations. Any of these events could cause the value of Beijing Brookfield’s business to fall. Other factors that may affect Beijing Brookfield’s financial results include, among others:

●	its ability to successfully implement the new business strategies in the China lottery industry;

●	changes in government policies or regulations, or their enforcement;

●	economic conditions in China and worldwide; and

●	geopolitical events or natural disasters such as war, threat of war, earthquake or epidemics.

The successful operation of the Beijing Brookfield business depends upon the performance and reliability of the Internet infrastructure in China.

The Beijing Brookfield business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. Beijing Brookfield may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

The failure of telecommunications network operators to provide Beijing Brookfield with the requisite bandwidth could also interfere with the speed and availability of its websites and online products. Beijing Brookfield has no control over the costs of the services provided by the national telecommunications operators. If the prices that Beijing Brookfield pays for telecommunications and Internet services rise significantly, gross margins could be adversely affected. In addition, if Internet access fees or other charges to Internet users increase, user traffic may decrease, which in turn may significantly decrease Beijing Brookfield’s revenues.

Customer growth and activity on mobile devices depend upon effective use of mobile operating systems, networks and standards that Beijing Brookfield does not control.

The success of the new gaming products being developed by Beijing Brookfield depend, in part, on the utilization of mobile devices by users of these products. As new mobile devices and platforms are released, it is difficult to predict the problems that may be encountered in supporting applications for these alternative devices and platforms, and therefore, Beijing Brookfield may need to devote significant resources to the development, support and maintenance of such applications. In addition, future growth and results of operations could suffer if Beijing Brookfield experiences difficulties in the future with its relationships with providers of mobile operating systems or mobile application download stores. Beijing Brookfield is further dependent on the interoperability of its platform with popular mobile operating systems that it does not control, such as iOS and Android, and any changes in such systems that degrade the functionality of the Beijing Brookfield platform or gives preferential treatment to competitive products could adversely affect the usage of the Beijing Brookfield platform on mobile devices. In the event that it is more difficult for Beijing Brookfield’s customers to use the new products via their mobile devices, or if customers choose not to access or to use any app developed by Beijing Brookfield, customer growth could be harmed and the Beijing Brookfield business, financial condition and operating results may be adversely affected.

Beijing Brookfield depends on its technology and advanced information systems, which may fail or be subject to disruption.

Beijing Brookfield is dependent on its IT systems for its business. The efficiency and reliability of the Beijing Brookfield systems are in turn dependent on the functionality and stability of the underlying technical infrastructure. The functionality of the servers used by Beijing Brookfield and the related hardware and software infrastructure are of considerable significances to the Beijing Brookfield business, reputation and ability to attract business partners and users. Beijing Brookfield’s IT systems may be damaged or interrupted by increases in usage, human errors, unauthorized access, destruction of hardware, power cuts not covered by backup facilities, system crashes, software problems, virus attacks, natural hazards or disasters, or similar disruptions or disruptive events. Furthermore, current IT systems used by Beijing Brookfield may be unable to support a significant increase in online traffic or increased number of users, whether as a result of organic or inorganic growth of the business. Beijing Brookfield has in place business continuity procedures, disaster recovery systems and security measures to protect against network or technical failures or disruptions. Despite such procedures, failures in computer processing and weakness in the existing software and hardware cannot be completely prevented or eliminated. Any failure of Beijing Brookfield’s IT system and infrastructure could lead to significant costs and disruptions that could reduce revenues, harm Beijing Brookfield’s reputation and/or have a material adverse effect on its operations.

In addition, Beijing Brookfield relies on bandwidth providers, communications carriers, data centers and other third parties for key aspects of the process in providing services to its users. Any failure or interruption in the services and products provided by these third parties could limit Beijing Brookfield’s ability to operate certain of its businesses, which could in turn have a material adverse effect on the Beijing Brookfield business and financial condition.

If Beijing Brookfield is unable to continue to innovate or if it fails to adapt to changes in Beijing Brookfield’s industry, its business, financial condition and results of operations would be materially and adversely affected.

The Internet industry is characterized by rapidly changing technology, evolving industry standards, new service and product introductions and changing customer demands. Furthermore, competitors are constantly developing innovations in Internet search, online marketing, communications, social networking and other services to enhance users’ online experience. While Beijing Brookfield will continue to invest significant resources in infrastructure, research and development and other areas in order to enhance the Beijing Brookfield platform technology, existing products and services and to introduce new high quality products and services that will attract more participants to Beijing Brookfield apps and platforms.

The changes and developments taking place in the Beijing Brookfield industry may also require Beijing Brookfield to re-evaluate its business model and adopt significant changes to its long-term strategies and business plan. Beijing Brookfield’s failure to innovate and adapt to these changes would have a material adverse effect on its business, financial condition and results of operations.

Beijing Brookfield relies on senior management and key personnel.

Beijing Brookfield’s success will depend to a significant extent upon the experience of executive directors and senior management whose continued service may not be guaranteed. The departure of one or more key executives or senior management could have a material and adverse effect on Beijing Brookfield’s performance. In addition, Beijing Brookfield’s expansion may require the recruitment of additional skilled personnel, the unavailability of which may have an adverse effect on operations.

The success of the Beijing Brookfield business depends on its ability to maintain and enhance the Beijing Brookfield reputation and brand.

Beijing Brookfield believes that its reputation in the industry, particularly underpinning relationships with government departments and with commercial partners as a leading, reliable and trustworthy service provider is of significant importance to the success of Beijing Brookfield’s business. Since the lottery market is highly competitive, the ability to succeed in this market depends largely on maintaining and enhancing the Beijing Brookfield reputation and brand, which may be difficult and expensive.

Beijing Brookfield has developed a reputation by providing users with what they believe are superior and trustworthy services. Beijing Brookfield has conducted, and may continue to conduct, various marketing and promotion activities. It cannot be assured, however, that these marketing efforts and promotions will be successful. In addition, any negative publicity in relation to Beijing Brookfield’s services or products, regardless of its veracity, could harm its reputation and, in turn, have adverse effects on customer loyalty. If Beijing Brookfield fails to maintain and enhance its reputation, or if Beijing Brookfield incurs excessive expenses in efforts to do so, its business, financial condition and results of operations may be materially and adversely affected.

The failure to manage the growth of the Beijing Brookfield business and operations could harm Beijing Brookfield.

Beijing Brookfield’s business has become increasingly complex, both in the types of businesses which Beijing Brookfield operates and their scale. Beijing Brookfield may need to expand its headcount, office facilities and infrastructure if its new business ventures become successful. This expansion will increase the complexity of operations and place a significant strain on management, operational and financial resources. Beijing Brookfield must continue to effectively hire, train and manage new employees. If new hires perform poorly or if it is unsuccessful in hiring, training, managing and integrating new employees, Beijing Brookfield’s business, financial condition and results of operations may be materially harmed.

Current and planned personnel, systems, procedures and controls may not be adequate to support future operations. To effectively manage the expected growth of operations and personnel, Beijing Brookfield will need to continue to improve transaction processing, operational and financial systems, procedures and controls, which could be particularly challenging. These efforts will require significant managerial, financial and human resources. It cannot be assured that Beijing Brookfield will be able to effectively manage such growth or to implement all these systems, procedures and control measures successfully. If Beijing Brookfield is unable to manage such growth effectively, its business and prospects may be materially and adversely affected.

Future strategic acquisitions may have a material adverse effect on the Beijing Brookfield business, reputation and results of operations.

Beijing Brookfield may acquire additional assets, products, technologies or businesses that are complementary to its existing business if such opportunities are presented. Future acquisitions and subsequent integration of newly acquired assets and businesses into Beijing Brookfield would require significant attention from management and could result in a diversion of resources from Beijing Brookfield’s existing business, which in turn could have an adverse effect on business operations. Acquired assets or businesses may not generate the financial results expected. In addition, acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating acquisitions may be significant. In addition to possible shareholders’ approval, approvals and licenses from the relevant government authorities in the PRC for the acquisitions may be required to be obtained and compliance with any applicable PRC laws and regulations could result in increased cost and delay.

Beijing Brookfield may not be able to recoup the investments made to expand and upgrade facilitation and technology capabilities.

Beijing Brookfield has invested and will continue to invest significant sums in upgrading its technology platform and databases. Heavy investment in technology capabilities is expected to continue for a number of years. Such costs associated with these investments are expected to be recognized earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than expected. Such capital expenditures or investments may not be recoverable, in part or in full, or the recovery of these capital expenditures or investments may take longer than expected, which could adversely affect the financial condition and results of operation of Beijing Brookfield.

If Beijing Brookfield is unable to recruit, train and retain qualified personnel or sufficient workforce while controlling labor costs, Beijing Brookfield’s business may be materially and adversely affected.

Beijing Brookfield intends to hire additional qualified employees to support its business operations and planned expansion. The future success of Beijing Brookfield depends, to a significant extent, on its ability to recruit, train and retain qualified personnel, particularly technical, fulfillment, marketing and other operational personnel with experience in the online, gaming and digital technology industry. Current experienced mid-level managers are instrumental in implementing Beijing Brookfield’s business strategies, executing business plans and supporting business operations and growth. The effective operation of managerial and operating systems, fulfillment infrastructure, customer service center and other back office functions also depends on the hard work and quality performance of management and employees. Since Beijing Brookfield’s industry is characterized by high demand and intense competition for talent and labor, no assurance can be provided that attraction or retention of qualified staff or other highly skilled employees necessary to achieve its strategic objectives can or will be maintained. Recent tightening of the labor market and an emerging trend of shortage of labor supply has been observed. Labor costs in China have increased with China’s economic development, particularly in the large cities where Beijing Brookfield’s headquarters are operated. In addition, the ability to train and integrate new employees into Beijing Brookfield’s operations may also be limited and may not meet the demand for business growth on a timely fashion, or at all, and such rapid expansion may impair the ability to maintain corporate culture.

The proper functioning of Beijing Brookfield’s technology platform is essential to its business, therefore any failure to maintain the satisfactory performance of the Beijing Brookfield websites and systems could materially and adversely affect Beijing Brookfield’s business and reputation.

The satisfactory performance, reliability and availability of Beijing Brookfield’s technology platform are critical to the success and ability of Beijing Brookfield to attract and retain customers and provide quality customer service. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm systems that result in the unavailability or slowdown of the Beijing Brookfield platform could reduce the volume of payments facilitated and the amount of traffic to Beijing Brookfield’s applications. The Beijing Brookfield servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, platform slowdown or unavailability, delays or errors in transaction processing or the loss of data.

Security breaches, computer viruses and hacking attacks have become more prevalent in Beijing Brookfield’s industry. No assurances can be provided that current security mechanisms will be sufficient to protect IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage Beijing Brookfield’s reputation and result in a material decrease in Beijing Brookfield’s revenue.

Additionally, upgrades and improvements to Beijing Brookfield’s technology platform must continue in order to support its business growth. Failure to do so could impede such potential growth. However, there can be no assurances that Beijing Brookfield will be successful in executing these system upgrades and improvement strategies. In particular, the Beijing Brookfield systems may experience interruptions during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely basis, or at all. In addition, Beijing Brookfield may experience surges in online traffic, which can put additional demands on technology platforms at specific times. If existing or future technology platforms do not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn could materially and adversely affect the business, financial condition and results of operations of Beijing Brookfield.

Beijing Brookfield is exposed to potential contractual claims by third parties arising from regulatory actions, which could damage the Beijing Brookfield reputation and results of operations.

Beijing Brookfield has entered into various service and other contracts with a number of third parties. Many of these agreements contain warranties, indemnities and termination provisions in which Beijing Brookfield makes representations and warranties to the counterparties as to the legitimacy of Beijing Brookfield’s operations and compliance with relevant laws and regulations. If a claim or regulatory action is brought against Beijing Brookfield’s counterparties alleging that Beijing Brookfield’s historical business conduct breached such provisions on which such counterparties have relied, whether as a result of judicial proceedings or a change of law or otherwise, Beijing Brookfield may face material claims or regulatory actions and may owe damages to the relevant third parties. Liability may also remain for any outstanding fees payable to the counterparty of an agreement which has been terminated.

Failure to adequately protect user account information could have a material adverse effect.

Beijing Brookfield processes its users’ personal data (including name, address, age, bank details and user history) as part of its business and therefore must comply with data protection laws in China. Data protection laws restrict the ability to collect and use personal information relating to Beijing Brookfield’s users and potential users. Notwithstanding Beijing Brookfield’s IT and data security and other systems, Beijing Brookfield may not be effective in detecting any intrusion or other security breaches, or safeguarding against sabotage, hackers, viruses and cyber-crime. Beijing Brookfield is exposed to the risk that personal data could be wrongfully accessed and/or used, whether by employees, users or other third parties, or otherwise lost or disclosed or processed in breach of data protection laws. If Beijing Brookfield or any of the third party service providers upon whom it relies fails to transmit users information and payment details online in a secure manner or if any such theft or loss of personal users data were to otherwise occur, Beijing Brookfield could be subjected to liabilities under the data protection laws or result in the loss of the goodwill of users.

Beijing Brookfield does not have any insurance coverage against product liability claims or business interruptions.

As the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business insurance products. As a result, Beijing Brookfield does not have any product liability insurance or business interruption insurance covering its Chinese operations. As the number of products and services Beijing Brookfield offers continues to increase, Beijing Brookfield may be increasingly exposed to claims related to such products and services. Any such claims, business disruption, or natural disaster could result in the incurrence of substantial costs and a diversion of resources away from Beijing Brookfield’s business, which would have an adverse effect on Beijing Brookfield’s business and results of operations.

Beijing Brookfield may be unable to adequately protect its intellectual property rights.

Beijing Brookfield’s trademarks, software, technology know-how and other intellectual property is designed to provide competitive advantages to it, which are important to its achievements to date and its future success. It cannot be assured that steps taken to protect its intellectual property rights will be sufficient to prevent infringement of its intellectual property rights. Beijing Brookfield’s failure to adequately protect its intellectual property rights, including rights in its trademarks and know-how, could have a material adverse effect on operations.

The validity, enforceability and scope of protection available under intellectual property laws with respect to the Internet industry in China are uncertain and evolving. Implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective. Accordingly, protection of intellectual property rights in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and resorting to litigation to enforce or defend copyrights or other intellectual property rights or to determine the enforceability, scope and validity of proprietary rights or those of others may be necessary. Such litigation and any adverse determination thereof could result in substantial costs and diversion of resources and management attention away from Beijing Brookfield’s business.

Beijing Brookfield may be subject to allegations or liabilities for infringement of third-party intellectual property rights based on the content available on Beijing Brookfield websites or information services.

Beijing Brookfield provides its users with real-time news, data, analyses, real-time match scores and other contents on its information platform. Such contents are obtained from a third-party professional sports information agency as well as publicly available sources. The user forum of Beijing Brookfield websites also hosts a significant amount of content generated by its users. It cannot be assured that Beijing Brookfield will not be subject to allegations, claims or lawsuits by third parties regarding the use of sports related information or any other content on Beijing Brookfield websites, which may infringe upon the intellectual property rights of such third parties. If such claims are found valid by the courts and their removal is ordered from Beijing Brookfield websites, Beijing Brookfield’s information platform will become less attractive and its user experience and satisfaction will be adversely affected. Even if Beijing Brookfield successfully defends itself against such claims or allegations, considerable costs in such defense may be incurred or reputational damage may be suffered due to the negative publicity associated with such claims or allegations.

Risks Related to Beijing Brookfield’s Corporate Structure

Beijing Brookfield’s current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress, China’s national legislative body (the “NPC”) approved the Foreign Investment Law, which will take effect on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and its implementation rules that are yet to be issued. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore it still leaves leeway for future laws, administrative regulations or other methods prescribed by the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that Beijing Brookfield’s control over its controlled entities through contractual arrangements will not be deemed as foreign investment in the future. Furthermore, if future legislations prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangement, Beijing Brookfield may face substantial uncertainties as to whether it can complete such actions in a timely manner, or at all. If Beijing Brookfield fails to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, its current corporate structure, corporate governance and business operations could be materially and adversely affected.

If the PRC government finds that the agreements that establish the structure for operating Beijing Brookfield’s businesses in China do not comply with PRC governmental restrictions on foreign investment in the Internet, gaming and the lottery business, or if these regulations or the interpretation of existing regulations change in the future, Beijing Brookfield could be subject to severe penalties or be forced to relinquish interests in those operations.

Current PRC laws and regulations place certain restrictions on foreign ownership of companies that engage in the Internet, gaming and lottery businesses. Therefore, Beijing Brookfield conducts operations in China principally through contractual arrangements with Beijing Brookfield’s contractually controlled entities in the PRC and their respective shareholders, including exclusive option agreements, shareholder voting rights delegation agreements, exclusive business cooperation agreements, equity pledge agreements and loan agreements. These contractual arrangements (i) enable Beijing Brookfield to exercise effective control over these entities, and (ii) economically obligates Beijing Brookfield to absorb the losses and provide the right to receive the benefits of these entities, requiring Beijing Brookfield to treat them as Beijing Brookfield’s contractually controlled entities and to consolidate their operating results.

Although it is believed by Beijing Brookfield, based on the opinion of Global Law Office, its PRC counsel, that Beijing Brookfield is compliant with current PRC regulations, PRC laws and regulations governing the validity of these contractual arrangements are open to varying interpretations and the relevant government authorities have broad discretion in interpreting these laws and regulations. It cannot be assured that Beijing Brookfield will have the ability to enforce these contracts or that the PRC government would agree that these contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

If the PRC government determines that Beijing Brookfield is not in compliance with applicable laws and regulations, it could revoke business and operating licenses, require Beijing Brookfield to discontinue or restrict operations, restrict Beijing Brookfield’s right to collect revenues, block websites, require the restructuring of operations, impose additional conditions or requirements with which Beijing Brookfield may be unable to comply with, or take other regulatory or enforcement actions against Beijing Brookfield that could be harmful to its business. The imposition of any of these penalties would result in a material and adverse effect on Beijing Brookfield’s ability to conduct business.

Any failure by contractually controlled entities or their respective shareholders to perform contractual obligations may have a material adverse effect on the Beijing Brookfield business.

Despite their contractual obligations to do so, Beijing Brookfield’s contractually controlled entities and their respective shareholders may fail to take certain actions required for Beijing Brookfield’s business or fail to follow Beijing Brookfield’s instructions. If they fail to perform their obligations under their respective agreements, Beijing Brookfield may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, which may not be effective.

All of these contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as compared to certain other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the ability to enforce these contractual arrangements, which may make it difficult to exert effective control over these contractually controlled entities, and Beijing Brookfield’s ability to conduct business may be adversely affected.

The shareholders of contractually controlled entities have potential conflicts of interest with Beijing Brookfield, which may adversely affect the Beijing Brookfield business.

Beijing Brookfield has designated individuals who are PRC nationals to be the shareholders of contractually controlled entities, Beijing Hulian Xincai Culture Development Co., Limited (“Hulian Xincai”) and Beijing NewNet Science & Technology Development Co., Limited (“NewNet”). These current shareholders of the contractually controlled entities are relied upon to fulfill their fiduciary duties and abide by the PRC laws and act in Beijing Brookfield’s best interests. The interests of these individuals may differ from the interests of Beijing Brookfield. These shareholders may breach, or cause the contractually controlled entities to breach, or refuse to renew, the existing contractual arrangements with them and Hulian Xincai or NewNet, which would have a material and adverse effect on the ability to effectively control Hulian Xincai and NewNet. When conflicts of interest arise, it cannot be assured that any or all of these shareholders will act in the best interests of Beijing Brookfield or such conflicts will be resolved in Beijing Brookfield’s favor.

Currently, Beijing Brookfield does not have any arrangements to address potential conflicts of interest between it and these shareholders, except that Beijing Brookfield may exercise its purchase option under the purchase option agreements with these shareholders to request them to transfer all of their equity ownership in Hulian Xincai or NewNet to one or more individuals which designated by Beijing Brookfield. Beijing Brookfield relies on the shareholders, particularly Mr. Wei Qi as a director, to abide by PRC law, which provides that directors owe a fiduciary duty to Beijing Brookfield. Such fiduciary duties require directors to act in good faith and in the best interests of Beijing Brookfield and not to use their positions for personal gains. If conflicts of interest or disputes between Beijing Brookfield and the shareholders of Hulian Xincai or NewNet cannot be resolved, Beijing Brookfield would have to rely on legal proceedings, which could result in disruption of business, and which carries a substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements with contractually controlled entities may result in adverse tax consequences.

Under applicable PRC tax laws and regulations, arrangements and transactions among related parties may be subjected to audit or scrutiny by the PRC tax authorities within ten (10) years after the taxable year when the arrangements or transactions are conducted. Beijing Brookfield could face material and adverse tax consequences if the PRC tax authorities were to determine that the contractual arrangements among Beijing Brookfield, Beijing Brookfield’s contractually controlled entities in China and their respective shareholders were not entered into on an arm’s-length basis and therefore constituted unfavorable transfer pricing arrangements. Unfavorable transfer pricing arrangements could, among other things, result in an upward adjustment of income subject to taxation. In addition, the PRC tax authorities may impose interest on late payments on contractually controlled entities for the adjusted but unpaid taxes. Beijing Brookfield’s results of operations may be materially and adversely affected if these contractually controlled entities’ tax liabilities increase significantly or if they are required to pay interest on late payments.

PRC laws and regulations limit the ability of Beijing Brookfield to pay dividends to GFH.

Under PRC laws and regulations, Beijing Brookfield, as a wholly foreign-owned enterprise in the PRC, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise such as Beijing Brookfield is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a statutory common reserve fund, provided that the aggregate amount of such a fund reaches 50% of its registered capital, it may choose not to draw any statutory common reserve fund any more. At its discretion, it may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary common reserve fund. These reserve funds are not distributable as cash dividends. Furthermore, if Beijing Brookfield incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to GFH. In addition, the PRC tax authorities may require an adjustment to taxable income under the contractual arrangements Beijing Brookfield currently has in place with its contractually controlled entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions.

Any limitation on the ability of Beijing Brookfield to pay dividends or make other distributions to GFH could limit the ability of GFH to use such dividends as a source of financing.

PRC regulation of loans to, and direct investment in, PRC entities by offshore companies and governmental control of currency conversion may limit GFH’s ability to fund expansion or operations.

Under PRC laws and regulations, GFH is permitted to utilize the proceeds from any future offering to fund its PRC subsidiaries by making loans to such PRC subsidiaries or additional capital contributions to Beijing Brookfield, subject to applicable government registration and approval requirements.

Any loans to GFH’s PRC subsidiaries, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans to GFH’s PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange (“SAFE”). The statutory limit for the total amount of foreign debts of a foreign-invested company could be either (i) difference between the amount of total investment and the amount of registered capital of such foreign-invested company, or (ii) twice its net assets.

GFH may also decide to finance Beijing Brookfield by means of capital contributions. These capital contributions must be registered by State Administration for Market Regulation or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority, and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designated areas and such enterprises are allowed to use their RMB capital converted from foreign exchange capitals to make equity investment, GFH’s PRC subsidiaries are not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide.

Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans in RMB or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit the ability to use RMB converted from the net proceeds of private or public offering to fund the establishment of new entities in China by GFH’s PRC subsidiaries, to invest in or acquire any other PRC companies through such PRC subsidiaries, or to establish new contractually controlled entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, GFH’s ability to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to Beijing Brookfield or future capital contributions by GFH to its PRC subsidiaries, cannot be assured. If GFH fails to complete such registrations or obtain such approvals, its ability to capitalize or otherwise fund PRC operations may be negatively affected, which could materially and adversely affect GFH’s liquidity and ability to fund and expand its business.

Risks Related to Doing Business in China

The PRC legal system embodies uncertainties which could limit the legal protections available to investors and GFH.

As its main operating entities and a majority of its assets are located in China, PRC laws and the PRC legal system in general may have a significant impact on Beijing Brookfield’s business operations. Although China’s legal system has developed over the last several decades, PRC laws, regulations and legal requirements remain underdeveloped relative to the United States of America. Moreover, PRC laws and regulations change frequently and their interpretation and enforcement involve uncertainties. For example, the interpretation or enforcement of PRC laws and regulations may be subject to government rules or policies, some of which are not published on a timely basis or at all. In addition, the relative inexperience of China’s judiciary system in some cases may create uncertainty as to the outcome of litigation. These uncertainties could limit GFH’s ability to enforce its legal or contractual rights or otherwise adversely affect its business and operations.

Furthermore, due to the existence of unpublished rules and policies, and since newly issued PRC laws and regulations may have expected and unexpected retrospective effects, GFH may not be aware of a violation of certain PRC laws, regulations, policies or rules until after the event.

The complexities, uncertainties and rapid changes in PRC regulation of the Internet and lottery businesses and companies require significant resources for compliance.

The PRC government extensively regulates the Internet and lottery industries, including foreign ownership of, and the licensing and permit requirements pertaining to, companies doing business in these industries. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of these businesses include, but are not limited to, the following:

There are uncertainties relating to the regulation of the Internet and lottery businesses in China, including evolving licensing practices. This means that permits, licenses or operations at some of Beijing Brookfield’s controlled entities and subsidiaries may be subject to challenge, or Beijing Brookfield, its controlled entities or its subsidiaries may fail to obtain permits or licenses that may be deemed necessary for operations or Beijing Brookfield may be unable to obtain or renew certain permits or licenses.

New laws and regulations that regulate Internet activities and the lottery industry, including online lottery services, may be promulgated. If these new laws and regulations are promulgated, additional licenses may be required for operations. If Beijing Brookfield’s operations do not comply with these new regulations after they become effective, or if it fails to obtain any licenses required under these new laws and regulations, Beijing Brookfield could be subject to penalties.

Beijing Brookfield only has contractual control over its operating websites and does not directly own the websites due to the restriction of foreign investment in businesses providing value-added telecom services in China, including Internet content provision services. If the authorities challenge Beijing Brookfield’s corporate structure or rights to its websites, it could significantly disrupt Beijing Brookfield’s business, subject Beijing Brookfield to sanctions, compromise enforceability of related contractual arrangements, or have other adverse effects.

The interpretation and application of existing PRC laws, regulations and policies and any new laws, regulations or policies relating to the Internet and lottery industries have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of companies in these industries, including Beijing Brookfield’s business. Beijing Brookfield cannot assure you that it has obtained all the permits or licenses required for conducting its business in China or will be able to maintain existing licenses or obtain any new licenses required under any new laws or regulations. There are also risks associated with being found in violation of existing or future laws and regulations given the uncertainty and complexity of China’s regulation of these businesses.

In addition, new laws and regulations applicable to the Internet and lottery industries could be issued at the national or provincial level, or existing regulations could be interpreted more strictly. No assurance can be given that business on these industries in general or Beijing Brookfield’s products and services in particular will not be adversely impacted by further regulations. In particular, technical limitations on Internet use can also be developed or implemented. For example, restrictions can be implemented on personal Internet use in the workplace in general or access to Beijing Brookfield’s sites in particular. All such regulations, restrictions and limitations could lead to a reduction of user activities or a loss of users, and restrict the types of products and services Beijing Brookfield may be able to offer in China, which in turn could have a material adverse effect on Beijing Brookfield’s financial condition and results of operations.

The 2006 M&A Rules establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it difficult for GFH to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities promulgated the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (the “2006 M&A Rules”), which were later amended on June 22, 2009. The 2006 M&A Rules include provisions that purport to require approval of the Ministry of Commerce for acquisitions by offshore entities established or controlled by domestic companies, enterprises or natural persons of onshore entities that are related to such domestic companies, enterprises or natural persons, and prohibit offshore entities legitimately from using their foreign-invested subsidiaries in China, or through “other means,” to circumvent such requirement. GFH obtained control over Hulian Xincai and NewNet by entering into contractual arrangements with PRC nationals. GFH did not seek the approval of the Ministry of Commerce for those transactions based on the legal advice obtained from PRC legal counsel in those transactions that such approval was unnecessary. However, the 2006 M&A Rules also prohibit companies from using any “other means” to circumvent the approval requirement set forth therein and there is no clear interpretation as to what constitutes “other means” of circumvention of the requirement under the 2006 M&A Rules. The Ministry of Commerce and other applicable government authorities would therefore have broad discretion in determining whether an acquisition is in violation of the 2006 M&A Rules. If PRC regulatory authorities take a view that is contrary to that of GFH, severe penalties may be imposed. In addition, GFH may grow its business, in part, by acquiring complementary businesses in China. If required to obtain the approval from the Ministry of Commerce, completion of such transaction may be delayed or even inhibited. The ability to expand GFH’s business or maintain or expand market share through future acquisitions would as such be materially and adversely affected.

In addition, in August 2011 the Ministry of Commerce issued the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “MOFCOM Security Review Rules”). The MOFCOM Security Review Rules, effective from September 1, 2011, require certain merger and acquisition transactions to be subject to merger control review or security review. The MOFCOM Security Review Rules further provide that, when deciding whether a specific merger or acquisition of a PRC enterprise by foreign investors is subject to the security review by the Ministry of Commerce, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision in the MOFCOM Security Review Rules stating that Beijing Brookfield business falls into the scope subject to the security review. However, as these rules are relatively new and there is a lack of clear statutory interpretation on the implementation of these new rules, there can be no assurance that the Ministry of Commerce will not apply these rules to the contractual arrangements with Hulian Xincai and NewNet.

If found to be in violation of the MOFCOM Security Review Rules, or upon a failure to obtain any required approvals, the relevant regulatory authorities would have broad discretion in dealing with such violations against GFH, including levying fines, confiscating income, revoking GFH’s PRC contractually controlled entities’ business or operating licenses or requiring GFH to restructure or unwind the relevant ownership structure or operations. Any of these actions could cause significant disruption to Beijing Brookfield’s business operations and may materially and adversely affect its business, financial condition and results of operations. Further, if the business of any target company being sought for acquisition in the future falls into the ambit of security review, complying with the requirements of the relevant rules could be prohibitively time consuming or legally prohibited, either by equity or asset acquisition, capital contribution or through any contractual arrangement, which could have a material and adverse impact on the ability to expand Beijing Brookfield’s business or maintain its market share.

Governmental control of currency conversion may affect the value of Beijing Brookfield’s business.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of foreign currency out of China. All of Beijing Brookfield’s revenues are received in Renminbi. Going forward, under the current corporate structure, GFH’s principal source of income is expected to be from dividend payments to GFH from Beijing Brookfield. Shortages in the availability of foreign currency may restrict the ability of Beijing Brookfield to remit sufficient foreign currency to pay dividends or other payments, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, expenditures from trade related transactions and services-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents Beijing Brookfield from obtaining sufficient foreign currency to satisfy its foreign currency demands, it may be unable to pay dividends in foreign currencies to Beijing Brookfield shareholders.

Fluctuations in exchange rates of the Renminbi could materially affect financial results.

The exchange rates between the Renminbi and the British pound and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. The People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals.

As GFH may rely on dividends and other fees paid to it by Beijing Brookfield and affiliated consolidated entities in China, any significant revaluation of the Renminbi may materially and adversely affect cash flows, net revenues, earnings and the financial position, and the value of GFH.

Beijing Brookfield’s results or financial performance may be adversely affected by inflation in China.

In the past China has experienced substantial rates of inflation. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets in China. Furthermore, in an attempt to stabilize inflation, China has previously imposed price controls. Past governmental efforts to curb inflation have also involved more drastic economic measures which had a materially adverse effect on the level of economic activity. There can be no assurance that the PRC will be able to continue to exercise effective control over inflation rates or that a high rate of inflation will not have a materially adverse effect on results or financial performance.

Beijing Brookfield’s operations may be adversely affected by changes in China’s political, economic and social conditions.

Substantially all of Beijing Brookfield’s assets and operations are located in China. Accordingly, its business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industrial development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on Beijing Brookfield. For example, the financial condition and results of operations of Beijing Brookfield may be adversely affected by government control over capital investments or changes in tax regulations. In the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect Beijing Brookfield’s business and operating results. Any significant increase in China’s inflation rate could increase costs and have a negative impact on operating margins. In addition, any sudden changes to China’s political system or the occurrence of widespread social unrest could have negative effects on Beijing Brookfield’s business and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect Beijing Brookfield’s business, and may cause liability for content that is displayed on any of its websites.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. In the past, the PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of Beijing Brookfield’s internet information were deemed by the PRC government to violate any content restrictions, Beijing Brookfield would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect the business, financial condition and results of operations of Beijing Brookfield. Beijing Brookfield may also be subjected to liability for any unlawful actions of its customers or users of its website or for content distributed by Beijing Brookfield that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability, and if Beijing Brookfield is found to be liable, it may be prevented from operating any of its website in China.

Discontinuation of preferential tax treatments currently enjoyed or other unfavorable changes in tax law could result in additional compliance obligations and costs.

Operating in the high-technology and software industry, one of Beijing Brookfield’s operating entities in China enjoys the preferential tax treatment according to the prevailing PRC tax laws. Such PRC subsidiaries may, if the relevant requirements are met, qualify for high and new technology enterprises specially supported by the PRC. For a qualified high and new technology enterprise, the applicable enterprise income tax rate is 15%. The high and new technology enterprise qualification is re-assessed by the relevant authorities every three years. The discontinuation of the preferential tax treatment currently enjoyed could materially and adversely affect the financial condition and results of operations of Beijing Brookfield.

Under the EIT Law, GFH may be classified as a “resident enterprise” of China. Such classification would likely result in unfavorable tax consequences.

Under the enterprise income tax law (“EIT Law”), which has been revised effective as of December 29, 2018, and its implementation rules, (the “Implementation Rules”), which has been revised and become effective on April 23, 2019, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and is subject to enterprise income tax, or EIT, at the rate of 25% on its global income. The Implementation Rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied: (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC.

Currently, it is not believed that either GFH meets all of the criteria above. While, based on the opinion of GFH’s PRC counsel, Global Law Office, GFH has been advised that none of its entities incorporated outside of China is a PRC resident enterprise for PRC tax purposes, if the PRC authorities were to subsequently determine that GFH should be so treated, a 25% EIT on GFH’s global income could significantly increase GFH’s tax burden and materially and adversely affect its financial condition and results of operations.

In addition, even if GFH is not deemed as a resident enterprise by the PRC authorities, pursuant to the EIT Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement and provided that relevant tax authorities approved the foreign investors as the beneficial owners of such dividends under applicable tax regulations. Substantially all of GFH’s income may come from dividends from Beijing Brookfield.

Dividends payable to Beijing Brookfield’s foreign parent company after the Merger may become subject to taxes under PRC tax laws.

Under the EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Furthermore, if GFH is deemed as a PRC resident enterprise, dividends payable to a parent company that is not a PRC entity may be subject to PRC tax at a rate of 10%, subject to any reduction or exemption set forth in applicable tax treaties. If dividends payable to GFH’s non-PRC parent company after the Merger are subject to PRC tax, the value of an investment in Beijing Brookfield may be reduced.

A failure by shareholders or beneficial owners who are PRC citizens or residents in China to comply with certain PRC foreign exchange regulations could restrict GFH’s ability to distribute profits, restrict overseas and cross-border investment activities or subject it to liability under PRC laws, which could adversely affect its business and financial condition.

In July 2014, SAFE, issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Overseas Investment Financing and Roundtrip Investments via Overseas Special Purpose Companies, or SAFE Circular 37, which annulled the previously applicable Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 37 states that the PRC institutes, citizens or residents must register with the relevant local SAFE branch or central SAFE in connection with their direct establishment or indirect control of an offshore entity established with their domestic enterprise’s legal assets or equity or overseas legal assets or equity for the purpose of investment and financing, and in connection with a roundtrip investment, whereby the PRC institutes, citizens or residents engage in direct investment activities domestically through the offshore entity directly or indirectly, that is establishment of foreign investment enterprises or projects domestically through setting up new enterprise or merger and acquisition and obtain the ownership, right of control and right of operation and management and other rights and interests. In addition, such PRC institutes, citizens or residents must apply for the registration of the overseas investment foreign exchanges before they invest in the special purpose companies with their domestic or overseas legal assets and interests, and amend their SAFE registrations when the offshore special purpose companies undergoes material events, such as the change of their domestic individual resident shareholders, names, operation period and other basic information, or domestic individual resident’s increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, or other material events, or offering equity incentive to the directors, supervisors, senior management and other employees with the equity or option of the non-listed special purpose companies, or obtaining the profit, dividend from the special purpose companies or no-longer holding the rights and interests of the special purpose companies due to share transfer, bankruptcy, dissolution, liquidation, expiration of the operation period, change of identity and other reasons or transferring the financing fund back inland after the special purpose companies has completed the overseas financing.

GFH is committed to complying, and to ensuring that its shareholders and beneficial owners who are PRC citizens or residents comply, with SAFE Circular 37 requirements and has requested that its beneficial owners who are PRC residents to complete the registration under SAFE Circular 37, if applicable. However, GFH may not be fully informed of the identities of all its beneficial owners who are PRC citizens or residents, and therefore will not have the ability to compel beneficial owners to comply with SAFE Circular 37 requirements. As a result, it cannot be assured that all GFH shareholders or beneficial owners who are PRC citizens or residents have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37 or other related regulations. Failure by such shareholders or beneficial owners to comply with SAFE Circular 37, or failure by GFH to amend the foreign exchange registrations of its PRC subsidiaries, could subject GFH to fines or legal sanctions, restrict its overseas or cross-border investment activities, limit the ability of Beijing Brookfield to make distributions or pay dividends or affect the GFH ownership structure, which could adversely affect its business and prospects.

A failure to comply with PRC regulations regarding the registration of shares and share options held by GFH employees who are PRC citizens may subject such employees and/or GFH to fines, legal and administrative sanctions.

GFH intends to establish a share incentive scheme which would make grants to GFH employees who are residents of the PRC. GFH is aware that on February 15, 2012, SAFE promulgated the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Ownership Plans or Share Option Plans of Overseas Publicly-Listed Companies issued by SAFE on March 28, 2007. Under the Share Option Rules and other relevant rules and regulations, PRC residents who participate in share incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a share incentive plan who are PRC residents must retain a qualified PRC agent, which could be a domestic company participating in the Share Incentive Plans or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plan on behalf of its participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of share options, the purchase and sale of corresponding shares or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the share incentive plan if there is any material change to the share incentive plan, the PRC agent or the overseas entrusted institution or other material changes. As of the date of this proxy statement, GFH is discussing with its legal representatives the proper way to apply for registration with the Beijing branch of SAFE pursuant to the Share Option Rules.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject Beijing Brookfield to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of Beijing Brookfield employees up to a maximum amount specified by the local government from time to time at locations where Beijing Brookfield operates. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Beijing Brookfield’s PRC operating entities incorporated in various locations in China have not made adequate employee benefit payments and Beijing Brookfield has recorded accruals for estimated underpaid amounts in its financial statements. It may be required to make up the contributions for these plans as well as to pay late fees and fines. If Beijing Brookfield is subject to late fees or fines in relation to the underpaid employee benefits, its financial condition and results of operations may be adversely affected.

Beijing Brookfield could be adversely affected by violations of applicable anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010.

Anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, generally prohibit directly or indirectly giving, offering, or promising anything of value to improperly induce the recipient to act, or refrain from acting, in a manner that would confer a commercial advantage. The anti-bribery provisions of the U.S. Foreign Corrupt Practices Act generally prohibit directly or indirectly giving, offering or promising an inducement to a public official (broadly interpreted) to corruptly influence the official’s actions in order to obtain a commercial advantage. The U.K. Bribery Act of 2010 prohibits both domestic and international bribery, as well as bribery in both the private and public sectors. In addition, an organization that “fails to prevent bribery” by anyone associated with the organization may be charged under the U.K. Bribery Act unless the organization can establish the defense of having implemented “adequate procedures” to prevent bribery. Beijing Brookfield has adopted and implemented policies and procedures designed to ensure that those involved in the marketing, sale, and distribution of its products are both aware of these legal requirements and committed to complying therewith. However, it cannot be assured that these policies and procedures will protect Beijing Brookfield from potentially illegal acts committed by individual employees or agents. If Beijing Brookfield is found to be liable for anti-corruption law violations, it could be subject to criminal or civil penalties or other consequences that could have a material adverse effect on its business and financial condition.

RISKS RELATED TO PARAGONEX

Risks Related to the ParagonEx Business

The revenue and profitability of ParagonEx are influenced by trading volume and currency volatility, which are directly impacted by domestic and international market and economic conditions that are beyond the control of ParagonEx.

During recent years, there has been significant disruption and volatility in the global financial markets. ParagonEx’s revenue is influenced by the general level of trading activity in the global financial markets. Its revenue and operating results may vary significantly from period to period due primarily to movements and trends in the world’s financial markets and to fluctuations in trading levels. ParagonEx has generally experienced greater trading volume in periods of volatile markets. In the event ParagonEx experiences lower levels of market volatility, its revenue and profitability will likely be negatively affected. In addition, the End Users of the brokerage firms which operate and offer ParagonEx’s trading platform (which ParagonEx refers to as its B2B customers) are primarily individual retail customers who view trading in the markets which ParagonEx offers as an alternative investment class. If global economic conditions limit the disposable income of its customers, the business of ParagonEx could be materially adversely affected as its customers may choose to curtail their trading, which could result in reduced customer trading volume and trading revenue.

Like other financial services firms, the business and profitability of ParagonEx are directly affected by elements that are beyond its control, such as economic and political conditions, broad trends in business and finance, changes in the volume of market transactions, changes in supply and demand for currencies, movements in currency exchange rates, changes in the financial strength of market participants, legislative and regulatory changes, changes in the markets in which such transactions occur, changes in how such transactions are processed and disruptions due to terrorism, war or extreme weather events. Any one or more of these factors, or other factors, may adversely affect the business and results of operations and cash flows of ParagonEx. A weakness in equity markets could result in reduced trading activity by ParagonEx’s B2B customers and their End Users and, therefore, could have a material adverse effect on its business, financial condition and results of operations and cash flows. As a result, period-to-period comparisons of operating results may not be meaningful and the future operating results of ParagonEx may be subject to significant fluctuations or declines.

The trading activities of ParagonEx involve significant risks and unforeseen events that could have a material adverse effect on its business, financial condition, results of operations and cash flows.

ParagonEx offers the End Users of its B2B customers’ access to a wide array of products, including Forex, CFDs, spread bets, futures, commodities, stocks, OTC currency derivatives and gold and silver spot trading products. The trading activities by ParagonEx in these various products involve significant risks.

The principal sources of revenues and profits of ParagonEx arise from the difference between the prices at which it buys and sells, or sells and buys, the assets underlying its trading products. ParagonEx may incur trading losses for a variety of reasons, including:

●	price changes;

●	lack of liquidity in the underlying asset in which ParagonEx has positions; and

●	inaccuracies in the ParagonEx proprietary pricing mechanism, or rate engine, which evaluates, monitors and assimilates market data and reevaluates its outstanding quotes, and is designed to publish prices reflective of prevailing market conditions throughout the trading day.

These risks may affect the prices at which ParagonEx is able to sell or buy such assets or may limit or restrict its ability to either resell an asset that it has purchased or repurchase an asset that it has sold.

In addition, competitive forces often require ParagonEx to match the breadth of quotes which competitors display and to hold varying amounts and types of assets at any given time. By having to maintain positions in certain assets, ParagonEx is subjected to a high degree of risk. ParagonEx may not be able to manage such risk successfully and may experience significant losses from such activities, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

These risks include market risk, counterparty risk, liquidity risk, technology risk, third-party risk and risk of human error. In addition, unexpected events can occur that can result in great financial loss to ParagonEx, including its inability to effectively integrate new products into existing trading platforms or the failure by ParagonEx to properly manage the market risks associated with making markets for new products. The profit margins for these products may not be similar to the profit margins historically realized with respect to forex trading.

Market risk and trading volume could drive rebate liability in excess of trading and commission income because rebate paid to B2B customers is based on trading volume.

Furthermore, the consideration payable to ParagonEx for trading on its software platform and supply of its ancillary services is dependent upon the B2B customers’ ability to pay this consideration from its End Users – further exposing ParagonEx to the credit risks of each such B2B customer.

Closure of a major B2B customer due to regulatory or other reasons will likely have a material adverse effect on ParagonEx’s business, financial condition, results of operation and cash flow.

ParagonEx’s is reliant on a relatively small number of major B2B customers from which it derives the vast majority of its revenue and net income. The shutdown or suspension of operations of any one or more such major B2B customer, whether due to regulatory or other reasons, will therefore likely have a material adverse effect on ParagonEx’s business, financial condition, results of operation and cash flow.

Any disruption or corruption of the proprietary technology belonging to ParagonEx could have a material adverse effect on its business, financial condition and results of operations and cash flows.

ParagonEx relies on its proprietary technology to receive and properly process internal and external data. Any disruption in the proper functioning or any corruption of ParagonEx software or erroneous or corrupted data may cause it to make erroneous trades or require ParagonEx to suspend services, any of which could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

Systems failures could cause interruptions in ParagonEx services or decreases in the responsiveness of ParagonEx services, which could harm its business.

If the ParagonEx systems fail to perform, ParagonEx could experience disruptions in operations, slower response times or decreased customer satisfaction. The ability of ParagonEx to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of its computer and communications hardware and software systems. These systems have historically experienced periodic interruptions and disruptions in operations, which is believed to continue to occur from time to time. The ParagonEx systems are also vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. ParagonEx does not have fully redundant capabilities nor does it maintain an alternative disaster-recovery site. While ParagonEx currently maintains a disaster recovery plan (“DRP”), which is intended to minimize service interruptions and secure data integrity, the DRP may not work effectively during an emergency. Any systems failure that causes an interruption in ParagonEx’s services or decreases the responsiveness of ParagonEx’s services could impair its reputation, damage its brand name and materially adversely affect ParagonEx’s business, financial condition and results of operations and cash flows.

ParagonEx may not be able to develop and adopt new technologies in a timely fashion, which could adversely impact its ability to compete in the markets in which ParagonEx operates.

The success of ParagonEx in the past has largely been attributable to its proprietary technology that has taken many years to develop. If competitors develop more advanced technologies, ParagonEx may be required to devote substantial resources to the development of more advanced technology to remain competitive. The industry within which ParagonEx operates is characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. ParagonEx may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

Security breaches and other disruptions could compromise information and cause exposure to potential liability, which would cause the business and reputation of ParagonEx to suffer.

In the ordinary course of its business, ParagonEx collects and stores sensitive data, including intellectual property, proprietary business and customer information, and personally identifiable information of B2B customers, End Users and employees, in data centers and on ParagonEx networks. Therefore, it must comply with data protection laws and regulations applicable to its activities, and may be subject to data protection authorities seeking to assert authority over it if such authorities deem such activities to be taking place within their jurisdiction. In addition, the secure processing, maintenance and transmission of this information is critical to the operations of ParagonEx. Despite its security measures, ParagonEx has, from time to time, experienced third-party cyberattacks as well as unintentional errors that can damage ParagonEx’s systems or expose sensitive information. Further, ParagonEx information technology and infrastructure may be vulnerable to future attacks by hackers or compromised due to employee error, malfeasance or other disruptions, such as “distributed denial of service” or similar cyberattacks. Any such event could compromise ParagonEx’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen.

While liability for known past events has not been material to ParagonEx’s business, financial condition, results of operations or cash flows, any such access, disclosure or other loss of information could result in future legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption of operations and services provided to customers, damage to the ParagonEx reputation or a loss of confidence in its products and services, any of which could adversely affect the business, financial condition, results of operations and cash flows of ParagonEx. ParagonEx does not currently maintain cyber risk insurance, and even if such insurance is obtained following the completion of the transactions contemplated by this proxy statement it may not be sufficient to cover all losses from any future breaches of ParagonEx systems.

ParagonEx may not be able to protect its intellectual property rights or may be prevented from using intellectual property necessary for its business.

ParagonEx relies on a combination of copyright and trade secrets in jurisdictions in which ParagonEx operates to protect proprietary technology and intellectual property rights belonging to ParagonEx. ParagonEx does not have any patents or registered trademarks, which might adversely affect its ability to defend against technologies that mimic the features and functionality of ParagonEx proprietary platform as well as to protect its brands. While access to proprietary technology is rigorously controlled, and confidentiality and invention assignment agreements with ParagonEx employees, consultants and other third parties are entered into, it is possible that third parties may copy or otherwise obtain and use proprietary technology belonging to ParagonEx without authorization or otherwise infringe on the rights of ParagonEx. Such unauthorized use and infringement would undermine the competitive benefits offered by this proprietary technology and could adversely impact the business and results of operations and cash flows of ParagonEx.

ParagonEx also licenses or is permitted to use intellectual property, data or technologies owned by others, including stock exchanges. There is no assurance that these intellectual property rights, data or technologies will continue to be available on the same or commercially reasonable terms. Additionally, in the event such intellectual property or technology becomes material to the ParagonEx business, the loss of such licenses or the inability of ParagonEx to otherwise continue to use such technologies would have a material adverse effect on the ParagonEx business. ParagonEx may also face claims of infringement that could interfere with its ability to use technology that is material to its business operations.

ParagonEx may face claims of infringement or misappropriation of intellectual property rights of third parties, which could expose ParagonEx to significant litigation expenses, losses or licensing expenses.

ParagonEx did not conduct patent searches in order to ensure that it does not infringe any patents of third parties nor can it ensure that all its software developers did not infringe third parties’ intellectual property rights while developing ParagonEx’s proprietary platform. Intellectual property infringement claims might result in costly and time-consuming litigation, expose ParagonEx to substantial damages or license fees with respect to the infringed rights and ultimately even require ParagonEx to cease using some or all of its proprietary platform or redesign it.

ParagonEx received a letter from Global Fintech Solutions (“GFS”) represented by Gal Barak whereby it is claimed that GFS is the exclusive holder of all intellectual property rights in ParagonEx Dynamic which was acquired by ParagonEx. Except for the aforementioned letters, no further letters or notifications have been received by ParagonEx in relation to this matter.

ParagonEx has incorporated certain software components into its mobile applications that are subject to open source licenses and might require it to disclose certain proprietary source code.

ParagonEx’s mobile applications include software components licensed under open source licenses. Some open source licenses could require ParagonEx, under certain circumstances, to license or disclose code or inventions that are included in the mobile applications and may also expose ParagonEx to increased litigation risk.

The requirements of the new European Union General Data Protection Regulations (GDPR) came into force in May 2018. If ParagonEx fails to comply with such regulations, it may be unable to offer its services to End Users in the European Union.

The requirements of the new General Data Protection Regulations (“GDPR”) of the European Union (“EU”) came into force in May 2018. Data ‘controllers’ and ‘processors’, as defined by the GDPR, who process personal data of subjects in the EU, regardless of where the data is held or processed, will have to comply with these regulations. The GDPR has a significant effect on a company’s privacy and data protection practices, as it introduces various changes to how personal information should be collected, maintained, processed and secured. Non-compliance with the GDPR may result in fines of up to €20 million or 4% of ParagonEx’s annual global turnover, and ParagonEx will be particularly exposed to enforcement action in light of the amount of End User data it holds and processes. A company could also be subject to private litigation and loss of customer goodwill and confidence.

In its B2B operations, ParagonEx primarily acts as a ‘data processor’ and relies on its B2B customers to collect personal data from its End Users only in accordance with applicable consents or other lawful grounds. In its capacity as a data processor, ParagonEx processes a large quantity of personal End User data, including sensitive data such as name, address, age, bank details and trading history. Such data could be wrongfully accessed or used by employees, customers, suppliers of third parties, or lost, disclosed or improperly processed in breach of data protection regulations.

ParagonEx has undergone a robust and risk-oriented GDPR-preparation project, pursuant to a designated GDPR gap analysis that was prepared for that purpose. As part of such project, ParagonEx mapped the personal data lifecycle of the organization, including how personal data of EU-based End Users and EU employees is collected, stored, secured and shared with third parties. ParagonEx subsequently drafted applicable internal policies and procedures to address the various GDPR requirements, reviewed necessary product and IT implementations, put in place adequate contractual measures with respect to sharing data with third parties, appointed an external data protection officer, and more.

However, GDPR requires compliance with various national data protection laws governing the collection, use and disclosure of personal data in all countries in which ParagonEx’s B2B customers operate, and ParagonEx’s endeavors in the matter, despite being comprehensive and systematic, may not be completely successful. If ParagonEx is not fully compliant with the new EU GDPR, it may have a material adverse effect on its long-term success.

Attrition of customer accounts and failure to attract new accounts in a cost-effective manner could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

The ParagonEx customer base is comprised of a few B2B customers that account for the generation of substantially all trading activity on ParagonEx’s platform. Although products and tailored services designed to enable B2B customers to educate, support and retain End Users are offered, efforts to attract new B2B customers and to support its existing B2B customer in reducing the attrition rate of their existing End Users may not be successful. If ParagonEx’s B2B customers are unable to maintain or increase End User retention rates or generate a substantial number of new End Users in a cost-effective manner, ParagonEx’s business, financial condition and results of operations and cash flows would likely be adversely affected. Although significant financial resources on sales and marketing expenses and related expenses have been expended and ParagonEx plans to continue to do so, these efforts may not be cost-effective at attracting new B2B customers. In particular, ParagonEx believes that rates for desirable advertising and marketing placements, including online, search engine, print and television advertising, are likely to increase in the foreseeable future, possibly placing ParagonEx’s B2B customers at a disadvantage relative to its larger competitors in its ability to expand or maintain advertising and marketing commitments. If ParagonEx’s B2B customers do not achieve their advertising objectives, ParagonEx’s profitability and growth may be materially adversely affected.

ParagonEx is subject to litigation risks which could adversely affect ParagonEx’s reputation, business, financial condition and results of operations and cash flows. ParagonEx’s former Romanian subsidiary is under scrutiny as part of an industry-wide investigation held by Romanian law enforcement agencies. A class action has been filed against ParagonEx’s Israeli subsidiary, Toyga, regarding supposed deficiencies in its disbursements toward employee pension funds, the settlement of which is being opposed by the Israeli Attorney General.

Although most of ParagonEx’s business is not subject to regulatory oversight, many aspects of the business of ParagonEx involve risks that expose ParagonEx to potential liability in the jurisdictions in which it operates, as well as the rules and enforcement efforts of regulators and self-regulatory organizations worldwide. These risks include, among others, new or existing requirements made by regulators which ParagonEx fails to meet, disputes over trade terms with B2B customers and other market participants, End User losses (and consequently B2B customer losses) resulting from system delay or failure and End User and customer claims that ParagonEx employees executed unauthorized transactions, made materially false or misleading statements or lost or diverted End User assets in ParagonEx’s custody. ParagonEx may also be subject to regulatory investigation and enforcement actions by regulators seeking to impose significant fines or other sanctions in the jurisdictions in which ParagonEx and its B2B customers operate or in which any End Users are located, which in turn could also trigger civil litigation for previous operations that may be deemed to have violated applicable rules and regulations in one or more jurisdictions.

The volume of claims and the amount of damages and fines claimed in litigation and regulatory proceedings against financial services firms has been increasing and may continue to increase. The amounts involved in the trades executed by ParagonEx, together with rapid price movements in its currency pairs, can result in potentially large damage claims in any litigation resulting from such trades. Dissatisfied End Users (directly or indirectly by bringing claims against the relevant B2B customers with whom they engaged), regulators or self-regulatory organizations may make claims against ParagonEx regarding the quality of trade execution, improperly settled trades, failure to obtain required regulatory approvals or licenses, mismanagement or even fraud, and these claims may increase as the ParagonEx business expands.

ParagonEx faced such risk in Romania, where it has come to ParagonEx’s attention that its former subsidiary, Urom Support Srl (“Urom”), is apparently under investigation as part of a broad inquiry launched by Romanian law enforcement agencies across the entire online financial trading industry in the country. Thus far, no formal charges have been brought against Urom or, to ParagonEx’s knowledge, against any of its officers, directors or affiliates. However, ParagonEx does not know the exact scope, extent, timeframe or objectives of the inquiry. If any further actions were to be taken as part of such inquiry or if its scope extends beyond the confines of the Romanian subsidiary, it might have a material adverse effect on ParagonEx or its affiliates despite Urom’s impending expulsion from ParagonEx’s corporate group.

Litigation may also arise from disputes over the exercise of the rights of ParagonEx with respect to B2B and End User customer accounts and collateral. Although ParagonEx agreements generally provide that ParagonEx may exercise rights with respect to B2B and End User customer accounts and collateral as ParagonEx deems reasonably necessary for its protection, the exercise of these rights may lead to claims by customers that such rights were exercised improperly.

Litigation may also arise from various other corporate, commercial or employment disputes in which ParagonEx or its subsidiaries are or may become involved, including class actions which may be brought against them in Israel or abroad. Such risk materialized when a motion to approve a class action was filed in 2018 with the Israeli regional labor court in Tel Aviv against Toyga Media Ltd. (“Toyga”), one of ParagonEx’s Israeli subsidiaries, by a former employee of Toya who served as a customer retention representative. The motion asserts that since August 2011, Toyga has been making insufficient contributions to its employees’ pension funds by starting such contributions only after a certain period of time rather than from the first day of employment, and that Toyga further failed to make such contributions at the higher rates stipulated by a certain governmental extension order which allegedly applies to it. The motion further asserts that Toyga failed to consider sales commissions as part of the employees’ wages for purposes of calculating the pension contributions, resulting in an additional deficiency in such contributions. The class action is for a total amount of NIS 46,802,700, or approximately $13.5 million as of December 31, 2019. On April 22, 2019, the parties signed a settlement agreement, whereby, in exchange for the withdrawal of the class action motion with prejudice, Toyga agreed to (a) backpay its current and former employees 50% of the total difference between the pension contributions that Toyga should have made according to the employees’ claim and those it actually made, in each case since August 29, 2011, which Toyga expects to amount to approximately NIS 250,000 (before interest and linkage differentials); and (b) take the bonus payment into account as part of the employees’ wages for the purpose of pension contributions under the relevant expansion order going forward. Notice of the settlement was published as required by law, and no employees have chosen to opt out of it within the designated objection period. On December 26, 2019, the Attorney General delivered an opinion opposing the settlement, as currently proposed. In response to the Attorney General’s opinion, the Court ordered the parties to submit a notice, by January 27, 2020, to inform the Court how the parties wish to proceed. In addition, the Court’s order sets the evidentiary hearing for this case for October 22, 2020.

ParagonEx may also have to rely on litigation to enforce intellectual property rights, protect trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Even if ParagonEx prevails in any litigation or enforcement proceedings against it, ParagonEx could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage ParagonEx’s reputation or raise concerns among ParagonEx’s B2B customers and End Users, ParagonEx may feel compelled to settle claims at significant cost. The initiation of any claim, proceeding or investigation against ParagonEx, or an adverse resolution of any such matter, could have a material adverse effect on the ParagonEx reputation, business, financial condition and results of operations and cash flows.

ParagonEx may be subject to customer litigation, financial losses, regulatory sanctions and harm to its reputation as a result of employee misconduct or errors that are difficult to detect and deter.

There have been a number of highly publicized cases involving fraud or other misconduct by financial services firms and their employees in recent years. ParagonEx employees could open new accounts without following appropriate proceedings, execute unauthorized transactions for End Users of ParagonEx’s B2B customers, use their assets improperly or without authorization, carry out improper activities on behalf of such customers, make false or partial representations to End Users, provide services to End Users in a manner that is prohibited or without the appropriate licenses, or use confidential customer or company information for personal or other improper purposes, as well as improperly record or otherwise try to hide improper activities from ParagonEx. Further, in instances where ParagonEx B2B customers fail to comply with applicable regulation, regulators and End Users may attempt to make a claim against ParagonEx for providing the platform for execution of transactions that caused such violations. ParagonEx cannot assure you that ParagonEx would not be held responsible for breaches or violations by its B2B customers. Employees’ misconduct exposes ParagonEx to the risk of material losses and regulatory sanctions.

In addition, employee errors, including mistakes in executing, recording or reporting transactions for End Users, may cause ParagonEx to enter into transactions that End Users disavow and refuse to settle. Employee errors expose ParagonEx to the risk of material losses until the errors are detected and the transactions are unwound or reversed. The risk of employee error or miscommunication may be greater for products that are new or have non-standardized terms. Further, such errors may be more likely to occur following any acquisitions during the integration of or migration from technological systems. Misconduct by ParagonEx employees or former employees could subject ParagonEx to financial losses or regulatory sanctions and seriously harm ParagonEx’s reputation.

It may not be possible to detect or deter employee misconduct, and the precautions taken to prevent and detect this activity may not be effective in all cases. ParagonEx’s employees may also commit good faith errors that could subject ParagonEx to financial claims for negligence or otherwise, as well as regulatory actions.

Misconduct by employees of ParagonEx’s B2B customers can also cause exposure to claims for financial losses or regulatory proceedings when it is alleged ParagonEx or its employees knew or should have known that an employee of a ParagonEx B2B customer was not authorized to undertake certain transactions or made false representations to End Users. Dissatisfied End Users or B2B customers can make claims against ParagonEx, including claims for negligence, fraud, unauthorized trading, failure to supervise, breach of fiduciary duty, employee errors, intentional misconduct, unauthorized transactions by persons associated with ParagonEx or failures in the processing of transactions.

End User accounts may be vulnerable to identity theft and credit card fraud.

Credit card issuers have adopted credit card security guidelines as part of their ongoing efforts to prevent identity theft and credit card fraud. ParagonEx continues to work with credit card issuers to ensure that ParagonEx services, including End User account maintenance, comply with these rules. When there is unauthorized access to credit card data that results in financial loss, there is the potential that ParagonEx could experience reputational damage and parties could seek damages.

If ParagonEx reputation is harmed, or the reputation of the online financial services industry as a whole is harmed, the business, financial condition and results of operations and cash flows of ParagonEx may be materially adversely affected.

The ability of ParagonEx to attract and retain employees and B2B customers and the ability of its B2B customers to attract and retain End Users may be adversely affected if ParagonEx’s reputation is damaged. If ParagonEx fails, or appears to fail, to deal with issues that may give rise to reputation risk, the business prospects of ParagonEx could be materially adversely affected. These issues include, but are not limited to, appropriately dealing with potential conflicts of interest, legal and regulatory requirements, ethical issues, money-laundering, privacy, client data protection, record keeping, sales and trading practices, and the proper identification of the legal, credit, liquidity, and market risks inherent in ParagonEx’s business. Failure to appropriately address these issues could also give rise to additional legal risk, which could, in turn, increase the size and number of claims and damages asserted against ParagonEx or subject it to regulatory enforcement actions, fines and penalties. Any such sanctions could materially adversely affect ParagonEx’s reputation, thereby reducing the ability of ParagonEx to attract and retain employees and B2B customers and, in turn, the ability of its B2B customers to retain End Users.

In addition, ParagonEx’s ability to attract and retain B2B customers and the ability of such B2B customers to attract and retain End Users may be adversely affected if the reputation of the online financial services industry as a whole or the CFD trading industry is damaged. In recent years, a number of financial services firms have suffered significant damage to their reputations from highly publicized incidents that in turn resulted in significant and in some cases irreparable harm to their business. A perception of instability within the online financial services industry also could materially adversely affect the ability of ParagonEx to attract and retain B2B customers and the ability of such B2B customers to attract and retain End Users.

The loss of key ParagonEx employees could materially adversely affect its business, including the ability to grow the business.

ParagonEx key executives and employees have significant experience in the CFD trading industry and have made significant contributions to the business of ParagonEx. In addition, other senior ParagonEx employees have made significant contributions to ParagonEx’s business. The continued success of ParagonEx is dependent upon the retention of these and other key ParagonEx executive officers and employees, as well as the services provided by the trading staff, technology and programming specialists and a number of other key managerial, marketing, planning, financial, technical and operations personnel employed by ParagonEx. The loss of such key personnel could have a materially adverse effect on ParagonEx’s business. In addition, the ability of ParagonEx to grow its business is dependent, to a large degree, on its ability to retain such executives and employees.

The industries in which ParagonEx operates are highly competitive, which may adversely affect ParagonEx if it is unable to compete effectively.

The CFD trading market served by ParagonEx and the PaaS offering is rapidly evolving and characterized by intense competition and evolving domestic and global regulatory oversight and rules. Tighter spreads and increased competition could make the business of ParagonEx less profitable. The prospects of ParagonEx’s success may be materially adversely affected by its inability to adapt to these changes and effectively manage the risks, expenses and difficulties frequently encountered in the operation of a business in a rapidly evolving industry.

In addition, competitors of ParagonEx include sophisticated institutions which have larger customer bases, more established name recognition and substantially greater financial, marketing, technological and personnel resources than ParagonEx does. These advantages may enable them to, among other things:

●	develop products and services that are similar to those of ParagonEx, or that are more attractive to existing and prospective B2B customers and End Users in one or more markets in which ParagonEx does business;

●	provide products and services not offered by ParagonEx;

●	provide execution and clearing services that are more rapid, reliable, efficient or less expensive;

●	offer products and services at prices below those of ParagonEx to gain market share and to promote other businesses, such as forex options, futures, listed securities, CFDs, precious metals and OTC derivatives;

●	adapt at a faster rate to market conditions, new technologies and customer demands;

●	offer better, faster and more reliable technology;

●	outbid ParagonEx for desirable acquisition targets;

●	more efficiently engage in and expand existing relationships with strategic alliances;

●	market, promote and sell their products and services more effectively; and

●	develop stronger relationships with B2B customers.

These competitors, including commercial and investment banking firms, may have access to capital in greater amounts and at lower costs than ParagonEx does, and, therefore, may be better able to respond to changes in the industries in which ParagonEx operates, to compete for skilled professionals, to finance acquisitions, to fund internal growth and to compete for market share generally. Among other things, access to capital determines creditworthiness, which if perceived negatively in the market could materially impair the ability of ParagonEx to attract customer assets. Access to capital also determines the degree to which ParagonEx can expand its operations. Therefore, if ParagonEx is not able to maintain or increase capital on competitive terms, it could be at a significant competitive disadvantage, and the ability of ParagonEx to maintain or increase revenue and earnings could be materially impaired. Also, new or existing competitors in certain markets could make it difficult for ParagonEx to maintain current market share or increase it in desirable markets. Increased competition could also result in narrowing bid/offer spreads, which could materially adversely affect the business, financial condition and results of operations and cash flows of ParagonEx. Any reduction in revenues without a commensurate reduction in expenses would decrease profitability. ParagonEx may not be able to compete effectively against these firms, particularly those with greater financial resources, and failure to do so could materially and adversely affect the business, financial condition and results of operations and cash flows of ParagonEx.

ParagonEx may be unable to respond to its B2B customers’ demands for new services and products and its business, financial condition and results of operations and cash flows may be materially adversely affected.

The market for Internet-based and mobile trading is characterized by:

●	changing End User demands;

●	the need to enhance existing services and products or introduce new services and products;

●	evolving industry practices; and

●	rapidly evolving technology solutions.

New services and products provided by competitors of ParagonEx may render existing services and products less competitive. The future success of ParagonEx will depend, in part, on its ability to respond to its existing and prospective B2B customers’ demands (and the demands of such B2B customers’ existing and prospective End Users) for new services and products on a timely and cost-effective basis and to adapt to address the increasingly sophisticated requirements and varied needs of ParagonEx’s existing and prospective B2B customers and the needs of such B2B customers’ existing and prospective End Users. ParagonEx may not be successful in developing, introducing or marketing new services and products. In addition, the new service and product enhancements offered by ParagonEx may not achieve market acceptance. Any failure on the part of ParagonEx to anticipate or respond adequately to customer requirements or changing industry practices, or any significant delays in the development, introduction or availability of new services, products or service or product enhancements could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

The international nature of ParagonEx operations presents special challenges and the failure to adequately address such challenges or compete in these markets, either directly or through joint ventures with local firms, could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

In 2018, ParagonEx generated its revenues from B2B customers and End Users located in approximately 150 countries. Moreover, expanding the ParagonEx business into new markets, such as China, is an important part of the growth strategy of ParagonEx. Due to certain cultural, regulatory and other challenges relevant to those markets, however, ParagonEx may be at a competitive disadvantage in those regions relative to local firms or to international firms that have a well-established local presence. These challenges include:

●	less developed or mature local technological infrastructure and higher costs, which could make ParagonEx products and services less attractive or accessible in emerging markets;

●	Exposure to potential diverse regulatory requirements of multiple jurisdictions, which may be more burdensome, not clearly defined and subject to unexpected changes, potentially exposing ParagonEx to significant compliance costs and regulatory penalties;

●	less developed and established local financial and banking infrastructure, which could make ParagonEx’s products and services less accessible;

●	reduced protection of intellectual property rights;

●	inability to enforce contracts;

●	difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel;

●	tariffs and other trade barriers;

●	currency and tax laws that may prevent or restrict the transfer of capital and profits among the various ParagonEx operations around the world; and

●	time zone, language and cultural differences among personnel in different areas of the world.

In addition, in order to be competitive in these local markets, or in some cases because of restrictions on the ability of foreign firms to do business locally, ParagonEx may seek to operate through joint ventures with local firms. Doing business through joint ventures may limit the ability to control the conduct of the business and could expose ParagonEx to reputational and greater operational risks. ParagonEx may also face intense competition from other international firms over relatively scarce opportunities for market entry. Given the intense competition from other international brokers also seeking to enter these new markets, ParagonEx may have difficulty finding suitable local firms willing to enter into the kinds of relationships with it needed to gain access to these markets. This competition could make it difficult for ParagonEx to expand its business internationally as planned.

If the operating subsidiaries of ParagonEx are unable to pay it fees or dividends when needed, ParagonEx may be unable to satisfy its obligations when they arise.

As a holding company, nearly all of the funds of ParagonEx are generated by its operating subsidiaries. Historically, ParagonEx has accessed these funds through receipt of dividends from these subsidiaries, or, in the case of its Belize subsidiary — by charging it a license fee. The subsidiary in Belize is further subject to regulation and requirements of regulatory bodies in Belize relating to liquidity and capital standards, which may have the effect of limiting funds available for the payment of license fees or dividends to ParagonEx. Accordingly, if ParagonEx subsidiary in Belize is unable to pay fees or dividends and make other payments to ParagonEx when needed, due to regulatory restrictions or otherwise, ParagonEx may be unable to satisfy obligations when they arise.

ParagonEx depends on one major B2B customer for a significant portion of its revenues, and its future revenues and earnings could be negatively impacted by the loss or reduction of the demand for services by such customer.

A significant portion of ParagonEx’s annual revenues in the past two years were derived from one leading B2B customer, namely UFX, which operates two regulated companies. As of December 31, 2018, the revenues from UFX accounted for approximately 86% of ParagonEx’s revenues. Any disruption in the business operations of UFX, including as a result of regulatory or banking restrictions, would likely result in a substantial reduction or complete loss of the revenue and income generated by such customer, which would have a material adverse impact on ParagonEx’s financial condition and performance.

The services provided by ParagonEx to several of its main B2B customers are comprehensive, which may cause such customers to be considered operationally dependent on ParagonEx.

As part of its business development strategy, ParagonEx has supported the founders of several of its major B2B customers in the incorporation or acquisition of their companies, as well as in obtaining and renewing their regulatory licenses. ParagonEx further provides several of these B2B customers with comprehensive services which cover a considerable portion of the overall scope of such B2B customers’ operations and which they receive exclusively from ParagonEx, possibly causing such B2B customers to be operationally dependent on ParagonEx. Consequently, such B2B customers may be regarded as related parties of ParagonEx or as having a connection to ParagonEx for various accounting, tax and corporate purposes, and certain transactions between the parties may not be regarded as having been conducted at arm’s-length or on fair market terms.

Recent and potential changes to rules regarding cross-border taxation, the revised interpretation of existing tax rules or increased scrutiny of existing structures, could increase the tax liability of ParagonEx.

ParagonEx aims to ensure that each legal entity within its group is a tax resident of the jurisdiction in which it is incorporated or registered and has no taxable presence in any other jurisdiction, and that the pricing of any arrangements between group companies, such as intra-group provision of services, are established on an arm’s-length basis. However, if any group company is found to have a taxable presence elsewhere, whether on the basis of existing law or the current practice of any tax authority or by reason of a change in law or practice, or if tax authorities in relevant jurisdictions do not regard the arrangements between any of the group companies as being made at arm’s-length or insofar as changes occur in transfer pricing regulations or in the interpretation of existing transfer pricing regulations, this may have a material adverse effect on the amount of tax payable. Heightened attention has been given at national and supranational levels, particularly through the G20/OECD Base Erosion and Profit Shifting program (“BEPS”), as well as in other public forums and the media, with regard to matters of cross-border taxation, and in particular, to taxation of the digital economy.

In this context, ParagonEx expects to be subject to increased reporting requirements regarding its international tax structure. In addition, changes are expected to the definition of the “permanent establishment” concept under bilateral tax treaties including pursuant to the multilateral instrument adopted within the BEPS framework, and to the manner in which the existing “permanent establishment” concept is interpreted by tax authorities, such that ParagonEx may be subject to corporate tax with regard to profits attributed to additional jurisdictions in which it does not currently have a taxable presence under the rules as currently interpreted. Furthermore in 2019, the British Virgin Islands, Belize and Isle of Man have introduced rules aimed at bolstering its compliance with EU and international obligations in the context of which minimum requirements with regard to the substance and activities of locally tax resident companies have been introduced. The aforementioned rules impose stringent local economic substance requirements including a rebuttable presumption of non-compliance with respect to companies classified as high-risk intellectual property holding companies such as ParagonEx, and significant financial, tax information exchange and corporate sanctions in the event of non-compliance. Any changes in the rules regarding cross-border taxation or the revised interpretation of existing tax rules could increase the tax liability of ParagonEx and have a material adverse effect on its business, results of operations, financial condition and prospects.

The Israeli Tax Authority is reviewing ParagonEx’s tax position.

The Israeli Tax Authority (the “ITA”) is in the process of reviewing ParagonEx’s tax position and has initiated an audit of ParagonEx’s tax filings in Israel. The ITA is asserting that ParagonEx is effectively controlled and managed from Israel, and should therefore be subject to Israeli taxation on its entire global income in accordance with the local tax ordinance. Consequently, ParagonEx has been issued with a demand from the ITA, requiring it to pay the minimum tax advancements that are levied on all new businesses registering in Israel. Although ParagonEx has presented the ITA with documentation and other evidence supporting its position that it is not controlled or managed from Israel and that it has acted in accordance with all applicable tax laws and regulations, there remains a risk that the ITA may reject such position and tax ParagonEx’s past and future earnings under Israeli law. Furthermore, even if the ITA were to accept ParagonEx’s position that it is neither controlled or managed from Israel nor has a permanent establishment in Israel, it may still challenge the transfer pricing between the Israeli and non-Israeli entities within the ParagonEx corporate group and determine that a larger portion of ParagonEx’s overall income should be attributed to its Israeli subsidiaries and taxed accordingly. Since ParagonEx has thus far benefited from a zero corporate tax rate in the Isle of Man, a determination by the ITA subjecting ParagonEx to Israeli taxation, whether fully or partially, will likely impose a material tax liability with regard to ParagonEx past operations and further impact its net earnings going forward. ParagonEx’s management considers the probability of such an outcome to be remote.

The ITA is presently conducting a civil tax audit of certain of the Israeli subsidiaries of ParagonEx, and has requested certain information and documentation regarding those Companies. In November 2018, Toyga Media Ltd. received a formal notification that its file was transferred from the ITA to the District Attorney’s Office. On December 31, 2019, the ITA issued tax assessments to Toyga Media and Hexagon Technologies for tax year 2014 in the aggregate amount of NIS 3.8 million, or approximately $1.1 million as of December 31, 2019. The Companies are challenging the assessment inter alia on procedural grounds, including due to the failure of the ITA to grant the companies a right of reply. The companies expect to file their responses to the assessments by January 30, 2020, insofar as the assessments are not cancelled due to the procedural flaws.

ParagonEx’s major shareholders and employees, as well as the shareholder of UFX, were exposed in the ‘Panama papers’.

The ‘Panama papers’ are comprised of approximately 11.5 million leaked documents that contain detailed financial and attorney-client privileged information of more than 214,488 offshore entities. These documents, some dating back to the 1970s, were created by, and misappropriated from, the Panamanian law firm and corporate service provider Mossack Fonseca, and were leaked in 2015 by an anonymous source.

The ‘Panama papers’ also contain personal financial information regarding wealthy individuals and public officials. While the offshore business entities are legal, reporters published that some of the shell corporations mentioned in the ‘Panama papers’ were supposedly used for illegal purposes, including fraud, tax evasion and evading international sanctions.

Governmental authorities and agencies in various jurisdictions have given credence to these publications and the inclusion of certain of ParagonEx’s shareholders and employees, as well as the shareholder of UFX, in the ‘Panama papers’, has consequently given rise to tax investigations against these companies and their major shareholders, as well as the closure of several of their bank accounts.

The publication of the ‘Panama papers’ exposed, among other things, the breakdown of the shareholdings in ParagonEx as well as the shareholdings in UFX. This exposure gives rise to potential tax, regulatory and banking risks which are currently difficult to assess.

ParagonEx’s subsidiary in Belize may not be able to provide liquidity services due to regulatory limitations.

The regulatory authority which oversees the operations of ParagonEx’s subsidiary in Belize has recently been viewed as unreliable by the Cyprus Securities Exchange Commission (“CySec”), which is the regulator of two of ParagonEx’s main B2B customers, due, among other things, to the Belize regulator’s disregard of CySec’s circular on the implications of the Negative Balance Protection (“NBP”) requirement and the Adequacy of Risk Transferring Arrangements. While ParagonEx plans to establish a substitute liquidity-providing subsidiary and have it obtain a license in a reputable jurisdiction that will be acceptable to CySec, or engage with a third party entity licensed in such a jurisdiction, it cannot be certain that such a license will be granted or that such third party arrangement will be acceptable to CySec. Furthermore, ParagonEx expects to incur increased expenses in connection with regulatory compliance, as well as increased operational and tax expenses in connection with its need to immediately implement certain remedial measures to ensure its ongoing operations.

Risks Related to Regulation Applicable to ParagonEx B2B Customers

Failure by ParagonEx B2B customers to comply with the rapidly evolving laws and regulations governing their businesses could potentially result in regulatory agencies taking action against ParagonEx, which could significantly harm its business.

The operations of ParagonEx’s B2B customers are generally regulated by governmental bodies or self-regulatory organizations. Among other things, ParagonEx B2B customers are subject to regulation concerning:

●	sales and marketing activities, including interaction with, and solicitation of, customers;

●	trading practices, including leverage and the types of investment products offered or to be offered; the types of End Users that may make use of the services;

●	the methods by which customers can fund accounts;

●	treatment of customer assets, including custody, control, safekeeping and, in certain countries, segregation of customer funds and securities;

●	maintaining specified minimum amounts of capital and limiting withdrawals of funds;

●	continuing education requirements for employees;

●	Know-your-client and anti-money laundering practices;

●	record keeping and reporting; and

●	supervision regarding the conduct of directors, officers and employees.

Though ParagonEx conducts its business in a manner which it believes to be compliant with applicable local law, regulators may attempt to assert authority over ParagonEx’s activities that they deem to take place within the jurisdiction they regulate, including solely by virtue of the presence of End Users within the jurisdiction. In addition, new laws, rules or regulations may be enacted that change the regulatory landscape and result in new, or clarify preexisting, registration or licensing requirements. As a result, a regulator overseeing the activities of a ParagonEx’s B2B customer may attempt to assert authority over ParagonEx.

Regulators and self-regulatory organizations (including those in the jurisdictions in which End Users are present) broadly oversee the conduct of the business of ParagonEx B2B customers and several perform regular examinations of their operations to monitor compliance with applicable laws and regulations. If a regulator finds that a ParagonEx B2B customer has failed to comply with applicable rules and regulations using ParagonEx trading platform, the regulator may potentially subject ParagonEx to censure, fines, cease-and-desist orders, suspension of business operations, removal of personnel, civil litigation or other sanctions. Further, in instances where a ParagonEx B2B customer is servicing End Users, such End Users may make a claim, or claims, against ParagonEx for non-compliance with laws or regulations in that jurisdiction, including a claim that ParagonEx is required to be regulated as a Business to Consumer (“B2C”) type of business. ParagonEx could incur significant legal expenses in defending itself against, and resolving actions or investigations by, such regulatory agencies. An adverse resolution of any future actions or investigations by such regulatory agencies could result in a negative perception of ParagonEx, which in turn could have a materially adverse effect on the business, financial condition, and results of operations and cash flows of ParagonEx.

ParagonEx’s beneficially-owned subsidiary in Belize is required to maintain high levels of capital, which could constrain its growth and subject it to regulatory sanctions.

The regulators of ParagonEx’s subsidiary in Belize have stringent rules requiring that it maintains specific minimum levels of regulatory capital. As of June 30, 2019, ParagonEx’s subsidiary in Belize was required to maintain approximately $500,000 in minimum capital. Additional revisions to the existing rules or new capital adequacy rules applicable to ParagonEx’s subsidiary in Belize may be proposed and ultimately adopted, which could further increase the minimum capital requirements in the future.

Even if regulators do not change existing regulations or adopt new ones, the minimum capital requirements will generally increase in proportion to the size of the business conducted by the regulated ParagonEx subsidiary. As a result, ParagonEx may need to increase regulatory capital in order to expand operations and increase revenue. The inability to increase capital on a cost-efficient basis could constrain the growth of ParagonEx. In addition, in many cases, ParagonEx is not permitted to withdraw regulatory capital maintained by ParagonEx’s subsidiary in Belize without prior regulatory approval or notice, which could constrain the ability to allocate capital resources most efficiently throughout the global operations of ParagonEx. In particular, these restrictions could adversely affect the ability of ParagonEx to withdraw funds needed to satisfy ongoing operating expenses, debt service and other cash needs. While it is expected that the current amount of regulatory capital will be sufficient to meet anticipated short-term increases in requirements, any failure to maintain the required levels of regulatory capital, or to report any capital deficiencies or material declines in capital could result in severe sanctions, including fines, censure, restrictions on the ability of ParagonEx’s subsidiary in Belize to conduct business and revocation of registrations. The imposition of one or more of these sanctions could ultimately lead to the liquidation of ParagonEx’s subsidiary in Belize.

Servicing customers via the Internet may require ParagonEx to comply with the laws and regulations of each country in which it is deemed to conduct business. Failure to comply with such laws may negatively impact financial results.

Since ParagonEx’s services and PaaS offerings are available over the Internet in foreign countries and ParagonEx’s B2B customers and their End User clients are located or reside in foreign countries, foreign jurisdictions may require ParagonEx to qualify to do business in their country. ParagonEx may be required to comply with the laws and regulations of each country in which business is conducted, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from service providers located elsewhere. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

Risks Related to ParagonEx Counterparties

If ParagonEx loses access to prime brokers and other liquidity providers it may be unable to provide competitive trading services, which will materially adversely affect the business, financial condition and results of operations and cash flows of ParagonEx.

ParagonEx engages third-party financial institutions to provide it with market liquidity. ParagonEx maintains relationships with a large network of liquidity providers, including established global prime brokers such as JFD. ParagonEx maintains these relationships on an as-needed basis, particularly those with prime brokers, for access to a pool of liquidity to ensure that the ability to execute trades in the products offered at the notional amounts requested by End Users. These liquidity providers, although under contract with ParagonEx, may terminate the arrangements at any time. If ParagonEx were to experience a disruption in the services provided by a liquidity provider, particularly a prime broker, due to a financial, technical or other adverse development, the business of ParagonEx could be adversely affected to the extent that it is unable to transfer positions and margin balances to another liquidity provider that allows ParagonEx to offer competitive trading services in a timely fashion. In the event of the insolvency of one or more prime brokers or other liquidity providers, ParagonEx may not be able to recover any or all of the funds deposited with such entity as ParagonEx will be among the entity’s unsecured creditors. In the event that ParagonEx no longer has access to the current levels of liquidity, ParagonEx may be unable to provide competitive trading services, which would materially adversely affect the business, financial condition and results of operations and cash flows of ParagonEx.

A systemic market event that impacts the various market participants with whom ParagonEx interacts could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

ParagonEx interacts with various third parties through relationships with liquidity providers and introducing brokers. Some of these market participants could be overleveraged. In the event of sudden, large market price movements, such market participants may not be able to meet their obligations to brokers who, in turn, may not be able to meet their obligations to their counterparties. As a result, a systemic collapse in the financial markets could occur, which would have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

ParagonEx is subject to risk of default by financial institutions that hold ParagonEx funds and the funds of ParagonEx B2B customers.

ParagonEx has significant deposits of its own funds and funds belonging to its B2B customers and their End Users with banks and other financial institutions, including liquidity providers. In the event of the insolvency of one of these financial institutions, ParagonEx might not be able to fully recover the deposited assets since ParagonEx will be among the institution’s unsecured creditors. As a result, ParagonEx’s business could be materially adversely affected by the loss of these funds.

ParagonEx is subject to credit risk in that an End User’s losses may exceed the amount of cash in their account. ParagonEx faces further credit risk from its inability to collect payments from its B2B customers due to regulatory constraints.

The trading operations of ParagonEx requires a commitment of capital and involves risks of loss because of the potential that an End User’s losses may exceed the amount of cash in their account. The ParagonEx margin policy allows End Users to leverage their account balances by trading notional amounts that may be significantly larger than their cash balances. ParagonEx marks End Users’ accounts to market each time a price in their portfolio changes. While this allows ParagonEx to closely monitor each End User’s exposure, it does not guarantee the ability to eliminate negative End User account balances prior to an adverse price change or other market events. Although ParagonEx has the ability to alter margin requirements without prior notice to End Users, this may not eliminate the risk that access to liquidity becomes limited or market conditions, including price volatility and liquidity constraints, change faster than the ability of ParagonEx to modify its margin requirements. Changes in market conditions or unforeseen extreme market events could result in End Users experiencing losses in excess of deposited funds. In such an event, ParagonEx may not be able to recover the negative client equity from End Users, which may result in incurring a bad debt expense. In addition, if ParagonEx cannot collect funds from its B2B customers due to regulatory constraints. ParagonEx may nonetheless be required to fund positions held with liquidity providers or other third parties and face further write-offs on account of bad debt. Any of the foregoing events could have a material adverse effect on the business, financial condition, results of operations and cash flows of ParagonEx.

Failure of third-party systems or third-party service and software providers upon which ParagonEx relies could adversely affect the business of ParagonEx.

ParagonEx relies on certain third-party computer systems or third-party service and software providers, including trading platforms, back-office systems, Internet service providers, and software development partners and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect the business of ParagonEx. If the arrangements with any such third party is terminated, ParagonEx may be unable to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

Failure to maintain relationships with introducing brokers who direct new End Users to ParagonEx’s B2B customers could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx.

ParagonEx B2B customers have relationships with introducing brokers who direct new End Users to them and provide marketing and other services for these End Users. In certain jurisdictions, ParagonEx’s B2B customers can only provide services through introducing brokers. For the year ended December 31, 2018, approximately 18% of retail trading volume on ParagonEx’s trading platform was derived from End Users referred by introducing brokers. Many relationships with introducing brokers are nonexclusive or may be terminated by the brokers on short notice. In addition, under the agreements with introducing brokers, they have no obligation to provide ParagonEx’s B2B customers with new End Users or minimum levels of transaction volume. The failure of ParagonEx’s B2B customers to maintain these relationships with introducing brokers, the failure of the introducing brokers to provide new End Users to such B2B customers or the failure to create new relationships with introducing brokers would result in a loss of revenue, which could have a material adverse effect on the business, financial condition and results of operations and cash flows of ParagonEx. To the extent any competitor of ParagonEx’s B2B customers offers more attractive compensation terms to one or more introducing brokers, that brokers’ services could be lost or ParagonEx’s B2B customers could be required to increase the compensation paid to retain the brokers, which will likely be offset from the amounts payable to ParagonEx by its B2B customers, back-to-back. In addition, ParagonEx’s B2B customers may agree to set the compensation for one or more introducing brokers at a level where, based on the transaction volume generated by End Users directed to ParagonEx’s B2B customers by such brokers, it would have been more economically attractive to seek to acquire the End Users directly rather than through the introducing broker.

The ParagonEx business or reputation could be harmed by the misconduct or errors of brokers who are B2B customers or introducing brokers that are difficult to detect and deter.

ParagonEx may be perceived as responsible for improper conduct by the brokers who are its B2B customers and introducing brokers, even though it does not control their activities. Many of CFD brokers or introducing brokers operate websites and telemarketing centers, which are used to advertise and promote services or direct End Users to ParagonEx’s PaaS offering. It is difficult to closely monitor the contents of these websites and the activities conducted by such telemarketing centers to ensure that the statements they make and the activities they conduct in relation to ParagonEx’s PaaS offerings are accurate and comply with applicable rules and regulations. Any disciplinary action taken against a CFD broker who is a ParagonEx customer or any introducing brokers could have a material adverse effect on ParagonEx’s reputation, damage its brand name and materially adversely affect the business, financial condition and results of operations and cash flows of ParagonEx.

ParagonEx is exposed to closure of bank accounts and disengagement of payment processors.

In recent years, many of the bank accounts of ParagonEx and its B2B customers have been closed due to internal risk management policies of banks and their growing reluctance to deal with funds derived from trading in Forex, CFDs and other financial instruments. Similarly, ParagonEx’s business model is highly dependent on its B2B customers’ relationships with payment processing service providers, through which essentially all End User deposits are funneled. ParagonEx’s ability to maintain bank accounts and gateways to major credit card and e-payment facilities is vital for its operation as a going concern, and if no banking and payment processing solutions remain available to it, ParagonEx may be forced to severely reduce its business activities or suspend them altogether. While ParagonEx continues to seek alternative banking and payment processing solutions, it is already suffering from increased banking and payment processing commissions and legal fees as a result of these obstacles.

Risks Related to ParagonEx’s Operations in Israel

Potential political, economic and military instability in Israel could adversely affect ParagonEx’s operations.

Several of ParagonEx’s offices and operating facilities are located in Israel. Accordingly, with respect to its Israeli facilities, political, economic and military conditions in Israel directly affect ParagonEx’s operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000 there has been an increase in hostilities between Israel and the Palestinians, including the Israel-Gaza conflict, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where ParagonEx can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect ParagonEx’s operations.

In addition, since Israel’s establishment, companies based in Israel and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, ParagonEx cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of ParagonEx’s officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

SPECIAL MEETING OF THE STOCKHOLDERS OF MICT

General

MICT is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its Board for use at the Special Meeting to be held on ____________, and at any adjournment or postponement thereof. This proxy statement is first being furnished to MICT stockholders on or about _______. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held at ___ a.m. Eastern time, on _______, 2020, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of MICT Common Stock at the close of business on _______, which is the record date for the Special Meeting. You are entitled to one vote for each share of MICT Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were __________ shares of MICT Common Stock outstanding.

Quorum and Required Vote for Proposals for the Special Meeting

The holders of a majority of shares of Common Stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the certificate of incorporation or the bylaws of MICT. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

As of the Record Date for the Special Meeting, _______ shares of Common Stock would be required to achieve a quorum.

The affirmative vote of the holders of a majority of the shares of MICT Common Stock, entitled to vote at the Special Meeting, is required to approve the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. The approval of the Director Election Proposal requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. If the Merger Proposal is not approved, the Nasdaq Proposals, the Reverse Stock Split Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, the Charter Amendment Proposal, and the Director Election Proposal will not be presented to the MICT stockholders for a vote.

Recommendation to MICT Stockholders

The MICT Board believes that each of the Proposals to be presented at the Special Meeting is in the best interests of MICT and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the Proposals.

When you consider the recommendation of the MICT Board in favor of approval of the Merger Proposal, you should keep in mind that its directors and officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

MICT, Inc. (formerly named Micronet Enertec Technologies, Inc.), is a U.S.-based Delaware corporation, formed on January 31, 2002. On March 14, 2013, it changed its name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. and on July 13, 2018, it changed its name from Micronet Enertec Technologies, Inc. to MICT, Inc.

Micronet’s business relates to its ownership interest in Micronet, in which MICT previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (“MRM”), market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Micronet’s customers consist primarily of application service providers and solution providers specializing in the MRM market.

On December 31, 2017, MICT, Enertec, and MICT Management Ltd. (then, Enertec Management Ltd.), entered into the Share Purchase Agreement, with Coolisys Technologies Inc. (“Coolisys”), a subsidiary of DPW Holdings, Inc. (“DPW”), pursuant to which MICT sold the entire share capital of Enertec to Coolisys.

On May 22, 2018, MICT closed on the sale of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement. As consideration for the sale of Enertec’s entire share capital, Coolisys paid, at the Closing, a purchase price of $4,772,521 following certain adjustments made in accordance with the provisions of the Share Purchase Agreement, and assumed $4,288,439 of Enertec debt. In addition, an amount equal to 10% of such cash consideration remain under the Share Purchase Agreement in escrow for a period of up to 14 months after the Closing to satisfy certain potential indemnification claims such as claims related to breach of representations and warranties by MICT, as customary in such transactions. MICT believes the sale represents a strategic shift in its business. Accordingly, its results of operations in the statement of income and prior periods’ results have been reclassified as a discontinued operation. MICT’s capital gain from the sale of Enertec, based on MICT’s balance sheet at the closing date of the Enertec sale, was approximately $6,800.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. MICT believes some of the Proposals presented to its stockholders will be considered non-routine and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions are considered present for the purposes of establishing a quorum. Neither abstentions nor broker non-votes will have any effect on the Nasdaq Proposals, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, or the Adjournment Proposal. Abstentions and broker non-votes will, however, have the same effect as voting against the Merger Proposal, the Charter Amendment Proposal and the Reverse Stock Split Proposal.

Voting Your Shares

Each share of MICT Common Stock that you own in your name entitles you to one vote on each of the Proposals for the Special Meeting. Your one or more proxy cards show the number of shares of MICT Common Stock that you own. There are several ways to have your shares voted:

●	You can submit your vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of MICT Common Stock will be voted, as recommended by the MICT Board. Our board of directors recommends voting “FOR” all the Proposals.

●	You can attend the Special Meeting and vote in person even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revoking Your Proxy and Changing Your Vote

If you give a proxy, you may revoke it at any time before the Special Meeting, or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify MICT’s secretary, in writing before the Special Meeting that you have revoked your proxy; or

●	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called to consider the approval of the Merger Proposal, the Nasdaq Proposals the Charter Amendment Proposal, the Reverse Stock Split Proposal, the Director Election Proposal, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal and if needed, the Adjournment Proposal. The stockholder may also consider and transact such other procedural matters as may properly come before the Special Meeting.

Who Can Answer Your Questions about Voting

If you have any questions about how to vote or direct a vote in respect of your shares of MICT Common Stock, you may call Morrow Sodali LLP, MICT’s proxy solicitor, at (800) 662-5200 or banks and brokers can call (203) 658-9400.

Appraisal Rights

Appraisal rights are not available to holders of shares of MICT Common Stock in connection with the Merger.

THE MERGER PROPOSAL

General

Stockholders of MICT are being asked to approve and adopt the Merger Agreement and the Transactions, including the Merger. MICT stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the section entitled “– The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Because MICT is holding a stockholder vote on the Merger, MICT may consummate the Merger only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of MICT Common Stock as of the Record Date for the Special Meeting.

The Merger Agreement

The subsections that follow this subsection describe the material provisions of the Merger Agreement, but do not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the business combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules and exhibits attached thereto which are not filed publicly and which may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from what may be viewed as material to investors. The representations and warranties in the Merger Agreement and the items listed in the disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read in conjunction with the information provided elsewhere in this proxy statement.

General Description of the Merger Agreement

MICT and GFH entered into, and upon execution of a joinder, Merger Sub shall enter into, the Merger Agreement, dated as of November 7, 2019. GFH is a wholly owned subsidiary of Global Fintech Holding Ltd. (“Global Fintech”), a British Virgin Islands business company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, a business combination transaction will be effected whereby Merger Sub will merge with and into GFH, with GFH continuing as the surviving entity, as a result of which each share of GFH that is issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive shares of Common Stock of MICT, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the BVI Act.

In connection with the execution of the Merger Agreement, MICT has entered into securities purchase agreements with certain investors (“Convertible Debenture Purchasers”) pursuant to which such investors will make investments in MICT in a private placement transaction in the aggregate amount of approximately $24.9 million (the “Convertible Debenture Offering”), in consideration for the issuance of the Primary Convertible Debentures and the Non-Primary Convertible Debentures, the proceeds of which shall be released to MICT immediately prior to the Closing, conditioned upon receipt of approval of the stockholders of MICT to the Transactions and satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement. See the sections titled “The Nasdaq Proposal – Primary Convertible Debentures” and “The Nasdaq Proposal – Non-Primary Convertible Debentures.”

On July 31, 2019, MICT closed a private placement with BNN, whereby MICT issued to BNN the Convertible Notes and the Note Warrants (such notes being automatically convertible into shares of common stock of MICT upon Closing).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, GFH and Merger Sub, as constituent parties to the Merger for the purpose of the BVI Act, shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into GFH as the surviving company for the purpose of the BVI Act, following which the separate corporate existence of Merger Sub shall cease and GFH shall continue as the surviving company. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time, MICT shall deliver to Global Fintech, the sole shareholder of GFH, the Shareholder Merger Consideration, with each share of MICT Common Stock valued at $1.41.

Post-Merger Ownership of MICT

Immediately after the Closing and on a fully diluted basis, MICT’s stockholders who owned MICT Common Stock before the Closing will own approximately ___% of MICT, Global Fintech will own approximately ___% of MICT, and the Convertible Debenture Purchasers will own approximately ____% of MICT. Shares issued as a result of conversion of the MICT Debentures will constitute the remaining, approximately ___%, of the MICT Common Stock.

Representations and Warranties; No Survival

The Merger Agreement contains customary representations and warranties by each of MICT and Merger Sub relating to, among other matters, (1) due organization and good standing, (2) authorization and binding agreement, (3) governmental approvals, (4) non-contravention, (5) capitalization, (6) SEC filings and financial statements, (7) absence of certain changes, (8) compliance with laws, (9) actions, orders and permits, (10) taxes and returns, (11) employees and employee benefit plans, (12) real property, (13) personal property, (14) title to and sufficiency of assets, (15) material contracts, (16) transactions with affiliates, (17) the Investment Company Act, (18) finders and brokers, (19) certain business practices, (20) insurance, (21) subsidiaries, (22) information supplied, (23) merger sub activities, and (24) disclosure. GFH made representations and warranties regarding (1) organization and standing, (2) authorization and binding agreement, (3) government approvals, (4) non-contravention, (5) capitalization, (6) finders and brokers, (7) activities, (8) absence of certain changes, (9) Rule 506(d) representation, and (10) Regulation S. Notably, MICT is also permitted to rely on all of the representations and warranties made by each of ParagonEx and Beijing Brookfield in the ParagonEx Share Exchange Agreement (as defined below) and the Beijing Brookfield Share Exchange Agreement (as defined below), respectively, as if they were included in the Merger Agreement. Many of the representations and warranties are qualified by materiality or Material Adverse Effect and/or the representing party’s knowledge. “Material Adverse Effect” as used in the Merger Agreement means with respect to any party, any fact, event, occurrence, change or effect that has had a material adverse effect to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, or the ability of such party or any of its subsidiaries on a timely basis to consummate the transactions contemplated by this Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

The representations and warranties made by the parties do not survive the Closing, subject to certain customary exceptions, and there are no indemnification rights for another party’s breach except with respect to fraud claims. The representations and warranties of each party have been made solely for the benefit of the other parties and those representations and warranties should not be relied on by any other person. In addition, those representations and warranties may be intended not as statements of actual fact, but rather as a way of allocating risk among the parties, may have been modified by the disclosure schedules delivered in connection with the Merger Agreement, are subject to the materiality standard described in the Merger Agreement, which may differ from what may be viewed as material by you, will not survive completion of the merger and cannot be the basis for any claims under the Merger Agreement by the other parties after termination of the Merger Agreement, and were made only as of the date of the Merger Agreement or another date as is specified in the Merger Agreement.

Covenants of the Parties

Each party agreed in the Merger Agreement to use their commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants regarding (1) the provision of access to their properties, books and personnel, (2) the operation MICT’s businesses in the ordinary course of business, (3) the completion of audited financial statements, (4) filing MICT’s reports required by the Securities and Exchange Act of 1934, as amended, (5) no solicitation of other competing transactions, (6) no trading in MICT’s securities by GFH using MICT’s material non-public information, (7) notifications of certain breaches, consent requirements or other matters, (8) efforts to Close and comply with all government authority requirements, (9) further assurances, (10) MICT’s filing of this proxy statement and holding of the special stockholder meeting to approve the Merger and the other matters contemplated by this proxy statement, (11) public announcements, (12) confidentiality, (13) requirements to retain books and records, (14) post-closing board of directors and executive officers, (15) indemnification of directors and officers and tail insurance; (16) Section 16 reports, (17) legends, and (18) long term equity incentive plan to ParagonEx Founders. Notably, MICT is also permitted to rely on all of the covenants made by each of ParagonEx and Beijing Brookfield in the ParagonEx Share Exchange Agreement and the Beijing Brookfield Share Exchange Agreement, respectively, as if they were included in the Merger Agreement.

The parties also agreed to take all necessary actions so that the MICT board of directors as of the Closing will consist of seven individuals. Three directors shall be designated by Beijing Brookfield and four directors shall be designated by holders of a majority of the Exchange Shares issued to the ParagonEx Sellers. At least a majority of the post-Closing MICT board of directors shall qualify as independent directors and shall comply with all applicable Nasdaq rules.

Conditions to the Closing

Consummation of the Merger Agreement is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement by the requisite vote of MICT’s stockholders; (ii) expiration of the applicable waiting period under any antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) receipt of requisite regulatory approval, (iv) receipt of required consents and provision of required notices to third parties, (v) no law or order preventing or prohibiting the Merger or the other transactions contemplated by the Merger Agreement or the Closing; (vi) no restraining order or injunction preventing the Merger or the other transactions contemplated by the Merger Agreement; (vii) appointment or election of the members of the post-Closing MICT board of directors as agreed, and (viii) the filing of the definitive proxy statement with the SEC.

In addition, unless waived by GFH, the obligations of GFH to consummate the Merger are subject to the fulfillment of certain closing conditions, including but not limited to the following:

●	The representations and warranties of MICT and Merger Sub being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect with respect to MICT);

●	MICT having performed in all material respects its obligations under the Merger Agreement;

●	Absence of any Material Adverse Effect with respect to MICT since the date of the Merger Agreement which is continuing and uncured;

●	Effectiveness of the ParagonEx Share Exchange Agreement;

●	Effectiveness of the Beijing Brookfield Share Exchange Agreement;

●	The Debenture Registration Agreement having been declared effective by the SEC;

●	Delivery of certificate of good standing of MICT and MICT’s officer and secretary certificates certifying compliance with certain obligations under the Merger Agreement;

●	Effectiveness of certain ancillary documents;

●	MICT having no indebtedness as reflected on its balance sheet and the SEC filings (other than indebtedness of $3,350,000) assuming the Closing occurs on or prior to January 24, 2020 (the “Outside Date”);

●	Termination of certain contracts;

●	The filing for approval by the Israeli Tax Authority of the MICT Equity Plan and the taking of certain actions related thereto; and

●	Receipt of the Registration Rights Agreement duly executed by MICT.

Unless waived by MICT, the obligations of MICT and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

●	The representations and warranties of GFH being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	GFH having performed in all material respects its obligations under the Merger Agreement;

●	Absence of any Material Adverse Effect with respect to GFH since the date of the Merger Agreement which is continuing and uncured;

●	Receipt of evidence reasonably acceptable to MICT that the acquisitions of ParagonEx and BI Interactive have been completed prior to the effectiveness of the Merger Agreement;

●	Effectiveness of the ParagonEx Share Exchange Agreement;

●	Effectiveness of the Beijing Brookfield Share Exchange Agreement;

●	Delivery of GFH’s certificate of good standing, officer and secretary certificates certifying compliance with certain obligations under the Merger Agreement, certified charter, share certificates, and transaction instruments;

●	Receipt of the Registration Rights Agreement duly executed by Global Fintech;

●	Completion of the Convertible Debenture Offering and raising an amount in the aggregate of at least $25,000,000; and

●	Receipt of a fairness opinion indicating that the transactions contemplated by the Merger Agreement are fair to the stockholders of MICT.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual consent of MICT and GFH;

●	by either MICT or GFH if any of the conditions to the Closing have not been satisfied or waived by the Outside Date;

●	By either MICT or GFH if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	By either of GFH or MICT if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, such that the related closing condition would not be met, and such breach is not cured within the earlier of (i) 20 days the non-breaching party receives notices of such breach or (ii) the Outside Date;

●	By GFH, if (A) the MICT Board fails to recommend that MICT’s stockholders adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, or (B) MICT has entered into a binder agreement concerning a transaction that constitutes a Superior Proposal;

●	By MICT, if GFH has entered into binding agreement concerning a transaction that constitutes a Superior Proposal;

●	By either MICT or GFH if there has been a Material Adverse Effect with respect to the other party following the date of the Merger Agreement which is uncured and continuing;

●	By either MICT or GFH if the required shareholder approval is not obtained after a special meeting is held and has concluded;

●	By MICT in connection with MICT entering into a definitive agreement to effect a Superior Proposal;

●	By GFH if Sunrise Securities LLC seeks a court order that has become final preventing the consummation of the transactions contemplated by the Merger Agreement; or

●	By MICT if it has not received GFH’s certified charter, share certificates or transaction instruments.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful breach of the Merger Agreement prior to such termination.

Governing Law and Dispute Resolution

The Merger Agreement is governed by Delaware law. Any claims that are brought before a court will be subject to the exclusive jurisdiction of the state and federal courts in New York, New York (and appeals courts), and each party waived its rights to a jury trial in connection therewith. The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement or in anticipation of entering into the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof.

Share Exchange Agreements

Concurrently with the execution of the Merger Agreement, Global Fintech, GFH, BNN, BI Interactive (Hong Kong) Limited, a Hong Kong company (“BI Interactive”), and Beijing Brookfield Interactive Science & Technology Co. Ltd., a wholly foreign –owned enterprise, formed under the laws of the Peoples Republic of China and a wholly-owned subsidiary of BI Interactive (“Beijing Brookfield”), entered into a share exchange agreement (the “Beijing Brookfield Share Exchange Agreement”), pursuant to which, subject to and upon the fulfillment of the conditions set forth in such agreement, GFH will acquire all of the issued and outstanding ordinary shares and other equity interest of Beijing Brookfield from BI Interactive in exchange for 16,310,759 newly issued shares of Global Fintech (“Beijing Brookfield Acquisition”). The Beijing Brookfield Share Exchange Agreement contains customary representations, warranties and covenants. The closing of the Beijing Brookfield Acquisition is conditioned on the completion of the ParagonEx Acquisition (defined below).

Concurrently with the execution of the Merger Agreement, Global Fintech, ParagonEx Ltd., a British Virgin Islands business company (“ParagonEx”), shareholders of ParagonEx specified therein (the “ParagonEx Sellers”) and Mark Gershinson, in the capacity as the seller representative, entered into a share exchange agreement (the “ParagonEx Share Exchange Agreement”, and together with the Beijing Brookfield Share Exchange Agreement, the “Share Exchange Agreements”) pursuant to which, subject to and upon the fulfillment of the conditions set forth in such agreement, GFH will acquire all of the issued and outstanding shares of ParagonEx (on a fully diluted basis), in exchange for GFH’s payment and delivery of (i) $10 million in cash and (ii) 75,132,504 newly issued shares of Global Fintech (“ParagonEx Acquisition”). The ParagonEx Share Exchange Agreement contains customary representations, warranties and covenants. The closing of the ParagonEx Acquisition is conditioned on the completion of the Beijing Brookfield Acquisition.

In addition, prior to the consummation of the Merger, if the Merger Agreement is terminated after the closing of the Beijing Brookfield Acquisition or the ParagonEx Acquisition, as the case may be, or if the Merger does not close by the outside date set forth in the Merger Agreement, the transactions contemplated by the Beijing Brookfield Share Exchange Agreement and the ParagonEx Share Exchange Agreement, may be unwound. In the event of an unwinding of such acquisitions, GFH will return the Beijing Brookfield shares to BI Interactive and the ParagonEx shares to the Paragon Ex Sellers and in turn BI Interactive and the ParagonEx Sellers will return the shares of Global Fintech received in the applicable share exchange.

Voting Agreement

In connection with the execution and delivery of the Merger Agreement, D. L Capital (“DLC”), an entity affiliated with David Lucatz, the President and Chief Executive Officer of MICT, entered into a voting agreement, by and among MICT, GFH and DLC (the “Voting Agreement”), pursuant to which, during the term of such agreement, DLC has agreed to vote all of its capital shares in MICT in favor of the Merger Agreement, the related ancillary documents and any required amendments to MICT’s organizational documents, and in favor of all of the transactions in furtherance thereof, and to take certain other actions in support of the transactions contemplated by the Merger Agreement and will, at every meeting of the stockholders of MICT called for such purpose, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent), not vote any of its shares of the Common Stock at such meeting in favor of, or consent to, and will vote against and not consent to, the approval of any alternative proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the transactions contemplated by the Merger Agreement. The Voting Agreement shall terminate, among other reasons, upon the earlier of the termination of the Merger Agreement and February 8, 2020.  A copy of the Voting Agreement is attached hereto as Annex F.

Registration Rights Agreement

At the Closing, MICT and Global Fintech will enter into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Global Fintech will hold registration rights that obligate MICT to register for resale under the Securities Act, all or any portion of the MICT Common Stock issued as merger consideration under the Merger Agreement (together with any securities of MICT issued as a dividend or distribution with respect thereto or in exchange therefor, the “Registrable Securities). Global Fintech will be entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, MICT proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, MICT shall give notice to Global Fintech as to the proposed filing and offer Global Fintech an opportunity to register the sale of such number of its Registrable Securities as it requests in writing, subject to customary cut-backs. In addition, subject to certain exceptions, Global Fintech will be entitled under the Registration Rights Agreement to request in writing that MICT register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, MICT will agree to indemnify Global Fintech and certain persons or entities related to Global Fintech against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell registrable securities, unless such liability arose from their misstatement or omission, and Global Fintech including Registrable Securities in any registration statement or prospectus will agree to indemnify MICT and certain persons or entities related to MICT against all losses caused by their misstatements or omissions in those documents.

Lock-Up Agreement

At the Closing, Global Fintech will enter into a lock-up agreement with MICT, in the form mutually agreed among the parties after the execution of the Merger Agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, Global Fintech will agree that it will not, from the Closing until 12 months thereafter, (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of its MICT Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its MICT Common Stock or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of MICT Common Stock or other securities, in cash or otherwise.

Notwithstanding the transfer restrictions in the Lock-Up Agreement, Global Fintech will be allowed to transfer all or any of its MICT Common Stock as a distribution to its shareholders or other equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-up Agreement or in a substantially similar lock-up agreement with a lock-up period to be mutually agreed to by MICT and such transferee, and which lock-up period shall in no event expire prior to six months from the Closing.  A copy of the form of Lock-Up Agreement is attached hereto as Annex G.

Background of the Merger and Related Transactions

The terms of the Merger Agreement are the result of extensive arm’s-length negotiations among the management teams of MICT and Global Fintech, including BNN and ParagonEx, along with their respective advisors and under the guidance of each company’s board of directors. MICT followed a careful process assisted by experienced outside financial and legal advisors to rigorously examine potential transactions and transaction candidates. The following is a summary of the background of the events leading up to the decision by MICT to engage in the Merger and the negotiation of the Merger Agreement with Global Fintech.

On March 13, 2017, MICT entered into an engagement letter with Trump Securities, LLC and Sunrise Securities LLC (“Sunrise”) pursuant to which Sunrise was authorized to act as a non-exclusive advisor to MICT and provide MICT with a range of investment banking services. In connection therewith, Sunrise compiled a list of, and engaged in discussions with, potential counterparties for a strategic transaction with MICT.

In January 2018, BNN approached Mr. Lucatz through Amnon Mandelbaum of Sunrise about potentially purchasing Mr. Lucatz’ equity in MICT. This evolved in February 2018 into a discussion as to the possibility of BNN and ParagonEx doing a business combination transaction directly with MICT. Those discussions culminated in a confidentiality and exclusivity agreement being executed by such parties on April 23, 2018.

In connection with the transactions contemplated by the confidentiality and exclusivity agreement executed on April 23, 2018, BNN referred to its valuation immediately prior to its delisting from the UK Alternative Investment Market (“AIM”) as being indicative of its current valuation for purpose of consummating the business combination transaction. Discussions concerning MICT’s valuation were mostly based on some premium to market.

After some discussion, it appeared that the parties were not close on relative agreed valuations, and the exclusivity agreement was terminated on May 8, 2018, as were all negotiations regarding any contemplated transaction.

In mid-June 2018, BNN reached out to Mr. Lucatz with a view to acquire a portion of Mr. Lucatz’ equity in MICT. This culminated in the purchase by BNN of 1,363,000 of Mr. Lucatz’ shares on June 21, 2018 at a price of $1.65 per share, which represented a 14.89% stake in MICT. Such purchase contemplated that BNN would subsequently launch a tender offer for the Common Stock, thereby providing MICT’s stockholders with the opportunity and option to cash out their holdings in MICT at a price of $1.65 per share (subject to a pro rata reduction if more shares were tendered than those BNN offered to purchase in the tender offer), and that the MICT Board would engage in subsequent discussions about a larger series of transactions with BNN and ParagonEx.

Following such purchase, MICT’s management and board of directors engaged in discussions regarding renewed negotiations with BNN and ParagonEx, including the potential that BNN might launch a tender offer for the Common Stock, and on July 1, 2018, the MICT Board approved a non-binding letter of intent with BNN, which was executed on July 2, 2018 (the “LOI”). A Current Report on Form 8-K disclosing the LOI was filed by MICT on July 2, 2018.

In early July 2018, MICT, BNN and ParagonEx exchanged due diligence request lists, and data room access as to BNN and ParagonEx was provided to certain members of the MICT due diligence team on July 19, 2018. In connection with such diligence processes, certain preliminary financial data concerning BNN and ParagonEx, as well as information concerning the general field of operations of each such company, was disclosed to Mr. Lucatz, who subsequently relayed such information to the MICT Board.

In mid-July 2018, MICT began the process of interviewing investment bankers for the purpose of analyzing the transactions contemplated to be entered into and advising the MICT Board as to the fairness of such transactions to MICT’s stockholders.

On July 25, 2018, Mr. Lucatz, Mr. Bialos of the MICT Board, Mr. Mandelbaum and representatives from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”) met with representatives from BNN, BNN’s financial advisor, Maxim Group LLC (“Maxim”), and ParagonEx in order to discuss the transactions into which were contemplated to be entered (the “Prior Merger”). Such discussions included but were not limited to matters involving the tender offer price and relative valuations, fiduciary-out provisions in the forthcoming draft of the Acquisition Agreement, termination fees, and transaction expenses.

On July 26, 2018, tax counsel from Mintz provided a preliminary analysis to MICT’s management in connection with the contemplated spin-off which indicated that the spin-off would be a taxable event to MICT’s stockholders. Also on July 26, 2018, representatives from Ellenoff Grossman & Schole LLP (“EGS”), counsel to BNN, provided to Mintz a draft Structuring Steps Paper which outlined their proposed mechanics of the transactions into which were contemplated to be entered.

On July 27, 2018, EGS provided to Mintz an initial draft of the Acquisition Agreement.

Throughout early August 2018, representatives from Mintz and EGS communicated by conference call and email regarding certain of the open issues in the initial draft of the Acquisition Agreement. Such matters included but were not limited to voting agreement thresholds, fiduciary-out provisions, termination fees, D&O insurance for current directors and officers of MICT, the removal of Micronet from certain of MICT’s representations, warranties and covenants (given that it was being spun off), and tax matters in connection with the inversion that was initially contemplated to be completed in connection with the Prior Merger (but which was not ultimately completed due to certain structural changes).

On August 3, 2018, ParagonEx executed a joinder to the confidentiality agreement previously entered into between MICT and BNN on April 23, 2018.

On August 5, 2018, the MICT Board held a telephonic meeting. At such meeting, representatives from Mintz provided an update regarding the status of the negotiations with BNN and ParagonEx, and Mr. Lucatz provided an update on the legal, financial and business due diligence being conducted by MICT. In addition to an overview of the terms of the contemplated transactions, the MICT Board discussed certain potential merits of the contemplated transactions, including that, in connection with the tender offer, MICT’s stockholders would be provided with the opportunity and option to either (i) cash out at a price of $1.65 per share (subject to a pro rata reduction if more shares were tendered than those offered to be purchased by BNN in the tender offer), which would allow such stockholders to sell their shares at a premium to the market (based both on the current share price, and as adjusted to give effect to the presumed reduction in the value of MICT’s stock price pursuant to the spin-off of MICT’s Tel Aviv Stock Exchange-listed subsidiary Micronet), or (ii) receive their pro rata portion of the shares of Micronet that would be spun out, which shares would represent all of MICT’s current value (other than the value of its listing on The Nasdaq Capital Market and certain other immaterial equity interests), and exchange their shares of the Common Stock for shares of the ultimate public company. The MICT Board also discussed the respective businesses of BNN and ParagonEx and the synergies that could result from the Merger. Additionally, Mr. Bialos led a discussion about BNN’s prior delisting from AIM.

During July and August of 2018, MICT’s management and the MICT Board engaged in discussions with multiple investment banking firms regarding a potential engagement, and based on these discussions, on September 17, 2018, CoView Capital, Inc. (“CoView”) was engaged by MICT for the purpose of analyzing the transactions contemplated to be entered into and advising the MICT Board as to the fairness of such transactions to MICT’s stockholders from a financial point of view.

On August 7, 2018, a conference call was held among representatives from Mintz and MICT’s management and board of directors to discuss the open issues in the initial draft of the Acquisition Agreement.

On August 8, 2018, Mintz provided to EGS a revised draft of the Acquisition Agreement. In connection with ongoing discussions regarding BNN’s willingness to proceed with the tender offer, representatives from Mintz reiterated to EGS and BNN that the launch of the tender offer was important to the MICT Board and that it should remain as part of the contemplated transactions. Conversations about whether BNN would be willing to complete the tender offer continued throughout August 2018.

On August 13, 2018, the MICT Board held a special meeting. At such meeting, the MICT Board received from Mr. Lucatz an update regarding the status of the negotiations with BNN and ParagonEx, and an update on the legal, financial and business due diligence being conducted by MICT. It was further determined by the MICT Board to further negotiate several commercial issues related to, among other things, employee options, escrow deposit and closing conditions for the Prior Merger, including termination fees payable during the interim period.

Following such meeting, and pursuant to the direction of the MICT Board, on August 13, 2018, Mr. Bialos reached out to Darren Mercer, BNN’s Chief Executive Officer, in order to seek additional information about BNN’s prior delisting from AIM and the internal investigation related thereto conducted by Price Waterhouse Coopers (“PwC”). Discussions about this matter ensued among representatives from the MICT Board, representatives from Mintz, Mr. Mercer, representatives from EGS, and representatives from Gateley PLC, which firm had served as personal counsel to Mr. Mercer.

Also on August 13, 2018, EGS provided to Mintz a revised draft of the Acquisition Agreement, as well as drafts of the subscription materials contemplated to be used by BNN in connection with the GFH Private Placement.

On August 16, 2018, in connection with MICT’s due diligence efforts, representatives from Mintz requested from EGS financial projections for BNN and ParagonEx and an outline describing BNN’s business strategy going forward, as well as additional information regarding BNN’s proposed expansion of ParagonEx’s trading platform.

On August 17, 2018, Mintz sent to EGS certain comments on the subscription materials contemplated to be used by BNN in connection with the GFH Private Placement.

On August 21, 2018, EGS provided to Mintz a revised draft of the Acquisition Agreement, and on August 22, 2018, EGS communicated to Mintz that BNN and ParagonEx agreed to have two continuing MICT directors remain on the public company’s board for some limited period of time following the closing of the Prior Merger and the transactions contemplated thereby.

On August 28, 2018, a conference call was held among representatives from Mintz, MICT’s management and board of directors and EGS to discuss certain open issues in the latest draft of the Acquisition Agreement. Such issues included but were not limited to the respective valuations of MICT, BNN and ParagonEx, termination fees and related escrow arrangements, transaction structure (i.e., the use of a BVI entity as the public company), the size of the GFH private placement, closing conditions, transaction expenses, and D&O insurance for current directors and officers of MICT.

On September 5, 2018, Mintz provided to EGS a revised draft of the Acquisition Agreement, and on September 6, 2018, EGS provided to Mintz a revised draft of the same.

Also on September 6, 2018, in connection with MICT’s due diligence efforts, representatives from Mintz and the MICT Board attended a meeting at the offices of EGS with Mr. Mercer and Mark Hanson, BNN’s Chairman, to discuss BNN’s delisting and to review materials from the internal investigation conducted by PwC at BNN’s request in connection therewith. A telephonic meeting of the MICT Board was also held to discuss the same topic.

On September 7, 2018, representatives from Mintz and MICT’s management, EGS and BNN’s management attended a meeting at the offices of EGS to discuss certain open issues in the latest draft of the Acquisition Agreement. The primary items discussed involved the termination fee, closing conditions, and certain other legal issues that the parties viewed as material to the contemplated transactions. Subsequent conversations transpired among representatives from Mintz and the MICT Board concerning due diligence matters, open issues in the latest draft of the Acquisition Agreement, and the question of whether to negotiate for a higher price for the tender offer.

On September 17, 2018, the MICT Board held a special meeting. At such meeting, the MICT Board discussed, among other things, the internal investigation, and it was agreed to seek further assurances from BNN in the form of a representation by BNN or a director thereof pertaining thereto.

Also on September 17, 2018, in connection with MICT’s due diligence efforts, representatives from Mintz and EGS discussed MICT’s requests for financial statements of BNN and ParagonEx, and representatives from Mintz also conveyed to representatives from EGS MICT’s intention to seek further assurances from BNN regarding the internal investigation. ParagonEx’s financials were provided to MICT on October 2, 2018, and BNN’s financials, which encompassed BI China’s financials, were provided to MICT on October 9, 2018.

Also on September 17, 2018, EGS provided to Mintz initial drafts of the form of voting agreement and lock-up agreements. Subsequent drafts of such agreements were circulated between EGS and Mintz in the following months, which were finalized and executed by the relevant parties simultaneously with the Acquisition Agreement on December 18, 2018.

On October 1, 2018, principals of BNN and MICT attended a meeting at the offices of EGS to discuss certain material terms of the Acquisition Agreement.

On October 3, 2018, MICT and ParagonEx received a formal due diligence report from Hogan Lovells LLP (“HL”), which law firm was engaged to act as joint due diligence counsel to MICT and ParagonEx with respect to BNN’s Chinese operations.

On October 9, 2018, Mintz sent a draft agreement to representatives from YA II PN, Ltd. (“Yorkville”) in connection with the amendment of certain convertible debentures and warrants in MICT held by Yorkville (the “Yorkville Agreement”). Yorkville sent a revised draft of the Yorkville Agreement to Mintz on October 10, 2018, and negotiations regarding the same continued through early December 2018. Following such negotiations and comments from BNN and EGS, the Yorkville Agreement was finalized on December 8, 2018 and executed on December 17, 2018.

On October 16, 2018, EGS provided to Mintz a revised draft of the Acquisition Agreement.

On October 17, 2018, a conference call was held among representatives from Mintz, MICT’s management, EGS, representatives from BNN’s management, and representatives from ParagonEx to discuss the termination fees to which the parties to the Acquisition Agreement would be entitled in the event that the Prior Merger did not close.

On October 30, 2018, representatives from Mintz, MICT’s management, MICT’s Israeli counsel Naschitz, Brandes, Amir & Co. (“NB”), EGS, BNN’s management, Maxim and ParagonEx attended a meeting at the offices of EGS to discuss certain open issues in the latest draft of the Acquisition Agreement, as well as mechanics for the contemplated transactions and other matters. At this meeting, BNN and ParagonEx agreed to pay to MICT a base termination fee of $1,800,000, which would increase to $3,000,000 under certain specified circumstances. BNN also agreed to deposit $900,000 and 1,363,000 shares of the Common Stock into escrow as security for MICT in connection with such termination fee.

On November 1, 2018, EGS provided to Mintz a revised draft of the Acquisition Agreement, which incorporated the revised termination fee, as well as other material changes.

On November 6, 2018, a conference call was held among representatives from Mintz and EGS to discuss the conditions to the tender offer that would be included in the Acquisition Agreement, as well as other items that remained open in the Acquisition Agreement.

On November 7, 2018, a conference call was held among representatives from NB and HL to discuss the due diligence report concerning BNN’s Chinese operations.

On November 10, 2018, Mintz provided to EGS a revised draft of the Acquisition Agreement, which was supplemented on November 12, 2018 with additional comments from NB regarding certain of the representations, warranties, and closing conditions for BNN and ParagonEx.

On November 12, 2018, EGS provided to Mintz a revised draft of the conditions to the tender offer that would be included in the Acquisition Agreement, which incorporated a new condition that BNN not be required to complete the tender offer in the event that MICT failed to satisfy any of the initial or continued listing standards of The Nasdaq Capital Market.

Also on November 12, 2018, in light of certain issues that had arisen in connection with MICT’s due diligence efforts, representatives from NB, Mintz and MICT’s management had discussions about the inclusion of additional protective mechanisms in the Acquisition Agreement and/or negotiating for a more favorable price for MICT’s stockholders. Other open items were discussed as well, including due diligence surrounding BNN’s prior delisting from AIM, MICT, BNN and ParagonEx’s respective disclosure schedules, the status of CoView’s fairness opinion, and the request by ParagonEx that certain members of its current management receive an equity position in the public company resulting from the Prior Merger.

On November 13, 2018, the MICT Board held an extended meeting (the first of a two day planned session) to review the status of any open issues relating to the proposed transaction. Kenneth Koch of Mintz provided an overview of the latest drafts of the Acquisition Agreement and the ancillary documents, copies of which had been provided to the MICT Board in advance of the meeting, as well as the valuations currently attributed to BNN and ParagonEx. Mr. Koch also reviewed the MICT Board’s fiduciary duties and other legal aspects of the transaction. Representatives from NB, HL and other advisors also made presentations as to MICT’s legal and financial due diligence regarding BNN and ParagonEx. On the basis of due diligence report, the MICT Board noted several issues that it directed be discussed with BNN and ParagonEx in order to mitigate potential risks. These included but were not limited to the absence of non-compete agreements with members of ParagonEx management, the absence of definitive agreements between ParagonEx and its major customers under the UFX brand, the need by ParagonEx to complete the acquisition of the share capital of PX Exchange Limited, certain issues regarding BNN’s share capital of its Chinese subsidiaries, and certain weaknesses in BNN and its subsidiaries’ governance controls and procedures. The MICT Board also addressed MICT’s prospects were it to continue as a stand-alone company, which presentation considered the Company’s current cash burn, its outstanding debt, and certain other challenges. The MICT Board also considered that the transactions contemplated by the Acquisition Agreement had been public since the LOI was announced on July 2, 2018, and that no alternative proposals had been put forward between such date and the date on which the Acquisition Agreement was executed. The members the MICT Board were given the opportunity to ask questions of Mr. Koch, Guy Eyal from NB, and the other advisors who were present.

On November 14, 2018, the MICT Board held the second planned substantial meeting to continue its in-depth review of the Merger and the transactions contemplated thereby. At such meeting, representatives from CoView provided a detailed presentation regarding the fairness of the Prior Merger to MICT’s stockholders. Representatives from BNN and ParagonEx were also present at the meeting, and the members of the MICT Board were given the opportunity to ask questions of everyone in attendance. The MICT Board met both together and separately with BNN and ParagonEx representatives to pursue issues it had identified on November 13, 2018. The MICT Board also revisited the merits of the contemplated transactions, noting that, in connection with the tender offer, MICT’s stockholders would be provided with the option to either cash out at a price that was at a premium to the market (as adjusted to give effect to the presumed reduction in the value of MICT’s stock price pursuant to the spin-off), or to participate in the spin-off of Micronet and exchange their shares of the Common Stock for shares of the public company. In connection therewith, the MICT Board considered that, for those stockholders electing to participate in the spin-off, the shares of Micronet that they would receive in connection therewith would represent all of MICT’s current value (other than the value of its listing on The Nasdaq Capital Market and certain other immaterial equity interests). The MICT Board also discussed the respective businesses of BNN and ParagonEx and the synergies that could result from the Prior Merger, noting that such synergies could result in significant upside for MICT’s stockholders opting not to tender their shares.

On November 15, 2018, after considering the information and evaluations from the prior meetings, the MICT Board held a telephonic meeting. At such meeting, the MICT Board determined to preliminarily approve the Prior Merger and related transactions, and to grant Mr. Lucatz the authority to execute the Acquisition Agreement in substantially the form discussed at the meetings held on November 13 and 14, 2018; except that Mr. Lucatz was directed, before executing the Acquisition Agreement, to attempt to negotiate for better economic terms and to seek increased protections in the Acquisition Agreement regarding certain of the due diligence issues discussed during the meeting held on November 13, 2018 noted above.

Subsequently, a conference call was held among representatives from MICT and BNN, during which such representatives from MICT sought to negotiate that the stockholders of MICT receive a larger percentage of the public company in connection with the Merger. No such increase was ultimately obtained.

On November 16, 2018, representatives from Mintz communicated to EGS a list of open issues in the latest draft of the Acquisition Agreement (including issues regarding the assumption by the public company of MICT’s current equity incentive plans), as well as issues regarding certain other aspects of the transactions contemplated by the Prior Merger (such as the escrow agreement and the remaining ancillary documents) that needed to be resolved before the Acquisition Agreement could be signed. Multiple conference calls were held in the following days among representatives from Mintz, MICT, BNN, EGS, ParagonEx, and their respective advisors in connection with such matters.

On November 22, 2018, representatives from Herzog Fox & Ne’eman (“HFN”), counsel to ParagonEx, provided to Mintz and EGS a revised draft of the Acquisition Agreement giving effect to many of Mintz and EGS’s proposed changes to ParagonEx’s representations, warranties and covenants.

On November 27, 2018, in connection with the announcement of its third quarter 2018 financial results, MICT disclosed in a press release that it was continuing to negotiate definitive agreements for the transactions contemplated by the LOI.

Between November 27, 2018 and December 13, 2018, HFN, Mintz and EGS held numerous conferences calls, and exchanged updated versions of the Acquisition Agreements and schedules related thereto. The focus of such discussions were on the remaining open issues, which included but were not limited to actions permitted to be taken by MICT during the interim period (such as the incurrence of additional debt), conditions to the tender offer, composition of the consideration to be paid to ParagonEx, closing conditions for MICT, BNN and ParagonEx, the assumption by the public company of MICT’s current equity incentive plans, the capitalization structure of the public company, signatories to the voting agreement (which was ultimately signed only by Mr. Lucatz on behalf of his affiliates that are stockholders of MICT), termination fee triggers and escrow arrangements, the size of the tender offer (which was ultimately reduced from 35.2% to 20% of MICT’s outstanding shares of common stock based in part on the understanding that neither Mr. Lucatz, his affiliates nor BNN would tender any shares), the ratio by which each share of the Common Stock that was not validly tendered would convert into shares of the public company (which was ultimately reduced from 1:1 to 1:0.93 due to uncertainties relating to the possible compensation of Sunrise in connection with the Merger), retention arrangements for ParagonEx’s management, and the Yorkville Agreement, subsequent drafts of the Acquisition Agreement, the disclosure schedules and the ancillary documents were circulated among HFN, Mintz and EGS on November 27, 2018, November 28, 2018, December 4, 2018, December 7, 2018, December 9, 2018, December 10, 2018, December 13, 2018, December 14, 2018, and December 15, 2018, and multiple conference calls were held among the parties to the Acquisition Agreement and/or their representatives and advisors regarding the same, including on December 5, 2018 (among representatives from Mintz, NB, EGS and BNN), December 6, 2018 (among representatives from Mintz, NB, EGS, BNN, and Maxim), December 7, 2018 (among representatives from MICT, Mintz, NB, EGS, BNN, HFN, ParagonEx and Maxim), and December 13, 2018 (among representatives from MICT, Mintz, NB, EGS, BNN, HFN, ParagonEx and Maxim).

On December 7, 2018, EGS sent to Mintz a draft of the escrow agreement concerning the $900,000 and shares of the Common Stock that BNN had agreed to deposit as security for MICT in connection with the termination fee, and on December 9, 2018, Mintz sent a further revised draft to EGS seeking to amend, among other provisions, the circumstances under which the escrow property would be released, as well as BNN’s ability to vote the escrowed shares during any period of contention. Subsequent drafts of the escrow agreement were circulated between EGS and Mintz in the following days, and the agreement was finalized on December 17, 2018 and executed by MICT, BNN and the escrow agent on December 18, 2018.

On December 12, 2018, the MICT Board held a telephonic meeting to consider the status of the Merger and the transactions contemplated thereby. At such meeting, Mr. Lucatz and representatives from Mintz described the status of the latest draft of the Acquisition Agreement and the ancillary documents and highlighted the material changes to the Acquisition Agreement since the version reviewed at the meetings held on November 13 and 14, 2018. The MICT Board engaged in robust discussion regarding the remaining open issues.

On December 17, 2018, the MICT Board held another meeting to focus on recent changes to the Prior Merger and the transactions contemplated thereby and their effects, if any, on the fairness opinion being presented by CoView. Specifically, at such meeting, representatives from Mintz provided an overview of the latest drafts of the Acquisition Agreement (which had been circulated in advance of the meeting) and the ancillary documents since the versions reviewed at the meetings held on November 13, 2018, November 14, 2018 and December 12, 2018. In connection therewith, representatives from CoView communicated to the MICT Board that CoView had reviewed such changes to the Acquisition Agreement (including but not limited to the reduction in the tender offer from 35.2% to 20%, and the reduction in the conversion ratio from 1:1 to 1:0.93), and that after considering such changes, and based on the methodology that was previously presented, CoView had concluded that the Merger was fair to the stockholders of MICT (other than BNN and its affiliates) from a financial point of view, and that CoView was prepared to issue an opinion regarding the same. Such opinion was delivered on or about December 17, 2018.

Also at such meeting, the MICT Board discussed several areas where MICT was successful in negotiating concessions or better outcomes than were originally advanced by BNN and ParagonEx (including with respect to the termination fees, the tender offer, actions permitted to be taken by MICT during the interim period, and certain other structural provisions that increased deal certainty from MICT’s perspective). The MICT Board also revisited the merits of the Prior Merger that were discussed at the meeting held on November 14, 2018, and highlighted that MICT had negotiated for increased protections in the Acquisition Agreement regarding certain of the due diligence issues discussed during the meeting held on November 13, 2018, such as the addition of a closing condition requiring ParagonEx to enter into a definitive agreement with UFX, the requirement that certain members of ParagonEx management enter into non-compete agreements in advance of closing, the inclusion of a covenant that ParagonEx would use its best efforts to complete the PX Exchange acquisitions, and the inclusion of covenants to remedy certain of BNN’s share capital issues and concerns about governance controls and procedures.

The MICT Board expressed consensus and satisfaction that the appropriate corporate governance steps had been taken. The MICT Board expressed its view that at such time and taking in consideration the market conditions the Merger was the best opportunity for maximizing MICT’s stockholder value, including with respect to the tender offer, the right to receive a termination fee in the event that the Merger did not close, and the other favorable deal terms. Following such discussion, the MICT Board unanimously determined that the transactions contemplated by the Acquisition Agreement, including the Prior Merger and the tender offer, were advisable, fair to, and in the best interest of MICT and MICT’s stockholders; approved and declared advisable the Acquisition Agreement and the transactions contemplated therein; and determined to recommend, upon the terms and subject to the conditions of the Acquisition Agreement, that MICT’s stockholders vote to approve the Acquisition Agreement and the transactions contemplated therein. MICT’s management was directed to execute the Acquisition Agreement and the ancillary documents.

On December 18, 2018, the Acquisition Agreement and ancillary documents were finalized and executed by the parties thereto.

On December 20, 2018, MICT, BNN and ParagonEx issued a press release to announce the Prior Merger, the tender offer, and the other transactions contemplated by the Acquisition Agreement.

From December 20, 2018 through February 4, 2019, MICT, BNN and ParagonEx worked to prepare and file a registration statement/proxy statement on Form F-4 (the “Form F-4”) to solicit votes from the stockholders of MICT in favor of the Prior Merger. On February 12, 2019, the SEC informed EGS that it would be conducting a full review of the Form F-4, and furthermore that, as a result of the shutdown of the U.S. government and related furlough, there would be a delay in receiving comments.

On January 31, 2019, MICT provided written notice to BNN agreeing to extend the date by which BNN was required to launch the tender offer until February 6, 2019. In connection therewith, BNN filed a Tender Offer Statement on Schedule TO-T (the “Schedule TO-T”) on February 5, 2019.

On February 19, 2019, BNN received comments to the Schedule TO-T filed in connection with the Tender Offer. On February 21, 2019, EGS held a call with the SEC to discuss the Prior Merger transaction in detail, in particular to address the SEC’s comment as to why the tender offer was not the first step in a going private transaction.

On February 20, 2019, MICT filed a Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the tender offer.

On March 8, 2019, Global Fintech received comments from the SEC to the Form F-4. MICT, BNN, ParagonEx, Global Fintech, EGS and Mintz began preparing responses to the SEC’s comments and an Amendment to the Form F-4.

On March 13, 2019, BNN extended the expiration date of the Tender Offer to allow MICT and BNN to clear the SEC’s comments to the Schedule TO-T.

On April 8, 2019, April 29, 2019 and May 29, 2019, the Tender Offer was further extended to April 29, 2019, May 29, 2019 and June 7, 2019, respectively. Furthermore, on April 8, 2019, MICT received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that MICT was not in compliance with Nasdaq’s minimum stockholders’ equity requirement, as MICT’s stockholders’ equity was below $2.5 million (the “Nasdaq Deficiency”).

On May 6, 2019, Mr. Bialos and Mr. Lucatz, members of the MICT Board, met with Mr. Mercer to discuss the next steps in the transaction and reasons for delay in filing the Amendment to the Form F-4, given the impending termination date of May 15, 2019 for the Prior Merger. Mr. Mercer stated that pursuant to discussions held between BNN and ParagonEx, certain adjustments to the Prior Merger transaction may be required, including with respect to the tender offer, but reiterated their commitment to successfully complete the transaction by July 2019 and discussed the steps required to proceed to closing of the Prior Merger. Among other reasons, in view of the potential prolonged time table required to close the Merger and in order to satisfy MICT cash flow needs during such period, Mr. Mercer conveyed to MICT representatives, the willingness of BNN (together with other potential investors) to conclude the transaction prior to closing of the Merger with a capital investment directly into MICT. On May 10, 2019, the MICT Board met to discuss the status of the transaction, including whether to extend the Prior Merger termination date of May 15, 2019, and if so, the alternatives for financing in order to allow MICT to continue operating its business until the Prior Merger closed in July 2019. In addition, the MICT Board discussed Mr. Mercer’s new proposal for a capital investment directly to MICT.

On or around May 15, 2019, MICT discussed with Mr. Mercer the restructuring of the transaction. As part of this discussion, the MICT Board negotiated for a capital investment directly into MICT, instead of the combined entity following the merger. This would allow MICT to reinvest in its business and provide MICT with sufficient cash proceeds until a potential business combination transaction was completed. Following the discussions held by the MICT Board and based on Mr. Mercer’s new proposal for a capital investment directly to MICT, it was determined to further negotiate with the purpose to conclude the new capital investment transaction until the potential business combination transaction was completed.

On May 26, 2019, MICT received a non-binding term sheet from a syndicate of investors to invest up to $10 million in MICT for convertible preferred stock and warrants to purchase shares of common stock. The terms of the transaction provided, among other things, that the spin-off of Micronet would be terminated and that BNN would terminate the Tender Offer.

On May 27, 2019, the MICT Board held a call to discuss the term sheet as well as the revised structure of the business combination. In particular, the MICT Board discussed the merits of the revised structure of the business combination and the transactions contemplated by the non-binding term sheet. MICT’s Board after carefully examining its various alternatives, considered the following benefits in deciding to approve the Investments (as defined below): (i) the Investments would create liquidity for MICT’s Common Stock, allowing current stockholders trade in the market, if desired, (ii) they would signal significant support and confidence for MICT, Micronet and the growth potential of Micronet in both the U.S. and China, (iii) the Investments would cure the Nasdaq Deficiency, (iv) they would provide MICT with a long cash runway to allow it to complete a business combination and (v) the lack of strategic alternatives which can be consummated in the required time table taking in consideration the MICT current business and cash flow needs, given its limited cash reserves. The MICT Board proceeded to approve the Investments, subject to negotiation of several key economic terms, which valued MICT significantly higher than it was valued in the Prior Merger. Furthermore, the MICT Board after being informed of the initial principles of the Revised Business Combination (as defined below) viewed such terms as more favorable than the Prior Merger, in part, because MICT was led to believe, based on sporadic conversations with BNN, that BNN was renegotiating the portion of the transaction pursuant to which the acquisition of ParagonEx would occur. In particular, the purchase price of ParagonEx had decreased to the benefit among other the MICT stockholders.

On May 31, 2019, in view of the position of the new investors leading the Investments to maintain the Micronet business as part of MICT, the Company terminated the spin-off of Micronet. In determining to terminate the spin-off, the MICT Board considered that as a result of the Investments and the Convertible Debenture Offering (as defined herein), shareholders of MICT would have the opportunity to continue maintaining ownership in a cash-rich entity with assets in a subsidiary.

On June 4, 2019, MICT entered into a securities purchase agreement with a group of investors pursuant to which MICT agreed to issue shares of preferred stock and warrants to purchase shares of common stock to the investors in a private placement (the “PIPE Investment”). The shares of preferred stock were sold for an aggregate purchase price of approximately $7.0 million, all of which has been closed upon. Upon exercise of the warrants to purchase common stock, MICT would receive an additional $5,250,000 in gross proceeds. Concurrently with the PIPE Investment, MICT entered into another securities purchase agreement with BNN, pursuant to which BNN agreed to purchase from MICT $2.0 million of convertible notes, convertible at a price of $1.10 per share, together with warrants to purchase 1,818,181 shares of common stock, with an exercise price of $1.01 per share (the “BNN Investment” and together with the PIPE Investment, the “Investments”). Assuming full exercise of the warrants, MICT would receive approximately $2.75 million in gross proceeds. As a result of the Investments, MICT has received $9 million to date.

In connection with the Investments, the Tender Offer was terminated on June 5, 2019.

Between June 4, 2019 and July 5, 2019, the MICT Board had several discussions regarding the status of the PIPE Investment, its closing and the process and status related to obtaining the Nasdaq required approvals in order to close the PIPE Investment. The Nasdaq approval for consummation of the PIPE Investment was obtained on July 2, 2019. Following various delays in receiving the funds pursuant to the PIPE investment, the MICT Board has continuously approached the PIPE investors and Mr. Mercer contemplating that the closing of the PIPE Investment must be completed before any Revised Business Combination can be advanced or closed. By July 29, 2019, MICT received a sum of $5.25 million out of the PIPE Investment, as well as the BNN Investment.

In October 2019, the parties recommenced negotiations to enter into a revised merger agreement. Specifically, it was contemplated that each of BNN and ParagonEx would enter into the Share Exchange Agreements with a newly formed subsidiary of Global Fintech, GFH, pursuant to which GFH would acquire all equity interests in each of Beijing Brookfield and ParagonEx, in exchange for shares of Global Fintech (the “Share Exchanges”). Concurrently, GFH would enter into the Merger Agreement with MICT and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Subsidiary”), pursuant to which Merger Subsidiary would merge with and into GFH, with GFH surviving as the wholly owned subsidiary of MICT. In addition, concurrent with the signing of the Merger Agreement, MICT would  consummate the Convertible Debenture Offering by entering into securities purchase agreements with certain investors for the sale of 5% senior secured convertible debentures due 2020 with an aggregate principal amount of $24.9 million, convertible into shares of common stock of MICT at a price of $1.41 per share (together with the Convertible Debenture Offering, Share Exchanges and the Merger, the “Revised Business Combination”).

On October 19, 2019, Mintz and EGS held a call to discuss the Revised Business Combination. Additionally, Mintz received drafts of the Merger Agreement as well as the Share Exchange Agreements.

On October 23, 2019, a special meeting of the MICT Board was convened, with representatives from Mintz and MICT’s management participating as well, to discuss a list of issues in the drafts of the Merger Agreement and Share Exchange Agreements. Such issues included, but were not limited to, completing bring-down due diligence on ParagonEx and Beijing Brookfield for any changes to their businesses since the date of the Acquisition Agreement, obtaining a fresh fairness opinion from CoView for the Revised Business Combination, reviewing the post-closing capitalization structure of the combined entity, the treatment of MICT’s outstanding options, the lack of representations and warranties made by Beijing Brookfield and ParagonEx, ensuring that any representations and warranties by Micronet are excluded from the Merger Agreement, the respective valuations of MICT, Beijing Brookfield and ParagonEx, minimum net cash requirements, termination fees, closing conditions, and D&O insurance for current directors and officers of MICT. The MICT Board reconvened the special committee of the MICT Board (the “Special Committee”), consisting of Mr. Lucatz and Mr. Bialos, to negotiate the various issues and documents regarding the Revised Business Combination and authorized the Special Committee to approve the same.

On October 23, 2019, a call was held among representatives from Mintz and EGS to discuss an issues list that representatives from Mintz distributed. Specifically, Mintz conveyed to EGS that the MICT Board firmly believed it was imperative to complete bring-down due diligence on Beijing Brookfield and ParagonEx for changes to their businesses since the Acquisition Agreement was signed in December 2018, as well as the receipt of a new fairness opinion, both of which were key to protecting shareholders of MICT.

On October 24, 2019, Mintz provided to EGS a revised draft of the Merger Agreement. Between October 24, 2019 and October 29, 2019, Mintz and EGS held discussions to continue to negotiate the Merger Agreement and ancillary documents.

On October 30, 2019, EGS provided to Mintz initial drafts of the Convertible Debenture Offering documents.

On October 31, 2019, MICT repaid the outstanding principal balance of the convertible debentures held by Yorkville in complete satisfaction of MICT’s obligations. Furthermore, a conference call was held among Mr. Mercer, Mintz and EGS to discuss the status of the various work streams. On the same day, the MICT Board held a telephonic meeting to discuss the Revised Business Combination. The MICT Board inquired about the distinctions between the Revised Business Combination and the Merger, and the impact of the distinctions on MICT’s shareholders. Mintz and MICT’s management indicated that the primary distinction was the lack of the Tender Offer and the spin-off of Micronet, but clarified that the Revised Business Combination was structured in a manner that was intended to provide MICT with a comparable basket of assets and liabilities, as was contemplated to be provided in the Merger. There was also discussion about the treatment of MICT’s stock options and MICT’s budget between a potential signing of the Merger Agreement and closing of the Revised Business Transaction. Additionally, the MICT Board pushed for and subsequently MICT’s management successfully negotiated, the inclusion of receipt of a fairness opinion as a condition to the closing of the Revised Business Combination and completion of all bring down due diligence on the businesses of Beijing Brookfield and ParagonEx prior to the signing of the Merger Agreement. The MICT Board also weighed the lack of strategic alternatives for MICT in the absence of the proposed Revised Business Combination in determining its merits. On October 31, 2019, EGS provided revised drafts of the Merger Agreement and Share Exchange Agreements to Mintz.

On November 2, 2019, Mintz provided revised drafts of the Convertible Debenture Offering documents to EGS.

On November 3, 2019, the MICT Board convened a special meeting to discuss the open issues remaining in the Convertible Debenture Offering documents and the Merger Agreement, including the bring down due diligence process, the fairness opinion and treatment of MICT options in the Revised Business Combination. Furthermore, as contemplated by the securities purchase agreements in connection with the Investments, which entitled the investors in the Investments to appoint two directors to the MICT Board, one of whom would be Mr. Mercer, and increase the MICT Board size from four to five, during the MICT Board meeting on November 3, 2019, Mr. Mercer and John McMillan Scott were appointed as directors of the MICT Board and Mr. Miki Balin resigned from the MICT Board.

On November 4, 2019, EGS provided an “issues list” for the Convertible Debenture Offering documents based on the comments provided by investors’ counsel. Mintz, NB and the Special Committee convened a conference call to discuss the issues list. In particular, the Special Committee raised concern over several of the triggering events that were included in the revised draft provided by investors’ counsel that would allow the investors to terminate the Convertible Debentures Offering and withdraw their funds, including, among others, if the stock price of MICT dropped to below $1.25. On the same day, Mintz, NB, Mr. Lucatz, EGS and Mr. Mercer convened a conference call to discuss the “issues list.” After further negotiation with the investors’ counsel, the list of triggering events was narrowed down to exclude the foregoing triggering event related to MICT’s stock price. Furthermore, the investors in the Convertible Debenture Offering also conceded on the point to include a longer period of time than initially anticipated within which MICT must make certain SEC filings in order to avoid triggering a repayment of the funds.

Between November 4, 2019 and November 7, 2019, Mintz, NB, the Special Committee and EGS held numerous conferences calls, and exchanged updated versions of the Merger Agreement and the Share Exchange Agreements and schedules related thereto, as well as the Convertible Debenture Offering documents. The focus of such discussions were on the remaining open issues, which included but were not limited to the triggering events under the Convertible Debenture Offering documents, the post-closing capitalization of the combined entity, the final budget for MICT between signing of the Merger Agreement and closing of the Revised Business Combination, completion of due diligence and matters related to disclosure schedules. Subsequent drafts of the Merger Agreement, the disclosure schedules, the Convertible Debenture Offering documents and the ancillary documents were circulated among Mintz, EGS and investors’ counsel, as applicable, on November 4, 2019, November 5, 2019, November 6, 2019 and November 7, 2019, and multiple conference calls were held among the parties to the Merger Agreement and/or their representatives and advisors regarding the same and the Convertible Debenture Offering documents, including on November 4, 2019 (among representatives from Mintz, NB and EGS), November 5, 2019 (among representatives from Mintz, NB and EGS), November 6, 2019 (among representatives from MICT, Mintz, NB, EGS and BNN), and November 7, 2019 (among representatives from MICT, Mintz, NB and EGS).

On November 7, 2019, the Merger Agreement, the Convertible Debenture Offering documents and ancillary documents were finalized and executed by the parties thereto.

On November 8, 2019, MICT issued a press release to announce the Revised Business Combination and the other transactions contemplated by the Merger Agreement.

Interests of MICT’s Directors and Officers in the Merger

Subject to the closing of the Transactions, MICT has issued to each of the members of the MICT Board, including its Chief Executive Officer and former director Miki Balin, 300,000 options to purchase ordinary shares of MICT (1,200,000 options in the aggregate) with an exercise price of $1.41 per share. In addition, DL Capital Ltd. (“DL Capital”), an entity under the control of David Lucatz, is entitled to receive (i) an annual bonus of 3% of the amount by which the annual earnings before interest, tax, depreciation and amortization, or EBITDA, for such year exceeds the average annual EBITDA for 2011 and 2010, or $0, and (ii) a one-time bonus of 0.5% of the purchase price of any acquisition or capital raising transactions completed by MICT during the term of the agreement, or approximately $773,600, as a result of the Transactions. Furthermore, following the closing of the Transactions, the rights and obligations under the DPW Consulting Agreement will be assigned to Mr. Lucatz. Pursuant to the DPW Consulting Agreement (as defined herein), Coolisys Technologies Inc. will, for each of the next two years, pay Mr. Lucatz an aggregate consulting fee of $333,000 as well as issue Mr. Lucatz 188 restricted shares of DPW Class A common stock, which restricted shares are valued at $223.72 based on the closing stock price of DWP Class A common stock on December 31, 2019.

In addition, Mr. David Lucatz, CEO and Chairman of the MICT Board, has certain holdings through his affiliates which constitute approximately 7.78% of MICT’s outstanding common stock, not including options and restricted stock set forth above (and 8.2% of MICT’s outstanding common stock fully diluted include 100,000 options being vested upon closing), as well as right to be assigned, upon the closing of the Transactions, certain rights in connection with the Consulting Agreement entered into by and between MICT, Enertec, Coolisys Technologies Inc., DPW Holdings, Inc. and Mr. Lucatz, pursuant to which MICT, via Mr. Lucatz, agreed to provide Enertec with certain consulting and transitional services over a three year period in exchange for an annual consulting fee of $150,000 plus certain issuances of restricted stock. In connection with the Transactions, all rights and obligations under such agreement shall be assigned to Mr. Lucatz, along with all equity issued pursuant thereto.

Mr. Darren Mercer, a director of MICT and the sole director of GFH, will receive a majority of shares of GFH under the 2019 Equity Incentive Plan of GFH, which shares will be exchanged for shares of MICT Common Stock at the closing of the Merger.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise relates to the Merger that may become payable to the MICT named executive officers, in accordance with SEC rules and as determined as of the end of MICT’s 2018 fiscal year. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section MICT uses this term to describe this Merger-related compensation payable to MICT’s named executive officers, who are MICT’s current Chief Executive Officer and Chief Financial Officer and its former Chief Financial Officer. The tables below summarize potential golden parachute compensation, if any, that each named executive officer could be entitled to receive from MICT if the Merger is completed. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described herein. Accordingly, the actual amounts, if any, to be received may differ in material respects from the amounts set forth below.

	All Golden Parachute Compensation(3)
	Cash		Equity		COBRA Benefits	Total
David Lucatz	$1,106,600	(1)	$223.72	(2)	$—	$1,106,823.72

(1)

This amount represents the total estimated cash bonus payable to DL Capital, an entity controlled by Mr. Lucatz, pursuant to that certain Management and Consulting Services Agreement dated November 26, 2012 by and between MICT and DL Capital (the “Consulting Agreement”). Pursuant to the Consulting Agreement, DL Capital, an affiliate of Mr. Lucatz’, is entitled to a bonus equal to 0.5% of the purchase price of acquisitions or capital raising transactions (including the business combination).  The numbers in the table above were derived by multiplying by 0.5% the shares issued in the recent financings and anticipated to be issued in the business combination. The amount also represents $333,000, which Mr. Lucatz is entitled to receive from DPW Holdings, Inc. (“DPW”), over the next two years, pursuant to a consulting agreement (the “DPW Consulting Agreement”), among Micronet, Enertec Management Ltd., Enertec Systems 2001 Ltd., Coolisys Technologies Inc., DPW and Mr. Lucatz, as a result of the rights and obligations under the DPW Consulting Agreement being assigned to Mr. Lucatz.

(2)	Mr. Lucatz will be granted options to purchase up to 300,000 shares of GFH Common Stock at an exercise price of $1.41 per share. However, these options have an exercise price above $0.99 (the average closing market price per share of the Common Stock over the first five business days following the public announcement of the merger), and therefore, based on the difference between $0.99 and the option exercise price, no vesting of in-the-money option awards will be accelerated as a result of the merger. Furthermore, under the DPW Consulting Agreement, which was assigned to Mr. Lucatz, Mr. Lucatz is entitled to receive 188 restricted shares of DPW Class A common stock from DPW for each of the next two years, the estimated value of which, based on the closing price of the DPW Class A common stock on December 31, 2019, is an aggregate of $223.72.

(3)	The named executive officers are not entitled to receive pension or non-qualified deferred compensation benefits or enhancements or any tax reimbursements in connection with the Merger.

Beneficial Ownership of the Company Following Consummation of the Transactions

Shareholder	No. of Shares	Percent Holdings
Stadium Parkgate (Holdings) Limited
Global Fintech Holdings Ltd.

Notes to capitalization table:

Accounting Treatment of the Merger

The financial statements of MICT have been prepared in accordance with U.S. GAAP.  The preparation of financial statements in accordance with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies. The areas that require a high level of judgment or areas of judgment and estimation that are significant to MICT are disclosed in the notes accompanying its annual financial statements.

Under U.S. GAAP, the Transactions contemplated by the Acquisition Agreement will be accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations, which requires that one of the companies in the Transactions be designated as the acquirer for accounting purposes, based on the evidence available. Because each transaction is conditioned on the closing of all of the Transaction, the Transactions are viewed as a single transaction. ParagonEx has been deemed the accounting acquirer because its shareholders will have the majority shareholding between them after the closing of the transactions. In MICT’s consolidated financial statements, the assets and liabilities of Beijing Brookfield will initially be recorded at fair value and the excess of the consideration paid to the Beijing Brookfield shareholders over the net fair value of its assets and liabilities will be recorded as goodwill. The historical results of operations of ParagonEx will be presented as the results of operations of MICT following the closing date of the Transactions.

Material United States Federal Income Tax Considerations

The following discussion is a summary of the anticipated material U.S. federal income tax considerations to holders of the Common Stock in MICT, Inc. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion does not purport to address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as financial institutions; insurance companies; tax-exempt organizations; S-corporations or other pass-through entities; dealers in securities or currencies; persons whose functional currency is not the U.S. dollar; traders in securities that elect to use a mark to market method of accounting; persons that hold common stock as part of a straddle, hedge, constructive sale or conversion transaction; persons who acquired their shares of Common Stock through the exercise of an employee stock option or otherwise as compensation; and persons who actually or constructively own five percent or more of the total combined voting power of MICT voting securities.

This discussion addresses solely those US federal income tax issues discussed below and does not address the tax consequences of the Merger under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If an entity treated as a partnership for U.S. federal income tax purposes holds MICT Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding MICT Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Merger Generally

Neither MICT nor Merger Sub should recognize gain or loss as a result of the Merger because Code Section 1032 should apply to treat the issuance of common stock by MICT and/or Merger Sub as tax-free for U.S. federal income tax purposes. Moreover, current holders of MICT Common Stock will not recognize any taxable gain or loss as a result of the Merger because none of such holders will be required to exchange or dispose of their MICT Common Stock pursuant to the terms of the Merger.

Vote Required for Approval

The affirmative vote of the holders of a majority of the voting power of the shares of MICT Common Stock entitled to vote on the Merger Proposal is required to approve the Merger Proposal. Abstentions and broker-non votes will have the effect of a vote against this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE NASDAQ PROPOSAL- PRIMARY CONVERTIBLE DEBENTURES

Background and Overview

On November 7, 2019, in connection with the Merger, the Company entered into the Primary Purchase Agreement with the Primary Purchasers pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”).

The Primary Convertible Debenture Offering is expected to close in January 2020. The proceeds of the Primary Convertible Debenture Offering will be placed in a blocked bank account, which will be subject to a blocked deposit account control agreement between Investors Bank, a representative of the Primary Purchaser (the “Representative”) and the Company. The Company will not have access to such proceeds until the closing of the Merger and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Primary Resale Registration Statement (as defined below). Upon (i) the occurrence of any Triggering Event (as defined below) in which any Primary Purchaser exercises its right to require an Optional Redemption (as defined below), or (ii) the acceleration of payment of the principal and interest of the Primary Convertible Debentures, the Representative may withdraw all or any portion of the balance in the blocked account, or instruct the depositary institution to pay any amount in the account to or for the benefit of the Primary Purchasers pursuant to the transaction documents for the Primary Convertible Debenture Offering.

Following the consummation of the Merger, the Company will use the net proceeds from the Primary Convertible Debenture Offering for ordinary course working capital purposes and for purposes contemplated in the Merger Agreement, including a cash payment of $10,000,000 to all the shareholders of ParagonEx as contemplated by the ParagonEx Share Exchange Agreement. The Company agreed to reimburse the Primary Purchasers in cash for their fees and expenses in connection with the negotiation, execution, delivery and performance of the Primary Purchase Agreement in an amount not to exceed $100,000 in the aggregate, of which up to $75,000 will be paid at the closing of the Primary Convertible Debenture Offering and up to $25,000 will be paid at the closing of the Merger.

The Company has agreed to use its best efforts to obtain stockholder approval to amend its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock to allow the full conversion of the Primary Convertible Debentures. The Company has also agreed not to complete the Merger unless, among other things, the Registration Statement is declared effective and has not lapsed for any reason.

Primary Convertible Debentures

The Primary Convertible Debentures bear interest at a rate of 5% per annum, payable quarterly, with the first payment commencing April 1, 2019, if not converted into Common Stock by their terms in advance of such date. The interest is payable in cash or, at the option of the Company, subject to compliance with Equity Conditions (as defined in the Primary Convertible Debentures), in fully tradable Common Stock, or a combination of cash and Common Stock. The Primary Convertible Debentures will be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement.

Subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock to allow for the full conversion of the Primary Convertible Debentures into Common Stock, the Primary Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at a conversion price of $1.41 per share, subject to certain adjustments, at any time and from time to time. However, a holder of the Primary Convertible Debenture will not have the right to convert any portion of its debenture if such holder, together with its affiliates and any other persons acting as a group, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

Upon the closing of the Merger and written notice by the Company to the Primary Purchasers, the Primary Convertible Debentures shall be subject to the Forced Conversion. Upon the occurrence of certain events (each a “Triggering Event” and, collectively, the “Triggering Events”), including, among others, the Company’s failure to mail the definitive proxy statement with respect to the Merger within five business days following clearance of SEC comments on the preliminary proxy statement, the failure of the Forced Conversion to occur on or before the Outside Date, or certain breaches of the Primary Purchasers’ Primary Registration Rights Agreement (as defined below), the Primary Purchasers are permitted to require the Company to redeem the Primary Convertible Debentures, including any interest that has accrued thereunder, for cash (the “Optional Redemption”).

The Company may not voluntarily prepay any portion of the principal amount of the Primary Convertible Debentures without the prior written consent of the holders of the Primary Convertible Debentures.

The Primary Convertible Debentures contain anti-dilution provisions and standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the Primary Convertible Debentures or any other transaction documents, the commencement of bankruptcy or insolvency proceedings, ineligibility of Common Stock for listing or quotation on a trading market, failure to timely deliver conversion shares underlying the Primary Convertible Debentures, failure to cause the Primary Registration Statement (as defined below) to be declared effective timely, failure to meet the current public information requirements under Rule 144 and failure to complete the Merger on or prior to the Outside Date.

Primary Registration Rights Agreement

Contemporaneously with the sale of the Primary Convertible Debentures, the Company and each of the Primary Purchasers will enter into a registration rights agreement (the “Primary Registration Rights Agreement”). Pursuant to the Primary Registration Rights Agreements, the Company will be obligated to, among other things, (i) file a registration statement (the “Primary Resale Registration Statement”) with the SEC within seven business days following the filing of an initial proxy statement with respect to the Merger, for purposes of registering the shares of Common Stock issuable upon the conversion of the Primary Convertible Debentures and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Merger. The Primary Registration Rights Agreement will contain customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

Primary Security Agreement

In connection with the issuance of the Primary Convertible Debentures, the Company, certain of its subsidiaries, the Primary Purchasers and the Representative, as collateral agent, will enter into a security agreement (the “Primary Security Agreement”). Pursuant to the Primary Security Agreement, the Company and certain of its subsidiaries will grant the Primary Purchasers a first priority security interest in, a lien upon and a right of set-off against all of their personal property (subject to certain exceptions) to secure the Primary Convertible Debentures.

Intercreditor Agreement

The Primary Purchasers will enter into a pari passu intercreditor agreement (the “Intercreditor Agreement”) with the Company, as well as with the Non-Primary Purchasers, whereby all parties shall share ratably in the collateral covered by the Primary Security Agreement and Non-Primary Security Agreement (as defined below).

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the Forced Conversion of the Primary Convertible Debentures in connection with the closing of the Merger, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance.

Effect of Proposal on Current Stockholders

Upon the Forced Conversion of the Primary Convertible Debentures, and following the closing of the Transactions, the Primary Purchasers will own an aggregate of 11,276,596 shares of the Company’s Common Stock, or ____% of the total voting power of the combined company. The issuance of shares of Common Stock upon the Forced Conversion of the Primary Convertible Debentures would result in further dilution to the Company’s current stockholders in connection with the consummation of the Merger, and would afford our stockholders a smaller percentage interest in the voting power and liquidation value of the Company following the Merger. In addition, the resale of the shares of Common Stock issuable upon the Forced Conversion of the Primary Convertible Debentures upon their registration for resale could result in unpredictable trading volumes, which could cause the market price of the Company’s Common Stock to decline.

The approval of the Primary Convertible Debenture Offering and the issuance of 11,276,596 shares of Common Stock upon the Forced Conversion of the Primary Convertible Debentures is a condition to the consummation of the Merger. Accordingly, if this proposal is not approved, the Merger will not close. This proposal is conditioned on the approval of the Merger Proposal and the consummation of the Merger.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THIS PROPOSAL.

THE NASDAQ PROPOSAL- NON- PRIMARY CONVERTIBLE DEBENTURES

Background and Overview

On November 7, 2019, concurrently with entry into the Primary Purchase Agreement, the Company entered into the Non-Primary Purchase Agreement with the Non-Primary Purchasers pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from the Company the Non-Primary Convertible Debentures with an aggregate principal amount of $9.0 million (the “Non-Primary Convertible Debenture Offering”).

The Non-Primary Convertible Debenture Offering is expected to close in January 2020. The proceeds of the Primary Convertible Debenture Offering will be placed in a blocked bank account, which will be subject to a blocked deposit account control agreement between Investors Bank, a representative of China Strategic Investments Limited, a company incorporated under the laws of England and Wales (“CSI”), and the Company.

The Company will not have access to such proceeds until the closing of the Merger and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Non-Primary resale registration statement). Upon the acceleration of payment of the principal and interest of the Non-Primary Convertible Debentures, CSI may withdraw all or any portion of the balance in the blocked account, or instruct the depositary institution to pay any amount in the account to or for the benefit of the Non-Primary Purchasers pursuant to the transaction documents for the Non-Primary Convertible Debenture Offering. It is contemplated that the shares underlying the Primary Convertible Debentures shall be registered on the same resale registration statement as the Non-Primary Convertible Debentures.

Following the consummation of the Merger, the Company will use the net proceeds from the Non-Primary Convertible Debenture Offering for ordinary working capital purposes and for purposes contemplated in the Merger Agreement, including a cash payment of $10,000,000 to all the shareholders of ParagonEx as contemplated by the ParagonEx Share Exchange Agreement.

The Company has agreed to use its best efforts to obtain stockholder approval amend its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock to allow full conversion of the Non-Primary Convertible Debentures. The Company has also agreed not to complete the Merger unless, among other things, the Non-Primary resale registration statement is declared effective and has not lapsed for any reason.

Non-Primary Convertible Debentures

Except that the Non-Primary Purchasers are not entitled to any Optional Redemption and the event of defaults do not include the failure to complete the Merger on or prior to the Outside Date, the terms and conditions of the Non-Primary Convertible Debentures will be substantially similar to the terms and conditions of the Primary Convertible Debentures, as described under “The Nasdaq Proposal – Convertible Debentures.”

Non-Primary Registration Rights Agreement

Contemporaneously with the sale of the Non-Primary Convertible Debentures, the Company and each of the Non-Primary Purchasers will enter into a registration rights agreement (the “Non-Primary Registration Rights Agreement”). The terms and conditions of the Non-Primary Registration Rights Agreement will be substantially similar to the terms and conditions of the Primary Registration Rights Agreement, as described under “The Nasdaq Proposal – Convertible Debentures.”

Non-Primary Security Agreement

In connection with the issuance of the Non-Primary Convertible Debentures, on ____, 2020, the Company, certain of its subsidiaries, the Non-Primary Purchasers and CSI, as collateral agent, will enter into a security agreement (the “Non-Primary Security Agreement”). The terms and conditions of the Non-Primary Security Agreement will be substantially similar to the terms and conditions of the Primary Security Agreement, as described under “The Nasdaq Proposal – Convertible Debentures.”

Intercreditor Agreement

The Non-Primary Purchasers will enter into the Intercreditor Agreement with the Company, as well as with the Primary Purchasers, whereby all parties shall share ratably in the collateral covered by the Primary Security Agreement and Non-Primary Security Agreement.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the Forced Conversion of the Non-Primary Convertible Debentures in connection with the consummation of the Merger, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance.

Effect of Proposal on Current Stockholders

Upon the Forced Conversion of the Non-Primary Convertible Debentures, and following the closing of the Transactions, the Non-Primary Purchasers will own an aggregate of 6,382,979 shares of the Company’s Common Stock, or ____% of the total voting power of the combined company. The issuance of such 6,382,979 shares would result in further dilution to the Company’s current stockholders in connection with the consummation of the Merger, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company following the Merger. In addition, the resale of the shares of Common Stock issuable upon the Forced Conversion of the Non-Primary Convertible Debentures upon their registration for resale could cause the market price of the Company’s Common Stock to decline.

The approval of the Non-Primary Convertible Debenture Offering and the issuance of 6,382,979 shares of Common Stock upon Forced Conversion of the Non-Primary Convertible Debentures is a condition to the consummation of the Merger. Accordingly, if this proposal is not approved, the Merger will not close. This proposal is conditioned on the approval of the Merger Proposal and the consummation of the Merger.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THIS PROPOSAL.

THE NASDAQ PROPOSAL – PREFERRED STOCK AND WARRANTS

Background and Overview

On June 4, 2019, the Company entered into a securities purchase agreement (the “Note Purchase Agreement”) with BNN, pursuant to which BNN purchased from the Company $2 million of convertible notes (the “Convertible Notes”). The Convertible Notes, which shall be convertible into 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), are accompanied by certain Common Stock purchase warrants (the “Note Warrants”) to purchase 1,818,182 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the Convertible Notes are convertible) (the “Convertible Note Offering”). The Convertible Notes have a duration of two years.

Pursuant to certain conversion agreement by and between the Company and BNN, BNN has agreed to convert the Convertible Notes into 1,818,182 shares of newly designated Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares”). Subject to stockholder approval of the Convertible Note Offering, the Series B Preferred Shares shall be initially convertible into 1,818,182 shares of MICT Common Stock (subject to adjustment as provided in the certificate of designation for the Series B Preferred Shares). In connection with the issuance of Convertible Notes, Darren Mercer, former Chief Executive Officer of BNN, was appointed to the Company’s board of directors. The Note Purchase Agreement provides for customary registration rights.

The Note Warrants have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), and shall be exercisable immediately upon receipt of stockholder approval of the Convertible Note Offering, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the Company’s next debt or equity financing of at least $20 million.

Copies of the form of Note Purchase Agreement, Certificate of Designation of Series B Preferred Shares and the Note Warrant are attached hereto as Annex L, Annex M, and Annex N, respectively.

Why the Company Needs Stockholder Approval

Nasdaq Listing Rule 5635(b) requires stockholder approval of security issuances when the issuance or potential issuance will result in a change of control of the Company. Nasdaq has generally taken the position that any issuance that results in an investor or group of investors obtaining a 20% or greater interest or a right to acquire that interest on a post-transaction basis, and that ownership position would be the largest position in the Company, would be presumed to be a change of control. Assuming the full conversion of Series B Preferred Shares and full exercise of the Note Warrants currently held by BNN, BNN would own greater than 20% of the voting power of the Company on a post-transaction basis and be the Company’s largest shareholder.

Effect of Proposal on Current Stockholders

The issuance of an aggregate of 3,636,364 shares of Common Stock upon conversion of Series B Preferred Shares and exercise of the Note Warrants would result in further dilution to the Company’s current stockholders, and would afford our stockholders a smaller percentage interest in the voting power of the Company following the issuance.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

CHARTER AMENDMENT PROPOSAL

Background and Overview

We are seeking stockholder approval of an amendment of the Certificate of Incorporation of MICT, as amended, to increase the number of authorized shares of MICT Common Stock from 25,000,000 to 350,000,000, effective at the closing of the Merger, for the purpose of carrying out the Merger and issuance of shares of Common Stock upon conversion of the Convertible Debentures and the Convertible Notes, exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT.

Why the Company Needs Stockholder Approval

Based on the number of shares of Common Stock that MICT expects to issue in the Merger and upon conversion of the Convertible Debentures and the Convertible Notes, exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT, MICT does not currently have sufficient shares of Common Stock authorized to issue the shares of Common Stock deliverable to the shareholders of GFH at the Closing and to the investors upon conversion of the Convertible Debentures and the Convertible Notes, exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT. Accordingly, we are seeking stockholder approval to increase the authorized common stock from 25,000,000 to 350,000,000 shares.

Effect of Proposal

If approved, the number of authorized shares of common stock will increase from 25,000,000 to 350,000,000.

Vote Required for Approval

The Merger Proposal and the Nasdaq Proposals are conditioned on the approval of the Charter Amendment Proposal at the Special Meeting.

This Charter Amendment Proposal will be approved and adopted only if the holders of at least a majority of the issued and outstanding shares of MICT Common Stock vote for the Charter Amendment Proposal. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote against the Charter Amendment Proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

REVERSE STOCK SPLIT PROPOSAL

General

At the Special Meeting, MICT’s stockholders will be asked to approve an amendment to MICT’s certificate of incorporation, as amended, in the form attached as Annex C to this proxy statement, to effect a reverse split of the authorized and issued and outstanding shares of Common Stock, at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the MICT Board (the “Reverse Stock Split”). The Reverse Stock Split, if approved by the stockholders, would become effective upon the filing of Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment that will effect the Reverse Stock Split will be determined by the MICT Board based on its evaluation as to when such action will be the most advantageous to MICT and its stockholders. However, the approval of the Reverse Stock Split is valid through June 30, 2020 and if the Reverse Stock Split is not effected on or before such date, the MICT Board would need to seek stockholder approval in the event the Company needs to effect a reverse stock split.

Upon the effectiveness of the Reverse Stock Split, the shares of Common Stock of MICT immediately prior to the split effective time will be reclassified into a smaller number of shares of MICT in the range of one-for-two to one-for-ten shares of Common Stock immediately prior to effective time of the Reverse Stock Split.

The Reverse Stock Split, as more fully described below, will not change the number of authorized and issued shares of preferred stock, or the par value of MICT Common Stock or preferred stock.

Purpose

The MICT Board approved the Reverse Stock Split for the following reasons:

●	the MICT Board believes effecting the Reverse Stock Split is necessary to maintain the listing of the combined company’s post-merger common stock on Nasdaq given the minimum bid price requirement of Nasdaq and other national securities exchanges for initial listings, and to help avoid a delisting of MICT Common Stock from Nasdaq in the future;

●	the Reverse Stock Split would bring the share price of the combined company to a level that is more typical of successful companies listed on the major U.S. stock exchanges;

●	the increased share price resulting from the Reverse Stock Split could broaden the pool of potential investors into the combined company by meeting the requirements of certain institutional investors who have internal policies prohibiting them from purchasing stocks below a certain minimum share price, and by meeting the requirements of certain financial advisors who have policies to discourage their clients from investing into such stocks;

●	the increased share price resulting from the Reverse Stock Split could allow inclusion of the combined company’s common stock in certain industry-specific indices, and thereby allow investment in the combined company by certain index funds; and

●	if the Reverse Stock Split successfully increases the per share price of MICT Common Stock, the MICT Board believes this increase may increase trading volume in MICT Common Stock and facilitate future financings by MICT.

Nasdaq Requirements for Listing on Nasdaq

MICT Common Stock is listed on Nasdaq under the symbol “MICT.” According to Nasdaq rules, an issuer must, in a case such as this, apply for initial inclusion following a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. Accordingly, the listing standards of Nasdaq will require MICT to have, among other things, a $4.00 per share minimum bid price upon the Closing.

Potential Increased Investor Interest

On January 7, 2020, MICT Common Stock closed at $1.02 per share. An investment in MICT Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the MICT Board believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of MICT Common Stock, or that such increase may not be consistent with the ratio that the MICT Board determines to use.

MICT cannot predict whether or to what extent the Reverse Stock Split will increase the market price for MICT Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of MICT Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of MICT Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in increased trading volume in MICT Common Stock;

●	the Reverse Stock Split will result in a per share price that will increase the ability of MICT to attract and retain employees; or

●	that MICT will otherwise meet the requirements of Nasdaq or other national securities exchange.

The market price of MICT Common Stock will also be based on the performance of MICT and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of MICT Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of MICT may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of MICT Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Determination of Reverse Stock Split Ratio

Stockholder approval of the amendment to MICT’s Certificate of Incorporation that would allow the MICT Board to determine the exact Reverse Stock Split ratio within a specified range of one-for-two to one-for-ten (rather than stockholder approval of a fixed Reverse Stock Split ratio) is intended to provide the flexibility to achieve the desired results of the Reverse Stock Split.

In determining the range of Reverse Stock Split ratios to be submitted for stockholder approval, the MICT Board considered numerous factors, including:

●	the potential devaluation of MICT’s market capitalization as a result of a Reverse Stock Split;

●	the projected impact of the Reverse Stock Split ratio on the trading liquidity in the MICT Common Stock and MICT’s ability to maintain the listing of MICT Common Stock on Nasdaq following the Merger;

●	the historical and projected performance of MICT Common Stock and volume level before and after the Reverse Stock Split;

●	the expected impact of the Transactions on the Company’s post-merger performance;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in MICT’s industry and in the marketplace generally;

●	MICT’s capitalization (including the number of shares of MICT Common Stock issued and outstanding, as well as those contemplated to be issued in connection with the Merger and upon conversion of certain convertible securities outstanding on the date hereof); and

●	the prevailing trading prices for MICT Common Stock and its current and projected trading volume.

The MICT Board will consider the conditions, information and circumstances existing at the time when they determine whether to implement the Reverse Stock Split and, if they decide to implement the Reverse Stock Split, the precise Reverse Stock Split ratio. Even if stockholder approval is obtained with respect to the Reverse Stock Split, the decision of whether and when to effect the Reverse Stock Split shall be solely at the discretion of the MICT Board.

Principal Effects of the Reverse Stock Split

To implement the Reverse Stock Split, the MICT Board will determine the ratio and effective time of the Reverse Stock Split and then, at a meeting of the MICT Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split, select the ratio and effective time of the Reverse Stock Split ratio and publicly announce the Reverse Stock Split. Thereafter, MICT would file the Certificate of Amendment with the Secretary of State of the State of Delaware and, upon such amendment becoming effective, and without further action on the part of MICT’s stockholders, the shares of common stock held by stockholders of record as of the effective time of such amendment would be converted into the number of shares of common stock (the “New Common Stock”) calculated based on the Reverse Stock Split ratio determined and approved by the MICT Board before the filing of the amendment.

No fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of the MICT Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

For example, if a stockholder presently holds 100 shares of MICT Common Stock, he, she or it would hold 50 shares of New Common Stock following a one-for-two split, 10 shares following a one-for-ten split.

The following table contains approximate information relating to MICT Common Stock based upon the number of authorized shares of MICT Common Stock set forth in MICT’s Certificate of Incorporation (without taking into account any amendment approved at this Special Meeting), as amended, on file with the Secretary of State of the State of Delaware, if the Reverse Stock Split is implemented at a ratio of each of one-for-two through one-for-ten, inclusive, in each case based on share information as of close of business on January 10, 2020:

	Number of shares of MICT Common Stock Authorized	Number of shares of MICT Common Stock outstanding	Shares of MICT Common Stock Authorized and reserved for Issuance (1)	Shares of MICT Common Stock Authorized and unreserved for Issuance
Current	25,000,000	11,089,532	25,000,000	-
Assuming one for two reverse stock split	12,500,000	5,544,766	12,500,000	-
Assuming one for three reverse stock split	8,333,333	3,696,511	8,333,333	-
Assuming one for four reverse stock split	6,250,000	2,772,383	6,250,000	-
Assuming one for five reverse stock split	5,000,000	2,217,906	5,000,000	-
Assuming one for six reverse stock split	4,166,667	1,848,255	4,166,667	-
Assuming one for seven reverse stock split	3,571,428	1,584,219	3,571,428	-
Assuming one for eight reverse stock split	3,125,000	1,386,192	3,125,000	-
Assuming one for nine reverse stock split	2,777,777	1,232,170	2,777,777	-
Assuming one for ten reverse stock split	2,500,000	1,108,953	2,500,000	-

(1)	Represents shares of MICT Common Stock reserved for issuance pursuant to outstanding preferred stock, convertible notes, options and warrants.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If MICT’s stockholders approve an amendment of MICT’s certificate of incorporation to effect the Reverse Stock Split, and if the MICT Board still believes that a reverse stock split is in the best interests of MICT, the MICT Board will determine and fix the split effective time. The MICT Board may delay effecting the Reverse Stock Split without resoliciting stockholder approval or may determine not to complete the Reverse Stock Split at all. However, if the Reverse Stock Split is not effected on or prior to June 30, 2020, the MICT Board would need to seek stockholder approval in the event the Company needs to effect a stock split. At the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the split effective time, MICT’s stockholders will be notified that the Reverse Stock Split has been effected. MICT expects that MICT’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares, if certificated, will be asked to surrender to the exchange agent certificates representing pre-split shares held in certificated form in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.21

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to be issued such additional fraction of a share as is necessary to increase the fractional share to a full share.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the MICT Board or contemplating a tender offer or other transaction for the combination of MICT with another company, the Reverse Stock Split proposal is not being proposed in response to any effort of which MICT is aware to accumulate shares of MICT Common Stock or obtain control of MICT, other than in connection with the Merger, nor is it part of a plan by management to recommend a series of similar amendments to the MICT Board and stockholders. Other than the proposals being submitted to MICT’s stockholders for their consideration at the Special Meeting, the MICT Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of MICT. For more information, please see the section entitled “Risk Factors—Risk Factors Related to MICT— Risks Related to Ownership of MICT Securities” and the section entitled “Description of MICT Securities—Anti-Takeover Provisions.”

[21]	Do we want to replace certificated shares with book entry?

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to MICT U.S. holders, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to MICT U.S. holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an MICT U.S. holder. MICT has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to MICT U.S. holders that hold MICT Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to an MICT U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to MICT’s U.S. holders subject to special rules, including, without limitation: dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; regulated investment companies and real estate investment trusts; tax-exempt organizations; holders of MICT Common Stock subject to the alternative minimum tax provisions of the Code; S corporations; partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities); holders of MICT Common Stock whose functional currency is not the U.S. dollar; holders who hold shares of MICT Common Stock as part of a “hedge,” “straddle,” “constructive sale” or “conversion transaction” (as such terms are used in the Code) or other integrated investment; holders of MICT Common Stock who exercise appraisal rights; persons who purchased their shares of MICT Common Stock as part of a wash sale; or holders required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to MICT Common Stock as a result of such item being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds MICT Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding MICT Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MICT REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, an MICT U.S. holder generally should not recognize gain or loss upon the Reverse Stock Split, except possibly to the extent an MICT U.S. holder receives a whole share of MICT Common Stock in lieu of a fractional share of MICT Common Stock, as discussed below. An MICT U.S. holder’s aggregate tax basis in the shares of MICT Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of MICT Common Stock surrendered, and such MICT U.S. holder’s holding period in the shares of MICT Common Stock received should include the holding period in the shares of MICT Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of MICT Common Stock surrendered to the shares of MICT Common Stock received pursuant to the Reverse Stock Split. Holders of shares of MICT Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of MICT Common Stock being rounded up to the next whole share is uncertain, and an MICT U.S. holder that receives a whole share of MICT Common Stock in lieu of a fractional share of MICT Common Stock may possibly recognize gain, which may be characterized as either a capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the MICT U.S. holder was otherwise entitled. However, MICT believes that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. MICT U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

Vote Required for Approval

The affirmative vote of the holders of a majority of the voting power of the shares of MICT Common Stock entitled to vote on the Reverse Stock Split Proposal is required to approve the Reverse Stock Split Proposal. Abstentions and broker-non votes will have the effect of a vote against this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

THE DIRECTOR ELECTION PROPOSAL

Election of Directors

Pursuant to the Merger Agreement, effective as of the Closing, the MICT Board will consist of seven individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq. MICT is proposing the election by stockholders of the following seven individuals, who will take office immediately following the Closing and who will constitute all the members of the MICT Board: Darren Mercer, Amos Pickel, Simon Grant Duggan, Ronald Charles Spencer, John M. Scott, Chezy Ofir, and Robert Cameron Floate. Of the seven director nominees, Messrs. Mercer, Scott and Ofir are designated by Beijing Brookfield and Messrs. Pickel, Duggan, Spencer and Floate are designated by ParagonEx.

Each director will hold office until the next annual meeting of stockholders and until his or her respective successors are elected and qualified, or until his or her death, earlier resignation or removal.

If elected, Mr. [    ] will be designated as Chairman of the MICT Board. Each of Messrs. Spencer, Ofir, Scott and Floate are expected qualify as an independent director under Nasdaq listing standards.

 There are no family relationships among any of MICT’s directors and executive officers.

Subject to other provisions in the Certificate of Incorporation and the Bylaws MICT, the number of directors that constitutes the entire MICT Board will be fixed solely by resolution of its board of directors, but will not exceed ten (10). Each director of MICT will hold office until his or her successor has been duly elected and qualified or until his or her death, earlier resignation or removal. Directors need not be elected by ballot, except upon demand of any stockholder.

Pursuant to the Merger Agreement, no director on the post-Closing MICT Board may be removed without cause, other than by the party or parties that appointed him or her.

Any director of MICT may resign at any time by giving written notice to the President or the Secretary of MICT. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice.

Any vacancy in the MICT Board may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum. The directors chosen to fill any vacancy shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

If the Merger Proposal is not approved, the Director Election Proposal will not be presented at the Special Meeting. The appointments of directors resulting from the election will only become effective if the Merger is completed.

The MICT Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from GFH’s records.

Information about Officers, Directors and Director Nominees

At the effective time of the Merger, in accordance with the terms of the Merger Agreement and assuming the election of the nominees set forth in this section, the board of directors and officers of MICT will be as follows:

Name	Age	Position
Darren Mercer	56	Chief Executive Officer and Director
Alon Michal	51	Chief Financial Officer
Amos Pickel	53	Director
Simon Grant Duggan	53	Director
Ronald Charles Spencer	72	Director
John M. Scott	73	Director
Chezy Ofir	67	Director
Robert Cameron Floate		Director

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Darren Mercer has served on the MICT Board since November 2019. Mr. Mercer began his career as an investment banker in the 1980s, holding senior roles in institutional equity sales and corporate brokering at Henry Cooke Lumsden PLC and Albert E. Sharp LLC. In 2007, Mr. Mercer founded BNN and has served as its Chief Executive Officer since its inception, and as a Director of Strategic Partnerships and Business Development and Executive Director since 2017. Mr. Mercer holds a BSc in Economics from the University of Manchester. We believe that Mr. Mercer is well-qualified to serve on the MICT Board due to his extensive financial services, operational, management and investment experience.

Amos Pickel is a business man and an investor, mainly in the areas of real estate and technology. He is a consultant, advising companies on business strategy, operations and mergers and acquisitions, through his fully owned Israeli company, Alpha Golf Papa Ltd., an Israeli consultancy firm founded in 2010. In addition to serving on boards of private companies in which he has and has had interests he is serving and has served on the boards of the following publicly traded companies: YZ Queenco Ltd (TLV: QNCO), an Israeli entertainment centers and casino developer and holding company (currently serving) trading on the Tel Aviv Stock Exchange; between 2006 and 2018 a Non Executive Director of 888 Holdings Plc. (888.L), a Gibraltar online gaming company trading on the London Stock Exchange; between 2002 and 2004 a Non Executive Director of Gresham Hotels Group Plc., an Irish hotel group, previously trading on the London Stock Exchange; and during 1999 a Non Executive Director of Elscint Limited, an investment company previously trading on NASDAQ and the Tel Aviv Stock Exchange. From 1993 to 2006 Mr. Pickel was the CEO of Red Sea Hotels Ltd., and Israeli real estate holding company previously trading on the Tel Aviv Stock Exchange, and from 2006 to 2008 Mr. Pickel was the CEO of Atlas Management Company Limited, a Guernsey company that managed the real estate portfolio of Atlas Estates Limited, a Guernsey company previously trading on the London Stock Exchange and the Warsaw Stock Exchange. Mr. Pickel received his LL.M degree in corporate law from New York University and a Bachelor of Law degree from Tel-Aviv University. We believe that Mr. Pickel is well-qualified to serve on the MICT Board due to his extensive management experience and deep understanding of the entertainment and gaming industry.

Simon Grant Duggan has served as the Chief Executive Officer of ParagonEx since March 2017. Previously, he served as the Managing Director of Boston Limited (2008 - 2011) and Knox House Trust Limited (2011 - 2016), both being Isle of Man regulated independent trust & corporate services providers and family offices. He is a Chartered Member of the Chartered Institute for Securities & Investment. We believe that Mr. Duggan is well-qualified to serve on the MICT Board due to his extensive management and capital market experience.

Ronald Charles Spencer has served as a Non-executive Director at ParagonEx since 2015. Mr. Spencer also serves as a Non-executive Director at different companies, including Optimus Investment Fund PCC PLC, an Isle of Man registered Unit Trust since 2013; Capital for Business (IOM) Limited, an Isle of Man registered fund manager since 2013; Zweig-Di Menna International Limited, a BVI registered long/short investment fund since 2012; and Canada Life International Limited, one of the largest life insurance companies in the Isle of Man since 2002, where he also serves as a member of the audit committee and the chairman of the risk committee. In January 2010 Mr. Spencer was appointed a member of the Isle of Man Government Gambling Supervision Commission and in August 2012, Mr. Spencer was appointed as Chair. He was re-appointed the Chair of the Commission in February 2015. His tenure as the chairman of the commission expires in January 2020. Previously, Mr. Spencer held the position of Director responsible for Mercury Asset Management’s, and subsequently, Merrill Lynch’s, Manx operations from 1990 until his retirement in 2000. He subsequently served as a non-executive director of the board of directors of a number of Merrill Lynch entities, including Merrill Lynch Investment Managers Holdings (IOM) Limited, until 2004. Mr. Spencer chose not to attend University and after leaving high school had experience in several different businesses. In 1967, he started in the securities back office of the rapidly expanding merchant bank S.G. Warburg & Co. Ltd. He developed a considerable breadth of experience within the firm encompassing securities settlements; dividends and corporate actions; banking; foreign exchange; broker and bank reconciliations and a period in Internal Audit followed by implementing internal audit recommendations in the Channel Islands Office. After relocating to London he was responsible for client and marketing support to the Firm’s U.S., typically ERISA, clients and Board Secretary to the international division. Additionally, Mr. Spencer completed the Institute of Director’s Company Direction Programme in December 2002, and successfully sat for the diploma examination in April 2003. Following peer review, he was admitted as a Chartered Director in May 2004. We believe that Mr. Spencer is well-qualified to serve on the MICT Board due to his extensive experience in the gambling industry.

Alon Michal has served as the Chief Financial Officer of Toyga Media since April 2012. Mr. Michal has been involved in many transactions in technology and private equity sectors during more than 20 years of corporate finance and capital markets experience. Mr. Michal founded AM Ventures in 2008 that provides financial, operational and business consulting services to media and technology ventures. Prior to this he was a Partner and Chief Financial Officer at Catalyst Private Equity Partners and was responsible for screening, investment, enhancement and realization of the portfolio companies. From 2000 to 2007, he held an array of key positions in Pharmos Corporation (Nasdaq: PARS), a bio-pharmaceutical company, including Chief Financial Officer, Vice President of Finance and Operations and General Manager. Mr. Michal practiced at Ernst & Young in the hi-tech group of the firm. Mr. Michal holds a B.A. in Accounting and Business Management from The College of Management Academic Studies, MBA in Business Administration from Ben-Gurion University in Beer Sheva and earned his CPA certificate in 1996. Mr. Michal has also attended executive programs at both Tel-Aviv University and Harvard Business School.

John M. Scott has served on the board of directors of MICT since November 2019. Mr. Scott began his career as a stockbroker in October 1970 with Charlton Seal Dimmock & Co (“Charlton Seal”). He became a Partner at Charlton Seal in 1982 and subsequently a Director of Wise Speke Limited following a merger in 1990. In August 1994, he joined Albert E. Sharp LLP as a Director, where he remained until June 2007. In 2007, he joined WH Ireland Group Plc, a financial services company offering private wealth management, wealth planning and corporate broking services, where he oversaw the firm’s private client business in Manchester, U.K. until his retirement from his role as an Executive Director from WH Ireland’s Board of Directors in 2013. Mr. Scott currently serves as a consultant to WH Ireland. Mr. Scott holds a BSc in Economics from the University of London.

Chezy Ofir has over 20 years of experience in business consulting and corporate management. Professor Ofir has served on the board of directors of MICT since April 2013 and has served as a member of the boards of directors of a large number of companies in various sectors. Professor Ofir has been a director and Chairman of the Financial Reporting Committee of Makhteshim Agam, a leading manufacturer and distributor of crop protection products, has served as a director and member of all board committees of I.T.L. Optronics Ltd., a publicly-traded company listed on the Tel Aviv Stock Exchange engaged in the development, production and marketing of advanced electronic systems and solutions for the defense and security industries, and as a member of the board of directors, Chairman of the Audit Committee and member of all board committees of Shufersal, the largest food and non-food retail chain in Israel. He served as a member of the Executive Export Trade and Marketing Committee of the Industry and Trade Ministry where he evaluated company programs and formulated and recommended funding to the committee. Professor Ofir has been a faculty member at the Hebrew University for more than 20 years. Professor Ofir founded an Executive MBA program for CEOs, which is the first and only program of its kind in Israel. Additionally, Professor Ofir has been the Chairman of the Marketing Department at the Hebrew University Business School for fifteen years. Professor Ofir has been invited as a lecturer or research partner to many top universities, including Stanford University, University of California Berkeley, New York University and Georgetown University. Professor Ofir’s publications have been covered in media and leading international business magazines and papers, including The Financial Times, MIT Sloan Management Review and Stanford Business. Professor Ofir holds a B.Sc. and M.Sc. in Engineering and doctorate and master’s degrees in Business Administration from Columbia University.

Robert Cameron Floate has over 40 years in legal and compliance experience. Mr. Floate has been self-employed since 2008 at RCF Consulting Limited (“RCF”) which provides non-executive director and consultancy services to Capital International Group (“CIG”) and ParagonEx Limited (“PX”). In connection with CIG, Mr. Floate is currently on the risk oversight (audit) committees of CIG and its subsidiary CIB Ltd. Between 1996 and 2008 Mr. Floate provided director and compliance officer services to Capital International Limited (1996), Capital Treasury Services (2007) and Capital Financial Markets Limited (2010) (all regulated entities) and five additional subsidiaries which fulfil nominee or property holding functions. Since August 1, 2008 those services have all been of non-executive nature. Mr. Floate also acted as the corporate secretary at CIG and its subsidiaries from August 1, 1996 through May 2019. In connection with PX Mr. Floate has been a non-executive director and chairman of the board of directors of ParagonEx Limited and director of its subsidiary PX Exchange Limited since January 1, 2013. Additionally Mr. Floate has acted as New Business Risk Manager since April 1, 2009 and as Compliance Officer since November 2011 for MannBenham Advocates Limited a local law practice and its corporate service provider MannBenham Fiduciaries Limited, where he provides compliance oversight consultancy services to the two entities. Prior to 1996, Mr. Floate was a Solicitor and partner in private legal practice, focusing on property, company, commercial together with mergers and acquisitions. Mr. Floate obtained his Bachelor of Arts degree from Leicester Polytechnic in June 1977 and was admitted as a solicitor by the Law Society of England and Wales in December 1980. Mr. Floate completed the Institute of Director’s Company Direction Programme in February 2008, and obtained the Diploma in Company Direction in November 2008. Mr. Floate is a Chartered Member of the Chartered Institute of Securities and Investments.

Committee Appointments

There will be three standing committees of the MICT Board after the Merger: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. It is expected that the following appointments will be made:

Audit Committee: Ronald Charles Spencer, Chezy Ofir, and John M. Scott;

Compensation Committee: Robert Cameron Floate, Ronald Charles Spencer, and John M. Scott; and

Corporate Governance/Nominating Committee: Chezy Ofir, Robert Cameron Floate, and John M. Scott.

All the nominees are “independent” under the revised listing standards of Nasdaq. Professor Ofir is also a “financial expert” under the listing requirements of Nasdaq.

Vote Required for Approval

The affirmative vote of a plurality of the votes cast by the holders of the shares of MICT Common Stock entitled to vote on the Director Election Proposal is required to approve the Director Election Proposal. This means that the seven candidates receiving the highest number of affirmative votes at the Special Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Special Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

If the Merger Proposal is not approved, the Director Election Proposal will not be presented at the Special Meeting. The Director Election Proposal will only become effective if the Merger is completed.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF EACH OF THE NOMINEES IN THE DIRECTOR ELECTION PROPOSAL.

THE EIP PROPOSAL

Overview

The following is a summary description of the 2020 Equity Incentive Plan (the “EIP”) as proposed to be adopted by MICT in connection with the Merger. This summary is not a complete statement of the EIP and is qualified in its entirety by reference to the complete text of the EIP, a copy of which is attached hereto as Annex D. MICT stockholders should refer to the EIP for more complete and detailed information about the terms and conditions of the EIP.

The purpose of the EIP is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of MICT’s business.

Approval of the EIP by MICT stockholders is required, among other things, in order to: (i) comply with Nasdaq rules requiring stockholder approval of equity compensation plans; and (ii) allow the grant of incentive stock options to participants in the EIP. The EIP will become effective upon the business day immediately prior to the Closing will be used by MICT on a going-forward basis upon and following the Closing.

Description of the EIP

The material features of the EIP are described below. The following description of the EIP is a summary only and is qualified in its entirety by reference to the complete text of the EIP. Stockholders are urged to read the actual text of the EIP in its entirety.

Grant of Awards; Shares Available for Awards: Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares of common stock that may be issued under the Plan is [________] shares of common stock. If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares of common stock that were subject to the award will, continue to be available under the EIP for issuance pursuant to future awards. Shares issued under the EIP and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) will again be available for future grant under the EIP. To the extent an award under the EIP is paid out in cash rather than shares, such cash payment will not result in reducing the number of Shares available for issuance under the EIP.

Plan administration. The board of directors or the compensation committee of the board of directors, if delegated the authority by the board of directors, will administer the EIP. Subject to the provisions of the EIP, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the EIP. The administrator also has the authority, subject to the terms of the EIP, to amend existing awards, to prescribe rules and to construe and interpret the EIP and awards granted thereunder and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a lower exercise price or different terms, awards of a different type and/or cash subject to stockholder approval.

Eligibility. Employees, members of the board of directors and consultants of the Company and subsidiaries are eligible to participate in the EIP.

Types of awards. The EIP provides for the grant of options, including incentive stock options within the meaning of Section 422 of the Code and nonstatutory options, restricted stock, restricted stock units and shares of common stock to employees, directors, and consultants of the Company and its subsidiaries.

Options. An option is a right to purchase one share of common stock of the Company at a set exercise price and subject to vesting conditions as determined by the administrator. Options granted under the EIP may either be incentive and/or non-statutory stock options, provided that incentive stock options may only be granted to employees. Options granted to employees outside the US may be subject to other tax provisions. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note or broker managed cashless exercise program.

Restricted stock.  Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Restricted stock will vest and the restrictions on such stock will lapse, in accordance with terms and conditions established by the administrator. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such stock upon grant without regard to vesting, unless the administrator provides otherwise. Restricted stock that do not vest for any reason will be subject to the right of repurchase or forfeited by the recipient and will revert to us. The specific terms will be set forth in an award agreement.

Restricted stock units. Each restricted stock unit represents the right to receive one share of the Company or an amount in cash equal to the value of one share of the Company as of the date of vesting of the award. The restricted share unit may include the right to dividend equivalent, as determined in the discretion of the administrator. The administrator determines, in its sole discretion, whether an award will be settled in shares of common stock, cash or a combination of both. The specific terms will be set forth in an award agreement.

Non-transferability of awards. Unless the administrator provides otherwise, the EIP generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

Certain adjustments. In the event of a Share split, reverse Share split, Share dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Share or other securities of the Company or other significant corporate transaction, or other change affecting the Share occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the EIP and/or the number, class, kind and price of securities covered by each outstanding award. Notwithstanding the forgoing, all adjustments shall be made in a manner that does not result in taxation under Code Section 409A.

Liquidation or dissolution. In the event of the proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Change in control transaction. The EIP includes a wide definition of Change in Control which includes the following (i) merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s Stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization; (ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Share of the Company or (z) to a continuing or surviving entity in connection with a merger, consolidation or reorganization which does not result in a Change in Control according to the definition above; (iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company; (b) a corporation or other entity owned directly or indirectly by the Stockholders of the Company in substantially the same proportions as their ownership of the Share of the Company; (c) the Company; and (d) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company. Nevertheless, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control” of the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

Upon such event of a Change in Control, the outstanding award will be treated as the administrator determines. Such determination may provide that such awards will be (i) continued if the Company is the surviving corporation, (ii) assumed by the surviving corporation or its parent, (iii) substituted by the surviving corporation or its parent for a new award, (iv) canceled in exchange for a payment equal to the excess of the fair market value of the shares of common stock subject to such award over the exercise price or purchase price paid for such shares of common stock, or if such award is “underwater” canceled for no consideration, if any, or (v) acceleration of vesting, and in the case of options, cancelled for no consideration if not exercised.

Clawback/recovery. Awards granted under the EIP will be subject to recoupment in accordance with any clawback policy the Company may be required to adopt pursuant to applicable law and listing requirements. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Amendment or termination. The board of directors has the authority to amend, suspend or terminate the EIP provided such action does not impair the existing rights of any participant. The EIP will automatically terminate in 2028, unless we terminate it sooner. We will obtain stockholder approval of any amendment to the EIP as required by applicable law or listing requirements.

Governing Law. The EIP is governed by the law of the State of Delaware.

U.S. Federal Income Tax Consequences

The following summary of the federal income tax consequences of the EIP is based upon federal income tax laws in effect on the date hereof. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the EIP will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Options. The grant of an incentive stock option (“ISO”) under the EIP will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO —i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Other Awards.   Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when Common Stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code.  Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer, chief financial officer and the three other most highly compensated officers of the Company.

New Plan Benefits

Awards granted under the EIP to the combined entity’s executive officers and other employees will be discretionary and are not subject to set benefits or amounts under the terms of the EIP. The EIP will not become effective until the Closing of the Merger and neither the MICT Board nor its compensation committee has granted any awards under the EIP subject to stockholder approval of this EIP Proposal. Accordingly, the benefits or amounts that will be received by or allocated to MICT’s (or the combined entity’s) executive officers and other employees under the EIP are not determinable.

Vote Required

The approval of the EIP Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will have no effect on this Proposal.

The approval and adoption of the EIP Proposal is conditioned on the approval of the Merger Proposal at the Special Meeting.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE EIP PROPOSAL.

THE EIP SUB-PLAN PROPOSAL

Overview

The stockholders of MICT are being asked to approve a sub-plan (the “Sub-Plan”) under the EIP which applies to grants issued to employees and officers of the Company’s Israeli subsidiaries for the purpose of applying preferential tax treatment to such awards. The Company intends to file the EIP and Israeli sub-plan for approval with the Israel Tax Authority pursuant to the trustee capital gains route of section 102 of the Israeli Income Tax Ordinance.

Grant of Awards & Determination of Tax Route. The Company may choose which type of award to grant Israeli employees. The Company shall choose one trustee route between the following two alternatives: (a) the trustee ordinary income route, or (b) the trustee capital gains route. Awards granted under either of such routes are referred to collectively as “Awards”. Following its election of the tax route with respect to any specific Award, the Company shall further make the appropriate filings with the tax authorities. The Sub-Plan shall apply to all Awards granted to employees of the Company’s Israeli subsidiary. The tax route of each such award shall be determined by the Company upon grant. The grant of Awards shall not become effective prior to the lapse of 30 days from the date the EIP and Sub-Plan have been submitted for approval by the tax authorities and shall be conditioned upon the approval of the EIP and the Sub-Plan by the tax authorities. Upon receipt of any Award, the participant will consent to the grant of the award under the specific tax route elected by the Company, as required under the Israeli Income Tax Ordinance.

Holding of Awards & Underlying Shares in Trust. Awards granted under the Sub-Plan, as well as any shares allocated or issued in connection therewith, shall be issued to the trustee or controlled by the trustee for the benefit of the applicable participants in accordance with the provisions of Section 102 of the Israeli Income Tax Ordinance. The trustee will hold the awards and shares at least until the end of the statutory holding period. However, the participants may sell shares before such date, subject to payment of higher taxes. The trustee shall not release or sell any shares unless the Company, its Israeli subsidiary and the trustee are all satisfied that the full amount of taxes due have been paid or will be paid. The commissions and payments due to the trustee with respect to any action taken by an Israeli participant shall be paid by such participant. The provisions of the Sub-Plan shall be subject to the provisions of Section 102 of the Israeli Income Tax Ordinance.

Assignability & Transferability of Awards & Underlying Shares. Awards, as well as any rights with respect thereto, shall not be assignable, transferable or given as collateral, and during the lifetime of the Israeli participant, each and all of such participant’s rights with respect to an Award shall remain in his or her sole possession. As long as any Award, or shares issued or purchased in connection therewith, are held by the trustee on behalf of the Israeli participant, all rights of the Israeli participant over the shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

Prevailing document. In the event of any conflict between the provisions of the Sub-Plan and the EIP, the provisions set out in the Sub-Plan shall prevail.

Governing Law: Solely for the purpose of Israeli tax, the Sub-Plan shall be governed by the laws of the State of Israel.

New Plan Benefits

Awards granted under the Sub-Plan to the combined entity’s employees and officers of the Company’s Israeli subsidiaries will be discretionary and are not subject to set benefits or amounts under the terms of the Sub-Plan. The Sub-Plan will not become effective until the Closing of the Merger and neither the MICT Board nor its compensation committee has granted any awards under the EIP subject to stockholder approval of this EIP Sub-Plan Proposal. Accordingly, the benefits or amounts that will be received by or allocated to MICT’s (or the combined entity’s) executive officers and other employees under the Sub-Plan are not determinable.

Vote Required

The approval of the EIP Sub-Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will have no effect on this Proposal.

The approval and adoption of the EIP Sub-Plan Proposal is conditioned on the approval of the Merger Proposal at the Special Meeting.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE EIP SUB-PLAN PROPOSAL.

THE GOLDEN PARACHUTE PROPOSAL

Overview

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act requires that MICT seek a non-binding advisory vote from the holders of its common stock to approve the compensation that will be paid or may become payable to David Lucatz, the President and Chief Executive Officer of MICT in connection with the Merger. For further information, see the section entitled “The Merger Proposal — Golden Parachute Compensation” of this proxy statement. As required by these provisions, MICT is asking its stockholders to vote on the adoption of the following resolution.

“RESOLVED, that the compensation that will be paid or may become payable to David Lucatz, the President and Chief Executive Officer of MICT in connection with or subsequent to the Merger, as disclosed in the section entitled “The Merger Proposal — Golden Parachute Compensation” of this proxy statement and the agreements or understandings pursuant to which such compensation will be paid or may become payable, are hereby APPROVED.”

As this vote is advisory, it will not be binding upon the MICT Board and the MICT Board will not be required to take any action as a result of the outcome of this vote. Approval of this proposal is not a condition to completion of the Merger. The vote with respect to this proposal is an advisory vote and will not be binding on MICT, BNN of GFH. Therefore, regardless of whether the holders of common stock of MICT approve this proposal, if the Merger is approved by the holders of common stock of MICT and completed, the foregoing compensation will still be paid to the President and Chief Executive Officer of MICT to the extent payable in accordance with the terms of the Merger Agreement.

Vote Required for Approval

The affirmative vote of a majority of the voting power of the votes cast at the Special Meeting is required for the Golden Parachute Proposal. Abstentions and broker-non votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE GOLDEN PARACHUTE PROPOSAL.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the MICT Board to adjourn the Special Meeting to a later date or dates. The Adjournment Proposal will only be presented to stockholders if MICT determines that there are not sufficient votes to approve one or more proposals presented at the Special Meeting or that one or more closing conditions under the Merger Agreement will not be satisfied. In no event will the MICT Board adjourn the Special Meeting or consummate the transaction beyond the date by which it may properly do so under its certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by MICT’s Stockholders, the MICT Board may not be able to adjourn the Special Meeting to a later date, if MICT determines that there are not sufficient votes to approve one or more proposals presented at the Special Meeting.

Required Vote

The affirmative vote of a majority of the voting power of the votes cast at the Special Meeting is required for the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

DESCRIPTION OF THE BUSINESS OF MICT

MICT was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, MICT changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., MICT changed its name from Micronet Enertec Technologies, Inc. to MICT, Inc. MICT’s shares have been listed for trade on the Nasdaq Capital Market, or Nasdaq, since April 29, 2013.

MICT operates primarily through an Israel-based subsidiary, Micronet Ltd., or Micronet, in which the Company previously had a majority ownership interest that has since been diluted to a minority ownership interest.

As of December 31, 2018, we held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, our President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange, or the TASE, and as a result of this offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our President and Chief Executive Officer, executed a new irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, our current voting interest in Micronet stands at 39.53% of the issued and outstanding shares of Micronet.  The decrease in our voting interest in Micronet will result in a deconsolidation of Micronet and, therefore, from February 24, 2019, we will account for the investment in Micronet in accordance with the equity method. The Company is still assessing the gain/loss that will be recorded as a result thereof and our results in future periods might change significantly as a result of the move to the equity method.

Micronet operates in the growing commercial Mobile Resource Management, or MRM, market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Furthermore, users are able to manage the drivers in various aspects, such as: driver identification, reporting hours worked, customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advanced driver assistance system. In addition, Micronet provides third party telematics service providers, or TSPs, a platform to offer services such as “Hours of Service.” Micronet previously commenced and continues to evaluate integration with other TSPs.

Micronet’s customers consist primarily of application service providers, or ASPs, and solution providers specializing in the MRM market. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet customers are generally MRM solution and service providers, ASP providers in the transportation market, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for construction and heavy equipment. Micronet products are used by customers worldwide.

Micronet operates and conducts its business in the U.S. market through Micronet Inc., a fully owned subsidiary located in Utah. The Micronet U.S.-based business, operations and facilities include manufacturing and technical support infrastructure as well as sales and marketing capabilities which allow Micronet to continue and expand into the U.S. market and support its existing U.S.-based customers, all with further accessibility and presence to local fleets and local MRM service providers.

Sale of Enertec Systems 2001 Ltd.

On December 31, 2017, MICT, Enertec Systems 2001 Ltd., or Enertec, previously our wholly owned subsidiary, and Enertec Management Ltd., entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Coolisys Technologies Inc., or Coolisys, a subsidiary of DPW Holdings, Inc., or DPW, pursuant to which we agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250,000 as well as assume up to $4,000,000 of Enertec debt. On May 22, 2018, MICT closed on the sale of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the closing, MICT received aggregate gross proceeds of approximately $4,700,000 of which 10% will be held in escrow for up to 14 months after the closing to satisfy certain potential indemnification claims. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the closing. In addition, Coolisys also assumed approximately $4,000,000 of Enertec’s debt.

In conjunction with, and as a condition to, the closing, the Company, Enertec, Coolisys, DPW and Mr. David Lucatz, our Chief Executive Officer, executed a consulting agreement, or the Consulting Agreement, whereby we, via Mr. Lucatz, will provide Enertec with certain consulting and transitional services over a 3 year period as necessary and requested by the Coolisys (but in no event to exceed 20% of Mr. Lucatz’s time). Coolisys (via Enertec) will pay us an annual consulting fee of $150,000 as well as issue us 150,000 restricted shares of DPW Class A common stock, or the DPW Equity, for such services, to be vested and released from restriction in three equal installments, with the initial installment vesting the day after the closing and the remaining installments vesting on each of the first 2 anniversaries of the closing. In the event of a change of control in the Company, or if Mr. Lucatz shall no longer be employed by us, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity.

Micronet

Micronet currently operates via its Israeli and U.S. facilities, the first located in Azur, Israel, near Tel Aviv, and the latter located in Salt Lake City, Utah, from which Micronet operates. Micronet operates in the MRM market as a global developer, manufacturer and provider of mobile computing platforms, designed for integration into fleet management and mobile workforce management solutions. The products and solutions designed, developed and manufactured by Micronet include rugged mobile computing devices (tablets and on-board-computers) that provide fleet operators and field workforces with computing solutions for challenging work environments, such as extreme temperatures, repeated vibrations or dirty and wet or dusty conditions.

Micronet’s connected tablets collect data from the vehicle’s environment, upload the data to the customer’s cloud and are designed to increase workforce productivity, enhance corporate efficiency and customer service by offering computing power and communication capabilities. Micronet products provide fleet operators with, among other things, data on vehicle location, fuel usage, speed and mileage and allow the installation of software applications and communication integration enabling the users to manage the drivers in various aspects such as: driver behavior (including through real-time video analytics), driver identification, hourly working reports, customer/organization working procedures and protocols, rout management, electronic logging and navigation based on tasks and time schedules and other insights into their mobile workforce, allowing customers to reduce operating and capital costs while increasing revenue. End users of Micronet’s products may now also receive real time messages for various services such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to start and ending of work, digital forms, issuing and printing of invoices and payments.

Micronet conducts its sales and support activities mainly through its U.S.-based facilities. Micronet’s customers include leading international MRM solution and service providers as well as Value Added Resellers, or VARs. Micronet maintains an in-house research and development staff and operates an ISO 9001-2008 certified manufacturing facility.

Micronet’s products are used in and/or targeted to a wide range of MRM industry sectors, including:

●	haulage and distribution, which includes short- and long- haul trucking and distribution servicing of urban retail and wholesale needs, such as delivery of packages, parts and similar items;

●	public transportation, which refers mainly to buses, para-transit, taxis and limousine services;

●	construction, which refers to vehicle fleets that are involved in the construction industry such as cement trucks and heavy equipment;

●	service industries, which include insurance companies, rental car companies and other companies operating large mobile service force of technicians, installers and similar personnel;

●	municipalities, which include waste management and field workers such as public works; and

●	public safety services, which includes fire departments, ambulances, police and forestry.

Micronet’s products are fully programmable and provide customers with the operational flexibility to customize such products for their ongoing needs via a comprehensive development tool kit package that enables them to develop independently and support their own industry-specific applications and solutions.

Recent Developments

Micronet believes that awareness and demand for MRM solutions is significantly increasing, as customers seek to optimize workforce productivity and customer satisfaction. In addition, Micronet believes that the local fleet market is considered to be among the leading, largest and fastest growing segments of the MRM market

Micronet currently offers its customers optional third party software services based on Android platform devices, which enable customer management and control (configuration and updates) of the products, including updates for the operational system, distance diagnostics of the product and similar services. These services are based on Micronet’s business cooperation with third party software vendors, which are integrated into the Micronet offered solutions and include guardian system design, or GSD, a cloud based system. Such solutions offer customers and fleets the ability to manage, control and operate their equipment from a distance, perform malfunction diagnostics and improve their efficiency and provide a cost saving solution for the duration of the life of the installed products.

Micronet is also developing its own software which will enable the customers to receive reports related to specific data directly from the vehicle computers.

In early 2019, Micronet launched its new business and technological services which may include an MRM application store service for the MRM market, which is anticipated to include applications specifically designed for fleet management and workforce management purposes.

Micronet is also focusing on adding application layers to its open hardware platforms in order to provide a comprehensive solution for its customers by integrating and developing a dedicated MRM application store that will be open to Micronet’s customers, and will enable Micronet to capitalize on the software as a service component of its business model, increasing hardware sales and increasing demand for its services. To this end, Micronet focuses on creating technological and commercial collaborations with MRM applications and application providers to provide comprehensive solutions for its own hardware solutions.

We believe that these new products and solutions will further improve the performance and respond to additional specific MRM requirements, allowing Micronet’s customers to better achieve their desired results and performance.

Micronet’s key initiatives for future revenue growth include the following:

●	expanding sales activities in the North American and European markets, which will include establishing strong relationships with new customers and partners;

●	addressing the local fleet vertical of the MRM market with tablets that are specifically designed to support sales to local fleets through multiple value added resellers by offering advanced features at competitive prices;

●	supporting Android OS, to satisfy a wider customer base, enabling independent application programming and integration with various mission critical automotive system and enterprise-level software solutions;

●	upgrading and enhancing current products and engaging in new product development and launching based on input from clients and partners; and

●	partnering with major truck manufacturers to develop a built-in, telematics platform.

Developments in the communications market in recent years have enabled Micronet to integrate its products into new standard technologies, which have reduced communication costs and extended availability, thereby increasing the demand for Micronet’s products and solutions. Micronet has made significant investments in its facilities, infrastructure and manufacturing capabilities and has made product enhancements and strengthened functionality.

Market Opportunity

Micronet operates in the MRM market. Micronet’s customers are located around the world and are telematics service providers that provide fleet management solutions and services, including cloud services, with emphasis on specific vertical markets such as transportation and distribution (short and long distances), passenger transportation (buses, taxis, special transportation), various types of technical services (communications, maintenance), emergency services (police, firefighters, ambulances), etc. The range of replacement products for Micronet’s products in the MRM market includes retail products such as smartphones, tablets and navigation devices, through Original Equipment Manufacturers’, or OEMs, products that are manufactured according to specific specifications for the customer, at various price and performance levels, to products developed and manufactured by customers themselves in-house. On the basis of market data held by Micronet, the size of the global market relevant to Micronet, in terms of the number of vehicles with telematics systems for managing fleet fleets, was approximately 30 million units at the end of 2018. The United States and Europe are leading the market with 13 million and 7 million installed vehicles, respectively, with an average annual growth rate of 17% and 14.2%, respectively. Historically, the United States has been the largest market in which Micronet operates and sells its products. Based on the current information known to us as published by market analysis reports, 13 million GPS devices / mobile devices are used in service with MRM systems to monitor and track fleet of vehicles, carriers, equipment and employees. This number is expected to grow to more than 14 million units by the end of 2019 and to 16 million units at the end of 2020. In 2018, the global penetration rate of MRM systems for fleet management was 15%. In the United States alone, the rate of penetration is expected to increase from 30% at the end of 2018 to about 40% in the years 2019-2020.

Most of the products manufactured or marketed by Micronet are intended for sale abroad, in particular to North America, which is currently Micronet’s main geographical target market. The MRM market is a growing market and accordingly Micronet believes that it can grow in the coming years as a result thereof.

Products and Services

Micronet’s products are devices and services for the management of commercial vehicle fleets and the management of mobile resources, and are designed to make the work environment of commercial fleets accessible and convenient, while maintaining the full management and control capability of fleet managers and task managers. Micronet’s hardware product is a rugged computer / tablet designed for installation in the vehicle (i.e., a cab) as part of an advanced technological solution including fleet management. The company’s products include software development tools and various interfaces that support solutions for vertical markets for transportation, buses, service technicians and the like. The company’s products, design and development products are based on and support the Android operating system. The handsets enable connection to in-vehicle and out-of-the-box products via wireless communication (via Bluetooth, 3G, 3.5G, LTE, NFC, Wi-Fi) and landline connections such as USB, Serial Ports, Ethernet LAN and GPS.

In addition to selling its devices, Micronet now offers its customers with ancillary optional services for its Android-based devices, enabling the customer remote management and control, remote updating of the operating system, remote diagnostics of the device, etc. This service is based on a business cooperation between Micronet and third party specialized software manufacturers in the field of Over The Air service. These software manufacturers fully integrate their software products with Micronet’s Android-based product line, including the GSD cloud computing system that provides advanced software tools to manage and support Over The Air updates, thereby enabling remote equipment management and fault diagnosis. Micronet’s GSD solutions offer operational advantages and cost savings over the period of use of Micronet’s products.

An additional software service offered by Micronet on the basis of dedicated software developed by Micronet, enables its customers to receive reports of specific data they require from their computers. The software is installed on Micronet’s computers and regularly monitors the data that passes through the computer network, such as reports of technical problems in the engine, the status of the fuel tank, the mileage, and the speed of the vehicle.

Currently, Micronet offers products based on Android OS versions 4, 5.1 and 9 which are expected to be launched in the coming months. Micronet’s product line includes several product families including SmarTab, SmartHub, TREQ317 and the TREQ 317OBC. These products have similar characteristics, but are designed for different customer requirements and among other, are based on different price levels. In light of the existing trend of organizations and end users to expand and accelerate the use of the Android operating system, Micronet is focusing on establishing its products on this system, which is an open, flexible and powerful software system that enables innovation and creativity in application development in target markets. Micronet intends to cease supporting its older products which are Windows CE-based products under its end of life policy.

Micronet has begun, and intends to continue in 2019, to implement a business activity plan and new technologies, based on an MRM application store service, especially for fleet management and personnel management applications. Micronet is collaborating with several application providers in the market to create integrated solutions on the company’s hardware platforms based on the open operating system (Android) and offers a multi-layer solution that includes hardware, operating system and dedicated software that enables its customers to integrate it into the service system in a quick way, while significantly reducing the return on investment time and reducing development and support costs. By implementing this business model, Micronet is interested in expanding its customer base, turning to new marketing and distribution channels and adding a layer of recurring revenue from licensing and software services.

Micronet’s products are currently used by leading vehicle fleet service providers in the United States in the areas of vehicle tracking, navigation, task management, safety, driving improvement, fuel savings, support, etc. The company has products that support the new regulation that has entered into force, or the Electronic Logging Device, or ELD, mandate in relation to the duty of fleet operators to monitor the driving hours of drivers in their vehicles.

Strategy

Micronet’s strategy focuses on three major vertical markets: (1) traditional long haul, (2) local fleets and (3) heavy equipment. In each vertical market, Micronet implements the delivery of a comprehensive product offering that satisfies the particular needs of that market, and target potentially larger scale transactions that Micronet expects could result in higher revenue as well as increased gross margin and overall profitability. Micronet continuously analyzes the needs of the markets in which it operates in order to best serve its customers’ needs.

Micronet’s strategy is driven by, and focused on, both continued internal growth of its business through gaining a larger market share and the development of new potential markets, new technologies and innovative systems and products as well as through acquisitions. The key elements of Micronet’s strategy include:

●	continuing to invest efforts in its technology and product development, through collaborations with its partners, customers and potential customers;

●	focusing on offering innovative reliable solutions at a competitive price which will target the replacement of in house solutions of the service providers;

●	expanding the sales channels through telecom operators or carriers;

●	penetrating and developing the truck OEM market;

●	partnering with and/or acquiring complementary technology to broaden and deepen its offerings and customer base; and

●	integrating with third party application service providers in order to provide comprehensive solutions, which include hardware and advanced telematics services.

Micronet believes that one of its core competitive strengths is the breadth of its expertise in mobile data technologies, particularly in MRM technologies for the management of vehicle fleets and mobile workforces.

Micronet intends to enhance its existing products and develop new products by continuing to make investments in research and development. Micronet further intends to continue its strategy of internally developing products in order to enter new market segments, while continuing to leverage its market position in the United States and other global markets, to become a market leader for MRM products and services.

Sales and Marketing

Micronet’s customers consist primarily of TSPs and VARs specializing in the fleet and MRM markets. Currently, Micronet does not sell directly to the end users’ fleets. Micronet’s customers are generally leading TSPs and service providers of commercial solutions that integrate a wide range of positioning technologies and computing fleet communications in the MRM market.

Micronet products are used by customers worldwide. The United States currently constitutes Micronet’s largest market, representing approximately 76% of Micronet’s revenue for the year ended December 31, 2018 and 78% for the year ended December 31, 2017. In any given year, a single Micronet customer may account for a significant portion of Micronet’s revenues. For the year ended December 31, 2018, Micronet’s three largest customers represented approximately individually 38%, 17%, 1%, of Micronet’s revenues, respectively. As of December 31, 2018, the Micronet sales team consisted of seven dedicated sales managers including a back office team.

Research and Development

In order to keep up with the rapid technology evolution and the changing needs of the markets in which it operates, Micronet continues to focus on its innovation and the development of new products and technologies, by continuing to make the necessary investments in research and development.

Micronet upgrades and enhances its existing products on an on-going basis, including based on input from its clients and partners and from other sources. Enhancements include the addition of capabilities, improvement of product functionality and performance, and adding features to the existing hardware in order to offer customers a variety of solutions, while continuing to decrease costs to enhance its profit margins and create a competitive market pricing position.

In addition, Micronet seeks to design and manage product life cycles through a controlled and structured process. It involves customers and industry experts from its target markets in the definition and refinement of its product development. Product development emphasis is placed on meeting industry standards, ease of integration, cost reduction, design-for manufacturability, versatility and innovation, and quality and reliability.

During the fiscal years ended December 31, 2018 and 2017, Micronet spent NIS 7.1 million (approximately $2 million) and NIS 7 million (approximately $1.9 million), respectively, on research and development activities. Micronet uses its own resources to finances its research and development activities and none of the cost of such activities is borne by its customers.

To date, Micronet has received an aggregate of NIS 5.6 million (approximately $1.4 million) from the Israeli Innovation Authority, or IIA, under these three grants. Micronet is obligated to pay royalties to the IIA amounting to 3%-3.5% of the sales of the products and other related revenues generated from such projects linked to the dollar plus Libor interest rate.

Competition

Micronet operates in a highly competitive industry. Further, during the last few years, competition in the field of mobile computers has significantly increased with the mass entrance and introduction to the market of smart phones, tablets, and laptops, as well as various GPS-based hand-held devices featuring additional functionalities.

The direct competition in the field of dedicated laptops for the management of fleets is held primarily with OEMs, which provide products that enable application development and functional integration according to customer needs. To the best of Micronet’s knowledge, there are half a dozen such direct competitors operating in Micronet’s main geographical target market, North America. Most of the competitors are private companies or those who do not publish sales data specific to their products in this field, so the company does not have specific information to estimate its relative share in the market or to directly compare its size or position relative to a particular competitor.

Micronet believes that there are several products in the market that compete with its products including mobile devices, which differ among themselves in various parameters. Micronet estimates that its products are competitive in the market and offer customers a beneficial solution in view of the advanced technology implemented in such products. Micronet’s competitive position is also effected by its market positioning and the reputation it has acquired over the years through its dealings with a wide range of customers and products. Micronet estimates that its Android open operating platform based products provides for a technological edge in the market over a number of competitors, which still base their devices on their internal proprietary operating systems. These systems are closed systems and with the transformation of the world to the use of the Android system becoming the dominant operating system among customers, such vendors may be in an inferior position. Micronet’s products align with the trend of the increasing demand in the market for Android-based products, which enable each customer to develop its applications and functionalization according to its needs.

A large number of Micronet’s competitors are private companies or companies that do not disclose their sales or other financial information, making it difficult to estimate Micronet’s market share and position in the market. Micronet believes that its most significant competitors include the following: CalAmp Corp., Mobile Devices (France), TomTom (Holland), Garmin USA, Inc. and Samsung. In addition, some service providers consider the use of their in-house development capabilities for the supply of their internal needs for mobile devices.

This intensely competitive industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and changes in customer requirements. In order to maintain its competitive strength, Micronet must continue to develop and introduce on a timely and cost-effective basis, new products and product features which are in line with the technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers.

Micronet’s management believes its strongest competitive advantages are the durability of its products and reputation in the industry. Its competitive strengths include the following:

●	30 years of field-proven experience, including engineering and manufacturing know-how;

●	ability to deliver solutions and products to organizations and customers that are leaders in their respective industries;

●	ability to integrate advanced technological capabilities to develop new solutions and products with its own manufacturing infrastructures and facilities, as well as leverage overseas manufacturing partners, to have greater control over the end-to-end production process and cost-efficiencies;

●	professional and direct marketing methodology focused on main target customers;

●	reputation as a leading supplier in relevant markets;

●	lasting working relationships with customers;

●	an experienced, dedicated and competent management team;

●	ELD mandate compliant products; and

●	proprietary technology and know-how that allows rapid configuration and implementation of new solutions to meet the special customer needs.

Micronet currently operates via two facilities, the first located in Azur, Israel, near Tel Aviv, and the second located in Salt Lake City, Utah. These two operating facilities give Micronet additional manufacturing and marketing flexibility to serve the market’s needs, reduce its operational risk, improve its U.S. presence and provide management with additional tools to support the business.

Manufacturing

Micronet conducts its manufacturing activities mainly through third party subcontractors in Israel and outside of Israel and also using its own U.S. and Israel based facilities. Micronet operates an ISO 9001-2008 certified manufacturing facility.

During the past few years, with the exception of certain components purchased from subcontractors, Micronet has relied on itself to manufacture its products and solutions using its own facilities, capabilities and resources, which enable it to control and manage the manufacturing process.

However, Micronet has gradually begun utilizing overseas manufacturers and subcontractors for its new product offerings, in combination with its internal manufacturing facilities. As of December 31, 2018, as part of its strategy, Micronet is focused on its core competence, which includes research, development, marketing and support activities.

Accordingly with respect to its new product offerings, Micronet has shifted significant parts of its manufacturing activities from its Israeli manufacturing activity to trusted third party manufacturers and subcontractors in and outside of Israel, while increasing its operational flexibility and reducing its fixed costs attributed to the production lines. In addition, Micronet is utilizing overseas manufacturing in conjunction with its internal assembly test lines in Salt Lake City for final provisioning and shipping.

Following certain enhancements in its manufacturing and production capabilities, Micronet has manufacturing capacity and has the ability to meet current or foreseeable manufacturing needs without making any significant investments. Implemented enhancements include:

●	upgraded production and assembly line and purchased new machinery with significant higher component implementation scale;

●	increased factory facilities and upgraded various infrastructures;

●	entered into agreements with subcontractors in the field that operate additional manufacturing facilities, and have significant procurement and manufacturing capabilities and resources that are available to Micronet; and

●	certified subcontractors to perform manufacturing process to ensure flexible manufacturing infrastructures and deployment that can be used for disaster recovery scenarios or rapid increase in production needs.

If additional manufacturing resources are needed to meet increased demand for Micronet’s products, manufacturing capacity can be enhanced by adjusting the outsourcing manufacturing processes, recruiting and training additional employees, adding shifts to the labor cycles.

Intellectual Property

Proprietary rights are important to Micronet’s business because its ability to remain competitive in the market is dependent to a significant degree on its proprietary solutions and products and the technology on which they are based. To protect its proprietary rights, Micronet primarily relies on a combination of copyright and trade secret laws, internal know-how, and agreements with third parties, such as license agreements. In addition, Micronet employs internal controls such as the use of confidentiality and non-disclosure agreements. Micronet believes its proprietary technology incorporates processes, know-how, methods, algorithms, hardware and software that are the result of more than 20 years of experience and in-house expertise and thus are not easily copied. There is a significant amount of litigation with respect to intellectual property in the industry in which Micronet operates. Micronet has not, to date, been the subject of any claims or proceedings with regards to infringement of third party’s proprietary rights and it believes that its products, solutions and services do not violate or infringe any third party’s intellectual property rights. In light of the strong competition in the industry and the innovative solutions and technologies incorporated by Micronet into its recent products, Micronet has been exploring the use of patent applications and is in the process of filing certain patent applications related to its products in the United States, solutions and proprietary technologies. These patents, to the extent granted, are expected to assist Micronet to maintain its technological and competitive position in the market. Micronet’s management, together with its research and development team, monitor closely and continuously all technological developments in the market. Micronet considers and evaluates on an ad hoc basis whether technology and proprietary assets should be acquired through independent in-house development or through the purchase of patents or other technological licenses. Where the purchase of third party proprietary technology, solution or products is required and can be of advantage to its business, Micronet would purchase a license and pay appropriate royalties or license fees. Micronet currently has all third-party licenses or is in the process of acquiring licenses that it believes are necessary to maintain and develop its business.

Government Regulation

Micronet’s business is subject to certain international standards such as U.S. Federal Communications Commission, or FCC, Part 15B, FCC ID, European Conformity, or CE, and Restriction of Hazardous Substances, or RoHS, which define compatibility of interface and telecommunications standards to those implemented in Europe by the European Commission and in the United States by the FCC. Its solutions and products also comply with the E-Mark European standard, which is the standard that defines the compatibility of interface and telecommunications to all appliances installed in and around an automobile.

Employees

As of December 31, 2019, the Company had approximately six full-time employees. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. To the best of our knowledge, we have good and sustainable relations with our employees, respectively. Israeli labor laws and regulations apply to all employees based in Israel. The laws principally address matters such as paid vacation, paid sick days, length of the workday, payment for overtime and severance payments upon the retirement or death of an employee or termination of employment under specified circumstances. The severance payments may be funded, in whole or in part, through a managers’ insurance fund or a pension fund. The payments to the managers’ insurance fund or pension fund toward severance amount to 8.3% of wages. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute of Israel. Since January 1, 1995, these amounts also include payments for health insurance.

Description of Property

Micronet currently maintains two facilities in adjacent buildings in Azur, Israel. Both of these facilities are leased, one under a long-term lease, or the Long Term Lease, under which Micronet has purchased “like ownership” rights from the Israeli Land Administration. The facility subject to the Long Term Lease is used as Micronet’s headquarters and the other facility is an industrial building which houses its factory. Micronet’s executive offices occupy approximately 9,150 square feet and house the corporate functions, sales support, and marketing, finance, engineering and operating groups. The Long Term Lease expires in April 2028, subject to Micronet’s option to extend the term by another 49 years. Micronet does not pay rent with respect to this facility because it has purchased the lease rights. The factory facility occupies approximately 9,400 square feet at approximately $6,000 per month. The facility is used for the manufacturing and logistic support of the business, including warehouse. During 2017, Micronet paid $89,000 in connection with the Long Term Lease.  Micronet believes that its present facilities are suitable for its existing and projected operations for the near future.

MICT’s U.S. subsidiary, Micronet Inc., maintains leased offices in Salt Lake City, Utah. Micronet Inc.’s lease was extended on month to month basis in May 2016 until either party provides three months’ written notice to the other and the rent cost is approximately $252,000 per year. The factory facility in Salt Lake City occupies approximately 14,809 square feet and is used for the assembly and logistic support of the business, including warehouse.

Legal Proceedings

From time to time, MICT and/or Micronet may become subject to litigation incidental to its business.

In March 2017, MICT entered into an Investment Banking Agreement (the “Sunrise Agreement”) with Sunrise Securities LLC and Trump Securities LLC (collectively, “Sunrise”) through Sunrise’s principal, Amnon Mandelbaum, pursuant to which Sunrise agreed to assist MICT in identifying, analyzing, structuring, and negotiating suitable business opportunities, such as a sale of stock or assets, merger, tender offer, joint venture, financing arrangement, private placement, or any similar transaction or combination thereof.  The parties initially disagreed as to the amount of the fee that would be payable upon the closing of the transactions contemplated by the Merger Agreement. There are also questions about the applicability of the Sunrise Agreement to the Merger, and it is thus not clear whether or not Sunrise shall be owed any transaction fee upon the closing of the Merger.  There can be no assurance that a settlement will be reached with respect to this disagreement.

If Sunrise asserts a claim for fees and a settlement is not reached, it could result in litigation or other legal proceedings, which may cause MICT and/or GFH (which, pursuant to the Merger Agreement, shall be responsible for the settlement and payment of any claims brought under the Sunrise Agreement) to incur substantial costs defending such dispute, and which could delay the closing of the Merger or result in the termination of the Merger Agreement.

DESCRIPTION OF THE BUSINESS OF PARAGONEX

Business

Overview

ParagonEx is a developer and global provider of software solutions and related services for online trading in contracts-for-difference (“CFDs”). A CFD is a contract between a buyer and a seller, stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time (or, if the difference is negative, that the buyer pay instead to the seller). In effect, CFDs are derivatives that allow traders to enter leveraged positions, both long and short, on practically all underlying financial instruments available in the global markets, such as shares, indices, commodities and currency the pairs, without having to directly deal with the underlying assets themselves. CFDs most resemble futures and options, though with the advantage of (a) having no expiry date, so no time decay, (b) having small minimum contract sizes, allowing for a low entry threshold, (c) being traded on margin, thereby magnifying potential returns (as well as risks) through significant leveraging ratios, and (d) enabling the easy configuration of new instruments which are not restricted to exchange definitions or jurisdictional boundaries, thereby offering a very wide variety of underlying instruments for trading. Trading in CFDs comprises a large portion of the total worldwide financial trading activity.

ParagonEx has invested approximately $50 million since inception in R&D to build its proprietary, technologically-advanced and easily-configurable platform and user-interface that enables trading in CFDs over more than 500 different underlying global financial instruments comprising stocks, indices, commodities, exchange-trade funds and Forex pairs, known as the “ParagonEx Prime” platform. In addition, ParagonEx recently acquired an additional platform, now known as the “ParagonEx Dynamic” platform. These platforms and user-interfaces are referred to herein as the ParagonEx PaaS offering. The PaaS offering allows trading in a seamless fashion and is specifically tailored for the layman trader and accessible through multiple channels, applications and operating systems. ParagonEx’s PaaS offering is designed to service businesses in the online trading industry, particularly operators of consumer-facing CFD and Forex trading offerings, which it refers to as B2B customers. Although ParagonEx’s PaaS offering is geared to the CFD market, its architecture is in fact product agnostic and we believe can be scaled into other verticals and sectors of digital products in a rather seamless manner.

The trading platform is supplemented by a full suite of front-end and back-office services and tools which equip ParagonEx’s B2B customers with capabilities across the entire trading value chain, providing them with a turn-key solution complete with liquidity and risk management, compliance and fraud prevention, marketing, End User acquisition, conversion and retention, technical support, payment processing, live-news feed and various other components. As such, ParagonEx is a B2B company, and its B2B customers, in turn, use its platform to provide an online trading channel to their retail clients, which ParagonEx refers to as “End Users.” ParagonEx receives trades transmitted by its B2B customers for execution on its platform and provides the liquidity necessary to execute the trades.

ParagonEx generates most of its revenues by sharing in the net revenue that its B2B customers generate from their End Users’ use of the PaaS offering, which net revenue is derived from fees or commissions which the B2B customers charge their End Users and which are calculated either on the basis of the End Users’ trading results or on the basis of their trading volume. On average, ParagonEx retains approximately 11% of the net trading fees charged to the End Users on all transactions executed on its platform, after deducting rebates owed to the B2B customer that generated the transactions. These 11% of the net trading fees charged by the B2B customers to their End Users for the PaaS offering account for about 20% of ParagonEx’s total revenues, while the vast majority of the remaining 80% of ParagonEx’s revenues are derived from support services provided to its B2B customers, that include a comprehensive suite of marketing, sales and other support services that are aimed to help its B2B customers attract new End Users, enhance End User experience and increase their lifetime value to the B2B customers. ParagonEx had revenues of $53.1 million and $20.8 million for the year ended December 31, 2018 and the six-month period ended June 30, 2019 respectively and had net profit of $11.2 million and $1.2 million for the year ended December 31, 2018 and the six-month period ended June 30, 2019, respectively.

ParagonEx services B2B customers in four countries, and End Users located in approximately 150 countries access its trading platform. In terms of revenue generation, the Middle East and Europe (particularly Eastern Europe) are the main geographical locations of the End Users of ParagonEx’s B2B customers, followed by Asia. ParagonEx does not conduct any business in the U.S. - registration of U.S. End Users is blocked in the PaaS offering -nor does it expect to enter the U.S. market.

ParagonEx conducts business from its offices in the Isle of Man and has active subsidiaries located in Germany, Israel (Tel Aviv and Haifa), Belize, Bulgaria and South Africa.

ParagonEx’s substantial investment in the development of its PaaS offering has led to the constant enhancement of the platform’s efficiency, functionality, reliability and security. This enables ParagonEx to provide its B2B customers with improved End User acquisition capabilities as well as market and credit risk management associated with the trading activities of the End Users, while providing the End Users with advanced price discovery, trade execution and order management functions, among other things. Today, the End Users of ParagonEx’s PaaS offering can trade through web-based and mobile trading platforms and have access to innovative trading tools to assist them with research, analysis and automated trading. ParagonEx further offers its B2B customers with compliance services relating to such customers’ End Users, as required by the terms of the regulatory licenses under which such customers operate.

Through the PaaS offering, End Users trade CFDs and Forex pairs in which ParagonEx, through its beneficially-owned subsidiary PX Exchange, acts as the liquidity provider. These financial instruments are designed such that each party will pay to the other the difference between the value of an underlying asset upon settlement of the relevant contract or position at a specified time. In an attempt to limit its exposure as a counterparty to the CFDs and Forex pairs offered by its B2B customers to their End Users, ParagonEx, through PX Exchange, centrally manages and internally offsets End User trades with each other. PX Exchange may then hedge the net balance of the trades by entering into back-to-back opposite transactions as principal in the wholesale market, if and to the extent that PX Exchange finds such discretionary hedging to be prudent based on its risk assessment in each case. PX Exchange acts as a market maker in connection with the transactions and positions entered into by the End Users and holds an appropriate license issued by the Belize International Financial Services Commission.  PX Exchange Limited has hedged $26.1 million and $2.3 million of the net balance of trades by entering into back-to-back opposite transactions as principal in the wholesale market for the year ended December 31, 2018 and the six-month period ended June 30, 2019, respectively. For more information on PX Exchange, see below under the section entitled “Description of the Business of ParagonEx — Corporate Information”.

As a global provider of online trading services, ParagonEx’s results of operations are impacted by a number of external factors, including market volatility, competition, the regulatory environment in the various jurisdictions and markets in which its B2B customers operate and in which they offer their services, the financial condition of the B2B customers to whom it provides services, the financial condition of the End Users served by such B2B customers and the regulatory landscape applicable to them, and the availability of third party services necessary for the B2B customers to offer their services, such as payment processing. Furthermore, these factors are not the only factors that impact ParagonEx’s results of operations, and additional factors may have a significant impact on its results of operations in future periods. Please refer to “Risk Factors Related to ParagonEx” for a discussion of other factors that may impact its business.

Competitive strengths

ParagonEx is the sole owner of its internally-developed proprietary PaaS, as defined below, offering for the online trading industry. The “ParagonEx Prime” solution was designed by in-house development teams who have a deep knowledge of the industry, with the help of design partners, and the “ParagonEx Dynamic” platform was recently acquired by the ParagonEx group. The result is a B2B solution which is designed to cater for the whole range of needs of B2C operators.

We believe that ParagonEx’s solution is modular and flexible, which, coupled with ParagonEx’s comprehensive ancillary services offering, puts it is in a unique position to provide brokers and other industry players across the entire value chain with a comprehensive one-stop-shop solution.

ParagonEx’s big data and business intelligence capabilities are designed to facilitate optimization of sales and marketing and increase of End User value.

ParagonEx’s solution is product agnostic, which, coupled with ParagonEx’s B2B business model, we believe puts ParagonEx in a unique position to grow inorganically into new digital product verticals, such as lottery, and create additional value by eliminating third party platform costs of acquired B2B partners.

ParagonEx’s access to professional computer science professionals with military and academic background from Israel’s top universities and military units enable it to maintain and increase its innovative edge.

ParagonEx Platforms

ParagonEx developed its proprietary technology PaaS offering ParagonEx Prime by investing approximately $50 million in research and development since inception.

The main qualities and features of ParagonEx Prime PaaS offering, in addition to its product-agnostic robustness and its scalability, which enables it to cater to various digital assets, include:

●	State of the art big data capability and tools;

●	State of the art marketing tools;

●	Unified data warehouse;

●	Sophisticated risk management and KYC systems;

●	Ability to integrate with third party add-on software components; and

●	Simple customer configuration: an End User can start trading in matter of minutes.

ParagonEx’s PaaS offering is fully integrated across all functionalities and based on a single data model driven by key performance indicators, specifically designed to optimize the marketing spend of its B2B customers, minimize their cost-per-acquisition of End Users and enhance their profitability. ParagonEx’s advanced marketing and data warehouse tools allow its B2B customers to conduct in-depth and focused analysis of their End Users’ individual trading behavior, as well as broader trends, in order to increase the effectiveness of their marketing campaigns and retention activities.

As mentioned above, a valuable quality of the PaaS offering is the fact that it is product agnostic. Although the PaaS offering has historically supported CFD trading, it can be scaled into any number of new verticals that involve digital products. This should enable ParagonEx, following the completion of the Merger, to apply the PaaS offering to support online lottery ticket sales and online sports betting activities in China, among other things.

In April 2019, ParagonEx acquired a platform for online financial trading built for all levels of brokers, including particularly small to medium brokers, from Super-Dev Ltd. trading as “ParagonEx Dynamic”. The main advantages of ParagonEx Dynamic include faster onboarding of new brokers, instant reaction to ongoing changes in the industry, user-friendly systems, allowing brokers to manage multiple brands, account-base currency, three trading modes, permissions settings through the CRM system with easy roles, a wide range of automated and manual communication channels, and a wide range of application programming interfaces (APIs) and introducing broker (IB) solution.

Products and Services

ParagonEx earns revenues from the following products and services it provides to its B2B customers:

●	Software licensing;

●	Trading income; and

●	Marketing, sales and support services.

Below are the amounts and percentages of total revenue contributed by the main classes of products and services:

	2018		2017
	$US thousands	%	$US thousands	%
Software licensing	$106	0.2	$461	0.8
Trading income, net of customer rebates	17,792	33.5	24,002	38.6
Marketing, sales and support services	35,185	66.3	37,667	60.6
Total	$53,083	100	$62,130	100

Software licensing

ParagonEx licenses its software to its B2B customers, which are online brokers, and collects a monthly royalty that is based on net revenues or net deposits of the licensee plus a minimum fixed fee, or on the volume of use of the software. The software license also includes support services to the system.

Trading income

ParagonEx provides a white label PaaS offering and supplies liquidity provider services to its B2B customers, whereby ParagonEx receives and executes trades of End Users on behalf of its B2B customers. ParagonEx provides its B2B customers access to the electronic trading platform and user interface. End Users of the B2B customer receive access to their accounts from the B2B customer. The B2B customer then transmits orders of its End Users to PX Exchange through ParagonEx’s trading platform. Acting as a counter-party to such transactions (i.e., as liquidity provider), ParagonEx retains on average approximately 11% of the net trading fees charged to the End Users on all transactions executed on its platform, after deducting rebates owed to the B2B customer that generated the transactions. The rebate is based on the transmitted volume.

Marketing, sales and support services

ParagonEx is a “one stop shop” for its B2B customers. It offers many supporting services to its B2B customers within the following areas:

●	Marketing

●	Compliance & Fraud Prevention

●	End User Acquisition & Conversion (Telemarketing)

●	End User Support

●	Business Optimization/Big Data Analytics

●	Product Customization & Configuration

●	Gateway to Payment Processing Service Providers

●	Information Technology & Hosting

Marketing

Marketing services consist of operational marketing activities for the B2B customers, including assisting the B2B customer to enter into contractual arrangements with suppliers in accordance with their instructions and guidelines. Through its built-in marketing tools, the PaaS offering enables B2B customers to acquire new End Users as cost-efficiently as possible, primarily through online marketing efforts such as advertising on third-party websites, search engine marketing and email marketing. ParagonEx’s experienced in-house marketing team further assists the B2B customers in creating highly-targeted online campaigns tailored to their potential End User base, as well as marketing programs and materials designed to support and educate new End Users as they enroll onto the platform. ParagonEx uses sophisticated tracking and measurement techniques to monitor the results of individual campaigns and continually works to optimize its overall marketing results. Since July 2016, the B2B customers pay the marketing expenses directly to the marketing suppliers.

The marketing services are provided primarily by ParagonEx’s two Israeli subsidiaries, Toyga Media Ltd. and Toyga Online Ltd., collectively referred to as Toyga. Toyga’s marketing efforts consist of two main channels, namely ‘inbound marketing’, intended for acquisition of new End Users, and ‘internal marketing’, intended for retention of existing End Users and increase of their overall life-time value for the B2B customers. Each of such channels applies different technological and procedural rules and processes and includes separate actions and methods, as described below. All activities are tracked and monitored using a business intelligence system built and customized to serve the marketers’ needs, as well as using Toyga’s proprietary back-office tools. The combined power of these tools allows Toyga to track every dollar spent by the B2B customer on marketing and the return on its investment, as well as manage hundreds of campaigns on multiple platforms to optimize spend and revenue.

Inbound Marketing

Toyga attracts new End Users for ParagonEx’s B2B customers by using various methods, as follows:

Media Buying:

●	An internal team manages media buying on various platforms such as Google Display Network, Yahoo and many others.

●	Media buying is handled through the media providers’ management platforms enhanced by Toyga’s proprietary upgrades to allow Toyga better optimization for the offers it presents.

●	Campaigns are run on the platforms in several languages, based on the B2B customer’s need.

●	Toyga’s infrastructure is fully scalable, and capable of managing budgets of significant sizes.

Pay-Per-Click (PPC)

Toyga offers pay-per-click marketing on four major platforms – Google, Facebook, Twitter and Instagram.

An in-house team manages marketing on those platforms, using the tools mentioned above as well as the tools provided by the platforms themselves.

Potential End Users are presented with various offers through text, image and video ads, progressing them through a marketing funnel to ensure high quality leads.

Ads presented are split between tactical offer-based ads and strategic brand-focused ads.

Affiliate Marketing

Toyga employs a large network of marketing affiliates to promote its B2B customers’ brands.

Marketing affiliates either register with Toyga’s affiliate program or are reached by other means, and are then assigned an account manager whose role is to maintain the relationship and optimize the traffic driven by the affiliate to the relevant B2B customer website.

Traffic is received and distributed either though an application programming interface (API), which is developed and managed internally, or using Cellxpert, an affiliate management platform, which allows for monitoring and reporting on inbound traffic and performance.

Branding and Offline Marketing

Toyga manages its B2B customer’s branding on the various platforms in accordance with local regulatory restrictions in each jurisdiction in which it operates. This includes strategic and tactical ads on all platforms, as well as brand-specific ad-hoc campaigns.

Brand ambassadors are used as presenters, and it utilizes their social media presence to create either brand ‘buzz’ or to promote specific offers and activities.

Brand awareness and acquisition is also conducted through offline platforms, including events, trade shows, print and billboards, as well as TV ads where permitted by applicable regulation.

Social Media

Toyga manages social media pages for its B2B customers on several platforms, using such pages to contact and communicate with existing and potential End Users.

Remarketing and Retargeting

Toyga’s capabilities allow it to target ads toward a defined audience that had previously visited one of its B2B customers’ websites managed by ParagonEx, or who had previously clicked any of its ads - as they browse elsewhere around the internet. This allows Toyga to generate cheaper and more well-developed and mature leads.

Internal Marketing

One a potential End User has registered with one of the B2B customers to which Toyga is providing marketing services, the marketing team is responsible for all electronic communications with such End User, for as long as he or she does not opt-out from receiving such communications, which include:

Emails

End users receive emails of three types — (i) system emails generated in response to specific actions taken by the End User, such as deposit or withdraw of funds; (ii) informational emails which analyze current market events, highlight important dates, etc.; and (iii) promotional emails which explain and encourage potential End Users to try the various offers and trading platforms.

Emails are sent to segmented audiences based on a large number of parameters, and are created and analyzed using a cutting-edge tool called Solitics. Once segmented, the emails are distributed by SilverPop, which is part of the IBM group.

Push Notifications

As Toyga offers the End Users mobile apps for IOS and Android devices, it uses similar technology and segmentation as above to send ‘push’ notification to the End Users’ mobile phones.

Compliance & Fraud Prevention

Compliance services consist of collecting, or assisting in the collection of, any End User documentation, including verified true copies and official translations of documents, required by the B2B customer to comply with applicable regulations. This includes Know-Your-Customer (“KYC”) and Anti-Money Laundering (“AML”) documentation as specified by the B2B customer from time to time.

End User Acquisition & Conversion (Telemarketing)

Telemarketing consists of:

●	introduction of new clients (End Users) to B2B customers to convert such End Users into clients of its B2B customers; and

●	providing training to such End Users of the B2B customers on how to use the ParagonEx trading module.

End User support

ParagonEx’s End User support consists of call center services offering various pre-sale, post-sale and technical support functions 24 hours a day, 7 days a week, in multiple languages through trained personnel by telephone, email, online chat, and other electronic means, to support the End Users of its B2B customers in the languages assigned.

Business Optimization/Big Data Analytics

ParagonEx focuses on key performance indicators (KPI). It collects, manages and analyzes data in real time across all trading verticals offered by it to improve performance. It also employs advanced client relationship management tools, such as customer “click-to-dial” integration and in-bound automated dialing features, which decrease overall no-answer ending calls.

Product Customization & Configuration

ParagonEx’s platform is modular and enables customization and configuration to meet the needs of its B2B customers in accordance with their specific business and regulatory constraints.

Gateway to Payment Processing Service Providers

The ParagonEx’s platform is integrated with payment processing service providers, enabling the End Users to choose their preferred method of payment. All deposits are automatically credited to the End Users accounts.

Information Technology & Hosting

ParagonEx hosts the PaaS offering and provides secured access through the cloud. Further IT services are provided to the B2B customers on demand.

Major B2B Customers

ParagonEx main B2B customers are UFX, Trade360 and RW Markets. ParagonEx has entered into a commercial arrangement with UFX in order to secure the considerable benefits which it derives from its relationship with this partner and propel its long-term growth.

According to the commercial arrangement, the parties entered into a new 10 year agreement, which ParagonEx will have an option to extend by two additional 5-year terms at a time. UFX will undertake to use ParagonEx’s PaaS offering on an exclusive basis (without a reciprocal undertaking by ParagonEx) and to take all necessary measures to maintain its regulatory licenses throughout the initial term and any extensions of such term. UFX will further strive to increase ParagonEx’s customer base by identifying and seeking to acquire additional regulatory-compliant brokers which will become B2B customers of ParagonEx, which acquisitions will be funded and be pre-approved by ParagonEx. UFX bear the responsibility for handling all aspects of such acquisitions, including conducting due diligence inquiries, leading negotiations and dealing with all regulatory and other conditions to closing.

In consideration for such undertakings by UFX, ParagonEx shall offset UFX’s outstanding debt to ParagonEx, amounting to a total of about $10 million in accounts payable for services rendered. However, should UFX fail to introduce to ParagonEx at least 3 viable B2B customers for acquisition until December 31, 2020, or should the total gross annual trading revenue generated by all such acquired B2B customers fall below $10 million in the year 2021, UFX shall be required to repay ParagonEx the total debt that was offset above, or a portion of such amount corresponding to the degree by which UFX failed to achieve such targets.

On September 3, 2019, ParagonEx signed a Client Acquisition Agreement with the parent company of one of its major clients which operates the Trade360 brand. According to the agreement, ParagonEx will make available to such parent company (the “Acquirer”) the necessary funds to allow it to acquire Cardiff Global Markets Pty Ltd, subsequently renamed Sirius Financial Markets Pty Ltd (the “Target”) a company incorporated under the laws of Australia which holds a license issued by the Australian Securities & Investments Commission (the “License”). The total amount required by the Acquirer in order to acquire the Target was US$2,968,000. On September 12, 2019, the Acquirer signed a Share Purchase Agreement to acquire the Target, which was consummated on September 18, 2019. Following its acquisition by the Acquirer, the Target is required to operate on an exclusive basis for the benefit of ParagonEx and its corporate group, in order to maximize the group’s income from software and trading.

Identifying and Engaging Prospective B2B Customers

ParagonEx seeks to engage three main types of B2B customers, namely - brokers, ‘white label’ partners and sub-brokers. Brokers are companies that possess all or most of the operational capabilities to manage an online brokerage offering. White labels are companies that require additional services from ParagonEx on top of a broker solution, such as technical support, marketing or payment solutions, but otherwise possess the necessary legal, compliance and regulatory infrastructure. Sub-brokers are companies that have at least sales and marketing capabilities but choose to operate under the brand and regulatory umbrella of another broker in order to benefit from such broker’s support and sponsorship in areas like regulatory compliance, payment solutions, execution and risk management. ParagonEx will therefore introduce such sub-brokers to one of its existing broker customers and then share in the combined income generated by such sub-brokers together with the sponsoring broker.

ParagonEx constantly and actively seeks new partnerships with prospective B2B customers by participating in financial expos, gala events and gatherings, as well as running online campaigns. Over the past 11 years, ParagonEx has managed to establish a solid reputation and create a network of service providers such as law firms, payment providers, financial advisers and accountants that continuously generate additional leads for B2B customers, and enable it to gradually grow its business.

Material Agreements

●	White Label Master Agreement between UFX Global Limited and PX Exchange Limited, dated October 24, 2016 (“UFX Agreement”)

PX Exchange Limited (“PXE”), a wholly-owned subsidiary of ParagonEx Limited, entered into a White Label Master Agreement on October 24, with UFX Global Limited (“UFX”), which operates under the “UFX” brand outside the European Union.

Pursuant to the UFX Agreement, UFX agrees to transmit orders of its end users to PXE through the ParagonEx electronic trading platform, and PXE agrees to act as the principal to such orders, engaging as the counterparty to UFX’s end users.

The commission earned by UFX under the UFX Agreement is based on the trading volume processed through the trading platform. The commission rate is calculated as follows:

Transmitted volume (US$)	Commission (Pips) *
0-5,000,000,000	3
5,000,000,000-7,000,000,000	2
7,000,000,000 and above	1

*	A “pip” is equal to US$0.0001.

Pursuant to an amendment to the UFX Agreement, as of January 1, 2018, the commission rates were amended such that volume generated from Gold (symbol: XAU) deals are as follows:

Transmitted volume (US$)	Commission (Pips) *
0-500,000,000	6.84
500,000,000-700,000,000	5.84
700,000,000-1,000,000,000	4.84
1,000,000,000-1,400,000,000	3.84
1,400,000,000-1,600,000,000	2.84
1,600,000,000 and above	1.84

Commission rates from regular volume generated from all deals, including Gold (symbol: XAU), are as follows:

Transmitted volume (US$)	Commission (Pips) *
0-5,000,000,000	3
5,000,000,000-10,000,000,000	2.5
10,000,000,000-15,000,000,000	2
15,000,000,000-20,000,000,000	1.75
20,000,000,000-25,000,000,000	1.5
25,000,000,000 and above	1

Under the UFX Agreement, PXE undertakes to hold the UFX funds in certain banking institutions and to periodically report to UFX. UFX commits to ensure that such account holds at least 90% of end users’ open positions, and may request that PXE withdraw any funds which are not securing any open transactions and which are in surplus of the said balance requirement.

UFX is authorized to issue to end users bonus credits of up to 30% of their net equity balance, provided that no single end user may be issued with credits of more than 60% of net equity balance, unless otherwise agreed in writing.

UFX may sublicense the PXE service to third parties by way of sub-white label agreements.

PXE commits to maintain the platform and keep it updated, upgrade software and hardware and carry out best execution.

All intellectual property rights used by or on behalf of PXE or otherwise related to the trading platform remain the sole property of PXE.

The term of the UFX Agreement is five years from the commencement date, unless terminated in accordance with its terms. The UFX Agreement shall be automatically renewed for additional one year periods unless otherwise terminated. Either party may terminate the UFX Agreement without notice in the event that the other party becomes insolvent or commits a breach of a material provision of the UFX Agreement left uncured for fourteen days. In addition, either party may terminate the UFX Agreement for any reason with at least ninety days’ notice.

PXE’s liability under the UFX Agreement is limited to direct damages up to the maximum amount of fees paid by PXE to UFX in the six month period immediately preceding the event giving rise to the claim for damages.

●	White Label Master Agreement between Cardiff Global Markets Pty Ltd (subsequently renamed Sirius Financial Markets Pty Ltd) (“Sirius”) and PX Exchange Limited, executed as of October 1, 2019 (“Sirius Agreement”)

PXE entered into a White Label Master Agreement dated October 1, 2019 with Sirius, an Australian financial services license holder, whose clients include, amongst others, Reliantco Investments Ltd. which operates under the UFX brand within the European Union.

Pursuant to the Sirius Agreement, Sirius agrees to transmit orders of its (or its brokers’) end users (the “Sirius End Users”) to PXE through the ParagonEx electronic trading platform, and PXE agrees to act as the principal to such orders, engaging as the counterparty to the Sirius End Users.

The commission earned by Sirius under the Sirius Agreement is calculated as the higher of: (i) EUR 12,500 per month during the term of the Sirius Agreement; and (ii) an amount equal to the total costs of Sirius incurred in carrying out its functions under the Sirius Agreement, with the addition of a mark-up equal to 8.5% thereof; provided that the aforementioned costs shall be reviewed by the parties on an annual basis and adjusted in good faith insofar as the fee retained by Sirius based thereon does not reflect arm’s length pricing. All other amounts earned by Sirius in connection with its provision of liquidity services to brokers on the basis of the arrangements with PXE are remitted to PXE in full without deduction or withholding except as explicitly stated in the Sirius Agreement.

●	Intermediary Services Agreement between Toyga and UFX, dated as of December 1, 2016

Toyga and UFX entered into an Intermediary Services Agreement on December 1, 2016, under which Toyga Online introduces new users to UFX. Toyga Online’s responsibilities under the Agreement include introducing the end user to UFX, providing UFX with documentation required to open the end user’s client account and ensuring strict compliance with UFX’s customer identification and due diligence procedures.

UFX has the sole discretion as to whether to engage or refuse the end user.

Toyga Online is entitled to a commission for introductions under the agreement, ranging from 20-80% of UFX’s income derived from the trading volume.

UFX reserves the right to amend spreads, fees and commissions charged or earned on an introduced client’s account, which may affect Toyga Online’s commission.

The term of the agreement is 24 months from the commencement date, unless terminated in accordance with its terms. The agreement shall automatically renew for additional one year periods, unless otherwise terminated. Either party may terminate the agreement without notice in the event that the other party becomes insolvent or commits a breach of a material provision of the agreement left uncured for thirty days. In addition, either party may terminate the agreement for any reason with at least ninety days’ notice.

●	Intermediary Services Agreement between Toyga and UFX, dated as of December 1, 2016 (“New User Agreement”)

Toyga and UFX entered into an Intermediary Services Agreement on 1 December 2016, under which Toyga Media introduces new users to UFX.

Toyga’s responsibilities under the New User Agreement include introducing the end user to UFX, providing UFX with documentation required to open the end user’s client account and ensuring strict compliance with UFX’s customer identification and due diligence procedures.

UFX has the sole discretion as to whether to engage or refuse the end user.

Toyga Media is entitled to a commission for introductions under the New User Agreement, ranging from 20-80% of UFX’s income derived from trading volume.

UFX reserves the right to amend spreads, fees and commissions charged or earned on an introduced client’s account, which may affect Toyga Media’s commission.

The term of the New User Agreement is 24 months from the commencement date, unless terminated in accordance with its terms. The New User Agreement shall automatically renew for additional one year periods, unless otherwise terminated. Either party may terminate the New User Agreement without notice in the event that the other party becomes insolvent or commits a breach of a material provision of the agreement left uncured for thirty days. In addition, either party may terminate the agreement for any reason with at least ninety days’ notice.

●	Intermediary Services Agreement between Toyga and Reliantco, dated as of November 15, 2011 (“Services Agreement”)

Toyga and Reliantco entered into an Intermediary Services Agreement on November 15, 2011, under which Toyga Media introduces new users to Reliantco.

Toyga’s responsibilities under the Services Agreement include introducing the end user to Reliantco, providing Reliantco with documentation required to open the end user’s client account and ensuring strict compliance with Reliantco’s customer identification and due diligence procedures.

Reliantco has the sole discretion as to whether to engage or refuse the end user.

Pursuant to an amendment to the Services Agreement, as of 1 December 2013, Toyga is entitled to a commission for introductions under the agreement at the rate of 30% of Reliantco’s income derived from trading volume of the end users referred to Reliantco by Toyga; prior to that, the rate ranged from 60-80% of the net earnings from fees, commissions and spreads. Upon the signing of the agreement Toyga received an advance payment of US$240,000.

Reliantco reserves the right to amend spreads, fees and commissions charged or earned on an introduced client’s account, which may affect Toyga Media’s commission.

The term of the Services Agreement is 24 months from the commencement date, unless terminated in accordance with its terms. The Services Agreement shall automatically renew for additional one year periods, unless otherwise terminated. Either party may terminate the agreement without notice in the event that the other party becomes insolvent or commits a breach of a material provision of the agreement left uncured for fourteen days. In addition, either party may terminate the agreement for any reason with at least ninety days’ notice.

●	Customer Support Services & Marketing Agreement between Toyga and Reliantco, dated as of March 1, 2014 (“Support Agreement”)

Toyga and Reliantco entered into a Customer Support Services & Marketing Agreement on March 1, 2014, under which Online provides Reliantco with customer support and marketing services.

Toyga’s services include maintaining call center services, providing training for Reliantco’s clients, collecting or assisting in the collection of any client documentation required by Reliantco, including KYC and AML documentation, operational marketing activities and diligent enforcement of applicable laws.

In consideration of the services, Reliantco shall pay to Toyga Online a monthly fee of EUR 10,000.

The term of the Support Agreement is 24 months from the commencement date, unless terminated in accordance with its terms. The Support Agreement shall automatically renew for additional one year periods, unless otherwise terminated. Reliantco may terminate the Support Agreement immediately in the event that (i) Toyga violates any condition of the Support Agreement, (ii) Toyga does not meet the requirements of the law or (iii) the Cyprus Securities and Exchange Commissioner or any other relevant legal authority issues new laws or regulations such that the representation of the clients by Toyga becomes illegal.

●	Lease Agreement – Toyga

Toyga is party to a lease agreement dated October 20, 2010 with Bet Ampa T.A. Ltd. (“Ampa”), as amended (“Lease Agreement”). Pursuant to the Lease Agreement, Toyga Media currently pays annual rent of US$ 1,264,669.90 for office space of 3,114 square meters and 85 parking spaces. The term of the lease is until 31 November 2021, with extension periods until 2024.

Pursuant to an Addendum dated June 26, 2016, Ampa granted Toyga Media an amount of ILS 2,908,000 for purpose of renovating part of the leased premises, which was paid to Toyga Media in 2016.

Competition

The market for ParagonEx’s services is rapidly evolving and highly competitive. Main competitors vary in terms of regulatory status, size and geographic scope of operations. Generally, ParagonEx’s main competitors fall into two categories: software providers and PaaS providers. While software providers offer a technological solution, PaaS providers also offer ancillary services to assist the B2B client in running their business.

In the software provider division, ParagonEx’s main competitors are MetaQuotes, Panda, X-Open-Hub and Fortex. ParagonEx’s key advantages over its competitors in this category are a twofold: (i) it offers a full, one-stop-shop PaaS solution including all required software components, as well as the additional services that supports the growth of its B2B customers, and (ii) ParagonEx only deals with a select few key partners, allowing it to provide a high level of customization and industry know-how required by its B2B customers to succeed in competing head-to-head with industry leaders.

In the PaaS division, ParagonEx’s main competitors are companies with leading brands with white labeling capabilities such as Fx-Pro, TickMill and TeleTrade. While these large brokers offer strong operational capabilities to their B2B customers, ParagonEx believes that it has superior technological capabilities that provide its customers with the flexibility needed to quickly adapt to the changing market conditions, as well as the ability to seamlessly grow sub-brokers into white labels and then to full-fledged brokers.

Intellectual Property

ParagonEx relies on a combination of copyright, trade secret and unfair competition laws to protect its proprietary technology. It also enters into confidentiality and invention assignment agreements with its employees and consultants, and confidentiality agreements with other third parties.

Employees

As of December 31, 2016, 2017 and 2018, ParagonEx employed 541, 586 and 336 full-time employees, respectively, of whom 466, 530 and 318 employees were employed in Israel, and 75, 56 and 18 outside of Israel, respectively. As of June 31, 2019 ParagonEx employed 374 fulltime employees.

ParagonEx has not experienced work stoppage and believes its employee relations are good. ParagonEx is not aware of any relationship between its employees and labor unions.

Corporate Information

ParagonEx was incorporated in the British Virgin Islands and commenced its operations on February 12, 2008. ParagonEx’s principal executive offices are located at Willow House, Main Road, Onchan, Isle of Man.

Below is a description of ParagonEx simplified corporate structure including its main subsidiaries.

ParagonEx subsidiaries, all of which are 100% owned, are listed below:

Toyga Media Ltd, incorporated and located in Israel, commenced its operations in 2008. Toyga Media provides marketing, sales and support services to companies in the online Forex industry. These companies are paying Toyga Media directly.

Toyga Online Ltd, incorporated located in Israel, commenced its operations in 2009. Toyga Online provides marketing and sales services to companies in the online Forex industry. These companies are paying Toyga Online directly.

Hexagon Technologies Ltd, incorporated and located in Israel, commenced its operations in 2008. Hexagon Technologies provides research and development services to ParagonEx on a ‘cost+’ basis.

Rational Performance Ltd, incorporated and located in Bulgaria, commenced its operations in 2019. The shares of Rational are held by a nominee shareholder. Rational Technologies provides research and development services to ParagonEx on a ‘cost+’ basis.

PX Exchange Ltd, incorporated and located in Belize, commenced its operations in 2013. PX Exchange receives and transmits trades from companies in the online forex industry for execution on ParagonEx’s PaaS offering. PX Exchange is a licensed Investment Firm, authorized and regulated by the International Financial Services Commission in Belize. The shares of PX Exchange are held by a nominee shareholder and are awaiting regulatory approval. PX Exchange provides the services to its clients through a white label agreement that includes liquidity services and license to use ParagonEx’s platform, in consideration for a license fee payable by PX Exchange to ParagonEx.

PXMM (Pty) Ltd incorporated and located in South Africa, commenced its operations in 2019. PXMM submitted an Over the Counter Derivative Providers (“ODP”) license application to the Financial Sector Conduct Authority (“FSCA”). The shares of PXMM are held by a nominee shareholder. The new subsidiary was intended to act as a liquidity provider for European clients but is now inactive and intended to be deregistered.

ParagonEx UK Ltd, incorporated and located in UK, commenced its operations in 2013. The subsidiary provides marketing services to ParagonEx on a ‘cost+’ basis.

Tianjin Fu Yi Marketing Management Consulting Co. Ltd, incorporated and located in China, commenced its operations in 2013. The subsidiary provides sales and support services to companies in the online forex industry and is paid by ParagonEx on a ‘cost+’ basis. The company is inactive.

NGJ Limited, incorporated and located in the Isle of Man, commenced its operations in 2014. Since 2019, NGJ provides marketing, sales and support services to companies that are licensing the ParagonEx Dynamic platform.

Capi tech LLC, incorporated and located in the Ukraine, commenced its operations in 2017. The company provides marketing, sales and support services to companies in the online Forex industry and is paid by ParagonEx on a ‘cost+ basis,’ Capi has no activity and is intended to be closed or sold.

Skybeat GmbH, incorporated and located in the Germany, commenced its operations in 2019. The shares of Skybeat are held by a nominee shareholder. The company provides marketing, sales and support services to companies in the online Forex industry. These companies are paying Skybeat directly.

Seasonality

ParagonEx’s business is not significantly affected by seasonality. Revenues tend to be slightly higher in the first and fourth quarters of the fiscal year. In the last two years, 55.5% of ParagonEx’s annual revenue was generated during the first and fourth quarter.

Legal Proceedings

A motion for approval of a class action has recently been filed with the Israeli regional labor court in Tel Aviv against Toyga Media Ltd. by a former employee of the company who served as a customer retention representative. The motion asserts that since August 2011, Toyga has been making insufficient contributions to its employees’ pension funds by starting such contributions only after a certain period of time rather than from the first day of employment, and that Toyga further failed to make such contributions at the higher rates stipulated by a certain governmental extension order which allegedly applies to it. The motion further asserts that Toyga failed to consider sales commissions as part of the employees’ wages for purposes of calculating the pension contributions, resulting in an additional deficiency in such contributions. The class action is for a total amount of NIS 46,802,700, or approximately $13.5 million as of December 31, 2019. On April 22, 2019, the parties signed a settlement agreement, whereby, in exchange for the withdrawal of the class action motion with prejudice, Toyga agreed to (a) backpay its current and former employees 50% of the total difference between the pension contributions that Toyga should have made according to the employees’ claim and those it actually made, in each case since August 29, 2011, which Toyga expects to amount to approximately NIS 250,000 (before interest and linkage differentials); and (b) take the bonus payment into account as part of the employees’ wages for the purpose of pension contributions under the relevant expansion order going forward. Notice of the settlement was published as required by law, and no employees have chosen to opt out of it within the designated objection period. On December 26, 2019, the Attorney General delivered an opinion opposing the settlement, as currently proposed. In response to the Attorney General’s opinion, the Court ordered the parties to submit a notice, by January 27, 2020, to inform the Court how the parties wish to proceed. In addition, the Court’s order sets the evidentiary hearing for this case for October 22, 2020.

Regulation

Overview

ParagonEx is not directly subject to regulation (except as described below) but the industry of its B2B customers is highly regulated.

Government regulators and self-regulatory organizations oversee the conduct of online brokers in many ways, and several perform regular examinations to monitor compliance with applicable statutes, regulations and rules. These statutes, regulations and rules cover all aspects of ParagonEx’s B2B customers’ business, including:

●	sales and marketing activities, including interaction with, and solicitation of, End Users;

●	restrictions on the types of persons that may be End Users of the services offered;

●	trading practices, including the types of products and services which may be offered, and the terms of such products and services;

●	the methods by which End Users can fund accounts;

●	treatment of End User assets, including custody, control, safekeeping and, in certain countries, segregation of its End User funds and securities;

●	maintaining specified minimum amounts of capital and limiting withdrawals of funds;

●	anti-money laundering practices;

●	recordkeeping and reporting;

●	supervision regarding the conduct of directors, officers and employees; and

●	collection, processing and transfer of personal data of End Users.

Though ParagonEx conducts its business in a manner which it believes to be compliant with applicable local law, regulators may attempt to assert authority over ParagonEx’s activities that they deem to take place within the jurisdiction they regulate, including solely by virtue of the presence of End Users within the jurisdiction. In addition, new laws, rules or regulations may be enacted that change the regulatory landscape and result in new, or clarify preexisting, registration or licensing requirements. As a result, a regulator overseeing the activities of a ParagonEx’s B2B customer may attempt to assert authority over ParagonEx.

License as a Liquidity Provider

In its capacity as the liquidity provider, ParagonEx, through its beneficially-owned subsidiary PX Exchange, holds an Investment Firm license from the International Financial Services Commission in Belize, valid through December 31, 2019 and renewable annually. The license permits PX Exchange to conduct trading on its own account and in that capacity act as a market maker for trading in financial and commodity-based derivative instruments and other securities. The “Trading in Securities Licence” (License No. IFS/60/272/TS/19) covers the “trading in financial and commodity-based derivative instruments and other securities.”

Global Anti-Money Laundering

ParagonEx’s anti-money laundering and End User identification programs are designed to comply with rules and regulations applicable to its B2B customers on a global basis. In addition, it has developed proprietary methods for risk-management and continues to add specialized processes, queries and automated reports designed to identify potential money laundering, fraud and other suspicious activities.

DESCRIPTION OF THE BUSINESS OF BEIJING BROOKFIELD

All references to “Beijing Brookfield” or the “Group” mean Beijing Brookfield Interactive Science & Technology Development Co. Limited, a PRC limited liability company and wholly owned subsidiary of GFH, and its subsidiaries and contractually controlled entities.

Overview

Beijing Brookfield is a Chinese group and a tech and content leader in China’s rapidly evolving $65+ billion lottery market. Parts of the Group have been involved in and operating businesses in the Chinese lottery market for over 15 years and have developed deep relationships with some of China’s leading lottery centers, government agencies and portals.

The Group believed that it was positioned to achieve a leading role in China’s lottery market because of the versatile, robust and scalable B2B technology platforms, content it developed for the Chinese lottery and sports industries and its deep relationships with several lottery centers in major cities and provinces and major portals (as such Taobao, Tencent and JD.com) in China. As more fully described below, to leverage its technology, experience and relationship in China, the Group partners with the major portals, which sells lottery tickets to its customers through the Group’s systems and interfaces, and generates revenue from commissions for the sales. The Group is also working with a number of provincial lottery centers to launch a new generation of the Self-Service Terminals, allowing customers to place their order for lottery tickets on either a mobile device or directly at the terminal. The Group expects to place them in the retailers and fast food restaurants and share the commissions for each ticket sold and processed with the landlord. Additionally, Beijing Brookfield is developing new lottery games and virtual games, and will market such virtual lottery games to provincial lottery centers once approved once approved by the Chinese regulatory body and will then receive commissions for each play of the games.

Beijing Brookfield recognized net losses of approximately ¥6,644,000, ¥114,110,000 and ¥114,086,000 on revenues of ¥10,796,000, ¥42,560,000 and ¥81,119, 000 for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively.

Since 2012, the Group has developed highly scalable B2B technology platforms for the lottery industry in China capable of processing millions of transactions a day. The Group’s B2B technology platforms were initially focused on the lottery market but have since expanded into new verticals (See section entitled “—B2B Platforms”). Among such platforms, the Group has built and launched are a B2C tele-draw lottery platform for the Shanghai and Guangxi Welfare lottery centers that allow mobile users to play digital games online through their mobile devices, call-center operator and SMS. The Group has also launched a B2B platform in Beijing that interfaces and processes transactions between lottery centers and the main Chinese portals such as Taobao (approximately 500 million active users and is owned by Alibaba), Tencent (approximately 1 billion active users), JD.com (approximately 300 million active users) and Netease (approximately 23 million active users). The Group also currently has a strategic joint venture with the Heilongjiang Sports Bureau, which is responsible for all sports lottery activities in Heilongjiang province of China. The Group believes this to be the only joint venture of its kind in China.

In addition to the Group’s B2B technology platform and content creation, the Group was a pioneer in the development of an earlier generation of Chinese Self Service Terminals in 2011/2012 which it subsequently rolled out. Self-Service Terminals are a key component to the increase in Chinese lottery sales because they represent a solution to a problem that currently exists within the lottery industry in China: lottery players must claim their prizes in person at a lottery center. Currently the Chinese lottery is under played by the middle classes because they live and work in areas where lottery centers previously did not exist. Looking to address the middle classes and remedy the collection of lottery winnings from a physical lottery center, the Group has begun to introduce Self-Service Terminals in conveniently located locations such as shopping malls, fast food restaurants and retail stores near to areas where the middle classes live, work and frequent. Additionally the new generation of Self-Service Terminals which are contemplated to be rolled out are expected to offer a much more seamless experience to lottery players than the prior generation, since all electronic methods of payments are accepted. A lottery player can place a bet on his/her mobile device and settle the payment by e-wallet, Ali-pay or We-chat. The player can then validate and cash any prize he/she receives through the terminal instead of through a lottery center. We believe this solution addresses a main barrier to increase lottery ticket sales in China: the need to validate and cash out prizes in person at lottery centers. The new generation of Self-Service Terminals can also be produced at a fraction of the cost of production of the earlier generation of terminals. With better functionality and lower cost of production, Beijing Brookfield believes the new generation of Self-Service Terminals will be one of the main drivers of growth for the lottery industry in the years to come.

The Group provides a one stop B2B technology solution for many of its lottery center clients, responsible for the operation of the lottery center websites, development and provision of cutting edge content, marketing and promotional activities as well as providing Self-Service Terminals. As one of the most technological complete solutions, excelling in technology, marketing, and unique content, the Group is well placed to benefit significantly from its long standing reputation.

The current pillars of the Group’s strategy are to increase sales of lottery tickets and games by (i) the development of new lottery games and virtual games, particularly virtual sports high frequency lottery games and (ii) rolling out and promoting the use of self-service video lottery terminals or “Self-Service Terminals.”

The Group believes the new generation of Self-Service Terminals will become “AI lottery stores/centers” without operators and will eventually replace the old and high cost retail lottery stores/centers. Acting as a provider of the technology for this transformation, Beijing Brookfield believes it is well positioned to become a leader in this industry.

To achieve its strategy of developing new cutting edge content and games, the Group partnered with Kiron Interactive, a software company based in Johannesburg, South Africa, and the developer of “BetMan Online” to develop a new suite of virtual games. See section entitled “Description of the Business of Beijing Brookfield—Content Development—Kiron Interactive Partnership” below. Beijing Brookfield intends to become a significant player in the provision of new games for the lottery industry in China.

The Group will continue to leverage its deep relationships with several lottery centers to implement its new strategy. The Group has provincial licenses with the following key provincial lottery centers in China:

●	Welfare lottery centers located in Beijing, Shanghai, Guangxi, Tianjin, Zhejiang, Shandong, Chongqing and Jiangxi.

●	Sports lottery centers are located in Heilongjiang, Zhejiang, Shandong, Gansu and Beijing.

The Group has identified additional business opportunities within China and in South East Asia that can utilize our versatile, robust and scalable B2B technology platform, including the following:

B2B Platforms

The Group historically developed B2B platforms to serve the lottery industry in China. The Group’s platforms principally consist of four B2B platforms that are smart, secure, robust and capable of processing millions of transactions a day. Because the Group’s platforms are highly scalable, they allowed the Group to expand its technology to new verticals, as described below. A substantial amount of customer data is maintained by these platforms in a secure manner. The reliability of Beijing Brookfield’s B2B platforms have earned the trust of the B2B customers that use it, from lottery centers to large portals such as Alibaba and Tencent. Below is a description of the platforms that support Beijing Brookfield’s business:

The B2B tele-draw lottery platform

The Tele-draw lottery platform is a B2B platform that connects the provincial lottery centers and third parties that sell electronic lottery tickets to players, including portals Alibaba, Tencent and JD.com, through an application programming interface (“API”). This platform can also support a business-to-business-to-consumer (“B2B2C”) model by allowing lottery ticket buyers to purchase lottery tickets using their phone by voice, SMS or a mobile application. The platform supports sales through different channels, such as through the banking system, mobile systems or “bonus point systems” maintained by retailers, and equipment, such as voice, SMS or mobile application.

The B2B general lottery ticketing platform

The general lottery ticketing platform is a B2B platform that also connects the provincial lottery centers and third parties that sell electronic lottery tickets to players, including portals Alibaba, Tencent and JD.com, through an API. This platform can also support a B2B2C model by allowing lottery ticket buyers to purchase lottery tickets using a website or a mobile application. The platform supports sales through different channels, such as through the banking system, mobile systems or “bonus point systems” maintained by retailers, and equipment, such as voice, SMS or mobile application.

Self-Service Terminals

The self-service video lottery terminals, or “Self-Service Terminals,” are video machines that sell lottery tickets and distribute prizes without requiring an operator to be on duty. The roll out of a new generation of Self-Service Terminals is one of the pillars of the Group’s strategy to increase sales of lottery tickets and games in China. The Group believes that these terminals represent a solution to one of the main barriers to an increase in lottery ticket sales in China: the need to validate and cash out prizes in person at lottery centers as well as significant cost reductions per site.

The Group was a pioneer in the development and rolling out of an earlier generation of these Self-Service Terminals in 2011/2012 which were subsequently rolled out. The Group recognized a need to tap into the middle class segment of the Chinese society that had limited access to lottery centers in China, as they were not located in regions where such middle classes resides or work. By introducing Self-Service Terminals, the Group created a channel to sell lottery products to this segment which could now collect prizes through terminals conveniently located in shopping malls, fast food restaurants and retail stores. Taking this premise further, the Group is about to launch a new generation of Self-Service Terminals that have considerable advantages over past generation models. These advantages include (i) considerably less expensive costs of production (ii) newer technology to accept payment methods from the vast majority of all payments accepted in China via Alipay, Tenpay and China Union Pay, (iii) removal of opex headcount costs as a result of new interactive functionality, and (iv) a mobile app directing you to the nearest Self-Service Terminal.

A lottery player can place a bet on his/her mobile device and settle the payment by e-wallet, Ali-pay or We-chat. The prize money can also be topped-up in a mobile e-wallet. Upon winning a prize, the lottery player will be directed by his/her phone to navigate to the nearest terminal through an app on their mobile phone. The player can then validate and cash any prize he/she receives through the terminal instead of through a lottery center. This solution addresses a main barrier to an increase in lottery ticket sales in China: the need to validate and cash out prizes in person at lottery centers. The new generation of Self-Service Terminals can also be produced at a fraction of the cost of production of the earlier generation of terminals. With better functionality and lower costs of production, Beijing Brookfield believes the new generation of Self-Service Terminals will be one of the main drivers of growth for the Chinese lottery industry in the years to come.

The introduction of the new generation of Self-Service Terminals has also created new opportunities for promotions aimed at increasing sales. Beijing Brookfield has developed campaigns in conjunction with the retailers and fast food restaurants where the terminals are located to incentivize sales by allowing customers to use loyalty points to purchase lottery tickets.

The Group believes the new generation of Self-Service Terminals will become “AI lottery stores/centers” without operators and will eventually replace the old and high cost retail lottery stores/centers due to the following benefits:

●	removing significant cost/overhead and significantly enhancing margins per site;

●	placing in high footfall retail areas densely populated by wealthier middle classes:

●	greater disposable income; and

●	inexpensive way to locate in traditional high rental areas.

Acting as a provider of the technology for this transformation, Beijing Brookfield believes it is well positioned to become a leader in this industry.

Content Development

The creation of new content is a critical component of Beijing Brookfield’s growth strategy. Beijing Brookfield believes the creation of unique sports content and games will drive this strategy into the near future.

Kiron Interactive Partnership

Beijing Brookfield has partnered with Kiron Interactive, a software company based in Johannesburg, South Africa. Kiron Interactive has developed and launched virtual games around the world, including “BetMan Online,” a remote graphics software (RGS) Platform where players are able to place bets across multiple virtual sports events.

Through the partnership with Kiron Interactive, Beijing Brookfield has developed or is developing new virtual sports games for the Chinese market, including speed skating, football and basketball, among others. Chinese regulatory approval is pending for the launch of the speed skating virtual games.

By successfully launching this new suite of virtual games, Beijing Brookfield intends to become one of the major providers of new games in China.

Competitive Strengths

B2B proprietary platform enables scalability of technology and ability for high volume processing. The Group has developed B2B technology platforms that deliver reliable and scalable solutions to process millions of transactions a day. The effectiveness and flexibility of the Group’s technology platforms have enabled the Group to adapt and service customers in the Chinese lottery industry and sports bookings, among others.

Long term trusted and proven relationships. Our historical relationships have allowed the Group to develop its range of partnerships with other government departments and bureaus. These relationships have primed the Group to be in a position to monetize and further grow its infrastructure in China. The Group has continuously expanded the range of its business relationships in China and has consistently succeeded in monetizing opportunities arising from these relationships.

Long term approach to doing business in China. The Group has taken a long term approach to all of its operations in China and has recognized the direction in which a number of key verticals have been developing. The Group’s strategy has always been to be at the forefront of technological development and trends while providing its B2B customers with a superior technology platform. This has enabled the Group to be well placed to benefit from its products and content superiority. The Group has successfully done this over the past 15 years based on its operations in China, and is committed to continue this approach as it moves into new segments of the Chinese lottery and sports markets. The Group believes this philosophy will continue to allow it to grasp future business opportunities.

Business Model

As the B2B technology fulfillment platform for a number of provincial lottery centers, Beijing Brookfield acts the technology interface in between a lottery center and a purchaser of lottery tickets across a number of verticals. As such, Beijing Brookfield receives a commission on all transactions processed through its platform. At all times Beijing Brookfield works within the permitted guidelines stipulated by the Chinese Ministry of Finance and its lottery regulations. Below are listed a number of verticals Beijing Brookfield are operating in or about to operate in for which we receive transaction commission payments:

●	Chinese Telecom Companies and Banks: Beijing Brookfield works with many companies from these sectors in which these companies underlying customers are allowed to convert their respective bonus and reward points to purchase lottery tickets. Beijing Brookfield’s tele-draw platform is used to provide electronic lottery tickets to this customer base again through orders place via SMS messages through their mobile phones. Beijing Brookfield revenue is based on commissions that are shared on a negotiated basis with each of these corporate partners.

●	Self-Service Terminals: Beijing Brookfield is currently working with a number of provincial lottery centers to launch a new generation of lottery terminals. These Self-Service Terminals allow customers to place their order for lottery tickets on either a mobile device or directly at the terminal. Beijing Brookfield collects a direct commission for each ticket sold and processed. There is a revenue share or rent charged with the landlord where the Self-Service Terminal is placed.

●	Content Development and Provision: Beijing Brookfield anticipates supplying its content, once approved by the Chinese regulatory body, market leading virtual lottery games to provincial lottery centers. Beijing Brookfield will then receive a commission on each ticket sold and processed through the lottery center by the lottery centers distribution partners.

Corporate Structure

The diagram below illustrates the corporate structure of the Group as of the date of this proxy statement.

NewNet

Beijing NewNet Science & Technology Development Co. Ltd. (“NewNet”) is the operator, partner and agent of the Group’s business in China and a majority owned subsidiary of Beijing Huilian Xincai Culture Development Co., Ltd., the variable interest entity of the Group. Since its inception in 2003, NewNet became a key operating and technical partner to 12 Chinese lottery centers including the Beijing Welfare Lottery Centre (“BWLC”) and eight out of the ten largest Chinese portals. NewNet’s key relationship with BWLC ultimately resulted in it becoming the official operator of the BWLC lottery website. In addition, NewNet has also:

●	developed a B2B technology platform to serve the lottery industry;

●	operated approximately 100 lottery retail stores and kiosks across the country including up to 50 lottery retail stores and kiosks in Beijing;

●	designed and built Self-Service Terminals;

●	designed and built physical card vending machines;

●	developed the Haoyuncai lottery mobile app and website; and

●	designed and developed new lottery games, mobile games and virtual games.

NewNet was one of the companies leading the transformation of the Chinese lottery market to become more technology focused and appeal to a larger portion of the Chinese population. NewNet has consistently demonstrated its capabilities by introducing more up to date solutions for its distribution channels. NewNet quickly recognized that they needed to solve one of the major problems typically faced by the middle classes playing lotto, access to retail lotto stores/centers. By developing and installing Self-Service Terminals in shopping malls and other densely populated middle class areas, NewNet created a viable channel to sell lottery products to the growing middle class segment of the Chinese market.

NewNet was one of a few companies in China to be granted tele-draw licenses by Chinese provincial welfare lottery centers under the authority of the Chinese Ministry of Civil Affairs. As a tele-draw operator, NewNet operated a technology platform serving the lottery industry. NewNet’s platform would interface between lottery centers’ systems and NewNet’s large B2B clients which represented China’s largest e-commerce portals. By processing these transactions, NewNet collected valuable customer data for the lottery centers (to the extent allowed by the applicable PRC data protections and laws and regulations).

NewNet recognized the importance of the tele-draw license for long-established trusted partners with robust technology platforms. This license allowed access to some of the leading Chinese portals as well as facilitating partnerships with other Chinese lottery companies offering similar products and services. As a result of this, NewNet also acted as a consolidator by acquiring other companies to support the growing Chinese lottery industry.

Shanghai Xinguan

Shanghai Xinguan Systems Engineering Co. Ltd. (“Shanghai Xinguan”) was originally formed in 2007. The Group acquired an 80% interest in Shanghai Xinguan in 2013. Shanghai Xinguan has been used as a vehicle to operate the websites of the Shanghai Welfare Lottery Center and the Guangxi Welfare Lottery Center under official government licenses. The Group recently disposed of its 80% equity interest in Shanghai Xinguan but maintains effective control over Shanghai Xinguan through its exclusive and perpetual technology license with Shanghai Xinguan. This structure is now consistent with the Group’s approach of maintaining NewNet as the technology hub of its operation and the vehicle through which the Group intends to roll out its online technology platforms for its customers and partners. The existing commercial agreements entered into by Shanghai Xinguan prior to this restructuring, including the agreements with Shanghai Mobile and Guangxi Lottery Centre, remain unaffected.

Shanghai Xinguan now has two of the four tele-draw licenses of the Group. It is used on a reference point to grow relationships in other provinces and assists in the introduction of the self-service terminals utilizing NewNet’s proprietary technology in other provinces.

Shanghai Xinguan created the first tele-draw license platform to interface with lottery centers in China for the Shanghai Welfare Lottery Center. Since partnering with NewNet and utilizing NewNet’s proprietary technology platform, the Group believes it has developed one of the most robust and scalable B2B technology platforms in the Chinese lottery space. Its features include a full monitoring system and identification of the underlying lottery player together with instantaneous reconciliation of the lottery ticket sale by the aforementioned lottery center. This ensures that the integrity of the transaction meets the regulatory requirements and enables a completely secured transaction. The Group believes that the new technology monitoring programs that China is mandating to ensure regulatory compliance, will encompass similar features as the Group’s already built and established B2B technology platform. This foundation of achieving regulatory requirements is completely transparent to the lottery center in a robust and secure manner that underpins transactions throughout the Group no matter the medium in which they are purchased. Shanghai Xinguan now concentrates on using the NewNet technology and software which has been developed to support the new generation of Self-Service Terminals, which the Group believes will be one of the main drivers of growth in the industry. Shanghai Xinguan was able to become a pioneer in the industry as a result of:

●	its relationship with NewNet and ability to access its proprietary technology;

●	building a leading B2B technology platform capable of processing a high volume of transactions online to service these lottery centers;

●	developing relationships with China’s key e-commerce portals; and

●	designing software solutions to expand and exploit the use of Self-Service Terminals.

The NewNet platform used by Shanghai Xinguan can support the purchase of lottery tickets online and through mobile phones by connecting the player direct to the physical Self-Service Terminal. It also allows players to collect their winnings through Self-Service Terminals located across many Chinese provinces.

As mentioned above, the technology developed by NewNet and used by Shanghai Xinguan can be used for the new Self-Service Terminals which connects the tele-draw system with the lottery centers for nation-wide sales. Testing for these new terminals begun in June 2018. Shanghai Xinguan is currently in discussions with nine lottery centers for roll-out within the Chinese business of these terminals pursuant to certain framework agreements in Beijing, Shanghai, Chongqing, Tianjin, Heilongjiang, Shandong, Zhejiang, Gansu and Jiangxi.

Xinhua Cai

Beijing Xinhua Lottery Technology Co. Ltd. (“Xinhua Cai”), the most recent addition to the Group, is a joint venture in which the Group currently owns 49% with Xinhuatong Technology Co., Ltd. This joint venture has strategic importance to the Group, as it allows the Group to build new relationships in Chinese provinces it has not operated in before.

Xinhua Cai owns 45% of a joint venture with Wasu Media Holding Co., a leading state-owned cable and internet TV company in China (“Wasu Media”). Despite the heavy regulation China has on the media industry, Wasu Media is one of the few companies that has licenses to provide services via new media and three networks: cable, telecommunication and internet. Additionally, Wasu Media is also one of the seven license holders to provide internet TV services in China. This license provides significant potential access to China’s untapped and growing internet TV market.

Through this joint venture, the Group will explore the creation of TV lottery channels and benefit from new game content creation.

Xinhua Cai’s joint venture with Wasu Media has applied for licenses to:

●	provide new virtual lottery games to provincial sports lottery centers; and

●	multi-provincial TV lottery channel for various existing sports lottery games.

Wasu Media gives the Group access to:

●	broadcasting and cable networks in over 20 provinces and over 100 cities;

●	over 30 million cable TV subscribers;

●	over 100 million internet TV end-user terminals;

●	over 80 million internet TV subscribers;

●	over 56 million users (16 million paying users) of mobile streaming TV; and

●	over 900,000 cable internet customers in Zhejiang province.

Wasu Media is the largest integrated cable TV network in Zhejiang province and in China and is currently listed on the Shenzhen Stock Exchange. Wasu Media is the only broadcasting company to be part of the CSI 300 Index, a stock market index designated to replicate the performance of the top 300 stocks traded in the Shanghai and Shenzhen stock exchanges. Additionally, Hangzhou Yunxi Investment Partnership Enterprise, a private equity firm associated with Jack Ma, the founder of Alibaba Group Holding Limited (NYSE:BABA), is a major shareholder of Wasu Media.

Long Ti and Teng Cai

Heilongjiang Longti Technology Co. Ltd. (“Long Ti” or “Longti”) is a joint venture owned 40% by Harbin Tengcai Science & Technology Co. Ltd (“Tengcai”) and 60% by the Heilongjiang Sports Bureau (the “HSB”). HSB operates and is responsible for all sports lottery activities in Heilongjiang province, China’s sixth largest province with a population of approximately 40 million. HSB also owns and operates an extensive portfolio of sporting venues and facilities across the province, including Yabuli, China’s largest ski resort, which includes ice skating rinks. Many of the key training facilities for winter Olympic sports are based in this region.

The joint venture’s main activities are:

●	managing HSB Sports Lottery Websites and creating promotional activity to boost offline lottery sales; provincial distribution of lottery scratch cards;

●	seeking approval for the introduction of a new virtual lottery game based on speed skating to support winter Olympic 2022 facilities; and

●	a number of additional areas utilizing the Group’s B2B technology platform such as operating an online travel booking platform with JD.com and Alitravel for the Yabuli ski resort and other winter travel packages.

●	Long Ti will also introduce a range of new mobile games in promotional support for new ventures.

As noted above, this joint venture introduced online booking capabilities for many of the facilities controlled by HSB. The online and mobile B2B booking system is now fully operational and recently signed contracts with JD.com and Alitravel to support sales through their respective websites and mobile apps. Long Ti has also introduced new games for HSB, including a new Winter Olympics 2022 instant virtual lottery game. Long Ti expects to obtain approval for the Winter Olympics 2022 game by the Beijing, Hebei, Heilongjiang lottery centers within the next few months. The joint venture also currently distributes a high volume of lottery scratch cards for over 5,000 outlets. By operating the Heilongjiang official website, Long Ti uses promotional activities to collect data (to the extent permitted by PRC laws) to increase sales through its 5,000 outlets.

Although the Group expects that these approvals and launch of new products will occur by such dates, no assurance can be given that they will in fact occur within the estimated deadlines or at all. See “Risk Factors Related to Beijing Brookfield – Beijing Brookfield is engaging in new business ventures in China and it cannot guarantee the level of future earnings from these ventures.”

Teng Cai was formed in 2015 and is a joint venture owned 80% by the Group. Teng Cai has developed all of the mobile games mentioned above as well as the online booking system used by the Yabuli ski resort. Teng Cai is also the exclusive technology provider to Long Ti.

Employees

As of December 31, 2019 and 2018, Beijing Brookfield had 24 and 46 full-time employees, respectively. The predecessor to Beijing Brookfield had 380 full-time employees as of December 31, 2017.

Beijing Brookfield considers its relationship with its employees to be good. None of its employees are unionized.

Property and Equipment

Beijing Brookfield rents office space and also rents premises on which it installs Self-Service Terminals. In 2019, Beijing Brookfield paid ¥4,127,000 in property lease rental payments in China. Beijing Brookfield owns computer equipment, office furniture and some leasehold equipment. No one item is deemed to be significant.

Intellectual Property

Beijing Brookfield owns the following proprietary platforms and domain names in China:

●	B2B mobile top-up platform

●	B2B electricity payment platform

●	B2B tele-draw lottery platform

●	B2B General lottery ticketing platform 2858.com/cn

●	HAOYUNCAI.com/cn

●	XINHUALOTTERY.com

●	HAOWAI.cn

Beijing Brookfield protects its proprietary platforms as trade secrets. The validity, enforceability and scope of protection available under intellectual property laws with respect to the internet and lottery industries in China are uncertain and evolving. Implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective. Accordingly, protection of intellectual property rights in China may not be as effective as in the United States or other western countries. See “Risk Factors Related to Beijing Brookfield — Risks Related to Beijing Brookfield’s Business and Industry — Beijing Brookfield may be unable to adequately protect its intellectual property rights.”

Competition

The main competitors of Beijing Brookfield in the Chinese internet lottery market are: taobao.com; 500.com; and diyicai.com.

The main competitors of Beijing Brookfield in the mobile client lottery market are: diyicai.com; taobao.com; and sina.com.

The main competitors of Beijing Brookfield in the betting lottery market are 500.com; diyicai.com, and sina.com.

The Chinese lottery market has significant barriers to entry due to the need to develop relationships with the relevant government authorities and obtain relevant contracts and licenses. Beijing Brookfield has developed strong relationships with the governing bodies of both the Sports and Welfare lotteries, dating back to 2003 in connection with the Beijing Welfare Lottery, 2007 with the Shanghai Welfare Lottery in 2007 and subsequent relationships thereafter. During this time, Beijing Brookfield has become an important technology, product and content provider for those centers and has continued to expand the network.

Legal Proceedings

From time to time, Beijing Brookfield is involved in various routine legal proceedings incidental to the ordinary course of its business. Beijing Brookfield does not believe that the outcomes of these legal proceedings have had in the recent past, or will have (with respect to any pending proceedings), a material adverse effect on its business, financial position or profitability.

Corporate Information

Beijing Brookfield’s principal executive office is at NewNet in Beijing, located at 4/F, Tower A, Fuzhuo Block, 28 Xuanwumen Wai Avenue, Xicheng Qu, Beijing China.

DESCRIPTION OF THE BUSINESS OF GFH

Overview

GFH believes it has been well positioned to establish itself as a financial technology company with a significant China marketplace and in other areas of the world. Whilst through the acquisition of ParagonEx, GFH plans to make a number of acquisitions that will help establish itself as a leading provider of solutions for the trading of CFD products in Europe, the Middle East and Australia. Within China itself, GFH has identified the opportunities in various verticals and technology segments it can capitalize on. By combining the product-agnostic and scalable platform of ParagonEx and the secure and reliable platform of Beijing Brookfield with the high volume processing capability, GFH believes it is able to provide customized solutions that address the needs of a very diverse client base.

The management of GFH, who have secured contracts in valuable market segments in China and have over 15 years’ experience in dealing with the largest websites and portals on resale of products in China and deep connections with local governments, have now developed good opportunities for GFH, which, with the provision of the newly acquired technology platforms, will allow GFH to access the following market segments:

●	Stock trading

●	Oil and gas trading

●	Insurance brokerage

●	Recyclable metal trading

Stock Trading Platform

GFH is in the process of developing an advanced technology platform capable of transforming the investing experience by offering a fully digitized and app-enabled brokerage service covering several markets. Harnessing the experience, security, reliability and volume capabilities of ParagonEx’s financial technology and Beijing Brookfield’s long standing commercial relationships in the region, GFH aims to provide investing services, including stock trading and clearing, margin financing, market data and information, and interactive social features to retail investors through its proprietary one-stop digital platform. With the acquisition of ParagonEx, it is expected the development and launch of this platform will be expedited.

GFH’s subsidiaries are seeking overseas licenses issued by appropriate authorities in China, Hong Kong, the US and UK for dealing in securities, advising on securities, dealing in futures contracts, advising on futures contracts, providing automated trading services and for asset management. GFH aims to establish its platform as one of the world’s digital financial institutions by maintaining a compelling user experience, driving constant product innovation and introducing additional services that benefit its clients.

Market opportunity

China has relaxed conditions for access for foreign investors to trade in securities, while also allowing foreign parties to participate in the operation of securities businesses as major shareholders. China’s domestic online retail securities market is already the largest in the world. For offshore assets, consulting firm Oliver Wyman predicts that the country’s online retail trading volume could triple from roughly $445.4 billion in 2018 to about $1.36 trillion in 2022.

The Chinese government is committed to supporting the finance sector as an important core area of competitiveness for the country. Recent launches of major two-way securities initiatives have included Shanghai-Hong Kong Stock Connect, Shenzhen-Hong Kong Stock Connect and Shanghai-London Stock Connect. In addition, the China Securities Depositary and Clearing Co., Ltd has liberalized one person-one account restrictions, allowing up to 20 A-share accounts per person.

A-shares, which are shares of companies listed and traded in the China mainland stock markets, offer a far larger and more diverse opportunity for investors. There are more than 3,600 A–shares companies, with listings in either Shanghai or Shenzhen. In market capitalization, or value terms, China A-shares market is one of the world’s largest markets with a total value of $7,903 billion. By comparison the New York Stock Exchange and the Nasdaq Stock Market, have a market value of $28,124 billion and $12,310 billion, respectively, as at September 13, 2019.

The A-share market attracts investors with an increasing proportion of new economy stocks

	2000	2010	2018
Technology / Consumer	8.6%	22.1%	32.9%
Energy / Materials	5.5%	22.6%	11.1%
Telecoms	61.5%	0.8%	0.6%
Source: MSCI, RIMES

Taken as a whole, the domestic A-share market has many dynamic companies in the technology and consumer spaces. Alibaba and Tencent, whose shares are both listed in the U.S., have already become household names among many U.S. investors who have admired the fast growth of these internet and online shopping giants. Investors hope to find the next set of high-growth companies as they become available to foreign investors. A-shares, H-shares, Red chips, P-chips and N-chips, the Chinese stock universe has a market value in excess of $10 trillion.

The number of internet finance users in China is growing steadily. In the first of 2018, these users totaled 168.5 million, compared with 12.9 million at the end of 2017. According to data from China Securities Depositary and Clearing Co., Ltd, the total number of A-share investors was 145,827,300, of which more than 99.7% were retail investors. The number of active investors is estimated to be approximately 60 million.

Research shows that stocks are the main investment channel for China’s growing middle class. Shareholders with monthly income of more than RMB10,000 account for 63% of A-share investors. Homeowners account for 83%. First-tier city residents have a higher degree of participation in the stock market. Shanghai has the largest number of shareholders, followed by Beijing, Shanghai and Guangzhou.

GFH is developing an online investment platform to serve ordinary retail investors, focusing on remote account opening, artificial intelligence stock selection and intelligent trading functions through proprietary financial technology. The platform is expected to provide customers access to financial information, market conditions data, investment consulting services, a knowledge-sharing trading community, intelligent analysis and stock trading.

It is envisaged that revenues will be generated from stock trading commission income, interest income from financing and securities lending/borrowing, charges for intelligent stock recommendations and intelligent trading functions, charges from investment consulting and charges from stock trading strategy functions.

Oil and Gas Trading Platform

GFH is to partner with a significant Chinese organization to build an oil and gas trading technology platform supporting two major elements of China’s energy sector.

In 2015, the Shanghai Free Trade Zone was incorporated and approved by the Shanghai

Municipal People’s Government for construction, becoming a national oil and gas spot trading platform. The Free Trade Zone aims ultimately to become an internationally influential oil and gas trading platform, information exchange and financial market in its own right.

Shanghai Petroleum and Natural Gas Exchange (the “PNG Exchange”) is a national energy trading platform established in the Shanghai Free Trade Zone with ten shareholders comprising the Xinhua News Agency, CNPC, Sinopec, CNOOC, Shenergy, Beijing Gas, ENN, China Gas, Towngas and China Huaneng.

In 2018, the PNG Exchange has 2,242 corporate members with active members exceeding 500 companies.

China’s crude oil imports reached RMB 1,496.82 billion in 2018. Natural gas imports were RMB 264.5 billion. The PNG Exchange’s pipeline natural gas (“PNG”) turnover was 55.541 billion cubic meters, with a value of RMB 127.85 billion and liquefied natural gas (“LNG”) turnover was 3.329 million tons, with a value of RMB 16.8 billion yuan.

Separate from the Shanghai Free Trade Zone and representing an important element of the opportunity for GFH, the Ningbo Daxie Energy Industry Development Zone (the “Development Zone”) is located in the southern wing of the Yangtze River Delta, the most dynamic economic area in China. The Development Zone is the core area of the world’s largest port, Ningbo Zhoushan Port, closely adjacent to the international deep-water channel. The Development Zone is the first in Zhejiang Province with a revenue of more than RMB 10 billion yuan. It is the transit storage and transportation site of East China Energy, with annual energy trade sales of more than RMB 200 billion.

In 2018, the total import and export volume of the Development Zone exceeded RMB 30 billion, accounting for 69% of the total import and export volume of the region, an increase of 17.5%. By contrast, the Development Zone’s crude oil and LNG import accounted for 7% and 12% of that of the country, respectively, achieving energy trade sales of RMB 222.5 billion yuan.

The proposed business model for GFH comprises three elements:

●	The import of oil and natural gas from overseas, for sale to domestic large oil and natural gas enterprises and institutions, with GFH acting as purchaser and import agent

●	The purchase of oil and LNG from domestic large enterprises and the sale to domestic gas stations, city gas companies, chemical companies and others, with GFH acting as distributor

●	An intermediary trade service role for GFH, in partnership with a significant Chinese organization, to generate commission income on an annual basis.

GFH has in place a Domestic Class-A Member Service Charge contract with the PNG Exchange encompassing:

●	Providing trading, settlement and clearing services

●	Special trading for large users according to actual needs

●	The research and development of relevant new products

●	Intermediary services for the natural gas industry in the industrial park area and coordination with the local government relations

●	Providing intermediary and assistance services for obtaining preferential policies for the Shanghai Free Trade Zone

●	Establishing communication channels with industry competent departments and leading enterprises

●	Providing 10 China Natural Gas Information Terminals (E-GAS) login accounts, jointly developed with a leading Chinese organization, providing industry prices, data, indices and information

●	Providing a price index

●	Providing an annual research report on the petroleum and natural gas industry

●	Providing professional knowledge training in petroleum and natural gas spot and futures trading

●	Providing opportunities for participation in policy interpretation and industry analysis meetings attended by competent government departments or industry authorities

●	Communication services

●	Participation in prestigious industry forums, including the Lujiazui Energy and Finance Forum

●	Assisting in providing financing services via banks and other financial institutions for domestic Class-A members

Insurance Platform

The Chinese government has presented a policy-based opportunity for GFH to develop significant products for the insurance industry. This market has been opened to foreign investors, who are now allowed to have a majority ownership in insurance companies. Furthermore, foreign joint-venture companies may transact insurance business both online and offline. Major joint venture insurance companies in China include ICBC-AXA Life Insurance, CITIC Prudential, CMB-CIGNA and Prime Care.

GFH believes the addressable market in insurance to be very substantial in China. Life insurance revenues totaled RMB 2 trillion in 2018, while health insurance revenues were RMB 550 million. These figures are believed to be relatively small for a population of 1.4 billion in China. Local insurance companies in China still lack the range of products and levels of service offered by global insurers based in the US and Europe.

The Chinese insurance market by sector and size, 2016 – 2018

	Property Insurance (Unit: RMB 100 Million)	Life Insurance (Unit: RMB 100 Million)	Health Insurance (Unit: RMB 100 Million)	Accident Insurance (Unit: RMB 100 Million)	Total (Unit: RMB 100 Million)
2016	8,724.5	17,442.22	4,042.5	749.89	30,959.1
2017	9,834.66	21,455.57	4,389.46	901.32	36,581.01
2018	10,770.08	20,722.86	5,448.13	1,075.55	38,016.62

Chinese insurance market sector, year-on-year growth rates 2016 – 2018

	Property Insurance		Life Insurance		Health Insurance		Accident Insurance
2016	9.12	%↑	31.72	%↑	67.71	%↑	17.99	%↑
2017	12.72	%↑	23.01	%↑	8.58	%↑	20.19	%↑
2018	9.51	%↑	3.41	%↓	24.12	%↑	19.33	%↑

GFH’s objective is to build a secure online insurance platform based on its proprietary technology to support local insurance companies in China. This platform can be further developed through which additional services, such as medical advertising and financing, may be launched, to create additional revenue streams. GFH envisages a revenue share model based on broker, agent or promotion fees.

Platform for Trading Recycled and Reusable Metal

China is the world’s largest buyer of copper ore and iron ore, including waste/recycled/scrap materials. There are presently approximately 5,000 steel plants in China requiring recycled materials to produce new steel products. The industry continues to rely on these materials to reduce costs, improve steel mill margins and avoid input shortages. In addition, the Chinese government is encouraging companies to use recycled materials as it pursues a program of environmental protection. To this end, Chinese steelmakers have become more restricted in the coking, sintering and blast furnace production processes required to produce steel from iron ore. This has fueled an appetite for scrap from China’s blast oxygen furnace (BOF) operators.

At present there is no leading trading platform in China focused on buying and selling waste steel materials for recycling. The market is limited to a small number of independent websites trading very small volumes of such materials. Accordingly, there is no formal process of quality control or inspection, nor any structure for trading invoices and associated tax payments. It is therefore difficult to manage a market of potentially thousands of individuals or small companies providing or trading steel waste materials.

GFH has identified the opportunity to provide a secure, multifunctional B2B online platform to support large-scale trading of recyclable metal in China, initially focusing on steel, iron, copper and aluminum, allowing participants to register as trading members and form a professionally managed database. GFH will partner with a leading Chinese corporation to obtain a business license for this venture and to attract steel plants to the platform.

Regulations

In addition to the PRC laws and regulations that are generally applicable to GFH’S contemplated businesses in China, GFH is also subject to the following laws and regulations that are specific to the industries in which it plans to conduct businesses:

PRC Regulations Relating to Securities Brokerage Business

Under existing PRC securities laws and regulations, including Securities Law of the PRC, which became effective on August 31, 2014, operating securities business in the PRC, including among others, securities brokerage business, futures brokerage business, stock option brokerage business, and securities and futures investment consulting services, requires a securities brokerage license or certain other approvals from the Chinese Securities Regulatory Commission, or the CSRC. Failure to comply with such laws and regulations may result in penalties, including rectification requirements, confiscation of illegal proceeds, fines or even shutting down of business.

Regulation of Insurance Agencies, Insurance Brokers and Other Intermediaries

The insurance industry is heavily regulated in the PRC. The applicable laws and regulations governing insurance activities undertaken within the territories of the PRC consist principally of the PRC Insurance Law and rules and regulations promulgated under that law. China Banking and Insurance Regulatory Commission, or the CBIRC is the authority authorized by the PRC State Council to regulate and supervise the insurance industry in the PRC.

The PRC Insurance Law, which provided the initial framework for regulating the PRC insurance industry, was enacted in 1995, and significantly amended on October 28, 2002, February 28, 2009, August 31, 2014 and April 24, 2015 respectively. Among other things, the major provisions of the PRC Insurance Law include: (1) licensing of insurance companies and insurance intermediaries, such as agents and brokers; (2) separation of property and casualty business and life insurance business; (3) regulation of market conduct by participants; (4) substantive regulation of insurance products; (5) regulation of the financial condition and performance of insurance companies; and (6) supervisory and enforcement powers of the CBIRC.

Insurance agents are business entities or individuals which or who act on behalf of an insurance company in respect of insurance matters. An insurance company is responsible for the acts of its agents when the acts are within the scope of their agency. Licensed insurance agencies fall into two groups: dedicated agencies and non-dedicated agencies.

A dedicated agency is a company (and its branches) organized under the PRC company law whose principal business is to act as an agent of insurance companies. Dedicated agencies are subject to minimum capital and other requirements, and their business is generally limited to insurance-related activities.

A non-dedicated agency is a business entity whose principal business is other than as an insurance agency. To receive a license, the agency business must have a direct relationship with its principal business, which the CBIRC has interpreted as permitting commercial banks to act as non-dedicated insurance agencies. Sales representatives of insurance companies are prohibited from selling insurance products at commercial bank outlets. The bancassurance management personnel of insurance companies are responsible for providing services (including training and the exchange of documents) to commercial banks and assisting commercial banks to provide related customer services, such as the payment of maturity benefits and handling of renewal fee after selling insurance products.

Prior to August 3, 2015, individual insurance agents, representatives of insurance agencies and insurance brokers were required to obtain qualification certificates issued by the CBIRC. On August 3, 2015, the CBIRC issued a Notice on the Administration of Insurance Intermediary Personnel, effective on the same day. Under the new regulations, the CBIRC canceled the requirements on qualification certificates or practice certificates for individual insurance agents, representatives of insurance agencies and insurance brokers, with the effect that insurance companies are now only required to complete registration for their individual insurance agents in the insurance intermediary regulatory information system maintained by the CBIRC. In addition, insurance companies are required to take adequate measures to ensure the good conduct and professional competence of their individual insurance agents, representatives of insurance agencies and insurance brokers.

All insurance agencies and agents are required to enter into agency agreements that specify the duration of the agency; the amount of the agency fee and the method of payment; the scope of the agency, including the insurance products to be marketed; and other relevant matters. Absent specific CBIRC approval, insurance agents are prohibited from signing insurance and annuity products on behalf of the insurance companies they represent.

Insurance agencies are required to open special accounts for the handling of funds that they hold or collect for the insurance companies they represent. They may not engage in the following activities: dealing with unauthorized insurers or insurance intermediaries, engaging in activities beyond their authorized business scope or geographical area, causing injury to the rights of the insurance companies they represent, spreading rumors or otherwise injuring the reputation of others in the insurance industry, misappropriating the funds of the insurance companies they represent, defrauding insurance customers through false or misleading representations or material omissions, using undue influence to induce insurance customers to purchase insurance, or defrauding the insurance companies they represent through collusion with the insured or the insurance beneficiary. In addition, dedicated insurance agencies are subject to various reporting requirements, including submission of annual financial reports, and are subject to supervision and examination by the CBIRC.

Insurance brokers who represent individuals and companies purchasing insurance and other intermediaries are subject to similar regulatory requirements regarding their activities. Among other things, they are subject to supervision and examination by the CBIRC, and fundamental corporate changes must be approved by the CBIRC. Only companies organized under the PRC company law and meeting requirements set by the CBIRC are authorized to act as insurance brokers. Insurance brokers are required to comply with standards prescribed by the CBIRC. Insurance brokerage agencies must provide training to their brokerage personnel regarding insurance laws and provide education on ethics and other matters.

Regulation of Internet Insurance Businesses

Insurance intermediaries are allowed to carry out an Internet-based insurance business, including sales, underwriting, claims settlement, policy surrender, complaint handling, customer services and other insurance business activities, through proprietary network platforms or third-party network platforms that meet the relevant requirements prescribed by the CBIRC. Insurance intermediaries that carry out an internet-based insurance business must set up an information disclosure column on their official websites, disclosing the related website names and addresses, internet insurance products, existing branches, customer services and ways for consumers to make complaints. The CBIRC is required to carry out regulation and on-site inspection of an internet insurance business, and may take rectification measures against insurance companies and intermediaries that conduct operations in violation of the regulations.

Regulation on Oil and Natural Gas Market

The PRC government, though gradually liberalizing its regulations on entry into the petroleum and petrochemical industry, continues to exercise certain controls over the petroleum and petrochemical industry in China. These control mechanisms include granting the licenses to explore and produce crude oil and natural gas, granting the licenses to market and distribute crude oil and refined oil products, regulating the upper limit of the retail prices for gasoline and diesel; collecting special oil income levies, deciding import and export quotas and procedures, setting safety, environmental and quality standards, and formulating policies to save energy and reduce emission; meanwhile, there could be potential changes to macroeconomic and industry policies such as reforming of the oil and gas industry, further reforming and improvement of pricing mechanism of refined oil products and natural gas, and reforming in resource tax and environmental tax, which could impact the production and operations of the domestic petroleum and petrochemical industry. Such control mechanisms may have material effects on our operations and profitability.

According to the Measures for Administration of Petroleum Products Price issued by National Development and Reform Commission, or NDRC on March 26, 2013 and Measures for Administration of Petroleum Products Price issued by NDRC on January 13, 2016, the crude oil price shall be determined by the enterprises on their own accord, by reference to the international market price.

In recent years, the pace of market-oriented natural gas price reforms has accelerated significantly. In November 2015, pursuant to the general guideline of furthering the price reform of resource products, NDRC released the Circular on Adjustment of the City-Gate Price of Non-Residential Stock Natural Gas (NDRC Pricing Circular 2688[2015]) to further liberalize the pricing of natural gas by replacing the reference ceiling price for city-gate prices of non-residential stock natural gas with a reference base rate. Starting from November 2016, suppliers and buyers may determine through negotiations the specific prices, subject to the cap of 120% of the reference base rate. In October 2016, NDRC has relaxed the control over service prices for gas prices used for fertilizer production, determined that the relevant prices of gas storage facilities were market-oriented, and launched a trial reform of the marketization of city-gate prices in Fujian Province. The city-gate prices for the supply of natural gas in Fujian Province were determined by the supplying and demanding parties through consultation, which further promoted the market-oriented reform of natural gas prices. In August 2017, based on the results of the supervision and review of the pricing of natural gas pipelines, NDRC adjusted the pipeline transportation prices, and issued the Notice on Reducing the Non-Residential Natural Gas Reference City-Gate Price (NDRC Pricing Circular 1582[2017]) in conjunction with the adjustment of the natural gas value-added tax rate. Since September 1, 2017, the non-residential natural gas reference city-gate prices have been reduced by RMB 0.1 per cubic meter. NDRC encouraged the natural gas production and operation enterprises and users to actively enter the natural gas trading platform, and the prices of natural gas that have been openly traded on trading platforms such as the Shanghai Oil and Gas Exchange Center and Chongqing Oil and Gas Exchange Center are formed by the market. The marketization of domestic natural gas prices is further enhanced. In May 2018, the NDRC issued the Notice on Adjustment of the City-Gate Price of Residential Gas (NDRC Pricing Circular No.794 [2018]) which came into effect on June 10, 2018, to adjust the price of natural gas for civil use and improve price mechanism pursuant to the notice.

Regulation of Trading Recycled and Reusable Metal

Pursuant to Administrative Measures for the Recycling of Renewable Resources effective on May 1, 2007 and was amended in November 2019, to engage in renewable resources recovery business, an enterprise must meet the registration requirements of industrial and commercial administration. It can start business only after getting business licenses. The record items of business operator of renewable resources recovery shall be integrated into the business license and shared to relevant departments through the provincial sharing platform, after relevant market supervision authority approves the registration information. Enterprises engaging in recovery of producing waste metals and operators of non-producing waste metals shall register with public security organs of the people's government of the county level within 15 days after obtaining business. In case of any alteration of registered items, operators of renewable resources shall go through alteration formalities with public security organs of the people's government of the county level within 15 days as of the alteration (where an item falls within the industrial and commercial registration, it shall be dealt with within 15 days as of the alteration of industrial and commercial registration). When reclaiming producing waste metals, an enterprise of renewable resources recovery shall according to the facts, conduct registration of the name, quantity, specifications as well as the aging degree.

Description of Property

GFH maintains an office in Cheshire, United Kingdom.

Exchange Controls

There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law.

Legal Proceedings

From time to time, GFH may become involved in litigation or other legal proceedings. GFH is not currently a party to any litigation or legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on GFH because of defense and settlement costs, diversion of management resources and other factors.

Corporate Information

GFH’s principal executive office is located at First Floor, Mallory House, Goostrey Way, Knutsford, Chshire WA16 7GY, United Kingdom; telephone: +44 (0) 1565 872990. Its registered office is located at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

2019 Equity Incentive Plan of GFH

The 2019 Equity Incentive Plan of GFH (the “2019 Plan”) which will become effective upon the business day immediately prior to the Closing and will be adopted by MICT on a going-forward basis following the Closing. The principal features of the 2019 Plan are summarized below:

Grant of Awards; Shares Available for Awards: Subject to the provisions of Section 12 of the 2019 Plan, the maximum aggregate number of Shares that may be issued under the Plan is 9,575,757 Shares. If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject to the award will, continue to be available under the 2019 Plan for issuance pursuant to future awards. Shares issued under the 2019 Plan and later forfeited to GFH due to the failure to vest or repurchased by GFH at the original purchase price paid to GFH for the shares (including, without limitation, upon forfeiture to or repurchase by GFH in connection with a participant ceasing to be a service provider) will again be available for future grant under the 2019 Plan. To the extent an award under the 2019 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of Shares available for issuance under the 2019 Plan.

Plan administration. The board of directors or the compensation committee of the board of directors, if delegated the authority by the board of directors, will administer the 2019 Plan. Subject to the provisions of the 2019 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2019 Plan. The administrator also has the authority, subject to the terms of the 2019 Plan, to amend existing awards, to prescribe rules and to construe and interpret the 2019 Plan and awards granted thereunder and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a lower exercise price or different terms, awards of a different type and/or cash subject to shareholder approval.

Eligibility. Employees, members of the board of directors and consultants of GFH and Subsidiaries are eligible to participate in the 2019 Plan.

Types of awards. The 2019 Plan provides for the grant of options, including incentive shares options within the meaning of Section 422 of the Code and nonstatutory options, restricted shares, restricted share units and shares to employees, directors, and consultants of GFH.

Options. An option is a right to purchase one share of GFH at a set exercise price and subject to vesting conditions as determined by the administrator. Options granted under the 2019 Plan may either be incentive and/or non-statutory shares options, provided that incentive shares options may only be granted to employees. Options granted to employees outside the US may be subject to other tax provisions. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note or broker managed cashless exercise program.

Restricted shares.  Restricted shares awards are grants of shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted shares will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Recipients of restricted shares awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Restricted shares that do not vest for any reason will be subject to the right of repurchase or forfeited by the recipient and will revert to GFH. The specific terms will be set forth in an award agreement.

Restricted shares units. Each restricted shares unit represents the right to receive one share of GFH or an amount in cash equal to the value of one share of GFH as of the date of vesting of the award. The restricted share unit may include the right to dividend equivalent, as determined in the discretion of the administrator. The administrator determines, in its sole discretion, whether an award will be settled in shares, cash or a combination of both. The specific terms will be set forth in an award agreement.

Non-transferability of awards. Unless the administrator provides otherwise, the 2019 Plan generally does not allow for the transfer of awards and only the recipient of an option or shares appreciation right may exercise such an award during his or her lifetime.

Certain adjustments. In the event of a share split, reverse share split, share dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of share or other securities of GFH or other significant corporate transaction, or other change affecting the share occurs, the administrator of the 2019 Plan, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2019 Plan and/or the number, class, kind and price of securities covered by each outstanding award. Notwithstanding the forgoing, all adjustments shall be made in a manner that does not result in taxation under Code Section 409A.

Liquidation or dissolution. In the event of the proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Change in control transaction. The 2019 Plan includes a wide definition of Change in Control which includes the following (i) merger or consolidation of GFH with or into another entity or any other corporate reorganization, if shareholders of GFH immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization; (ii) The consummation of the sale, transfer or other disposition of all or substantially all of GFH’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by GFH, (y) to a corporation or other entity owned directly or indirectly by the shareholders of GFH in substantially the same proportions as their ownership of the shares of GFH or (z) to a continuing or surviving entity in connection with a merger, consolidation or reorganization which does not result in a Change in Control according to the definition above; (iii) A change in the effective control of GFH which occurs on the date that a majority of members of the board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or (iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GFH representing at least fifty percent (50%) of the total voting power represented by GFH’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (a) a trustee or other fiduciary holding securities under an employee benefit plan of GFH or an affiliate of GFH; (b) a corporation or other entity owned directly or indirectly by the Shareholders of GFH in substantially the same proportions as their ownership of the Share of GFH; (c) GFH; and (d) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by GFH. Nevertheless, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of GFH’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held GFH’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of GFH, the acquisition of additional control of GFH by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control” of GFH or “a change in the ownership of a substantial portion of the assets of” GFH as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

Upon such event of a Change in Control, the outstanding award will be treated as the administrator determines. Such determination may provide that such awards will be (i) continued if GFH is the surviving corporation, (ii) assumed by the surviving corporation or its parent, (iii) substituted by the surviving corporation or its parent for a new award, (iv) canceled in exchange for a payment equal to the excess of the fair market value of the shares subject to such award over the exercise price or purchase price paid for such shares, or if such award is “underwater” canceled for no consideration, if any, or (v) acceleration of vesting, and in the case of options, canceled for no consideration if not exercised.

Clawback/recovery. Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy GFH may be required to adopt pursuant to applicable law and listing requirements. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in any shares award agreement as it determines necessary or appropriate.

Amendment or termination. The board of directors has the authority to amend, suspend or terminate the 2019 Plan provided such action does not impair the existing rights of any participant. The 2019 Plan will automatically terminate in 2028, unless we terminate it sooner. We will obtain shareholder approval of any amendment to the 2019 Plan as required by applicable law or listing requirements.

Governing Law. The 2019 Plan is governed by the law of the State of Delaware.

Sub-Plan for Israeli Participants. The 2019 Plan includes a sub-plan which applies to grants issued to employees and officers of GFH’s Israeli subsidiaries for the purpose of applying preferential tax treatment to such awards. GFH intends to file the 2019 Plan and Israeli sub-plan for approval with the Israel Tax Authority pursuant to the trustee capital gains route of section 102 of the Israeli Income Tax Ordinance.

Interests of Certain Persons in the 2019 Equity Incentive Plan

Mr. Mercer, a director of MICT and the sole director of GFH, and certain other individuals will be awarded shares under the 2019 Plan, which shares will be exchanged into shares of MICT Common Stock at the closing of the Merger. Such awards are subject to certain vesting schedules. Mr. Mercer will receive a majority of the GFH ordinary shares under the 2019 Plan.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF MICT

Management and Board of Directors of MICT

MICT’s current directors and executive officers are as follows:

Name	Age	Position
David Lucatz	63	Chairman of the Board, Chief Executive Officer and Director
Moran Amran	39	Controller (Principal Financial Officer)
Jeffrey Bialos(1)(2)(3)	64	Director
John M. Scott(1)(2)(3)	56	Director
Chezy (Yehezkel) Ofir (1)(2)(3)	67	Director
Darren Mercer	56	Director

(1)	A member of the Audit Committee.

(2)	A member of the Compensation Committee.

(3)	A member of the Corporate Governance/Nominating Committee.

The following is a brief account of the business experience of each of MICT’s directors and executive officers during the past five years or more.

David Lucatz. Mr. Lucatz was elected to the MICT Board and appointed as its President and Chief Executive Officer in May 2010 and as a director of Micronet Ltd., in which MICT has a 37.79% voting interest, in September 2012. Since May 2010 and until May 22 2018, Mr. Lucatz has served as the President of Enertec Systems 2001 Ltd., then MICT’s wholly-owned subsidiary. Since 2006, he has been the Chairman of the Board, President and Chief Executive Officer of DL Capital Ltd., a boutique investment holding company based in Israel specializing in investment banking, deal structuring, business development and public/private fund raising with a strong focus in the defense and homeland security markets. From 2001 until 2006, he was part of the controlling shareholder group and served as a Deputy President and Chief Financial Officer of I.T.L. Optronics Ltd. (“Optronics”), a publicly-traded company listed on the Tel Aviv Stock Exchange engaged in the development, production and marketing of advanced electronic systems and solutions for the defense and security industries. From 1998 to 2001, he was the Chief Executive Officer of Talipalast, a leading manufacturer of plastic products. Previously, Mr. Lucatz was an executive vice president of Securitas, a public finance investments group. Mr. Lucatz holds a B.Sc. in Agriculture Economics and Management from the Hebrew University of Jerusalem and a M.Sc. in Industrial and Systems Engineering from Ohio State University.

Moran Amran. Mrs. Amran has been the Company’s Controller since 2011 and in January 2019 was appointed to serve as the Company’s principal financial officer. From 2010 until 2011, she served as Financial Controller of the Global Consortium on Security Transformation, a global homeland security organization. From 2006 until 2007, she served as an assistant accountant for Agan Chemicals Ltd. Mrs. Amran holds a B.A. in Accounting and Business Management from The College of Management Academic Studies in Rishon LeZion, Israel, obtained an MBA from The Ono Academic College in Kiryat Ono, Israel and is a certified public accountant in Israel.

Chezy (Yehezkel) Ofir. Professor Ofir has served on the Board of MICT since April 2013. He was appointed as a director of Micronet in September 2012. Professor Ofir has over 20 years of experience in business consulting and corporate management. During this period, Professor Ofir has served as a member of the boards of directors of a large number of companies in various sectors. Professor Ofir has been a director and Chairman of the Financial Reporting Committee of Makhteshim Agam, a leading manufacturer and distributor of crop protection products, has served as a director and member of all board committees of Optronics, and as a member of the board of directors, Chairman of the Audit Committee and member of all board committees of Shufersal, the largest food and non-food retail chain in Israel. He served as a member of the Executive Export Trade and Marketing Committee of the Industry and Trade Ministry where he evaluated company programs and formulated and recommended funding to the committee. Professor Ofir has been a faculty member at the Hebrew University for more than 20 years. Professor Ofir founded an Executive MBA program for CEOs, which is the first and only program of its kind in Israel. Additionally, Professor Ofir has been the Chairman of the Marketing Department at the Hebrew University Business School for fifteen years. Professor Ofir has been invited as a lecturer or research partner to many top universities, including Stanford University, University of California Berkeley, New York University and Georgetown University. Professor Ofir’s publications have been covered in media and leading international business magazines and papers, including The Financial Times, MIT Sloan Management Review and Stanford Business. Professor Ofir holds a B.Sc. and M.Sc. in Engineering and doctorate and master’s degrees in Business Administration from Columbia University.

Jeffrey P. Bialos. Mr. Bialos has served on the Board of MICT since April 2013. Mr. Bialos has over 30 years of experience in a broad range of domestic and international legal, governmental and public policy positions. He served as Deputy Under Secretary of Defense for Industrial Affairs from January 1999 through December 2001 and in senior positions at the State and Commerce Department during the Clinton Administration and served on the Defense Science Board task forces from June 1996 through June 1997. He also was appointed to the Secure Virginia Panel, Virginia’s homeland security board, by two Virginia Governors. Mr. Bialos spent considerable time in private legal practice in Washington, D.C. with two large national law firms (currently, Sutherland, Asbill & Brennan LLP where he has been a partner since 2002 and, previously, Weil, Gotshal & Manges from January 1990 through June 1996). He has represented a wide range of domestic and foreign firms (including large multinational corporations and leading defense and aerospace firms), foreign governments, development institutions such as the European Bank for Reconstruction and Development and the International Finance Corporation, private equity funds, public-private partnerships and other entities, in a diverse range of corporate and commercial, adjudicatory, regulatory, policy and interdisciplinary matters. He has considerable experience in Europe, the Middle East and Asia. Mr. Bialos holds a J.D. from the University of Chicago Law School, an M.P.P. from the Kennedy School of Government at Harvard University and an A.B. from Cornell University. He is a member of the New York Council on Foreign Relations.

Darren Mercer. Mr. Mercer has served on our Board since November 2019. Mr. Mercer began his career as an investment banker in the 1980s, holding senior roles in institutional equity sales and corporate brokering at Henry Cooke Lumsden PLC and Albert E. Sharp LLC. In 2007, Mr. Mercer founded BNN and has served as its Chief Executive Officer since its inception, and as a Director of Strategic Partnerships and Business Development and Executive Director since 2017. Mr. Mercer holds a BSc in Economics from the University of Manchester.

John M. Scott. Mr. Scott has served on our Board since November 2019. Mr. Scott began his career as a stockbroker in October 1970 with Charlton Seal Dimmock & Co. He became a Partner at the same firm in 1982 and subsequently a Director of Wise Speke Limited following a merger in 1990. In August 1994, he joined Albert E. Sharp LLP as a Director, where he remained until June 2007. In 2007, he joined WH Ireland Group Plc, a financial services company offering private wealth management, wealth planning and corporate broking services, where he oversaw the firm’s private client business in Manchester, U.K. until his retirement from his role as an Executive Director from WH Ireland’s Board of Directors in 2013. Mr. Scott currently serves as a consultant to WH Ireland. Mr. Scott holds a BSc in Economics from the University of London.

Corporate Governance

Number and Terms of Office of Officers and Directors

The MICT Board is currently comprised of four directors. Mr. Lucatz, the President and Chief Executive Officer, and is not independent as that term is defined under the Nasdaq Listing Rules. Professor Ofir and Messrs. Bialos, and Balin have been directors since MICT’s initial public offering. Each of Professor Ofir and Messrs. Bialos and Balin qualify as “independent” under the Nasdaq Listing Rules, and SEC rules with respect to members of boards of directors. MICT’s Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee, and otherwise meet the Nasdaq corporate governance requirements.

The MICT Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee.

Committees and Meetings of the MICT Board

The Board held thirty-two meetings during our fiscal year ended December 31, 2018 (“Fiscal 2018”). Throughout this period, each member of our Board who was a director in Fiscal 2018 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held during the period for which such person has served as a director, and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has three standing committees: The Compensation Committee, the Audit Committee and the Corporate Governance/Nominating Committee.

Audit Committee

The members of MICT’s Audit Committee are Professor Ofir, Mr. Bialos and Mr. Scott. Professor Ofir is the Chairman of the Audit Committee, and the MICT Board has determined that Professor Ofir is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on its website. The primary responsibilities of the MICT Audit Committee include:

●	Appointing, compensating and retaining a registered independent public accounting firm;

●	Overseeing the work performed by any outside accounting firm;

●	Assisting the board of directors in fulfilling its responsibilities by reviewing: (1) the financial reports provided to the SEC, MICT stockholders or the general public and (2) the internal financial and accounting controls; and

●	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of MICT’s financial condition and results of operations.

Our Audit Committee held four meetings during 2018.

Compensation Committee

The members of the Compensation Committee of MICT are Professor Ofir, Mr. Bialos and Mr. Scott. Professor Ofir is the Chairman of the Compensation Committee and the board of directors has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on MICT’s website. The primary responsibilities of the Compensation Committee include:

●	Reviewing and recommending to the MICT Board of the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of executive officers;

●	Administering equity based compensation plans and exercising all rights, authority and functions of the board of directors under all of the MICT’s equity compensation plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; and

●	Annually reviewing and making recommendations to the board of directors with respect to the compensation policy for such other officers as directed by the MICT Board.

The Compensation Committee meets, as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving. Our Compensation Committee held three meetings during 2018. Neither the Compensation Committee nor MICT engaged or received advice from any compensation consultant during 2018.

Corporate Governance/Nominating Committee

The members of MICT’s Corporate Governance/Nominating Committee are Professor Ofir, Mr. Bialos and Mr. Scott. Professor Ofir is the Chairman of the Corporate Governance/Nominating Committee. The MICT Board has determined that all of the members of the Corporate Governance/Nominating Committee of MICT are “independent” as defined by Nasdaq rules and regulations. The Corporate Governance/Nominating Committee operates under a written charter that is posted on MICT’s website. The primary responsibilities of MICT’s Corporate Governance and Nominating Committee include:

●	assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees;

●	effecting the organization, membership and function of board of directors committees including composition and recommendation of qualified candidates;

●	establishment of and subsequent periodic evaluation of successor planning for the President and Chief Executive Officer and other executive officers;

●	development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with applicable corporate governance guidelines; and

●	Identifying and evaluating the qualifications of all candidates for nomination for election as directors.

Our Corporate Governance/Nominating Committee held one meeting during 2018.

Potential nominees will be identified by the MICT Board based on the criteria, skills and qualifications that will be recognized by the Corporate Governance/Nominating Committee. In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, MICT’s Corporate Governance/Nominating Committee will apply criteria including the candidate’s integrity, business acumen, knowledge of the MICT business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does MICT have a diversity policy.

There have not been any changes in MICT’s process for nominating directors.

Delinquent Section 16(a) Report

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who own more than 10% of MICT Common Stock, to file reports regarding ownership of, and transactions in, MICT securities with the SEC and to provide MICT with copies of those filings. Based solely on a review of the copies of such forms received, or written representations from certain reporting persons, MICT believes that during fiscal year ended December 31, 2018, all filing requirements applicable to officers, directors and ten percent beneficial owners were complied with.

Code of Ethics

MICT has adopted a Code of Business Conduct and Ethics that applies to its directors, executive officers and all of its employees. The Code of Business Conduct and Ethics is available on MICT’s website and MICT will provide, at no charge, persons with a written copy upon written request.

MICT intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Business Conduct and Ethics by posting such information on MICT’s website.

Executive Compensation

MICT’s executive officers for the year ended December 31, 2018 and their positions are as follows:

●	David Lucatz, Chief Executive Officer and President

●	Tali Dinar, Chief Financial Officer

Oren Harari was MICT’s Chief Financial Officer from January 18, 2017 to September 30, 2017

Summary Compensation Table and Narrative Disclosure to Summary Compensation Table

The following information is furnished for the years ended December 31, 2018 and December 31, 2019 for the individuals listed on the table below, who are referred to as the named executive officers.

Name and Principal Position	Year	Salary (1)		Bonus (2)	Option Awards (3)	All Other Compensation (4)	Total
David Lucatz(5)	2018	$393,305		$300,000	$217,641	$5,438	$916,384
Chief Executive Officer and President	2019	$400,000	*	$36,250	$49,981	$21,666	$507,897

Tali Dinar(6)	2018	$220,912		$-	$39,254	$22,139	$282,305
Chief Financial Officer	2019	$-		$-	$-	$-	$-

Moran Amran	2018	$-		$-	$-	$-	$-
Controller(7)	2019	$122,521		$15,887	$20,062	$19,123	$177,593

(1)	Salary paid partly in NIS and partly in U.S. dollars. The amounts are converted according to the average foreign exchange rate U.S. dollar/NIS for 2018 and 2019, respectively.

(2)	Represents discretionary bonus in connection with the performance and achievements of MICT.

(3)	The fair value recognized for such option awards was determined as of the grant date in accordance with Accounting for Standard Codification, or ASC, Topic 718. Assumptions used in the calculations for these amounts are included in Note 13 to the consolidated financial statements for the year ended December 31, 2018 included elsewhere in this Annual Report.

(4)	Includes the following: pay-out of unused vacation days, personal use of company car (including tax gross-up), personal use of company cell phone, contributions to manager’s insurance (retirement and severance components), contributions to advanced study fund, recreational allowance, premiums for disability insurance and contributions to pension plan. In addition, Ms. Dinar is entitled to receive director compensation from Micronet as a member of the board of directors of Micronet, pursuant to the Israeli Companies Law regulations (compensation and expenses reimbursement for independent directors). Ms. Dinar’s compensation and expenses reimbursement for serving as a director of Micronet amounted to a total of $7,800 and $12,000 for the period ended December 31, 2018 and 2017 respectively. On August 13, 2018, Ms. Tali Dinar, MICT’s Chief Financial Officer, and MICT, jointly agreed to terminate her employment. Ms. Dinar continued to provide her services to MICT as required under Israeli law/her engagement agreement until January 13, 2019. Ms. Dinar’s employment termination was not as a result of any disagreement or dispute with MICT but rather as a result of the current needs of MICT as a result from the sale of MICT’s subsidiary, Enertec Systems 2001, Ltd.

(5)	In November 2012, entities controlled by Mr. Lucatz reached agreements with each of Micronet and MICT, for the provision of management and consulting services to Micronet and MICT, respectively. On November 7, 2012, the board of directors and the Audit Committee of the board of directors of Micronet approved the entry into a management and consulting services agreement with DLC, pursuant to which, effective November 1, 2012 Mr. Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the entities controlled by Mr. Lucatz management fees of NIS 65,000 (approximately $18,172) on a monthly basis (the “Micronet Management Fees”), and cover other monthly expenses (the “Micronet Agreement”). Such agreement was further subject to the approval of Micronet’s stockholders, which was obtained at a Special Meeting held on January 30, 2013 for that purpose and went into effect following its execution on February 8, 2013. The Micronet Agreement was extended on November 1, 2015 for three years on the same terms and conditions and was approved by Micronet’s Board of Directors on October 11, 2015 and Micronet’s stockholders on November 16, 2015. Effective July 6, 2017, DLC consented to reduce the Micronet Management Fees to NIS 23,000 and by its further consent, as of October 31, 2018 management and consulting services are rendered for no consideration.

On November 26, 2012, DLC entered into a 36-month management and consulting services agreement with MICT, effective November 1, 2012, which provides that MICT (via any of its directly or indirectly fully owned subsidiaries) will pay the entities controlled by Mr. Lucatz: (1) management fees of $13,333 on a monthly basis, and cover other monthly expenses, (2) an annual bonus of 3% of the amount by which the annual earnings before interest, tax, depreciation and amortization, or EBITDA, for such year exceeds the average annual EBITDA for 2011 and 2010, and (3) a one-time bonus of 0.5% of the purchase price of any acquisition or capital or debt raising transaction, excluding only a specified 2013 public equity offering, completed by us during the term of the agreement. According to the agreement, the management and consulting services agreement between DLC and MICT automatically renewed for a successive one year term on the same terms and conditions. On June 6, 2018, the Compensation Committee of MICT approved maintaining Mr. Lucatz’s annual base salary of $400,000.

In addition, on June 6, 2018, the Compensation Committee of MICT approved a discretionary cash bonus to Mr. Lucatz, MICT’s Chief Executive Officer, in the aggregate amount of $300,000 as well the issuance of a stock option to purchase 300,000 shares of the Common Stock, with an exercise price of $1.32 per share, with 100,000 shares of common stock vesting immediately and 100,000 shares of common stock vesting on each of the first two anniversaries of the date of grant. The bonus and option were granted to Mr. Lucatz in light of his contributions to MICT’s successful sale of its then wholly owned subsidiary, Enertec Systems 2001 Ltd.

(6)	On August 13, 2018, Mrs. Tali Dinar and MICT, jointly agreed to terminate her employment agreement. Ms. Dinar resigned as MICT’s Chief Financial Officer effective as of January 13, 2019. Mrs. Dinar’s employment termination was not as a result of any disagreement or dispute with MICT but rather as a result of the current needs of MICT as a result from the sale of MICT’s Enertec subsidiary.

(7)	Effective as of January 23, 2019, the MICT Board appointed Moran Amran, MICT’s Controller, to serve as its principal financial officer, effective immediately. Ms. Amran was appointed as a result of MICT’s prior Chief Financial Officer, Tali Dinar, resigning from her position effective as of January 1813, 2017 to September 30, 2017 2019. Ms. Amran assumed the responsibilities of principal financial officer of the Company until a new Chief Financial Officer is appointed.

Outstanding Equity Awards at Fiscal Year End

During 2018, 723,000 options were issued to our directors, officers and employees under our 2012 Incentive Plan and 82,500 shares were issued to our directors, officers and employees under our 2014 Incentive Plan. The following table presents the outstanding equity awards held as of December 31, 2018, by our named executive officers:

	Option Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date
David Lucatz	250,000	-	4.30	11/11/2024
	250,000	-	1.32	06/06/2028
	100,000	200,000	1.32	06/06/2028
Tali Dinar	80,000	-	4.30	11/11/2024
	80,000	-	1.32	06/06/2028
Oren Harari	-	-	-	-

Compensation of Directors

Director Compensation Table for Fiscal 2018

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal 2018:

Name(1)	Fees Earned or paid in cash ($) (4)	Option Awards ($)(2)(3)	Stock Awards ($) (5)	All Other Compensation ($)	Total ($)
Chezy (Yehezkel) Ofir	$12,200	$13,114	$36,800	-	$62,114
Jeffrey P. Bialos	$12,200	$13,114	$36,800	-	$62,114
Miki Balin (6)	$12,200	$13,114	$36,800	-	$62,114

(1)	Mr. Lucatz, who serves as our Chairman, Chief Executive Officer and President, is not included in this table because he receives no compensation for his services as a director. The compensation received by Mr. Lucatz is as shown above in the Summary Compensation Table.

(2)	The fair value recognized for such option awards was determined as of the grant date in accordance with ASC Topic 718. Assumptions used in the calculations for these amounts are included in Note 13 to our consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)	As of December 31, 2018, each of the directors listed in the table above held options to purchase 35,000 shares, 5,000 of which were granted on April 29, 2013 and 5,000 of which were granted on November 11, 2014, each exercisable at an exercise price of $4.30 per share. Such options vested within three years following the date of grant. In addition, options to purchase 10,000 shares were granted to each director listed above on June 6, 2018 at an exercise price of $1.32 per share and options to purchase 15,000 shares were granted to each director listed above on August 13, 2018 at an exercise price of $1.4776 per share. All of the options have vested. As of December 31, 2018, each of the directors listed in this table held options to purchase 105,000 shares of MICT Common Stock.

(4)	For the year ended December 31, 2018, we paid an aggregate amount of $36,600 to our directors as compensation for serving on our board of directors. Independent directors received $12,000 plus applicable taxes for the year of service as a director of the Company. Independent directors receive $200 (or $100 if the director participates via telephone or video conference) for each meeting in excess of three meetings in any month.

(5)	Each non-employee director was granted 25,000 shares of MICT Common Stock on June 6, 2018.

(6)	Miki Balin resigned from our board of directors effective as of November 3, 2019.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during 2018.

Summary of the 2012 MICT Stock Incentive Plan (the “2012 Incentive Plan”)

The material features of the 2012 Incentive Plan are described below. This summary does not purport to be a complete description of all of the provisions of the 2012 Incentive Plan, and is qualified in its entirety by reference to the full text of the 2012 Incentive Plan.

Purpose of the Plan

The 2012 Incentive Plan is intended as an incentive to retain directors, officers, employees, consultants and advisors to MICT, persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of MICT, by granting to such persons options to purchase shares of the MICT’s Common Stock (“2012 Options”), shares of MICT’s stock, with or without restrictions, or any other share-based award (“2012 Award(s)”).

2012 Awards granted under the 2012 Incentive Plan to Israeli residents shall be granted pursuant to the Israeli Income Tax Ordinance (New Version), 1961, as amended, including the Law Amending the Income Tax Ordinance (Number 132), 2002 and any regulations, rules or orders or procedures promulgated thereunder.

Administration of the Plan

MICT’s Compensation Committee is the administrator of the 2012 Incentive Plan and shall have full power and authority to designate recipients of 2012 Awards, to determine the terms and conditions of respective 2012 Award agreement (which need not be identical), including the vesting schedule of the 2012 Options or grants of Restricted Stock, which may be performance based, as described in the 2012 Incentive Plan, to interpret the provisions and supervise the administration of the 2012 Incentive Plan, to accelerate the right to exercise or vesting of, in whole or in part, any previously granted option, to grant new 2012 Awards in exchange for existing 2012 Awards, to determine whether an Award has been earned (if performance requirements must be satisfied) and to make technical amendments to the 2012 Incentive Plan.   MICT’s Compensation Committee may also amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any grantee without the grantee’s consent.

Subject to the provisions of the 2012 Incentive Plan, MICT’s Compensation Committee shall interpret the plan and all 2012 Options and 2012 Awards granted thereunder, shall make such rules as it deems necessary for the proper administration of the 2012 Incentive Plan, shall make all other determinations necessary or advisable for the administration of the 2012 Incentive Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the 2012 Incentive Plan or in any 2012 Awards granted thereunder in the manner and to the extent that MICT’s Compensation Committee deems desirable to carry into effect the 2012 Incentive Plan or any 2012 Awards. Subject to the provisions of the 2012 Incentive Plan, any action taken or determination made by MICT’s Compensation Committee shall be conclusive on all parties.

Scope of the Plan

The total number of shares of MICT common stock reserved and available for grant and issuance pursuant to the 2012 Incentive Plan will be 5,000,000 from either authorized but unissued shares or treasury shares, all of which can be Incentive Stock Options, within the meaning of Section 422 of the Code, or any other 2012 Awards. In addition, if shares of stock are subject to a 2012 Award that terminates without such shares of stock being issued, then such shares of stock will again be available for grant and issuance under the 2012 Stock Incentive Plan.  Should any 2012 Option expire or be canceled prior to its exercise in full or should the number of shares of stock to be delivered upon the exercise in full of an 2012 Option be reduced for any reason, the shares of stock theretofore subject to such 2012 Option may be subject to future Awards under the 2012 Incentive Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

In the event of any merger, reorganization, consolidation, recapitalization, stock  dividend, or other change in corporate structure affecting the stock, MICT’s Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2012 Incentive Plan and in the number of any 2012 Award (as applicable) and option price of shares subject to an outstanding 2012 Option granted thereunder, to the end that after such event each grantee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The adjustments described above will be made only to the extent consistent with continued qualification of the 2012 Option under Section 422 of the Code (in the case of an Incentive Stock Option) and Section 409A of the Code (in the case of grantees potentially subject to Section 409A of the Code).

Eligibility

The persons eligible for participation in the 2012 Incentive Plan as recipients of 2012 Awards shall include employees, officers and directors of, and, subject to their meeting the eligibility requirements to participate in an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, consultants and advisors to MICT.

In selecting grantees, and in determining the 2012 Awards granted to grantees, MICT’s Compensation Committee may consider any factors it deems relevant, including without limitation, the office or position held by the grantee or the grantee’s relationship to MICT, the grantee’s degree of responsibility for and contribution to the growth and success of MICT, the grantee’s length of service, promotions and potential.  A grantee who has been granted an option may be granted an additional 2012 Awards or Awards, if MICT’s Compensation Committee shall so determine.

Terms and Conditions of 2012 Options

Option Price

The exercise price of each share of stock purchasable under the 2012 Options shall be determined by MICT’s Compensation Committee at the time of grant, subject to the conditions set forth in the immediately following sentence.  The exercise price of each share of stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value (as defined below) of such share of stock on the trading day immediately preceding the date the Incentive Stock Option is granted; provided, however, that with respect to an optionee who, at the time such Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of MICT, the exercise price per share of stock shall be at least 110% of the Fair Market Value per share of stock on the trading day immediately preceding the date of grant. The exercise price of each share of stock purchasable under any option other than an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such share of stock on the trading day immediately preceding the date the option is granted; provided, however, and notwithstanding any future amendment to the minimum exercise price of a nonqualified stock option, that if an option granted to MICT’s principal executive officer or to any of MICT’s other three most highly compensated officers (other than the principal executive officer and the principal financial officer) was intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such option shall not be less than 100% of the Fair Market Value of such share of stock on the trading day immediately preceding the date the option is granted. The exercise price for each option shall be subject to adjustment as provided in the 2012 Incentive Plan.  In no event shall the exercise price of a share of stock be less than the minimum price permitted under the applicable rules and policies of any national securities exchange on which the shares of stock are listed. Notwithstanding the foregoing, provisions of the 2012 Incentive Plan related to the performance-based compensation exception to the limitation on MICT’s tax deductions imposed by Section 162(m) of the Code shall not apply to awards made on or after the effective date of the amendment to the 2012 Incentive Plan, but may apply to prior awards.

“Fair Market Value” means the closing  price of publicly  traded  shares of stock on the principal securities exchange, including the Nasdaq Stock Market, on which shares of stock are listed (if the shares of stock are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by MICT, or as determined by MICT’s Compensation Committee in a manner consistent with the provisions of the Code.

Option Term

The term of each option shall be fixed by MICT’s Compensation Committee, but no Option shall be exercisable more than ten years after the date such option is granted and in the case of an Incentive Stock Option granted to an optionee who, at the time such Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of MICT, no such Incentive Stock Option shall be exercisable more than five years after the date such Incentive Stock Option is granted.

Exercisability

2012 Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by MICT’s Compensation Committee at the time of grant and subject to all applicable laws and regulations.

Non-Transferability of 2012 Options

Unless determined otherwise by MICT’s Compensation Committee, 2012 Awards granted under the 2012 Incentive Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to a 2012 Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control

Upon the occurrence of a Change in Control (as defined in the 2012 Incentive Plan), MICT’s Compensation Committee may accelerate the vesting or exercisability of outstanding 2012 Award, in whole or in part, as determined by MICT’s Compensation Committee in its sole discretion.  In its sole discretion, MICT’s Compensation Committee may also determine that, upon the occurrence of a Change in Control, each outstanding 2012 Option shall terminate within a specified number of days after notice to the grantee thereunder, and each such grantee shall receive, with respect to each share of Company stock subject to such 2012 Option, an amount equal to the excess of the Fair Market Value of such shares upon such Change in Control over the exercise price per share of such 2012 Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as MICT’s Compensation Committee shall determine in its sole discretion.

Upon the occurrence of a Change in Control other than a liquidation or dissolution of MICT, the repurchase and other rights of MICT with respect to outstanding Restricted Stock shall inure to the benefit of MICT’s successor and shall, unless MICT’s Compensation Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Change in Control in the same manner and to the same extent as they applied to the Restricted Stock; provided, however, that MICT’s Compensation Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock or any other agreement between a participant and MICT, either initially or by amendment. Upon the occurrence of a Change in Control involving the liquidation or dissolution of MICT, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a participant and MICT, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Amendment, Suspensions and Termination of the Plan

The MICT Board may amend or terminate the 2012 Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Nasdaq rules and regulations. No amendment or termination of the 2012 Incentive Plan will impair the rights of any participant without the participant’s consent, unless required by applicable law, legislation, regulation or rule. Under Section 422(b)(2) of the Code, no Incentive Stock Option may be granted under the 2012 Incentive Plan more than ten years from the date the 2012 Incentive Plan was amended and restated or the date such amendment and restatement was approved by our stockholders, whichever is earlier.

Federal Tax Aspects

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to 2012 Awards granted under the 2012 Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all 2012 Awards granted under the 2012 Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2012 Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws.

Incentive Stock Options. A participant will not have income upon the grant of an Incentive Stock Option. Also, except as described below, a participant will not have income upon exercise of an Incentive Stock Option if the participant has been employed by MICT at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an Incentive Stock Option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an Incentive Stock Option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other 2012 stock-based Awards granted under the 2012 Incentive Plan will vary depending on the specific terms of such 2012 Award. Among the relevant factors are whether or not the 2012 Award has a readily ascertainable fair market value, whether or not the 2012 Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the 2012 Award and the participant’s holding period and tax basis for the 2012 Award or underlying stock.

Tax Consequences to MICT. There will be no tax consequences to MICT except that MICT will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Summary of the 2014 MICT Stock Incentive Plan (the “2014 Stock Incentive Plan”)

The material features of the 2014 Incentive Plan are described below. This summary does not purport to be a complete description of all of the provisions of the 2014 Incentive Plan, and is qualified in its entirety by reference to the full text of the 2014 Incentive Plan.

Purpose of the Plan

This 2014 Incentive Plan is intended to provide incentives (a) to the directors, officers and employees of MICT, by providing such directors, officers and employees with opportunities to purchase stock in MICT pursuant to options granted thereunder (“2014 Options”), (b) to directors, officers, employees, consultants and advisors of MICT by providing them with opportunities to receive awards of stock in MICT whether such stock awards are in the form of bonus shares, deferred stock awards, or performance share awards (“2014 Awards”); and (c) to directors, officers, employees, consultants and advisors of MICT by providing them with opportunities to make direct purchases of restricted stock in MICT (“Restricted Stock”).

Administration of the Plan

The 2014 Incentive Plan shall be administered by the Board. The Board may appoint a Compensation Committee (the “Compensation Committee”) of two or more of its members to administer the 2014 Incentive Plan and to grant stock incentives thereunder, provided such Compensation Committee is delegated such powers in accordance with applicable law.

Subject to the terms of the 2014 Incentive Plan, MICT’s Compensation Committee shall have the authority to: (i) determine the employees, officers and directors of MICT to whom stock incentives may be granted; (ii) determine the time or times at which 2014 Options, 2014 Awards or Restricted Stock may be granted or authorizations to make direct purchases of restricted stock in MICT (“Restricted Stock Purchases”) may be made; (iii) determine the exercise price of shares subject to each Option, and the purchase price of shares subject to each Restricted Stock purchase;  (iv) determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period; (v) determine whether restrictions such as transfer restrictions, repurchase 2014 Options and “drag along” rights and rights of first refusal are to be imposed on shares subject to 2014 Options, 2014 Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vi) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights (as hereinafter defined) not inconsistent with the terms of the 2014 Incentive Plan as it deems necessary or desirable; and (viii) interpret the 2014 Incentive Plan and prescribe and rescind rules and regulations relating to it.

The interpretation and construction by MICT’s Compensation Committee of any provisions of the 2014 Incentive Plan or of any stock incentives granted under it shall be final unless otherwise determined by the Board.  MICT’s Compensation Committee may from time to time adopt such rules and regulations for carrying out the 2014 Incentive Plan as it may deem best. No member of the Board or MICT’s Compensation Committee shall be liable for any action or determination made in good faith with respect to the 2014 Incentive Plan or any stock incentives granted under it.

MICT’s Compensation Committee shall have authority to adopt special rules and sub-plans, and forms of agreements thereunder, for participants in foreign jurisdictions provided that those sub-plans and agreements do not contravene the provisions of the 2014 Incentive Plan.

Scope of the Plan

The total number of shares of stock reserved and available for grant and issuance pursuant to the 2014 Incentive Plan will be 202,775. In addition, if shares of stock are subject to a 2014 Award that terminates without such shares of stock being issued, then such shares of stock will again be available for grant and issuance under this plan.  Should any Option expire or be canceled prior to its exercise in full or should the number of shares of stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of stock theretofore subject to such Option may be subject to future 2014 Options under the 2014 Incentive Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

In the event of any merger, reorganization, consolidation, recapitalization, stock  dividend, or other change in corporate structure affecting our stock, MICT’s Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2014 Incentive Plan and in the number and exercise price of shares subject to outstanding 2014 Options granted thereunder, to the end that after such event each optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option, as defined below) and Section 409A of the Code (in the case of grantees potentially subject to Section 409A of the Code).

Eligibility

2014 Options, 2014 Awards and authorizations to make Restricted Stock Purchases, may be granted to any employee, officer or director (whether or not also an employee) of or consultant or advisor to MICT.  MICT’s Compensation Committee may take into consideration a recipient’s individual circumstances in determining whether to grant 2014 Options, 2014 Awards or Restricted Stock (2014 Options, 2014 Awards and Restricted Stock are referred to collectively, as “Stock Rights”). Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights. MICT intends to file a registration statement on Form S-8 relating to the 2014 Incentive Plan, the shares issuable upon exercise of 2014 Options granted thereunder and the shares underlying any other 2014 Award or Restricted Stock thereunder.

Terms and Conditions of 2014 Options

Option Duration

Subject to earlier termination as provided under the 2014 Incentive Plan, each 2014 Option shall have such duration as may be specified by MICT’s Compensation Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant, but subject in any event to extension as determined by MICT’s Compensation Committee (in compliance with applicable tax rules, if any).

Exercise of 2014 Options

Subject to certain provisions of the 2014 Incentive Plan, each 2014 Option granted under the 2014 Incentive Plan shall be exercisable as follows: (a) Vesting: Subject to provisions of the 2014 Incentive Plan with respect to Incentive Options and as set forth under the paragraph titled “Administration of the Plan” above, MICT’s Compensation Committee shall determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period. MICT’s Compensation Committee may also specify such other conditions precedent as it deems appropriate to the exercise of a 2014 Option; (b) Full Vesting of Installments: Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by MICT’s Compensation Committee; (c) Partial Exercise: Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that MICT’s Compensation Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise; and (d) Acceleration of Vesting: MICT’s Compensation Committee shall have the right to accelerate the date of exercise of any installment of any Option, regardless of whether such acceleration will create adverse tax consequences to the optionee.

Granting of Stock Rights

Stock Rights may be granted under the 2014 Incentive Plan at any time on or after September 30, 2014 and prior to September 30, 2024.  The date of grant of a Stock Right under the 2014 Incentive Plan will be the date specified by MICT’s Compensation Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right.

Assignability

Unless determined otherwise by MICT’s Compensation Committee, any Stock Right granted under the 2014 Incentive Plan generally is not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Acquisitions and Change in Control

Upon the occurrence of an Acquisition (as defined in the 2014 Incentive Plan), MICT’s Compensation Committee or the Board shall (i) provide that the entity that survives the Acquisition or purchases or leases MICT’s assets in the Acquisition or any affiliate of such entity (the “Surviving Entity”) shall assume the 2014 Options granted pursuant to the 2014 Incentive Plan or substitute options to purchase securities of the Surviving Entity on an equitable basis (as further described in the 2014 Incentive Plan), (ii) upon written notice to the optionees, provide that all 2014 Options will become exercisable in full subject to the consummation of the Acquisition as of a specified time prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition or within a specified period of time after the Acquisition, and will not be exercisable after such termination, or (iii) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof an amount of cash, securities and/or other property for each share of Common Stock surrendered pursuant to such Acquisition (the amount of cash plus the fair market value reasonably determined by MICT’s Compensation Committee of any securities and/or other property received by holders of Common Stock in exchange for each share of Common Stock shall be the “Acquisition Price”), provide that all outstanding 2014 Options shall terminate upon consummation of such Acquisition and that each optionee shall receive, in exchange for all vested shares of Common Stock under such Option on the date of the Acquisition, a payment in cash or in kind having a fair market value reasonably determined by MICT’s Compensation Committee or the board of directors of the Surviving Entity equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of such vested shares of Common Stock exceeds (B) the aggregate exercise price of such shares. If MICT’s Compensation Committee chooses under clause (iii) in the preceding sentence that all outstanding 2014 Options shall terminate upon consummation of an Acquisition and that each optionee shall receive a payment for the optionee’s vested shares, with respect to any optionee whose stock option agreement specifies that no shares are vested until the first anniversary of the commencement of the optionee’s employment, if the consummation of the Acquisition occurs prior to such first anniversary, then the number of vested shares under such Option shall be deemed to be equal to the product of (x) the number of shares of stock subject to the Option that otherwise would vest on the first anniversary and (y) the quotient obtained by dividing the number of days the optionee was employed by MICT, by 365.

If a Change in Control Event (as defined in the 2014 Incentive Plan) occurs, and either (a) does not also constitute an Acquisition or (b) does constitute an Acquisition and clause (i) of the preceding paragraph is elected, and the optionee’s employment with MICT, the related corporation or the Surviving Entity is terminated on or prior to the six month anniversary of the date of the consummation of such Change in Control Event either by the optionee for Good Reason (as defined in the 2014 Incentive Plan), or by MICT, the related corporation or the Surviving Entity for reason(s) other than Misconduct (as defined in the 2014 Incentive Plan), then all of the 2014 Options, or the equivalent to such 2014 Options in the form of assumed or substituted options granted in the Surviving Entity, that but for such termination and such Change in Control Event would vest on or prior to the next following annual anniversary of the grant date thereafter shall become immediately exercisable in full and any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse; provided, however, that in particular stock option agreements issued pursuant to the 2014 Incentive Plan, the Board may provide that the 2014 Options or assumed or substituted options covered by such agreement shall become immediately exercisable upon the consummation of such Change in Control Event without regard to termination of employment, and that any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse.

Amendment, Suspensions and Termination of the Plan

The Board may amend or terminate the 2014 Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Nasdaq rules and regulations. No amendment or termination of the 2014 Incentive Plan will impair the rights of any participant without the participant’s consent, unless required by applicable law, legislation, regulation or rule.

Material Differences between 2014 Incentive Plan and 2012 Incentive Plan

MICT currently maintains both the 2014 Incentive Plan and the 2012 Incentive Plan (as hereinafter defined). The 2014 Incentive Plan permits the issuance of 2014 Options, as well as stock (2014) Awards and the opportunity for directors, officers, employees, consultants and advisors of MICT to make direct purchases of Restricted Stock. Alternatively, the 2012 Incentive Plan does not currently permit the grant or purchase of Restricted Stock, though Proposal No. 4 seeks to amend the 2012 Incentive Plan to permit grants of Restricted Stock. In addition, the 2012 Incentive Plan also permits issuances of 2012 Awards (as hereinafter defined) pursuant to Section 102 of the Israeli Income Tax Ordinance, which the 2014 Incentive Plan does not. We intend to continue to issue awards under both the 2014 Incentive Plan (2014 Awards) and the 2012 Incentive Plan (2012 Awards, as hereinafter defined).

Federal Tax Aspects

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to 2014 Awards granted under the 2014 Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all 2014 Awards granted under the 2014 Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2014 Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option (an “Incentive Option”). Also, except as described below, a participant will not have income upon exercise of an Incentive Option if the participant has been employed by MICT at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an Incentive Option may subject the participant to the alternative minimum tax. A participant will have income upon the sale of the stock acquired under an Incentive Option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other 2014 stock-based Awards granted under the 2014 Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to MICT. There will be no tax consequences to MICT except that MICT will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF GFH

Currently, Darren Mercer, who is a director of MICT, serves as the sole director of GFH. The biography of Mr. Mercer is set forth in the section entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance of MICT – Management and Board of Directors of MICT.”

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF THE COMBINED ENTITY

Management and Board of Directors

The following persons are expected to serve as executive officers and directors of the combined entity. For biographical information concerning these executive officers and directors, see “The Director Election Proposal – Executive Officers and Directors.”

Name	Age	Position
Darren Mercer	56	Chief Executive Officer and Director
Alon Michal	51	Chief Financial Officer
Amos Pickel	53	Director
Simon Grant Duggan	53	Director
Ronald Charles Spencer	72	Director
John M. Scott	73	Director
Chezy Ofir	67	Director
Robert Cameron Floate	63	Director

Committees of the Board of Directors

The combined entity’s board of directors will have the authority to appoint committees to perform certain management and administration functions. MICT’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. Following the Closing of the Merger, the charters for each of these committees will be available on the combined entity’s website at www.[    ]. Information contained on or accessible through the combined entity’s website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Audit Committee

The combined entity’s audit committee is expected to consist of Ronald Charles Spencer, Chezy Ofir, and John M. Scott. The MICT Board has determined each proposed member is independent under the listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is Mr. Spencer. The MICT Board has determined that Professor Ofir is an “audit committee financial expert” within the meaning of SEC regulations. The MICT Board has also determined that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of The Nasdaq Stock Market LLC. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the combined entity’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the combined entity’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee is expected to consist of Robert Cameron Floate, Ronald Charles Spencer, and John M. Scott. The MICT Board has determined each proposed member is independent under the listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the compensation committee is expected to be Mr. Floate. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

●	reviewing and establishing general policies relating to compensation and benefits of our employees; and

●	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is expected to consist of Chezy Ofir, Robert Cameron Floate, and John M. Scott. The MICT Board has determined each proposed member is independent under the listing standards. The chairperson of our nominating and corporate governance committee is Professor Ofir.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

●	evaluating the performance of our board of directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The combined entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing of the Merger, the Code of Business Conduct and Ethics will be available on its website at www.convergeone.com. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only. The Combined Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION OF MICT

The following discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws, and is subject to the safe-harbor created by such Act and laws.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other variations thereon or comparable terminology.  The statements herein and their implications are merely predictions and therefore inherently subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results, performance levels of activity, or our achievements, or industry results to be materially different from those contemplated by the forward-looking statements.  Such forward-looking statements include, but are not limited to, statements regarding the following: demand for MICT’s products as well as future growth, either through internal efforts, development of new products, potential segments and markets or through acquisitions; levels of research and development costs in the future; continuing control of at least a majority of MICT share capital; the organic and non-organic growth of our business; plans for new MICT products and services; our financing needs and our ability to continue to raise capital; MICT’s ability to implement its streamlining of its production activity and its ability to raise additional capital; financing strategies; use of proceeds from any future financing, if any; and the sufficiency of our capital resources.

MICT’s business and operations are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained or implied in this report. Except as required by law, MICT assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Further information on potential factors that could affect MICT’s business is described under the heading “Risk Factors” in Part I, Item 1A of MICT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Readers are also urged to carefully review and consider the various disclosures MICT has made in that report. The following discussion and analysis should be read in conjunction with MICT’s Consolidated Financial Statements and related notes included elsewhere in this proxy statement.

All references to “MICT”, “we” “us” “our” or the “Company” mean MICT, Inc., and Delaware corporation.

Overview

The Company’s business relates to its ownership interest in its Israel-based subsidiary, Micronet Ltd., or Micronet, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (“MRM”) market. MICT through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

MICT’s business relates to its ownership interest in Micronet, in which MICT previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (“MRM”), market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

As of December 31, 2018, we held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, our President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange, or the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, our voting interest in Micronet stood at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet resulted in the deconsolidation of Micronet’s operating results from our financial statements as of February 24, 2019. Therefore, commencing from February 24, 2019, the Company began to account for the investment in Micronet in accordance with the equity method.

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

On September 19, 2019, MICT Telematics Ltd., a subsidiary of the Company, entered into a loan agreement with Micronet, pursuant to which MICT Telematics agreed to loan Micronet $250,000.

The Company recorded an impairment of equity method investment and change in fair value in loan to Micronet as of September 30, 2019 in the amount of $335,000.

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan Micronet $500,000, of which $250,000 consists of a prior loan proved by the Company on September 19, 2019.

On December 31, 2017, the Company, Enertec, previously our wholly owned subsidiary, and Enertec Management Ltd., entered into (the Share Purchase Agreement with Coolisys pursuant to which the Company agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250,000 as well as assume up to $4,000,000 of Enertec debt. Enertec met the definition of a component as defined by Accounting Standards Codification Topic 205. The Company believes the sale represents a strategic shift in its business. Accordingly, its assets and liabilities were classified as held for sale and the results of operations in the statement of income and prior periods’ results have been reclassified as a discontinued operation. On May 22, 2018, the Company closed on the sale (the “Closing”), of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the Closing, the Company received aggregate gross proceeds of approximately $4,700,000, of which 10% will be held in escrow for up to 14 months after the Closing to satisfy certain potential indemnification claims. Therefore, the Company has recorded such escrowed amount on its balance sheet as restricted cash and a liability. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the Closing. In addition, Coolisys also assumed approximately $4,000,000 of Enertec’s debt. The Company’s capital gain from the sale of Enertec, based on the Company’s balance sheet at the closing date was $6,844,000.

On July 18, 2019, the Company received a written notice from Coolisys directed to the escrow agent, IBI Trust Management, regarding the funds being held in escrow relating to the Share Purchase Agreement relating to the sale of Enertec. The notice alleges that certain escrowed funds should not be released to the Company to satisfy certain claims for indemnity that are being asserted against Enertec Management Ltd. On August 13, 2019, the Company submitted its response to the notice and disputed the allegations. As a result, the escrow agent is therefore required to reserve all of the escrowed funds until the matter is resolved.

On December 18, 2018, the Company, Global Fintech Holdings Ltd., a British Virgin Islands corporation, (“BVI Pubco”), GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of BVI Pubco (“BVI Merger Sub”), BNN, Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN (“BI China”), ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Acquisition Agreement, Merger Sub will merge with and into the Company, as a result of which each outstanding share of the Company’s common stock and warrant to purchase the same shall be cancelled in exchange for the right of the holders thereof to receive 0.93 substantially equivalent securities of BVI Pubco, after which BVI Pubco will acquire (i) all of the issued and outstanding securities of BI China in exchange for newly issued ordinary shares of BVI Pubco and (ii) all of the issued and outstanding ordinary shares of ParagonEx for a combination of cash in the amount equal to approximately $25 million (the majority of which was raised in a private placement by BVI Pubco), unsecured promissory notes and newly issued ordinary shares of BVI Pubco. On June 5, 2019, BNN announced that it had terminated its tender offer to purchase up to 1,953,423 shares of the Company’s common stock in accordance with the Acquisition Agreement.

Effective as of November 7, 2019, the Company, BNN, BI China and ParagonEx, or the Parties, entered into a mutual Termination Agreement (the “Termination Agreement”), pursuant to which the Parties agreed to terminate the Acquisition Agreement, effective immediately.

On November 7, 2019, the Company, GFH, that is wholly owned by Global Fintech entered into the Merger Agreement, and Merger Sub shall upon execution of a joinder enter into the Merger Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into GFH, with GFH continuing as the surviving entity, and each outstanding share of GFH’s common stock shall be cancelled in exchange for the right of the holders thereof to receive a substantially equivalent security of MICT. GFH will receive an aggregate of 109,946,914 shares of MICT common stock as merger consideration in the Merger.

Concurrent with the execution of the Merger Agreement, GFH entered into (i) a share exchange agreement with Beijing Brookfield, pursuant to which GFH will acquire all of the issued and outstanding ordinary shares and other equity interest of Beijing Brookfield from the shareholders of Beijing Brookfield in exchange for 16,310,759 newly issued shares of GFH and (ii) a share exchange agreement with the ParagonEx Sellers and Mark Gershinson, pursuant to which, the ParagonEx Sellers will transfer to GFH all of the issued and outstanding securities of ParagonEx in exchange for GFH’s payment and delivery of $10.0 million in cash, which is to be paid upon the closing of the Merger, and 75,132,504 newly issued shares of GFH deliverable at the closing of the share exchange.

Consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, including, among other things, approval by the stockholders of MICT and receipt of a fairness opinion indicating that the transactions contemplated by the Merger Agreement are fair to the stockholders of MICT. The fairness opinion is in the process of being prepared by CoView Capital, Inc. MICT’s financial advisor, and will be filed by an amendment to the proxy statement when completed. The Merger Agreement contains certain termination rights for the Company and GFH. The Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, GFH and Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Merger Agreement and the closing of the transactions contemplated thereby.

The Merger Agreement provides that all options to purchase shares of the Company’s common stock that are outstanding and unexercised shall be accelerated in full effective as of immediately prior to the effective time of the Merger. The options shall survive the closing of the Merger for a period of 15 months from the date of the closing of the Merger and all equity incentive plans of the Company shall remain in effect.

On November 7, 2019, the Company entered into the Primary Purchase Agreement with certain investors identified therein (the “Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures due 2020 (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”). Concurrently with entry into the Primary Purchase Agreement, the Company entered into the Non-Primary Purchase Agreement with (the Non-Primary Purchasers and, together with the Primary Purchasers, the “Purchasers”) pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from the Company the Non-Primary Convertible Debentures the Non-Primary Convertible Debentures and the Primary Convertible Debentures, are collectively hereinafter referred to as the “Convertible Debentures”) with an aggregate principal amount of $9.0 million (together with the Primary Convertible Debenture Offering, collectively, the “Convertible Debenture Offering”). The Convertible Debentures shall be convertible into shares of Common Stock of the Company at a conversion price of $1.41 per share. The Convertible Debentures will be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 5% per annum, payable quarterly, in cash or, at the Company’s option in certain instances, in shares of Common Stock. The Company may not voluntarily prepay any portion of the principal amount of the Convertible Debentures without the prior written consent of the Purchasers.

Subject to stockholder approval of an increase in the shares of Common Stock to allow for the full conversion of the Convertible Debentures into Common Stock, the Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at any time and from time to time. Upon the closing of the Merger and written notice of the Company to the Purchasers, the Purchasers shall be subject to the Forced Conversion.

The proceeds of each Convertible Debenture Offering shall be placed in separate blocked bank accounts, each of which shall be subject to a blocked deposit account control agreement to be entered into. The Company shall not have access to such proceeds until the closing of the Merger and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement (as defined below).

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500,000 in the aggregate, of which $250,000 consists of a prior loan proved by the Company in September 2019. The loan bears interest at a rate of 3.95% calculated and paid on a quarterly basis. In addition, the loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the loan, with the remaining three installments due on each subsequent quarter thereafter, such that the loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the loan, and all accrued and unpaid interest, is convertible at the Company’s option, at a conversion price equal to 0.38 NIS per Micronet share. Micronet also agreed to issue the Company an option to purchase up to one share of Micronet’s ordinary shares for each ordinary share that issued as a result of a conversion of the loan at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months.

On June 4, 2019, the Company entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share, or the Preferred Stock. The Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock of the Company, was sold together with certain common stock purchase warrants, or the Preferred Warrants, to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7 million to the Company, or the Preferred Offering.

Concurrently with the Preferred Offering, the Company entered into a Securities Purchase Agreement, or the Note Purchase Agreement, with BNN, pursuant to which BNN agreed to purchase from the Company $2 million of convertible notes, which subscription amount shall be subject to increase by up to an additional $1 million as determined by BNN and the Company, or collectively, the Convertible Notes. The Convertible Notes, which shall be convertible into 1,818,181 shares of Common Stock, shall be sold together with certain common stock purchase warrants to purchase 1,818,181 shares of Common Stock. The Convertible Notes have a duration of two years.

On July 29, 2019, the Company completed the first closing in the Preferred Offering, pursuant to which it sold 2,386,363 shares of Preferred Stock and 3,579,544 accompanying Preferred Warrants for aggregate gross proceeds of $5,250,000.

Loss of Control of Micronet Ltd.

As of December 31, 2018, we held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, our President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, our voting interest in Micronet stood at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet resulted in the loss of control of Micronet. As a result, effective as of February 24, 2019, we no longer include Micronet’s operating results in our financial statements. Therefore, commencing from February 24, 2019, the Company began to account for the investment in Micronet in accordance with the equity method.

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

While Micronet is a publicly traded company in Israel, its shareholder base is widely spread and we continue to be Micronet’s largest shareholder, maintaining a voting interest of 37.79% of its issued and outstanding shares. We believe that since most items that may require shareholder approval required majority consent, we exert a high level of influence over such voting matters which may include the appointment and removal of directors. In that regard, to date, we have appointed a majority of the directors of Micronet’s board of directors.

Based on the above, although we are unable to fully consolidate Micronet’s financial statements according to U.S. GAAP, we also do not consider Micronet to be a discontinued operation since we consider ourselves in effective control of Micronet and the raising of equity by Micronet that diluted our interests was done in order to continue its operations.

The Company recorded an impairment for its investment in Micronet and change in fair value in loan to Micronet as of September 30, 2019 in the total amount of $335,000. The method used for determining fair value of the investment based on a quoted market price of Micronet on the TASE.

Results of Operations

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Revenues

Revenues for the year ended December 31, 2018 were $14,162,000, compared to $18,366,000 for the year ended December 31, 2017. This represents a decrease of $4,204,000, or 23%, for the year ended December 31, 2018. The decrease in revenues is primarily due to a decrease in customer orders, and their value, a trend that has continued throughout the fiscal year ended December 31, 2018. Micronet is experiencing a significant decline in the rate at which it receives new orders, against the background of a record volume of orders recorded by Micronet at the end of 2017, which contributed to the high revenues in the first half of 2018. The decrease in orders received in 2018 has had a significant effect on the low revenues recorded in the year ended December 31, 2018. Micronet believes that the reasons for the decrease in the volume of the orders are (i) the delay in the launch of its fourth generation products, (ii) high levels of inventory among its customers and (iii) increased competition in the market for the Micronet’s products.

Gross profit for the year ended December 31, 2018 decreased by $762,000 to $3,510,000, and represents 25% of the revenues. This is in comparison to gross profit of $4,272,000, or 23% of the revenues for the year ended December 31, 2017. The decrease in gross profit for the year ended December 31, 2018 is mainly a result of the decrease in revenues and slow inventory reduction due to decreased sales of Micronet’s products.

In light of these developments, Micronet has taken steps to cut costs as appropriate (as reflected in lower employee headcount noted above) and taken other efficiency measures. It also has now introduced its fourth generation products into the market. In light of the foregoing, Micronet anticipates improved profitability in 2019 but at the same time, Micronet is closely monitoring the situation and will take steps necessary and appropriate as circumstances evolve.

Selling and Marketing

Selling and marketing costs are part of operating expenses. Selling and marketing costs for year ended December 31, 2018 were $1,582,000, compared to $1,883,000 for the year ended December 31, 2017. This represents a decrease of $301,000, or 16%, for the year ended December 31, 2018. The decrease is mainly due to decreased commission expenses resulting from the revenue decrease described above.

General and Administrative

General and administrative costs are part of operating expenses. General and administrative costs for the year ended December 31, 2018 were $6,345,000, compared to $4,116,000 for the year ended December 31, 2017. This represents an increase of $2,229,000, or 54%, for the year ended December 31, 2018. The increases are mainly a result of (i) increases in expenses related to Enertec’s sale, including professional expenses and bonuses paid to our Chief Executive Officer and certain consultants, (ii) options and shares granted to employees and directors and (iii) the existence of doubtful debt in the amount of $1,327,000.

Impairment of Goodwill

Micronet performed goodwill impairment tests until 2016. The goodwill impairment test is conducted in two steps. In the first step, Micronet determines the fair value of the reporting unit using expected future discounted cash flows and estimated terminal values. If the net book value of the reporting unit exceeds the fair value, the Micronet would then perform the second step of the impairment test, which requires allocation of the reporting unit’s fair value of all its assets and liabilities in a manner similar to acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

Starting in 2017, the Micronet now determines the fair value of the reporting unit using the income approach, which utilizes a discounted cash flow model, as the Micronet believes that this approach best approximates the unit’s fair value at this time. Micronet has corroborated the fair values using the market approach. Judgments and assumptions related to revenue, gross profit, operating expenses, future short-term and long-term growth rates, weighted average cost of capital, interest, capital expenditures, cash flows, and market conditions are inherent in developing the discounted cash flow model. Additionally, Micronet evaluated the reasonableness of the estimated fair value of its reporting unit by reconciling its market capitalization. This reconciliation allowed the Micronet to consider market expectations in corroborating the reasonableness of the fair value of the reporting unit. Following such reconciliation, Micronet found that there was a material difference (approximately 54%) between the fair value of the reporting unit and its market capitalization as of December 31, 2017.

Micronet has one operating segment and one operating unit related to its product offerings in the MRM market. Until 2017, step one of the assessment resulted in the carrying value of the MRM reporting unit exceeding its fair value. As described in the preceding paragraphs, the second step was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. There were no impairments recorded until 2017.

As of December 31, 2018, Micronet market capitalization was significantly lower than the net book value of the reporting unit. In establishing the appropriate market capitalization, the Micronet looked at the date that the annual impairment test is performed (December 31, 2018). In order to calculate its market capitalization, Micronet used the price per share of NIS 0.46. Following the results of the step one test, Micronet continued to the second step, which was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. Micronet determined that the carrying value of goodwill should be impaired and therefore an impairment of $1.466 million was recorded.

Research and Development Costs

Research and development costs are part of operating expenses. Research and development costs, which mainly include wages, materials and sub-contractors, for the year ended December 31, 2018, were $1,906,000, compared to $1,964,000 for the year ended December 31, 2017. This represents a decrease of $58,000, or 3%, for the year ended December 31, 2018. The decrease in research and development costs for the year ended December 31, 2018 is primarily a result of the change in the exchange rate of NIS to the U.S. dollar.

Loss from Operations

Our loss from operations for the year ended December 31, 2018 was $9,087,000, or 64% of revenues, compared to loss from operations of $4,669,000, or 25% of revenues, for the year ended December 31, 2017. The increase for the year ended December 31, 2018 is mainly a result of the decrease in revenues as described above.

Financial Expenses, net

Financial expenses, net for the year ended December 31, 2018 were $1,267,000, compared to expenses of $401,000 for the year ended December 31, 2017. This represents an increase of $866,000, for the year ended December 31, 2018. The increase in financial expenses for the year ended December 31, 2018 is primarily due to changes in currency exchange rates and interest for the YA loans.

Net Profit/Loss Attributed to MICT, Inc.

Our net loss attributed to MICT for the year ended December 31, 2018 was $2,217,000, compared to a net loss of $8,157,000 for the year ended December 31, 2017. This represents a decrease in net loss of $5,940,000 for the year ended December 31, 2018, as compared to the same period last year. The decrease in net loss is primarily attributable to the closing of the sale of all of Enertec’s outstanding equity to Coolisys pursuant to the terms of the Share Purchase Agreement.

Discontinued Operation

As a result of the sale of our Enertec subsidiary to Coolisys, we classified Enertec’s assets and liabilities as held for sale and the results of operations in the statement of income and prior periods’ results have been reclassified as a discontinued operation. Enertec’s net loss decreased from $4,901,000 for the year ended December 31, 2017, to a net profit of $4,894,000 for the five months ended May 22, 2018. The net loss for the five months ended May 22, 2018 was partially offset by the $6,844,000 capital gain realized from such sale, resulting in a net profit of $4,894,000.

Three and Nine Months Ended September 30, 2019, Compared to Three and Nine Months Ended September 30, 2018

As discussed above and in the footnotes to our financial statements contained in this proxy statement, on February 24, 2019, as a result of a public offering by Micronet, our voting interest in Micronet (including voting power associated with an irrevocable proxy in our benefit from Mr. David Lucatz, our President and Chief Executive Officer) was reduced to 39.53% of the issued and outstanding shares of Micronet, and thereafter, as of September 5, 2019, was further reduced to 37.79%. Therefore, Micronet’s reports are consolidated in our financial statements from January 1, 2019 until February 24, 2019 only.

Revenues for the three and nine months ended September 30, 2019 were $0 and $477,000, respectively, compared to $2,216,000 and $12,897,000 for the three and nine months ended September 30, 2018, respectively. This represents a decrease of $2,216,000 and $12,420,000, respectively, or 100% and 96%, for the three and nine months ended September 30, 2019, respectively. The decrease in revenues for the three and nine months ended September 30, 2019 is primarily due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019, as well as a decrease in customer orders, and their value, a trend that has continued from the fiscal year ended December 31, 2018.

Gross loss for the three and nine months ended September 30, 2019 decreased by $54,000 and $3,677,000, respectively, to $0 and $369,000, and represents 0% and 77%, respectively of the revenues. This is in comparison to gross profit of $54,000 and $3,308,000, and represents 2% and 26% of the revenues for the three and nine months ended September 30, 2018, respectively. The increase in gross loss for the three and nine months ended September 30, 2019 is mainly a result of the deconsolidation of Micronet as well as the decrease in revenues and slow inventory reduction at Micronet for the two month period that Micronet consolidated.

Selling and Marketing

Selling and marketing costs are part of operating expenses. Selling and marketing costs for the three and nine months ended September 30, 2019 were $0 and $198,000, respectively, compared to $383,000 and $1,217,000 for the three and nine months ended September 30, 2018, respectively. This represents a decrease of $383,000 and $1,019,000, or 100% and 84%, for the three and nine months ended September 30, 2019, respectively. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as a decrease in salary expenses due to the reduction of employees and subcontractors at Micronet.

General and Administrative

General and administrative costs are part of operating expenses. General and administrative costs for the three and nine months ended September 30, 2019 were $501,000 and $2,161,000, respectively, compared to $2,544,000 and $5,070,000 for the three and nine months ended September 30, 2018, respectively. This represents a decrease of $2,043,000 and $2,909,000, respectively, or 80% and 57%, for the three and nine months ended September 30, 2019, respectively. The decrease is mainly the result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as decreases in wages and professional services at Micronet and partially offset by (1) an increase associated with the issuance of options and shares to directors, employees and consultants, and (2) a provision for doubtful debts.

Research and Development Costs

Research and development costs are part of operating expenses. Research and development costs, which mainly include wages, materials, and sub-contractors, for the three and nine months ended September 30, 2019, were $0 and $261,000, respectively, compared to $425,000 and $1,457,000 for the three and nine months ended September 30, 2018, respectively. This represents a decrease of $425,000 and $1,196,000, or 100% and 82%, for the three and nine months ended September 30, 2019, respectively. The decrease in research and development costs for the three and nine months ended September 30, 2019 is primarily a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as a decrease in salary expenses due to a decrease in the number of employees at Micronet.

Loss from Operations

Our loss from operations for the three and nine months ended September 30, 2019 was $501,000 and $3,009,000, compared to a loss from operations of $3,512,000 and $5,088,000, for the three and nine months ended September 30, 2018, respectively. The decrease in loss from operations for the three and nine months ended September 30, 2019 is mainly a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Financial Expenses, net

Financial expenses, net for the three and nine months ended September 30, 2019 were $346,000 and $292,000 compared to $104,000 and $956,000 for the three and nine months ended September 30, 2018, respectively. This represents an increase of financial expenses of $242,000 for the three months ended September 30, 2019 and a decrease of financial expenses of $664,000 for the nine months ended September 30, 2019. The increase in financial expenses, for the three months ended September 30, 2019, is primarily due to the interest and fees on the YA II (as defined below) debentures and the decrease in financial expenses, for the nine months ended September 30, 2019, is primarily due to the changes in currency exchange rates.

Net Profit/Loss Attributed to MICT, Inc.

Our net loss attributed to MICT, Inc. for the three and nine months ended September 30, 2019, respectively, was $1,210,000 and $3,222,000, compared to net loss of $2,636,000 and net profit of $10,000 for the three and nine months ended September 30, 2018, respectively. This represents an increase of $1,426,000 and a decrease of $3,232,000 for the three and nine months ended September 30, 2019, respectively, as compared to the same periods ended September 30, 2018. The increase in net loss for the three months ended September 30, 2019 is primary a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019. The decrease in net loss for the ninth months ended September 30, 2019 is primarily attributable to the capital gain resulting from the sale of Enertec.

Liquidity and Capital Resources

The Company finances its operations through loans and securities offerings. The loans are divided into loans from Yorkville and loans from BNN Technology PLC, as described below.

As of September 30, 2019, our total cash and cash equivalents balance was $5,767,000, as compared to $2,174,000 as of December 31, 2018. This reflects an increase of $3,593,000 in cash and cash equivalents. The increase in cash and cash equivalents is primarily a result of the Securities Purchase Agreement, as described below.

As of December 31, 2018, our total cash and cash equivalents and restricted balance was $2,174,000, as compared to $2,398,000 as of December 31, 2017. This reflects a decrease of $224,000 in cash and cash equivalents and restricted cash. The decrease in cash and cash equivalents is primarily a result of increases in expenses.

For the year ended December 31, 2018, our net cash used in operating activities was $5,315,000, as compared to $4,073,000 for the year ended December 31, 2017. The change in operating activities is primarily a result of a decrease in trade accounts receivable and inventories.

For the year ended December 31, 2018, our net cash provided by investing activities was $4,251,000, as compared to $2,860,000 for the year ended December 31, 2017. The change in investing activities is primarily a result of the sale of Enertec in 2018, offset by the sale of marketable securities in 2017.

For the year ended December 31, 2018, our net cash used in financing activities was $994,000, as compared to $2,387,000 for the year ended December 31, 2017. The change in financing activities is primarily a result of bank loan repayments, partially offset by proceeds from Micronet’s sale of shares in 2017.

On June 4, 2019, the Company entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell 3,181,818 shares of Preferred Stock. The Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock, was sold together with the Preferred Warrants to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7 million to the Company, or the Preferred Offering.

Concurrently with the Preferred Offering, the Company entered into a Note Purchase Agreement with BNN, pursuant to which BNN agreed to purchase from the Company $2 million of Convertible Notes. The Convertible Notes, which shall be convertible into 1,818,181 shares of Common Stock, were sold together with certain common stock purchase warrants to purchase 1,818,181 shares of Common Stock. The Convertible Notes have a duration of two years.

On July 29, 2019, the Company completed the first closing in the Preferred Offering, pursuant to which it sold an aggregate of 2,386,363 shares of Preferred Stock and accompanying warrants to purchase 3,579,544 shares of common stock for aggregate gross proceeds of $5,250,000.

In conjunction with, and as a condition to, the closing of the Share Purchase Agreement, the Company, Enertec, Coolisys, DPW and Mr. David Lucatz, the Company’s Chief Executive Officer, agreed to execute a consulting agreement, or the Consulting Agreement, whereby the Company, via Mr. Lucatz, will provide Enertec with certain consulting and transitional services over a 3 year period as necessary and requested by the Coolisys (but in no event to exceed 20% of Mr. Lucatz’s time). Coolisys (via Enertec) will pay the Company an annual consulting fee of $150,000 as well as issue the Company 188 restricted shares of DPW Class A common stock, or the DPW Equity, for such services, to be vested and released from restriction in three equal installments, with the initial installment vesting the day after the closing and the remaining installments vesting on each of the first 2 anniversaries of the closing. In the event of a change of control in the Company, or if Mr. Lucatz shall no longer be employed by the Company, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity.

Subject to stockholder approval of the Convertible Debenture Offering, the Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at any time and from time to time. Upon the closing of the Acquisition and written notice of the Company to the Purchasers, the Purchasers shall be forced to convert the Convertible Debentures into shares of Common Stock of the Company. Upon the occurrence of certain events, including, among others, if the Company fails to file a preliminary proxy statement with respect to the Acquisition on or prior to November 18, 2019, if the Forced Conversion does not occur on or before the Outside Date, or certain breaches of the Merger Agreement, the Primary Purchasers are permitted to require the Company to redeem the Primary Convertible Debentures, including any interest that has accrued thereunder, for cash.

The proceeds of the Convertible Debenture Offering shall be placed in a blocked bank account, pursuant to a deposit account control agreement, to be entered into. The Company shall not have access to such proceeds until the closing of the Merger and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement.

The Purchase Agreements provide for customary registration rights, pursuant to the Registration Rights Agreement which will be entered into at the time of the closing of the Convertible Debenture Offering. Pursuant to the Registration Rights Agreement, the Company will be obligated to, among other things, (i) file a registration statement with the SEC within seven business days following the filing of an initial proxy statement with respect to the Merger, but no later than November 27, 2019, for purposes of registering the shares of common stock issuable upon the conversion of the Convertible Debentures and (ii) use its best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the Outside Date.

On December 31, 2017, the Company, Enertec and our previously wholly-owned subsidiary, Enertec Management Ltd., entered into a Share Purchase Agreement with Coolisys, a subsidiary of DPW, pursuant to which the Company agreed to sell the entire share capital of Enertec to Coolisys. On May 22, 2018, the Company completed the Closing. At the Closing, the Company received aggregate gross proceeds of approximately $4.7 million, of which 10% will be held in escrow for up to 14 months after the Closing to satisfy certain potential indemnification claims. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec’s debts at the Closing. In addition, Coolisys also assumed approximately $4.0 million of Enertec’s debt.

In conjunction with, and as a condition to, the closing of the Share Purchase Agreement, the Company, Enertec, Coolisys, DPW and Mr. David Lucatz, the Company’s Chief Executive Officer, agreed to execute a consulting agreement, or the Consulting Agreement, whereby the Company, via Mr. Lucatz, will provide Enertec with certain consulting and transitional services over a 3 year period as necessary and requested by the Coolisys (but in no event to exceed 20% of Mr. Lucatz’s time). Coolisys (via Enertec) will pay the Company an annual consulting fee of $150,000 as well as issue the Company 188 restricted shares of DPW Class A common stock, or the DPW Equity, for such services, to be vested and released from restriction in three equal installments, with the initial installment vesting the day after the closing and the remaining installments vesting on each of the first 2 anniversaries of the closing. In the event of a change of control in the Company, or if Mr. Lucatz shall no longer be employed by the Company, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity.

On July 18, 2019, the Company received a written notice from Coolisys directed to the escrow agent, IBI Trust Management, regarding the funds being held in escrow relating to the Share Purchase Agreement relating to the sale of Enertec. The notice alleges that certain escrowed funds should not be released to the Company to satisfy certain claims for indemnity that are being asserted against Enertec Management Ltd. On August 13, 2019, the Company submitted its response to the notice and disputed the allegations. As a result, the escrow agent is therefore required to reserve all of the escrowed funds until the matter is resolved.

On March 29, 2018, the Company and MICT Telematics executed and closed on a securities purchase agreement with YA, whereby the Company issued and sold to Yorkville (1) certain Series A Convertible Debentures in the aggregate principal aggregate amount of $3.2 million, or the Series A Debentures, and (2) a Series B Convertible Debenture in the principal aggregate amount of $1.8 million, or the Series B Debenture. The Series A Debentures were issued in exchange for the cancellation and retirement of certain promissory notes issued by the Company to YA on October 28, 2016, December 22, 2016, June 8, 2017 and August 22, 2017, or collectively, the Prior Notes, with a total outstanding aggregate principal amount of $3.2 million. The Series B Debenture was issued and sold for aggregate gross cash proceeds of $1.8 million. At the closing of the transactions contemplated by the securities purchase agreement, the Company agreed to pay Yorkville, or its designee, a commitment fee of $90,000, an extension fee of $50,000 relating to the prior extension of the secured promissory note issued on August 22, 2017, and $126,786.74 representing the accrued and unpaid interest on the Prior Notes. The Series A Debentures and Series B Debenture were secured by a pledge of shares of Micronet owned by MICT Telematics.

In addition, pursuant to the terms of the securities purchase agreement, the Company agreed to issue to Yorkville a warrant to purchase up to 375,000 shares of the Company’s common stock at a purchase price of $2.00 per share, a warrant to purchase up to 200,000 shares of the Company’s common stock at a purchase price of $3.00 per share and a warrant to purchase up to 112,500 shares of the Company’s common stock at a purchase price of $4.00 per share.

In conjunction with the issuance of the Series A Debentures and the Series B Debentures, a total of $273,787 in fees and expenses were deducted from the aggregate gross proceeds.

On December 17, 2018, the Company entered into an agreement with Yorkville, or the YA Agreement, with respect to (i) the Series A Debentures and the Series B Debenture, and (ii) the warrants to purchase an aggregate of 1,187,500 shares of the Company’s common stock held by YA, with exercise prices ranging from $1.50 to $4.00 and expiration dates ranging from June 30, 2021 to March 29, 2023, or collectively, the Warrants.

Pursuant to the YA Agreement, in connection with the transactions contemplated by the Acquisition Agreement and effective upon the consummation of the acquisition, the Warrants shall be replaced by certain new warrants, or the Replacement Warrants, exercisable at $2.00 per share for a number of ordinary shares of BVI Pubco equal to the number of shares underlying the Warrants immediately prior to the effectiveness of the acquisition (subject to adjustment as described therein). Yorkville also agreed that it would not convert the Series A Debentures and the Series B Debenture into more than one million shares of the Company’s common stock during the period between the execution of the YA Agreement and the earlier to occur of the effectiveness of the acquisition or the termination of the Acquisition Agreement.

The Company agreed to pay in cash the remaining outstanding principal amount and all accrued interest with respect to the Series A Debentures and the Series B Debenture as of the consummation of the Acquisitions, subject to any applicable redemption premiums.

During 2019, the Company repaid the entire outstanding principal balance of the Series B Debentures in the aggregate amount of $1,225, which was paid in shares of the Company’s common stock, and in October 31, 2019, the Company paid all of its outstanding principal balance, together with its accrued interest and a required 10% premium, of the Series A Debentures in the aggregate amount of $2,057,000.

On June 17, 2014, MICT Telematics entered into a loan agreement, or the Mercantile Loan Agreement, with Mercantile Discount Bank Ltd., or Mercantile Bank, pursuant to which Mercantile Bank agreed to loan the Company approximately $3,631,000 on certain terms and conditions, or the Mercantile Loan. The proceeds of the Mercantile Loan were used by the Company: (1) to refinance previous loans granted to the Company in the amount of approximately $1,333,000; (2) to complete the purchase by the Company, via Enertec, of 1.2 million shares of Micronet constituting 6.3% of the issued and outstanding shares of Micronet; and (3) for working capital and general corporate purposes.

Pursuant to the terms of the Mercantile Loan Agreement: (1) approximately $3,050,000 of the Mercantile Loan bore interest at a quarterly adjustable rate of Prime plus 2.45%, or the Mercantile Long Term Portion, and (2) approximately $581,000 of the Mercantile Loan bore interest at a quarterly adjustable rate of Prime plus 1.7%, or the Mercantile Short Term Portion. The Mercantile Long Term Portion was due and payable in five equal consecutive annual installments beginning on July 1, 2015, and the interest on the Mercantile Long Term Portion was due and payable in ten equal consecutive annual installments beginning at January 1, 2015. The Mercantile loan was fully repaid in July 2019.

As of September 30, 2019, our total current assets were $6,067,000, as compared to $7,868,000 on December 31, 2018. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Our trade accounts receivable at September 30, 2019, were $0 as compared to $1,010,000 at December 31, 2018. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

As of September 30, 2019, our working capital was $3,741,000, as compared to a deficit of $684,000 at December 31, 2018. The increase is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 and from the increase in cash and cash equivalents from the Securities Purchase Agreement, as described above.

As of September 30, 2019, our total debt, excluding any debt associated with our discontinued operation, was $3,891,000 as compared to $5,810,000 on December 31, 2018. The decrease in total debt is primarily due to the (i) dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019, (ii) the issuance of 1,246,817 shares of the Company’s common stock to Yorkville in order to reduce the amount owed under the Series A Debentures and (iii) the full repayment of the Mercantile loan.

As of September 30, 2019, our bank and other debt were composed of short-term loans amounting to $2,057,000 compared to $5,810,000 on December 31, 2018. As discussed above, all such debts have been repaid in full.

Financing Needs

The Company will be required to support its own operational financial needs which include, among others, our general and administrative costs (such as for our various consultants in regulatory, tax, legal, accounting and other areas of business) and its financing costs related to the loans and funding instruments assumed by us.

In July 2019, the Company paid off all of its bank loans in the amount of $251,000 and in October 2019, the Company paid off all of its remaining Yorkville loans in the aggregate amount of $2,057,000. As of the date hereof, the Company’s outstanding Convertible Notes to BNN remain outstanding.

The Company filed a Form S-3 registration statement (File No. 333-219596) under the Securities Act of 1933, as amended, with the SEC using a “shelf” registration process, which was declared effective on July 31, 2017. Under this shelf registration process, the Company may, from time to time, sell common stock, warrants or units in one or more offerings up to a total dollar amount of $30,000,000, subject to certain limitations as set forth in General Instruction I.B.6. of Form S-3, pursuant to which we have sold approximately $1,000,000 of our securities to date.

The Company may also satisfy its liquidity through the sale of its securities, either in public or private transactions, through the closing of the transactions contemplated by the 2019 Acquisition Agreement. We intend to use such funds in order to sustain or expand our operations and refinance our various debts. However, we may also undertake an additional debt or conduct equity financings (including sales of common stock, warrants or units under our shelf registration statement) to enable us better to support or grow and meet our future operating and capital requirements. There is no assurance that we will be able to consummate such offerings on favorable terms or at all.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect that is material to investors on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS OF PARAGONEX

The following discussion and analysis of the results of operations and financial condition of ParagonEx Ltd. and subsidiaries as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and as of December 31, 2018 and 2017 and for the years then ended should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this proxy statement under “Notes to Financial Statements”. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “us,” “we,” “our” and similar terms refer to ParagonEx Ltd. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and their opposites and similar expressions, are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors” beginning on page 28 of this proxy statement for a discussion of some of the uncertainties and risks associated with these statements.

The financial information and related discussion and analysis contained in this section are presented in U.S. dollars, rounded to the nearest thousand (’000) for convenience of presentation.

Overview

ParagonEx was incorporated in the British Virgin Islands and commenced its operations on February 12, 2008. The Company has located its headquarters in the Isle of Man.

ParagonEx and its subsidiaries (the “ParagonEx Group”) are engaged in the development, production, and marketing of an advanced trading platform for the online trading industry. The ParagonEx Group receives and transmits trades from companies in the online trading industry for execution on the ParagonEx Group’s electronic trading platform. The ParagonEx Group also provides sales and support services for companies in the online trading industry.

The material subsidiaries of the ParagonEx Group, which are all 100% owned, are as follows:

●	Hexagon Technologies Ltd., located in Israel

●	Toyga Media Ltd., located in Israel

●	Toyga Online Ltd., located in Israel

●	Skybeats GmbH I.G., located in Germany

●	ParagonEx UK Ltd., located in UK

●	PX Exchange Ltd., located in Belize

●	Tianjin Fu Yi Marketing Management Consulting Co. Ltd., located in China

●	NGJ Limited, located in the Isle of Man

●	UPL Marketing Sp z.o.o., located in Poland.

●	Rational Performance Ltd., located in Bulgaria.

●	Capi tech LLC, located in Ukraine.

●	PXMM (Pty) Limited, located in South Africa.

Recent Developments

Acquisition of the business of Tradologic

On April 1, 2019, the ParagonEx Group acquired the business of Super Dev Ltd. (trading as “Tradologic”). Established in 2008, Tradologic is a software solution for online financial trading built for all levels of brokers, including particularly small to medium brokers.

New South African subsidiary

On May 2, 2019 the ParagonEx Group established a new subsidiary in South Africa and in June 2019, the new subsidiary submitted an Over the counter Derivative Providers (“ODP”) license application to the Financial Sector Conduct Authority (“FSCA”). The new subsidiary was intended to act as a liquidity provider for European clients but is now inactive and intended to be deregistered.

Financial Condition Overview

ParagonEx’s profit was $1,233, $11,285 and $18,321 on revenues of $20,929, $53,083 and $62,130, for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively. Cash flows from operating activities, before the impact of changes in operating asset and liabilities, were $3,726, $15,257 and $20,139, also for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively.

ParagonEx’s financial health is further demonstrated by its cash and cash equivalents of $6,426, $8,637 and $9,897; working capital of $23,374, $19,837 and $21,003 and shareholders’ equity of $43,217, $41,669 and $30,643 at June 30, 2019, December 31, 2018 and December 31, 2017, respectively. ParagonEx has no outstanding term debt.

During the first half of 2019, ParagonEx used $3,717 of cash to fund the change in its operating assets and liabilities; used $1,268 of cash to fund the development of software intangible assets; used $58 of cash to purchase property and equipment. During full year 2018, ParagonEx used $11,162 of cash to fund the change in its operating assets and liabilities; used $3,566 of cash to fund the development and purchase of software intangible assets; used $418 of cash to purchase property and equipment; and paid no dividends. During full year 2017, ParagonEx used $2,608 of cash to fund the change in its operating assets and liabilities; used $3,860 of cash to fund the development and purchase of software intangible assets; used $1,961 of cash to purchase property and equipment; and used $12,000 of cash to fund the payment of dividends.

See below for details related to period over period changes in operating results.

Key operating and performance metrics

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017

Number of Active End Users	21,148	16,729	37,595	26,481
Number of Trades ’000	522	846	1,320	1,508
Trading Volume $’000,000	97,871	176,328	268,065	258,267
Average Revenue per End User $	563	691	1,035	906
Average Commissions per End User $	80	148	55	101

Active End Users

Active end users represent end users who executed at least one trade during the relevant period.

Number of Trades

Number of traders is the number of positions transacted by end users in a given period. This figure relates to closed positions only within the given period.

Trading Volume

Trading volume is the U.S. dollar equivalent of the aggregate value of trades executed by end users in the given period.

Average Revenue per End User

Average revenue per end user is the U.S. dollar equivalent of the trading income from receiving and transmitting trades divided by the number of active end users in a given period.

Average Commissions per End User

Average commissions per end user are the U.S. dollar equivalent of the following charges divided by the number of active end users in a given period:

●	Overnight position fee - trades that are held for more than one timestamp;

●	Handling commission - fees that applies to each trading transaction (buy/sell);

●	Maintenance fee - charged quarterly on inactive account.

These commissions are part of the trading income from receiving and transmitting trades and included in the average revenue per end user.

Summary Financial Data

The following table sets forth ParagonEx’s consolidated results of operations for the periods shown:

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	Unaudited		Audited
	2019	2018	2018	2017
	$’000	$’000	$’000	$’000
Total Revenue	$20,820	$31,950	$53,083	$62,130

Operating Expenses:
Research and development	(1,695)	(1,828)	(2,891)	(5,208)
Sales and marketing	(11,216)	(15,577)	(28,129)	(29,275)
General and administrative	(5,487)	(5,393)	(9,056)	(9,181)
Total Operating Expenses	(18,398)	(22,798)	(40,076)	(43,664)
Operating Profit	2,422	9,152	13,007	18,466
Financial expenses	(275)	(274)	(656)	(152)
Net foreign exchange gains	(531)	5	(458)	185
Profit Before Taxes on Income	1,616	8,883	11,893	18,499
Taxes on Income	(383)	(541)	(608)	(178)
Profit for the Period	1,233	8,342	11,285	18,321
Remeasurements of post-employment obligations	(166)	-	67	(161)
Currency translation difference	472	(423)	(349)	448
Total Comprehensive Income for the Period	$1,539	$7,919	$11,003	$18,608

Consolidated Results of Operations

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

Revenue

Total revenue was $20,820 for the six months ended June 30, 2019 compared to $31,950 during the six months ended June 30, 2018, a decrease of $11,130, or 35%. This decrease was attributable to fewer marketing services being provided and lower trading activity during the 2019 period.

Operating Expenses

On May 21, 2018, the Group executed a cost reduction plan (the “Cost Reduction Plan”) including closing of branches in Poland, Romania and Ukraine. In connection with the Cost Reduction Plan, research and development personnel was reduced by 50% and call center personnel was reduced by approximately 35%, resulting in decreases to research and development expenses and sales and marketing expenses as described below.

Research and Development Expenses

Total research and development expenses were $1,695 for the six months ended June 30, 2019 compared to $1,828 during the six months ended June 30, 2018, a decrease of $133, or 7%. This decrease was primarily attributable to a reduction in headcount in connection with the Cost Reduction Plan.

Sales and Marketing Expenses

Total sales and marketing expenses were $11,216 for the six months ended June 30, 2019 compared to $15,577 during the six months ended June 30, 2018, a decrease of $4,361, or 28%. This decrease was attributable to fewer marketing services being provided during the 2019 and reduction in call center personnel in connection with the Cost Reduction Plan.

General and Administrative Expenses

Total general and administrative expenses were $5,487 for the six months ended June 30, 2019 compared to $5,393 during the six months ended June 30, 2018, an increase of $94, or 2%. This increase was attributable to higher depreciation on internally developed software, partially offset by the effect of closing of branches in connection with the Cost Reduction Plan.

Finance expenses, net

Finance expenses, net were $275 for the six months ended June 30, 2019 compared to $274 during the six months ended June 30, 2018.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Revenue

Total revenue was $53,083 for the year ended December 31, 2018 compared to $62,130 during the year ended December 31, 2017, a decrease of $9,047, or 15%. The decrease was due to lower number of trades.

Operating Expenses

On May 21, 2018, the Group executed a cost reduction plan (the “Cost Reduction Plan”) including closing of branches in Poland, Romania and Ukraine. In connection with the Cost Reduction Plan, research and development personnel was reduced by 50% and call center personnel was reduced by approximately 35%, resulting in decreases to research and development expenses and sales and marketing expenses as described below.

Research and Development

Total research and development expenses were $2,891 for the year ended December 31, 2018 compared to $5,208 during the year ended December 31, 2017, a decrease of $2,317, or 44%. This decrease was primarily attributable to a reduction in headcount in connection with the Cost Reduction Plan.

Sales and Marketing

Total sales and marketing expenses were $28,129 for the year ended December 31, 2018 compared to $29,275 during the year ended December 31, 2017, a decrease of $1,146, or 4%. This decrease was attributable to the reduction in call center personnel in connection with the Cost Reduction Plan, partially offset by severance payments resulting from such headcount reduction.

General and Administrative

Total general and administrative expenses were $9,056 for the year ended December 31, 2018 compared to $9,181 during the year ended December 31, 2017, a decrease of $125, or 1%. This decrease was attributable to a cost reduction plan that was implemented during May 2018, partially offset by higher depreciation on internally develop software.

Financial Expense, Net

Total financial expense was $656 for the year ended December 31, 2018 compared to an expense of $152 during the year ended December 31, 2017, an increase of $504. This increase was attributable to higher banks and financial institutions commissions.

Financial Resources and Liquidity

Financial Resources

We manage liquidity risk by maintaining adequate reserves and banking facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. We have no undrawn borrowing facilities at our disposal.

Based upon our cash, working capital (comprising of current assets less current liabilities) and stockholders’ equity of $6,426, $23,254 and $43,345, respectively, as of June 30, 2019, we believe we have adequate cash and working capital to support the operations for the next twelve months from the date of this registration statement. We have evaluated the forecast cashflow and working capital of the ParagonEx Group for the next 24 months and have further sensitized the forecast model to take into consideration potential risks in the business. In the event that we are unable to mitigate the risks and therefore face a reduced level of cash, we would seek to raise short term funds to maintain headroom at a reasonable level.

Cash Flows

The following table sets forth ParagonEx’s consolidated cash flows for the periods presented:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	Unaudited		Audited
	2019	2018	2018	2017
	$’000	$’000	$’000	$’000
Cash (used in) generated from operating activities	$(2,089)	$1,099	$4,028	$16,598
Cash provided by (used) in investing activities	734	(2,686)	(4,384)	(6,014)
Cash used in financing activities	(1,140)	(274)	(1,036)	(12,104)
Net change in cash and equivalents	(2,495)	(1,861)	(1,392)	(1,520)
Cash and cash equivalents at beginning of period	8,637	9,896	9,897	10,949
Exchange rate differences in cash and cash equivalents	284	(906)	132	468
Cash and cash equivalents at end of period	$6,426	$7,129	$8,637	$9,897

Cash Flows from Operating Activities

For the six months ended June 30, 2019 and 2018, we use and generated cash of $2,089 and $1,099, respectively, in operations. Our cash from operating activities for the six months ended June 30, 2019 was primarily attributable to our operating profit of $2,422, adjusted by net non-cash expense in the aggregate amount of $1,660, and partially offset by $6,171 of net cash used in changes in the levels of operating assets and liabilities. Our cash from operating activities for the six months ended June 30, 2018 was primarily attributable to our operating profit of $9,152 adjusted for net non-cash expenses in the aggregate amount of $1,684, partially offset by $9,737 of net cash used in changes in the levels of operating assets and liabilities.

For the years ended December 31, 2018 and 2017, we generated cash of $4,028 and $16,598, respectively, in operations. Our cash used for the year ended December 31, 2018 was primarily attributable to our operating profit of $13,007, adjusted by net non-cash expense in the aggregate amount of $2,250, and partially offset by $11,162 of net cash used in changes in the levels of operating assets and liabilities and $67 of cash paid for income taxes. Our cash used for the year ended December 31, 2017 was primarily attributable to our operating profit of $18,466, adjusted for net non-cash expenses in the aggregate amount of $1,673, partially offset by $2,608 of net cash provided by changes in the levels of operating assets and liabilities and $933 of cash paid for income taxes.

Cash Flows Used in Investing Activities

During the six months ended June 30, 2019, cash provided by investing activities was $734, of which $1,268 was used to purchase intangible assets and $58 was used for the purchase of property and equipment, offset by a decrease in long term assets of $2,060. Net cash used in investing activities was $2,686 during the six months ended June 30, 2018, of which $2,372 was used to purchase intangible assets and $390 was used for the purchase of property and equipment, offset by a decrease in long term assets of $76.

During the years ended December 31, 2018, cash used in investing activities was $4,384, of which $3,566 was used to purchase intangible assets and develop internally generated intangibles, $418 was used for the purchase of property and equipment, and $400 was used for long term deposits. Net cash used in investing activities was $6,014 during the year ended December 31, 2017, of which $3,860 was used to purchase intangible assets and develop internally generated intangibles, $1,961 was used for the purchase of property and equipment, and $193 related to long term deposits.

Cash Flows Used in Financing Activities

Net cash used in financing activities during the six months ended June 30, 2019 and 2018 was $1,140 and $274, respectively. During the six months ended June 30, 2019, $806 of cash was used for finance costs, $301 was used for the reduction of lease liabilities and $33 was used for the payment to long term liabilities. During the six months ended June 30, 2018, $274 of cash was used for finance costs.

Net cash used in financing activities during the year ended December 31, 2018 and 2017 was $1,036 and $12,104, respectively. Cash used in financing activities during the year ended December 31, 2018, $1,036 was related to finance costs due to bank fees, interest expenses and exchange rate differences. During the year ended December 31, 2017, $23 of cash was provided from the issuance of ordinary shares, $127 was used for finance costs due to bank fees, interest expenses and exchange rate differences and $12,000 was used for the payment of dividends.

Capital Expenditures

Capital expenditures were $1,326 for the six months ended June 30, 2019, compared to $2,762 for the six months ended June 30, 2018. Capital expenditures for the six months ended June 30, 2019, and 2018 were primarily related to the development and additional features to various trading platforms and leasehold improvements.

Capital expenditures were $3,984 for the year ended December 31, 2018, compared to $5,821 for the year ended December 31, 2017. Capital expenditures for the years ended December 31, 2018 and 2017 were primarily related to the development and additional features to various trading platforms and leasehold improvements.

Contractual Obligations

The following table sets forth the financial payments that ParagonEx will be obligated to make as of December 31, 2018:

As of December 31, 2018	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	$’000	$’000	$’000	$’000	$’000
Office Lease	6,380	1,064	1,993	3,323	-
Total contractual obligations	6,380	1,064	1,993	3,323	-

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as special purpose entities (“SPEs”).

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company, we are not required to provide the information required by this Item.

Critical Accounting Policies and Estimates

Principles of Consolidation

The consolidated financial statements include the accounts of ParagonEx and its wholly owned subsidiaries.

Subsidiaries are all entities (including structured entities) over which ParagonEx has control, being the exposure to or right to variable returns from its involvement with the entity and the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the ParagonEx Group. They are deconsolidated from the date that control ceases. All significant intercompany transactions, balances, gains and losses on transactions between ParagonEx Group companies have been eliminated in consolidation.

Use of Estimates

The consolidated financial statements have been prepared under the historic cost convention and in accordance with IFRS and International Financial Reporting Interpretations Committee (“IFRIC”) interpretations.  The preparation of financial statements in conformity with IFRS as issued by the IASB requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in notes 2h (criteria for capitalization of software developed for internal use), and 4 (useful lives of certain intangible assets), 2i (carrying amount of financial assets) and 2n (fair value of consideration in revenue arrangements) and 2q and 14 (actuarial valuation of net employee benefit liability) in the audited annual financial statements for ParagonEx included in this proxy statement.

Functional Currency and Foreign Currency Translation

Items included in the financial statements of each of the ParagonEx Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’).  The currency of the primary economic environment in which the operations of ParagonEx are conducted is the U.S. dollar. Thus, the functional currency of the ParagonEx and the reporting currency of the ParagonEx Group is the U.S. dollar.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated statement of comprehensive income as ‘Net foreign exchange gains/(losses)’. The results and financial position of all the ParagonEx Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the reporting currency are translated into the reporting currency as follows:

●	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

●	income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

●	all resulting exchange differences are recognized in other comprehensive income.

Research and Development

Research and development expenses are charged to the income statement as incurred, except (in the case of development expenses) where certain capitalization criteria are met, relating to technical feasibility and generation of future economic benefits.

Intangible Assets

Intangible assets comprise purchased computer software and internally generated software development costs. Development costs that are directly attributable to the design and testing of identifiable and unique software products controlled by the ParagonEx Group are recognized as intangible assets when the following criteria are met:

●	it is technically feasible to complete the software product so that it will be available for use;

●	management intends to complete the software product and use or sell it;

●	there is an ability to use or sell the software product;

●	it can be demonstrated how the software product will generate probable future economic benefits;

●	adequate technical, financial and other resources to complete the development and to use or sell the software product are available; and

●	the expenditure attributable to the software product during its development can be reliably measured.

Directly attributable costs that are capitalized as part of the software product include the software development employee costs and an appropriate portion of relevant overheads. Other development expenditures that do not meet these criteria are recognized as an expense as incurred.

Capitalized computer software is stated at historical cost to acquire/develop and bring to use the specific software less amortization. Amortization is computed by the straight-line method over the estimated useful life of the software. The annual rates of amortization are as follows:

%
Computer software	33
Internally generated software development costs	16.66

Costs associated with maintaining computer software programmers are recognized as an expense as incurred. The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.  An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

New Standards Adopted by the ParagonEx Group

A few new standards are effective for annual periods beginning on January 1, 2018 and have been applied in preparing these consolidated financial statements.

IFRS 16 Leases

IFRS 16 Lease (“IFRS 16”) was issued in January 2016. It will result in substantially all leases with terms of longer than 1 year being recognized in the statement of financial position. Under IFRS 16, the distinction between operating and finance leases has been eliminated. Under IFRS 16, a reporting entity record’s the right-of-use a leased item and a corresponding liability for lease payments.

The standard affected the ParagonEx Group’s accounting for the operating leases. As of December 31, 2018, the ParagonEx Group had non-cancellable operating lease commitments of $6,380 (2017: $3,039).

The ParagonEx Group applied the standard on its mandatory adoption date of January 1, 2019. The ParagonEx Group applied the simplified transition approach and did not restate comparative amounts for the year prior to first adoption. Right-of-use assets for property leases were measured on transition as if the new rules had always been applied. All other right-of-use assets were measured at the amount of the lease liability on adoption (adjusted for any prepaid or accrued lease expenses).

For the remaining lease commitments, the ParagonEx Group recognized right-of-use assets of approximately $5,532 less $475 of lease incentive totaling $5,057 on January 1, 2019, lease liabilities of $5,532 (after adjustments for prepayments and accrued lease payments recognized as at December 31, 2018.The deferred lease incentives of $475 was derecognized and offset from the right-of-use assets.

IFRIC 23 Uncertainty over income tax treatments

IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances.

IFRIC 23 is effective for the annual periods beginning on or after January 1, 2019, with earlier adoption permitted. The ParagonEx Group adopted the interpretation effective January 1, 2019 the impact of adopting this interpretation was insignificant to the ParagonEx Group’s consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF BEIJING BROOKFIELD

The following discussion and analysis of the results of operations and financial condition of BI China and its subsidiaries as of June 30, 2019 and for the nine months ended June 30, 2019 and 2018 and as of December 31, 2018 and 2017 and for the years then ended should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this proxy statement under “Notes to Financial Statements”. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “us,” “we,” “our” and similar terms refer to BI China. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and their opposites and similar expressions, are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors” beginning on page 28 of this proxy statement for a discussion of some of the uncertainties and risks associated with these statements.

The financial information and related discussion and analysis contained in this section are presented in Chinese Renminbi, rounded to the nearest thousand (’000) for convenience of presentation.

Overview

Beijing Brookfield was incorporated in 2009 and is located in Beijing, China. In 2018, Beijing Brookfield acquired the assets described below.

●	Beijing NewNet Science & Technology Development Co. Ltd. (“NewNet”);

●	Beijing Xinhua Lottery Technology Co. Ltd. (“Xinhua Cai”);

●	Shanghai Xinguan Systems Engineering Co. Ltd. (“Shanghai Xinguan”);

●	Heilongjiang Longti Technology Co. Ltd. (“Long Ti ” or “ Longti”); and

●	Harbin Tengcai Science & Technology Co. Ltd (“Tengcai”).

Beijing Brookfield is a leader in China’s rapidly evolving $65+ billion lottery market, providing a one stop B2B technology solution for many of its lottery center clients, and is responsible for the operation of the lottery center websites, development and provision of cutting edge content, marketing and promotional activities as well as providing Self-Service Terminals.

Beijing Brookfield distributes various lottery products, which can broadly be split between traditional lottery games and betting games within both the Welfare and Sports Lotteries. Parts of Beijing Brookfield have been involved in and operating businesses in the Chinese lottery market for over 15 years and have developed deep relationships with some of China’s leading lottery centers, government agencies and portals.

Financial Condition Overview

Beijing Brookfield recognized net losses of ¥6,644, ¥114,110 and ¥114,086 on revenues of ¥10,796, ¥42,560 and ¥81,119, for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively. Cash used in continuing operating activities, before the impact of changes in operating asset and liabilities, were ¥6,469, ¥33,719 and ¥65,448, for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively.

Beijing Brookfield  had cash of ¥9,308, ¥11,184 and ¥86,404; working capital deficiency of ¥181,995, ¥177,328 and ¥151,788 and stockholders’ deficiency of ¥270,820, ¥264,176 and ¥218,054 at June 30, 2019, December 31, 2018 and December 31, 2017, respectively. As of June 30, 3019, Beijing Brookfield has ¥123,974 of outstanding debt.

During the first half of 2019, ¥3,395 of cash was provided by the change in operating assets and liabilities; cash of ¥294 was provided from investments in associates and ¥921 of cash was provided upon the sale of property and equipment. During full year 2018, Beijing Brookfield used ¥34,236 of cash to fund the change in its operating assets and liabilities, used ¥789 of cash to purchase property and equipment and intangibles, all partially offset by net cash recovered from the disposal of fixed assets, of ¥1,966 and paid no dividends. During full year 2017, ¥41,354 of cash was provided from the change in operating assets and liabilities; ¥6,000 of cash was used for investments in associates and ¥2,897 of cash was used for the purchase of property and equipment; ¥40,000 of cash generated from borrowings; ¥58,151 of cash was provided from investments; ¥48,680 of cash was used to repay loans and ¥2,162 was used to pay interest expense.

See below for details related to period over period changes in operating results.

Summary Financial Data

The following table sets forth Beijing Brookfield’s  consolidated results of operations for the periods shown:

	For the six months ended		For the years ended
	June 30,		December 31,
	2019	2018	2018	2017
	¥000		¥000
	(unaudited)
Revenue	10,796	24,287	42,560	81,119
Cost of revenues	(2,301)	(17,877)	(29,023)	(35,464)
Gross profit	8,495	6,409	13,537	45,655
Sales and marketing	(3,363)	(11,738)	(14,714)	(61,204)
Administrative expenses	(16,705)	(33,892)	(34,530)	(52,489)
Total operating expense	(20,068)	(45,630)	(49,244)	(113,693)
Net operating loss	(11,573)	(39,221)	(35,707)	(68,038)
Share of results of associates	(794)	(1)	172	(799)
Finance costs	(304)	(1,454)	(1,036)	(9,540)
Bad debt allowance	(2)	(39,990)	(75,948)	(1,781)
Impairment of goodwill	-	(11,921)	(11,921)	(23,545)
Net foreign exchange gains/(losses)	-	1	-	-
Other gain and loss	5,769	14,511	20,861	(1,021)
Profit (loss) before income tax	(6,904)	(78,075)	(103,579)	(104,724)
Tax	260	-	(43)	(520)
Net income (loss) from continuing operations	(6,644)	(78,075)	(103,621)	(105,244)
Discontinued Operations, net of tax	-	(6,005)	(10,488)	(8,842)
Net income (loss)	(6,644)	(84,081)	(114,110)	(114,086)

Consolidated Results of Operations

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

Revenue

For the six months ended June 30, 2019, revenue decreased by ¥13,491, or 56%, from ¥24,287 to ¥10,796, as compared to the six months ended June 30, 2018, as result of discontinuing the Company’s non-core businesses, such as footnote and mobile top, in order to refocus on its lottery business.

Cost of sales

For the six months ended June 30, 2019, cost of sales decreased by ¥15,576, or 87%, from ¥17,877 to ¥2,301, primarily as result of discontinuing the Company’s non-core businesses, such as footnote and mobile top, in order to refocus on its lottery business.

Sales and marketing expenses

For the six months ended June 30, 2019, sales and marketing expenses decreased by ¥8,375, or 71%, from ¥11,738 to ¥3,363 as compared to the six months ended June 30, 2018. The decrease is primarily associated with headcount reductions as the result of management’s commitment to reduce costs.

Administrative expenses

For the six months ended June 30, 2019, administrative expenses decreased by ¥17,187, or 51%, from ¥33,892 to ¥16,705, as compared to the six months ended June 30, 2018. The decrease in administrative expenses is primarily related to headcount reductions and reductions in indirect expenses as the result of management’s commitment to reduce costs and focus on its core business.

Finance costs

For the six months ended June 30, 2019, finance costs decreased by ¥1,150, or 79%, from ¥1,454 to ¥304, as compared to the six months ended June 30, 2018. The decrease was due to the reduction in debt principal outstanding due to the repayment of loans during October 2018, resulting in a decrease in finance costs.

Share of results of associates

For the six months ended June 30, 2019, share of results of associates increased by ¥793, from ¥1 to ¥794, as compared to the six months ended June 30, 2018. During the six months ended June 30, 2018, there was no earnings of associates as the result of changes in Chinese regulations during the period.

Impairment of goodwill

For the six months ended June 30, 2019, impairment of goodwill decreased by ¥11,921, from ¥11,921 to ¥0, as compared to the six months ended June 30, 2018. During the six months ended June 30, 2018, the Company determined that the fair value of the goodwill was ¥0 and recorded an impairment charge to reduce the carrying value of goodwill to ¥0.

Other gain and loss

For the six months ended June 30, 2019, other gains decreased by ¥8,742, or 60%, from ¥14,511 to ¥5,769, as compared to the six months ended June 30, 2018. The decrease resulted from the reversal of bad debt expense during the six months ended June 30, 2018, since related party loans which had been reserved, were deemed to be collectible.

Tax

The Company received a tax refund of ¥260 during the six months ended June 30, 2019.

Year Ended December 31, 2018 Compared with Year Ended December 31, 2017

Revenue

For the year ended December 31, 2018, revenue decreased by ¥38,559, or 48%, from ¥81,119 to ¥42,560, as compared to the year ended December 31, 2017. During the year ended December 31, 2018, the Company restructured its business, closing non-core businesses such as its football business and mobile top, in order to focus on its core lottery business, resulting in reduction of revenue during 2018.

Cost of sales

For the year ended December 31, 2018, cost of sales decreased by ¥6,441, or 18%, from ¥35,464 to ¥29,023, as compared to the year ended December 31, 2017 primarily related to the reduction in revenue due to the closure of non-core business as described above.

Sales and marketing expenses

For the year ended December 31, 2018, sales and marketing decreased by ¥46,490, or 76%, from ¥61,204 to ¥14,714, as compared to the year ended December 31, 2017, primarily resulting from headcount reductions as the result of management’s commitment to reduce costs.

Administrative expenses

For the year ended December 31, 2018, administrative expenses decreased by ¥17,959, or 34%, from ¥52,489 to ¥34,530, as compared to the year ended December 31, 2017. For the years ended December 31, 2018 and 2017, administrative expenses decreases as a result of management’s commitment to reduce costs by closing non-core businesses and focus on core business. The Company has reduced headcount in its Chinese operation from 400 to 120 people in 2018. The Company has also reduced indirect expenses by restructuring the business.

Finance costs

For the year ended December 31, 2018, finance costs decreased by ¥8,504 or 82%, from ¥9,540 to ¥1,036, as compared to the year ended December 31, 2017. The decrease was due to the decrease in the amount of debt principal outstanding during the period,

Share of results of associates

For the year ended December 31, 2018, share of results of associates increased by ¥971, or 122%, from a loss of ¥799 during the year ended December 31, 2017 to a gain of ¥172 for the year ended December 31, 2018, as the result of changes in Chinese regulations that impacted the associate’s business during 2017 and the first half of 2018.

Impairment expense

For the year ended December 31, 2018, impairment charges increased by ¥62,543, or 247%, from ¥25,326 to ¥87,869, as compared to the year ended December 31, 2017. Impairment charges during the year ended December 31, 2018 consisted of ¥11.9 million related to impairment of goodwill, ¥27.0 million related to a third-party loan that is considered to be unrecoverable, and ¥48.9 million balance resulting from impairment of related party loans deemed to be unrecoverable.

Other gain and loss

For the year ended December 31, 2018, other loss decreased by ¥21,882, or 2,143%, from a loss of ¥1,021 to a gain of ¥20,861, as compared to the year ended December 31, 2017, resulting from the reversal of bad debt expense.

Tax

For the year ended December 31, 2018, tax expense was decreased by ¥477, from an expense of ¥520 for the year ended December 31, 2017 to a refund of ¥43 for the year ended December 31, 2018. The tax expense in 2017 is a Chinese tax assessed upon the withdrawal of funds from a bank which were provided by foreign related parties.

Discontinued operations

For the year ended December 31, 2018, discontinued operations were increased by ¥1,646, from ¥8,842 to ¥10,488, as compared to the year ended December 31, 2017. The increase was due to the closure of three subsidiaries during the year ended December 31, 2018.

Financial Resources and Liquidity

Financial Resources

  We have incurred substantial and negative cash flows from operations since 2015. The Company incurred losses of ¥6,644, ¥114,110 and ¥114,086 for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively. Our cash balance at June 30, 2019 was ¥9,308. We have no undrawn borrowing facilities at our disposal. These factors raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2018 and 2017, stating that we have incurred significant losses and need to raise additional funds to meet our obligations and sustain our operations. Our ability to continue as a going concern is dependent on our ability to successfully execute our business plans, which includes increasing revenues while controlling operating expenses, as well as generating operational cash flows and continuing to gain support from outside sources of financing.

We manage liquidity risk by maintaining adequate reserves and banking facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. During 2018, the management team presented short-term and medium-term plans which included the reduction in the previous heavy cost of technology investment; a refocus of the business on its significant core strengths; and, and a strategy to grow revenue streams more quickly at higher margins and on a lower cost base.

Cash Flows

The following table sets forth Beijing Brookfield’s consolidated cash flows for the periods presented:

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017
	¥’000	¥’000	¥’000	¥’000
	(Unaudited)
Net cash generated by continuing operating activities	¥(3,074)	¥29,600	¥517	¥53,368
Net cash generated by/(used in) discontinued operating activities	-	(48,147)	(48,369)	(24,355)
Net cash generated/(used) in investing activities from continuing operations	1,199	(151)	1,176	(4,002)
Net cash generated/(used) in investing activities from discontinued operations	-	-	-	(6,000)
Net cash generated/(used) in investing activities	1,199	(151)	1,176	(10,002)
Net cash generated/(used) in financing activities	-	(41,714)	(28,545)	47,308
Net (decrease)/increase in cash and cash equivalents from continuing operations	(1,876)	(12,265)	(26,851)	18,951
Net decrease in cash and cash equivalents from discontinued operations	-	(48,147)	(48,369)	47,368
Cash and cash equivalents at the beginning of period from continuing operations	11,184	38,257	38,035	19,084
Cash and cash equivalents, beginning of period from discontinued operations	-	48,147	48,369	1,000
Cash and cash equivalents at the end of the year from continuing operations	¥9,308	¥25,992	¥11,184	¥38,035
Cash and cash equivalents, end of period from discontinued operations	-	-	-	48,369

Cash Flows Generated (Used) in Operating Activities

We experienced negative cash flows from operating activities from the continuing operations for the six months ended June 30, 2019 in the amounts of ¥3,074 and generated positive cash flows for the six months ended June 30, 2018 in the amount of ¥29,600. We experienced negative cash flows from operating activities from the discontinued operations for the six months ended June 30, 2019 and 2018 in the amounts of ¥0 and ¥48,147, respectively. The net cash used in operating activities for the six months ended June 30, 2019 was primarily due to cash used to fund a net loss of ¥6,644, adjusted for non-cash expenses in the aggregate amount of ¥174, plus ¥3,395 of cash generated by changes in the levels of operating assets and liabilities. The net cash provided in operating activities from the continuing operations for the six months ended June 30, 2018 was primarily due to cash provided by changes in the levels of operating assets and liabilities. The net cash used in operating activities from the discontinued operations for the six months ended June 30, 2018 was primarily due to cash used to fund a net loss of ¥6,005, adjusted for non-cash expenses in the aggregate amount of ¥34,978, plus ¥72,698 of cash provided by changes in the levels of operating assets and liabilities, primarily as a result of an increase in accounts payable, adjusted by an increase in accounts receivable and inventories.

We generated positive cash flows by operating activities from the continuing operations for the year ended December 31, 2018 in the amount of ¥ 517 and experienced negative cash flows for the year ended December 31, 2017 in the amount ¥24,355. We experienced negative cash flows by operating activities from the discontinued operations for the years ended December 31, 2018 in the amount of ¥ 48,369 and generated positive cash flows for the year ended December 31, 2017 in the amount ¥53,368. The net cash provided in operating activities from the continuing operations for the year ended December 31, 2018 was primarily due to cash used to fund a net loss of ¥103,579, adjusted for non-cash expenses in the aggregate amount of ¥69,860 and ¥34,236 of cash provided by changes in the levels of operating assets and liabilities. The net cash used in operating activities from the discontinued operations for the year ended December 31, 2018 was primarily due to cash used to fund a net loss of ¥10,489, adjusted for non-cash expenses and cash used to fund changes in the levels of operating assets and liabilities. The net cash used in operating activities from the continuing operations for the year ended December 31, 2017 was primarily due to cash used to fund a net loss of ¥104,724, adjusted for non-cash expenses in the aggregate amount of ¥39,275 and ¥41,354 of cash provided by changes in the levels of operating assets and liabilities. The net cash provided in operating activities  from the discontinued operations for the year ended December 31, 2017 was primarily due to cash used to fund a net loss of ¥8,842, adjusted for non-cash expenses and cash provided by changes in the levels of operating assets and liabilities, primarily as a result of decreases in accounts receivable and increases in accounts payable due to cash constraints during the period.

Cash Flows Generated (Used) in Investing Activities

During the six months ended June 30, 2019, net cash generated by investing activities from the continuing operations was ¥1,199 due to cash generated from investments in associates in the amount of ¥294 and cash generated from the disposal of fixed assets, intangible assets and other assets in the amount of ¥921, all partially offset by cash used for the purchases of property, plant and equipment in the amount of ¥15. During the six months ended June 30, 2018, net cash used in investing activities was ¥151, representing cash used for the purchase of property, plant and equipment.

During the year ended December 31, 2018, net cash used in investing activities from the continuing operations was ¥1,176, due to cash used for the purchase of property, plant and equipment of ¥780 and cash used for the purchase of intangible assets of ¥9, all partially offset by net cash recovered from the disposal of fixed assets of ¥1966. During the year ended December 31, 2017, net cash used in investing activities from the continuing operations was ¥4,002, due to cash used for the purchase of property, plant, equipment and intangible assets of ¥4,230, all partially offset by net cash recovered from the disposal of fixed assets, of ¥228. During the year ended December 31, 2017, net cash used in investing activities from the discontinued operations was ¥6,000, due to cash used for investment in associates of ¥6,000.

Cash Flows Generated (Used) in Financing Activities

During the six months ended June 30, 2019 and 2018, cash used in financing activities from the continuing operations was ¥0 and ¥41,714, respectively. During the six months ended June 30, 2019, ¥40,000 of cash was used in the repayment borrowings and ¥1,768 of cash was used to distribute dividends, profits, or pay interest payments, all partially offset by cash proceeds generated from investments of ¥54.

During the years ended December 31, 2018 and 2017 cash (used by) generated by financing activities from the continuing operations was ¥(28,545) and ¥47,308, respectively. During the year ended December 31, 2018, ¥(6,515) of cash was used for the payment of interest and ¥(90,000) of cash was used for the repayment of borrowings, all partially offset by ¥67,989 of cash generated from other investments. During the year ended December 31, 2017, ¥58,151 of cash was generated from other investments, ¥40,000 of cash generated from borrowings partially offset by ¥48,680 of cash used in the repayments of borrowings and ¥2,162 of cash used to distribute dividends, profits, or pay interest payments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as special purpose entities (“SPEs”).

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company, we are not required to provide the information required by this item.

Critical Accounting Policies and Estimates

Basis of Preparation

The consolidated financial statements have been prepared in accordance with the IFRS, International Accounting Standards and Interpretations as issued and adopted by the IASB and are presented in Chinese Renminbi.

Principles of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries). Control is achieved when the Company:

●	has power over the investee;

●	is exposed or has rights to variable returns from its involvement with the investee; and

●	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above. When the Company has less than a majority of the voting rights of an investee, it considers that it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

●	the size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

●	potential voting rights held by the Company, other vote holders or other parties;

●	rights arising from other contractual arrangements; and

●	any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by the Company. All intra-Company transactions, balances, income and expenses are eliminated on consolidation.

When the Company loses control of a subsidiary, the gain or loss on disposal is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), less liabilities of the subsidiary and any non-controlling interests.

Use of Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. Key assumptions and estimates include (but are not limited to) impairment of goodwill and other tangible assets and the recoverability of financial assets.

New Standards Adopted by Beijing Brookfield

IFRS 9 Financial Instruments

In July 2014, the IASB issued the final and complete version of IFRS 9, “Financial Instruments” (“the new Standard”), which replaces IAS 39, “Financial Instruments: Recognition and Measurement”. IFRS 9 addresses the classification, measurement and derecognition of financial assets and financial liabilities, introduces new rules for hedge accounting and a new impairment model for financial assets.

IFRS 9 requires the recognition of impairment provisions based on expected credit losses (“ECL”) as opposed to incurred credit losses as was required under IAS 39. Beijing Brookfield adopted IFRS 9 using the simplified approach and has recorded lifetime expected losses on all trade receivables.

IFRS 15 Revenue from Contracts with Customers

The IASB issued IFRS 15, “Revenue from Contracts with Customers” (“the new Standard”) in May 2014. The new Standard replaces IAS 18, “Revenue”, IAS 11, “Construction Contracts”, IFRIC 13, “Customer Loyalty Programs”, IFRIC 15, “Agreements for the Construction of Real Estate”, IFRIC 18, “Transfers of Assets from Customers” and SIC-31, “Revenue - Barter Transactions Involving Advertising Services”.

The new Standard introduces a five-step model that applies to revenue earned from contracts with customers:

Step 1:	Identify the contract with a customer, including reference to contract combination and accounting for contract modifications.

Step 2:	Identify the distinct performance obligations in the contract

Step 3:	Determine the transaction price, including reference to variable consideration, significant financing components, non-cash consideration and any consideration payable to the customer.

Step 4:	Allocate the transaction price to the distinct performance obligations on a relative stand-alone selling price basis using observable prices, if available, or using estimates and assessments.

Step 5:	Recognize revenue when a performance obligation is satisfied, either at a point in time or over time.

Beijing Brookfield adopted IFRS 15 on January 1, 2018 on a modified retrospective basis. IFRS 15 differs from previous guidance in that it is based on the principle that revenue is recognized when control over a good or service is transferred to a customer. Beijing Brookfield generates revenue from technical services, which was recognized at a point in time upon the sale of a lottery ticket under IAS 18. Under IFRS 15, the Company satisfies its performance obligation and recognizes revenue at the point of sale of the lottery ticket. Accordingly, revenue will continue to be recognized under the same basis as IAS 18 and there was no impact on Beijing Brookfield financial statements as a result of the adoption of IFRS 15.

IFRS 16 Leases

IFRS 16 Lease (“IFRS 16”) was issued in January 2016. It will result in substantially all leases with terms of longer than 1 year being recognized in the statement of financial position. Under IFRS 16, the distinction between operating and finance leases has been eliminated. Under IFRS 16, a reporting entity must record the right to use a leased item and a corresponding liability for lease payments. We adopted IFRS 16 effective on January 1, 2019. As of January 1, 2019, all of Beijing Brookfield leases had terms of 12 months or less; as a result, we were not required to record a right of use asset or a corresponding lease liability as of the date of adoption, and there was no impact of adoption of IFRS 16 on the Beijing Brookfield consolidated financial statements.

IFRIC 23 Uncertainty over income tax treatments

IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances.

IFRIC 23 is effective for the annual periods beginning on or after January 1, 2019, with earlier adoption permitted. BI Chinga adopted the interpretation effective January 1, 2019 the impact of adopting this interpretation was insignificant to the Beijing Brookfield consolidated financial statements.

 Other New standards, interpretations and amendments effective from January 1, 2018

In the current year, BI China has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (IASB) that are mandatorily effective for an accounting period that begins on or after January 1, 2018, as summarized below. Their adoption has not had any material impact on the disclosures or on the amounts reported in these financial statements.

●	Amendments to IAS 7 ‘Statement of Cash Flows’: Disclosure Initiative

●	Amendments to IAS 12’ Income Taxes’: Recognition of Deferred Tax Assets for Unrealized Losses

●	Annual Improvements to IFRSs 2014-2016 Cycle: IFRS 12’ Disclosure of interests in other entities’

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of MICT Common Stock as of the date of this proxy statement (pre-Transactions) and, immediately following consummation of the Transactions by:

●	each person known by MICT to be the beneficial owner of more than 5% of MICT Common Stock on the date of this proxy statement (pre-Transactions); and

●	each of MICT’s current officers and directors;

●	each person who will become an executive officer or a director of MICT upon consummation of the Transactions;

●	all of MICT’s current officers and directors as a group;

●	all of MICT’s executive officers and directors as a group upon the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of shares of MICT Common Stock as of the date of this proxy statement (pre-Transactions) is based on 11,089,532 shares outstanding on January 10, 2020.

The beneficial ownership of shares of MICT Common Stock immediately following consummation of the Transactions is based on ______ shares to be outstanding.

Unless otherwise indicated, MICT believes that all persons named in the below table have sole voting and investment power with respect to all shares of MICT Common Stock beneficially owned by them.

	Pre-Transactions		Post-Transactions
Name and Address of Beneficial Owner (1)(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Global Fintech Holdings Ltd.
Stadium Parkgate (Holdings) Limited

Directors and Executive Officers Pre-Merger
David Lucatz
Moran Amran
Jeffrey Bialos
John M. Scott
Chezy Ofir
Darren Mercer
All Directors and Executive Officers Pre-Merger as a Group (six persons)

Directors and Executive Officers Post-Merger
Darren Mercer
Alon Michal
Amos Pickel
Simon Grant Duggan
Ronald Charles Spencer
John M. Scott
Chezy Ofir
Robert Cameron Floate
All Directors and Executive Officers Post-Merger as a Group (eight persons)

*	Less than one percent

(1)	Unless otherwise indicated, the address for each of the named parties above is 28 West Grand Ave., Suite 3, Montvale, NJ 07645.

(2)	Unless otherwise indicated, the address for each of the named parties above after the Merger shall be Regus 100QRC, 6th, 12th and 15th Floor, 100 Queen’s Road Center Central, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF MICT

MICT’s policy is to enter into transactions with related parties on terms that are on the whole no less favorable to it than those that would be available from unaffiliated parties at arm’s length. Based on its experience in the business sectors in which it operates and the terms of the transactions with unaffiliated third parties, MICT believes that all of the transactions described below met this policy standard at the time they occurred.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the “Directors, Executive Officers, Executive Compensation and Corporate Governance of MICT” section of this proxy statement.

On November 7, 2012, the board of directors and the audit committee of Micronet approved the entry into the Micronet Agreement which is a management and consulting services agreement with D.L. Capital Ltd., an entity controlled by Mr. Lucatz, MICT’s Chief Executive Officer and significant shareholder, pursuant to which effective November 1, 2012, Mr. Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the entities controlled by Mr. Lucatz the Micronet Management Fees, and cover other monthly expenses. Such agreement was further subject to the approval of Micronet’s stockholders, which was obtained at a special meeting held on January 30, 2013 for that purpose and went into effect following its execution on February 8, 2013. The Micronet Agreement was extended on November 1, 2015 for three years on the same terms and conditions and was approved by Micronet’s Board of Directors on October 11, 2015 and Micronet’s shareholders on November 16, 2015. Effective July 6th 2017, DLC has consented to reduce the Micronet Management Fees to NIS 23,000 and by its further consent, as of October 31, 2018 management and consulting services are rendered for no consideration.

On November 26, 2012, D.L. Capital Ltd. entered into a management and consulting services agreement with MICT, effective November 1, 2012, which provides that MICT would pay the entities controlled by Mr. Lucatz: (i) management fees of $13,000 on a monthly basis, and cover other monthly expenses, (ii) an annual bonus of 3% of the amount by which the annual EBITDA for such year exceeds the average annual EBITDA for 2011 and 2010, and (iii) a bonus of 0.5% of the purchase price of any acquisition or capital raising transaction, excluding the public offering contemplated at such time, completed by us during the term of the agreement.

On June 6, 2018, the Compensation Committee of MICT approved maintaining Mr. Lucatz’s annual base salary of $400,000. In addition, on June 6, 2018, the Compensation Committee of MICT approved a discretionary cash bonus to Mr. Lucatz, MICT’s Chief Executive Officer, in the aggregate amount of $300,000 as well the issuance of a stock option to purchase 300,000 shares of the Common Stock, with an exercise price of $1.32 per share, with 100,000 shares of common stock vesting immediately and 100,000 shares of common stock vesting on each of the first two anniversaries of the date of grant. The bonus and option were granted to Mr. Lucatz in light of his contributions to MICT’s successful sale of its then wholly owned subsidiary, Enertec Systems 2001 Ltd.

On December 30, 2015, MICT entered into the Meydan Loan pursuant to which Meydan agreed to loan MICT $750,000 on certain terms and conditions. As of December 31, 2017, the balance of the loan was $326,000. The Meydan Loan was fully paid in March 2018.

Subject to, and upon Closing of, the Merger, MICT will issue to each of the MICT Board members, 300,000 options to purchase MICT Common Stock  (1,200,000 options in the aggregate) with an exercise price equal to $1.41, which shall be granted as success bonuses under MICT’s existing Stock Incentive Plans or under the GFH Equity Plan (including the GFH Israeli Sub-Plan) and which shall be, converted into MICT Replacement Options (as described in Section 2.6(b) of the Acquisition Agreement) and which, for the, avoidance of doubt, and notwithstanding the termination of the employment or directorship of the option holder, shall expire on the 15 month anniversary of the Closing Date).

On June 4, 2019, the Company entered into the Note Purchase Agreement with BNN, a greater than 5% shareholder of MICT, which is affiliated with Darren Mercer, one of MICT’s directors, pursuant to which BNN agreed to purchase from the Company $2 million of convertible notes, which subscription amount shall be subject to increase by up to an additional $1 million as determined by BNN and the Company. The Convertible Notes, which shall be convertible into 1,818,181 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), are accompanied by the Note Warrants to purchase 1,818,181 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the Convertible Notes are convertible). The Convertible Notes have a duration of two years. Please see the section entitled “The Nasdaq Proposal – Preferred Stock and Warrants.”

Except as described above, no director, executive officer, principal stockholder holding at least 5% of MICT Common Stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during 2019, 2018 or 2017 in which the amount involved in the transaction exceeded or exceeds $120,000 or one percent of the average of the total assets of MICT at the year-end for the last two completed fiscal years.

DESCRIPTION OF MICT SECURITIES

General

MICT is authorized to issue 30,000,000 shares of capital stock consisting of 25,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 3,181,818 shares are designated as Series A Preferred Stock. As of December 31, 2019, 11,089,532 shares of Common Stock have been issued and are outstanding and 2,386,363 shares of Series A Preferred Stock outstanding. The Common Stock is held by 15 stockholders of record and the Series A Preferred Stock is held by four stockholders of record. Pursuant and subject to the other terms and conditions of the Merger Agreement, MICT is prohibited from issuing any of its equity securities prior to the Closing.

Common Stock

Holders of MICT Common Stock are entitled to one vote per share. MICT’s certificate of incorporation, as amended, does not provide for cumulative voting. Holders of MICT Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of MICT Common Stock are entitled to share ratably in all of MICT’s assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

MICT will proceed with the Proposals, only if, among other conditions, a majority of the votes cast vote in favor of the Proposals. In connection with any vote held to approve the Proposals, all stockholders that have agreed to the terms of the Voting Agreement, have agreed to vote their respective shares in favor of the Proposals. Pursuant to MICT’s bylaws, at least ten (10) days’ notice must be given for each general meeting. Stockholders may vote at meetings in person or by proxy.

Preferred Stock

MICT is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, 2,931,817 of which are currently outstanding. The shares of preferred stock may be issued in series, and each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the certificate of designation relating to such series, as approved by MICT’s board of directors and filed with the Delaware Secretary of State.

Prior to the issuance of any series of preferred stock, MICT will further amend its articles of incorporation by way of a certificate of designation designating such series and its terms. MICT will file a copy of the certificate of designation that contains the terms of each such series of preferred stock with the Delaware Secretary of State and the SEC each time MICT issues a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including, as applicable:

●	the designation, stated value and liquidation preference of the series;

●	the number of shares within the series;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of the series shall be entitled to receive in the event of MICT’s liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of the series shall be convertible or exchangeable for shares of MICT’s stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of the series; the status as to reissuance or sale of shares of the series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by MICT or any subsidiary, of the Common Stock or of any other class of MICT’s shares ranking junior to the shares of the series as to dividends or upon liquidation;

●	the conditions and restrictions, if any, on the creation of indebtedness by MICT or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of the series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of the series.

The issuance of any preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of MICT’s board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

Series A Convertible Preferred Stock

The following is a summary of the material terms of the Series A Convertible Preferred Stock (the “Series A Preferred Shares”). This summary is not complete. The following summary of the terms and provisions of the Series A Preferred Stock is qualified in its entirety by reference to the amended certificate of designation for the Series A Convertible Preferred Stock (the “Certificate of Designation”), the form of which has been filed as an exhibit to MICT’s Current Report on Form 8-K filed with the SEC on January 2, 2020. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Certificate of Designation.

General

MICT’s board of directors has designated up to 3,181,818 shares of the 5,000,000 authorized shares of preferred stock as Series A Preferred Shares, par value $0.001 per share. When issued, the Series A Preferred Shares will be validly issued, fully paid and non-assessable. Each share of Series A Preferred Shares will have a stated value of $2.20 per share, subject to increase as further described in the Certificate of Designation (the “Stated Value”).

Rank

The Series A Preferred Stock shall, with respect to dividends and liquidation rights, rank senior to the Junior Securities.

Conversion

Each Series A Preferred Share is initially convertible into shares of Common Stock (subject to adjustment as provided in the certificate of designation for the Series A Preferred Stock) at any time at the option of the holder at a conversion price equal to the Stated Value, divided by $1.10. Holders of Series A Preferred Shares will be prohibited from converting the Series A Preferred Shares into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to MICT.

Liquidation Preference

In the event of MICT’s liquidation, dissolution or winding-up (a “Liquidation”), holders of Series A Preferred Shares will be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of preferred stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of MICT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders will be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The business combination pursuant to the Acquisition Agreement (the “Business Combination”) will not be deemed a Liquidation.

Voting Rights

Holders of Series A Preferred Shares will vote together with the holders of the Common Stock as a single class on an as-converted basis on all matters presented to the holders of Common Stock and will vote as a separate class on all matters presented to the holders of preferred stock. In addition, without the approval of the Holders of Series A Preferred Shares of at least fifty percent (50%) of the outstanding preferred stock, MICT will not, among other things, (i) except with respect to the Merger, sell all or substantially all of its assets, merge or consolidate with another entity (other than a merger in which the stockholders of MICT continue to own at least fifty percent (50%) of the outstanding voting securities of the surviving corporation) or voluntarily liquidate or dissolve MICT, (ii) alter or change the rights, preferences or privileges of the preferred stock, (iii) authorize the issuance of securities having a preference over or on parity with the preferred stock, (iv) except with respect to the Merger, redeem any shares of capital stock of MICT (other than any redemption of securities from officers or employees of MICT pursuant to existing contractual arrangements with such officers or employees or in connection with the termination of their employment). Nothing therein shall prevent MICT from taking all action necessary to give effect to the treatment of the MICT Options (as defined in the Acquisition Agreement) pursuant to Section 2.6 of the Acquisition Agreement. Any new offerings of any equity securities of MICT (including without limitation, Common Stock Equivalents) will require the approval of a majority of the board of directors following the Board Change (as defined in the Purchase Agreement) and will require the affirmative vote of the Preferred Director (as defined in the Purchase Agreement) except with respect to an Exempt Issuances (as defined in the Purchaser Agreement).

Dividends

Commencing on March 31, 2020, holders of the Series A Preferred Shares will be entitled to receive, and MICT will pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of seven percent (7%) per annum, payable quarterly on January 1, April 1, July 1 and October 1, on each Conversion Date (with respect only to preferred stock being converted), and on each Optional Redemption Date (with respect to Preferred Stock being redeemed) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment will be due on the next succeeding Trading Day), in cash. Commencing on June 30, 2020, the foregoing dividend rate will increase to fourteen percent (14%) per annum.

On each Closing Date, MICT shall have notified the holders of the Series A Preferred Shares whether or not it may legally pay cash dividends as of such Closing Date. MICT shall promptly notify the holders of the Series A Preferred Shares at any time MICT shall become able or unable, as the case may be, to legally pay cash dividends.

Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of MICT legally available for the payment of dividends.

Any dividend that are not paid within three (3) Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law which shall accrue daily from the Dividend Payment Date through and including the date of actual payment in full.

So long as any Preferred Stock shall remain outstanding, neither MICT nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 of the Certificate of Designations or dividends due and paid in the ordinary course on preferred stock of MICT at such times when MICT is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the preferred stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the preferred stock.

Redemption

MICT is not obligated to redeem or repurchase any Series A Preferred Shares. Series A Preferred Shares are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

MICT does not plan on making an application to list the Series A Preferred Shares on any national securities exchange or other nationally recognized trading system.

Series B Convertible Preferred Stock

The following is a summary of the material terms of the Series B Preferred Shares. This summary is not complete. The following summary of the terms and provisions of the Series B Preferred Stock is qualified in its entirety by reference to the certificate of designation for the Series B Convertible Preferred Stock (the “Certificate of Designation”), the form of which has been attached herewith as Annex M. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Certificate of Designation.

General

MICT’s board of directors has designated up to 1,818,182 shares of the 5,000,000 authorized shares of preferred stock as Series B Preferred Shares, par value $0.001 per share. When issued, the Series B Preferred Shares will be validly issued, fully paid and non-assessable. Each share of Series B Preferred Stock will have a stated value of $2.20 per share, subject to adjustment as further described in the Certificate of Designation (the “Stated Value”).

Rank

The Series B Preferred Shares shall, with respect to dividends and liquidation rights, rank senior to the Junior Securities.

Conversion

Upon the terms and subject to the limitations on conversion and the conditions thereinafter set forth, at any time after MICT shall have received shareholder approval until no Series B Preferred Shares remain outstanding, each Series B Preferred Share is initially convertible into shares of Common Stock (subject to adjustment as provided in the certificate of designation for the Series B Preferred Shares) at any time at the option of the holder at a conversion price equal to the Stated Value, divided by $1.10. Holders of Series B Preferred Shares will be prohibited from converting the Series B Preferred Shares into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 19.99% of the total number of shares of Common Stock then issued and outstanding.

Liquidation Preference

In the event of MICT’s Liquidation, holders of Series B Preferred Shares will be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of MICT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders will be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Business Combination will not be deemed a Liquidation.

Voting Rights

The Series B Preferred Shares are non-voting.

Dividends

So long as any Series B Preferred Shares shall remain outstanding, neither MICT nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 7 of the Certificate of Designations or dividends due and paid in the ordinary course on preferred stock of MICT at such times when MICT is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the preferred stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the preferred stock.

Redemption

MICT is not obligated to redeem or repurchase any Series B Preferred Shares. Series B Preferred Shares are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

MICT does not plan on making an application to list the Series B Preferred Shares on any national securities exchange or other nationally recognized trading system.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for MICT is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601.

Listing

MICT Common Stock is listed on the Nasdaq Capital Market under the symbol “MICT”.

Anti-Takeover Provisions

Delaware Law

MICT is subject to the DGCL, and pursuant to Section 203 of the DGCL, MICT is generally prohibited from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring MICT to negotiate in advance with the MICT Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in management.

Since MICT has not elected to be exempt from the restrictions imposed under Section 203, it is subject to Section 203 because MICT shares of common stock are listed on a national securities exchange as of listing on Nasdaq on April 29, 2013.  Unless an amendment to MICT’s certificate of incorporation is adopted by action of MICT stockholders expressly electing not to be governed by Section 203, MICT is generally subject to Section 203, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that MICT listed on Nasdaq.

Section 214 of the DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. The certificate of incorporation of MICT, as amended, does not provide for cumulative voting. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of MICT. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Warrants

MICT currently has warrants to purchase 1,187,500 shares of MICT Common Stock outstanding.

Units

MICT currently has no outstanding units.

Notes

On March 29, 2018, MICT and MICT Telematics executed and closed on a securities purchase agreement with Yorkville, whereby MICT issued and sold to Yorkville (1) the Series A Convertible Debentures in the aggregate principal aggregate amount of $3,200,000 and (2) the Series B Convertible Debenture in the principal aggregate amount of $1,800,000, which debentures were subsequently amended on December 17, 2018 in connection with the Yorkville Agreement.

Dividends

MICT has not paid any cash dividends on its common stock to date and is prohibited from paying dividends prior to the Closing. The payment of cash dividends in the future, including after the Merger, will be dependent upon GFH’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Merger. The payment of any dividends subsequent to the Merger will be within the discretion of GFH’s then board of directors, as appropriate.

MICT’s Amended and Restated Certificate of Incorporation and Bylaws

Certificate of Incorporation and Amended and Restated Bylaw Provisions

The certificate of incorporation, as amended, and amended and restated bylaws, as applicable, among other things:

●	provide the MICT Board with the ability to issue up to 25,000,000 shares of Common Stock and up to 5,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of such shares, without stockholder approval;

●	provide the board of directors with the ability, in certain circumstances, to alter MICT’s bylaws without stockholder approval;

●	provide the board of directors with the exclusive authority to fix the number of directors constituting the whole board; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of MICT. These provisions are designed to reduce vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. MICT believes that the benefits of increased protection of potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure MICT outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Appraisal Rights for MICT Stockholders

In accordance with Section 262 of the Delaware General Corporation Law, MICT stockholders do not have appraisal rights in connection with the Transactions.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the MICT Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of MICT at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645 (if sent before the Merger) or ________ (if sent after the Merger). Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, MICT and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of MICT’s annual report to stockholders and MICT’s proxy statement. Upon request, MICT will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that MICT deliver single copies of such documents in the future. Stockholders may notify MICT of their requests by calling or writing MICT at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645 (if before the Merger) or Regus 100QRC 6th, 12th and 15th Floor, 100 Queen’s Road Center Central, Hong Kong (if after the Merger).

TRANSFER AGENT AND REGISTRAR

The transfer agent for MICT’s Common Stock is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601.

SUBMISSION OF PROPOSALS TO MICT STOCKHOLDERS

The MICT Board is aware of no other matter that may be brought before the Special Meeting. If any matter other than the Proposals or related matters should properly come before the Special Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, you will be entitled to attend and participate in the combined entity’s annual meetings of stockholders. If we hold a 2020 annual meeting of stockholders, we will provide notice of or otherwise publicly disclose the date on which the 2020 annual meeting will be held. If the 2020 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the combined entity’s 2020 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

MICT files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information regarding MICT at the SEC web site, which contains reports, proxy statements and other information, at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to MICT has been supplied by MICT, all such information relating to GFH has been supplied by GFH. Information provided by MICT or GFH does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the matters to be considered at the Special Meeting, you should contact via phone or in writing:

Morrow Sodali LLP

470 West Avenue

Stamford, CT 06902

Tel: (800) 662-5200 or banks and brokers can call (203) 658-9400

Email: MICT.info@morrowsodali.com

Financial Statements of MICT

MICT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,767	$2,174
Trade accounts receivable, net	—	1,010
Short term loan to Micronet Ltd.	190	—
Inventories	—	4,345
Other accounts receivable	110	339
Total current assets	6,067	7,868

Property and equipment, net	26	661
Intangible assets, net and others	—	434
Long-term deposit and prepaid expenses	—	703
Restricted cash escrow	477	477
Micronet Ltd. investment	1,058	—
Total long-term assets	1,561	2,275

Total assets	$7,628	$10,143

MICT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2019	December 31, 2018
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$-	$2,806
Short term credit from others and current portion of long term loans from others	2,057	3,004
Trade accounts payable	-	1,531
Other accounts payable	269	1,211
Total current liabilities	2,326	8,552

Long term loans from others	1,834	-
Long term escrow	477	477
Accrued severance pay, net	50	110
Total long term liabilities	2,361	587

Stockholders’ Equity:
Convertible Preferred stock; $0.001 par value, 2,386,363 and 0 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	2	-
Common stock; $0.001 par value, 25,000,000 shares authorized, 11,009,532 and 9,342,088 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	11	9
Additional paid in capital	14,022	11,905
Additional paid in capital - preferred stock	4,827	-
Accumulated other comprehensive (loss)	58	(117)
Accumulated loss	(15,979)	(12,757)
MICT, Inc. stockholders’ equity	2,941	(960)

Non-controlling interests	-	1,964

Total equity	2,941	1,004

Total liabilities and equity	$7,628	$10,143

MICT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018

Revenues	$477	$12,897	$-	$2,216
Cost of revenues	846	9,589	-	2,162
Gross profit (loss)	(369)	3,308	-	54

Operating expenses:
Research and development	261	1,457	-	425
Selling and marketing	198	1,217	-	383
General and administrative	2,161	5,070	501	2,544
Amortization of intangible assets	20	652	-	214
Total operating expenses	2,640	8,396	501	3,566

Loss from operations	(3,009)	(5,088)	(501)	(3,512)
Share in investee losses	(771)	-	(366)	-
Net profit from loss of control	299	-	-	-
Financial expenses, net	(292)	(956)	(346)	(104)
Loss before provision for income taxes	(3,773)	(6,044)	(1,213)	(3,616)
Income (provision for taxes)	(5)	(566)	3	(562)

Net loss from continued operation	(3,778)	(6,610)	(1,210)	(4,178)
Net profit from discontinued operation (includes capital gain from disposal amounting to $6,844)	-	4,894	-
Total net loss	(3,778)	(1,716)	(1,210)	(4,178)
Net loss attributable to non-controlling interests	(556)	(1,726)	-	(1,542)

Net profit (loss) attributable to MICT, Inc.	(3,222)	10	(1,210)	(2,636)

Earnings (loss) per share attributable to MICT, Inc.
Basic and diluted loss per share from continued operation	$(0.30)	$(0.54)	$(0.11)	$(0.28)
Basic and diluted earnings per share from discontinued operation	-	0.54	-	-

Weighted average common shares outstanding:	10,583,496	9,107,034	11,009,532	9,342,155

MICT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(USD In Thousands)

(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018

Net (loss)	$(3,778)	$(1,716)	$(1,210)	$(4,178)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	(143)	(514)	-	133
Comprehensive income attributable to investment in Micronet Ltd.	58	-	58	-
Total comprehensive (loss)	(3,863)	(2,230)	(1,152)	(4,045)
Comprehensive (loss) attributable to non-controlling interests	(463)	(1,984)	-	(1,431)
Comprehensive (loss) attributable to MICT, Inc.	$(3,400)	$(246)	$(1,152)	$(2,614)

MICT, INC.

STATEMENTS OF CHANGES IN EQUITY

(In Thousands, Except Numbers of Shares)

	Common Stock		Common Stock		Additional Paid-in	Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Capital	Earnings	Income	Interest	Equity
Balance, December 31, 2018	-	-	9,342,115	9	11,905		(12,757)	(117)	1,964	1,004
Shares issued to service providers and employees			420,600		533					533
Stock based compensation					46					46
Comprehensive loss							(3,222)	(248)	(393)	(3,863)
Stock based compensation in subsidiary					70				(70)
Loss of control of subsidiary								423	(1,501)	(1,078)
Issuance of shares, net			1,246,817	2	1,346					1,348
Issuance of shares, net- Series A Preferred Stock and warrants	2,386,363	2			122	4,827				4,951

Balance, September 30, 2019	2,386,363	2	11,009,532	11	14,022	4,827	(15,979)	58	0	2,941

	Common Stock		Common Stock		Additional Paid-in	Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Capital	Earnings	Income	Interest	Equity
Balance, June 30, 2019	-	-	11,009,532	11	13,893		(14,769)	0	0	(865)
Stock based compensation					7					7
Comprehensive loss							(1,210)	58	-	(1,152)
Issuance of shares, net- Series A Preferred Stock and warrants	2,386,363	2			122	4,827				4,951

Balance, September 30, 2019	2,386,363	2	11,009,532	11	14,022	4,827	(15,979)	58	0	2,941

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Shares	Amount	Capital	Earnings	Income	Interest	Equity
Balance, December 31, 2017	8,645,656	8	10,881	(10,147)	(363)	5,595	5,974
Shares issued to service providers and employees	123,500	-	170	-	-	-	170
Issuance of warrants	-	-	28	-	-	-	28
Stock based compensation			357				357
Comprehensive loss	-	-	-	10	(76)	(2,163)	(2,229)
Stock based compensation in subsidiary	-	-	(179)	-	-	179	0
Issuance of shares, net	572,959	1	609	-	-	-	610
Balance, September 30, 2018	9,342,115	9	11,866	(10,137)	(439)	3,611	4,910

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Shares	Amount	Capital	Earnings	Income	Interest	Equity
Balance, June 30, 2018	9,144,465	9	11,301	(7,501)	(504)	5,042	8,347
Shares issued to service providers and employees	81,000		119				119
Stock based compensation			357				357
Comprehensive loss	-	-	-	(2,636)	65	(1,473)	(4,044)
Stock based compensation in subsidiary	-	-	(42)	-	-	42	-
Issuance of shares, net	116,650	-	131				131
Balance, September 30, 2018	9,342,115	9	11,866	(10,137)	(439)	3,611	4,910

MICT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD In Thousands)

(Unaudited)

	Nine months ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss) from continued operations	$(3,778)	$234

Adjustments to reconcile net income to net cash provided by operating activities:
Profit from loss of control	(299)	(6,844)
Share in investee losses	436	—
. Impairment of equity method investment and change in fair value in loan to Micronet	335
Depreciation and amortization	85	902
Change in deferred taxes	—	542
Change in fair value of derivatives, net	—	(11)
Accrued interest and exchange rate differences on bank loans	109	(166)
Extinguishment of loan costs and commissions	—	360
Accrued interest and exchange rate differences on loans from others	399	66
Stock-based compensation for employees and consultants	509	707
Decrease in trade accounts receivable, net	672	2,238
Decrease in inventories	348	610
Decrease in accrued severance pay, net	(6)	(3)
Increase in other accounts receivable	(292)	(221)
Increase in trade accounts payable	(394)	(2,111)
Decrease in other accounts payable	(52)	(1,675)
Net cash used in operating activities	$(1,928)	$(5,372)

MICT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD In Thousands)

(Unaudited)

	Nine months ended September 30,
	2019	2018
CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to Micronet Ltd.	(250)	-
Consideration from disposal of discontinued operation	$-	$4,295
Property and equipment	(57)	(188)
Deconsolidation of Micronet Ltd. (Appendix A)	(608)	-
Net cash (used in) provided by investing activities	$(915)	$4,107

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit	$-	$1,696
Receipt of long term convertible loan from others	1,834	1,373
Receipt of loans from others, net	-	4,971
Repayment of bank loans, net	(352)	(1342)
Extinguishment of loan costs	-	(360)
Repayment of short term loans	-	(5,412)
Issuance of convertible preferred shares and warrants net	4,829	-
Issuance of shares, net	-	479
Issuance of warrants net	122	28
Net cash provided by financing activities	$6,433	$1,433

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	3,590	168

Cash, Cash Equivalents and restricted cash at the beginning of the period	2,174	2,398

TRANSLATION ADJUSTMENT ON CASH AND CASH EQUIVALENTS	3	(29)
Cash, Cash Equivalents and restricted cash at end of the period	$5,767	$2,537

Supplemental disclosure of cash flow information:
Amount paid during the period for:

Interest	$172	$763
Taxes	$3	$7

Appendix A: Micronet Ltd.

February 24, 2019
Working capital other than cash	(2,301)
Finance lease	359
Accrued severance pay, net	60
Translation reserve	(423)
Micronet Ltd investment in fair value	1,711
Non-controlling interests	1,501
Net profit from loss of control	(299)
Cash	608

Appendix B: Non Cash Transaction

As of February 21, 2019, the Company issued to YA II PN Ltd., a Cayman Island exempt limited partnership and affiliate of Yorkville Advisors Global, LLC, or Yorkville, 250,000 shares of its common stock as part of a conversion of $250 of certain Series A Convertible Debentures at a conversion price of $1.00 per share.

On March 13, 2019, the Company issued an additional 996,817 shares of its common stock as part of a conversion of $1,000 of certain Series A Convertible Debentures at a conversion price of $1.10 per share.

NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except per share data)

NOTE 1 — DESCRIPTION OF BUSINESS

Overview

MICT Inc., or we or the Company, was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, the Company changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., the Company changed the Company name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trade on the Nasdaq Capital Market, or Nasdaq, since April 29, 2013.

The Company’s business relates to its ownership interest in its Israel-based subsidiary, Micronet Ltd., or Micronet, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management, or MRM, market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

As of December 31, 2018, the Company held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, the Company’s President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange, or the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, voting interest in Micronet stood at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet resulted in the deconsolidation of Micronet’s operating results from our financial statements as of February 24, 2019. Therefore, commencing from February 24, 2019, the Company account for the investment in Micronet in accordance with the equity method. As a result of the deconsolidation, the Company recognized a net profit of $299 in February 2019.

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

NOTE 1 — DESCRIPTION OF BUSINESS (Cont.)

On December 18, 2018, the Company, Global Fintech Holdings Ltd., a British Virgin Islands corporation, or BVI Pubco, GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of BVI Pubco, or Merger Sub, BNN Technology PLC, a United Kingdom Private limited company, or BNN, Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN, or BI China, ParagonEx LTD, a British Virgin Islands company, or ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an Acquisition Agreement, or the Acquisition Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Acquisition Agreement, Merger Sub will merge with and into the Company, as a result of which each outstanding share of the Company’s common stock and warrant to purchase the same shall be cancelled in exchange for the right of the holders thereof to receive 0.93 substantially equivalent securities of BVI Pubco, after which BVI Pubco will acquire (i) all of the issued and outstanding securities of BI China in exchange for newly issued ordinary shares of BVI Pubco and (ii) all of the issued and outstanding ordinary shares of ParagonEx for a combination of cash in the amount equal to approximately $25,000 (the majority of which was raised in a private placement by BVI Pubco), unsecured promissory notes and newly issued ordinary shares of BVI Pubco, or collectively, the Acquisitions.

In July 2019, the Company paid all of its outstanding bank loans in the amount of $251. During 2019, the Company repaid the entire outstanding principal balance of the Series B Convertible Debentures to Yorkville in the aggregate amount of $1,225, which was paid in shares of the Company’s common stock, and in October 31, 2019, the Company paid all of its outstanding principal balance, together with its accrued interest and a required 10% premium, of the Series A Convertible Debentures issued to Yorkville in the aggregate amount of $2,057.

The Company filed a Form S-3 registration statement (File No. 333-219596) under the Securities Act of 1933, as amended, with the SEC using a “shelf” registration process, which was declared effective on July 31, 2017. Under this shelf registration process, the Company may, from time to time, sell common stock, warrants or units in one or more offerings up to a total dollar amount of $30,000, subject to certain limitations as set forth in General Instruction I.B.6. of Form S-3, pursuant to which the Company has sold approximately $1,000 of our securities to date.

On June 4, 2019, the Company entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share, or the Preferred Stock. The Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock of the Company, was sold together with certain common stock purchase warrants, or the Preferred Warrants, to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7,000 to the Company, or the Preferred Offering.

Concurrently with the Preferred Offering, the Company entered into a Securities Purchase Agreement, or the Note Purchase Agreement, with BNN, pursuant to which BNN agreed to purchase from the Company $2,000 of convertible notes, which subscription amount shall be subject to increase by up to an additional $1,000 as determined by BNN and the Company, or collectively, the Convertible Notes. The Convertible Notes, which shall be convertible into 1,818,181 shares of common stock, shall be sold together with certain common stock purchase warrants to purchase 1,818,181 shares of common stock. The Convertible Notes have a duration of two years.

On July 29, 2019, the Company completed the first closing in the Preferred Offering, pursuant to which it sold 2,386,363 shares of Preferred Stock and 3,579,544 accompanying Preferred Warrants for aggregate gross proceeds of $5,250. The Company paid an aggregate of $420 in fees in with respect to the Preferred Offering.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and condensed footnotes have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission, or the SEC, regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by the accounting principles generally accepted in the United States of America, or U.S. GAAP, for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for fair statement of results for the interim periods presented have been included. The results of operations for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the full year 2019 or for other interim periods or for future years. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Furthermore, from February 24, 2019 the Company began to account for the investment in Micronet in accordance with the equity method, and therefore, the results of operations for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the full year 2019 or for other interim periods or for future years.

Principles of Consolidation

The accompanying financial statements are prepared in accordance with U.S. GAAP.

Note 3 — Loans from others

On March 29, 2018, the Company and MICT Telematics Ltd. (formerly known as Enertec Electronics Ltd.), or MICT Telematics, a subsidiary of the Company, executed and closed on a securities purchase agreement with Yorkville whereby the Company issued and sold to Yorkville (1) certain Series A Convertible Debentures in the aggregate principal aggregate amount of $3,200, or the Series A Debentures, and (2) a Series B Convertible Debenture in the principal aggregate amount of $1,800, or the Series B Debenture. The Series A Debentures were issued in exchange for the cancellation and retirement of certain promissory notes issued by the Company to Yorkville on October 28, 2016, December 22, 2016, June 8, 2017 and August 22, 2017, with a total outstanding aggregate principal amount of $3,200. The Series B Debenture was issued and sold for aggregate gross cash proceeds of $1,800.

In addition, pursuant to the terms of the securities purchase agreement, the Company agreed to issue to Yorkville a warrant to purchase up to 375,000 shares of the Company’s common stock at an exercise price of $2.00 per share, a warrant to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $3.00 per share and a warrant to purchase up to 112,500 shares of the Company’s common stock at an exercise price of $4.00 per share.

In conjunction with the issuance of the Series A Debentures and the Series B Debentures, a total of $273 in fees and expenses were deducted from the aggregate gross proceeds and paid to Yorkville.

Note 3 — Loans from others (Cont.)

As of February 21, 2019, the Company issued to Yorkville 250,000 shares of its common stock as part of a conversion of $250 of the Series A Debenture at a conversion price of $1.00 per share.

On March 13, 2019, the Company issued an additional 996,817 shares of its common stock as part of a conversion of $1,000 of the Series A Debenture at a conversion price of $1.10 per share.

On October 31, 2019, the Company paid all of its outstanding principal balance of the Series A Debentures in the aggregate amount of $2,057.

Concurrently with the Preferred Offering (as defined in Note 1), the Company entered into the Note Purchase Agreement, pursuant to which BNN agreed to purchase from the Company $2,000 of convertible notes which subscription amount shall be subject to increase by up to an additional $1,000 as determined by BNN and the Company, or collectively, the Convertible Notes. The Convertible Notes issued to date, which shall be convertible into 1,818,181 shares of common stock, were sold together with certain common stock purchase warrants to purchase 1,818,181 shares of common stock. The Convertible Notes have a duration of two years from the date of issuance. See also Note 7.

Note 4 — Stockholders’ Equity (Deficiency)

On February 7, 2019, and on April 4, 2019, the Company issued 145,300 and 275,300, respectively, shares of its common stock to its lawyers, directors and consultants. The Company recognized total expenses of $533 in the nine months ended on September 30, 2019.

On June 4, 2019, the Company entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell 3,181,818 shares of Preferred Stock. The Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock of the Company, was sold together with Preferred Warrants to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7,000 to the Company.

The Preferred Stock is convertible into Common Stock at the option of each holder of Preferred Stock at any time and from time to time, and shall also convert automatically upon the occurrence of certain events, including the completion by the Company of a fundamental transaction. Commencing on March 31, 2020, cumulative cash dividends shall become payable on the Preferred Stock at the rate per share of 7% per annum, which rate shall increase to 14% per annum on June 30, 2020. The Company shall also have the option to redeem some or all of the Preferred Stock, at any time and from time to time, beginning on December 31, 2019. The holders of Preferred Stock vote together with the holders of Common Stock as a single class on as-converted basis, and the holders of Preferred Stock holding a majority-in-interest of the Preferred Stock are be entitled to appoint an independent director to the Company’s board of directors (the “Preferred Director”). The Preferred Securities Purchase Agreement provides for customary registration rights.

The Preferred Warrants have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like) and are exercisable immediately, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

On July 29, 2019, the Company completed the first closing in the Preferred Offering, pursuant to which it sold 2,386,363 shares of Preferred Stock and 3,579,544 accompanying Preferred Warrants for aggregate gross proceeds of $5,250. The Company paid an aggregate of $420 in fees in with respect to the Preferred Offering.

NOTE 5 — DISCONTINUED OPERATION

On December 31, 2017, the Company, Enertec Systems 2001 Ltd., or Enertec, previously our wholly-owned subsidiary, and Enertec Management Ltd., entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Coolisys Technologies Inc., or Coolisys, a subsidiary of DPW Holdings, Inc., or DPW, pursuant to which the Company agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250 as well as assume up to $4,000 of Enertec debt. Enertec met the definition of a component as defined by Accounting Standards Codification, or ASC, Topic 205. The Company believes the sale represented a strategic shift in its business. Accordingly, its assets and liabilities were classified as held for sale and the results of operations in the statement of income and prior periods’ results have been reclassified as a discontinued operation. On May 22, 2018, the Company closed on the sale, or the Closing, of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the Closing, the Company received aggregate gross proceeds of approximately $4,700, of which 10% will be held in escrow for up to 14 months after the Closing to satisfy certain potential indemnification claims (see Note 7). Therefore, the Company has recorded such escrowed amount on its balance sheet as restricted cash and a liability. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the Closing. In addition, Coolisys also assumed approximately $4,000 of Enertec’s debt. The Company’s capital gain from the sale of Enertec, based on the Company’s balance sheet at the closing date was approximately $6,800.

On July 18, 2019, the Company received a written notice from Coolisys directed to the escrow agent, IBI Trust Management, regarding the funds being held in escrow relating to the Share Purchase Agreement relating to the sale of Enertec. The notice alleges that certain escrowed funds should not be released to the Company to satisfy certain claims for indemnity that are being asserted against Enertec Management Ltd. On August 13, 2019, the Company submitted its response to the notice and disputed the allegations. As a result, the escrow agent is therefore required to reserve all of the escrowed funds until the matter is resolved.

NOTE 6 — LOSS OF CONTROL OF SUBSIDIARY

As of December 31, 2018, we held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, our President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, the voting interest in Micronet stood at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet resulted in the loss of control of Micronet. As a result, effective as of February 24, 2019, we no longer include Micronet’s operating results in our financial statements. Therefore, commencing from February 24, 2019, the Company began to account for the investment in Micronet in accordance with the equity method.

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

The Company recorded an impairment of its investment in Micronet and change in fair value in loan to Micronet as of September 30, 2019 in the total amount of $335.

The method used for determining fair value of the investment in Micronet was based on a quoted market price on the TASE.

While Micronet is a publicly traded company in Israel, its shareholder base is widely spread and we continue to be Micronet’s largest shareholder, maintaining a voting interest of 37.79% of its issued and outstanding shares. We believe that since most items that may require shareholder approval required majority consent, we exert a high level of influence over such voting matters which may include the appointment and removal of directors. In that regard, to date, we have appointed a majority of the directors of Micronet’s board of directors.

Based on the above, although we are unable to fully consolidate Micronet’s financial statements according to U.S. GAAP, we also do not consider Micronet to be a discontinued operation since we consider ourselves in effective control of Micronet and the raising of equity by Micronet that diluted our interests was done in order to continue its operations.

The following is the composition from Micronet’s operation for the three and nine months ended September 30, 2019, respectively:

	Three months ended September 30,	Nine months ended September 30,
	2019	2019
Revenues	2,691	$5,718

Gross profit (loss)	692	601
Loss from operations	(389)	(2,599)

Net Loss	(436)	$(2,729)

Net loss in equity method	(132)	(537)
Impairment of equity method investment and change in fair value in loan to Micronet	(335)	(335)
Change of ownership interests	101	101
	(366)	771

NOTE 7 — Loan to MICRONET LTD.

On September 19, 2019, MICT Telematics Ltd., or MICT Telematics, a wholly owned subsidiary of MICT, Inc., or the Company, entered into a loan agreement with Micronet, or Micronet, pursuant to which MICT Telematics agreed to loan Micronet $250 on certain terms and conditions, or the Loan. The proceeds from the Loan will be used by Micronet for working capital and general corporate needs. The Loan does not bear any interest and is due and payable upon the earlier of (i) December 31, 2019; or (ii) when Micronet receives an investment of at least $250 from non-related parties. The company measures the loan at fair value through profit and loss.

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500 in the aggregate, of which $250 consists of a prior loan proved by the Company in September 2019. The loan bears interest at a rate of 3.95% calculated and paid on a quarterly basis. In addition, the loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the loan, with the remaining three installments due on each subsequent quarter thereafter, such that the loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the loan, and all accrued and unpaid interest, is convertible at the Company’s option, at a conversion price equal to 0.38 NIS per Micronet share. Micronet also agreed to issue the Company an option to purchase up to one share of Micronet’s ordinary shares for each ordinary share that issued as a result of a conversion of the loan at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months.

NOTE 8 — SUBSEQUENT EVENTS

November 2019 Acquisition Agreement

On November 7, 2019, MICT, Inc., a Delaware corporation (“MICT” or the “Company”), GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”) that is wholly owned by Global Fintech Holding Ltd., a British Virgin Islands company (“GFH”) entered into, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), shall upon execution of a joinder enter into, an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate’s common stock shall be cancelled in exchange for the right of the holders thereof to receive a substantially equivalent security of MICT (collectively, the “Acquisition”). GFH will receive an aggregate of 109,946,914 shares of MICT common stock as merger consideration in the Acquisition.

Concurrent with the execution of the Merger Agreement, Intermediate entered into (i) a share exchange agreement with Beijing Brookfield Interactive Science & Technology Co. Ltd., an enterprise formed under the laws of the Peoples Republic of China (“Beijing Brookfield”), pursuant to which Intermediate will acquire all of the issued and outstanding ordinary shares and other equity interest of Beijing Brookfield from the shareholders of Beijing Brookfield in exchange for 16,310,759 newly issued shares of GFH and (ii) a share exchange agreement with ParagonEx, the ParagonEx Sellers and Mark Gershinson, pursuant to which, the ParagonEx Sellers will transfer to Intermediate all of the issued and outstanding securities of ParagonEx in exchange for Intermediate’s payment and delivery of $10.0 million in cash, which is to be paid upon the closing of the Acquisition, and 75,132,504 newly issued shares of GFH deliverable at the closing of the share exchange.

After giving effect to the Acquisition, the conversion of the Convertible Debentures (as discussed below) and the conversion or exercise of the securities issued by MICT pursuant to the Offering of Series A Convertible Preferred Stock and Warrants and the Offering of Convertible Note and Warrants, each as previously described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2019, it is expected that MICT will have approximately $15.0 million of cash as well as ownership of ParagonEx and Beijing Brookfield and that MICT’s current stockholders will own approximately 11,089,532 shares, or 7.64%, of the 145,130,577 shares of MICT common stock outstanding.

Consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, including, among other things, approval by the stockholders of MICT and receipt of a fairness opinion indicating that the transactions contemplated by the Merger Agreement are fair to the stockholders of MICT. The Merger Agreement contains certain termination rights for the Company and Intermediate. The Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, Intermediate and Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Merger Agreement and the closing of the transactions contemplated thereby.

In connection with the execution and delivery of the Merger Agreement, David Lucatz, on behalf of his affiliates that are stockholders of the Company (the “Stockholder”), entered into a voting agreement (the “Voting Agreement”) pursuant to which, during the term of such agreement, the Stockholder has agreed to certain actions in support of the transactions contemplated by the Merger Agreement and will, at every meeting of the stockholders of the Company called for such purpose, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent), not vote any of his shares of the Company’s common stock at such meeting in favor of, or consent to, and will vote against and not consent to, the approval of any alternative proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the transactions contemplated by the Merger Agreement.

NOTE 8 — SUBSEQUENT EVENTS (Cont.)

Termination of Acquisition Agreement

Effective as of November 7, 2019, the Company, BNN, BI China and ParagonEx (the “Parties”) entered into the Termination Agreement, pursuant to which the Parties agreed to terminate the 2018 Acquisition Agreement, effective immediately.

November 2019 5% Convertible Debentures

In addition, on November 7, 2019, the Company entered into a Securities Purchase Agreement (the “Primary Purchase Agreement”) with certain investors identified therein (the “Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures due 2020 (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”). Concurrently with entry into the Primary Purchase Agreement, the Company entered into a separate Securities Purchase Agreement (the “Non-Primary Purchase Agreement” and, together with the Primary Purchase Agreement, the “Purchase Agreements”) with certain investors identified therein (the “Non-Primary Purchasers” and, together with the Primary Purchasers, the “Purchasers”) pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase the Non-Primary Convertible Debentures from the Company, with an aggregate principal amount of $9.0 million (together with the Primary Convertible Debenture Offering, collectively, the “Convertible Debenture Offering”). The Convertible Debentures shall be convertible into shares of Common Stock of the Company at a conversion price of $1.41 per share. The Convertible Debentures will be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 5% per annum, payable quarterly, in cash or, at the Company’s option in certain instances, in shares of Common Stock. The Company may not voluntarily prepay any portion of the principal amount of the Convertible Debentures without the prior written consent of the Purchasers.

Subject to stockholder approval of an increase in the shares of Common Stock to allow for the full conversion of the Convertible Debentures into Common Stock, the Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at any time and from time to time. Upon the closing of the Acquisition and written notice of the Company to the Purchasers, the Purchasers shall be forced to convert the Convertible Debentures into shares of Common Stock of the Company (the “Forced Conversion”). Upon the occurrence of certain events, including, among others, if the Company fails to file a preliminary proxy statement with respect to the Acquisition on or prior to November 18, 2019, if the Forced Conversion does not occur on or before January 24, 2020, or certain breaches of the Primary Purchasers’ Registration Rights Agreement (as defined below), the Primary Purchasers are permitted to require the Company to redeem the Primary Convertible Debentures, including any interest that has accrued thereunder, for cash.

The proceeds of each Convertible Debenture Offering shall be placed in separate blocked bank accounts, each of which shall be subject to a blocked deposit account control agreement to be entered into. The Company shall not have access to such proceeds until the closing of the Acquisition and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement

The Purchase Agreements provide for customary registration rights, pursuant to their respective registration rights agreement to be entered into at the time of the closing of the Convertible Debenture Offering (each, a “Registration Rights Agreement”). Pursuant to the Registration Rights Agreements, the Company will be obligated to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the SEC within seven business days following the filing of an initial proxy statement with respect to the Acquisition, but no later than November 27, 2019, for purposes of registering the shares of Common Stock issuable upon the conversion of the Convertible Debentures and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Acquisition. The Registration Rights Agreements will contain customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

Micronet Convertible Loan Agreement

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500 in the aggregate, of which $250 consists of a prior loan proved by the Company in September 2019, as discussed in Note 7 above.

Repayment of Series A Debentures

On October 2019, the Company made a payment of approximately $2,057 to Yorkville and repaid the outstanding principal balance of the Series A Debentures such that the Series A Debentures have been satisfied in full.

MICT, INC.

2018 CONSOLIDATED FINANCIAL STATEMENTS

The amounts are stated in U.S. dollars ($).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of MICT, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MICT, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of comprehensive loss, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2012.

Tel Aviv, Israel

March 31, 2019

/s/ Ziv Haft
Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,174	$2,114
Restricted cash	-	284
Trade accounts receivable, net	1,010	5,183
Inventories	4,345	4,979
Other accounts receivable	339	1,092
Held for sale assets	-	11,656
Total current assets	7,868	25,308

Property and equipment, net	661	910
Intangible assets, net and others	434	1,494
Deferred tax assets	-	542
Long-term deposit and prepaid expenses	703	12
Restricted cash escrow	477	-
Goodwill	-	1,466
Total long-term assets	2,275	4,424

Total assets	$10,143	$29,732

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2018	December 31, 2017
LIABILITIES AND EQUITY

Short-term bank credit and current portion of long-term bank loans	$2,806	$1,582
Short-term credit from others and current portion of long-term loans from others	3,004	2,207
Trade accounts payable	1,531	3,973
Other accounts payable	1,211	3,146
Held for sale liabilities	-	11,338
Total current liabilities	8,552	22,246

Long-term loans from banks	-	-
Long-term loan from others	-	1,379
Long-term escrow	477	-
Accrued severance pay, net	110	133
Total long-term liabilities	587	1,512

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 9,342,115 and 8,645,656 shares issued and outstanding as of December 31, 2018 and 2017, respectively	9	8
Additional paid in capital	11,905	10,881
Accumulated other comprehensive income (loss)	(117)	(363)
Accumulated loss	(12,757)	(10,147)
MICT stockholders’ equity	(960)	379

Non-controlling interests	1,964	5,595

Total equity	1,004	5,974

Total Liabilities and equity	$10,143	$29,732

MICT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Loss Per Share data)

	Year ended December 31,
	2018	2017

Revenues	$14,162	$18,366
Cost of revenues	10,652	14,094
Gross profit	3,510	4,272
Operating expenses:
Research and development	1,906	1,964
Selling and marketing	1,582	1,883
General and administrative	6,345	4,116
Impairment of goodwill	1,466	-
Amortization of intangible assets	1,298	978
Total operating expenses	12,597	8,941
Loss from operations	(9,087)	(4,669)

Finance expense, net	1,267	401
Loss before provision for income taxes	(10,354)	(5,070)
Taxes on income (benefit)	606	(10)
Net loss from continued operation	(10,960)	(5,060)
Net income (loss) from discontinued operation	4,894	(4,901)
Total Net Loss	(6,066)	(9,961)
Net loss attributable to non-controlling interests	3,456	1,804
Net loss attributable to MICT	$(2,610)	$(8,157)
Loss per share attributable to MICT:
Basic and diluted loss per share from continued operation	$(0.81)	$(0.45)
Basic and diluted income (loss) per share from discontinued operation	$0.53	$(0.69)
Weighted average common shares outstanding:
Basic and diluted	9,166,443	7,128,655

MICT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands)

	Year ended December 31,
	2018	2017
Net loss	$(6,066)	$(9,961)
Other comprehensive Income (loss), net of tax:
Currency translation adjustment	(135)	218

Total comprehensive loss	(6,201)	(9,743)

Comprehensive loss attributable to the non-controlling interests	(3,631)	(1,062)

Comprehensive loss attributable to MICT	$(2,570)	$(8,681)

MICT, INC.

STATEMENTS OF CHANGES IN EQUITY

(In Thousands, Except Numbers of Shares)

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Non-controlling	Total Stockholders’
	Shares	Amount	Capital	Earnings	Income	Interest	Equity
Balance, December 31, 2016	6,385,092	6	8,748	(1,990)	11	4,183	10,958
Shares issued to service provider	32,250	-	36	-	-	-	36
Stock based compensation	-	-	25	-	-	-	25
Issuance of warrants	-	-	103	-	-	-	103
Comprehensive loss	-	-	-	(8,157)	(374)	(1,212)	(9,743)
Issuance of shares in Micronet subsidiary	-	-	-	-	-	2,474	2,474
Stock based compensation in subsidiary		-	(150)	-	-	150	-
Issuance of shares, net	2,228,314	2	2,119	-	-	-	2,121
Balance, December 31, 2017	8,645,656	8	10,881	(10,147)	(363)	5,595	5,974
Shares issued to service providers and employees	123,500	-	170	-	-	-	170
Stock based compensation	-	-	377	-	-	-	377
Issuance of warrants	-	-	74	-	-	-	74
Comprehensive loss	-	-	-	(2,610)	246	(3,837)	(6,201)
Stock based compensation in subsidiary	-	-	(206)	-	-	206	0
Issuance of shares, net	572,959	1	609	-	-	-	610
Balance, December 31, 2018	9,342,115	9	11,905	(12,757)	(117)	1,964	1,004

MICT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continued operation	$(4,116)	$(5,060)

Adjustments to reconcile net loss to net cash used in operating activities:
Capital gain from disposal	(6,844)	-
Depreciation and amortization	1,418	1,322
Goodwill impairment	1,466	-
Gain from property and equipment, net	72	-
Marketable securities	-	(71)
Change in fair value of derivatives, net	(11)	7
Change in deferred taxes, net	522	(7)
Extinguishment of loan costs and commissions	334	-
Accrued interest and exchange rate differences on bank loans	26	271
Accrued interest and exchange rate differences on loans from others	664	(251)
Stock based compensation and shares issued to service providers	548	213

Changes in operating assets and liabilities:
Decrease (increase) in trade accounts receivable	4,049	(2,474)
Decrease (increase) in inventories	534	(1,040)
Increase (decrease) in accrued severance pay, net	(14)	75
Decrease (increase) in other accounts receivable and long term other receivables	32	(737)
Increase (decrease) in trade accounts payable	(2,234)	1,740
Increase (decrease) in other accounts payable	(1,761)	1,939
Net cash used in operating activities	$(5,315)	$(4,073)

CASH FLOWS FROM INVESTING ACTIVITIES:
Consideration from disposal of discontinued operation	4,295	-
Purchase of property and equipment	(44)	(189)
Sale of marketable securities	-	3,049
Net cash provided by investing activities	$4,251	$2,860

CASH FLOWS FROM FINANCING ACTIVITIES:
Extinguishment of loan costs	(334)	-
Short term bank loans	1,399	(3,561)
Receipt of loans from others, net	4,826	1,950
Repayment of loans from others	(5,450)	(700)
Issuance of shares by subsidiary, net	-	2,474
Issuance of warrants	74	103
Issuance of shares, net	479	2,121
Net cash provided by financing activities	$994	$2,387

NET CASH DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(70)	1,174

Cash, Cash Equivalents and restricted cash at the beginning of the period	2,398	1,133
TRANSLATION ADJUSTMENT OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(154)	(91)
Cash, Cash Equivalents and restricted cash at end of the period	$2,174	$2,398

Supplemental disclosure of cash flow information:
Amount paid during the period for:

Interest	$841	$172
Taxes	$46	$24

APPENDIX B –NON-CASH ACTIVITIES:

	Year ended December 31, 2018	Year ended December 31, 2017
Conversion into shares of YA convertible loan	130	-

MICT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands)

NOTE 1 — DESCRIPTION OF BUSINESS

Overview

MICT Inc (the “Company”) were formed as a Delaware corporation on January 31, 2002. On March 14, 2013, the Company changed our corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of our former subsidiary Enertec Systems Ltd., the Company changed the Company name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trade on the Nasdaq Capital Market, or Nasdaq, since April 29, 2013.

The Company operates primarily through an Israel-based subsidiary, Micronet Ltd., or Micronet, in which the Company previously had a majority ownership interest that has since been diluted to a minority ownership interest.

As of December 31st, 2018, the Company held 50.07% of Micronet’s issued and outstanding shares. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange, or the TASE and as result of this offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. In addition, on February 24, 2019, Mr. David Lucatz, our President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, our current voting interest in Micronet stands at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet will result in deconsolidation of Micronet and therefore, from February 24, 2019 the Company will account for the investment in Micronet in accordance with the equity method. The Company is still assessing the gain/loss that will be recorded, as a result thereof.

Micronet operates in the growing commercial Mobile Resource Management, or MRM, market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. This enables the users to manage the drivers in various aspects such as: driver identification, reporting hours worked customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. In addition, using its recently launched SmartHub (formerly known as Treq5), Micronet provides third party telematics service providers a platform to offer services such as “Hours of Service,” or HOS. Micronet is also commencing an evaluation of integration with other telematics service providers, or TSPs. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advance driver assistance system.

Micronet’s customers consist primarily of application service providers, ASP’s and solution providers specializing in the MRM market. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet customers are generally MRM solution and service providers, ASP providers in the transportation market, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for constructions and heavy equipment. Micronet products are used by customers worldwide.

Micronet operates and conducts its business in the U.S market through Micronet Inc., a fully owned subsidiary located in Utah. The Micronet U.S business, operations and facilities include manufacturing and technical support infrastructure as well as sales and marketing capabilities which allow Micronet to continue and expand into the U.S market and support its existing U.S. based customers, all with further accessibility and presence to local fleets and local MRM service providers.

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Pursuant to the February 2019, equity offering on the Tel Aviv Stock Exchange, Micronet raised a total of NIS 5,003 (approximately $1,400) in aggregate gross proceeds in consideration for the issuance of in the aggregate of 11,500,000 ordinary shares and 4,600,000 options.

On December 31, 2017, the Company, Enertec, previously our wholly owned subsidiary, and Enertec Management Ltd., entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Coolisys Technologies Inc., or Coolisys, a subsidiary of DPW Holdings, Inc., or DPW, pursuant to which the Company agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250 as well as assume up to $4,000 of Enertec debt. Enertec met the definition of a component as defined by Financial Accountings Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 205. The Company believes the sale represents a strategic shift in its business. Accordingly, its assets and liabilities were classified as held for sale and the results of operations in the statement of income and prior periods’ results have been reclassified as a discontinued operation. On May 22, 2018, the Company closed on the sale, or the Closing, of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the Closing, the Company received aggregate gross proceeds of approximately $4,700, of which 10% will be held in escrow for up to 14 months after the Closing to satisfy certain potential indemnification claims. Therefore, the Company has recorded such escrowed amount on its balance sheet as restricted cash and a liability. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the Closing. In addition, Coolisys also assumed approximately $4,000 of Enertec’s debt. The Company’s capital gain from the sale of Enertec, based on the Company’s balance sheet at the closing date was $6,844.

On December 18, 2018, the Company, Global Fintech Holdings Ltd., a British Virgin Islands corporation, or BVI Pubco, GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of BVI Pubco, or Merger Sub, BNN Technology PLC, a United Kingdom Private limited company, or BNN, Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN, or BI China, ParagonEx LTD, a British Virgin Islands company, or ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an Acquisition Agreement, or the Acquisition Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Acquisition Agreement, Merger Sub will merge with and into the Company, as a result of which each outstanding share of the Company’s common stock and warrant to purchase the same shall be cancelled in exchange for the right of the holders thereof to receive 0.93 substantially equivalent securities of BVI Pubco, after which BVI Pubco will acquire (i) all of the issued and outstanding securities of BI China in exchange for newly issued ordinary shares of BVI Pubco and (ii) all of the issued and outstanding ordinary shares of ParagonEx for a combination of cash in the amount equal to approximately $25 million (the majority of which was raised in a private placement by BVI Pubco), unsecured promissory notes and newly issued ordinary shares of BVI Pubco, or collectively, the Acquisitions.

Subject to, and upon closing of, the Acquisitions, MICT will issue to each of MICT’s Board members, 300,000 options to purchase MICT common stock  (1,200,000 options in the aggregate) with an exercise price equal to $1.41 which shall be granted as success bonuses under MICT’s existing Stock Incentive Plans or under the GFH Equity Plan (including the GFH Israeli Sub-Plan) and which shall be, converted into MICT Replacement Options (as described in Section 2.6(b) of the Acquisition Agreement) and which, for the, avoidance of doubt, and notwithstanding the termination of the employment or directorship of the, optionholder, shall expire on the 15 month anniversary of the closing date of the Acquisition Agreement).

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances among the Company and its subsidiaries are eliminated upon consolidation.

Functional Currency

The functional currency of MICT, Inc. is the U.S. dollar. The functional currency of certain subsidiaries is their local currency. The financial statements of those companies are included in consolidation, based on translation into U.S. dollars. Assets and liabilities are translated at year-end-exchange rates, while revenues and expenses are translated at monthly average exchange rates during the year. Differences resulting from translation are presented in the consolidated statements of comprehensive income.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements are comprised of the Company and its subsidiaries. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its operating activities. In assessing control, legal and contractual rights, are taken into account. The consolidated financial statements of subsidiaries are included in the consolidated financial statements from the date that control is achieved until the date that control is lost. Intercompany transactions and balances are eliminated upon consolidation.

Cash and Cash Equivalents

Cash equivalents are considered by the Company to be highly-liquid investments, including inter-alia, short-term deposits with banks, which do not exceed maturities of three months at the time of deposit and which are not restricted.

Investments in Marketable Securities

Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determinations at each balance sheet date. Investments in marketable securities are classified as “trading,” and unrealized gains or losses are reported in the statement of income.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts to ensure trade and financing receivables are not overstated due to uncollectability. The allowance for doubtful accounts was based on specific receivables, which their collection, in the opinion of Company’s management, is in doubt. Trade receivables are charged off in the period in which they are deemed to be uncollectible. As of December 31, 2018 and 2017, the allowance for doubtful accounts amounted to $1,330 and $0, respectively.

Reclassifications

Certain balance sheet amounts and cash flow have been reclassified to conform with the current year presentation.

Inventories

Inventories of raw materials are stated at the lower of cost (first-in, first-out basis) or realizable value. Cost of work in process is comprised of direct materials, direct production costs and an allocation of production overheads based on normal operating capacity.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over their estimated useful lives. Annual rates of depreciation are as follows:

Leasehold improvements	Over the shorter of the lease term or the life of the assets
Machinery and equipment	7-14 years
Furniture and fixtures	10-14 years
Transportation equipment	7 years
Computer equipment	3 years

Stock Based Compensation

The Company accounts for stock based compensation under the fair market value method under which compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock, the expected dividends on it, and the risk-free interest rate over the expected life of the option.

Research and Development Costs

Research and development costs are charged to statements of income as incurred net of grants from the Israel Innovation Authority (formerly known as the Israel Office of the Chief Scientist of the Ministry of Economy) , or IIA.

Earning (Loss) per Share

Basic and diluted net earnings (loss) per share are computed based on the weighted average number of shares of common stock outstanding during each year.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Long-Lived Assets and Intangible assets

Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives. The Company evaluates property and equipment and purchased intangible assets with finite lives for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. As of December 31, 2017, no indicators of impairment have been identified. As of December 31, 2018 all intangible assets were fully amortized.

Goodwill

The Company performed goodwill impairment tests until 2016. The goodwill impairment test is conducted in two steps. In the first step, the Company determines the fair value of the reporting unit using expected future discounted cash flows and estimated terminal values. If the net book value of the reporting unit exceeds the fair value, the Company would then perform the second step of the impairment test, which requires allocation of the reporting unit’s fair value of all its assets and liabilities in a manner similar to acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

Starting in 2017, the Company determines the fair value of the reporting unit using the income approach, which utilizes a discounted cash flow model, as the Company believes that this approach best approximates the unit’s fair value at this time. The Company has corroborated the fair values using the market approach. Judgments and assumptions related to revenue, gross profit, operating expenses, future short-term and long-term growth rates, weighted average cost of capital, interest, capital expenditures, cash flows, and market conditions are inherent in developing the discounted cash flow model. Additionally, the Company evaluated the reasonableness of the estimated fair value of its reporting unit by reconciling its market capitalization. This reconciliation allowed the Company to consider market expectations in corroborating the reasonableness of the fair value of the reporting unit. Following such reconciliation, the Company found that there was a material difference (approximately 54%) between the fair value of the reporting unit and its market capitalization as of December 31, 2017.

The Company has one operating segment and one operating unit related to its overall MRM. Until 2017, step one of the assessment resulted in the carrying value of the MRM reporting unit exceeding its fair value. As described in the preceding paragraphs, the second step was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. There were no impairments recorded until 2017.

As of December 31, 2018, the Company market capitalization was significantly lower than the net book value of the reporting unit. In establishing the appropriate market capitalization, the Company looked at the date that the annual impairment test is performed (December 31, 2018). In order to calculate its market capitalization, the Company used the price per share of NIS0.46. Following the results of the step one test, the Company continued to the second step, which was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. The Company determined that the carrying value of goodwill should be impaired and therefore an impairment of $1.466 million was recorded.

Revenue recognition

 Sales of products consist of revenue from the sale of MRM products. The Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and title and the significant risks and rewards of ownership of products are transferred to its customers. There is limited judgement needed in identifying the point control passes: once physical delivery of the products to the agreed location has occurred, the company no longer has physical possession, the company usually will have a present right to payment and retains none of the significant risks and rewards of the goods in question For most of the Company’s products sales, control transfers when products are shipped.

Comprehensive Income (Loss)

FASB ASC Topic 220-10, “Reporting Comprehensive Income,” requires the Company to report in its consolidated financial statements, in addition to its net income, comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, and other items.

The Company’s other comprehensive income for all periods presented is related to the translation from functional currency to the reporting currency.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Income Taxes

Deferred taxes are determined utilizing the “asset and liability” method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, when it’s more likely than not that deferred tax assets will not be realized in the foreseeable future.

The Company applied FASB ASC Topic 740-10-25, “Income Taxes,” which provides guidance for recognizing and measuring uncertain tax positions and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions. The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Financial Instruments

1.

Concentration of credit risks:

Financial instruments that have the potential to expose the Company to credit risks are mainly cash and cash equivalents, bank deposit accounts, marketable securities and trade receivables.

The Company holds cash and cash equivalents, securities and deposit accounts at large banks in Israel, thereby substantially reducing the risk of loss.

With respect to trade receivables, the risk is limited due to the geographic spreading, nature and size of the entities that constitute the Company’s customer base. The Company assesses the financial position of its customers prior to the engagement with them.

The Company performs ongoing credit evaluations of its customers for the purpose of determining the appropriate allowance for doubtful accounts and generally does not require collateral. An appropriate allowance for doubtful accounts is included in the accounts.

2.

Fair value measurement:

The Company measures fair value and discloses fair value measurements for financial and non-financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Financial Instruments (Cont.)

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

Recent Accounting Pronouncements

 In November 2016, the FASB issued Accounting Standards Update (ASU) 2016-18. This updates provides guidance on the classification and presentation of changes in restricted cash or restricted cash equivalents in the statement of cash flows under Topic 230, Statement of Cash Flows. The amendments are effective for reporting periods (interim and annual) beginning after December 15, 2017, with early adoption permitted. The amendments will be applied retrospectively to each period presented. The Company implemented this standard on its consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update (ASU) 2016-15. This update addresses whether to present certain specific cash flow items as operating, investing or financing activities. The amendments are effective for reporting periods (interim and annual) beginning after December 15, 2017. Early adoption is permitted. The amendments will be applied retrospectively to each period presented. The Company implemented this standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which establishes the principles to report transparent and economically neutral information about the assets and liabilities that arise from leases. This guidance results in a more faithful representation of the rights and obligations arising from operating and capital leases by requiring lessees to recognize the lease assets and lease liabilities that arise from leases in the statement of financial position and to disclose qualitative and quantitative information about lease transactions, such as information about variable lease payments and options to renew and terminate leases. This guidance is effective prospectively for interim and annual periods beginning after December 15, 2018.

On initial adoption, the Company expects to recognize right-of-use assets of approximately $ 1,600 and lease liabilities of approximately $ 773 on our balance sheet. The Company will apply the standard retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment to equity.

In January 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-01, which is intended to help companies evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. When substantially all of the fair value of gross assets acquired is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. This introduces an initial required screening that, if met, eliminates the need for further assessment. To be considered a business, an acquisition would have to include at least one input and a substantive process that together significantly contribute to the ability to create outputs. In order for an integrated set of assets and activities to be a business without outputs, there will need to be an organized workforce. The ASU also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The amendments are effective for reporting periods (interim and annual) beginning after December 15, 2017. The company has no impact implanting this standard.

NOTE 3 — FAIR VALUE MEASUREMENTS

Items carried at fair value as of December 31, 2018 and 2017 are classified in the table below in one of the three categories described in Note 2.

	Fair value measurements using input type
	December 31, 2018
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$2,174	-	-	2,174
Total	$2,174		-	2,174

	Fair value measurements using input type
	December 31, 2017
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$2,114	-	-	2,114
Restricted cash	284	-	-	284
Derivative liability	-	3	-	3
Derivative liability- phantom option	-	(11)	-	(11)
Total	2,398	(8)	-	2,390

NOTE 4 — INVENTORIES

Inventories are stated at the lower of cost or market, computed using the first-in, first-out method. Inventories consist of the following:

	December 31,
	2018	2017
Raw materials	$3,800	$3,189
Work in process and finished product	545	1,790
	$4,345	$4,979

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of December 31, 2018 and 2017:

	December 31,
	2018	2017
Building	$1,851	$1,997
Computer equipment	790	920
Dies	553	566
Furniture and fixtures	313	322
Machinery and equipment	299	1,466
Transportation equipment	62	68
	3,868	5,339
Less accumulated depreciation	(3,207)	(4,429)
	$661	$910

Depreciation expenses totaled $312 and $344, for the years ended December 31, 2018 and 2017, respectively.

NOTE 6 — INTANGIBLE ASSETS AND OTHERS, NET

Composition:

	Useful life	December 31,
	years	2018	2017
Original amount:
Technology	5	$2,010	$2,010
Customer related intangible assets	3-5	3,470	3,470
		$5,480	$5,480
Accumulated amortization:
Technology	5	$2,010	$1,534
Customer related intangible assets	3-5	3,470	2,747
	5	$5,480	$4,281

Net Amount:		$-	$1,199
Prepaid lease expenses and capitalization of license		434	295
		$434	$1,494

NOTE 7 — SHORT-TERM BANK LOANS:

Composition:

	Interest rate as of December 31,		Total short-term liabilities
	2018	Linkage	December 31,
	%	basis	2018	2017
Due to banks	Prime plus 2.45% Prime plus 2.5%	NIS	$2,330	$951
Current portion			476	631
			$2,806	$1,582

As of December 31, 2018, the Company had short-term bank credit of $2,806 comprised as follows: $476 current portion of long-term loans of Micronet and $1,566 of short-term bank loans that bear interest of prime plus 2.45% through prime plus 2.5% paid either on a monthly or weekly basis and long term loans of $ 764 that were classified to the short term loans due to the fact Micronet does not meet its covenants.

MICT Telematics Ltd., or MICT Telematics, one of our subsidiaries, had not met all of its bank covenants as of December 31, 2018.

As of December 31, 2017, the Company had short-term bank credit of $1,582 comprised as follows: $631 current portion of long-term loans and $951 of short-term bank loans that bear interest of prime plus 1.7% through prime plus 2.45% paid either on a monthly or weekly basis.

On July 10, 2018, Micronet received a loan from Mizrahi-Tefahot Bank in the amount of NIS 5 million, in accordance with a financing agreement dated March 25, 2018. The loan bears annual interest at a rate of Prime plus 2.5%. The loan has a term of 36 months and will be repaid in twelve quarterly installments payable from October 10, 2018 to July 11, 2021.

In 2018, Micronet entered into a credit line agreement, or the Mizrahi-Tefahot Credit Line, with Mizrahi-Tefahot Bank for borrowings of up to a total of $1,335 at a rate of Prime plus 1.9%. As of December 31, 2018, the balance on the Mizrahi-Tefahot Credit Line was $1,335. The Company may cancel the Mizrahi-Tefahot Credit Line with an advance notice of 14 days. This credit arrangement was obtained to support Micronet’s working capital.

Pursuant to Micronet borrowing arrangements in 2018, Micronet has covenanted that it will present separate financial statements reflecting; (A) annual EBITDA shall of not less then $750; (B) the ratio of customer debt to financial credit (credit utilized by Micronet under each agreement with Mizrahi-Tefahot Bank for the deduction of bank guarantees) shall not be less than 1:1 on the basis of a report (C) the ratio of inventory to financial credit shall not be less than 1:1 on the basis of semi-annual report; and (D) the tangible shareholder’s equity shall not be less than NIS 15,000 and not less 35% of the total balance sheet deducted on the basis of the Micronet semi-annual reports. As of December 31, 2018 Micronet has not met these covenants.

NOTE 8 — LOANS FROM OTHERS

On each of June 30, October 28, and December 22, 2016, the Company and its wholly-owned subsidiary, MICT Telematics, entered into separate Note Purchase Agreement with YA II PN Ltd., or Yorkville, a Cayman Island exempt limited partnership and affiliate of Yorkville Advisors Global, LLC, whereby Yorkville purchased $600, $500 and $1,000 of notes from the Company. The outstanding principal balance of the notes bears interest at 7% per annum. Upon the occurrence of an Event of Default (as defined in the notes), all amounts payable may be due immediately. In connection with the Note Purchase Agreements, the Company granted to Yorkville a five-year warrant to purchase 252,000 shares of the Company’s common stock at an exercise price of $3.00 per share.

On June 8, 2017, the Company entered into another Note Purchase Agreement with Yorkville whereby Yorkville agreed to lend the Company $600 pursuant to an additional secured promissory note. The outstanding principal balance of the additional note bears interest at 7% per annum. The additional note matures on December 31, 2018. The Company shall make payments of $100 on September 30, 2018 and $500 on December 31, 2018.

Pursuant to the June 8, 2017 Note Purchase Agreement, the Company and Yorkville agreed to amend the terms of the promissory notes issued by the Company to Yorkville dated June 30, 2016, or the June 2016 Note, October 28, 2016, or the October 2016 Note, and December 22, 2016, or the December 2016 Note, respectively.

The June 2016 Note was amended to (i) extend the maturity date to December 31, 2017 and (ii) amend the repayment schedule owed under such note such that $150 shall be payable by the Company on each of October 10, 2016, May 1, 2017, September 30, 2017 and December 31, 2017. The Company made the required payment by December 31, 2017.

The October 2016 Note was amended to (i) extend the maturity date to March 31, 2018 and (ii) amend the repayment schedule such that on May 1, 2017, September 30, 2017, December 31,2017 and March 31, 2018, the Company shall make payments of $150, $100, $150 and $100, respectively. The payment of December, 31, 2017 was paid on January, 18, 2018.

The December 2016 Note was amended to (i) extend the maturity date to September 30, 2018 and (ii) amend the repayment schedule such that on March 31, 2018, June 30, 2018 and September 30, 2018, the Company shall make payments of $300, $400 and $300, respectively.

In addition, the Company agreed to amend the exercise price of the 252,000 warrants to purchase shares of common stock of the Company, which were granted in connection with the June 30, 2016, October 28, 2016 and December 22, 2016 Note Purchase Agreements, to $2.00 per share.

NOTE 8 — LOANS FROM OTHERS (CONT.)

On August 22, 2017, the Company and MICT Telematics executed the Third Supplemental Agreement which supplements the Note Purchase Agreement executed by the parties on October 28, 2016. Pursuant to the Third Supplemental Agreement, the Company borrowed $1,500 from Yorkville pursuant to the terms of a secured promissory note. The outstanding principal balance of the note shall bear interest at 7% per annum. The note was to mature on November 22, 2017. On November 19, 2017, the Company and Yorkville amended the maturity date of the August 2017 Note to February 15, 2018 and provided that the Company may extend such maturity date to January 15, 2019 at its sole discretion. In the event the Company elect to utilize such extension, the Company have agreed to (i) pay an aggregate of $200 of principal plus all accrued and unpaid interest under the note on March 31, 2018, (ii) pay an aggregate of $200 of principal plus all accrued and unpaid interest under the note on June 30, 2018, (iii) pay an extension fee of $50 and (iv) issue Yorkville a five-year warrant to purchase 158,000 shares of our common stock at an exercise price of $1.50 per share. The warrant also provides for demand and piggyback registration rights (see Note 18).

The Company evaluated the modifications to the terms of the loans in accordance with the guidance in ASC Topic 470-50-40 regarding de-recognition of debt, and concluded that the new loans are not substantially different from the original loans. Therefore, these modifications were not accounted for as extinguishment of the existing debt.

On March 29, 2018, the Company and MICT Telematics executed and closed on a securities purchase agreement with Yorkville whereby the Company issued and sold to Yorkville (1) certain Series A Convertible Debentures in the aggregate principal aggregate amount of $3,200, or the Series A Debentures, and (2) a Series B Convertible Debenture in the principal aggregate amount of $1,800, or the Series B Debenture. The Series A Debentures were issued in exchange for the cancellation and retirement of certain promissory notes issued by the Company to Yorkville on October 28, 2016, December 22, 2016, June 8, 2017 and August 22, 2017, or collectively, the Prior Notes, with a total outstanding aggregate principal amount of $3,200. The Series B Debenture was issued and sold for aggregate gross cash proceeds of $1,800.

In addition, pursuant to the terms of the securities purchase agreement, the Company agreed to issue to Yorkville a warrant to purchase 375,000 shares of the Company’s common stock at a purchase price of $2.00 per share, a warrant to purchase 200,000 shares of the Company’s common stock at a purchase price of $3.00 per share and a warrant to purchase 112,500 shares of the Company’s common stock at a purchase price of $4.00 per share.

In conjunction with the issuance of the Series A Debentures and the Series B Debentures, a total of $273 in fees and expenses were deducted from the aggregate gross proceeds and paid to Yorkville.

The Company evaluated if those changes stands for Trouble debt restructuring (TDR), and concluded that it does not meet TDR requirements, then it evaluated if the modifications to the terms of the aforementioned loans from Yorkville in accordance with the guidance in FASB ASC Topic 470-50-40 “Derecognition,” and concluded that the Series A Debentures and Series B Debenture are substantially different from the Prior Loans. Therefore, these modifications were accounted for as an extinguishment of the existing debt. As a result, the Company recorded an expense of $334.

In addition, in June 2018, the Company made aggregate payments of $875 towards the repayment of the Series A Debentures.

On July 3, 2018, the Company made a payment of $1,000 towards the repayment of the Series A Debentures. In addition, on July 5, 2018, a payment of $125 towards the repayment of the Series A Debentures was made in shares of the Company’s common stock at an applicable conversion price of $1.1158 per share pursuant to the terms of the Series A Debentures.

Subject to, and upon closing of the Acquisition Agreement among the Company, BNN Technology PLC (“BNN”), a newly created BVI entity, Global Fintech Holdings Ltd., which is intended to be the public company after the transaction in which the Company and other parties merge (the “New Public Company”), and others, BNN and the other counterparties have insisted that the Company modify the terms of the 1,187,500 Warrants to eliminate or modify certain provisions such that all of the Warrants are exchanged for new warrants (the “New Warrants”) which New Warrants shall be exercisable at $2 per share of New Public Company common stock (subject to adjustment as provided herein and therein) and shall expire on June 30, 2022.

Subject to, and upon closing of the Acquisition Agreement, securities issued in connection with the payment of the Indebtedness owing to Yorkville, including but not limited to the amortization of such Indebtedness and the conversion of such Indebtedness into up to 1,000,000 shares of MICT Common Stock at a price of not less than $1.10 per share and up to 250,000 shares of MICT Common Stock at a price of not less than $1.0 per share.

NOTE 9 — ACCRUED SEVERANCE PAY, NET

A.	Accrued Liability:

The Company is liable for severance pay to its employees pursuant to the applicable local laws prevailing in the respective countries of employment and employment agreements. For Israeli employees, the liability is partially covered by individual managers’ insurance policies under the name of the employee, for which the Company makes monthly payments. The Company may make withdrawals from the managers’ insurance policies only for the purpose of paying severance pay.

The amounts accrued and the amounts funded with managers’ insurance policies are as follows:

	December 31,
	2018	2017
Accrued severance pay	$208	$249
Less - amount funded	(98)	(116)
	$110	$133

NOTE 10 — PROVISION FOR INCOME TAXES

A.

Basis of Taxation

United States:

The U.S. corporate tax rate was 21% in 2018 and 35% in 2017.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act, or the Act, was enacted, which significantly changed U.S. tax laws. The Act lowered the tax rate of the Company. The statutory federal income tax rate was reduced from 35% in 2017 to 21% in 2018.

Israel:

The Company’s Israeli subsidiaries are governed by the tax laws of the state of Israel which had a general tax rate of 23% in 2018 and 24% in 2017. The Company is entitled to various tax benefits in Israel by virtue of being granted the status of an “Approved Enterprise Industrial Company” as defined by the tax regulations. The benefits include, among other things, a reduced tax rate.

In December 2010, legislation amending the Law for Encouragement of Capital Investments of 1959, or the Investment Law, was adopted. This new legislation became effective as of January 1, 2011 and applies to preferred income produced or generated by a preferred company from the effective date. Under this legislation, a uniform corporate tax rate applies to all qualifying income of certain Industrial Companies, or Preferred Enterprise (as defined under the Investment Law), as opposed to the previous law’s incentives, which were limited to income from Approved Enterprises and Privileged Enterprises during their benefits period. Under the legislation, the uniform tax rates are as follows: 2011 and 2012 - 15% (10% in preferred area), 2013 and 2014 - 12.5% (7% in preferred area) and in 2015 - 12% (6% in preferred area).

Effective beginning in 2014, the regular Israeli tax rate was 26.5% for Regular Entities and 16% or 9% for  Preferred Enterprises (depending on the location of industry). Micronet is eligible for the tax rate for Preferred Enterprises. In 2018 and 2017, Micronet was taxed at the 16% rate.

In December 2016, the Israeli government published the Economic Efficiency Law (2016) (legislative amendments to accomplish budget goals for the years 2017 and 2018). According to such law, in 2017 the general tax rate was decreased by 1% and starting in 2018 was decreased by 2%; so that the tax rate was 24% in 2017 and was 23% in 2018 and onwards. In addition, the tax rate that applies to Preferred Enterprises in preferred areas was be decreased by 1.5% to 7.5% starting January 1, 2017.

NOTE 10 — PROVISION FOR INCOME TAXES (CONT.)

B.	Provision for Taxes

	Year ended December 31,
	2018	2017
Current:
Domestic	$(7)	$(1)
Foreign (Israel)	(62)	22
	(69)	21

Taxes related to prior years	(15)	(31)

Deferred:
Deferred taxes, net	(522)	-
Total provision for income taxes	$(606)	$(10)

C.	The reconciliation of income tax at the U.S. statutory rate to the Company’s effective tax rate as follows:

	2018	2017
U.S. federal statutory rate	21%	35%
Tax rate difference between U.S. and Israel	2%	(11)%
Effect of Israeli tax rate benefit	(7)%	(8)%
Effect of previous years	-%	-%
Change in valuation allowance	(9)%	(9)%
Others	(7)%	(7)%
Effective tax rate	0.0%	0.0%

D.	Deferred Tax Assets and Liabilities

Deferred tax reflects the net tax effects of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2018 and 2017, the Company’s deferred taxes were in respect of the following:

	December 31,
	2018	2017
Net operating loss carry forward	$1,509	$1,814
Provisions for employee rights and other temporary differences	278	542
Deferred tax assets before valuation allowance	1,787	2,356
Valuation allowance	(1,787)	(1,814)
Deferred tax assets	-	542
Deferred tax liability	-	-
Deferred tax assets, net	$-	$542

E.

Tax losses

As of December 31, 2018, the Company has a net operating loss carry forward of approximately $5,123, according to the tax report of 2017, which may be utilized to offset future taxable income for United States federal tax purposes. This net operating loss carry forward begins to expire in 2022.  Since it is more likely than not that the Company will not realize a benefit from this net operating loss carry forward, a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

F.

Tax Assessments

The Company received final tax assessments in the United States through tax year 2012, and with regard to the Israeli subsidiaries received final tax assessments up until tax year 2012.

G.	Uncertain Tax Position The Company did not record any liability for income taxes associated with unrecognized tax benefits during 2018 and 2017.

NOTE 11 — RELATED PARTIES

MICT’s policy is to enter into transactions with related parties on terms that are on the whole no less favorable to it than those that would be available from unaffiliated parties at arm’s length. Based on its experience in the business sectors in which it operates and the terms of the transactions with unaffiliated third parties, MICT believes that all of the transactions described below met this policy standard at the time they occurred.

On November 7, 2012, the board of directors and the audit committee of Micronet approved the entry into a management and consulting services agreement, or the Micronet Agreement, with D.L. Capital Ltd., an entity controlled by Mr. Lucatz, MICT’s Chief Executive Officer and significant shareholder, pursuant to which effective November 1, 2012, Mr. Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the entities controlled by Mr. Lucatz management fees consisting of: (i) management fees of $13 on a monthly basis, and cover other monthly expenses, (ii) an annual bonus of 3% of the amount by which the annual EBITDA for such year exceeds the average annual EBITDA for 2011 and 2010, and (iii) a bonus of 0.5% of the purchase price of any acquisition or capital raising transaction, excluding the public offering contemplated at such time, completed by us during the term of the agreement. Such agreement was further subject to the approval of Micronet’s stockholders, which was obtained at a special meeting held on January 30, 2013 for that purpose and went into effect following its execution on February 8, 2013. The Micronet Agreement was extended on November 1, 2015 for three years on the same terms and conditions and was approved by Micronet’s Board of Directors on October 11, 2015 and Micronet’s shareholders on November 16, 2015. Effective July 6, 2017, D.L. Capital Ltd. consented to reduce the requirement of the time Mr. Lucatz is to devote to Micronet matters to 22%, as well as a reduction in .the fees to be paid to D.L. Capital Ltd.to NIS 23,000. On October 31, 2018, D.L. Capital Ltd. agreed to continue rendering services pursuant to the Micronet Agreement for no consideration.

On June 6, 2018, the Compensation Committee of MICT approved maintaining Mr. Lucatz’s annual base salary of $400. In addition, on June 6, 2018, the Compensation Committee of MICT approved a discretionary cash bonus to Mr. Lucatz, of $300, as well the issuance of a stock option to purchase 300,000 shares of the Common Stock, with an exercise price of $1.32 per share, with 100,000 shares of common stock vesting immediately and 100,000 shares of common stock vesting on each of the first two anniversaries of the date of grant. The bonus and option were granted to Mr. Lucatz in light of his contributions to MICT’s successful sale of its then wholly owned subsidiary, Enertec systems 2001 LTD.

On December 30, 2015, MICT obtained a loan from Meydan Family Trust No 3., or Meydan, pursuant to which Meydan agreed to loan MICT $750 on certain terms and conditions. As of December 31, 2017, the balance of the loan was $326. The loan from Meydan was fully paid in March 2018.

On December 18, 2018, the Company, Global Fintech Holdings Ltd., a British Virgin Islands corporation, or BVI Pubco, GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of BVI Pubco, or Merger Sub, BNN Technology PLC, a United Kingdom Private limited company, or BNN, Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN, or BI China, ParagonEx LTD, a British Virgin Islands company, or ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an Acquisition Agreement, or the Acquisition Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Acquisition Agreement, Merger Sub will merge with and into the Company, as a result of which each outstanding share of the Company’s common stock and warrant to purchase the same shall be cancelled in exchange for the right of the holders thereof to receive 0.93 substantially equivalent securities of BVI Pubco, after which BVI Pubco will acquire (i) all of the issued and outstanding securities of BI China in exchange for newly issued ordinary shares of BVI Pubco and (ii) all of the issued and outstanding ordinary shares of ParagonEx for a combination of cash in the amount equal to approximately $25 million (the majority of which was raised in a private placement by BVI Pubco), unsecured promissory notes and newly issued ordinary shares of BVI Pubco, or collectively, the Acquisitions.

Subject to, and upon closing of, the Acquisitions, MICT will issue to each of MICT’s Board members, 300,000 options to purchase MICT common stock  (1,200,000 options in the aggregate) with an exercise price equal to $1.41 which shall be granted as success bonuses under MICT’s existing Stock Incentive Plans or under the GFH Equity Plan (including the GFH Israeli Sub-Plan) and which shall be, converted into MICT Replacement Options (as described in Section 2.6(b) of the Acquisition Agreement) and which, for the, avoidance of doubt, and notwithstanding the termination of the employment or directorship of the, optionholder, shall expire on the 15 month anniversary of the closing date of the Acquisition Agreement).

On June 4, 2019, concurrently with the Preferred Offering, MICT entered into a Securities Purchase Agreement, or the Note Purchase Agreement, with BNN, pursuant to which BNN agreed to purchase from MICT $2 million of convertible notes, which subscription amount shall be subject to increase by up to an additional $1 million as determined by BNN and MICT, or collectively, the Convertible Notes. The Convertible Notes, which shall be convertible into 1,818,181 shares of the Common Stock, shall be sold together with certain common stock purchase warrants to purchase 1,818,181 shares of the Common Stock. The Convertible Notes have a duration of two years.

Except as described above, no director, executive officer, principal stockholder holding at least 5% of MICT common stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during 2018 or 2017 in which the amount involved in the transaction exceeded or exceeds $120 or one percent of the average of the total assets of MICT at the year-end for the last two completed fiscal years.

Transactions with related parties

	Year ended December 31,
	2018	2017
Consulting fee paid to controlling shareholder	$400	$331
Bonus paid to controlling shareholder	300	-
Stock based compensation granted to controlling shareholder	218	-
Total	918	331

NOTE 12 — SHAREHOLDER’S EQUITY

A.	Common stock:

Common stock confers upon its holders the rights to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends if declared.

B.	Stock Option Plan:

Pursuant to our 2012 Stock Incentive Plan as amended and approved at the Company’s Annual Meeting of Shareholders in December 2018, the board of directors is authorized to award stock options to purchase shares of common stock to our officers, directors, employees and certain others, up to a total of 5,000,000 shares of common stock, subject to adjustments in the event of a stock split, stock dividend, recapitalization or similar capital change. Stock based compensation amounted to $377 and $25 for the years ended December 31, 2018 and 2017, respectively.

The exercise price of the options granted under the 2012 Stock Incentive Plan is set by the board of directors and will not be less than the closing sale price on Nasdaq Capital Market at the grant date. As of December 31, 2018, 3,703,000 shares of common stock remain available for future awards under the 2012 Stock Incentive Plan. Under the 2012 Stock Incentive Plan, unless determined otherwise by the board, options generally vest over a two or three year period from the date of grant and expire 10 years after the grant date. Unvested options are forfeited 90 days following the termination of employment. Any options that are forfeited before expiration become available for future grants.

On July 17, 2014 the Company adopted the 2014 Stock Incentive Plan pursuant to which the board of directors is authorized to issue stock options, restricted stock and other awards to officers, directors, employees, consultants and other service providers. The board of directors initially reserved 100,000 shares of the Company’s common stock for issuance pursuant to awards that may be made pursuant to the 2014 Stock Incentive Plan. The 2014 Stock Incentive Plan was amended in December 2018 and the number of shares of the Company’s common stock reserved for issuance under the plan was increased to 600,000 shares. The 2014 Stock Incentive Plan was approved by the stockholders on September 30, 2014 and the amendment to the 2014 Stock Incentive Plan was approved by the stockholders on December 26, 2018. As of December 31, 2018, 396,775 shares of common stock remain available for future awards under the 2014 Stock Incentive Plan.

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2018:

Options Outstanding		Options Exercisable
Number Outstanding on December 31, 2018	Weighted Average Remaining Contractual Life	Number Exercisable on December 31, 2018	Exercise Price
	Years		$
15,000	4.5	15,000	4.30
421,000	6	421,000	4.30
736,000	9.5	536,000	1.32
125,000	9.75	125,000	1.4776
1,297,000		1,097,000

NOTE 12 — SHAREHOLDER’S EQUITY (CONT.)

B.	Stock Option Plan - (continued):

	2018		2017
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
		$		$
Options outstanding at the beginning of year:	536,000	4.30	746,000	4.30
Changes during the year:
Granted	861,000	1.34	100,000	4.30
Exercised	-	-	-	-
Forfeited	(100,000)	4.30	(310,000)	4.30

Options outstanding at end of year	1,297,000	2.34	536,000	4.30
Options exercisable at year-end	1,097,000	1.35	461,000	4.30

Subject to, and upon closing of the Acquisition Agreement, the securities issued upon the exercise or conversion of outstanding options will be in accordance with the terms on which they were granted initially.

The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0% for all years; expected volatility: 2018 – 37.30%; risk-free interest rate: 2018 – 2.8%; and expected life: 2018- 6 years.

The Company is required to assume a dividend yield as an input in the Black-Scholes model. The dividend yield assumption is based on the Company’s historical experience and expectation of future dividends payouts and may be subject to change in the future.

The Company uses historical volatility in accordance with FASB ASC Topic 718, “Compensation - stock compensation”. The computation of volatility uses historical volatility derived from the Company’s exchange-traded shares.

The risk-free interest assumption is the implied yield currently available on U.S. Treasury zero-coupon bonds, issued with a remaining term equal to the expected life term of the Company’s options.

Pre-vesting rates forfeitures were zero based on pre-vesting forfeiture experience.

The Company uses the simplified method to compute the expected option term for options granted.

C.	Stock Option Plan of Subsidiary

During 2018, the board of the directors of Micronet approved the grant of 70,000 options with exercise prices of between NIS 2.308, out of which 30,000 options expire during the year.

The total expenses of the options of Micronet recorded in 2018 amounted to $205

NOTE 12 — SHAREHOLDER’S EQUITY (CONT.)

D.	SEDA- Standby Equity Distribution Agreement

On August 22, 2017, the Company entered into a Standby Equity Distribution Agreement, or the 2017 SEDA with Yorkville for the sale of up to $10 of shares of the Company’s common stock over a three-year commitment period.  Under the terms of the 2017 SEDA, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to Yorkville at a discount to market of 1.5%.  The Company and Yorkville previously entered into a prior Standby Equity Distribution Agreement on June 30, 2016, or the 2016 SEDA, for the sale of up to $2,390 of shares of the Company’s common stock over a three year period.

The Company is not obligated to utilize any of the $10 available under the 2017 SEDA and there are no minimum commitments or minimum use penalties.  The total amount of funds that ultimately can be raised under the 2017 SEDA over the three year term will depend on the market price for the Company’s common stock and the number of shares actually sold. Yorkville is obligated under the 2017 SEDA to purchase shares of the Company’s common stock from the Company subject to certain conditions including, but not limited to the Company filing a registration statement with the SEC, to register the resale by Yorkville of shares of common stock sold to Yorkville under the 2017 SEDA, or the Registration Statement, and the SEC declaring such Registration Statement effective.

The 2017 SEDA does not impose any restrictions on the Company’s operating activities. During the term of the 2017 SEDA, Yorkville is prohibited from engaging in any short selling or hedging transactions related to the Company’s common stock.

In connection with the 2017 SEDA, the Company agreed to pay YA Global II SPV, LLC, a wholly owned subsidiary of Yorkville, a commitment fee in the amount of $800, or the Commitment Fee, in the aggregate, which was to be paid in eight quarterly installments of $100, with the first installment due and payable on the fifth trading day following the execution of the SEDA. The Commitment Fee may be paid in cash or shares of the Company’s common stock. The company paid Yorkville $50 out of the first installment of the Commitment Fee.

On November 19, 2017, the Company entered into an agreement with Yorkville whereby the commitment fee repayment terms were amended such that (i) $200 of the commitment fee shall be payable as follows: $50 shall be due and payable on March 31, 2018, $50 shall be due and payable on September 30, 2018, $50 shall be due and payable on March 31, 2019, and $50 shall be due and payable on September 30, 2019, and (ii) the Company shall pay the remaining $600 as follows: $90 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $3,000, $30 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $4,000, $30 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $5,000, $150 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $6,000, $50 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $7,000, $130 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $8,000, $60 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $9,000 and $60 shall be paid when the aggregate advance amounts under the 2017 SEDA shall total $10,000.

On November 22, 2017, Company entered into a Securities Purchase Agreement, or the Purchase Agreement, with one investor, an affiliate of Yorkville, for the sale of 555,556 shares of the Company’s common stock at a purchase price per share of $0.90 per share in a registered direct offering for total gross proceeds of $500. The Shares were offered and sold by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-219596). The net proceeds to the Company from the offering, after deducting fees and expenses, were $495. The Company used the net proceeds of the offering to pay $25 towards the remaining balance of a commitment fee pursuant to the Third Supplemental Agreement between the Company and Yorkville, $150 towards the repayment of principal and interest to the June 2016 Note issued to Yorkville and the remaining balance for working capital and general corporate purposes.

On May 8, 2018, the Company and YA mutually agreed to terminate the 2017 SEDA. As a result of the termination of the 2017 SEDA, the Company’s obligation to pay any and all of the remaining commitment fee owned under the 2017 SEDA was terminated.

NOTE 13 — SEGMENT REPORTING

The Company accounts for its segment information in accordance with the provisions of FASB ASC Topic 280-10, “Segment Reporting,” or ASC 280-10. ASC 280-10 establishes annual and interim reporting standards for operating segments of a company. ASC 280-10 requires disclosures of selected segment-related financial information about products, major customers, and geographic areas based on the Company’s internal accounting methods.

Following Enertec’ sale, the Company has one segment reporting only.

1.	Geographic Areas Information:

Sales: Classified by Geographic Areas:

The following presents total revenue for the years ended December 31, 2018 and 2017 by geographic area:

	Year ended December 31,
	2018	2017
United States	$10,834	$14,256
Israel	119	233
Other	3,209	3,877
Total	$14,162	$18,366

2.	Principal Customers:

There were two customers that represented 38% and 17% of the Company’s total revenue in 2018. There were two customers that represented 30% and 20% of the Company’s total revenue in 2017.

NOTE 14 — COMMITMENTS AND CONTINGENCIES

Lease commitments-

Micronet’s short-term lease expires in June 2019. Accrual rent fee is approximately $140 per year including a property management fee. Micronet Inc.’s additional lease expires in November 2021. Accrual rent fee is approximately $236 per year.

At December 31, 2018, total minimum cars and lease rentals under non-cancelable operating leases with an initial or remaining lease term of one year or more are as follows:

Year Ending December 31,	Amount
2019	$414
2020	315
2021	244
2022	$35

Legal proceedings

The Company are not subject to any pending or threatened legal proceedings, nor is our property the subject of a pending or threatened legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Covenants

MICT Telematics has covenants under its bank loan mainly requiring separate financial statements equity of not less than 32.5% of total assets. MICT Telematics has not met all of its bank covenants as of December 31, 2018 and as a result, some payments were advanced.

Pursuant to Micronet borrowing arrangements in 2018, Micronet has covenanted that it will present separate financial statements reflecting; (A) annual EBITDA shall of not less then $750; (B) the ratio of customer debt to financial credit (credit utilized by Micronet under each agreement with Mizrahi-Tefahot Bank for the deduction of bank guarantees) shall not be less than 1:1 on the basis of a report (C) the ratio of inventory to financial credit shall not be less than 1:1 on the basis of semi-annual report; and (D) the tangible shareholder’s equity shall not be less than NIS 15,000 and not less 35% of the total balance sheet deducted on the basis of the Micronet semi-annual reports. As of December 31, 2018 Micronet has not met these covenants.

Israel Innovation Authority

In April 2013, Micronet submitted to the IIA a request for financial support within a framework of a research and development program for a new product. In September 2013, a grant to Micronet in a total amount of NIS 5.5 million (approximately $1.5 million) was approved by the IIA. This grant was provided by the IIA for a period of one year (starting April 2013) at a level of 30% from the aforementioned amount. In addition, during 2014 Micronet received further confirmation for a grant from the IIA in the total amount of NIS 5.5 million (approximately $1.5 million). This grant was provided by the IIA for a period of one year (starting April 2014) at a level of 40% from the aforementioned amount. In addition, during 2015 Micronet received further confirmation for a grant from the IIA in the total amount of NIS 5.1 million (approximately $1.3 million) at a level of 40% from the aforementioned amount. Micronet is obligated to pay royalties to the IIA amounting to 3%-3.5% of the sales of the products and other related revenues generated from such projects linked to the dollar plus Libor interest rate. To date, Micronet has received an aggregate of NIS 5.6 million (approximately $1.5) from the IIA under these three grants.

NOTE 15 — SUPPLEMENTARY FINANCIAL STATEMENTS INFORMATION

A.	Other accounts receivable:

	December 31,
	2018	2017
Prepaid expenses	$164	$751
Government departments and agencies	129	277
Others	46	64
	$339	$1,092

B.	Other Accounts Payable:

	December 31,
	2018	2017
Employees and wage-related liabilities	$442	$650
Deferred revenues and credit card	88	1,532
Accrued expenses	442	720
Other current liabilities	239	244
	$1,211	$3,146

C.	Earnings (loss) per Share:

Basic and diluted earnings (losses) per share were computed based on the average number of shares outstanding during each year.

The following table sets forth the computation of basic and diluted net earnings (losses) per share attributable to Micronet Enertec:

	Year ended December 31,
	2018	2017
Numerator:
Amount for basic earnings per share	$(2,610)	$(8,157)
Effect of dilutive instruments	-	-

Amount for diluted earnings per share	(2,610)	(8,157)

Denominator:
Denominator for basic earnings per share - weighted average of shares	9,166,443	7,128,655
Loss per share attributable to MICT Inc.:
Basic and diluted continued operation	$(0.81)	$(0.45)
Basic and diluted discontinued operation	$0.56	$(0.69)

NOTE 16 — DISCONTINUED OPERATION

On December 31, 2017, the Company, Enertec and Enertec Management Ltd. entered into the Share Purchase Agreement with Coolisys, a subsidiary of DPW, pursuant to which the Conpany agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250 as well as assume up to $4,000 of Enertec debt. Enertec met the definition of a component as defined by FASB ASC Topic 205, since Enertec had been classified as held for sale and the Company believes the sale represented a strategic shift in its business. Accordingly, its assets and liabilities were classified as held for sale and the results of operations in the statement of income and prior periods’ results have been reclassified as a discontinued operation. On May 22, 2018, the Company closed on the sale of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the closing, the Company received aggregate gross proceeds of approximately $4,700 of which 10% will be held in escrow for up to 14 months after the Closing to satisfy certain potential indemnification claims. Therefore, the Company has recorded such escrowed amount on its balance sheet as restricted cash and a liability. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the Closing. In addition, Coolisys also assumed approximately $4,000 of Enertec’s debt. The Company’s capital gain from the sale of Enertec, based on the Company’s balance sheet at the closing date is $6,844.

The following is the composition from discontinued operation through December 31, 2018 and December 31, 2017:

The following is the composition from discontinued operation:

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$-	$279
Restricted cash	-	4,224
Trade accounts receivable, net	-	4,807
Inventories	-	1,506
Other accounts receivable	-	66
Total current assets	-	10,882

Property and equipment, net	-	676
Long-term Assets	-	98
Total long-term assets	-	774
Total assets	$-	$11,656

	December 31, 2018	December 31, 2017
LIABILITIES

Short-term bank credit	$-	$8,863
Trade accounts payable	-	1,380
Other accounts payable	-	957
Total current liabilities	-	11,200

Accrued severance pay, net	-	138
Total Liabilities	$-	$11,338

NOTE 16 — DISCONTINUED OPERATION (Cont.)

	For the Period between
	January 1, 2018 to May 22, 2018	January 1, 2017 to December 31, 2017

Revenues	$1,512	$7,061
Cost of revenues	2,655	7,790
Gross profit (loss)	(1,143)	(729)
Operating expenses:
Research and development	120	672
Selling and marketing	204	546
General and administrative	376	2,199
Total operating expenses	700	3,417
Loss from operations	(1,843)	(4,146)
Capital gain	6,844	-
Finance expense, net	(102)	(632)
Profit (loss) before provision for income taxes	4,899	(4,778)
Taxes on income	5	124
Net profit (loss)	$4,894	$(4,902)

	For the Period between
	January 1, 2018 to May 22, 2018	January 1, 2017 to December 31, 2017

Net cash provided by (used in) operating activities	$131	$(1,367)
Net cash used in investing activities	(39)	43
Net cash provided by (used in) financing activities	(63)	1,427

NET CASH INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	29	103

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	4,503	128

TRANSLATION ADJUSTMENT OF CASH AND CASH EQUIVALENTS	(147)	48

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$4,385	$279

NOTE 17 — SUBSEQUENT EVENTS

On February 24, 2019, Micronet announced that it closed a public equity offering on the TASE, pursuant to Micronet’s shelf prospectus, which became effective in July 2018. Micronet sold 11,500 units, with each unit consisting of 1,000 ordinary shares and 400 options (with each option exercisable based on a 1:1 ratio and exercisable until August 2020), at a price of 435 NIS per unit. In addition, on February 24, 2019, Mr. Lucatz, our President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, the Company’s voting interest in Micronet was decreased to 39.53% of the issued and outstanding shares of Micronet.

As of February 21, 2019, the Company had issued to YA 250,000 share of common stock at a purchase price per share of $1.00.

On March 13, 2019, the Company issued an additional 996,817 share of common stock at a purchase price per share of $1.10. These issuances of the Company’s common stock to YA reduced the debt owed to YA such that as of March 31, 2019, the balance of the debt is $1,750.

Financial Statements of ParagonEx

PARAGONEX LIMITED

_________________________

_______________

PARAGONEX LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		June 30, 2019		December 31, 2018
	Note	(Unaudited)
		US$ thousands
Assets

NON-CURRENT ASSETS
Property and equipment		2,772		2,915
Intangible assets	4	12,074		8,391
Right-of-use assets	2e	4,627		-
Deposits		887		868
Long term receivable	5	7,921		10,000
Deferred tax assets		662		619
Total non-current assets		28,943		22,793

CURRENT ASSETS
Trade receivables		14,424		12,003
Open trade positions		6,047		2,754
Other current assets		1,281		1,058
Current income tax assets		-		56
Cash and cash equivalents	3	6,426		8,637
Total current assets		28,178		24,508

Total assets		57,121		47,301

Equity and liabilities

CURRENT LIABILITIES

Trade and other payables		4,811		4,576
Current income tax liabilities		113		-
Deferred lease incentives		-		95
Total current liabilities		4,924		4,671

NON-CURRENT LIABILITIES
Lease liabilities	2	5,181		-
Other non-current liabilities	11	3,213		380
Employee benefit obligations		574		581
Total non-current liabilities		8,968		961

Total liabilities		13,892		5,632

SHAREHOLDERS’ EQUITY	9-10
Ordinary share capital, USD0.01 par value		-	*	-	*
Share premium		4,537		4,537
Treasury shares		(32)		(32)
Currency translation reserve		522		50
Capital contribution		1,058		1,058
Other reserves		121		100
Retained earnings		37,023		35,956
Total shareholders’ equity		43,229		41,669
Total liabilities and shareholders’ equity		57,121		47,301

*- less than USD 1,000

The accompanying notes form an integral part of these condensed consolidated financial statements

PARAGONEX LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		6 months ended June 30
		2019	2018
	Note	(Unaudited)	(Unaudited)
		US$ thousands

REVENUE	6	20,820	31,950

OPERATING EXPENSES:
Research and development		(1,695)	(1,828)
Sales and marketing		(11,216)	(15,577)
General and administrative		(5,487)	(5,393)
TOTAL OPERATING EXPENSES		(18,398)	(22,798)

OPERATING PROFIT		2,422	9,152

Finance expenses		(275)	(274)
Net foreign exchange gains (losses)		(531)	5

PROFIT BEFORE TAXES ON INCOME		1,616	8,883
TAXES ON INCOME	7	(383)	(541)
PROFIT FOR THE PERIOD		1,233	8,342
OTHER COMPREHENSIVE INCOME

Items that will not be reclassified to profit or loss:
Remeasurements of post-employment benefit obligations		(166)	-
Items that may be subsequently reclassified to profit or loss:
Currency translation differences		472	(423)
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD		1,539	7,919

The accompanying notes form an integral part of these condensed consolidated financial statements.

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Ordinary share capital		Share premium	Treasury shares	Currency translation reserve	Retained earnings	Capital contribution	Other reserves	Total
	US$ thousands
BALANCE AT JANUARY 1, 2018	-	*	4,537	(32)	399	24,604	1,058	77	30,643
Profit for the period	-		-	-	-	8,342	-	-	8,342
Other comprehensive income for the period
Currency translation differences	-		-	-	(423)	-	-	-	(423)
Total other comprehensive income for the period	-		-	-	(423)	-	-	-	(423)
Total comprehensive income	-		-	-	(423)	8,342	-	-	7,919
Transactions with owners recognized directly in equity
Value of employee services	-		-	-	-	-	-	-	-
Issue of ordinary shares from SBP	-		-	-	-	-	-	5	5
Total transactions with owners recognized directly in equity								5	5
BALANCE AT June 30, 2018 (Unaudited)	-		4,537	(32)	(24)	32,946	1,058	82	38,567

*- less than USD 1,000

The accompanying notes form an integral part of these condensed consolidated financial statements

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Ordinary share capital		Share premium	Treasury shares	Currency translation reserve	Retained earnings	Capital contribution	Other reserves	Total
	US$ thousands
BALANCE AT JANUARY 1, 2019	-	*	4,537	(32)	50	35,956	1,058	100	41,669
Profit for the period	-		-	-	-	1,233	-	-	1,233
Other comprehensive income for the period
Currency translation differences	-		-	-	472	-	-	-	472
Remeasurements of post-employment obligations	-		-	-	-	(166)	-	-	(166)
Total other comprehensive income for the period	-		-	-	472	(166)	-	-	306
Total comprehensive income	-		-	-	472	1,067	-		1,539
Transactions with owners recognized directly in equity
Value of employee services	-		-	-	-	-	-	21	21
Total transactions with owners recognized directly in equity	-		-	-	-	-	-	21	21
BALANCE AT JUNE 30, 2019 (Unaudited)	-	*	4,537	(32)	522	37,023	1,058	121	43,229

*- less than USD 1,000

The accompanying notes form an integral part of these condensed consolidated financial statements.

PARAGONEX LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	6 months ended June 30
	2019	2018
	(Unaudited)	(Unaudited)
	US$ thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Operating profit	2,422	9,152
Adjustments to reconcile operating profit to net cash provided by operating activities:
Depreciation	780	727
Amortization	859	952
Share based payment payments	21	5
	4,082	10,836
Changes in asset and liability items:
Increase in trade receivables	(1,728)	(8,980)
Decrease (increase) in other current assets	(680)	365
Decrease (increase) in open trade position	(3,293)	2,322
Decrease in deferred lease incentives	-	(50)
Decrease in trade and other payables	(349)	(3,082)
Decrease in employee benefits obligation	(320)	(342)
Increase in income tax payable	383	199
Income tax paid	(184)	(169)
Net cash generated from (used in) operating activities	(2,089)	1,099

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(58)	(390)
Decrease in long term assets	2,060	76
Capitalized software development cost	(1,268)	(2,372)
Net cash provided by (used in) investing activities	734	(2,686)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments to long term liabilities	(33)	-
Finance costs	(806)	(274)
Finance costs of Lease liabilities	(301)	-
Net cash used in financing activities	(1,140)	(274)

Net decrease in cash and cash equivalents	(2,495)	(1,861)
Cash and cash equivalents at beginning of period	8,637	9,896
Exchange gains (losses) on cash and cash equivalents	284	(906)
BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD	6,426	7,129

The accompanying notes form an integral part of these condensed consolidated financial statements.

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL INFORMATION

Nature of operations

ParagonEX Limited (the “Company”), was incorporated in the British Virgin Islands and commenced its operations on February 12, 2008. The Company has located its headquarters in the Isle of Man.

The Company and its subsidiaries (the “Group”) are engaged in the development, production and marketing of an advanced trading platform for the online trading industry, particularly operators of consumer-facing CFD and Forex trading offerings. The Group receives and transmits trades from companies in the online trading industry for execution on its electronic trading platform and provides the liquidity necessary to execute the trades. The Group also provides sales and support services for companies in the online trading industry.

The Group generates its revenues from 2 sources:

a.	Sharing in the net revenue that its B2B customers generate from their end users’ use of the Group’s Platform as a Service (“PaaS”) offering, where net revenue is derived from fees or commissions which the Group’s B2B customers charge their end users and which are calculated on the basis of the end users’ trading volume.

b.	Acting as a counter-party to such transaction (i.e. as liquidity provider), the Group retains net trading fees charged to end users on all transactions executed on the platform, after deducting rebates owed to the Group’s B2B customers that generate the transactions. The Company’s subsidiary PX Exchange Ltd acts as a market maker in connection with the transactions and positions entered into by the end users and holds an appropriate license issued by the Belize International Financial Services Commission.

The Group’s revenues are derived from support services provided to its B2B customers, that include a comprehensive suite of sales and other support services.

Significant operating subsidiaries of the Company, which are all 100% owned, are as follows:

●	Hexagon Technologies Ltd, which conducts research and development is located in Israel

●	Toyga Media Ltd, which operates a call center and provides marketing services is located in Israel

●	Toyga Online Ltd which operates a call center is located in Israel

●	PX Exchange Ltd, which is a market maker that conducts trading operations and is licensed and located in Belize

●	Rational Performance Ltd, which conducts research and development is located in Bulgaria.

●	Skybeat GmbH which operates a call center and located in Germany.

●	NGJ limited is a reseller of “Paragonex Dynamics” trading software (see note 11 below) is located in Isle of Man.

Other subsidiaries of the Group with minimal activity, which are all 100% owned, are as follows:

●	UPL Marketing Sp z.o.o., located in Poland

●	Capi tech LLC, located in Ukraine

●	Tianjin Fu Yi Marketing Management Consulting Co. Ltd, located in China

●	Paragonex UK Ltd, located in UK

●	Urom Support Srl (formerly LPH Marketing Srl), located in Romania.

●	PXMM (Pyt) Ltd, located in South Africa formed on March 2019.

These condensed consolidated condensed financial statements were approved and authorized for issue by the board of directors on January 8, 2020.

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – Basis of preparation and changes to the Group’s accounting policies

The accompanying unaudited condensed consolidated financial statements do not include all the information and disclosures required by International Financial Rep0rting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Group has made estimates and judgments affecting the amounts reported in these condensed consolidated financial statements and the accompanying notes. The actual results experienced by the Group may differ materially from our estimates. The condensed consolidated financial information is unaudited but reflects all normal adjustments that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2018. The condensed consolidated balance sheet as of December 31, 2018 was derived from the Company’s audited 2018 financial statements. Results of the six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the full year ending December 31, 2019. The accounting policies adopted are consistent with those of the previous financial year and corresponding interim reporting period, except for as set out below.

a.	Accounting principles and use of estimates in the preparation of financial statements

The condensed consolidated financial statements have been prepared under the historical cost convention (subject to adjustments in respect of revaluation of financial assets at fair value through profit or loss) and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”). The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The areas involving a higher degree of judgment or complexity are generally the same areas in which assumptions or estimates that must be made are significant to the consolidated financial statements.

b.	Business Combinations

Business combinations are accounted for using the acquisition method as of the date when control transfers to the Company. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date and is allocated to the acquired net tangible and intangible assets and liabilities assumed. Transaction costs that the Company incurs in connection with a business combination are expensed as incurred.

c.	Goodwill

Goodwill is initially measured at cost which represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net identifiable assets acquired and liabilities assumed. Goodwill is allocated to the Cash-generating Units (CGU)which are expected to benefit from the synergies of the combination. Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

Impairment is determined for goodwill by assessing if the carrying value of a CGU, including the allocated goodwill, exceeds its recoverable amount determined as the greater of the estimated fair value less costs to sell and the value in use. Impairment losses recognized in respect of a CGU are first allocated to the carrying value of goodwill and any excess is allocated to the carrying amount of assets in the CGU. Any goodwill impairment is recorded in income in the period in which the impairment is identified. Impairment losses on goodwill are not subsequently reversed.

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – Basis of preparation and changes to the Group’s accounting policies (continued)

d.	Intangible assets

Intangible assets acquired in a business combination are measured at fair value at the acquisition date.Intangible assets with a finite useful life are amortized over their useful life and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least at each year end.

The useful life of intangible assets is as follows:

Years
Computer software	3
Internally generated software development costs	6
Customer relationships	3
Technology	5

e.	New and amended standards and interpretations adopted by the Group

The accounting policies newly adopted in the preparation of the interim condensed consolidated financial statements are as follows:

i.	IFRS 16 Leases

IFRS 16 Lease (“IFRS 16”) was issued in January 2016. It has resulted in substantially all leases with terms of longer than 1 year being recognized in the statement of financial position. Under IFRS 16, the distinction between operating and finance leases has been eliminated. Under IFRS 16, a reporting entity record’s the right to use a leased item and a corresponding liability for lease payments.

The principal effects of the Standard are as follows:

-	According to IFRS 16, lessees are required to recognize all leases in the statement of financial position (excluding certain exceptions, see below). Lessees will recognize a liability for lease payments with a corresponding right-of-use asset, similar to the accounting treatment for finance leases under the existing standard, IAS 17, “Leases”. Lessees will also recognize interest expense and depreciation expense separately.

-	Variable lease payments that are not dependent on changes in the Consumer Price Index (“CPI”) or interest rates, but are based on performance or usage are recognized as an expense by the lessees as incurred or recognized as income by the lessors as earned.

-	In the event of changes in variable lease payments that are CPI-linked, lessees are required to remeasure the lease liability and record the effect of the remeasurement as an adjustment to the carrying amount of the right-of-use asset.

-	IFRS 16 includes two exceptions which allow lessees to account for leases based on the existing accounting treatment for operating leases - leases for which the underlying asset is of low financial value and short-term leases (up to one year).

-	The accounting treatment by lessors remains substantially unchanged from the existing standard, namely classification of a lease as a finance lease or an operating lease.

The Group applied IFRS 16 from its mandatory adoption date of 1 January 2019. The Group applied the simplified transition approach and did not restate comparative amounts for the year prior to first adoption. Right-of-use assets for property leases measured on transition as if the new rules had always been applied. All other right-of-use assets measured at the amount of the lease liability on adoption (adjusted for any prepaid or accrued lease expenses).

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – Basis of preparation and changes to the Group’s accounting policies (continued)

For the remaining lease commitments, the Group recognised on 1 January 2019, right-of-use assets of 5,538 thousand USD less 475 thousand USD of lease incentive totalling 5,063 thousand USD and a lease liabilities of 5,538 thousand USD (after adjustments for prepayments and accrued lease payments recognized as at 31 December 2018.Right-of-use assets calculation is based on the monthly payments discounted with interest rate of 6%.

Set out below, are the carrying amounts of the Group’s right-of-use assets and lease liabilities and the movements during the period:

	Right-of-use assets	Lease liabilities
	US$ thousands
January 1, 2019	5,538	(5,538)
Deferred liability	(475)	-
Net as of January 1, 2019	5,063	(5,538)
Depreciation expense	(436)	-
Interest expense	-	(173)
Payments	-	530
June 30, 2019	4,627	(5,181)

The remaining balance of deferred lease incentives of 475 thousand USD at the date of adoption was derecognized and offset against the right-of-use assets.

The accounting policy for leases applied commencing from January 1, 2019, is as follows:

The Group as lessee:

For leases in which the Company is the lessee, the Company recognizes on the commencement date of the lease a right-of-use asset and a lease liability, excluding leases whose term is up to 12 months and leases for which the underlying asset is of low value. For these leases, the Company has elected to recognize the lease payments as an expense in profit or loss on a straight-line basis over the lease term. In measuring the lease liability, the Company has elected to apply the practical expedient in the Standard and does not separate the lease components from the non-lease components (such as management and maintenance services, etc.) included in a single contract.

On the commencement date, the lease liability includes all unpaid lease payments discounted at the interest rate implicit in the lease, if that rate can be readily determined, or otherwise using the Company’s incremental borrowing rate. After the commencement date, the Company measures the lease liability using the effective interest rate method.

On the commencement date, the right-of-use asset is recognized in an amount equal to the lease liability plus lease payments already made on or before the commencement date and initial direct costs incurred. The right-of-use asset is measured applying the cost model and depreciated over the shorter of its useful life or the lease term. The Company tests for impairment of the right-of-use asset whenever there are indications of impairment pursuant to the provisions of IAS 36.

Variable lease payments that depend on an index:

On the commencement date, the Company uses the index rate prevailing on the commencement date to calculate the future lease payments. For leases in which the Company is the lessee, the aggregate changes in future lease payments resulting from a change in the index are discounted (without a change in the discount rate applicable to the lease liability) and recorded as an adjustment of the lease liability and the right-of-use asset. The effect of the change in the index on current payments is recorded in profit or loss.

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – Basis of preparation and changes to the Group’s accounting policies (continued)

Variable lease payments:

Variable lease payments that do not depend on an index or interest rate but are based on performance or usage are recognized as an expense as incurred when the Company is the lessee, and are recognized as income as earned when the Company is the lessor.

ii.	IFRIC 23 Uncertainty over income tax treatments

IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances. The Group adopted IFRIC 23 effective January 1, 2019 . The adoption of this interpretation had no effect on the Group’s consolidated financial statements.

NOTE 3 – CASH AND CASH EQUIVALENTS

	June 30	December 31
	2019	2018
	US$ thousands

Deposit	2,000	4,582
Cash at bank	4,426	4,055
Total	6,426	8,637

There are no restrictions on cash at bank.

NOTE 4 – INTANGIBLE ASSETS

	At January 1, 2019	Additions	Acquisition of subsidiary	Amortization charge	At June 30, 2019
	Net book value US$ thousands
Purchased software	348	-	-	(149)	199
Internally generated software development costs	8,043	1,268	-	(626)	8,685
Goodwill	-	-	2,138	-	2,138
Customer Relationships	-	-	547	(75)	472
Technology	-	-	589	(9)	580
Total	8,391	1,268	3,274	(859)	12,074

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 – Long term receivable

In October 2018, the Group entered into an agreement with a B2B customer to restructure a trade receivable in the amount of 10,000 thousand USD as a two-year non-interest-bearing credit obligation due on December 31, 2020. The Group and the customer further agreed that should the customer source new trade accounts in which revenue from those trade accounts attained contractually specified levels in the agreement, the Group would reduce the balance due under this credit obligation by the specified amount.

The reclassification of 10,000 thousand USD on December 2018 was made between the Trade receivables and Long-term receivable balances. The effect of the related financing component is insignificant to the Group’s consolidated financial position and results of operations.

On June 30 ,2019 the amount reduced to approximately 8,000 thousand USD.

The remaining balance due from this customer amounted to 2,103 thousand USD as of the issuance date of these condensed financial statements.

NOTE 6 – Revenue

Revenue recognition

1.	Revenue recognition:

The following table summarizes the Group’s revenues as reported in the condensed consolidated statements of comprehensive income:

	6 months ended June 30
	2019	2018
	(Unaudited)	(Unaudited)
	U.S. dollars
Marketing, sales and support services	15,759	20,367
Trading income from receiving and transmitting trades	4,106	11,553
Software licensing	955	30
	20,820	31,950

Trading income including the following component:

	6 months ended June 30
	2019	2018
	(Unaudited)	(Unaudited)
	US$ thousands
Income from trades	37,559	61,827
B2B client’s user rolling commission on trades	4,230	2,497
B2B client’s user incentives bonuses	(5,460)	(8,871)
Rebate commissions to the B2B clients	(32,223)	(43,900)
Total	4,106	11,553

The trading income includes approximately 6,979 thousand USD of rebates in excess of trading income earned from a major customer.

Out of the total income in the six months ended June 30, 2019, 58% (2018: 53%) was attributed to client A. Out of the total income in the six months ended June 30, 2019, 26% (2018: 40%) was attributed to client B which includes approximately 6,979 thousand USD of rebate that the company paid net of trading income.

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – REVENUE (CONTINUED)

Trading Revenue

White Label Agreements requires the Group to furnish its B2B customers with access to its electronic trading platform. Customers of B2B customers who register to use the platform obtain access to it through a privately labelled user interface. The Group also acts as a principal counterparty to the B2B customer’s end users with respect to the trades that they transmit for execution on the platform.

Revenues earned under White Label Agreements include net trading gains and losses plus commission income, net of contractual rebates paid to B2B customers on a monthly basis.

Revenue from trading gains and losses and commission income are recognized on a trade date basis. Rebates, which represent reciprocal payments that the group makes to its B2B customers, are paid monthly based on trading volume. The B2B customers’ end users can also earn cash back and/or credit awards that they can redeem for cash or use to pay for trading services. Open trade positions pending settlement are presented in the balance sheet as assets or liabilities.

Marketing, sales and support services Revenue

Marketing, sales and support services revenues are formatted as Introducing Broker Agreements. Introducing Broker Agreement require the Company to provide marketing services to certain of its customers for the principal purpose of increasing the number of users registered to use the trading platform.

Marketing services revenues are earned during the period in which the services are provided and are billed monthly in arrears as a contractual percentage of specified rebates.

Software licensing Revenue

Software licensing services revenues are earned during the period in which the services are provided and are billed monthly in arrears as a contractual percentage of net deposit.

NOTE 7 – Income tax

The group calculates the period income tax expense using the tax rate that would be applicable to the expected total annual earnings. The major components of income tax expense in the interim condensed consolidated statement of comprehensive income are:

	6 months ended June 30
	2019	2018
	(Unaudited)	(Unaudited)
	US$ thousands
Current income tax expense	(379)	(392)
Deferred income tax expense	(9)	(243)
Tax in respect of prior years	5	94
Income tax expense recognized in statement of profit or loss	(383)	(541)

The Group is taxed under BVI and Isle of Man law at 0% (2018 - 0%) and there is no tax liability at December 31, 2018 (2018 – nil). The income of the Israeli subsidiaries is taxed at the regular rate. The regular corporate tax rate for 2018 was 23% (2018 – 23%). The income of the Bulgarian subsidiaries is taxed at the regular rate. The regular corporate tax rate for 2018 was 10%. There is currently no tax arising in the other subsidiaries (2018 – nil).

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – CONTINGENCIES

a.	Class action

On August 29, 2018, a motion was submitted by a former employee of the Toyga Media Ltd (the “Plaintiff”), for the approval of his lawsuit as a class action (the “Motion”). The Plaintiff’s personal claim is for the total amount of 3,623 thousand USD. The class action claim was for a total amount of 13,000 thousand USD.

On April 22, 2019, the parties signed a settlement agreement under which the Group will pay up to 200 thousand USD. The Group recorded a reserve for this amount in its consolidated financial statements for the year ended December 31, 2018.

On December 26, 2019, the Attorney General delivered an opinion opposing the settlement, as currently proposed. In response to the Attorney General’s opinion, the Court ordered the parties to submit a notice, by January 27, 2020, to inform the Court how the parties wish to proceed. In addition, the Court’s order sets the evidentiary hearing for this case for October 22, 2020. No additional provision in relation to the claim has been recognised. The Company cannot predict at this stage the outcome of the Attorney General’s opinion on the Company’s financial results.

NOTE 9 – SHARE BASED PAYMENTS

The weighted average fair value of options granted during the period of six month ended June 30, 2018 was USD 2,032 per option, The Group didn’t grant options during the period of six month ended June 30, 2019. The significant inputs into the model were weighted average share price of USD 1,302 at the grant date, exercise price, volatility of 50%. The volatility measured at the standard deviation of continuously compounded share returns is based on statistical analysis of share prices over the last three years and compared to public companies with similar characteristics. Share price is based on the investments rounds, an expected option life of 4 years and an annual risk-free interest rate of 1.84%. The total expenses recognized in the 6 months ended June 30, 2019 was 21 USD thousands (June 2018: 5 USD thousands).

NOTE 10 – SHAREHOLDERS’ EQUITY

	June 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
	U.S. dollars
Authorized:
50,000 ordinary shares of USD 0.01 par value	500	500

Issued, allotted and fully paid: 44,292 (2018: 44,132 ) ordinary shares of USD 0.01 par value	442	441
Outstanding warrants in issue: 66 (2018: 66) warrants to purchase ordinary shares at an exercise price of USD 0.01 per share	1	1
Outstanding options in issue: 2,213 (2018: 2,373) options to purchase ordinary shares at a weighted average exercise price of USD 1,376 (2018: USD 1,302) per share	3,045	3,090

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 – Business combinations

a.	Acquisition of Tradologic

On 1 April 2019 the Company acquired the business of Super Dev Ltd. (otherwise known as “Tradologic”), Tradologic is a software solution for online financial trading built for all levels of brokers, including particularly small to medium brokers.

According to the Purchase Agreement the purchase price consisted of the following components:

1.	The payment of $1 at the Closing Date; and

2.	Earnout Amount payable to the Seller monthly, based on revenue generated by the Tradologic business, according to the following key (hereinafter: “Earnout”):

a.	An amount of Euro 10 thousand for the month that Super Dev generates a revenue of up to Euro 250 thousand per month.

b.	Progressive payment of earn out according to income from the Tradologic business, up to 5% of the monthly revenue.

The acquisition of Tradologic is being accounted under IFRS 3. The fair values of the identifiable assets and liabilities of Tradologic at the date of acquisition were:

US$ thousands

Goodwill	2,138
Customer Relationships	547
Technology	589
Property and equipment	104
Total	3,378
Acquisition liability	(3,378)

In order to estimate the purchase price, the earnout annual payments were estimated for each year of earnout period, based on the Company’s revenue forecast underlying the acquisition transaction. The above estimated payments were discounted to the valuation date by the estimated cost of debt relevant to the Acquirer for the appropriate period of time.

The significant non-observable data used in measuring the fair value of the liability in respect of the earnout is as follows:

Discount rate:19%

Liability lifetime: 15 years

As of the June 30, 2019 the remain Acquisition liability is 3,345 thousand USD. Liability of 133 thousand USD was recorded as current liability under trade and other payable.

The pro-proforma report presenting the Group result if the Tradologic had been acquired on January 1, 2019:

	6 months ended June 30
	2019	2018
	(Unaudited)	(Unaudited)
	US$ thousands

Revenues	21,495	33,301

Profit for the period	1,196	8,268

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – EVENTS AFTER THE REPORTING PERIOD

a.	Share exchange and merger agreements

On November 7, 2019, the Company entered into a share exchange agreement together with Global Fintech Holdings Ltd. (“Parent”), GFH Intermediate Holdings Ltd. (“Intermediate”), and the Company’s shareholders; furthermore, a share exchange agreement was entered into on the same date between Parent, Intermediate, BNN Technology PLC, BI Interactive (Hong Kong) Limited and Beijing Brookfield Interactive Science & Technology Co. Ltd.; furthermore, an agreement and plan of merger was entered into on the same date by and among MICT, Inc., MICT Merger Subsidiary Inc. and Intermediate (all of the foregoing together, the “Revised Transaction”).The Revised Transaction superseded a previous version of the transaction set out in an Acquisition Agreement dated December 31, 2018. The key terms of the Revised Transaction are as follows:

1.	The Company’s shareholders will sell their shares in the Company in exchange for the following:

●	75,132,504 ordinary shares of GFH, which in turn will hold 109,946,914 restricted ordinary shares in MICT, a NASDAQ listed company, representing more than 50% of MICT’s issued share capital at the time of closing of the merger.

●	$10 million in cash.

●	In addition, the Company’s shareholders will receive, at the time of or prior to closing, a distribution of any net cash remaining in the Group.

2.	At closing, MICT will have, directly or indirectly, the following assets:

●	100% of the issued shares of ParagonEx.

●	100% of the entities owning the business of BNN.

3.	At closing, MICT will have as a liability a convertible note (the “Stadium Note”) with a face value of £6 million owed to Stadium (an entity affiliated with investors in BNN and MICT). Under the merger agreement, the ParagonEx shareholders have been granted an anti-dilution undertaking insuring that the ParagonEx shareholders will be compensated for the dilution or economic impact resulting from either the conversion of the Stadium Note or its repayment, as the case may be.[1]

4.	The shares issued in favor of GFH (and indirectly in favor of the ParagonEx shareholders) upon closing of the merger will initially not be registered for trade, and upon closing of the merger agreement MICT will deliver to GFH a registration rights agreement whereby MICT will undertake to exert its best efforts to have a registration statement covering such shares filed and declared effective as soon as possible afterwards.

5.	The closing of the merger between MICT and Intermediate, after filing of a proxy statement and convening of a general meeting of the shareholders of MICT, is expected to take place approximately 60 days after signing of the agreement and plan of merger. The share exchanges between ParagonEx, BNN and GFH are intended to close immediately prior to the closing of the merger with MICT. During such time, ParagonEx will need to complete all procedures necessary for the completion of the share exchange, including exercising it bring-along right under its articles of association and obtaining necessary shareholder and third-party consents.

6.	The closing of the ParagonEx-GFH share exchange (and consequently the closing of the GFH-MICT merger) is contingent upon the receipt of a tax ruling under Sections 102 and 104H of the Israeli tax ordinance in a form and substance reasonably acceptable to such shareholders.

[1]	To be discussed between MICT, BNN and ParagonEx.

PARAGONEX LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – EVENTS AFTER THE REPORTING PERIOD (CONTINUED)

7.	In the event of termination of the Revised Agreement prior to closing, the agreement shall terminate without requirement for liquidated damages. In the event of termination of the Revised Agreement after closing, the transactions effected under the agreement shall be unwound and the parties shall carry out mutual restitution.

There is no assurance that the Revised Transaction will be completed.

The acquisition method of accounting in accordance with Accounting Standards Codification 805 - Business Combinations (“ASC 805”), which requires that one company is designated as the acquirer for accounting purposes. While MICT is the legal acquirer that reports in accordance with US GAAP, ParagonEx is the accounting acquirer. The merger is treated as reverse merger.

b.	Client Acquisition

On September 3, 2019 the group signed a Client Acquisition agreement with the parent company of a major clients of the group which operates the Trade 360 brand. According to the agreement. the group will facilitate the parent company with the necessary funds to allow it to acquire a company incorporated under the laws of Australia and holding a license issued by the Australian Securities & Investments Commission (the “License”).

The amount paid by the Company to the parent company in order to acquire the Target (which occurred on September 12, 2019) was USD 2,968 thousands. Once the Acquisition Agreement is consummated, the Target shall operate on an exclusive basis for the benefit of the Company, in order to maximize the Group’s income from software and trading.

c.	Tax assessment

The Israeli Tax authority (ITA) is presently conducting a civil tax audit of certain of the Israeli subsidiaries of ParagonEx, and has requested certain information and documentation regarding those Companies. In November 2018, Toyga Media Ltd. received a formal notification that its file was transferred from the ITA to the District Attorney’s Office. On December 31, 2019 the ITA issued tax assessments to Toyga Media and Hexagon Technologies for tax year 2014 in the aggregate amount of NIS 3.8 million, or approximately $1.1 million as of December 31, 2019. The Companies are challenging the assessment inter alia on procedural grounds, including due to the failure of the ITA to grant the taxpayers a right of reply. The companies expect to file their responses to the assessments by 30 January 2020, insofar as the assessments are not cancelled due to the procedural flaws. In light of the early stage of investigating this matter, the Company cannot predict the ultimate amount of liability , if any.

d.	Settlement agreement

On December 31, 2019 the group signed on a settlement agreement with one of the costumers.

According to the agreement the costumer will pay the outstanding debt of USD 1,804 thousands in six equal monthly installments. The debt shall bear interest at a annual rate of 5%.

NOTE 13 – RELATED PARTY DISCLOSURES

Key management personnel hold debit balance with the company in the amount of approximately of 62 thousand USD on June 30, 2019 and on December 31, 2018.

PARAGONEX LIMITED

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

ParagonEx Limited

Report on the Financial Statements

We have audited the accompanying financial statements of ParagonEx Limited (the “Company”), which comprise the consolidated statement of financial position as of December 31, 2018, and the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as Issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ParagonEx Limited as of December 31, 2018, and the consolidated results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as Issued by the International Accounting Standards Board.

/s/ Marcum LLP

Marcum LLP

New York, NY

November 6, 2019

REPORT OF INDEPENDENT AUDITORS

To the directors of ParagonEX Limited.

We have audited the accompanying consolidated financial statements of ParagonEX Limited and its subsidiaries, which comprise the consolidated statements of financial position as of 31 December 2017 and 31 December 2016, and the related consolidated statements of comprehensive income, of changes in equity and of cash flows for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS as issued by the IASB; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ParagonEX Limited and its subsidiaries at 31 December 2017 and 31 December 2016, and the results of their operations and their cash flows for the years then ended in accordance with IFRS as issued by the IASB.

PricewaterhouseCoopers LLC

Chartered Accountants

Douglas, Isle of Man

Date: 11 January 2019

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31
	Note	2018		2017
		US$ thousands
Assets

NON-CURRENT ASSETS
Property and equipment	3	2,915		3,731
Intangible assets	4	8,391		6,117
Long term deposits	20	868		369
Long term receivable	6	10,000		-
Deferred tax assets	17	619		532
Total non-current assets		22,793		10,749

CURRENT ASSETS
Trade receivables	6	12,003		11,378
Open trade positions		2,754		5,788
Other current assets	5	1,058		1,226
Current income tax assets		56		441
Cash and cash equivalents	7	8,637		9,897
Total current assets		24,508		28,730

Total assets		47,301		39,479
Equity and liabilities

CURRENT LIABILITIES
Trade and other payables	8	4,576		7,632
Deferred lease incentives	19	95		95
Total current liabilities		4,671		7,727

NON-CURRENT LIABILITIES
Deferred lease incentives	19	380		523
Employee benefits	14	581		586
Total non-current liabilities		961		1,109

Total liabilities		5,632		8,836
SHAREHOLDERS’ EQUITY	15

Ordinary share capital, USD 0.01 par value		-	*	-	*
Share premium		4,537		4,537
Treasury shares		(32)		(32)
Currency translation reserve		50		399
Capital contribution		1,058		1,058
Other reserves		100		77
Retained earnings		35,956		24,604
Total shareholders’ equity		41,669		30,643

Total liabilities and shareholders’ equity		47,301		39,479

*- less than USD 1,000

The accompanying notes form an integral part of these consolidated financial statements.

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		Year ended December 31
	Note	2018	2017
		US$ thousands
REVENUE	2n	53,083	62,130
OPERATING EXPENSES:
Research and development	10	(2,891)	(5,208)
Sales and marketing	11	(28,129)	(29,275)
General and administrative	12	(9,056)	(9,181)
TOTAL OPERATING EXPENSES		(40,076)	(43,664)
OPERATING PROFIT		13,007	18,466
Finance costs	13	(656)	(152)
Net foreign exchange gains/(losses)		(458)	185
PROFIT BEFORE TAXES ON INCOME		11,893	18,499
TAXES ON INCOME	17	(608)	(178)
PROFIT FOR THE YEAR		11,285	18,321
OTHER COMPREHENSIVE INCOME

Items that will not be reclassified to profit or loss:
Remeasurements of post-employment obligations	14	67	(161)
Items that may be subsequently reclassified to profit or loss:
Currency translation differences		(349)	448
TOTAL COMPREHENSIVE INCOME FOR THE YEAR		11,003	18,608

The accompanying notes form an integral part of these consolidated financial statements.

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary share capital		Share premium	Treasury shares	Currency translation reserve	Retained earnings	Capital contribution	Other reserves	Total
	US$ thousands
BALANCE AT JANUARY 1, 2018	-	*	4,537	(32)	399	24,604	1,058	77	30,643

Profit for the year	-		-	-	-	11,285	-	-	11,285

Other comprehensive income for the year
Remeasurements of post-employment obligations	-		-	-	-	67	-	-	67
Currency translation differences	-		-	-	(349)	-	-	-	(349)
Total other comprehensive income for the year	-		-	-	(349)	67	-	-	(282)

Total comprehensive income	-		-	-	(349)	11,352	-	-	11,003

Transactions with owners recognized directly in equity
Value of employee services	-		-	-	-	-	-	23	23
Total transactions with owners recognized directly in equity	-		-	-	-	-	-	23	23

BALANCE AT DECEMBER 31, 2018	-	*	4,537	(32)	50	35,956	1,058	100	41,669

*- less than USD 1,000

The accompanying notes form an integral part of these consolidated financial statements.

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary share capital		Share premium	Treasury shares	Currency translation reserve	Retained earnings	Capital contribution	Other reserves	Total
	US$ thousands
BALANCE AT JANUARY 1, 2017	-	*	4,477	(32)	(49)	18,444	1,058	120	24,018

Profit for the year	-		-	-	-	18,321	-	-	18,321
Other comprehensive income for the year
Remeasurements of post-employment obligations	-		-	-	-	(161)	-	-	(161)
Currency translation differences	-		-	-	448	-	-	-	448
Total other comprehensive income for the year	-		-	-	448	(161)	-	-	287

Total comprehensive income	-		-	-	448	18,160	-	-	18,608

Transactions with owners recognized directly in equity
Dividend paid (See note 16)	-		-	-	-	(12,000)	-	-	(12,000)
Value of employee services	-		-	-	-	-	-	(6)	(6)
Issue of share capital	-	*	60	-	-	-	-	(37)	23
Total transactions with owners recognized directly in equity	-	*	60	-	-	(12,000)	-	(43)	(11,983)

BALANCE AT DECEMBER 31, 2017	-	*	4,537	(32)	399	24,604	1,058	77	30,643

*- less than USD 1,000

The accompanying notes form an integral part of these consolidated financial statements.

PARAGONEX LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Year ended December 31
		2018	2017
	Note	US$ thousands

CASH FLOWS FROM OPERATING ACTIVITIES:
Operating profit		13,007	18,466
Adjustments to reconcile net profit to net cash
generated from operating activities:
Depreciation	3	816	730
Amortization	4	1,411	949
Share based payment obligations	15	23	(6)
		15,257	20,139
Changes in asset and liability items:
Decrease/(increase) in trade receivables	6	(11,209)	1,223
Decrease/(increase) in other current assets	5	168	295
Decrease/(increase) in open trade position	6	3,034	(1,014)
Decrease in trade and other payables	8	(3,080)	(2,891)
(Decrease)/increase in employee benefits	14	22	(116)
Decrease in deferred lease incentives	19	(97)	(105)
Income tax paid	17	(67)	(933)
Net cash generated from operating activities		4,028	16,598
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	3	(418)	(1,961)
Purchase and development of intangible assets	4	(3,566)	(3,860)
Increase in long term deposits	20	(400)	(193)
Net cash used in investing activities		(4,384)	(6,014)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issue of ordinary shares	15	-	23
Finance costs		(1,036)	(127)
Dividends paid	16	-	(12,000)
Net cash used in financing activities		(1,036)	(12,104)

Net (decrease)/increase in cash and cash equivalents		(1,392)	(1,520)
Cash and cash equivalents at beginning of year		9,897	10,949
Exchange gains on cash and cash equivalents		132	468
BALANCE OF CASH AND CASH EQUIVALENTS
AT END OF YEAR		8,637	9,897

Supplemental Disclosure of Non cash operating activity:

Reclassification of trade receivable to non-current asset	6	10,000	-

The accompanying notes form an integral part of these consolidated financial statements.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL INFORMATION

Nature of operations

ParagonEX Limited (the “Company”), was incorporated in the British Virgin Islands and commenced its operations on February 12, 2008. The Company has located its headquarters in the Isle of Man.

The Company and its subsidiaries (the “Group”) are engaged in the development, production and marketing of an advanced trading platform for the online trading industry, particularly operators of consumer-facing CFD and Forex trading offerings. The Group receives and transmits trades from companies in the online trading industry for execution on its electronic trading platform and provides the liquidity necessary to execute the trades. The Group also provides sales and support services for companies in the online trading industry.

The Group generates its revenues from 2 sources:

a.	Sharing in the net revenue that its B2B customers generate from their end users’ use of the Group’s Platform as a Service (“PaaS”) offering, where net revenue is derived from fees or commissions which the Group’s B2B customers charge their end users and which are calculated on the basis of the end users’ trading volume.

b.

Acting as a counter-party to such transaction (i.e. as liquidity provider), the Group retains net trading fees charged to end users on all transactions executed on the platform, after deducting rebates owed to the Group’s B2B customers that generate the transactions. The Company’s subsidiary PX Exchange Ltd acts as a market maker in connection with the transactions and positions entered into by the end users and holds an appropriate license issued by the Belize International Financial Services Commission.

The Group’s revenues are derived from support services provided to its B2B customers, that include a comprehensive suite of sales and other support services.

Significant operating subsidiaries of the Company, which are all 100% owned, are as follows:

●	Hexagon Technologies Ltd, conducts research and development is located in Israel

●	Toyga Media Ltd, which operates a Call center and provides marketing services is located in Israel

●	Toyga Online Ltd which operates a Call center is located in Israel

●	PX Exchange Ltd, is a market maker that conducts trading operations and is licensed in Belize

Other subsidiaries of the Group with minimal activity, which are all 100% owned, are as follows:

●	UPL Marketing Sp z.o.o., located in Poland

●	Capi tech LLC, located in Ukraine

●	Tianjin Fu Yi Marketing Management Consulting Co. Ltd, located in China

●	Paragonex UK Ltd, located in UK

●	Urom Support Srl (formerly LPH Marketing Srl), located in Romania

●	NGJ Limited, located in the Isle of Man

●	An inactive subsidiary named Trade 360 Ltd was dissolved on December 19, 2017.

These financial statements were approved and authorized for issue by the board of directors on November 5, 2019.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies, which have been applied consistently with the comparative figures shown in these financial statements, are as follows:

a.	Accounting principles and use of estimates in the preparation of financial statements

The Consolidated financial statements have been prepared under the historical cost convention (subject to adjustments in respect of revaluation of financial assets at fair value through profit or loss) and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”). The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The areas involving a higher degree of judgment or complexity are generally the same areas in which assumptions or estimates that must be made are significant to the consolidated financial statements. These areas are disclosed in note 2h (criteria for capitalization of software developed for internal use), and 4 (useful lives of certain intangible assets), 2i (carrying amount of financial assets) and 2n (fair value of consideration in revenue arrangements) and 2q and 14 (actuarial valuation of net employee benefit liability).

b.	Principles of consolidation

The Consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Subsidiaries are all entities (including structured entities) over which the Group has control, being the exposure to or right to variable returns from its involvement with the entity and the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is obtained. They are deconsolidated from the date that control ceases. All significant inter company transactions, balances, gains and losses on transactions between Group companies have been eliminated in consolidation.

c.	New and amended standards and interpretations adopted by the Group

A few new standards are effective for annual periods beginning on January 1, 2018 and have been applied in preparing these consolidated financial statements.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

i.	IFRS 9 Financial Instruments

In July 2014, the IASB issued the final and complete version of IFRS 9, “Financial Instruments” (“the new Standard”), which replaces IAS 39, “Financial Instruments: Recognition and Measurement”. IFRS 9 addresses the classification, measurement and derecognition of financial assets and financial liabilities, introduces new rules for hedge accounting and a new impairment model for financial assets.

The Group’s financial assets include Trade receivables and loans for which there has been low historical occurrences of credit losses. The new impairment model requires the recognition of impairment provisions based on expected credit losses (“ECL”) as opposed to incurred credit losses as was required under IAS 39. The new standard applies to the Group’s financial assets stated at amortised cost and any contract assets under IFRS 15 Revenue from Contracts with Customers. There was no cumulative effect on the Group’s financial statements upon its adoption of this standard.

Financial assets at amortized cost

The Group measures financial assets at amortized cost if both of the following conditions are met:The financial asset is held within a business model with the objective of holding the financial asset in order to collect contractual cash flows and;

The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding

Financial assets at amortized cost are subsequently measured using the effective interest rate method and are subject to a period impairment review. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

Financial assets at fair value through profit or loss

Financial assets at FVTPL are open trade positions. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are designated as effective hedging instruments although the company does not applied hedge accounting.

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in the statement of profit or loss.

Financial liabilities - Initial recognition and measurement

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial liabilities - Subsequent measurement

The measurement of financial liabilities depends on their classification, as described below:

Financial liabilities - Amortized cost

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost using the effective interest rate method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the effective interest rate amortization process. Amortized cost is calculated by taking into account any issuance discounts or premiums i and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included as finance costs in the statement of profit or loss.

ii.	IFRS 15 Revenue from Contracts with Customers

The IASB issued IFRS 15, “Revenue from Contracts with Customers” (“the new Standard”) in May 2014. The new Standard replaces IAS 18, “Revenue”, IAS 11, “Construction Contracts”, IFRIC 13, “Customer Loyalty Programs”, IFRIC 15, “Agreements for the Construction of Real Estate”, IFRIC 18, “Transfers of Assets from Customers” and SIC-31, “Revenue - Barter Transactions Involving Advertising Services”.

The new Standard introduces a five-step model that applies to revenue earned from contracts with customers:

Step 1: Identify the contract with a customer, including reference to contract combination and accounting for contract modifications.

Step 2: Identify the distinct performance obligations in the contract

Step 3: Determine the transaction price, including reference to variable consideration, significant financing components, non-cash consideration and any consideration payable to the customer.

Step 4: Allocate the transaction price to the distinct performance obligations on a relative stand-alone selling price basis using observable prices, if available, or using estimates and assessments.

Step 5: Recognize revenue when a performance obligation is satisfied, either at a point in time or over time.

IFRS 15 differs from previous guidance in that it is based on the principle that revenue is recognized when control over a good or service is transferred to a customer.

The Group adopted IFRS15 effectively January 1, 2018 on a modified retrospective basis. There was no cumulative effect on the group financial statement upon it’s adoption of this standard.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

d.	New and amended standards and interpretations not yet adopted

New standards effective for annual periods beginning on or after January 1, 2019 which have not yet been applied in preparing these consolidated financial statements are as follows:

i.	IFRS 16 Leases

IFRS 16 Lease (“IFRS 16”) was issued in January 2016. It will result in substantially all leases with terms of longer than 1 year being recognized in the statement of financial position. Under IFRS 16, the distinction between operating and finance leases has been eliminated. Under IFRS 16, a reporting entity record’s the right to use a leased item and a corresponding liability for lease payments.

The standard will primarily affect the Group’s accounting for the operating leases. As at the reporting date, the Group has non-cancellable operating lease commitments of USD 6,380 thousands (2017: USD 3,039 thousands), see note 19.

The Group will apply the standard from its mandatory adoption date of 1 January 2019. The Group intends to apply the simplified transition approach and will not restate comparative amounts for the year prior to first adoption. Right-of-use assets for property leases will be measured on transition as if the new rules had always been applied. All other right-of-use assets will be measured at the amount of the lease liability on adoption (adjusted for any prepaid or accrued lease expenses).

For the remaining lease commitments, the Group expects to recognise right-of-use assets of approximately 5,532 thousand USD less 475 thousand USD of lease incentive totalling 5,057 thousand USD on 1 January 2019, lease liabilities of 5,532 thousand USD (after adjustments for prepayments and accrued lease payments recognized as at 31 December 2018.The deferred lease incentives of 475 thousand USD was derecognized and offset from the right-of-use assets.

ii.	IFRIC 23 Uncertainty over income tax treatments

IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances.

IFRIC 23 is effective for the annual periods beginning on or after January 1, 2019, with earlier adoption permitted. The Group will adopt this interpretation effective January 1, 2019 . The Group performed a preliminary analysis of its income tax position and determined the impact of adopting this interpretation will be insignificant to the Group’s consolidated financial statements.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

e.	Functional currency and foreign currency translation

The reporting currency of the Group is U.S. Dollars, items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The currency of the primary economic environment in which PX Exchange Ltd and Hexagon Technologies Ltd are conducted is the U.S. dollar (“dollar”; “USD”). The functional currency of Toyga Online Ltd and Toyga Media Ltd is the Shekel.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated statement of comprehensive income as ‘Net foreign exchange gains/(losses)’.

The results and financial position of all the Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

●	assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

●	income and expenses for each statement of comprehensive income are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

●	all resulting exchange differences are recognized in other comprehensive income.

f.	Research and development

Research and development expenses are charged to the consolidated statement of comprehensive income as incurred, except (in the case of development expenses) where certain capitalization criteria are met, relating in particular to technical feasibility and generation of future economic benefits (refer note 2h).

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

g.	Property and equipment

Property and equipment are stated at historical cost less depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the assets as follows:

Years
Computer hardware	3
Office furniture and equipment	6-16
Leasehold improvements	10
Motor vehicles	6

Leasehold improvements are depreciated using the straight-line method over the term of the lease, if shorter than the estimated useful life of the improvements.

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. In the event a previously impaired asset subsequently recovers in value, the carrying amount of the asset can be restored to fair value but not in excess of its historical cost basis less accumulated depreciation that would have been recognized through the date of recovery.

Gains and losses on disposals are determined by comparing the proceeds to the carrying amount and are recognized in the consolidated statement of comprehensive income.

h.	Intangible assets

Intangible assets comprise purchased computer software and internally generated software development costs.

Development costs that are directly attributable to the design and testing of identifiable and unique software products controlled by the Group are recognized as intangible assets when the following criteria are met:

●	it is technically feasible to complete the software product so that it will be available for use;

●	management intends to complete the software product and use or sell it;

●	there is an ability to use or sell the software product;

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

●	it can be demonstrated how the software product will generate probable future economic benefits;

●	adequate technical, financial and other resources to complete the development and to use or sell the software product are available; and

●	the expenditure attributable to the software product during its development can be reliably measured.

Directly attributable costs that are capitalized as part of the software product include the software development employee costs and an appropriate portion of relevant overhead. Other development expenditures that do not meet these criteria are recognized as an expense when incurred.

Capitalized computer software is stated at historical cost to acquire / develop and bring to use the specific software less amortization. Amortization is computed by the straight-line method over the estimated useful life of the software assets as follows:

Years
Computer software	3
Internally generated software development costs	6

Costs associated with maintaining computer software programmes are recognized as an expense when incurred.

The assets’ residual values and useful lives are reviewed for any potential impairment, and adjusted if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

In the event a previously impaired asset subsequently recovers in value, the carrying amount of the asset can be restored to fair value but not in excess of its historical cost basis less accumulated amortization that would have been recognized through the date of recovery.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

i.	Financial assets

As described in Note 2.c.i regarding the initial adoption of IFRS 9, “Financial Instruments” (“the Standard”), the Group adopted the provisions of this standard on 1 January 2018 There was no cumulative effect on the Group’s financial statements upon the adoption of this standard.

The accounting policy for financial instruments applied through December 31, 2017, is as follows:

1. Financial assets:

Financial assets within the scope of IAS 39 were initially recognized at fair value plus directly attributable transaction costs, except for financial assets measured at fair value through profit or loss in respect of which transaction costs were also recorded in profit or loss.

Management determined the classification of its financial assets at initial recognition based on the purpose for which the financial assets were acquired. After initial recognition, the accounting treatment of financial assets were based on their classification as follows:

a) Financial assets at fair value through profit or loss:

Financial instruments at fair value through profit or loss include Open trade positions.

Net financial open positions are carried at fair value, represents the difference between the initial trade and report of financial position date fair values of contracts that have not yet settled.Net gains and losses included as part of Trading income, net of customer rebates.

b) Loans and receivables:

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except those with maturities greater than 12 months after the end of the reporting period, which are classified as non-current assets. The Group’s loans and receivables comprise ‘long term deposits’, ‘trade and other receivables’ (excluding prepayments, accrued revenue and net financial open positions) and cash and cash equivalents’ in the consolidated statement of financial position.

Regular purchases and sales of financial assets are recognized on the date on which the Group commits to purchase or sell the asset. Loans and receivables are initially recognized at fair value plus transaction costs and subsequently carried at amortised cost using the effective interest method.

2. Derecognition of financial assets:

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

3. Offsetting financial instruments:

Financial assets and liabilities are offset and the net amount reported in the statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

4. Impairment of financial assets:

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or Group of financial assets is impaired. A financial asset or a Group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or Group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtor is experiencing significant financial difficulty, or default or delinquency in payment. The amount of the loss on loans and receivables is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated statement of comprehensive income.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated statement of comprehensive income.

The accounting policy for financial instruments applied commencing from January 1, 2018, is as follows:

1. Financial assets:

Financial assets are measured upon initial recognition at fair value plus transaction costs that are directly attributable to the acquisition of the financial assets, except for financial assets measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.

The Company’s financial instruments subject to IFRS 9 are trade receivables, long-term receivables and open trade positions. The Company’s business model for managing these financial instruments is to collect their contractual cash flows, and the contractual terms of the financial assets that give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. After the initial recognition, the instruments in this category are measured according to their terms at amortized cost using the effective interest rate method, less any provision for impairment. The trade receivables and open positions are accounted for at fair value through profit or loss.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

b) Debt instruments are measured at fair value through profit or loss when:

A financial asset which is a debt instrument does not meet the criteria for measurement at amortized cost or at fair value through other comprehensive income. After initial recognition, the financial asset is measured at fair value and gains or losses from fair value adjustments are recognized in profit or loss.

2. Impairment of financial assets:

The Group evaluates at the end of each reporting period the loss allowance for financial debt instruments which are not measured at fair value through profit or loss. The Group distinguishes between two types of loss allowances:

a) Debt instruments whose credit risk has not increased significantly since initial recognition , or whose credit risk is low - the loss allowance recognized in respect of this debt instrument is measured at an amount equal to the expected credit losses within 12 months from the reporting date (12-month ECLs); or

b) Debt instruments whose credit risk has increased significantly since initial recognition, and whose credit risk is not low - the loss allowance recognized is measured at an amount equal to the expected credit losses over the instrument’s remaining term (lifetime ECLs).

The Group has short-term financial assets such as trade receivables in respect of which the Group applies a simplified approach and measures the loss allowance in an amount equal to the lifetime expected credit losses.

3. Derecognition of financial assets:

A financial asset is derecognized only when:

- The contractual rights to the cash flows from the financial asset has expired; or

- The Group has transferred substantially all the risks and rewards deriving from the contractual rights to receive cash flows from the financial asset or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset; or

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

- The Group has retained its contractual rights to receive cash flows from the financial asset but has assumed a contractual obligation to pay the cash flows in full without material delay to a third party.

4. Offsetting financial instruments:

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position if there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously. The right of set-off must be legally enforceable not only during the ordinary course of business of the parties to the contract but also in the event of bankruptcy or insolvency of one of the parties. In order for the right of set-off to be currently available, it must not be contingent on a future event, there may not be periods during which the right is not available, or there may not be any events that will cause the right to expire.

j.	Trade and other receivables

Trade receivables represent amounts due from B2B customers for services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment.

k.	Cash and cash equivalents

In the consolidated statement of cash flows, cash includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

The Group considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

l.	Trade and other payables

Trade payables represent obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade and other payables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method.

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realise the assets and settle the liabilities simultaneously.

m.	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares are shown in equity as a deduction from the proceeds.

Where any Group purchases the Company’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the company’s equity holders until the shares are cancelled or reissued. Where such ordinary shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s equity holders.

n.	Revenue recognition

As described in Note 2.c.ii regarding the initial adoption of IFRS 15, “Revenue from Contracts with Customers” (“the Standard”), the Group adopted the provisions of the Standard using the modified retrospective method with the application of certain practical expedients and without restatement of comparative information.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

1. Revenue recognition:

The following table summarizes the Group’s revenues as reported in the consolidated statements of comprehensive income:

	Year ended December 31
	2018	2017
	US$ thousands

Marketing, sales and support services	35,185	37,667
Trading income, net of customer rebates	17,792	24,002
Software licensing	106	461
Total	53,083	62,130

Trading income including the following component:

	Year ended December 31
	2018	2017
	US$ thousands

Income from trades	101,904	117,196
B2B client’s user rolling commission on trades	5,191	2,674
B2B client’s user incentives bonuses	(12,947)	(14,536)
Rebate commissions to the B2B clients	(76,356)	(81,332)
Total	17,792	24,002

The trading income includes approximately 10,500 thousand USD of rebate that we paid net of trading income as further described in Note 9.

Geographical information:

	Year ended December 31,
	2018	2017
	US$ thousands

Europe	25,689	18,510
Pacific	27,266	43,620
Other	128	-
	53,083	62,130

The analysis of revenue by geography has been identified on the basis of the customer’s geographical location.

The accounting policy for revenue recognition applied commencing from January 1, 2018, is as follows:

1. Revenue recognition:

Revenue from contracts with customers is recognized when control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties (such as taxes).

In determining the amount of revenue from contracts with customers, the Group evaluates whether it is a principal or an agent in the arrangement. The Group is a principal when the Group controls the promised goods or services before transferring them to the customer. In these circumstances, the Group recognizes revenue for the gross amount of the consideration.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

2. Variable consideration:

The Group determines the transaction price separately for each contract with a customer. When exercising this judgment, the Group evaluates the effect of each variable amount in the contract, taking into consideration discounts, penalties, variations, claims, and non-cash consideration. In determining the effect of the variable consideration, the Group normally uses the “most likely amount” method described in the Standard. Pursuant to this method, the amount of the consideration is determined as the single most likely amount in the range of possible consideration amounts in the contract. According to the Standard, variable consideration is included in the transaction price only to the extent that it is highly probable that a significant reversal in the amount of revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Trading revenue

White Label Agreements requires the Group to furnish its B2B customers with access to its electronic trading platform. Customers of B2B customers who register to use the platform obtain access to it through a privately labelled user interface. The Group also acts as a principal counterparty to the B2B customer’s end users with respect to the trades that they transmit for execution on the platform. The performance obligation under the above White Label Agreements is to transmit and execute the trading of the end users over the Paragonex trading systems. The company consider the transmit and execute the trading over the platform as single service.

Revenues earned under White Label Agreements include net trading gains and losses plus commission income, net of contractual rebates paid to B2B customers on a monthly basis.

Revenue from trading gains and losses and commission income are recognized on a trade date basis. Rebates, which represent reciprocal payments that the group makes to its B2B customers, are paid monthly based on trading volume. The B2B customers’ end users can also earn cash back and/or credit awards that they can redeem for cash or use to pay for trading services. White Label agreements provide for monthly net settlement of the revenue share based upon the difference between (i) trading income plus commissions and (ii) rebates payable to the broker which all originate from trading activity within monthly measurement periods.

Open trade positions pending settlement are presented in the Statement of financial position as assets or liabilities.

Marketing, sales and support services revenues

Marketing, sales and support services revenues are formatted as Introducing Broker Agreements. Introducing Broker Agreement require the Company to provide marketing services to certain of its customers for the principal purpose of increasing the number of users registered to use the trading platform.

Marketing services revenues are earned during the period in which the services are provided and are billed monthly in arrears as a contractual percentage of specified rebates. Revenue from providing marketing, sales and support services is recognized in the accounting period in which the services are rendered, as the customer simultaneously receives and consumes the benefits provided by the Group as the Group performs the services.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Software licensing revenue

Software licensing revenue arises from access to the Group’s intellectual property, being the Group’s electronic trading platform. This represents performance obligations satisfied over time, therefore revenue is recognized over the contract period on a straight-line basis Software licensing services revenues are earned during the period in which the services are provided and are billed monthly in arrears as a contractual percentage of net deposit.

The accounting policy for revenue recognition applied through December 31, 2017, is as follows:

1. Revenue recognition:

Revenue was measured at the fair value of the consideration received or receivable and represented amounts receivable for receiving and transmitting trades or supply of services, stated net of discounts, rebates and purchase taxes. Open customer positions were carried at fair value through profit or loss and gains and losses arising on the valuation were recognized within Income from trades. The cost of customer promotions and bonuses were deducted from revenue. The Group recognized revenue when the amount could be reliably measured and when it was probable that the future economic benefits would flow to the entity. Revenues from the Group’s services were recognized in the accounting period in which the services were provided, by reference to the stage of completion of the specific transaction and assessed on the basis of the actual service provided as a proportion of the total services to be provided. When the Group acted as a principal and was exposed to the risks associated with the transaction, revenues are presented on a gross basis. When the Group acted as an agent and was not exposed to the risks and rewards associated with the transaction, revenues were presented on a net basis.

Trading Revenue

Gains or losses from trading transactions are recognized when realized net of rebate paid to clients. The rebate considered as amounts received on behalf of other parties according to section 8 of IAS 18 and are not economic benefits flowing to the entity and do not result in increases in equity. Therefore, they do constitute revenue.

Unrealized gains or losses on trading positions are revalued at balance sheet date and are included in Net financial derivative open positions on the Consolidated statement of financial position.

The revaluation done as follows:

Open position of foreign currency derivatives - the position is revalued at prevailing foreign currency exchange rates (the difference between contract price and market price).

Open position of commodity derivatives – the position is revalued based on the commodity prices at balance sheet date.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Open position of share and Index derivatives – the position is revalued based on the Share and Index prices at balance sheet date.

Changes in net unrealized gains or losses are recorded in Commissions for receiving and transmitting trade on the Consolidated Statements of Comprehensive Income. Trading income is recorded on a trade date basis.

Marketing, sales and support services Revenues

the Company recognizes revenue from Marketing, sales and support services recognised over the period in which the service is provided on a monthly basis. Revenue is recognised when it is probable that economic benefits associated with the transaction will flow to the Company and the revenue can be reliably measured. Revenue is shown net of sales taxes excluding any inter-company transactions.

Software licensing Revenue

Software licensing revenue arises from access to the Group’s intellectual property, being the Group’s electronic trading platform. This represents performance obligations satisfied over time, therefore revenue is recognized over the contract period on a straight-line basis Software licensing services revenues are earned during the period in which the services are provided and are billed monthly in arrears as a contractual percentage of net deposit.

o.	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments. The Group operates in one operating segment: Online trading services.

Geographical information

Non-current assets

	December 31, 2018	December 31, 2017
	US$ thousands

Europe	8,332	6,229
Israel	2,895	3,560
Belize	76	58
	11,304	9,848

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

p.	Income tax

The tax expense for the period comprises current and deferred tax. Tax is recognized as an expense in the consolidated statement of comprehensive income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the statement of financial position date in the countries where the Group and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates and laws that have been enacted or substantively enacted by the statement of financial position date and are expected to apply when the related deferred income tax asset is realised, or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

q.	Employee benefits

Labor laws and the severance pay law in Israel require companies in the Group to pay severance benefits to employees who are dismissed, resign or retire from their employment under different specific circumstances.

Liabilities for employee severance benefits are calculated based on the employment agreement in effect at the time of their employment and based on the employee’s wages which, in management’s opinion, creates entitlement to the severance benefits, taking into consideration the number of years of employment.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

The net employee benefit liability was measured using actuarial assessments. The present value of the defined benefit liability and the related costs of current service and past service were measured using the projected unit credit method. Remeasurements of the net employee benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling are recognized immediately in other comprehensive income.

Net interest expense is included within ‘Finance costs’ and other related expenses have been included in the appropriate ‘Research and development’, ‘Sales and marketing’ and ‘General and administrative’ expense categories in the consolidated statement of comprehensive income.

r.	Share-based payments

The Group operates a number of equity-settled, share-based compensation plans, under which the entity receives services from employees as consideration for equity instruments (options and warrants) of the Group. The fair value of the employee services received in exchange for the grant of the options and warrants is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the instruments granted excluding the impact of any service and non-market performance vesting conditions.

Non-market performance and service conditions are included in assumptions about the number of options that are expected to vest. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

In addition, in some circumstances employees may provide services in advance of the grant date and therefore the grant date fair value is estimated for the purposes of recognizing the expense during the period between service commencement period and grant date.

At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions. It recognizes the impact of the revision to original estimates, if any, in the consolidated statement of comprehensive income, with a corresponding adjustment to equity.

When the options are exercised, the Group issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium.

s.	Governmental grants

Grants from governments are recognized at their fair value where there is a reasonable assurance that the grant will be received, and the relevant Group will comply with all attached conditions. These are accounted for as reimbursements of employee expenses and are included within receivables. See note 11 and 19b.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 – PROPERTY AND EQUIPMENT

	At January 1	Additions	Disposals	Translation	At December 31	At January 1	Depreciation charge	Disposals	Translation	At December 31	At January 1	At December 31
	2018					2018					2018
	Cost US$ thousands					Accumulated Depreciation US$ thousands					Net Book Value US$ thousands
Leasehold improvements	2,417	115	-	(176)	2,356	(460)	(238)	-	38	(660)	1,957	1,696
Furniture and office equipment	2,106	62	(7)	(187)	1,974	(864)	(301)	2	67	(1,096)	1,242	878
Computer equipment	2,769	241	-	(248)	2,762	(2,241)	(276)	-	91	(2,426)	528	336
Motor vehicles	7	0	-	-	7	(3)	(1)	-	2	(2)	4	5
Total	7,299	418	(7)	(611)	7,099	(3,568)	(816)	2	198	(4,184)	3,731	2,915

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 – PROPERTY AND EQUIPMENT (continued)

	At January 1	Additions	Disposals	Translation	At December 31	At January 1	Depreciation charge	Disposals	Translation	At December 31	At January 1	At December 31
	2017					2017					2017
	Cost US$ thousands					Accumulated Depreciation US$ thousands					Net Book Value US$ thousands
Leasehold improvements	1,052	1,188	-	177	2,417	(228)	(198)	-	(34)	(460)	824	1,957
Furniture and office equipment	1,554	409	-	143	2,106	(516)	(239)	-	(109)	(864)	1,038	1,242
Computer equipment	2,207	358	-	204	2,769	(1,827)	(292)	-	(122)	(2,241)	380	528
Motor vehicles	10	6	-	(9)	7	(2)	(1)	-	-	(3)	8	4
Total	4,823	1,961	-	515	7,299	(2,573)	(730)	-	(265)	(3,568)	2,250	3,731

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 – INTANGIBLE ASSETS

	At January 1	Additions	Disposals	Translation	At December 31	At January 1	Amortization charge	Disposals	Translation	At December 31	At January 1	At December 31
	2018					2018					2018
	Cost US$ thousands					Accumulated Amortization US$ thousands					Net Book Value US$ thousands
Purchased software	1,557	73	-	8	1,638	(1,148)	(253)	-	111	(1,290)	409	348
Internally generated software development costs	7,154	3,493	-	-	10,647	(1,446)	(1,158)	-	-	(2,604)	5,708	8,043
Total	8,711	3,566	-	8	12,285	(2,594)	(1,411)	-	111	(3,894)	6,117	8,391

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 – INTANGIBLE ASSETS (continued)

	At January 1	Additions	Disposals	Translation	At December 31	At January 1	Amortization charge	Disposals	Translation	At December 31	At January 1	At December 31
	2017					2017					2017
	Cost US$ thousands					Accumulated Amortization US$ thousands					Net Book Value US$ thousands
Purchased software	1,334	129	-	94	1,557	(771)	(307)	-	(70)	(1,148)	563	409
Internally generated software development costs	3,423	3,731		-	7,154	(804)	(642)	-	-	(1,446)	2,619	5,708
Total	4,757	3,860	-	94	8,711	(1,575)	(949)	-	(70)	(2,594)	3,182	6,117

During 2018 the Group recognized the development expenditure of new platform enhancements as an internally generated intangible asset. The total expenditure in 2018 was 3,493 thousands USD (2017: 3,731 thousands USD) and the net carrying amount of the software cost at December 31, 2018 was 8,043 thousands USD (2017: 5,708 thousands USD).

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 – Other Current assets

	December 31,
	2018	2017
	US$ thousands
Accrued government grants	156	215
Credit card deposits	392	303
Prepaid expenses	510	708
Total	1,058	1,226

NOTE 6 – Trade receivables

Trade receivables of 6,396 thousand USD (2017: 13,174 thousand USD) due from B2B customers (with multiple end users) are presented net of payables which are subject to contractual right of offset.

The above netted payable to customer are rebates fee as described in note 2n above, which paid to the same B2B customers under White Label Agreements. The rebate is calculated on monthly basis based on the trading volume which the end users creates. Since the rebate is paid for the same B2B customers under the White Label Agreements, the receivable and the payable balance is presented both on the statement of financial position and in the statement of comprehensive income on net basis. The Company has legal right to offset those balances.

In October 2018, the Group entered into an agreement with a B2B customer to restructure a trade receivable in the amount of 10,000 thousand USD as a two-year non-interest-bearing credit obligation due on December 31, 2020. The Group and the customer further agreed that should the customer source new trade accounts in which revenue from those trade accounts attained contractually specified levels in the agreement, the Group would reduce the balance due under this credit obligation by the specified amount.

The reclassification of 10,000 thousand USD was made between the Trade receivables and Long-term receivable balances. The effect of the related financing component is insignificant to the Group’s consolidated financial position and results of operations.

The remaining balance due from this customer amounted to approximately $2,313 thousand USD as of the issuance date of these financial statements

There are no other material trade and other receivables that are past due and none that are impaired. The Group trade terms provides payment upon presentation. The maximum exposure to credit risk at the reporting date is the carrying amount of each class of receivables mentioned above. The Group does not hold any collateral as security. The Company considers non performing receivables to be when the balance due from a customer exceeds 6 months of average monthly income and on management estimation of collecting the debt.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 – CASH AND CASH EQUIVALENTS

	December 31,
	2018	2017
	US$ thousands

Deposit	4,582	3,216
Cash at bank	4,055	6,681
Total	8,637	9,897

There are no restrictions on cash at bank.

NOTE 8 – TRADE AND OTHER PAYABLES

	December 31,
	2018	2017
	US$ thousands

Trade payables	285	1,869
Employee compensation	3,840	5,488
Accrued expenses	451	275
Total	4,576	7,632

NOTE 9 – MAJOR CUSTOMERS

The Group has a limited number of customers consisting of large brokerage houses concentrated in the global financial services industry.

Out of the total income in the year ended 2018, 51% (2017: 27%) was attributed to client A. Out of the total income in the year ended 2018, 39% (2017: 64%) was attributed to client B which includes approximately 10,500 thousand USD of rebate that the company paid net of trading income as further described in Note 2i.

NOTE 10 – RESEARCH AND DEVELOPMENT

	Year ended December 31
	2018	2017
	US$ thousands

Salaries and benefits	714	2,813
Subcontractors	709	673
IT and communication	1,289	1,339
Other	179	383
Total	2,891	5,208

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 – SALES AND MARKETING

	Year ended December 31
	2018	2017
	US$ thousands

Online marketing	253	563
Salaries and benefits	22,699	23,240
Rent and office	2,329	2,580
IT and communication	1,554	1,920
Data feed cost	655	253
Other	639	719
Total	28,129	29,275

Salaries and benefits are net of Grants from governments at the amount of 50 thousand USD (2017 : 400 thousand USD )

NOTE 12 – GENERAL AND ADMINISTRATIVE

	Year ended December 31
	2018	2017
	US$ thousands

Salaries and benefits	4,267	4,188
Consulting, audit and legal	1,064	1,393
Depreciation	815	730
Amortization	1,411	949
Rent and office	679	1,502
Travel	273	213
Other	547	206
Total	9,056	9,181

NOTE 13 – FINANCE COSTS

	Year ended December 31
	2018	2017
	US$ thousands

Interest expense in relation to employee benefits (note 14)	8	12
Other finance costs	648	140
Total	656	152

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - NON-CURRENT EMPLOYEE BENEFITS

Labor laws and the severance pay law in Israel require companies in the Group to pay severance benefits to employees who are dismissed, resign or retire from their employment under different specific circumstances.

Liabilities for employee severance benefits are calculated pursuant to the employment agreement in effect at the time of their employment and based on the employee’s wages which, in management’s opinion, creates entitlement to the severance benefits, taking into consideration the number of years of employment.

The net employee benefit liability was measured using actuarial assessments. The present value of the defined benefit liability and the related costs of current service and past service were measured using the projected unit credit method.

The benefits expose the Group to actuarial risks, such as longevity risk, currency risk, interest rate risk and market (investment) risk.

The Group’s liability for all of its Israeli employees is part-funded by monthly deposits with insurance policies. The deposited funds may be withdrawn only upon the fulfilment of the obligation pursuant to Israel’s severance pay law or labor agreements. The plan assets comprise insurance policies and their fair value is based on the cash surrender value of these policies. Contributions for the year ended December 31, 2018 amounted to 199 thousands USD.

The weighted average duration of the obligation is 5.5 years.

The assumptions used in the actuarial assessment are detailed below.

A.	Net Liability Recognized in Consolidated Statement of Financial Position

	December 31
	2018	2017
	US$ thousands
Present value of funded obligations	1,036	970
Fair value of plan assets	(608)	(519)
Unrecognized assets	153	135
Total net liability recognized in the consolidated statement of financial position	581	586

“Unrecognized assets” represent funds deposited by the Group in excess of the obligation in respect of the individual employee. This represents the upper limit on what is allowed to be recognized as an asset, or “asset ceiling”.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - NON-CURRENT EMPLOYEE BENEFITS (continued)

B.	Changes in the Present Value of the Obligations and Plan Assets

	December 31, 2018
	Present value of obligations	Fair value of plan assets	Total	Impact of asset ceiling	Total
	US$ thousands

At January 1, 2018	970	(519)	451	135	586

Included in profit or loss
Current service cost	273	-	273	-	273
Net interest expense	18	(14)	4	4	8
	291	(14)	277	4	281
Included in other comprehensive income
Change in unrecognized assets	-	(25)	(25)	25	-
Remeasurement (loss) / gain on obligations	624	14	638	0	638
	624	(11)	613	25	638
Other
Employer contributions	-	(199)	(199)	-	(199)
Benefits paid from plans	(771)	94	(677)	-	(677)
Translation	(78)	41	(37)	(11)	(48)

At December 31, 2018	1,036	(608)	428	153	581

	Present value of obligations	Fair value of plan assets	Total	Impact of asset ceiling	Total
	US$ thousands

At January 1, 2017	783	(380)	403	91	494

Included in profit or loss
Current service cost	295	-	295	-	295
Net interest expense	20	(10)	10	2	12
	315	(10)	305	2	307
Included in other comprehensive income
Change in unrecognized assets	-	(31)	(31)	31	-
Remeasurement (loss) / gain on obligations	187	(26)	161	-	161
	187	(57)	130	31	161
Other
Employer contributions	-	(110)	(110)	-	(110)
Benefits paid from plans	(386)	85	(301)	-	(301)
Translation	72	(48)	24	11	35

At December 31, 2017	971	(520)	451	135	586

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14- NON-CURRENT EMPLOYEE BENEFITS (continued)

C.	Sensitivity Analysis

The below sensitivity analyses are based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the employee benefit obligation to significant actuarial assumptions, the same method has been applied as used in the calculation of the net employee benefit liability recognized within the consolidated statement of financial position.

Severance pay:

Factor	Changes in %	Severance pay in thousand $US thousand
Interest	+0.50%	1,007
Interest	-0.50%	1,067

Salary	+0.50%	1,066
Salary	-0.50%	1,007

Termination	+0.50%	875
Termination	-0.50%	1,271

D.	Economic and other Assumptions

a.	Duration – The calculated duration of the obligation equals 5.5 years.
b.	Expected Inflation – The long-term expected annual inflation was derived from the difference between the current yields on linked vs. non-linked government bonds with maturities that match the duration of the obligation. The expected inflation equals 1.45%.
c.	Discount Rate –Current yields on corporate bonds with maturities that match the duration of the obligation, to attain the nominal discount rate of 3.4%.
d.	Termination Rates – The expected long-term annual termination rates are 15%: 7.5% voluntary plus 7.5% involuntary.
e.	Expected Salary Increases – Management’s expectation is a nominal annual salary increase of 4.0%.
f.	Retirement Age – Retirement age for women is 62 and 67 for men

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 – SHAREHOLDERS’ EQUITY

A.	Ordinary shares

Each Ordinary share is entitled to one vote. The holders of Ordinary shares are also entitled to receive dividends, whenever funds are available and when and if declared by the Board of Directors.

Upon inception, the Group issued 18,000 Ordinary shares (USD 0.01 par value) to its founders. Since that date the Group has entered into various investment agreements with investors. Under these agreements, the Group issued Ordinary shares (par value USD 0.01). In addition, as part of these agreements, the Group granted warrants to purchase Ordinary shares of the Group to these investors. Details of warrants still outstanding at the end of the year are shown in the table below. Further options have subsequently been granted under the Group’s Amended and Restated 2008 Share Option Plan (see note 15 B).

On November 24, 2011 the Group acquired 180 of its own shares. The total amount paid to acquire the shares was USD 31,680. The shares are held as ‘treasury shares’. The Group has the right to re-issue these shares at a later date.

	December 31,
	2018	2017
	U.S. dollars
Authorized:
50,000 ordinary shares of USD 0.01 par value	500	500

Issued, allotted and fully paid:
44,132 (2017: 44,047) ordinary shares of USD 0.01 par value	441	440

Outstanding warrants in issue:
66 (2017 - 66) options to purchase ordinary shares at an exercise price of USD 0.01 per share	1	1

Outstanding options in issue:
2,373 (2017 –2,046 ) options to purchase ordinary shares at average exercise prices as shown in note 15 B	3,089,296	2,265,953

The nature and purpose of the other reserve within shareholders’ equity is to account for the fair value of options at the grant date, less the exercise price of shares issued under the plan. Where shares are forfeited due to a failure of the employee to satisfy the service conditions, any expenses previously recognized are reversed in this reserve.

The nature and purpose of the capital contribution reserve was for the acquisition of subsidiaries previously under common control.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 – SHAREHOLDERS’ EQUITY (continued)

The nature and purpose of the capital contribution reserve was for the acquisition of subsidiaries previously under common control.

B.	Share Option Plan

The establishment of the Group’s Amended and Restated 2008 Share Option Plan is designed to provide long-term incentives for senior managers and above (including executive directors) to deliver long-term shareholder returns. Under the plan, participants are granted options which only vest by continuing as a employees or a service provider at the will of the Group over the vesting period. Participation in the plan is at the board’s discretion and no individual has a contractual right to participate in the plan or to receive any guaranteed benefits.

Once vested, the options remain exercisable for a period of 10 years as of date of grant unless terminated earlier in accordance with the Share Option Plan. When exercisable, upon receipt by the Group of a fully executed exercise notice and accompanied by the full aggregate exercise price, each option is convertible into one Ordinary share certificate. Options granted under the plan are for no consideration and carry no dividend or voting rights. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

	2018		2017
	Average exercise price in USD per share option	Options	Average exercise price in USD per share option	Options
AT JANUARY 1	1,108	2,046	962	2,397
Granted	2,032	602	2,032	232
Forfeited	2,032	(189)	1,397	(330)
Exercised	183	(86)	197	(253)
AT DECEMBER 31	1,302	2,373	1,108	2,046

Out of the 2,373 outstanding options (2017: 2,046), 1,274 options (2017: 989) were exercisable.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 – SHAREHOLDERS’ EQUITY (continued)

Share options outstanding at the end of the year have the following expiry date:

		Average exercise price in USD per share	Options
Grant-Vest	Expiry date	option	2018	2017
2009-11	2019	250	70	70
2010-14	2020	0	0	60
2013-17	2023	1,054	290	316
2014-18	2024	1,500	400	400
2016-20	2026	605	779	968
2017-21	2027	2,032	232	232
2018-24	2028	2,032	602	-
			2,373	2,046

The weighted average exercise price of options granted during the year was USD 2,032 per option. The weighted average fair value price of options granted during the year was USD 282 per option The significant inputs into the model were weighted average share price of USD 1,302 at the grant date, exercise price shown above, volatility of 50%. The volatility measured at the standard deviation of continuously compounded share returns is based on statistical analysis of share prices over the last three years and compared to public companies with similar characteristics. Share price is based on the investments rounds, an expected option life of 4 years and an annual risk-free interest rate of 1.84%.

The options have no intrinsic value because the exercise price exceeds the market value

The net expense recognized in the year was $23 thousand USD as a result of shares forfeited from failure of to satisfy service conditions (2017 net income:6 thousand USA).

The estimated net expense recognized in the years 2019 and 2020 will be 8 and 3 thousand USD respectively.

NOTE 16 – DIVIDENDS

	Year ended December 31
	2018	2017
	US$ thousands

Final dividend on ordinary shares paid in respect of the previous financial year of USD nil (2017: 272.43 USD) per share	-	12,000

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 17 - TAXES ON INCOME

The Group is taxed under BVI and Isle of Man law at 0% (2017 - 0%) and there is no tax liability at December 31, 2018 (2017 – nil). The income of the Israeli subsidiaries is taxed at the regular rate. The regular corporate tax rate for 2018 was 23% (2017 – 24%). There is currently no tax arising in the other subsidiaries (2017 – nil).

	Year ended December 31
	2018	2017
	US$ thousands

Current tax on profits for the year	800	678
Adjustments in respect of prior years	(105)	(10)
Total current tax	695	668
Deferred taxes	(87)	(490)
Total tax expense	608	178

The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the consolidated entities as follows:

	Year ended December 31
	2018	2017
	US$ thousands

Profit before tax	11,893	18,499
Tax calculated at domestic tax rates applicable to profits in the respective countries	571	811
Deferred tax	(6)	(490)
Expenses not deductible for tax purposes	83	113
Income not subject to tax	148	(173)
Adjustment in respect of prior years	(105)	(10)
Other	(83)	(73)
Tax charge	608	178

The weighted average applicable tax rate was 5.12% (2017: 0.96%).

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 17 - TAXES ON INCOME (continued)

The gross movement on the deferred tax asset is as follows:

	December 31,
	2018	2017
	US$ thousands

At January 1	532	42
Included in tax expense	87	489
Exchange differences	-	1
At December 31	619	532

The balance comprises temporary differences attributable to:

	Year ended December 31
	2018	2017
	US$ thousands

Defined benefit pension obligations	511	417
Employee benefits	106	109
Other	2	6
Total	619	532

NOTE 18 – FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

1.	Financial risk management

The Group’s activities expose it to a variety of financial risks: market risk (foreign exchange risk), credit risk and liquidity risk. Market risk arising from interest rate risk is considered immaterial. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

Risk management is carried out by a centralized finance department under Group policies. Group management evaluates financial risks in close co-operation with the Group’s operating units.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 18 – FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (continued)

a.	Market risk - foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the New Israeli Shekels (“NIS”), the Euro (“EUR”), the British pound (“GBP”), the Romanian New Lei (“RON”) and Ukrainian hryvnia (“UKR”). Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations.

The table presented in US$ thousands below analyzes the exposure to foreign currencies:

	2018
	NIS	EURO	GBP	RON	Other non-USD

Monetary assets	932	7,565	49	32	88
Monetary liabilities	(7,436)	(153)	(43)	(22)	(10)
Net	(6,504)	7,412	6	10	78

	2017
	NIS	EURO	GBP	RON	Other non-USD

Monetary assets	2,832	5,368	93	25	26
Monetary liabilities	(5,567)	(4)	(25)	(63)	-
Net	(2,735)	5,364	68	(38)	26

At December 31, 2018, if the USD had strengthened by 10% against the NIS with all other variables held constant, post-tax profit for the year would have been 650 thousand USD higher (2017 - 208 thousand USD higher), mainly as a result of foreign exchange losses on translation of NIS-denominated trade receivables and foreign exchange gains on translation of NIS-denominated current liabilities.

At December 31, 2018, if the USD had strengthened by 10% against the EURO with all other variables held constant, post-tax profit for the year would have been 741 thousand USD lower (2017 – 536 thousand USD lower), mainly as a result of foreign exchange gains/losses on translation of EURO-denominated trade receivables and foreign exchange losses on translation of EURO denominated current liabilities.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 18 – FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (continued)

b.	Market risk - market price risk

The Group has market price risk as a result of its Open trade positions , the value of which could fluctuate as a result of changes in market prices other than due to the effect of transactional foreign currency exposures or interest rate risks.

This is managed on a Group basis and is naturally hedged as part of the overall market risk management. The Group may hedge some of the risk in a third parties brokerage companies

c.	Credit risk

Credit risk is managed on a Group basis. Group management is responsible for managing and analyzing the credit risk for all new clients before standard payment terms and conditions are offered. Credit risk arises from cash and cash equivalents, financial instruments and deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables and committed transactions. For banks and financial institutions, only independently rated parties with a satisfactory credit minimum rating are accepted. To manage customer default risk, if customers are independently rated, these ratings are used in a similar way. If customers have no independent rating, Group management assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by management. The utilization of credit limits is regularly monitored.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 18 – FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (continued)

The credit quality of financial assets that are neither past due nor impaired can be assessed by reference to external credit ratings (if available) or to historical information about counterparty default rates.

Cash and cash equivalents

Of the Group’s cash and cash equivalents, 67.53% (2017: 98.42%) are held in Financial institutions rated B or above.

Trade and other receivables

All trade and other receivables at December 31, 2018 and December 31, 2017 were without external credit rating, but categorized by management within their category of “existing counterparties with no past defaults”.

No credit limits were exceeded during the reporting period and the directors do not expect any losses from non-performance by counterparties. See note 6 for further disclosure on credit risk in respect of trade and other receivables.

d.	Liquidity risk

Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance. Group finance monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs.

Surplus cash held by the operating entities over and above the balance required for working capital management is transferred to the Group treasury. Group treasury invests surplus cash in interest bearing current accounts and time deposits, choosing instruments with appropriate maturities or sufficient liquidity to provide sufficient headroom as determined by the above-mentioned forecasts. At the reporting date, the Group held cash and cash equivalents of 8,637 thousand USD (2017: 9,897 thousands USD) to manage liquidity risk.

The Group’s non- derivative liabilities of 4,576 thousand USD (2017: 7,632 thousand USD) (refer note 8) are all classified in the maturity grouping of “less than 3 months” based on the remaining period at the statement of financial position date to the contractual maturity date. The contractual undiscounted cash flows are considered to approximate the carrying amounts

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 18 – FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (continued)

e.	Capital management

The Group’s objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide future returns for shareholders. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares.

2.	Fair value

a.	Financial assets at amortized cost

The carrying amount of the Group’s financial assets, including cash equivalents, long term deposits and long term receivable approximate their fair value.

b.	Financial assets at fair value through profit or loss

The carrying amount of net financial open positions measured at fair value in level 1.

Level 1 based on quoted prices (unadjusted) in active markets for identical assets or liabilities.

NOTE 19 – COMMITMENTS

a.	Operating lease commitments

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	No later than 1 year US$ thousands	Later than 1 year and no later than 5 years US$ thousands	Total US$ thousands
At December 31, 2018
Office lease	1,064	5,316	6,380

At December 31, 2017
Office lease	1,046	1,993	3,039

In 2017 Toyga Media Ltd renewed its rent agreement with the lessor and leased an additional floor. According to this company’s rental agreement, the lessor participated in the cost of leasehold improvements in the amount of 758 thousand USD. According to the accounting treatment, the participation amount is presented as a liability which is deferred according to the Group’s estimation of the lease period (8 years) as the amount released is credited to the consolidated statement of comprehensive income as a decrease of the rent expense. The remaining balance is presented within the consolidated statement of financial position as “deferred lease incentives”, divided between long term and short-term amounts of 380 and 95 thousand USD, respectively.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19 – COMMITMENTS (continued)

Restricted deposits of 234 thousand USD (2017: 253 thousand USD) in relation to lease commitments are included within “long term deposits” in the consolidated statement of financial position. Other “long term deposits” represent pledged bank deposits in consideration for credit framework for credit cards.

b.	Other

On November 25, 2015 Toyga Media Ltd and Toyga Online Ltd received a grant letter from the Israeli Investment Center of the Department of Economics ministry approving their applications to receive funds for hiring additional employees. According to the grant letter, these companies are entitled to receive up to 1,845 thousand USD till the year 2020, whereas the entitlement to the above benefits is conditional upon the Group companies fulfilling the conditions stipulated in the grant letter.

During 2018 Toyga Media Ltd and Toyga Online Ltd received 152 thousand USD (2017: 723 thousand USD) on account of the grant. As of December 31, 2018 Toyga Media Ltd and Toyga

NOTE 19 – COMMITMENTS (continueOnline Ltd recorded 90 thousand USD (2017: 249 thousand USD) as income receivable based on actual expenses incurred and the fulfilment of the necessary conditions.

NOTE 20 – LONG TERM DEPOSITS

Funds in deposits includes 500 thousand USD (2017: 100 thousand USD) mandatory deposits of PX Exchange Ltd under its ‘International Financial Services Commission – Standard Conditions for Trading in Securities’ license and lease deposits.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 21 – RELATED PARTY DISCLOSURES

a.	Key management personnel compensation

	Year ended December 31
	2018	2017
	US$ thousands

Short-term employee benefits	298	156
Post-employment benefits	-	-
Share-based payments	1	1
Total	299	157

NOTE 22 –DISCONTINUED OPERATIONS

Urom Support Srl was a wholly owned subsidiary of Paragonex Ltd which operated a call center in Romania. In July 2018, the Group decided to close the call center operation in Romania.

The subsidiary was sold on 4 February 2019 and is reported in the current period as a discontinued operation. Financial information relating to the discontinued operation for the period to the date of disposal is set out below.

The activity of Urom Support Srl wasn’t material to the Group’s operations.

	Year ended December 31
	2018	2017
	US$ thousands
REVENUE	-	-
OPERATING EXPENSES:
Sales and marketing	(161)	(471)
General and administrative	(7)	(11)
TOTAL OPERATING EXPENSES	(168)	(482)
OPERATING LOSS	(168)	(482)

Finance costs	24	(30)
LOSS BEFORE TAXES ON INCOME	(144)	(512)
TAXES (BENEFIT)ON INCOME	(4)	10
LOSS FOR THE YEAR	(148)	(522)

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 23 – EVENTS AFTER THE REPORTING PERIOD

b.	Acquisition of the business of Tradologic

On 18 March 2019, the Group entered into a non-binding term sheet with the shareholder of Super Dev Ltd. (trading as “Tradologic”), with regard to the acquisition of its business, including intellectual property, clients and employees. On April 1 2019 final agreements were signed.

Established in 2008, Tradologic is a software solution for online financial trading built for all levels of brokers, including particularly small to medium brokers.

According to the Purchase Agreement the purchase price consisted of the following components:

1.	The payment of $1 at the Closing Date

2.	Earnout Amount payable to the Seller monthly, based on revenue generated by Super Dev, according to the following key (hereinafter: “Earnout”):

a.	a. An amount of Euro 10 thousand for the month that Super Dev generates a revenue of up to Euro 250 thousands

b.	Progressive payment according to Super Dev income, up to 5% of the revenue.

The business acquisitions accounting is dealt by IFRS 3. IFRS 3 discusses the recognition of intangible assets during the business acquisitions, goodwill and noncontrolling interests .

c.	New South African subsidiary

On May 2,2019 the group established a new subsidiary in South Africa and in June 2019 the new subsidiary submitted an Over the counter Derivative Providers (“ODP”) license application to the Financial Sector Conduct Authority(“FSCA” ).

The new subsidiary will act as a liquidity provider to the European clients.

d.	Client Acquisition

On September 3, 2019 the group signed a Client Acquisition agreement with the parent company of one of its major clients of the group which operates the Trade 360 brand. According to the agreement the group will facilitate the parent company with the necessary funds to allow it to acquire a company incorporated under the laws of Australia and holding a license issued by the Australian Securities & Investments Commission (the “License”).

The amount required by the parent company in order to acquire the Target is USD 2,968 thousands.

Once the Acquisition Agreement is consummated, the Target shall operate on an exclusive basis for the benefit of Paragonex Limited, in order to maximize the group income from software and trading.

On September 12 2019 the parent company signed on the said Share purchase agreement.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 24 – OTHER MATTERS

a.	Cost reduction plan

On May 21, 2018, the Group executed a cost reduction plan including closing of branches in Poland, Romania and Ukraine, R&D personnel was reduced by 50% and call center personnel was reduced by approximately 35%.

b.	Acquisition agreement

On December 20, 2018, Brookfield Interactive (Hong Kong) Ltd. and MICT, Inc. (“MICT”) signed an acquisition agreement, the key terms of which are as follows:

●	Global Fintech Holdings Ltd. (“GFH”) raised 23,500 thousand USD at USD 1.65 per share to fund the transaction (the “GFH Financing”), which are being held in escrow pending the completion of this transaction.

●	BNN Technology PLC, a 15% stockholder in MICT and majority stockholder of Brookfield Interactive (HK) Ltd., will commence a tender offer to purchase up to 20% of the issued and outstanding shares of MICT’s common stock, not already owned at a price of USD 1.65 per share, in order to increase its ownership percentage of MICT to a maximum of 35% (assuming full participation in the tender offer).

●	MICT and GFH will complete a merger whereby MICT will become a wholly owned subsidiary of GFH.

●	Brookfield Interactive (HK) Ltd. shareholders will transfer to GFH all of the issued and outstanding shares of Brookfield Interactive (HK) Ltd., resulting in Brookfield Interactive (HK) Ltd. becoming a wholly owned subsidiary of GFH.

●	The Company’s shareholders will transfer all of the issued and outstanding shares of the Group to GFH, resulting in the Group becoming a wholly owned subsidiary of GFH.

●	At or within 60 days of the applicable record date, GFH will spin off MICT’s interest in Micronet Ltd., a partially owned subsidiary traded on the Tel Aviv Stock Exchange under the ticker MCRNL, to its shareholders who retain shares of MICT after the tender offer.

●	The Acquisition Agreement may be terminated under certain circumstances at any time prior the Closing, including, among other reasons: (a) by mutual written consent of MICT, BNN, BI China and ParagonEx; (b) by written notice by MICT, BNN, BI China and ParagonEx if the any of the closing conditions have not been satisfied or waived by May 15, 2019 (unless there’s a breach on the part of the terminating party).

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 24 – OTHER MATTERS (continued)

The Acquisition Agreement contains certain termination fees for each of MICT, BNN, BI China and ParagonEx, and further provides that, if BI China, PargaonEx or MICT terminate the Acquisition Agreement under specified circumstances, then MICT may be required to pay to BI China and ParagonEx a termination fee of Nine Hundred Thousand U.S. Dollars ($900,000). BNN and ParagonEx jointly and severally may be required to pay to MICT a base termination fee of One Million Eight Hundred Thousand U.S. Dollars ($1,800,000) (the “Target Termination Fee”) if the Acquisition Agreement is terminated under specified circumstances. Further, the Target Termination Fee shall increase to Three Million U.S. Dollars ($3,000,000) in the event that the Acquisition Agreement is terminated by either MICT or BNN as a result of the failure of MICT to obtain the Required Stockholder Approval and BNN did not vote in favor of the Transactions. Concurrently with the signing of the Acquisition Agreement, BNN and MICT entered into the Termination Fee Escrow Agreement whereby BNN deposited with the Escrow Agent Nine Hundred Thousand U.S. Dollars ($900,000) and the BNN Current Shares as collateral and security for the payment of the Target Termination Fee. Further, in the event the Acquisition Agreement is terminated by BI China or ParagonEx due to material breach of the agreement by the other party, then within three (3) Business Days after such termination, the breaching party shall pay to the non-breaching party an aggregate amount of cash equal to the amount of the costs and expenses, including legal and professional fees, incurred by the non-breaching party in connection with the negotiation and execution of the Acquisition Agreement and the e Ancillary Documents incurred, which amount shall in no event exceed One Million U.S. Dollars ($1,000,000)

In connection with the above agreement, at closing, the parties will receive the following approximate consideration:

●	Investors in the GFH Financing (assuming a USD 25 million raise) - 15,151,515 ordinary shares of GFH, representing approximately 8.83% of GFH.

●	MICT Shareholders (other than BNN Technology PLC’s current ownership, and assuming that no shares of MICT are sold in the tender offer) - 9,048,077 ordinary shares of GFH, representing approximately, 5.27% of GFH.

●	Brookfield Interactive (HK) Ltd. Shareholders - 58,898,810 ordinary shares of GFH, representing approximately 34.37% of GF H.

●	ParagonEX Limited Shareholders - (a) USD 25 million in cash, (b) a senior unsecured note in the principal amount of USD 10 million and (c) 86,382,373 ordinary shares of GFH, representing approximately 50.36% of GFH.

●	ParagonEX Limited Founders - 2,000,000 ordinary shares of GFH, representing approximately, 1.17% of GFH.

PARAGONEX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 24 –OTHER MATTERS (continued)

On December 18, 2018 the parties entered into a prepayment agreement which BNN commit to pay 5,000 US$ thousand to the Company for development of an online commodities exchange in China and other markets worldwide, based on ParagonEx’s proprietary software platform and user interface for online trading in contracts-for-difference (the “Commodities Exchange Project”). As of date BNN did not pay the said prepayment.

Currently, the parties are negotiation on an addendum to the acquisition agreement and as of the date of the issues of the financial reports no new addendum was signed. There is no assurance that the transaction will be completed.

c.	Class action

On August 29, 2018, a motion was submitted by a former employee of the Group (the “Plaintiff”), for the approval of his lawsuit as a class action (the “Motion”). The Plaintiff’s personal claim is for the total amount of 3,623 thousand USD. The class action claim was for a total amount of 13,000 thousand USD.

On April 22, 2019, the parties signed a settlement agreement under which the Group will pay up to 200 thousand USD. The Group recorded a reserve for this amount as December 31, 2018.

_______________

_______________________

_______________

Financial Statements of Beijing Brookfield

Beijing Brookfield Interactive Science & Technology Co. Ltd

Interim Consolidated Financial Statements

As of 30 June 2019, and for the six months ended 30 June 2019 and 2018

Unaudited Interim Consolidated Income Statement

For the Six months ended 30 June

	Note	2019	2018
		RMB’000	RMB’000
Continuing Operations
Revenue	4	10,796	24,287
Cost of sales		(2,301)	(17,877)
Gross profit		8,495	6,409
Sales and marketing expenses		(3,363)	(11,738)
Administrative expenses		(16,705)	(33,892)
Operating loss		(11,573)	(39,221)
Share of results of associates		(794)	(1)
Finance costs	6	(304)	(1,454)
Bad debt allowance	8	(2)	(39,990)
Impairment loss		-	(11,921)
Other gain and loss		5,769	14,511
Loss before tax	5	(6,904)	(78,075)
Tax		260	-
Loss for the year from continuing operations		(6,644)	(78,075)
Discontinued operations
Loss for the period from discontinued operations, net of tax		-	(6,005)
Loss for the period		(6,644)	(84,081)
Attributable to:
Owners of the Company		(5,880)	(83,375)
Non-controlling interests		(764)	(706)
		(6,644)	(84,081)

The notes form part of these interim consolidated financial statements

Consolidated Statement of Comprehensive Income

For the Six months ended 30 June

	2019	2018
	RMB’000	RMB’000
Loss for the year	(6,644)	(84,081)
Total comprehensive loss for the period	(6,644)	(84,081)

Attributable to:
Owners of the Company	(5,880)	(83,375)
Non-controlling interests	(764)	(706)
	(6,644)	(84,081)

The notes form part of these interim consolidated financial statements

Unaudited Interim Consolidated Balance Sheets

As at 31 December 2018 and 30 June 2019

	Note	2019	2018
		RMB’000	RMB’000
Non-current assets
Other intangible assets		2,301	2,501
Property, plant and equipment		1,705	2,848
Investments in associates	7	17,493	17,786
Other investments		20,000	20,000
Deferred tax assets		358	358
Other non-current assets		438	477
		42,295	43,970
Current assets
Inventories		1,292	1,376
Trade and other receivables	8	5,331	32,287
Cash and cash equivalents		9,308	11,184
Other current assets		14,282	18,915
		30,213	63,762
Total assets		72,508	107,731

Current liabilities
Trade and other payables	9	212,208	241,089
		212,208	241,089
Net current assets		(181,995)	(177,327)

Non-current liabilities
Loan due to related parties	10	123,974	123,672
Other non-current liabilities		7,146	7,145
		131,120	130,817
Total liabilities		343,328	371,906
Net assets		(270,820)	(264,175)

Equity
Share capital		101,128	101,128
Share premium account		133,803	133,803
EBT reserve		1,256	1,256
Accumulated deficit		(504,049)	(498,169)
Equity attributable to owners of the Company		(267,862)	(261,982)
Non-controlling interests		(2,958)	(2,194)
Total equity		(270,820)	(264,176)

The notes form part of these interim consolidated financial statements

Unaudited Interim Consolidated Statements of Changes in Equity

For the Six months ended 30 June 2019

	Note	Share Capital	Share premium account	Reserve	Accumulated deficit	Equity attributable to the owners of the Company	Non- controlling interest	Total equity
		RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Balance at 1 January 2019		101,128	133,803	1,256	(498,169)	(261,982)	(2,194)	(264,176)
Loss for the year		-	-	-	(5,880)	(5,880)	(764)	(6,644)
Balance at 30 June 2019		101,128	133,803	1,256	(504,049)	(267,862)	(2,958)	(270,820)

The notes form part of these interim consolidated financial statements

Unaudited Interim Consolidated Cash Flow Statements

For the Six months ended 30 June

	Note	2019	2018
		RMB’000	RMB’000
Net cash used in operating activities	11	(3,074)	(18,547)
Net cash generated by/(used in) continuing operating activities		(3,074)	29,600
Net cash used in discontinued operating activities		-	(48,147)

Investing activities:
Purchases of property, plant and equipment		(15)	(151)
Investment in associate		294	-
Disposal of fixed assets, intangible assets and other assets		921	-
Net cash generated by/(used in) investing activities		1,199	(151)

Financing activities:
Proceeds from investment		-	54
Cash paid for interest payment		-	(1,768)
Repayment of borrowings		-	(40,000)
Net cash used in financing activities			(41,714)

Net decrease in cash and cash equivalents from continuing operations		(1,876)	(12,265)
Net decrease in cash and cash equivalents from discontinued operations		-	(48,147)
Cash and cash equivalents at the beginning of year from continuing operations		11,184	38,257
Cash and cash equivalents at the beginning of yearfrom discontinued operations			48,147
Cash and cash equivalents at the end of year from continuing operations		9,308	25,992
Cash and cash equivalents at the end of year discontinued operations		-	-

The notes form part of these interim consolidated financial statements

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

1.	Statement of Directors’ Responsibilities

The Directors are responsible for preparing these unaudited consolidated financial statements for Beijing Brookfield Interactive Science & Technology Co. Ltd and its subsidiaries (together “the Company”) as of 30 June 2019 and 2018, and for the six months period then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The Directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Company, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors confirm that suitable accounting policies have been used and applied consistently for the periods presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing these unaudited interim consolidated financial statements and that applicable accounting standards have been followed.

2.	Basis of preparation and liquidity

Basis of preparation

These unaudited interim consolidated financial statements of the Company have been prepared by the Directors for purposes of inclusion in filings to be made with the United States Securities and Exchange Commission as a consequence of the proposed transaction disclosed in Note 14 Subsequent Events.

These unaudited interim consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. They should be read in conjunction with the 2017 and 2018 consolidated financial statements also to be included in the filing to be made with the United States Securities and Exchange Commission.

The unaudited interim consolidated financial statements are prepared on the basis of the accounting policies set out in the 2017 and 2018 consolidated financial statements of Beijing Brookfield Interactive Science & Technology Co. Ltd.

Nature of operations

Beijing Brookfield Interactive Science & Technology Co. Ltd (the “Company” or “Beijing Brookfield”) is a company domiciled in Beijing, China. The Company was incorporated on 16 September 2009. The address of the registered office is Room B6-B12, 10th Floor, Building 8, Jia No.2 Dongsanhuan North Road, Chaoyang District, Beijing, China.

The Company is engaged in the business of the mobile phone top-up market and software development. The Company provides a one stop B2B technology solution for many of its lottery center clients, responsible for the operation of the lottery center websites, development and provision of cutting edge content, marketing and promotional activities as well as providing Self-Service Terminals.

The Company has historically developed highly scalable B2B technology platforms for the lottery industry in China capable of processing millions of transactions. The Company’s B2B technology platforms were initially focused on the lottery market but have since expanded into new verticals. Among such platforms, the Company has built and launched a B2C tele-draw lottery platform for the Shanghai and Guangxi Welfare lottery centers.

The Company also currently has a strategic joint venture with the Heilongjiang Sports Bureau, which is responsible for all sports lottery activities in Heilongjiang province of China.

Going concern

Although no longer in the development stage, the Company continues to be subject to risks and challenges similar to other companies in a comparable stage of development. These risks include, but are not limited to, dependence on key individuals, successful development, marketing and branding of services, the ability to obtain adequate financing to support growth, changes of government policies for lottery industry and competition from larger companies with greater financial, technical, management and marketing resources.

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

The Company has incurred substantial negative cash flows from operations since 2015. For the period ended June 30, 2019, the Company incurred a loss for the period of RMB6.6 million and negative cash flows from operations of RMB3.07 million. As of June 30, 2019, the Company had an accumulated deficit of RMB504.05 million and a balance of cash and cash equivalents of RMB 9.3 million.

Following the delisting from AIM in February 2018, the Company’s ultimate controlling shareholder, BNN Technology Plc, is seeking for new financing. The Company expects the software development contracts from related parties will be substantially reduced in the foreseeable future.

Based on cash flow projections from operating and financing activities and existing balance of cash and cash equivalents, management believes that there is substantial doubt as to whether existing cash and cash equivalents will be sufficient to fund its operations within one year from the date the unaudited interim consolidated financial statements are issued.

During 2019, the management team presented short-term and medium-term plans, including expansions of existing business and entry into new business domains, such as trading of LNG, gas and recycling steel, development of stock trading APP, football program and insurance brokerage business.

The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plans, which includes increasing revenues while controlling operating expenses, as well as, generating operational cash flows and continuing to gain support from outside sources of financing. Moreover, the Company can adjust the pace of its expansion and control Company operating expenses. Based on the above considerations, the Company’s unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

3.	General information of significant changes in current accounting period

In the current period, the Group has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (IASB) that are mandatorily effective for an accounting period that begins on or after 1 January 2019 as summarized below. Their adoption has not had any material impact on the disclosures or on the amounts reported in these financial statements.

Amendments to IAS 16 and IAS 38 Clarification of Acceptable Methods of Depreciation and Amortization

Amendments to IAS 27 Equity Method in Separate Financial Statements Annual Improvements to IFRSs 2012-2014 Cycle

The other standards, interpretations and amendments issued by the IASB and relevant for the Company, but not yet effective are not expected to have a material impact on the Company’s future consolidated financial statements.

4.	Revenue

IFRS 8 ‘Operating Segments’ requires the segmental information presented in the unaudited interim consolidated financial statements to be that used by the chief operating decision maker to evaluate the performance of the business and decide how to allocate resources. The Company has identified the Company’s Chief Executive Officer as its chief operating decision maker. The Company’s Chief Executive Officer considers the results of the business as a whole when assessing the performance of the business and making decisions about the allocation of resources. Accordingly, the Company has one operating segment and therefore the results of the segment are the same as the results for the Company. The Company has two customers which each account for more than 10% of the Company’s revenue.

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

The Company’s revenues principally relate to software development service and technical service. An analysis of the Company’s revenues is as follows:

	Six months ended 30 June
	2019	2018
	RMB’000	RMB’000
Technical service	6,938	-
Software development	3,858	24,287
Total	10,796	24,287

All of the Group’s revenue was from Mainland China for the six months ended June 30, 2019 and 2018.

5.	Loss for the period

Loss for the period has been arrived at after charging/(crediting):

	Six months ended 30 June
	2019	2018
	RMB’000	RMB’000
Staff costs	11,921	18,944
R&D expense	2,076	7,145
Rental	2,818	4,227
Depreciation of property, plant and equipment	238	523
Amortisation of other intangible assets	200	200
Bad debt allowance	2	39,990
Impairment loss	-	11,921

6.	Finance costs

	Six months ended at 30 June
Finance costs	2019	2018
	RMB’000	RMB’000
Interest expense on loans	302	1,486
Interest income	(8)	(71)
Bank charge fee	10	39
	304	1,454

7.	Investment in associate

Associate 1: On 7 July 2014 Beijing New Net Science and Technology Development Limited (“NewNet”), a company within the Group, entered into an agreement with Xinhuatong Software Development (Beijing) Co., Limited, to develop and promote new lottery products. As part of the agreement, a new company was formed, Beijing Xinhuacai Technology Co., Limited (“Xinhuacai”), of which NewNet owns 49%. During 2016, Xinhuacai entered into an agreement with Hua Shu Digital, Hangzhou Shu Tou and Hangzhou Shi Cai, to develop the digital business and related services revenue stream and as part of that agreement, Xinhuacai invested into Xinhua Shi Cai Science and Technology Co Ltd (“Xinhua Shi Cai”) of which Xinhuacai owns 45%. During 2015, Xinhuacai entered into an agreement with Beijing Shen Cai and Sheng Shi Hua Shuo, to develop an online lottery game, as part of that agreement, Xinhuacai invested into Xinhua Shen Cai Science and Technology Co Ltd (“Xinhua Shen Cai”) of which Xinhuacai owns 45%. In late 2017, management deemed that the investment in Xinhuacai is no longer in line with the company’s long term strategic plan and therefore wrote the investment value to zero.

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

Associate 2: In December 2015, Harbin TengCai Science & Technology Development Co., Ltd (“TengCai”), a newly formed company which is majority owned (80%) by NewNet, entered into an agreement with HeiLongJiang sports bureau, to develop and promote new lottery services and sports facility bookings. As part of the agreement, a new company HeiLongJiang LongTi Technology Co, Ltd (“LongTi”) was formed, of which TengCai owns 40%.

Associate 3: The Company invested in Xinhuatong Network Co., Ltd, in 2016 (“Xinhuatong”). Xinhuatong discontinued its operations in February 2018.

8.	Trade and other receivables

Trade and other receivables	30 June 2019	31 December 2018
	RMB’000	RMB’000
Trade receivables	1,780	1,095
Other receivables	80,780	106,609
Prepayments	316	2,126
Allowance	(77,545)	(77,543)
Total	5,331	32,287

The changes of bad debt allowance are as follows:

	30 June 2019	31 December 2018
	RMB’000	RMB’000
At 1 January	(77,543)	(1,822)
Allowance for discontinued operations		38
Additions	(2)	(75,948)
Write off		189
End of year/period	(77,545)	(77,543)

9.	Trade and other payables

Trade and other payables	30 June 2019	31 December 2018
	RMB’000	RMB’000
Trade creditors	1,965	4,707
Salary payable	1,342	1,367
Other payables	56,431	118,521
Due to related party	151,968	112,265
Tax Payable	502	4,229
Total	212,208	241,089

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

10.	Loan due to related parties

	30 June 2019	31 December 2018
	RMB’000	RMB’000
Unsecured loan due to related parties at amortised cost:
Loan due to related parties	123,974	123,672

Total loan due to related parties	123,974	123,672
Amount due for settlement within 12 months	-	-
Amount due for settlement after 12 months	123,974	123,672
	123,974	123,672

Loan due to related parties

Brookfield Interactive (Asia) Ltd is directly owned by subsidiary of BNN Technology PLC. On May 13, 2011 Brookfield Interactive (Asia) provided the Company with a five-year interest free sterling loan of £0.4 million. The duration of the loan was from May 13, 2011 to May 12, 2016. The due time of this loan was extended to May 12, 2021 when it was due.

On November 19, 2013 Brookfield Interactive (Asia) provided the Company with a five-year sterling loan of £10 million, which carries an interest rate of 0.5 percent. The duration of the loan was from November 19, 2013 to November 18, 2018. The due time of this loan term was extended to November 18, 2023 when it was due.

On August 22, 2014, Brookfield Interactive (Asia) provided the Company with a five-year sterling loan of £4.5 million, which carries an interest rate of 0.5 percent. The duration of the loan was from August 22, 2014 to August 21, 2019. The due date of this loan was extended to August 21, 2020 when it was due. The actual amount the Company borrowed under this contract was £3.5 million as of 30th June 2019.

11.	Notes to the cash flow statements

	Six months ended at 30 June
	2019	2018
	RMB’000	RMB’000
Loss from continuing operations	(6,644)	(78,075)
Loss from discontinued operations	-	(6,005)
Loss for the period	(6,644)	(84,081)
Adjustments for:
Share of results of associate	-	(16,429)
Finance costs	(304)	(1,454)
Bad debt allowance	2	39,990
Impairment loss	-	11,921
Depreciation of property plant and equipment	238	523
Amortisation of other assets	38	227
Amortisation of intangible assets	200	200
Operating cash flow before movements in continuing operations working capital	(6,469)	(43,098)
(Increase)/Decrease in inventories	85	(3,451)
Decrease/(Increase) in receivables	33,289	(45,452)
Increase/(Decrease) in payables	(29,978)	121,601
Net cash provide by/(used in) continuing operations	(3,074)	29,600
Net cash uesd in discontinued operations	-	(48,147)
Income tax paid	-	-
Net cash used in operating activities	(3,074)	(18,547)

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

12.	Related party transactions

For the six months period ended 30 June 2019 and 2018, the Company did not have any related party transactions.

Brookfield Interactive Systems Ltd is a wholly owned subsidiary of BNN Technology PLC. DJI Holding Ltd is directly owned by subsidiary of BNN Technology PLC. Beijing Xinhaucai Technology Co., Limited (“Xinhuacai”) is 49% owned by the Company. The balances due to related parties as at 30 June 2019 and 31 December 2018 are disclosed below:

	30 June 2019	31 December 2018
	RMB’000	RMB’000
BNN Technology PLC	40,046	29,567
Xinhuacai Trading Hong Kong Ltd	89,174	63,993
Brookfield Interactive (Asia) Ltd	14,287	12,324
DJI Holding Ltd	7,581	5,000
Brookfield Interactive Systems Ltd	881	881
Beijing Xinhaucai Technology Co., Limited	-	500

There were no amounts due from related parties at 30 June 2019.

Loans due to related parties

There are three loans borrowed from one related party and are subject to interest charges. Note 10 provides further disclosure of loans due to related parties at 30 June 2019 and 2018.

Remuneration of key management personnel

The remuneration of Directors, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

Trade and other payables	30 June 2019	31 December 2018
	RMB’000	RMB’000
Short-term employee benefits	938	1,787

13.	Financial Instruments

Capital risk management

The Company manages its capital to ensure that entities in the Company will be able to continue as going concerns while maximising the return to shareholders through the optimisation of the debt and equity balance. The Company’s overall strategy remains unchanged from prior year.

The capital structure of the Company is primarily attributable to equity holders of the parent, including issued capital, reserves and accumulated deficit. The Company is not subject to any externally imposed capital requirements.

The Company’s board reviews the capital structure on a periodic basis. As part of this review, the committee considers the cost of capital and the risks associated with each class of capital. Due to the stage of the Company’s operations, the business is funded through a combination of equity and loans from the related parties.

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

Categories of financial instruments

	30 June 2019	31 December 2018
	RMB’000	RMB’000
Financial assets:
Cash and cash equivalents	9,308	11,184
Trade and other receivables	5,331	32,287
Other investments	20,000	20,000

Financial liabilities:
Trade and other payables	212,208	241,089
Loans due to related parties	123,974	123,672

Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The maximum credit risk is the carrying amount of the instrument.

Trade receivables consist of a large number of customers, spread across diverse industries and geographical areas. On-going credit evaluation is performed on the financial condition of the receivables and, when appropriate, credit guarantee insurance coverage is purchased.

Apart from the Bank of China (who holds the majority of the Company’s cash), the Company does not have any significant credit risk exposure to any single counterparty or any of the Company’s counterparties having similar characteristics. The Company defines counterparties as having similar characteristics if they are related entities. Concentration of credit risk to any other counterparty did not exceed five percent of gross monetary assets at any time during the year. The credit risk on liquid funds is limited because the counterparties are banks with high credit- ratings assigned by international credit-rating agencies.

Financial risk management objectives

The Company’s Board of directors reviews the financial risks relating to the operations of the Company. These risks include credit risk, liquidity risk and cash flow interest rate risk.

Liquidity risk management

Ultimate responsibility for liquidity risk management rests with the Board of Directors, which has established an appropriate liquidity risk management framework for the management of the Company’s short, medium and long-term funding and liquidity management requirements. The Company manages liquidity risk by maintaining adequate reserves in banking facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. The Company has no undrawn borrowing facilities at its disposal, and all financial assets and liabilities except for the loans due to related parties are due within one year. The loans due to related parties are due within five years.

Notes to the Unaudited Interim Financial Statements

Six months ended at 30 June 2019 and 2018

Fair value measurements

For financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the fair value measurements are observable:

●·	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

●·	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

·●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value of the Company’s financial assets and financial liabilities are measured on a periodic basis. Some of the Company’s financial assets and financial liabilities are measured at fair value at the end of each reporting period.

14.	Subsequent events

On October 25, 2019, the Company terminated the lease contract with Beijing Fuzhuo venture Real Estate Development Co., Ltd. The Company will pay the penalty due to early termination of the lease agreement of a total amount RMB0.73 million.

On November 7, 2019, MICT Merger Subsidiary Inc. (“MICT Merger”) and GFH Intermediate Holdings Ltd. (“GFH Intermediate”), which is wholly owned by Global Fintech Holdings Ltd (“GFH”), entered into an acquisition agreement. MICT Merger will merge with and into GFH Intermediate. GFH Intermediate entered into a share exchange agreement with the Company, pursuant to which GFH Intermediate will acquire all of the issued and outstanding ordinary shares and other equity interest of the Company from the shareholders of the Company in exchange for 16,310,759 newly issued shares of GFH. After giving effect to the acquisition, the conversion of the Convertible Debentures and the conversion or exercise of the securities issued by MICT, Inc. pursuant to the Offering of Series A Convertible Preferred Stock and Warrants and the Offering of Convertible Note and Warrants, MICT, Inc. will have approximately $25 million of cash as well as ownership of ParagonEx and the Company and that MICT, INC.’s current stockholders will own approximately 11,089,532 shares, or 7.64%, of the 145,130,577 shares of MICT, INC. common stock outstanding.

On November 14, 2019, the shareholders of the Company held a resolution of the shareholders’ meeting to announce the cancellation of Beijing Zhenhe Science and Technology Co, Ltd.

On November 19, 2019, the Company terminated the labor contracts with 27 employees due to its business strategy adjustments. The Company promised to pay one-off economic compensation to these employees before December 31, 2019, with the total amount about RMB1.30 million.

BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the two years ended December 31, 2018 and 2017

INDEPENDENT AUDITOR’ S REPORT

To the Shareholders and Board of Directors of

Beijing Brookfield Interactive Science & Technology Co, Ltd:

We have audited the accompanying consolidated financial statements of Beijing Brookfield Interactive Science & Technology Co, Ltd and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017 and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beijing Brookfield Interactive Science & Technology Co, Ltd and its subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter Regarding Going Concern and Related Party Transactions

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the conditions and management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

As described in Note 26 to the consolidated financial statements, the Company’s revenue from related party transactions accounted for 29% and 29% of its total revenue in 2018 and 2017, respectively.

Shandong Haoxin Certified Public Accountants Co., Ltd
Weifang, the People’s Republic of China
December 13, 2019

Consolidated Income Statement

For the years ended 31 December

	Note	2018	2017
		RMB’000	RMB’000
Continuing Operations
Revenue	5	42,560	81,119
Cost of sales		(29,023)	(35,464)
Gross profit		13,537	45,655
Sales and marketing expenses		(14,714)	(61,204)
Administrative expenses		(34,530)	(52,489)
Operating loss		(35,707)	(68,038)
Share of results of associates	15	172	(799)
Finance costs	8	(1,036)	(9,540)
Bad debt allowance	18	(75,948)	(1,781)
Goodwill impairment loss	11	(11,921)	(23,545)
Other gain and loss		20,861	(1,021)
Loss before tax		(103,579)	(104,724)
Tax	9	(43)	(520)
Loss for the year from continuing operations		(103,622)	(105,244)
Discontinued Operations
Loss for the year from discontinued operations		(10,488)	(8,842)
Loss for the year		(114,110)	(114,086)
Attributable to:
Owners of the Company		(112,068)	(113,713)
Non-controlling interests		(2,042)	(373)
		(114,110)	(114,086)

The accompanying notes form part of these financial statements.

Consolidated Statement of Comprehensive Income

For the years ended 31 December

	Note	2018	2017
		RMB’000	RMB’000
Loss for the year		(114,110)	(114,086)
Other comprehensive income for the year	26	67,989	58,151
Total comprehensive loss for the period		(46,122)	(55,935)

Attributable to:
Owners of the Company		(44,760)	(56,144)
Non-controlling interests		(1,362)	209
		(46,122)	(55,935)

Consolidated statements of Balance Sheet

As of 31 December

	Note	2018	2017
		RMB’000	RMB’000
Non-current assets
Goodwill	11	-	11,921
Other intangible assets	12	2,501	2,892
Property, plant and equipment	13	2,848	3,969
Investments in associates	15	17,786	17,696
Other investments	16	20,000	20,000
Deferred tax assets	21	358	316
Other non-current assets		477	206
Non-current assets held for discontinued operations		-	8,380
		43,970	65,380
Current assets
Inventories	17	1,376	242
Trade and other receivables	18	32,287	21,394
Cash and cash equivalents		11,184	38,035
Other current assets		18,914	17,523
Current assets held for discontinued operations		-	63,192
		63,761	140,386
Total assets		107,731	205,766

Current liabilities
Trade and other payables	19	241,089
Borrowings	20	-	159,684
Current assets held for discontinued operations		-	92,827
		241,089	292,174
Net current assets		(177,328)	(151,788)

Non-current liabilities
Loan due to related parties	20	123,672	124,502
Other non-current liabilities		7,145	7,145
		130,817	131,647
Total liabilities		371,906	423,820
Net assets		(264,176)	(218,054)

Equity
Share capital		101,128	101,128
Share premium account		133,803	66,494
EBT reserve		1,256	1,256
Retained earnings		(498,169)	(386,101)
Equity attributable to owner of the company		(261,982)	(217,222)
Non-controlling interests		(2,194)	(832)
Total equity		(264,176)	(218,054)

The accompanying notes form part of these financial statements.

Consolidated statement of changes in equity

For the years ended 31 December

	Note	Share Capital	Share premium account	Reserve	Retained Earnings	Equity attributable to the owners of the Company	Non- controlling interest	Total equity
		RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
Balance at 1 January 2017		101,128	8,925	904	(272,035)	(161,078)	(1,041)	(162,119)
Loss for the year		-	-	-	(114,065)	(114,065)	(373)	(114,438)
Other comprehensive income for the year		-	57,569	-	-	57,569	582	58,151
Accrued reserve		-	-	352	-	352	-	352
Balance at 31 December 2017		101,128	66,494	1,256	(386,101)	(217,222)	(832)	(218,054)
Loss for the year			-	-	(112,068)	(112,068)	(2,042)	(114,110)
Other comprehensive income for the year		-	67,309	-	-	67,309	680	67,989
Balance at 31 December 2018		101,128	133,803	1,256	(498,169)	(261,982)	(2,194)	(264,176)

The accompanying notes form part of these financial statements.

Consolidated statements of cash flows

For the years ended 31 December

	Note	2018	2017
		RMB’000	RMB’000
Net cash generated by/(used in) operating activities	23	(47,851)	29,013
Net cash generated by/(used in) continuing operating activities		517	(24,355)
Net cash generated by/(used in) discontinued operating activities		(48,369)	53,368

Investing activities:
Purchases of property, plant and equipment	13	(780)	(2,897)
Purchase of other intangible assets	12	(9)	(1,333)
Net cash recovered from disposal of fixed assets		1,966	228)
Net cash generated by/(used in) investing activities from continuing operations		1,176	(4,002)
Net cash used in investing activities from discontinued operations	15	-	(6,000)
Net cash generated by/(used in) investing activities		1,176	(10,002)

Financing activities :
Repayment of interest expense		(6,534)	(2,162)
Proceeds from borrowings		-	40,000
Proceeds from other investments		67,989	58,151
Repayment of borrowings		(90,000)	(48,680)
Net cash generated by/(used in) financing activities		(28,545)	47,308

Net (decrease)/increase in cash and cash equivalents from continuing operations		(26,851)	18,951
Net (decrease)/increase in cash and cash equivalents from discontinued operations		(48,369)	47,368
Cash and cash equivalents at the beginning of year from continuing operations		38,035	19,084
Cash and cash equivalents at the beginning of year from discontinued operations		48,369	1,000
Cash and cash equivalents at the end of the year from continuing operations		11,184	38,035
Cash and cash equivalents at the end of the year from discontinued operations		-	48,369

The accompanying notes form part of these financial statements.

Notes to the Consolidated Financial Statements

1.	Statement of Directors’ Responsibilities

The Directors are responsible for preparing these consolidated financial statements for Beijing Brookfield Interactive Science & Technology Co. Ltd and its subsidiaries (together “the Company”) as of 31 December 2018 and 2017, and for each of the two years in the period ended 31 December 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The Directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Company, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors confirm that suitable accounting policies have been used and applied consistently for the periods presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing these special purposes consolidated financial statements and that applicable accounting standards have been followed.

2.	Basis of preparation and liquidity

Special purpose financial statements

Beijing Brookfield Interactive Science & Technology Co. Ltd (the “Company” or “Beijing Brookfield”) is a company domiciled in Beijing, China. The Company was incorporated on 16 September 2009. The address of the registered office is Room B6-B12, 10th Floor, Building 8, Jia No.2 Dongsanhuan North Road, Chaoyang District, Beijing, China.

These special purpose consolidated financial statements of the Company have been prepared by the Directors for purposes of inclusion in filings to be made with the United States Securities and Exchange Commission as a consequence of the proposed transaction disclosed in Note 27 Subsequent Events.

Nature of operations

The Company is engaged in the business of the mobile phone top-up market and software development. The Company provides a one stop B2B technology solution for many of its lottery center clients, responsible for the operation of the lottery center websites, development and provision of cutting edge content, marketing and promotional activities as well as providing Self-Service Terminals.

The Company has historically developed highly scalable B2B technology platforms for the lottery industry in China capable of processing millions of transactions. The Company’s B2B technology platforms were initially focused on the lottery market but have since expanded into new verticals. Among such platforms, the Company has built and launched a B2C tele-draw lottery platform for the Shanghai and Guangxi Welfare lottery centers.

The Company also currently has a strategic joint venture with the Heilongjiang Sports Bureau, which is responsible for all sports lottery activities in Heilongjiang province of China.

Going concern

Although no longer in the development stage, the Company continues to be subject to risks and challenges similar to other companies in a comparable stage of development. These risks include, but are not limited to, dependence on key individuals, successful development, marketing and branding of services, the ability to obtain adequate financing to support growth, changes of government policies for lottery industry and competition from larger companies with greater financial, technical, management and marketing resources.

The Company has incurred substantial and negative cash flows from operations since 2015. For the year ended 31 December 2018, the Company incurred a loss for the year of RMB114.11 million (2017: RMB114.09 million) and negative cash flows from operations of RMB47.85 million. As of 31 December 2018, the Company had an accumulated deficit of RMB498.17 million (2017: RMB386.10 million). As of December 31, 2017 and 2018, the Company’s balance of cash and cash equivalents was RMB86.40 million and RMB11.18 million, respectively. As described in Note 26 to the consolidated financial statements, the Company’s revenue from related party transactions accounted for 29% and 29% of its total revenue in 2018 and 2017, respectively.

Notes to the Consolidated Financial Statements

Following the delisting from AIM in February 2018, the Company’s ultimate controlling shareholder, BNN Technology Plc, is seeking for new financing. The Company expects the software development contracts from related parties will be substantially reduced in the foreseeable future.

Based on cash flow projections from operating and financing activities and existing balance of cash and cash equivalents, management believes that there is substantial doubt as to whether existing cash and cash equivalents will be sufficient to fund its operations within one year from the date the consolidated financial statements are issued.

During 2019, the management team presented short-term and medium-term plans, including expansions of existing business and entry into new business domains, such as trading of LNG, gas and recycling steel, development of stock trading APP, football program and insurance brokerage business.

The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plans, which includes increasing revenues while controlling operating expenses, as well as, generating operational cash flows and continuing to gain support from outside sources of financing. Moreover, the Company can adjust the pace of its expansion and control Company operating expenses. Based on the above considerations, the Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

Basis of preparation

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out in Note 3. The policies have been consistently applied to all of the years presented, unless otherwise stated.

The consolidated financial statements are presented in Chinese Renminbi (RMB).

Amounts are rounded to the nearest thousand, unless otherwise stated.

These financial statements have been prepared in accordance with International Financial Reporting Standards, International Accounting Standards and Interpretations as issued by the International Accounting Standards Board and as adopted by the International Accounting Standards Board (collectively IFRSs).

The preparation of financial statements in compliance with IFRS requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed in Note 4.

3.	Significant accounting policies

Basis of accounting

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

New standards, interpretations and amendment effective from 1 January 2017

The Company has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (IASB) that are mandatorily effective for an accounting period that begins on or after 1 January 2017, as summarised below. Their adoption has not had any material impact on the disclosures or on the amounts reported in these financial statements.

Notes to the Consolidated Financial Statements

Amendments to IFRS 10, IFRS 12 and IAS 28 Investment Entities: Applying the Consolidation Exception

Amendments to IFRS 11 Accounting for Acquisitions of Interests in Joint Operations

Amendments to IAS 1 Disclosure Initiative

Amendments to IAS 16 and IAS 38 Clarification of Acceptable Methods of Depreciation and Amortisation

Amendments to IAS 27 Equity Method in Separate Financial Statements

Annual Improvements to IFRSs 2012-2014 Cycle

Amendments to IAS 7 ’Statement of Cash Flows’: Disclosure Initiative

Amendments to IAS 12’ Income Taxes’: Recognition of Deferred Tax Assets for Unrealised Losses

Annual Improvements to IFRSs 2014-2016 Cycle: IFRS 12’ Disclosure of interests in other entities’

Amendments to IFRS 9 Financial Instruments; and

Amendments to IFRS 15 Revenue from Contracts with Customers

IFRS 9 ‘Financial Instruments’ (IFRS 9) and IFRS 15 ‘Revenue from Contracts with Customers’ (IFRS 15) are being included in a filing with the United States Securities and Exchange Commission, retrospective adoption of prior periods to be reported in the filing is required to reflect the impact of the results of adoption of these new accounting standards, and the adoption of IFRS 9 and IFRS 15, as explained further below.

IFRS 9

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments, or IFRS 9, that replaces IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. IFRS 9 brings together all three aspects of the accounting for financial instruments project: classification and measurement, impairment and hedge accounting. IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early application permitted. Except for hedge accounting, retrospective application is required but providing comparative information is not compulsory. For hedge accounting, the requirements are generally applied prospectively, with some limited exceptions.

IFRS 9 requires us to record expected credit losses on all of our debt securities, loans and trade receivables, either on a 12-month or lifetime basis. We have applied the simplified approach and record lifetime expected losses on all trade receivables.

IFRS 15

IFRS 15 Revenue from Contracts with Customers, or IFRS 15, was issued in May 2014 and establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer.

The standard provides a single, principles based five step model to be applied to all contracts with customers as follows:

●	Identify the contract(s) with a customer;

●	Identify the performance obligations in the contract;

●	Determine the transaction price;

●	Allocate the transaction price to the performance obligations in the contract; and

●	Recognize revenue when (or as) the entity satisfies a performance obligation.

The new revenue standard has superseded all current revenue recognition requirements under IFRS. We have adopted the new standard as at 1 January 2018. The Business generates it revenue from technical services, and under IAS 18 revenue was recognised at point in time. Under IFRS 15 the Company will continue to satisfy its performance obligation as at the point of sale of the lottery ticket. As such revenue will continue to be recognised under the same basis as IAS 18.

Notes to the Consolidated Financial Statements

The transition method that has been applied is the modified retrospective method. As a result of the assessment, there was no impact on revenue in 2017.

New standards, interpretations and amendments not yet effective

There are a number of standards and interpretations which have been issued by the International Accounting Standards Board that are effective in future accounting periods that the Company has decided not to adopt early. The most significant of these is:

IFRS 16 ‘Leases’

IFRS 16 was issued in January 2016 and it replaces IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model similar to the accounting for finance leases under IAS 17. The standard includes two recognition exemptions for lessees – leases of ‘low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less). At the commencement date of a lease, a lessee will recognize a liability to make lease payments (i.e., the lease liability) and an asset representing the right to use the underlying asset during the lease term (i.e., the right-of-use asset). Lessees will be required to separately recognize the interest expense on the lease liability and the depreciation expense on the right-of-use asset. Lessees will be also required to remeasure the lease liability upon the occurrence of certain events (e.g., a change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). The lessee will generally recognize the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset. IFRS 16 is effective for annual periods beginning on or after January 1, 2019, subject to endorsement by the European Union. Early application is permitted, but not before an entity applies IFRS 15. A lessee can choose to apply the standard using either a full retrospective or a modified retrospective approach. The standard’s transition provisions permit certain reliefs. During 2018 we have assessed the potential effect of IFRS 16 on our consolidated financial statements. To see the volume of operating leases, please refer to Note 24. For any remaining the following changes to lessee accounting are expected:

●	There is expected to be an increase in assets, specifically right-of-use assets will be recorded for assets that are leased by the Company; currently no lease assets are included on the Company’s Consolidated Statement of Financial Position for operating leases.

●	There is expected to be an increase in debt as liabilities will be recorded for future lease payments in the Company’s Consolidated Statement of Financial Position for the ‘reasonably certain’ period of the lease, which may include future lease periods for which the Company has extension options. Currently liabilities are generally not recorded for future operating lease payments, which are disclosed as commitments.

●	Lease expenses will be for depreciation of right-of-use assets and interest on lease liabilities; interest will typically be higher in the early stages of a lease and decrease over the term. Currently operating lease rentals are expensed on a straight-line basis over the lease term within operating expenses.

●	Operating lease cash flows are currently included within operating cash flows in the Consolidated Statement of Cash Flows; under IFRS 16 these will be recorded as cash flows from financing activities reflecting the repayment of lease liabilities (borrowings) and related interest.

The other standards, interpretations and amendments issued by the IASB and relevant for the Company, but not yet effective are not expected to have a material impact on the Company’s future consolidated financial statements.

The financial statements have been prepared on the historical cost basis except for certain financial instruments that are measured at fair values at the end of each reporting period. Historical cost is generally based on the fair value of the consideration given in exchange for the instruments.

Notes to the Consolidated Financial Statements

Seasonality

Seasonality is not considered relevant for the revenue streams within the Company.

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2, leasing transactions that are within the scope of IAS 17, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 or value in use in IAS 36.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

The principal accounting policies adopted are set out below.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries). Control is achieved when the Company:

●	has power over the investee;

●	is exposed or has rights to variable returns from its involvement with the investee; and

●	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above. When the Company has less than a majority of the voting rights of an investee, it considers that it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

●	the size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

●	potential voting rights held by the Company, other vote holders or other parties;

●	rights arising from other contractual arrangements; and

●	any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

Notes to the Consolidated Financial Statements

The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by the Company. All intra-Company transactions, balances, income and expenses are eliminated on consolidation.

When the Company loses control of a subsidiary, the gain or loss on disposal is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), less liabilities of the subsidiary and any non-controlling interests.

Amounts previously recognised in other comprehensive income in relation to the subsidiary are accounted for (i.e. Reclassified to profit or loss or transferred directly to accumulated deficit) in the same manner as would be required if the relevant assets or liabilities are disposed of. The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IFRS 9 Financial Instruments Recognition and Measurement or, when applicable, the costs on initial recognition of an investment in an associate or jointly controlled entity. Any material foreign exchanges at the date when control is lost are recognised in the consolidated income statement as incurred.

Business combinations

Acquisitions are accounted for using the acquisition method. The consideration for each acquisition is measured at the aggregate of the fair values (at the date of exchange) of assets given, liabilities incurred or assumed, and equity instruments issued by the Company in exchange for control of the acquiree. Acquisition-related costs are recognised in profit or loss as incurred.

Where applicable, the consideration for the acquisition includes any asset or liability resulting from a contingent consideration arrangement, measured at its acquisition-date fair value. Subsequent changes in such fair values are adjusted against the cost of acquisition where they qualify as measurement period adjustments (see below). All other subsequent changes in the fair value of contingent consideration classified as an asset or liability are accounted for in accordance with relevant IFRS. Changes in the fair value of contingent consideration classified as equity are not recognised.

The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3(2008) are recognised at their fair value at the acquisition date, except that:

●	Deferred tax assets or liabilities and liabilities or assets related to employee benefit arrangements are recognised and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively;

●	Liabilities or equity instruments related to the replacement by the Company of an acquiree’s share-based payment awards are measured in accordance with IFRS 2 Share-Based Payments; and

●	Assets (or disposal Companys) that are classified as held for sale in accordance with IFRS 5 Non-Current Assets Held for Sale and Discontinued Operations are measured in accordance with that standard.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period (see below), or additional assets or liabilities are recognised, to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the amounts recognised as of that date.

Notes to the Consolidated Financial Statements

The measurement period is the period from the date of acquisition to the date the Company obtains complete information about facts and circumstances that existed as of the acquisition date and is subject to a maximum of one year.

Investments in associates

An associate is an entity over which the Company has significant influence and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these financial statements using the equity method of accounting.

Under the equity method, investments in associates are carried in the consolidated balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of the net assets of the associate, less any impairment in the value of individual investments. Losses of an associate in excess of the Company’s interest in that associate (which includes any long-term interests that, in substance, form part of the Company’s net investment in the associate) are recognised only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of the associate recognised at the date of acquisition is recognised as goodwill. The goodwill is included within the carrying amount of the investment and is assessed for impairment as part of that investment. Any excess of the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities over the cost of acquisition, after reassessment, is recognised immediately in profit or loss.

The requirements of IAS 36 are applied to determine whether it is necessary to recognise any impairment loss with respect to the Company’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 Impairment of Assets as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs of disposal) with its carrying amount. Any impairment loss recognised forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognised in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

The Company discontinues the use of the equity method from the date when the investment ceases to be an associate, or when the investment is classified as held for sale. When the Company retains an interest in the former associate and the retained interest is a financial asset, the Company measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IFRS 9. The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate. In addition, the Company accounts for all amounts previously recognised in other comprehensive income in relation to that associate on the same basis as would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognised in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, the Company reclassifies the gain or loss from equity to profit or loss (as a reclassification adjustment) when the equity method is discontinued.

Where a Company entity transacts with an associate of the Company, profits and losses are eliminated to the extent of the Company’s interest in the relevant associate.

Goodwill

Goodwill arising in a business combination is recognised as an asset at the date that control is acquired (the acquisition date). Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of the acquirer’s previously held equity interest (if any) in the entity over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed.

Notes to the Consolidated Financial Statements

Goodwill is not amortised but is reviewed for impairment at least annually. For the purpose of impairment testing, goodwill is allocated to each of the Company’s cash-generating units expected to benefit from the synergies of the combination.

Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period.

On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

The Company’s policy for goodwill arising on the acquisition of an associate is described above.

Revenue recognition

Revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. This is the point at which performance obligations are satisfied.

The Company’s revenue mainly comes from the software development service and technical service. The software development business is to recognize the revenue according to the time point of receiving the acceptance certificate, which is in line with the time point of revenue recognition of IFRSs 15. The Company collects the technical service fee according to the proportion of the bet amount through the platform trading system to confirm the revenue when at the point of sale of the lottery ticket.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of “ownership” to the lessee. All other leases are classified as operating leases.

The Company as lessee

Assets held under finance leases are recognised as assets of the Company at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation.

Lease payments are apportioned between finance expenses and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Contingent rentals are recognised as expenses in the periods in which they are incurred.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis.

Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Notes to the Consolidated Financial Statements

Current tax

Enterprise Income tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a Value-Added Tax (“VAT”). Before May 1, 2018, all of the Company’s products that were sold in the PRC were subject to a Chinese value-added tax at a rate of 6% or 17% of the gross sales price, and after May 1, 2018, the Company is subject to a VAT tax rate of 6% or 16% based on the newly promulgate Chinese tax law. This VAT may be offset by VAT paid by the Company on goods purchased and purchases subject to VAT.

Deferred tax

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled, or the asset is realised based on tax laws and rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited in other comprehensive income, in which case the deferred tax is also dealt with in other comprehensive income.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Current tax and deferred tax for the year

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Notes to the Consolidated Financial Statements

Discontinued Operations

A discontinued operation is a component of the Company’s business that represents a separate major line of business or geographical area of operations that has been disposed of has been abandoned, or that meets the criteria to be classified as held for sale.

Discontinued operations are presented in the consolidated statement of comprehensive income as a single line which comprises the post-tax profit or loss of the discontinued operation along with the post-tax gain or loss recognised on the re-measurement to fair value less costs to sell or on disposal of the assets or disposal Company’s constituting discontinued operations.

Property, plant and equipment and software intangible assets

Property, plant and equipment are stated at cost less accumulated depreciation and any recognised impairment loss. Similarly, software intangible assets are stated at cost less accumulated amortisation and any recognised impairment loss.

Depreciation or amortisation is recognised so as to write off the cost of assets less their residual values over their useful lives, using the straight-line method, on the following bases:

Electronic equipment	30%-33%
Furniture	20%
Motor vehicles	25%
Software	10%-33%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or scrappage of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in income.

Internally generated intangible assets (development costs)

Expenditure on internally developed products is capitalised if it can be demonstrated that:

●	it is technically feasible to develop the product for it to be sold

●	adequate resources are available to complete the development

●	there is an intention to complete and sell the product

●	the Company is able to sell the product

●	sale of the product will generate future economic benefits, and

●	expenditure on the project can be measured reliably.

Capitalised development costs are amortised over the periods the Company expects to benefit from selling the products developed.

Impairment of tangible and intangible assets excluding goodwill

At each balance sheet date, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Notes to the Consolidated Financial Statements

An intangible asset with an indefinite useful life is tested for impairment at least annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost comprises direct materials and, where applicable, direct labour costs and those overheads that have been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realisable value represents the estimated selling price less all estimated cost of completion and costs to be incurred in marketing, selling and distribution.

Financial instruments

Financial assets and financial liabilities are recognised in the Company’s balance sheet when the Company becomes a party to the contractual provisions of the instrument.

IFRS 9 requires company to record expected credit losses on all of its debt securities, loans and trade receivables, either on a 12-month or lifetime basis. The Company applies the simplified approach and record lifetime expected losses on all trade receivables.

The Company has adopted the new standard in these financial statements. The lifetime expected losses Is determined based on a provision matrix applied to the each of the trade receivable aging buckets. The Company has finalised the provision matrix and it does not have a significant impact on the balance sheet and equity.

Financial assets

All financial assets are recognised and derecognised on a trade date where the purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.

Financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’ (FVTPL), ‘held-to-maturity’ investments, ‘available-for-sale’ (AFS) financial assets and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

The Company does not currently hold any assets classified as either FVTPL, ‘held to maturity’ or AFS.

Notes to the Consolidated Financial Statements

Effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is:

●	contingent consideration that may be paid by an acquirer as part of a business combination to which IFRS 3 applies,

●	held for trading, or

●	it is designated as at FVTPL.

A financial asset is classified as held for trading if:

●	it has been acquired principally for the purpose of selling in the near term; or

●	on initial recognition it is a part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument.

A financial asset other than a financial asset held for trading or contingent consideration that may be paid by an acquirer as part of a business combination may be designated as at FVTPL upon initial recognition if:

●	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

●	the financial asset forms part of a Company of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Company’s documented risk management or investment strategy, and information about the Companying is provided internally on that basis; or

●	it forms part of a contract containing one or more embedded derivatives, and IFRS 9 Financial Instruments: Recognition and Measurement permits the entire combined contract (asset or liability) to be designated as at FVTPL.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognised in profit or loss. The net gain or loss recognised in profit or loss incorporates any dividend or interest earned on the financial asset and is included in the ‘other gains and losses’ line item in the income statement. Fair value is determined in the manner described in Note 25.

Loans and receivables

Trade receivables loans and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables’. Loans and receivables are measured at amortised cost using the effective interest method less any impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

Notes to the Consolidated Financial Statements

Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For certain categories of financial asset, such as trade receivables, assets that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables could include the Company’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period of 60 days, as well as observable changes in national or local economic conditions that correlate with default on receivables.

For financial assets carried at amortised cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognised in profit or loss.

Derecognition of financial assets

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

Financial liabilities and equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognised at the proceeds received, net of direct issue costs.

Financial guarantee contract liabilities

Financial guarantee contract liabilities are measured initially at their fair values and, if not designated as at FVTPL are subsequently measured at the higher of:

●	The amount of the obligation under the contract, as determined in accordance with IAS 37 provisions, contingent liabilities and contingent assets; and

●	The amount initially recognised less, where appropriate, cumulative amortisation recognised in accordance with the revenue recognition policies set out above.

Notes to the Consolidated Financial Statements

Financial liabilities

Financial liabilities are classified as either financial liabilities ‘at FVTPL’ or ‘other financial liabilities’.

Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when the financial liability is (i) contingent consideration that may be paid by an acquirer as part of a business combination to which IFRS 3 applies, (ii) held for trading, or (iii) it is designated as at FVTPL.

A financial liability is classified as held for trading if:

●	it has been incurred principally for the purpose of repurchasing it in the near term; or

●	on initial recognition it is part of a portfolio of identified financial instruments that the Company manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument.

A financial liability other than a financial liability held for trading or contingent consideration that may be paid by an acquirer as part of a business combination may be designated as at FVTPL upon initial recognition if:

●	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

●	the financial liability forms part of a Company of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Company’s documented risk management or investment strategy, and information about the Companying is provided internally on that basis; or

●	it forms part of a contract containing one or more embedded derivatives, and IFRS 9 Financial Instruments: Recognition and Measurement permits the entire combined contract (asset or liability) to be designated as at FVTPL.

Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognised in profit or loss. The net gain or loss recognised in profit or loss incorporates any interest paid on the financial liability and is included in the ‘other gains and losses’ line item in the income statement.

Other financial liabilities

Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs.

Other financial liabilities are subsequently measured at amortised cost using the effective interest method with interest expense recognised on an effective yield basis.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability or where appropriate a shorter period to the net carrying amount on initial recognition.

Derecognition of financial liabilities

The Company derecognises financial liabilities when and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.

Notes to the Consolidated Financial Statements

When the Company exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Company accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability.

Embedded derivatives

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when their risks and characteristics are not closely related to those of the host contracts and the host contracts are not measured at FVTPL. An embedded derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the hybrid instrument to which the embedded derivative relates is more than 12 months and is not expected to be realised or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

4.	Critical accounting judgements and key sources of estimation uncertainty

In the application of the Company’s accounting policies, which are described in note 3, the Directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical judgements, apart from those involving estimations (which are dealt with separately below), that the Directors have made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognised in financial statements.

Going concern

The Company is subject to a number of risks similar to those of pre-commercial stage companies, including uncertainty of product development and generation of revenues, dependence on outside sources of capital, and obtaining related regulatory approvals. Ultimately, the attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfil its development activities and generating a level of revenues adequate to support the Company’s cost structure.

The Company has experienced net losses and significant cash outflows from cash used in operating activities over the past and as of December 31, 2018, had an accumulated deficit of RMB498.17 million, a net loss of RMB114.11 million and a net cash used in operating activities of RMB47.85 million. These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

As disclosed in Note 2, there are conditions that may raise substantial doubt about the Company’s ability to continue as a going concern. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support the Company’s cost structure.

Control

Chinese law and regulations restrict foreign ownership and investment in, among other areas, value-added telecommunications services, which include Internet content providers, or ICPs. To comply with PRC laws and regulations, the Company currently conducts substantially all of its business through two contractually controlled entities Hulian Xincai and NewNet and their subsidiaries.

Notes to the Consolidated Financial Statements

The relevant contractually controlled entities, which are owned by PRC citizens or by PRC entities owned by PRC citizens, hold the software licenses and operate the various platforms that underpin our businesses. Specifically, our contractually controlled entities are majority-owned by Mr Wei Qi and minority holdings are held by two of our employees, Ms. Wu Yulan and Ms. Wang Qian.

The Company entered into a series of contractual arrangements with Hulian Xincai, NewNet and their shareholders. These contractual arrangements enable the Company to:

●	receive substantially all of the economic benefits from the entities in consideration for the services provided by the Company;

●	exercise effective control over the entities; and

●	hold an exclusive option to purchase all or part of the equity interests in the entities when and to the extent permitted by PRC laws.

In making the conclusion that the Company receives substantially all of the economic benefits from Hulian Xincai and NewNet, the Company believes its rights under the terms of the exclusive business cooperation agreement, exclusive option agreement, equity pledge agreement and power of attorney are substantive given the rights to income and dividends from the entities, the substantive participating rights held by The Company as it relates to operating matters and the substantive rights to replace the shareholders in the contractually controlled entities.

More specifically, the Company believes that the terms of the contractual agreements are valid, binding and enforceable under PRC laws and regulations current in effect. In particular the Company also believes that the minimum amount of consideration permitted by the applicable PRC law to exercise the exclusive option does not represent a financial barrier or disincentive for the Company to currently exercise its rights under the exclusive option agreement. A simple majority vote of the Company’s board of directors is required to pass a resolution to exercise the Company’s rights under the exclusive option agreement, for which the consent from Mr. Wei Qi who is a shareholder of the contractually controlled companies, is not required. The Company’s rights under the exclusive option agreement and equity pledge agreement give the Company the power to control the shareholders of the contractually controlled entities and thus the power to direct the activities that most significantly impact those entities economic performance. In addition, the Company’s rights under the powers of attorney also reinforce the Company’s abilities to direct the activities that most significantly impact the contractually controlled companies’ economic performance. The Company also believes that this ability to exercise control ensures that the contractually controlled companies will continue to execute and renew service agreements and pay service fees to the Company. By charging services fees, and by ensuring that the service agreements are executed and renewed indefinitely, the Company has the rights to receive substantially all of the economic benefits from the contractually controlled entities. This is reinforced by the equity pledge agreement which provides the Company with the right to collect dividends generated by the contractually controlled entities.

The following contractual agreements were entered into by the Company with each of Hulian Xincai and NewNet (collectively, the “Contractually Controlled Entities”) and its respective shareholders (except the loan agreement described below which was entered into with Hulian Xincai only):

Exclusive Business Cooperation Agreement

The Company entered into an Exclusive Business Cooperation Agreement with Hulian Xincai on December 14, 2012, pursuant to which Hulian Xincai agreed to engage the Company as its exclusive service provider. Accordingly, the Company shall provide services to Hulian Xincai, including without limitation, technical services, business consulting, equipment or property leasing, marketing consultancy and product research. Hulian Xincai shall pay to the Company a service fee that equals to 80% of the net income of Hulian Xincai. The Exclusive Business Cooperation Agreement is for a term of ten (10) years commencing from the date of this agreement and may be automatically extended at the discretion of the Company. The Exclusive Business Cooperation may be terminated by the Company by giving Hulian Xincai a 30 days’ prior written notice of termination and Hulian Xincai is not contractually entitled to terminate the Exclusive Business Cooperation Agreement.

Notes to the Consolidated Financial Statements

Moreover, the Company entered into an Exclusive Business Cooperation Agreement with NewNet, Mr. Wei Qi and Ms. Wu Yulan, the shareholders of Hulian Xincai. This agreement follows the same terms with the above Exclusive Business Cooperation Agreement, except that Mr. Wei Qi and Ms. Wu Yulan (the “Guarantors”) agree to take all necessary measures (including without limitation signing all necessary documents) to ensure that NewNet will perform its obligations under this agreement. Otherwise, the Company may demand the Guarantors to transfer their equity interests in Hulian Xincai to The Company or the Company’s designated persons (legal or natural persons) with no consideration or at the lowest price permitted by the PRC Laws and regulations.

Exclusive Option Agreement

The Company entered into an Exclusive Option Agreement with Hulian Xincai, Mr. Wei Qi and Ms. Wu Yulan on December 14, 2012, pursuant to which Mr. Wei Qi and Ms. Wu Yulan granted to the Company or the designated representatives of the Company irrevocable options to purchase, to the extent permitted by PRC Laws and regulations, their equity interest in Hulian Xincai, entirely or partially, at a price being the registered capital corresponding to their equity interest, or at a minimum purchase price permitted under PRC Laws and regulations. The parties agree that in case of the following circumstances, the Company shall designate other entities to purchase all the equity interest held by Mr. Wei Qi and Ms. Wu Yulan in Hulian Xincai and all the equity interest held by Ms. Wang Qian in NewNet within 30 working days after the Company learns of such situation: (i) Mr. Wei Qi, Ms. Wu Yulan or Ms. Wang Qian decides to leave their position in Hulian Xincai or NewNet; (ii) Mr. Wei Qi, Ms. Wu Yulan or Ms. Wang Qian does not have full capacity for civil conduct; or (iii) the PRC laws denied the VIE structure. After such equity transfer being completed (subject to the registration with competent authority), the rights and obligations of Mr. Wei Qi, Ms. Wu Yulan and Ms. Wang Qian under this agreement will be terminated. The Exclusive Option Agreement is for a term of ten years commencing from the date of this agreement and are renewable at the Company’s discretion.

Moreover, the Company entered into an Exclusive Option Agreement with Hulian Xincai, NewNet, Ms. Wang Qian, Mr. Wei Qi and Ms. Wu Yulan. This agreement follows the same terms with the above Exclusive Option Agreement, except that Mr. Wei Qi and Ms. Wu Yulan agree to take all necessary measures (including without limitation signing all necessary documents) to ensure that Hulian Xincai and NewNet will perform their obligations under this agreement. Otherwise, The Company may demand Mr. Wei Qi and Ms. Wu Yulan to transfer their equity interests in Hulian Xincai to the Company or The Company’s designated persons (legal or natural persons) with no consideration or at the lowest price permitted by the PRC Laws and regulations.

Equity Pledge Agreement

The Company entered into an Equity Pledge Agreement with Hulian Xincai, Mr. Wei Qi and Ms. Wu Yulan on December 14, 2012, pursuant to which each of Mr. Wei Qi and Ms. Wu Yulan agreed to pledge all of their respective equity interests and any dividend rights in Hulian Xincai to the Company to secure performance of all their obligations and the obligations of Hulian Xincai under the Exclusive Business Cooperation Agreement. Mr. Wei Qi and Ms. Wu Yulan also have agreed not to transfer, place or permit the existence of any security interest or other encumbrance on their respective equity interest, without prior written consent of the Company. Upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement and upon termination of Hulian Xincai’s obligations under the Exclusive Business Cooperation Agreement and termination of Mr. Wei Qi, Ms. Wu Yulan and Hulian Xincai’s obligations under the Exclusive Option Agreement, this agreement shall be terminated, and the Company shall terminate this agreement as soon as reasonably practicable.

Moreover, the Company entered into an Equity Pledge Agreement with Hulian Xincai, NewNet, Ms. Wang Qian, Mr. Wei Qi and Ms. Wu Yulan. This agreement follows the same terms with the above Equity Pledge Agreement, except that Mr. Wei Qi and Ms. Wu Yulan agree to take all necessary measures (including without limitation signing all necessary documents) to ensure that Hulian Xincai and NewNet will perform their obligations under this agreement. Otherwise, the Company may demand Mr. Wei Qi and Ms. Wu Yulan to transfer their equity interests in Hulian Xincai to the Company or The Company’s designated persons (legal or natural persons) with no consideration or at the lowest price permitted by the PRC Laws and regulations.

Notes to the Consolidated Financial Statements

Loan Agreement

The Company entered into a Loan Agreement with Brookfield Interactive(Asia)Limited on May 13, 2011, pursuant to which Brookfield Interactive(Asia)Limited agrees to lend £0.4M to the Company in order to satisfy the funding needs of the Company. The term of the Loan agreement is five years and it is renewed five years upon the consent of each other.

The Company entered into a Loan Agreement with Brookfield Interactive(Asia)Limited on November 19, 2013, pursuant to which Brookfield Interactive(Asia)Limited agrees to lend £10M to the Company in order to satisfy the funding needs of the Company. The term of the Loan agreement is five years and it is renewed five years upon the consent of each other.

The Company entered into a Loan Agreement with Brookfield Interactive(Asia)Limited on August 22, 2014, pursuant to which Brookfield Interactive(Asia)Limited agrees to lend £4.5M to the Company in order to satisfy the funding needs of the Company. The term of the Loan agreement is five years and it is renewed five years upon the consent of each other.

Power of Attorney

On December 14, 2012, each of Mr. Wei Qi, Ms. Wu Yulan, Ms. Wang Qian and Hulian Xincai has executed a power of attorney. Under each of the power of attorney, each of Mr. Wei Qi, Ms. Wu Yulan, Ms. Wang Qian and Hulian Xincai irrevocably confirmed that the power of attorney shall remain in full force and effect from the date of its execution, so long as each of Mr. Wei Qi, Ms. Wu Yulan, Ms. Wang Qian and Hulian Xincai remains the shareholder of the Contractually Controlled Entities. Pursuant to the power of attorney, each of the shareholders of the contractually controlled entities agrees to authorize any individuals appointed by the Company to exercise all of their rights and powers as shareholders of the Contractually Controlled Entities. These include the rights to (i) attend shareholders’ meetings; (ii) exercise voting rights and other shareholders’ rights as stipulated under applicable PRC Laws and regulations and the articles of association, including but not limited to, the sale, transfer or pledge the equity interests the shareholders held in the Contractually Controlled Entities.

Risks in relation to the structure

The Company believes that the contractual arrangements with Hulian Xincai and NewNet and its current shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the PRC government determines that we are not in compliance with applicable laws and regulations, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our websites, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, or take other regulatory or enforcement actions against us that could be harmful to our business. The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

Furthermore, the interests of the shareholders in Hulian Xincai or NewNet may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing Hulian Xincai or NewNet not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders in Hulian Xincai or NewNet will act in the best interests of the Company or that conflicts will be resolved in the Company’s favour. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of the contractually controlled companies may encounter in their capacity as beneficial owners and directors of the contractually controlled entities. The Company believes the shareholders of the contractually controlled entities will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of the contractually controlled entities as beneficial shareholders of the companies should they act to the detriment of the Company. The Company relies on the current shareholders of the contractually controlled entities, some of whom are also directors and executive officers of the Company, to fulfill their fiduciary duties and abide by the PRC and act in the best interests of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of Hulian Xincai or NewNet, the Company would have to rely on legal proceedings, which could result in disruption of our business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Notes to the Consolidated Financial Statements

Currently there is no contractual arrangement which requires the Company to provide financial support to our contractually controlled entities. However, as the Company conducts its businesses primarily based on the licenses and approvals held by its contractually controlled entities, the Company has provided and will continue to provide financial support to the contractually controlled entities considering the business requirements of the entities as well as the Company’s own business objectives in the future.

Hulian Xincai Information Technology Co Ltd and Hulian Xincai Hangzhou Sport Culture Communication Ltd. (“Hangzhou entities”), were established in China. The original shareholders consisted of Wei Qi (90%) and Wang Shan (10%), both employees of NewNet. In December 2017, a Technical service agreement was established between NewNet and the Hangzhou entities. Under the terms of the agreement, NewNet is to provide up to RMB200M to the Hangzhou entities to fund future business projects (mobile top-ups, refuelling cards deposits, credit businesses, game products etc.) In January 2018, the Company (on behalf of NewNet) gave Hangzhou RMB40M in cash based on the Technical agreement.

NewNet has the rights and power over the Hangzhou entities.

Hangzhou entities are controlled by the Company because of following:

●	The Company is exposed, or has rights, to variable returns

●	The Company is exposed to the Hangzhou entities via large outstanding debtor and creditor balances

●	The Company is exposed to variable returns via the Technical service agreement

●	Hangzhou entities rely on NewNet for funding – exposing the Company

●	The Company has the ability to direct the relevant activities

●	The technical service agreement dated December 26, 2017 is a mechanism to fund the Hangzhou entities rather than a substance bearing exchange of services.

●	The majority of the costs in the Hangzhou entities a/c as a direct result of the interaction with NewNet.

●	Power arises from rights

●	As per the technical service agreement, the benefits of the projects are to flow to NewNet. NewNet has a right over the profits generated by the Hangzhou entities.

Revenue recognition

The Company recognized software development revenues and marketing service revenues from three related parties of RMB12.25 million and RMB23.35 million in 2018 and 2017, respectively. As described in Note 26, such revenue were recognized on an arm’s length basis under standard terms and conditions.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Notes to the Consolidated Financial Statements

Impairment of goodwill

Determining whether goodwill is impaired requires an estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the entity to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate present value. Where the actual future cash flows are less than expected, a material impairment loss may arise. The carrying amount of goodwill as of December 31, 2018 and 2017 were Nil and RMB11.92 million.

As described in Note 12, key assumptions underpinning the Company’s assessment of goodwill are those regarding the discount rate and the performance of the Company, the China online lottery market and the general China macro-economic environment. An impairment may be identified if changes to any of these factors were significant, including underperformance of the Company against forecast, negative changes in China online lottery market, or a deterioration in the China economy, which would cause the directors to reconsider their assumptions and revise their cash flow projections. Management have performed an impairment review based on current cash flow projections. These do not indicate any impairment. Further detail is provided in note 12.

Recoverability of software and other tangible assets

Sensitivity analysis has been carried out and management is confident that the carrying amount of the asset will be recovered in full, even if returns are reduced. This situation will be closely monitored, and adjustments made in future periods if future market activity indicates that such adjustments are appropriate.

5.	Revenue

IFRS 8 ‘Operating Segments’ requires the segmental information presented in the financial statements to be that used by the chief operating decision maker to evaluate the performance of the business and decide how to allocate resources. The Company has identified the Company’s Chief Executive Officer as its chief operating decision maker. The Company’s Chief Executive Officer considers the results of the business as a whole when assessing the performance of the business and making decisions about the allocation of resources. Accordingly the Company has one operating segment and therefore the results of the segment are the same as the results for the Company. The Company has two customers which each account for more than 10% of Company revenue (2017: two).

The Company’s revenues principally relate to software development service and technical service. An analysis of the Company’s revenues from continuing operations is as follows:

	2018	2017
	RMB’000	RMB’000
Software development	14,726	26,345
Technical service	27,834	54,774
Total	42,560	81,119

Geographical information

The Group’s revenue from customers by geographical locations from continuing operations are detailed below:

	2018	2017
	RMB’000	RMB’000
United Kingdom	30,309	57,767
Mainland China	6,469	23,352
Hong Kong SAR	5,782	-
Total	42,560	81,119

Notes to the Consolidated Financial Statements

6.	Loss for the year

Loss for the year has been arrived at mainly after charging/(crediting):

	2018	2017
	RMB’000	RMB’000
Bad debt allowance	75,948	1,781
Staff costs	32,709	34,261
Impairment loss	11,921	23,545
R&D expense	9,616	17,236
Rental	7,717	9,100
Depreciation of property, plant and equipment	1,411	2,504
Amortisation of other intangible assets	400	422

7.	Staff costs

The average monthly number of Administration employees (including executive Directors) was:

	2018	2017
Administration	46	69

The aggregate remuneration comprised:

	2018	2017
	RMB’000	RMB’000
Wages and Social Security Costs	32,709	34,261

8.	Finance costs

	2018	2017
	RMB’000	RMB’000
Interest on loans	3,074	5,660
Net foreign exchange gains/losses	(2,026)	3,786
Interest income	(58)	(49)
Other	46	143
	1,036	9,540

9.	Tax

The Company is incorporated in the PRC, and is governed by the income tax law of the PRC and is subjected to PRC enterprise income tax (“EIT”). The EIT rate of the PRC is 25%, which applies to both domestic and foreign invested enterprises. Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC (the “EIT Law”), Newnet was qualified as a high and new technology enterprise starting in 2015, and enjoys a preferential tax rate of 15% for 3 years expiring in 2018. An entity can reapply as a high and new technology enterprise when the prior certificate expires. Income tax is payable at a rate of 25% of our taxable income for the year ended December 31, 2018 and 2017.

	2018	2017
	RMB’000	RMB’000
Corporation tax:
Current tax	84	836
Deferred tax	(41)	(316)
Total tax expense	43	520

Notes to the Consolidated Financial Statements

The following table sets forth reconciliation between the statutory corporation tax and the effective tax:

	2018	2017
	RMB’000	RMB’000
Loss before tax	(114,110)	(114,086)
Tax at the PRC corporation tax rate	(28,528)	(28,522)
Tax effect of difference corporation tax rate of subsidiaries	2,479	13,733
Tax effect of non-deductible expenses	18,141	6,286
Carry-forward of unrecognised tax losses	7,951	9,023
Tax expense for the year	43	520

10.	Discontinued operations

During the year 2017 the Company’s management evaluated the Xinhua News Mobile App and related business channels in conjunction with the planned future direction of the Company. After evaluation management concluded that the Xinhua Mobile business line for 11 out of 12 provinces operated no longer coincided with the future direction of the Company and terminated all contracts with Xinhua.

As a result of the termination agreement reached with Xinhua; there are no further future liabilities due to Xinhua from any of the companies within the Company.

During 2018, the Company disposed of its interest in three entities:

A)	Beijing Hulian YiCai Technology Development Co., Limited

B)	Hulian Xincai Information Technology Co. Ltd

C)	Hulian Xincai Hangzhou Sport Culture Communication Ltd.

From 4 April 2018, the Company’s proportion of ownership interest held and voting power held in all above companies is 0%.

These were deemed to meet the definition of discontinued operations under IFRS 5 as they all were separate major line of business and operated within their own geographical area.

The consolidated financial statements therefore show Beijing Hulian YiCai Technology Development Co. Limited, Hulian Xincai Information Technology Co. Ltd and Hulian Xincai Hangzhou Sport Culture Communication Ltd.

The following is the composition from discontinued operation through December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	¥-	¥48,369
Trade and other receivables	-	14.107
Inventories	-	4
Other current assets	-	712
Total current assets	-	63,192

Property and equipment, net	-	1,361
Other investments	-	6,409
Other non-current assets		610
Total non-current assets	-	8,380
Total assets	$-	$71,572

	December 31, 2018		December 31, 2017
LIABILITIES

Trade and other payables	¥		¥39,663
Total current liabilities		-	39,663

Total Liabilities		¥-	¥39,663

Notes to the Consolidated Financial Statements

The following is the composition from discontinued operation:

	2018	2017
	RMB’000	RMB’000
Revenue	644	7,032
Non operation Income	-	4
Investment income	-	409
Cost of sales	(1,163)	(3,815)
Expenses	(9,969)	(12,472)
Loss before tax	(10,488)	(8,842)
Attributable tax expense
	(10,488)	(8,842)
Net loss attributable to discontinued operations
- attributable to owners of the Company	(10,488)	(8,842)
- attributable to non-controlling interest	-	-
	(10,488)	(8,842)

Included within intangible assets are certain costs related to the development of sports App microsites assets that were due to launch on the Xinhua News Mobile App and related channels. These assets it was hoped would provide the Company with both a long term and sustainable advertising platform and also a data warehouse to use for marketing purposes. However, due to Chinese regulations and the trading environment, the Company has had to reluctantly accept that the continued pursuit of the creation of these assets was not in the best interests of the Company’s shareholders and therefore has taken the difficult decision to halt production and impair the capitalised software development costs relating to the Xinhua News Mobile App and related channels.

11.	Goodwill

	2018	2017
	RMB’000	RMB’000
Cost and carrying amount
At 1 January	35,466	35,466
Increase in goodwill	-	-
Impairments	(35,466)	(23,545)
Exchange differences	-	-
As at 31 December	-	11,921

Notes to the Consolidated Financial Statements

Allocation to CGU’s

Goodwill acquired in a business combination is allocated, at acquisition, to the cash generating units (CGUs) that are expected to benefit from that business combination. The carrying amount of goodwill had been allocated as follows:

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Goodwill	-	11,921
Total	-	11,921

Goodwill acquired through business combinations has been allocated to a cash generating unit (“CGU”) for the purpose of impairment testing. The goodwill arising from the acquisition of Shanghai Xinguan Systems Engineering Co., Limited (“Shanghai Xinguan”) of RMB 11.92 million and Chongqing Chuangyang Science & Technology Co., Limited (“Chuangyang”) of RMB 23.54 million have been allocated to the CGU as this is consistent with the segment reporting that used in internal management reporting.

Impairment Test:

Impairment of goodwill is tested annually, or more frequently where there is indication of impairment. An impairment test is a comparison of the carrying value of the assets of the CGU with their recoverable amount. Where the recoverable amount is less than the carrying value, an impairment results.

Due to changes of PRC government policies for the internet sales of lottery tickets, the operations of both Chuangyang and Shanghai Xinguan had been significantly affected. A full impairment of RMB 23.54 million was made to the carrying value of Chuangyang’s goodwill in 2017 and RMB 11.92 million to the carrying value of Shanghai Xinguan’s goodwill in 2018.

12.	Other intangible assets

	Software
	2018	2017
Cost	RMB’000	RMB’000
At 1 January	4,005	2,672
Additions	9	1,333
Disposals	-	-
At 31 December	4,014	4,005
Amortization
At 1 January	1,113	692
Charge for the year	400	421
Impairment	-	-
At 31 December	1,513	1,113
Carrying amount
At 31 December	2,501	2,892

Software is amortised on a straight-line basis over its estimated useful life, which is disclosed in Note 3. All amortisation is included within administrative expenses. The remaining life of intangible assets other than goodwill is between three to ten years.

Notes to the Consolidated Financial Statements

13.	Property, plant and equipment

	Motor vehicles	Fixtures and equipment	Total
Cost or valuation	RMB’000	RMB’000	RMB’000
At 1 January 2017	1,060	14,856	15,916
Additions	499	2,398	2,897
Disposals		1,700	1,700
At 31 December 2017	1,559	15,554	17,113
Additions	460	320	780
Disposals	367	1,997	2,364
At 31 December 2018	1,652	13,877	15,529
Accumulated depreciation
At 1 January 2017	-	10,745	10,745
Charge for the year	647	1,857	2,504
Disposals	-	1,466	1,466
At 31 December 2017	647	11,136	11,783
Charge for the year	279	1,132	1,411
Disposals	182	331	513
At 31 December 2018	744	11,937	12,681
Carrying amount
As at 31 December 2018	908	1,940	2,848
As at 31 December 2017	912	4,418	5,330
Less: held for discontinued operations as at 31 December 2017	500	861	1,361
Total for continuing operations as at 31 December 2017	412	3,557	3,969

14.	Investment in subsidiaries

The Company does not have any equity interest in the below affiliated entities. However, as a result of the arrangements in place, the Company has effective control over and has a variable interest in the returns from these companies, and for this reason the Directors consider the affiliated entities to be contractually controlled entities. At 31 December 2018, the Company had control over the following subsidiaries through these agreements:

Company	Country of registration or incorporation	Principal Activity	Proportion of ownership interest %	Proportion of voting power held %
Beijing Hulian Xincai Culture Development Co., Limited	China	Investment comp	100.00	100.00
Beijing New Net Science & Technology Development Co., Limited	China	Payment fulfilment services and technology development	99.00	99.00
Beijing Lucky Lottery Science & Technology Development Co., Ltd.	China	Payment fulfilment services and technology development	75.00	75.00
Chongqing Chuangyang Science & Technology Co., Limited	China	Payment fulfilment services and technology development	100.00	100.00
Shanghai Xinguan Systems Engineering Co., Limited	China	Payment fulfilment services and technology development	80.00	80.00
Beijing Hulian YiCai Technology Development Co., Limited	China	Payment fulfilment services and technology development	100.00	100.00
Harbin Tengcai Science & Technology Co., Limited	China	Payment fulfilment services and technology development	80.00	80.00
Beijing Zhenhe. Science and Technology Co., Ltd	China	Payment fulfilment services and technology development	99.00	99.00

Notes to the Consolidated Financial Statements

The table below shows details of non-wholly owned subsidiaries or contractually controlled entities of the Company that have material non-controlling interests:

	Profit (loss) allocated to non-		Accumulated non-controlling
	controlling interest		interest
Company	2018	2017	2018	2017
	RMB’000	RMB’000	RMB’000	RMB’000
Beijing Lucky Lottery Science & Technology Development Co., Ltd.	(453)	(254)	(4,336)	(3,883)
Shanghai Xinguan Systems Engineering Co., Limited	(548)	704	3,819	4,368
Harbin Tengcai Science & Technology Co., Limited	(129)	(335)	(1,050)	(922)
Beijing New Net Science & Technology Development Co., Limited	(232)	93	(627)	(395)
Beijing Zhenhe. Science and Technology Co., Ltd	-	-	-	-
	(1,362)	209	(2,194)	(832)

Summarised financial Information in respect of material non-controlling Interests, before Intra-Company eliminations, is presented below.

	2018	2017
Shanghai Xinguan Systems Engineering Co. Ltd (Shanghai Xinguan)
	RMB’000	RMB’000
Profit or loss of entity	(2,741)	3,521
Dividends paid	-	-
Net assets	19,097	21,838
Beijing Lucky Lottery Science & Technology Co. Ltd (Haoyuncai)
	RMB’000	RMB’000
Profit or loss of entity	(1,813)	(1,018)
Dividends paid	-	-
Net assets	(17,346)	(15,533)
Harbin Tengcai Science & Technology Co., Limited
	RMB’000	RMB’000
Profit or loss of entity	(642)	(1,673)
Dividends paid	-	-
Net assets	2,748	3,390
Beijing New Net Science & Technology Development Co., Limited
	RMB’000	RMB’000
Profit or loss of entity	(23,241)	9,343
Dividends paid	-	-
Net assets	(62,672)	(39,431)
Beijing Hulian Xincai Culture Development Co., Limited
	RMB’000	RMB’000
Profit or loss of entity	(4,885)	(6,637)
Dividends paid
Net assets	(10,500)	(5,616)
Beijing Zhenhe. Science and Technology Co., Ltd
	RMB’000	RMB’000
Profit or loss of entity	(3)	-
Dividends paid	-	-
Net assets	2,997	-

Notes to the Consolidated Financial Statements

15.	Investment in associates

At 31 December 2018, all associates are accounted for using the equity method of accounting.

Associate 1: On 7 July 2014 NewNet entered into an agreement with Xinhautong Software Development (Beijing) Co., Limited, to develop and promote new lottery services. As part of the agreement, a new company was formed, Beijing Xinhaucai Technology Co., Limited (“Xinhuacai”), of which NewNet owns 49%. During 2017 Xinhuacai entered into an agreement with Hua Shu Digital, Hangzhou Shu Tou and Hangzhou Shi Cai, to develop the digital business and related services revenue stream and as part of that agreement, Xinhuacai invested into Xinhua Shi Cai Science and Technology Co Ltd (“Xinhua Shi Cai”) of which Xinhuacai owns 45%. During 2015, Xinhuacai entered into an agreement with Beijing Shen Cai and Sheng Shi Hua Shuo, to develop an online lottery game, as part of that agreement, Xinhuacai invested into Xinhua Shen Cai Science and Technology Co Ltd (Xinhua Shen Cai) of which Xinhuacai owns 45%.

ASSOCIATE 1:	2018	2017
	RMB’000	RMB’000
Summarised financial information in respect of Xinhuacai is set out below:
Aggregated amount relating to associates
Investments	1,281	1,281
Non-current assets Current assets	16	46
Current assets	514	616
Total assets	1,811	1,943

Total liabilities	(148)	(78)
Net assets	1,663	1,865
Total revenue	-	-
Loss and other comprehensive loss for the year	(203)	(545)
Company’s share of net assets of associates	49%	49%

Associate 2: In December 2015, Harbin TengCai Science & Technology Development Co., Ltd (“TengCai”), a newly formed company which is majority owned (80%) by NewNet, entered into an agreement with HeiLongJiang sports bureau, to develop and promote new lottery services and sports facility bookings. As part of the agreement, a new company HeiLongJiang LongTi Technology Co, Ltd (“LongTi”) was formed, of which TengCai owns 40%.

ASSOCIATE 2:	2018	2017
	RMB’000	RMB’000
Summarised financial information in respect of LongTi is set out below:
Aggregated amount relating to associates
Non-current assets	718	818
Current assets	21,941	21,361
Total assets	22,659	22,179
Total liabilities	(3,193)	(2,939)
Net assets	19,466	19,240
Total revenue	6,305	5,983
Loss and other comprehensive loss for the year	226	(3,070)
Company’s share of net assets of associates	40%	40%

Notes to the Consolidated Financial Statements

Reconciliation of the above summarised financial information to the carrying amounts in the Company financial statements is shown below:

Reconciliation
	2018	2017
	RMB’000	RMB’000
Proportion of the Company’s ownership interest in associate 1 (49%)	815	914
Total associate 1 (49%)	815	914
Proportion of the Company’s ownership interest in associate 2 (40%)	17,786	17,696
Total associate 2 (40%)	17,786	17,696

16.	Other investments

Other investments relate to the Company’s investments in Xinhuatong Network Co., Ltd, in 2016.

	2018	2017
	RMB’000	RMB’000
At 1 January	20,000	20,000
Additions	-	-
Impairment	-	-
Disposal	-	-
As at 31 December	20,000	20,000

Other investments relate to the Company’s investments in Zhejiang Xinhua mobile media Co., Ltd, in 2016.

	2018	2017
	RMB’000	RMB’000
At 1 January	6,409	6,000
Additions	-	409
Impairment	-	-
Disposal	6,409	-
As at 31 December	-	6,409
Less: held for discontinued operations	-	6,409
Total for continuing operations	-	-

17.	Inventories

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Goods on Consignment	1,373	20
Turnover material	-	222
Issue goods	3	4
Total	1,376	246
Less: held for discontinued operations	-	4
Total for continuing operations	1,376	242

Notes to the Consolidated Financial Statements

18.	Trade and other receivables

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Trade receivables	1,095	5,157
Other receivables	106,609	30,395
Prepayments	2,126	1,771
Allowance	(77,543)	(1,822)
Total	32,287	35,501
Less: held for discontinued operations	-	14,107
Total for continuing operations	32,287	21,394

The changes of bad debt allowance are as follows:

	2018	2017
	RMB’000	RMB’000
At 1 January	(1,822)	(16)
Allowance for discontinued operations	38	(38)
Additions	(75,948)	(1,781)
Write off	189	13
As at 31 December	(77,543)	(1,822)

Trade and other receivables disclosed above are classified as loans and receivables and are therefore measured at amortised cost. The Directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value because there are no factors which would cause a difference to the book value.

In determining the recoverability of a trade receivable, the Company considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the reporting date. The concentration of credit risk is limited due to the customer base being large and unrelated. There are no customers who represent more than 5% of the total balance of trade receivables.

The Company does not hold any collateral or other credit enhancements over any of its trade receivables nor, with the exception of the secured bank facility described further in Note 20, the Company does not have a legal right of offset against any amounts owed to the Company by the counterparty.

19.	Trade and other payables

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Trade creditors	4,707	6,461
interest payable	-	1,724
Advanced from customers	-	356
Due to related party	112,265	93,111
Salary payable	1,367	1,489
Tax payable	4,229	825
Other payables	118,521	95,381
Total	241,089	199,347
Less: held for discontinued operations	-	39,663
Total for continuing operations	241,089	159,684

Notes to the Consolidated Financial Statements

Trade creditors and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. For most suppliers, no interest is charged on the trade payables. The Company has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.

The Directors consider that the carrying amount of trade and other payables approximates to their fair value because there are no factors which would cause a difference to the book value due to the short term nature of the payables.

20.	Borrowings and Loan due to related parties

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Secured borrowing at amortised cost:
Bank loans	-	92,827
Unsecured loan due to related parties at amortised cost:
Loans due to related parties	123,672	124,502
	123,672	217,329

Total borrowings and loan due to related parties
Amount due for settlement within 12 months	-	92,827
Amount due for settlement after 12 months	123,672	124,502
	123,672	217,329

	December 31, 2018		December 31, 2017
	GBP’000	RMB’000	GBP’000	RMB’000
Analysis of borrowings by currency:
Bank loans	-	-	-	92,827
Loans due to related parties	14,250	-	14,182	-
	14,250	-	14,182	92,827

Bank loans

The Company is ultimately wholly owned by BNN Technology PLC. On June 1, 2016, BNN Technology PLC established a financing relationship with China Everbright Bank in order to efficiently provide working capital funding to the Company. Under the arrangements, the China Everbright Bank Hong Kong Branch provided the Company with a Chinese Renminbi denominated loan which carries an interest rate in the range of 4.6 to 4.7 percent. This was secured by a sterling cash deposit of BNN Technology PLC with the China Everbright Bank Hong Kong Branch.

On October 18, 2016 the China Everbright Bank Beijing Branch provided the Company with a two-year Renminbi denominated loan of RMB 50 million with a term from October 19, 2016 to October 10, 2018, which carries an interest rate of 4.7 percent. This was secured by a sterling cash deposit by BNN Technology PLC with the China Everbright Bank Hong Kong Branch. In October, 2018 this loan was fully repaid.

On January 24, 2017 the China Everbright Bank Beijing Branch provided the Company with a one-year Renminbi denominated loan of RMB 40 million with a term from January 24, 2017 to January 5, 2018, which carries an interest rate of 4.6 percent. This was secured by a sterling cash deposit by BNN Technology PLC with the China Everbright Bank Hong Kong Branch. On January 5, 2018 this loan was fully repaid.

Loan due to related parties

Brookfield Interactive (Asia) Ltd is directly owned by subsidiary of BNN Technology PLC. On May 13, 2011 Brookfield Interactive (Asia) provided the Company with a five-year interest free sterling loan of £0.4 million.

Notes to the Consolidated Financial Statements

The duration of this loan was from May 13, 2011 to May 12, 2016. The due time of the loan was extended to May 12, 2021 when it was due.

On November 19, 2013 Brookfield Interactive (Asia) provided the Company with a five-year sterling loan of £10 million, which carries an interest rate of 0.5 percent. The duration of this loan was from November 19, 2013 to November 18, 2018. The due time of the loan was extended to November 18, 2023 when it was due.

On August 22, 2014, Brookfield Interactive (Asia) provided the Company with a five-year sterling loan of £4.5 million, which carries an interest rate of 0.5 percent. The duration of this loan was from August 22, 2014, to August 21, 2019. The due time of the loan term was extended to August 21, 2024 when it was due. The actual amount the Company borrowed under this contract was £3.5 million.

21.	Deferred tax

Deferred income tax was measured using the enacted income tax rates for the periods in which they are expected to be reversed. The Company believes that it is more likely than not that certain deferred tax assets will be utilized in the future based on their operation performance.

Deferred tax assets and liabilities are offset only where the Company has a legally enforceable right to do so and where the assets and liabilities relate to income taxes levied by the same taxation authority on the same taxable entity or another entity within the Company.

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Deferred tax assets	358	316

22.	Reserves

Restricted assets

Under PRC laws and regulations, the Company’s subsidiaries and contractually controlled entities may only pay dividends out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with IFRS may differ from those reflected in the statutory financial statements of the Company’s subsidiaries and contractually controlled entities.

In accordance with PRC laws and regulations, WFOE, as a wholly foreign-owned enterprise in the PRC is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, it may allocate a further portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide a statutory surplus fund at least equal to 10% of its accumulated after-tax profits each year until the aggregate amount of such a fund reaches 50% of its registered capital. A domestic enterprise is also required to provide a discretionary surplus fund, at the discretion of the board of directors, from the net profits reported in the enterprise’s PRC statutory financial statements. The aforementioned reserve funds can only be used for specific purposes and are not distributable as cash dividends.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax profits to be set aside prior to payment of dividends as a general reserve fund or statutory surplus fund, the Company’s PRC subsidiaries and contractually controlled entities are restricted in their ability to transfer net assets to the Company. At December 31, 2018 and 2017, statutory surplus funds, which cannot be distributed by the Company’s contractually controlled entities and their subsidiaries, were both RMB1, 256 thousand.

Notes to the Consolidated Financial Statements

23.	Notes to the cash flow statement

	2018	2017
	RMB’000	RMB’000
Loss from continuing operations	(103,579)	(104,724)
Loss from discontinued operations	(10,489)	(8,842)
Loss for the period	(114,068)	(113,565)
Adjustments for:
Share of results of associate	(172)	799
Income of disposal of associates	(20,988)	-
Finance costs	1,036	9,540
Impairment of goodwill	11,921	23,545
Income/(Loss) on disposal of property, plant and equipment	(115)	6
Bad debt allowance	75,948	1,781
Depreciation of property plant and equipment	1,411	2,504
Amortisation of intangible assets	400	422
Amortisation of other assets	419	678
Operating cash flow before movements in continuing operations in working capital	(33,719)	(65,448)
(Increase) in inventories	(1,133)	(60)
Decrease/(Increase) in receivables	(46,909)	167,848
Increase/(Decrease) in payables	82,278	(126,435)
Net cash provide by/(used in) continuing operations	517	(24,095)
Net cash provide by/(used in) discontinued operations	(48,369)	53,368
Income tax paid	-	(260)
Net cash provide by/(used in) operating activities	(47,851)	29,013

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Cash and cash equivalents	11,184	86,404

Cash and cash equivalents comprise cash and short-term bank deposits with an original maturity of three months or less. The carrying amount of these assets is approximately equal to their fair value.

Reconciliation of liabilities arising from financing activities

	December 31, 2018	Cash flows (net)	Non-cash changes	December 31, 2017
	RMB’000	RMB’000	RMB’000	RMB’000
Short-term bank loan	-	(92,827)	-	92,827
Long-term loan due to related parties	123,672	-	(830)	124,502
Total liabilities from financing activities	123,672	(92,827)	(830)	217,329

24.	Operating lease arrangements

Lease payments under operating leases recognised as an expense in the year:

	2018	2017
	RMB’000	RMB’000
Operating lease expense	7,717	9,100

Notes to the Consolidated Financial Statements

At the balance sheet date, the Company had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	2018	2017
	RMB’000	RMB’000
Within one year	2,706	8,915
In the second to fifth years inclusive	2,954	7,919
	5,660	16,834

Operating lease payments represent rentals payable by the Company for certain of its office properties. Leases are negotiated for an average term of 2 years.

25.	Financial instruments

Capital risk management

The Company manages its capital to ensure that entities in the Company will be able to continue as going concerns while maximising the return to shareholders through the optimisation of the debt and equity balance. The Company’s overall strategy remains unchanged from prior year.

The capital structure of the Company is primarily equity attributable to equity holders of the parent, including issued capital, reserves and accumulated deficit. The Company is not subject to any externally imposed capital requirements.

The Company’s board reviews the capital structure on a periodic basis. As part of this review, the committee considers the cost of capital and the risks associated with each class of capital.

Categories of financial instruments

	December 31, 2018	December 31, 2017
	RMB’000	RMB’000
Financial assets:
Cash and cash equivalents held for continuing operations	11,184	38,035
Cash and cash equivalents held for discontinued operations	-	48,369
Trade and other receivables held for continuing operations	32,287	21,394
Trade and other receivables held for discontinued operations	-	14,107
Other investments held for continuing operations	20,000	20,000
Other investments held for discontinued operations	-	6,409
Borrowings held for continuing operations	-	92,827

Financial liabilities:
Trade and other payables held for continuing operations	241,089	159,684
Trade and other payables held for discontinued operations	-	39,663
Loan due to related parties held for continuing operations	123,672	124,502

Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The maximum credit risk is the carrying amount of the instrument.

Notes to the Consolidated Financial Statements

Trade receivables consist of a large number of customers, spread across diverse industries and geographical areas. On-going credit evaluation is performed on the financial condition of financial statements receivable and, when appropriate, credit guarantee insurance cover is purchased.

Apart from The Bank of China (who holds the majority of the Company’s cash), the Company does not have any significant credit risk exposure to any single counterparty or any Company of counterparties having similar characteristics. The Company defines counterparties as having similar characteristics if they are related entities. Concentration of credit risk to any other counterparty did not exceed five percent of gross monetary assets at any time during the year. The credit risk on liquid funds is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

Financial risk management objectives

The Company’s Board reviews the financial risks relating to the operations of the Company. These risks include credit risk, liquidity risk and cash flow interest rate risk.

Liquidity risk management

Ultimate responsibility for liquidity risk management rests with the board of Directors, which has established an appropriate liquidity risk management framework for the management of the Company’s short, medium and long-term funding and liquidity management requirements. The Company manages liquidity risk by maintaining adequate reserves and banking facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. The Company has no undrawn borrowing facilities at its disposal, and all financial assets and liabilities except for the loans due to related parties are due within one year. The loans due to related parties are due within five years.

Fair value measurements

For financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the fair value measurements are observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value of the Company’s financial assets and financial liabilities are measured on a periodic basis. Some of the Company’s financial assets and financial liabilities are measured at fair value at the end of each reporting period.

26. Related party transactions and balances

Balances and transactions between the company and its subsidiaries, which are related parties have been eliminated on consolidation and are not disclosed in this note.

The Company is ultimately wholly owned by BNN Technology PLC. Brookfield Interactive (Asia) Ltd and Xinhuacai Trading Hong Kong Limited, are directly owned by subsidiary of BNN Technology PLC. The Company provided software development and marketing services to BNN Technology PLC, Brookfield Interactive (Asia) Ltd and Xinhuacai Trading Hong Kong Limited. The Company recognized these revenues from related party transactions based on fair value, and the differences between fair value and the contract amount had been booked as other comprehensive income, which were RMB 67.99 million and RMB 58.15 million in 2018 and 2017, respectively.

Notes to the Consolidated Financial Statements

The Company’s revenue from related party transactions accounted for 29% and 29% of its total revenue in 2018 and 2017, respectively. Transactions between the Company and its related parties are disclosed below.

	2018	2017
	RMB’000	RMB’000
BNN Technology PLC	6,469	11,888
Brookfield Interactive (Asia) Ltd	-	11,464
Xinhuacai Trading Hong Kong Limited	5,782	-

Brookfield Interactive Systems Ltd is a wholly owned subsidiary of BNN Technology PLC. DJI Holding Ltd is directly owned by subsidiary of BNN Technology PLC. Beijing Xinhaucai Technology Co., Limited (“Xinhuacai”) is 49% owned by the Company. The balances due to related parties as at 31 December 2018 and 2017 are disclosed as below:

	2018	2017
	RMB’000	RMB’000
BNN Technology PLC	29,567	42,373
Xinhuacai Trading Hong Kong Ltd	63,993	48,687
Brookfield Interactive (Asia) Ltd	12,324	1,171
Brookfield Interactive Systems Ltd	881	881
DJI Holding Ltd	5,000	-
Beijing Xinhaucai Technology Co., Limited	500	-

There were no amounts due from related parties at year end.

Loans due to related parties

The loans included three loans borrowed from one related party and are subject to interest charges. Note 20 provides further disclosure of amounts due to related parties at year end.

Remuneration of key management personnel

The remuneration of Directors, who are the key management personnel of the Company, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

	2018	2017
	RMB’000	RMB’000
Short-term employee benefits	1,787	1,027

27.	Subsequent events

On April 28, 2019, the Company signed a three-year contract with Wu Mart, starting from May 1, 2019 to April 30, 2022. The Company will install lottery tickets machines in Wu Mart. Wu Mart will be responsible for selling lottery tickets, while the Company will be responsible for training the salesmen and maintaining the machine. the Company will pay service fee to Wu Mart with the rate 4.5% based on the sales of lottery tickets, and will pay service fee to Wu Mart with the rate 1% based on the bonus of lottery tickets.

On October 25, 2019, the Company terminated the lease contract with Beijing Fuzhuo venture Real Estate Development Co., Ltd. The Company will pay the penalty due to early termination of the lease agreement of a total amount RMB0.73 million.

On November 7, 2019, MICT Merger Subsidiary Inc. (“MICT Merger”) and GFH Intermediate Holdings Ltd. (“GFH Intermediate”), which is wholly owned by Global Fintech Holdings Ltd (“GFH”), entered into an acquisition agreement. MICT Merger will merge with and into GFH Intermediate. GFH Intermediate entered into a share exchange agreement with the Company, pursuant to which GFH Intermediate will acquire all of the issued and outstanding ordinary shares and other equity interest of the Company from the shareholders of the Company in exchange for 16,310,759 newly issued shares of GFH. After giving effect to the acquisition, the conversion of the Convertible Debentures and the conversion or exercise of the securities issued by MICT, Inc. pursuant to the Offering of Series A Convertible Preferred Stock and Warrants and the Offering of Convertible Note and Warrants, MICT, Inc. will have approximately $25 million of cash as well as ownership of ParagonEx and the Company and that MICT, INC.’s current stockholders will own approximately 11,089,532 shares, or 7.64%, of the 145,130,577 shares of MICT, INC. common stock outstanding.

On November 14, 2019, the shareholders of the Company held a resolution of the shareholders’ meeting to announce the cancellation of Beijing Zhenhe Science and Technology Co, Ltd.

On November 19, 2019, the Company terminated the labor contracts with 27 employees due to its business strategy adjustments. The Company promised to pay one-off economic compensation to these employees before December 31, 2019, with the total amount about RMB1.30 million.

ANNEX A

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 6, 2019 by and among (i) MICT, Inc., a Delaware corporation (together with its successors, “MICT”), (ii) GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), and (iii) the undersigned stockholder (“Holder”) of MICT. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, on the date hereof, (i) MICT, (ii) MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and (iii) Intermediate entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which each share of Intermediate that is issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of MICT (the “Merger”, and together with the other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, the Board of Directors of MICT has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Merger and the other Transactions, (b) determined that the Transactions are fair to and in the best interests of MICT and its stockholders (the “MICT Stockholders”) and (c) except as set forth in the Merger Agreement, shall make the MICT Board Recommendation; and

WHEREAS, as a condition to the willingness of Intermediate to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Intermediate and MICT to consummate the Transactions, Intermediate, MICT and Holder desire to enter into this Agreement in order for Holder , pursuant to the terms and conditions herein, to provide certain assurances to Intermediate regarding the manner in which Holder is bound hereunder to vote such number of shares of capital stock of MICT which Holder beneficially owns, holds or otherwise has voting power over (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of MICT Stockholders or any class or series thereof, and in each written consent or resolutions of any of MICT Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, any amendments to MICT’s Organizational Documents, all of the other Transactions and any actions required in furtherance thereof, (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals for the acquisition of MICT; or (B) any other action or proposal involving any Intermediate and its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by MICT or Intermediate in order to carry out the terms and provision of this Section 1, including, without limitation, (i) any actions by written consent of MICT Stockholders presented to Holder with respect to the matters in Section 1(a) and (ii) any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by Intermediate and MICT in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions; and

(d) except as contemplated by the Merger Agreement or the Ancillary Documents make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of MICT Common Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that MICT Stockholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2. Grant of Proxy. Holder, with respect to all of the Shares, hereby grants to, and appoints Intermediate and any designee of Intermediate (determined in Intermediate’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of Intermediate entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 7(a) (at which time this proxy shall automatically be revoked without any further action required by the Holder), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 7(a), to vote its Shares in accordance with Section 1 above. Intermediate agrees not to exercise the proxy granted in this Section 2 for any purpose other than the purposes expressly described in Section 1 of this Agreement.

3. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period, except as expressly provided or required hereunder or under the Merger Agreement (including in connection with the Offer), it shall not, and shall cause its Affiliates not to, without Intermediate’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or MICT’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. Holder agrees with, and covenants to, Intermediate that Holder shall not request that MICT register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of Intermediate, and MICT hereby agrees that it shall not register any such Transfer. For the avoidance of doubt, Holder shall be expressly permitted to tender, and nothing in this Agreement shall prevent Holder from tendering, any shares in connection with the Offer.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, MICT will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of MICT by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

(d) Proxy Statement. During the Voting Period, Holder agrees to provide to MICT, Intermediate and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by MICT, Intermediate or their respective Representatives for inclusion in the Proxy Statement.

(e) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of Intermediate and MICT. Holder hereby authorizes Intermediate and MICT to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or in the Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to MICT and Intermediate as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that Intermediate is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder is the record or beneficial owner over the type and number of the Shares set forth under Holder’s name on the signature page hereto, has the full voting power or corporate power, as applicable, over such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or MICT’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of MICT, (ii) securities of MICT having the right to vote on any matters on which the holders of equity securities of MICT may vote or which are convertible into or exchangeable for, at any time, equity securities of MICT or (iii) options, warrants or other rights to acquire from MICT any equity securities or securities convertible into or exchangeable for equity securities of MICT.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5. Representations and Warranties of Intermediate.

(a) Binding Agreement. A business company duly organized under the laws of the British Virgin Islands. The consummation of the transactions contemplated hereby are within the Intermediate’s powers and Intermediate has been duly authorized by all necessary corporate actions on the part of the Intermediate. Intermediate has full power and authority to execute, deliver and perform this Agreement. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Intermediate, enforceable against Intermediate in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

6. Representations and Warranties of MICT.

(a) Binding Agreement. MICT is a corporation duly incorporated under the Laws of the State of Delaware. The consummation of the transactions contemplated hereby are within MICT’s powers and have been duly authorized by all necessary corporate actions on the part of the MICT. MICT has full power and authority to execute, deliver and perform this Agreement. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of MICT, enforceable against MICT in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

7. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of MICT, Intermediate or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of MICT, Intermediate and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), (iii) the date of termination of the Merger Agreement in accordance with its terms and (iv) Feb 8th 2020. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 7(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of MICT and Intermediate, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 7(h). Nothing in this Section 7(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Capacity as a MICT Stockholder. Holder signs this Agreement solely in Holder’s capacity as a stockholder of MICT, and not in Holder’s capacity as a director, officer or employee of MICT. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of MICT in the exercise of his or her fiduciary duties as a director or officer of MICT or prevent or be construed to create any obligation on the part of any director or officer of MICT from taking any action in his or her capacity as such director or officer.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MICT, to:

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645
Attn: David Lucatz, Chief Executive Officer
Facsimile No.: [ ]
Telephone No.: (201) 225-0190
Email: David @micronet-enertec.com

with a copy (which will not constitute notice) to:

Mintz Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth Koch, Esq.
Facsimile No.: (212) 983-3115
Telephone No.: [  ]
Email: KRKoch@mintz.com

If to Intermediate, to:

Global Fintech Holdings Ltd.
c/o Gateley PLC

98 King Street

Manchester, M2 4WU

United Kingdom

Attn: Darren C. Mercer, Executive Director

Telephone No.: 44 (0) 161 836 7816

Facsimile No.: +44 (0) 161 836 7701

Email: Darren.Mercer@bnntechnology.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Richard I. Anslow, Esq.

Jonathan H. Deblinger, Esq
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: ranslow@egsllp.com

jdeblinger@egsllp.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of Intermediate and MICT (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of MICT, Intermediate and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Intermediate and MICT will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Intermediate and MICT shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, Intermediate and MICT, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other MICT Stockholders entering into voting agreements with Intermediate or MICT. Holder is not affiliated with any other holder of securities of MICT entering into a voting agreement with Intermediate or MICT in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Intermediate or MICT any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Acquisition Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of MICT or Intermediate or any of the obligations of Holder under any other agreement between Holder and MICT or Intermediate or any certificate or instrument executed by Holder in favor of MICT or Intermediate, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of MICT or Intermediate or any of the obligations of Holder under this Agreement.

(p) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

MICT :

MICT, INC.

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Chief Executive Officer

Intermediate:

GFH INTERMEDIATE HOLDINGS LTD.

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Director

[Signature Page to Voting Agreement]

Holder:

Name of Holder: D.L Capital Ltd

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Director

Number and Type of Shares:

1,234,200 shares of MICT Common Stock

Address for Notice:

Address:	20 Galgalei Haplada, 2 fl.
Herzlia, Israel

Facsimile No.:
Telephone No.:	972-9-8809932
Email:	david@dl-capital.com

[Signature Page to Voting Agreement]

ANNEX B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MICT INC.

 MICT, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST: The name of the corporation is MICT, Inc. (hereinafter called the “Corporation”).

SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 31, 2002 (the “Original Certificate of Incorporation”). Certificates of Amendment to the Original Certificate of Incorporation were filed on April 23, 2002, October 17, 2002, March 14, 2013, October 1, 2014 and July 13, 2018 with the Secretary of State of Delaware (the “Certificate of Incorporation”). The Corporation’s Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on July 29, 2019. The Corporation’s Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on January __, 2020.

THIRD: That Article IV of the Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV in its entirety and inserting the following in lieu thereof:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 360,000,000, of which 350,000,000 shares shall be Common Stock of the par value of $0.001 per share and 10,000,000 shares shall be Preferred Stock of the par value of $0.001 per share of which up to 3,181,818 shares shall be Series A Convertible Preferred Stock and up to 1,818,182 shall be Series B Convertible Preferred Stock. The rights, preferences and limitations of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are set forth on Exhibit A and B annexed hereto, respectively and incorporated by reference herein.

FOURTH: That Article IV of the Certificate of Incorporation of the Corporation, is hereby further amended by deleting the second and third paragraphs of Article IV in their entirety.

FIFTH: The aforesaid amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by the undersigned this ___ day of ___, 2020.

MICT, INC.

/s/
Name:
Title:

B-12

ANNEX C

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MICT INC.

 MICT, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST: The name of the corporation is MICT, Inc. (hereinafter called the “Corporation”).

SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 31, 2002 (the “Original Certificate of Incorporation”). Certificates of Amendment to the Original Certificate of Incorporation were filed on April 23, 2002, October 17, 2002, March 14, 2013, October 1, 2014, July 13, 2018 and [ ], 2020 with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). The Corporation’s Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on July 29, 2019. The Corporation’s Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on January __, 2020.

THIRD: That Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV in its entirety and inserting the following paragraphs:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 360,000,000, of which 350,000,000 shares shall be Common Stock of the par value of $0.001 per share and 10,000,000 shares shall be Preferred Stock of the par value of $0.001 per share of which up to 3,181,818 shares shall be Series A Convertible Preferred Stock and up to 1,818,182 shall be Series B Convertible Preferred Stock. The rights, preferences and limitations of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are set forth on Exhibit A and B annexed hereto, respectively and incorporated by reference herein.

Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of the State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each ___ shares of issued Common Stock immediately prior to the Effective Time is reclassified into one share of Common Stock.

FOURTH: The aforesaid amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by the undersigned this ___ day of ___, 2020.

MICT, INC.

/s/

Name:
Title:

C-1

ANNEX D

GLOBAL FINTECH HOLDINGS LTD

2019 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Contractors with long-term equity-based compensation to align their interests with the Company’s Shareholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Share Options, Nonstatutory Share Options, Shares, Restricted Share and Restricted Share Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means (i) any Subsidiary, and (ii) any entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (iii) any entity other than a Subsidiary in which the Company and/or one or more Subsidiaries own a controlling interest.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, the laws of the British Virgin Islands, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any Share exchange or quotation system on which the Share is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Shares, Restricted Shares or Restricted Share Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan[1].

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Parent or Subsidiary or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(h) “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s Shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Share of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2) a corporation or other entity owned directly or indirectly by the Shareholders of the Company in substantially the same proportions as their ownership of the Share of the Company;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Company” means Global Fintech Holdings Ltd., a British Virgin Islands company, or any successor thereto.

(l) “Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or a Parent or Subsidiary to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(m)  “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Share Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 12 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 12. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s Shareholders.

(r)  “Fair Market Value” means, as of any date, the value of Share determined as follows:

(i) If the Share is listed on any established Share exchange or a national market system, its Fair Market Value will be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii) If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Share on the day of determination, as reported in such source as the Administrator deems reliable;

(iii) In the absence of an established market for the Share, the Fair Market Value will be determined in good faith by the Administrator in compliance with applicable laws and regulations and in a manner that complies with Section 409A of the Code.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Share Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Share Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Share Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a right to purchase one Share granted pursuant to the Plan.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns Share possessing fifty percent (50%) or more of the total combined voting power of all classes of Share in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y) “Participant” means the holder of an outstanding Award.

(z) “Performance Goal” means a formula or standard determined by the Committee with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Committee: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on Shareholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) Share price or total Shareholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or Share index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(aa) “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Performance Shares or Performance Units.

(bb) “Period of Restriction” means the period during which the transfer of Restricted Share are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, Performance Goals or the occurrence of other events as determined by the Administrator.

(cc) “Plan” means this 2019 Equity Incentive Plan.

(dd) “Restricted Share” means Shares issued pursuant to a Restricted Share award under Section 7 of the Plan.

(ee) “Restricted Share Unit” means the right, as described in Section 8 to receive an amount, payable in either cash, Shares or a combination thereof, equal to the value of a specified number of Shares, subject to such terms and conditions as the Administrator may establish.

(ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh) “Service Provider” means an Employee, Director or Contractor.

(ii) “Share” means an ordinary share of the Company, as adjusted in accordance with Section 12 of the Plan.

(jj) “Subsidiary” means any corporation in which the Company, either directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of Shares. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(kk) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3. Share Subject to the Plan.

(a) Share Subject to the Plan. The Company shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the Awards granted under the Plan. The Shares may be authorized, but unissued, or reacquired Shares. Notwithstanding the foregoing, subject to the provisions of Section 12 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Share Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b).

(b) Lapsed Awards. To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii) Administration. The Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(r);

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the type of Award and the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program; provided however, that the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s Shareholders;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

(ix) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Share Options);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 13 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii) to amend or extend the vesting conditions of existing Awards following changes to the scope of engagement of a Participant; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Delegation by the Committee. To the extent permitted by Applicable Law, the Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.

5. Award Eligibility. Nonstatutory Share Options, Shares, Restricted Share, Restricted Share Units, may be granted to Service Providers. Incentive Share Options may be granted only to Employees.

6. Share Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Share Option or a Nonstatutory Share Option, or for non US persons in accordance with Applicable Law. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Share Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Share Options. For purposes of this Section 6(a), Incentive Share Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(ix), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(ix) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Share Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Share Option granted to a Participant who, at the time the Incentive Share Option is granted, owns Share representing more than ten percent (10%) of the total combined voting power of all classes of Share of the Company or any Parent or Subsidiary, the term of the Incentive Share Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Share Option

(A) granted to an Employee who, at the time the Incentive Share Option is granted, owns Share representing more than ten percent (10%) of the voting power of all classes of Share of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Share Option, unless otherwise determined by the Administrator, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised which may include time based vesting, Performance Goals or any other condition as determined as the Administrator.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Share Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

7. Restricted Share.

(a) Grant of Restricted Share. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Share to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Share Agreement. Each Award of Restricted Share will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Restricted Share until the restrictions on such Shares have lapsed[2].

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Restricted Share may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Share as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Restricted Share covered by each Restricted Share grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. Subject to Applicable Law, during the Period of Restriction, Service Providers holding Restricted Share granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. Subject to Applicable Law, during the Period of Restriction, Service Providers holding Restricted Share will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Restricted Share with respect to which they were paid.

(h) Return of Restricted Share to Company. On the date set forth in the Award Agreement, the Restricted Share for which restrictions have not lapsed will be cancelled and returned as unissued shares to the Company and again will become available for grant under the Plan.

8. Restricted Share Units.

(a) Grant. Restricted Share Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Share Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Share Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of cash, shares, or a combination of both that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or Performance Goals), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c) Earning Restricted Share Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Share Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. Prior to vesting and issuance of the actual shares, the Participant shall not have any voting rights or rights to participate in distributions.

(d) Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Share Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e) Form and Timing of Payment. Payment of earned Restricted Share Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Share Units in cash, Shares, or a combination of both.

(f) Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Share Units will be forfeited for no consideration to the Company for future issuance.

9. Shares.

(a) Grant of Shares. Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Shares granted to each Participant.

(b) Form and Timing of Shares. The issuance of Shares will be made upon the time set forth in the applicable Award Agreement and as approved by the Board or any Committee.

10. Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. If an Employee is holding an Incentive Share Option and such leave exceeds three (3) months then, for purposes of Incentive Share Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Share Option shall thereafter automatically treated for tax purposes as a Nonstatutory Share Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

11. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a Share split, reverse Share split, Share dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Share or other securities of the Company or other significant corporate transaction, or other change affecting the Share occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 12 shall be made in a manner that does not result in taxation under Code Section 409A.

(b) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control event, each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Change in Control: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Change in Control over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Committee, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; or (E) the opportunity for Participants to exercise the Options prior to the occurrence of the Change in Control and the termination (for no consideration) upon the consummation of such Change in Control of any Options not exercised prior thereto.

13. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c) Compliance With Code Section 409A. Awards granted to US persons are intended to be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred under Code Section 409A.

14. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary or Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary or Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator; provided that such determination satisfies the applicable requirements of Code Section 409A. Notice of the determination will be provided to each Participant within a reasonable time after the date of grant.

16. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

17. Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective as of the date of adoption by the Board. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves the this Plan or the approval of this Plan by the Company’s Shareholders, unless terminated earlier under Section 19 of the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company will obtain Shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the the State of Delaware.

ANNEX E

GLOBAL FINTECH HOLDINGS LTD

2019 EQUITY INCENTIVE PLAN

SUB-PLAN FOR ISRAELI PARTICIPANTS

1.	GENERAL

1.1	This sub-plan (the “Sub-Plan”) shall apply only to Participants who are residents of the State of Israel upon the date of grant of the Award, as defined below in Section 2, or who are deemed Israeli tax residents (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Global Fintech Holdings Ltd. 2019 Equity Incentive Plan (hereinafter the “Plan”).

1.2	This Sub-Plan is adopted pursuant to the authority of the Administrator under section 4(b) of the Plan. This Sub-Plan is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Sub-Plan does not add to or modify the Plan in respect of any other category of Participants.

1.3	The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

1.4	Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“102 Award” means any Award issued to an Approved Israeli Participant pursuant to Section 102 of the Ordinance.

2.2	“Approved Israeli Participant” means an Israeli Participant who is an employee, director or an officer of an Israeli resident Subsidiary of the Company, excluding any Controlling Share Holder of the Company, provided that the Subsidiary is an Israeli resident company or otherwise meets the definition of an Employing Company under Section 102.

2.3	“Award” means any Award granted under the Plan but excluding any Award settled in cash.

2.4	“Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5	“Controlling Share Holder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.6	“ITA” means the Israeli Tax Authority.

2.7	“Israeli Award Agreement” means the Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.8	“Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.9	“Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10	“Ordinance” means the Israeli Income Tax Ordinance [New Version] – 1961, as now in effect or as hereafter amended.

2.11	“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.12	“Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

2.13	“Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

2.14	“Trustee 102 Award” means a 102 Award granted to an Approved Israeli Participant pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Participant.

2.15	“Unapproved Israeli Participant” means an Israeli Participant who is not an Approved Israeli Participant, including a consultant or a Controlling Share Holder of the Company.

3.	ISSUANCE OF AWARDS

3.1	The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that only Approved Israeli Participants may be granted 102 Awards.

3.2	The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3	The grant of Trustee 102 Awards shall be subject to this Sub-Plan and shall not become effective prior to the lapse of 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA.

3.4	Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

3.5	No Trustee 102 Award may be granted under this Sub-Plan to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Sub-Plan (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

3.6	All Trustee 102 Awards must be held in trust by, or subject to the approval of the ITA, under the control or supervision of a Trustee, as described in Section 4 below.

3.7	The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.8	Awards granted to Unapproved Israeli Participants shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

4.	TRUSTEE

4.1	Trustee 102 Awards which shall be granted under this Sub-Plan and/or any Share allocated or issued upon grant, vesting or exercise of a Trustee 102 Award and/or other Shares received following any realization of rights under the Plan, shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards or as Awards which are not subject to Section 102, all in accordance with the provisions of Section 102.

4.2	With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any Share received upon the grant, vesting or exercise of a Trustee 102 Award and/or any Share received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

4.3	Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon grant, vesting or exercise of a Trustee 102 Award unless the Company, its Israeli Subsidiary and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

4.4	Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

4.5	Despite the provisions of Section 12(i) of the Plan, the commissions and payments to the Trustee due with respect to any action taken by the Israeli Participant shall be paid by such Participant and not by the Company.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised or vest, shall be specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Sub-Plan. Each Israeli Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA or Non-Trustee 102 Award or any Award granted to Unapproved Israeli Participant), and any applicable vesting provisions and exercise price that may be payable. For the avoidance of doubt it is clarified that there is no obligation for uniformity of treatment of Israeli Participants and that the terms and conditions of Awards need not be the same with respect to each Israeli Participant (whether or not such Israeli Participants are similarly situated).

6.	EXERCISE AND VESTING OF AWARDS

The grant, vesting and exercise of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company (including the provisions of the Plan) and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

7.	ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

7.1.	Notwithstanding any other provision of the Plan including section 12(d) of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

7.2	As long as Awards or Shares issued or purchased hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

8.1.	With regard to Trustee 102 Awards, the provisions of the Plan and/or the Sub-Plan and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Award Agreement.

8.2.	Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax Award pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Award Agreement, shall be considered binding upon the Company, any Israeli Subsidiary and the Israeli Participants.

9.	TAX CONSEQUENCES

9.1	Any tax consequences arising from the grant, purchase, exercise, vesting or sale of any Award, from the payment for or sale of Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Subsidiaries, and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

9.2	The Company and/or, when applicable, the Trustee shall not be required to release any Award or Share to an Israeli Participant until all required Tax payments have been fully made.

9.3	Approved Awards that do not comply with the requirements of Section 102 shall be considered Non-Approved 102 Awards or Awards subject to tax under Section 3(i) or 2 of the Ordinance.

9.4	With respect to Non-Trustee 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Subsidiary, or otherwise if so requested by the Company or the Subsidiary, the Israeli Participant shall extend to the Company and/or the Subsidiary a security or guarantee for the payment of Tax due at the time of sale of Shares, in accordance with the provisions of Section 102.

10.	ONE TIME BENEFIT

The Awards and underlying Shares are extraordinary, one-time Awards granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under applicable law, nor shall receipt of an award entitle a Participant to any future Awards.

11.	TERM OF PLAN AND SUB-PLAN

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Sub-Plan or for any amendment to this Sub-Plan as are necessary to comply with any applicable law, applicable to Awards granted to Israeli Participants under this Sub-Plan or with the Company’s incorporation documents.

12.	GOVERNING LAW

Solely for the purpose of Israeli tax, this Sub-Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without reference to conflicts of law principles.

* * * * *

ANNEX F

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 6, 2019 by and among (i) MICT, Inc., a Delaware corporation (together with its successors, “MICT”), (ii) GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), and (iii) the undersigned stockholder (“Holder”) of MICT. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, on the date hereof, (i) MICT, ((ii) MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and (iii) Intermediate entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which each share of Intermediate that is issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of MICT (the “Merger”, and together with the other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, the Board of Directors of MICT has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Merger and the other Transactions, (b) determined that the Transactions are fair to and in the best interests of MICT and its stockholders (the “MICT Stockholders”) and (c) except as set forth in the Merger Agreement, shall make the MICT Board Recommendation; and

WHEREAS, as a condition to the willingness of Intermediate to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Intermediate and MICT to consummate the Transactions, Intermediate, MICT and Holder desire to enter into this Agreement in order for Holder , pursuant to the terms and conditions herein, to provide certain assurances to Intermediate regarding the manner in which Holder is bound hereunder to vote such number of shares of capital stock of MICT which Holder beneficially owns, holds or otherwise has voting power over (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of MICT Stockholders or any class or series thereof, and in each written consent or resolutions of any of MICT Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, any amendments to MICT’s Organizational Documents, all of the other Transactions and any actions required in furtherance thereof, (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals for the acquisition of MICT; or (B) any other action or proposal involving any Intermediate and its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

F-1

(b) to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by MICT or Intermediate in order to carry out the terms and provision of this Section 1, including, without limitation, (i) any actions by written consent of MICT Stockholders presented to Holder with respect to the matters in Section 1(a) and (ii) any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by Intermediate and MICT in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions; and

(d) except as contemplated by the Merger Agreement or the Ancillary Documents make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of MICT Common Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that MICT Stockholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2. Grant of Proxy. Holder, with respect to all of the Shares, hereby grants to, and appoints Intermediate and any designee of Intermediate (determined in Intermediate’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of Intermediate entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 7(a) (at which time this proxy shall automatically be revoked without any further action required by the Holder), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 7(a), to vote its Shares in accordance with Section 1 above. Intermediate agrees not to exercise the proxy granted in this Section 2 for any purpose other than the purposes expressly described in Section 1 of this Agreement.

3. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period, except as expressly provided or required hereunder or under the Merger Agreement (including in connection with the Offer), it shall not, and shall cause its Affiliates not to, without Intermediate’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or MICT’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. Holder agrees with, and covenants to, Intermediate that Holder shall not request that MICT register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of Intermediate, and MICT hereby agrees that it shall not register any such Transfer. For the avoidance of doubt, Holder shall be expressly permitted to tender, and nothing in this Agreement shall prevent Holder from tendering, any shares in connection with the Offer.

F-2

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, MICT will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of MICT by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

(d) Proxy Statement. During the Voting Period, Holder agrees to provide to MICT, Intermediate and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by MICT, Intermediate or their respective Representatives for inclusion in the Proxy Statement.

(e) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of Intermediate and MICT. Holder hereby authorizes Intermediate and MICT to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or in the Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to MICT and Intermediate as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that Intermediate is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

F-3

(b) Ownership of Shares. As of the date hereof, Holder is the record or beneficial owner over the type and number of the Shares set forth under Holder’s name on the signature page hereto, has the full voting power or corporate power, as applicable, over such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or MICT’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of MICT, (ii) securities of MICT having the right to vote on any matters on which the holders of equity securities of MICT may vote or which are convertible into or exchangeable for, at any time, equity securities of MICT or (iii) options, warrants or other rights to acquire from MICT any equity securities or securities convertible into or exchangeable for equity securities of MICT.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

F-4

5. Representations and Warranties of Intermediate.

(a) Binding Agreement. A business company duly organized under the laws of the British Virgin Islands. The consummation of the transactions contemplated hereby are within the Intermediate’s powers and Intermediate has been duly authorized by all necessary corporate actions on the part of the Intermediate. Intermediate has full power and authority to execute, deliver and perform this Agreement. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Intermediate, enforceable against Intermediate in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

6. Representations and Warranties of MICT.

(a) Binding Agreement. MICT is a corporation duly incorporated under the Laws of the State of Delaware. The consummation of the transactions contemplated hereby are within MICT’s powers and have been duly authorized by all necessary corporate actions on the part of the MICT. MICT has full power and authority to execute, deliver and perform this Agreement. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of MICT, enforceable against MICT in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

7. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of MICT, Intermediate or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of MICT, Intermediate and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), (iii) the date of termination of the Merger Agreement in accordance with its terms and (iv) Feb 8th 2020. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 7(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of MICT and Intermediate, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

F-5

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 7(h). Nothing in this Section 7(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Capacity as a MICT Stockholder. Holder signs this Agreement solely in Holder’s capacity as a stockholder of MICT, and not in Holder’s capacity as a director, officer or employee of MICT. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of MICT in the exercise of his or her fiduciary duties as a director or officer of MICT or prevent or be construed to create any obligation on the part of any director or officer of MICT from taking any action in his or her capacity as such director or officer.

F-6

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MICT, to:

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645
Attn: David Lucatz, Chief Executive Officer
Facsimile No.: [ ]
Telephone No.: (201) 225-0190
Email: David @micronet-enertec.com

with a copy (which will not constitute notice) to:

Mintz Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth Koch, Esq.
Facsimile No.: (212) 983-3115
Telephone No.: [ ]
Email: KRKoch@mintz.com

If to Intermediate, to:

Global Fintech Holdings Ltd.
c/o Gateley PLC

98 King Street

Manchester, M2 4WU

United Kingdom

Attn: Darren C. Mercer, Executive Director

Telephone No.: 44 (0) 161 836 7816

Facsimile No.: +44 (0) 161 836 7701

Email: Darren.Mercer@bnntechnology.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Richard I. Anslow, Esq.

  Jonathan H. Deblinger, Esq

Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: ranslow@egsllp.com

    jdeblinger@egsllp.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of Intermediate and MICT (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of MICT, Intermediate and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

F-7

(k) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Intermediate and MICT will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Intermediate and MICT shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, Intermediate and MICT, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other MICT Stockholders entering into voting agreements with Intermediate or MICT. Holder is not affiliated with any other holder of securities of MICT entering into a voting agreement with Intermediate or MICT in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Intermediate or MICT any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Acquisition Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of MICT or Intermediate or any of the obligations of Holder under any other agreement between Holder and MICT or Intermediate or any certificate or instrument executed by Holder in favor of MICT or Intermediate, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of MICT or Intermediate or any of the obligations of Holder under this Agreement.

(p) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

F-8

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

MICT :

MICT, INC.

By:	/s/ Moran Amran,
Name:	Moran Amran
Title:	Controller

Intermediate:

GFH INTERMEDIATE HOLDINGS LTD.

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Director

[Signature Page to Voting Agreement]

F-9

Holder:

Name of Holder: D.L Capital Ltd

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Director

Number and Type of Shares:

1,234,200 shares of MICT Common Stock

Address for Notice:

Address: 20 Galgalei Haplada, 2 fl.
Herzlia, Israel

Facsimile No.:
Telephone No.: 972-9-8809932
Email: david@dl-capital.com

[Signature Page to Voting Agreement]

F-10

ANNEX G

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [________], 2020 by and among (i) MICT, Inc., a Delaware corporation (together with its successors, “MICT”), and (ii) Global Fintech Holdings Ltd., a British Virgin Islands company (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on November 7, 2019, (i) MICT, (ii) MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and (iii) GFH Intermediate Holdings Ltd., a British Virgin Islands company and a wholly-owned subsidiary of Holder (“Intermediate”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which each share of Intermediate that is issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of MICT (the “Merger”, and together with the other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, at the Closing, the Holder shall become a holder of capital shares of MICT upon receipt of the Shareholder Merger Consideration; and

 WHEREAS, the parties desire to enter into this Agreement, pursuant to which the MICT Common Stock to be received by Holder upon the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

 NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and ending one (1) year after the date of the Closing, (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder [(I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;]1 provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to MICT an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, or the transferee enters in a substantially similar lock-up agreement with a lock-up period to be mutually agreed to by MICT and such transferee, and which lock-up period shall in no event expire prior to six months from the Closing and that there shall be no further transfer of such Restricted Securities except in accordance with this Agreement or such other lock-up agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) if Holder is an entity, as a distribution to the stockholders, limited partners, members of, or owners of similar equity interests in Holder or (5) to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by MICT that are consistent with the foregoing or that are necessary to give further effect thereto.

1 Note to Draft: Although I and III of the Permitted Transfers and items (1) and (2) below of the Permitted Transferees are not applicable to an entity, we have left them in so that we can use this form as a base for the lock-up agreement to be entered into by transferees upon distribution of the merger consideration shares.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and MICT shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, MICT may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of MICT with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. MICT may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MICT at or prior to the Closing, to:

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, New Jersey 07645

Attn: David Lucatz, Chief Executive Officer

Facsimile No.: [       ]

Telephone No.: (201) 225-0190

Email: david@micronet-enertec.com

with a copy (which will not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Attn: Kenneth Koch, Esq.

Facsimile No.: (212)-983-3115

Telephone No.: (212)-692-6768

E-mail: KRKoch@mintz.com

If to MICT after the Closing to:

Global Fintech Holdings Ltd.
c/o Gateley PLC

98 King Street

Manchester, M2 4WU

United Kingdom

Attn: Darren C. Mercer, Executive Director

Telephone No.: 44 (0) 161 836 7816

Facsimile No.: +44 (0) 161 836 7701

Email: Darren.Mercer@bnntechnology.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Richard I. Anslow, Esq.

Jonathan H. Deblinger, Esq
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: ranslow@egsllp.com

            jdeblinger@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of MICT and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and MICT will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, MICT shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of MICT or any of the obligations of Holder under any other agreement between Holder and MICT or any certificate or instrument executed by Holder in favor of MICT, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of MICT or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

MICT:

MICT, INC.

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: Global Fintech Holdings Limited

By:
Name: Darren Mercer
Title: Director

Number and Type of Shares:

Shares of MICT Common Stock:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Lock-Up Agreement}

ANNEX H

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of November 7, 2019, is entered into between MICT, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has entered into a separate securities purchase agreement with certain other investors (the “Non-Stadium PIPE Investors”) pursuant to which the Non-Stadium PIPE Investors will make a substantially similar investment in the Company in a private placement transaction in the aggregate amount of at least $9,000,000.00 in consideration for the issuance of a separate series of senior secured convertible notes of the Company;

WHEREAS, the Purchasers and the Non-Stadium PIPE Investors will enter into the Intercreditor Agreement (as defined below) in respect of certain shared collateral granted as security by the Company to both the Purchasers and the Non-Stadium PIPE Investors; and

WHEREAS, the Company hereby acknowledges that the Purchasers are investing hereunder based on the completion of the Merger (as defined in the Debentures (as defined below)).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Agent” shall have the meaning ascribed to such term in the Security Agreement.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Blocked Account” means the Company’s deposit account that solely holds the proceeds of the Debentures, together with any and all cash, funds or sums now or at any time hereafter on deposit therein or credited thereto, all books, records (including computer software and electronic records) and property of any kind constituting or relating to any of the foregoing and all proceeds and products of the foregoing.

“Blocked DACA” means a deposit account control agreement, in form and substance satisfactory to the Purchasers, to be entered into by and among the applicable depository institution, Stadium Parkgate (Holdings) Limited, as collateral agent, and the Company, in respect of the Blocked Account pursuant to, and in accordance with, the Security Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means (a) at any time prior to the Effective Time (as defined in the Merger Agreement), Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 666 Third Avenue, New York, New York 10017 and (b) at any time on or after the Effective Time (as defined in the Merger Agreement), EGS.

“Conversion Date” shall have the meaning ascribed to such term in the Debentures.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Conversion Shares” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 5% Senior Secured Convertible Debentures due, subject to the terms therein, 6 months from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall mean the Schedules attached hereto.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Effective Date” means the earliest of the date that (a) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (b) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Company or (c) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Environmental Laws” means all federal, foreign, state, provincial and local statutes, codes, regulations, rules, ordinances, orders or decisions, arising out of or relating to: (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata); (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material; (c) liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials at real property; and (d) remediation, reclamation or restoration of real property.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means Micronet Ltd., an Israeli corporation.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic”, a “pollutant” or a “contaminant” pursuant to any Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons); and any other substance which is subject in any respect to any Environmental Law.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Intercreditor Agreement” means the Pari Passu Intercreditor Agreement to be entered into among the Company and the Purchasers, substantially in the form of Exhibit C attached hereto.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 7, 2019, by and among, the Company, MICT Merger Subsidiary Inc., upon execution of a joinder thereto, a to-be-formed British Virgin Islands company and wholly-owned subsidiary of the Company, and GFH Intermediate Holdings Ltd., a British Virgin Islands company, as in effect on the date hereof and as the same may be amended, restated, supplemented or otherwise modified to the extent permitted by Section 7 of each Debenture.

“Non-Stadium PIPE Documents” means, collectively, the Non-Stadium SPA and the other Transaction Documents (as defined in the Non-Stadium SPA), as any or all of the foregoing documents, instruments and agreements are now in effect or as they may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms of the Debentures.

“Non-Stadium SPA” means that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and each of the purchasers signatory thereto (other than the Purchasers) in respect of the 5% Senior Secured Convertible Debenture due 2020 issued by the Borrower in favor of such purchasers, as each of the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms of the Debentures.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures, if any), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Securities” means the Debentures and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Security Documents” shall mean the Security Agreement, the Blocked DACA, the original Pledged Securities, along with medallion guaranteed executed blank stock powers to the Pledged Securities, and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date and (b) such approval to amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance to at least the Required Minimum.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company (including, without limitation, any Subsidiary of the Company set forth in the SEC Reports, but excluding the Excluded Subsidiary) and any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Security Agreement, the Blocked DACA, the other Security Documents, the Intercreditor Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, including, without limitation, any proxy statements required to consummate the Merger (as defined in the Debentures).

“Transfer Agent” means Worldwide Stock Transfer, LLC, the transfer agent of the Company as of the date hereof, with a mailing address of One University Plaza, Suite 505, Hackensack, NJ 07601 and a facsimile number of (201) 820-2010, and any successor transfer agent of the Company.

“UCC” means the Uniform Commercial Code of the State of New York and/or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral (as defined in the Security Agreement), from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

“Underlying Shares” means the Conversion Shares and any other shares of Common Stock issued and issuable pursuant to the terms of the Debentures, including, without limitation, (i) shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures (assuming all permissible interest payments are made in shares of Common Stock)), (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Debentures, and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, in each case of clauses (i), (ii) and (iii) above, without respect to any limitation or restriction on the conversion of the Debentures.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $15,902,519.00 in principal amount of the Debentures. Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Debenture, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel in form and substance reasonably satisfactory to the Purchasers;

(iii) a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iv) a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, (A) providing the Company’s wire instructions, (B) certifying that all conditions set forth in Section 2.3 have been fulfilled and (C) certifying that (I) the representations and warranties of the Company contained in any Transaction Document are true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date), (II) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date have been performed, (III) there have been no Material Adverse Effect with respect to the Company since the date of this Agreement and (IV) no Event of Default (as defined in the Debentures) and no event or condition that constitutes an Event of Default (as defined in the Debentures) or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Debentures) exists as of the Closing Date or would occur as a result of the transactions to occur on the Closing Date;

(v) the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, duly executed by the parties thereto, the original Pledged Securities and corresponding blank stock powers in form and substance satisfactory to the Purchasers;

(vi) the Intercreditor Agreement, duly executed by the parties thereto; and

(vii) the Registration Rights Agreement, duly executed by the parties thereto.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer from its current escrow arrangement to the Blocked Account;

(iii) the Security Agreement duly executed by such Purchaser; and

(iv) the Registration Rights Agreement, duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(vi) the delivery by the Company to each Purchaser of (A) the results of a recent search, by a Person satisfactory to such Purchaser, of all tax liens, judgment liens and effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of the Company or any of its Subsidiaries in the appropriate jurisdictions, together with copies of all such filings disclosed by such search, (B) UCC termination statements (or similar documents) for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens (as defined in the Debentures)), (C) a certificate or certificates from Company’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Security Agreement is in full force and effect, together with endorsements naming the Agent, for the benefit of Secured Parties (or similar indication), as additional insured and lender loss payee thereunder to the extent required under the Security Agreement, (D) evidence reasonably satisfactory to Agent of the compliance by the Company and its Subsidiaries of their Closing Date obligations under the Security Agreement (including, without limitation their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper, intellectual property security agreements to be filed in the U.S., and any agreements governing deposit and/or securities accounts as provided therein) and (E) evidence reasonably satisfactory to the Agent that all principal, interest and other amounts owing in respect of all indebtedness for borrowed money of the Borrower and its Subsidiaries (including, without limitation, the “Yorkville” indebtedness and the “BNN” indebtedness) will be repaid in full as of the Closing Date and any and all Liens securing such indebtedness will be terminated and released as of the Closing Date, in each case, pursuant to customary payoff letters;

(vii) the delivery by the Company to each Purchaser of a duly executed certificate from the secretary or assistant secretary of the Company, together with all applicable attachments, certifying as to the following: (A) attached thereto is a copy of each organizational document of the Company duly executed and delivered by the Company and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (B) set forth therein are the signature and incumbency of the officers or other authorized representatives of the Company executing the Transaction Documents to which it is a party; (C) attached thereto are copies of resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date as being in full force and effect without modification or amendment; and (D) attached thereto is a good standing certificate (or, if applicable, such other comparable certificate) from the applicable governmental authority of the Company’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date;

(viii) each Purchaser shall have received final executed copies, certified by a financial officer of the Company as of the Closing Date, of (A) the Merger Agreement (as defined in the Debentures), any amendments thereto (if any) and all other documents executed in connection therewith, in each case, as in effect on the Closing Date and, with respect to any amendments or documents executed after the date hereof, in form and substance satisfactory to such Purchaser and (B) the Non-Stadium SPA, any amendments thereto (if any), any other Non-Stadium PIPE Documents and all other documents executed in connection therewith, in each case, as in effect on the Closing Date and, with respect to any amendments or documents executed after the date hereof, in form and substance satisfactory to such Purchaser;

(ix) the Company shall have paid to the Agent the fees and expenses payable on the Closing Date to the Agent and the Purchasers to the extent invoiced at least one Business Day prior to the Closing Date (including, without limitation, the reasonable fees of Hughes Hubbard & Reed LLP, as legal counsel to the Agent, as required pursuant to, and subject to, Section 5.2); and

(x) either (A) the Conversion Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (B) the Company shall have filed an application for listing of the Conversion Shares on Nasdaq at, or prior to, the issuance of the Debentures.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof, as of the Closing Date and at the Effective Time (as defined in the Merger Agreement) (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Transaction Document to which it is a party, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any Transaction Document or (iv) the material rights, remedies and benefits available to, or conferred upon, any Purchaser under any Transaction Document (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iv) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum by no later than the Effective Time (as defined in the Merger Agreement).

(g) Capitalization. The capitalization of the Company as of the date hereof and as of the Effective Time (as defined in the Merger Agreement) is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, hazardous materials, occupational health and safety, product quality and safety and employment and labor matters, except, in each case of this clause (iii), as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) and their operations are in compliance with all Environmental Laws; (ii) have not caused, nor have their agents caused, Hazardous Materials to be discharged, released, stored, treated, used, generated, disposed of or allowed to escape on, in, under, or from any real property in violation of any Environmental Laws; (iii) have not received or made, and there has been no, written notice, order, directive, claim or demand from or with any governmental authority with respect to the generation, storage, use, handling, transportation, treatment, emission, spillage, disposal, release, discharge or removal of any Hazardous Materials in violation of any Environmental Law; (iv) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (v) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii), (iii), (iv) and (v) the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is necessary for the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens (as defined in the Debentures). Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 and not to exceed $500,000 in the aggregate other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Other than as described in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (w) any liabilities for borrowed money, (x) any amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status.  The Company and its Subsidiaries each (i) has made or filed all United States federal, state, local and foreign income and franchise tax returns, reports and declarations and material other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all income taxes and material other taxes, governmental assessments and charges whether or not shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

(ff) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2019.

(gg) Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ll) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(mm) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(oo) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(ss) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(tt) Nasdaq. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any written notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(uu) Blocked Account. The Blocked Account is not subject to any Lien of any Person (other than a Lien in favor of the Purchasers and a Lien in favor of the applicable depositary institution arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens (collectively, the “Permitted Account Liens”)).

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.  Such Purchaser acknowledges and agrees that neither the Company nor any of its representatives has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Company nor any of its representatives has made or makes any representation as to the Company or the quality of the Securities.  In connection with the issuance of the Securities to such Purchaser, neither the Company nor any of its representatives has acted as a financial advisor or fiduciary to such Purchaser.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

(h) No Short Selling. Until such time that such Purchaser no longer holds any Debentures, such Purchaser, its agents, representatives or affiliates will not engage in or effect, in any manner whatsoever, directly or indirectly, any (i) “Short Sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (provided that it is agreed that Hughes Hubbard & Reed LLP is so acceptable), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Debenture is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial relief for the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance) and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the earliest of the time that no Purchaser owns the Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing on the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial relief for the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance) and not as a penalty, an amount in cash equal to three percent (3.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of two percent (2.0%) per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The obligations contained herein shall be separate and independent from those contained in the Registration Rights Agreement.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.5 Conversion Procedures. Each of the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Debentures into Common Stock. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Debentures into Common Stock. The Company shall honor conversions of the Debentures into Common Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 hereto and subject to Section 4.17, the Company shall use the net proceeds from the sale of the Securities hereunder solely following the Forced Conversion Date (as defined in the Debentures) for ordinary course working capital purposes and for purposes contemplated by the Merger Agreement and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt, (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, representatives, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) Following effectiveness of the Charter Amendment (as defined below), the Company shall at all times thereafter maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) As of the date hereof, the Company does not have the requisite number of authorized but unissued shares of Common Stock under its certificate of incorporation to reserve the number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum. The Company shall use its best efforts to amend its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Debentures that are issuable pursuant to the Transaction Documents may be converted into Common Stock (the “Charter Amendment”). The Board of Directors shall use its best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event shall do so no later than the Effective Time (as defined in the Merger Agreement). At no date after the Effective Time (as defined in the Merger Agreement) shall the number of authorized but unissued (and otherwise unreserved) shares of Common Stock be less than the Required Minimum on such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the Effective Time (as defined in the Merger Agreement) for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding.

4.12 Tax Treatment. Each Purchaser (for itself and no other Purchaser) and the Company covenant and agree that they will treat the Debentures as indebtedness of the Company for all U.S. federal income tax purposes and will not take any position for U.S. federal income tax purposes contrary to such characterization, including, without limitation, filing any U.S. federal income tax returns inconsistent therewith.

4.13 Registration Statement. If the Company reasonably expects that the Registration Statement (as defined in the Debentures) is not expected to be effective by the Effective Time (as defined in the Merger Agreement), the Company shall notify the Purchasers thereof promptly and in any event no less than three (3) Business Days prior to the anticipated Effective Time (as defined in the Merger Agreement).

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof with reasonable opportunity to review and comment to Purchaser prior to such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Blocked Account.

(a) The Company shall, by no later than the Closing Date, (i) cause all the proceeds of the Debentures to be deposited directly into the Blocked Account (and for the avoidance of doubt, not deposited, directly or indirectly, into any other account), and (ii) cause the Blocked Account to be subject to the Blocked DACA.

(b) The Company shall be permitted to withdraw funds from the Blocked Account solely to apply in accordance with Section 4.9 at the Effective Time (as defined in the Merger Agreement); provided, that (i) the Registration Statement (as defined in the Debentures) is effective, (ii) no Default or Event of Default exists or would arise as a result of such withdrawal and application, (iii) the Purchasers shall have received a certificate of an authorized officer of the Company, in form and substance satisfactory to the Purchasers, certifying as to the satisfaction of each of the conditions specified in this clause (b), and (iv) the Company shall deliver to the Purchasers written notice of such withdrawal at least three (3) Business Days in advance of the date of the proposed withdrawal, which notice shall include the amount of the requested withdrawal and a request for Stadium Parkgate (Holdings) Limited, as collateral agent, to issue instructions to the applicable depositary institution under the Blocked DACA in respect of such withdrawal. In the event that the conditions set forth in this clause (b) are satisfied as determined by the Purchasers in their sole discretion, Stadium Parkgate (Holdings) Limited, as collateral agent, shall issue instructions to the applicable depositary institution under the Blocked DACA in respect of the applicable withdrawal from the Blocked Account.

(c) Upon (i) the occurrence of any Triggering Event (as defined in the Debentures) in which any Purchaser exercises its right to require an Optional Redemption (as defined in the Debentures) or (ii) the acceleration of the obligations under the Debentures in accordance with Section 8(b) of the Debentures, Stadium Parkgate (Holdings) Limited, as collateral agent, may withdraw all or any portion of the balance in the Blocked Account, or instruct the depositary institution at which the Blocked Account is maintained to pay any amount in the Blocked Account to or for the benefit of the Purchasers, in each case, to be applied pursuant to the Transaction Documents.

(d) The Company covenants and agrees that, without the prior written consent of the Agent, the Company will not (i) create any Lien in or upon, or otherwise encumber, or assign the Blocked Account, other than Permitted Account Liens or (ii) request, make or allow to be made any withdrawals from the Blocked except as permitted pursuant to clause (b) or (c) above.

4.18 Nasdaq. During any period in which the Registration Statement (as defined in the Debentures) relating to the Conversion Shares is required to be delivered under the Securities Act with respect to a pending sale of the Conversion Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to cause the Conversion Shares to be listed on Nasdaq and to qualify the Conversion Shares for sale under the securities laws of such jurisdictions as reasonably required and to continue such qualifications in effect so long as required for the distribution of the Conversion Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

4.19 Condition to the Merger. The Company shall not complete the Merger (as defined in the Debentures) unless the following conditions shall have been satisfied:

(a) no later than the third Business Day prior to the anticipated Effective Time (as defined in the Merger Agreement) (the “Pre-Merger Date”), the Company shall deliver or cause to be delivered to each Purchaser a certificate, dated as of the Pre-Merger Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that (i) the representations and warranties of the Company contained in any Transaction Document shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made, on the Pre-Merger Date and as of the date of the Effective Time (the “Merger Date”) (unless as of a specific date therein in which case they shall be accurate as of such date), (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Pre-Merger Date have been performed, (iii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Merger Date are expected to have been performed, (iv) there have been no Material Adverse Effect with respect to the Company since the date of this Agreement and (v) no Event of Default (as defined in the Debentures) and no event or condition that constitutes an Event of Default (as defined in the Debentures) or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Debentures) shall have occurred and be continuing as of the Pre-Merger Date and the Merger Date and would not occur as a result of the transactions to occur on the Merger Date;

(b) on the Merger Date, the Company shall deliver or cause to be delivered to each Purchaser a certificate, dated as of the Merger Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that (i) the representations and warranties of the Company contained in any Transaction Document shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Merger Date (unless as of a specific date therein in which case they shall be accurate as of such date), (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Merger Date have been performed, (iii) there have been no Material Adverse Effect with respect to the Company since the date of this Agreement and (iv) no Event of Default (as defined in the Debentures) and no event or condition that constitutes an Event of Default (as defined in the Debentures) or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Debentures) shall have occurred and be continuing as of the Merger Date and would not occur as a result of the transactions to occur on the Merger Date; and

(c) the Registration Statement (as defined in the Debentures) shall be effective and shall not have lapsed for any reason.

4.20 Notice of Default. The Company shall promptly, and in any event within three (3) days of obtaining knowledge thereof, provide written notice to the Purchasers of the occurrence of any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. Each such notice shall be accompanied by a statement of a financial officer or other executive officer of the Company setting forth sufficient details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. The Company shall pay in cash the fees and expenses of the Company, each Purchaser and their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that the Company’s obligations to reimburse the Purchasers in cash pursuant to this paragraph in respect of legal fees and expenses (a) shall not exceed $100,000 in the aggregate, up to $75,000 of which shall be paid in cash on or prior to the Closing Date in accordance with Section 2.3(b)(ix) and the remaining $25,000 of which shall be paid in cash on or prior to the Closing Date (as defined in the Merger Agreement) and (b) shall be separate and independent from the Company’s obligations to reimburse the Purchasers in cash pursuant to the Registration Rights Agreement (including, without limitation, Section 4 thereof). The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, that this provision shall not in any way affect any representation or warranty made herein.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Debentures based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of the earlier of (a) the date no Purchaser holds any Debentures and (b) the second anniversary of the Closing Date (as defined in the Merger Agreement).

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Debenture, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Debenture.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers or the Company and only represents Global Fintech Holdings Ltd., a British Virgin Islands company (“GFH”), in connection with the merger of a wholly-owned subsidiary of the Company with and into a wholly-owned subsidiary of GFH. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 [Reserved].

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23 Specific Performance. The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Company does not perform any provision of this Agreement or any other Transaction Document in accordance with its specified terms or otherwise breaches its terms and further agree that each Purchaser shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and any other Transaction Document and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which it is entitled at law or in equity, and that no Purchaser shall be required to provide any bond or other security in connection with any such order or injunction.

5.24 Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Purchasers pursuant to the Transaction Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Purchasers under the Transaction Documents or under the Intercreditor Agreement is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

5.25 Subject to Registration Rights Agreement. In the event of any conflict between the terms of the Registration Rights Agreement and the terms of this Agreement, the terms of the Registration Rights Agreement shall govern.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

mict, inc.	Address for Notice:

By:	Email:
Name:	Fax:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO mict SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_____________

Principal Amount $_____________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $_________ of Debentures from MICT, Inc., a Delaware corporation (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: ________ ___, 2019

I. PURCHASE PRICE	$
Gross Proceeds to be Received

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS:
Please see attached.

DISCLOSURE SCHEDULES

(See attached.)

EXHIBIT A

FORM OF DEBENTURE

(See attached.)

EXHIBIT B

FORM OF SECURITY AGREEMENT

(See attached.)

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

(See attached.)

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

(See attached.)

ANNEX I

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: [●], 2020

Original Conversion Price (subject to adjustment herein): $1.41

$[●]

5% SENIOR SECURED CONVERTIBLE DEBENTURE

DUE 2020

THIS 5% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 5% Senior Secured Convertible Debentures of MICT, Inc., a Delaware corporation (the “Company”), having its principal place of business at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645, designated as its 5% Senior Secured Convertible Debenture due 2020 (this debenture, this “Debenture” and, collectively with the other debentures of such series issued to [ ], the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to [●] or [its] [his] registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[●] on the earlier of (a) [●], 2020 and (b) the termination of that certain Agreement and Plan of Merger, dated as of November 7, 2019 (as in effect on the date hereof and as the same may be amended, restated, supplemented or otherwise modified to the extent permitted by Section 7, the “Merger Agreement”), by and among, the Company, MICT Merger Subsidiary Inc., upon execution of a joinder thereto, a to-be-formed British Virgin Islands company and wholly-owned subsidiary of the Company (the “Merger Sub”), and GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”) (the earlier to occur of (a) or (b), “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of the following transactions: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act as in effect on the date of this Debenture) that shall have become the beneficial owner (as defined in Rules 13d3 and 13d5 under the Exchange Act as in effect on the date of this Debenture) or have effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of the voting securities of the Company representing 33% or more of on a fully diluted basis of the voting securities of the Company (other than by means of conversion of the Debentures and the Securities issued together with the Debentures); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. The consummation of the Merger shall not constitute a Change of Control Transaction.

“Controlled Account” means a deposit account of the Company or any of its Subsidiaries which is subject to a deposit account control agreement in accordance with the terms of the Security Agreement.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effective Time” means Effective Time (as defined in the Merger Agreement).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all amounts owing to the Holder in respect of this Debenture and the other Transaction Documents, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(d).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the Board of Directors and either (i) as in effect on the date hereof and pursuant to, and in accordance with, the terms and conditions thereof in existence as of the date hereof or (ii) solely to the extent contemplated by the capitalization table of the Company set forth on Schedule 3.1(g) of the Purchase Agreement, (b) securities upon the conversion of this Debenture and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions or to third-party vendors as payments for goods and services approved by a majority of the directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during any applicable prohibition period and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, that such securities issued pursuant to this clause (c) are (i) issued solely to the extent contemplated by the capitalization table of the Company set forth on Schedule 3.1(g) of the Purchase Agreement or (ii) if not issued as contemplated by such capitalization table, not issued to any employees, officers, directors or other insiders of the Company and a general fair value analysis with respect to such transaction has been undertaken.

“Forced Conversion Date” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Holder Optional Redemption Proceeds” shall have the meaning set forth in Section 6(b).

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Intermediate” shall have the meaning set forth in the Recitals.

“Issuable Maximum” shall have the meaning set forth in Section 4(e).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Merger” shall have the meaning set forth in Section 6(a).

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(b).

“Optional Redemption Date” shall have the meaning set forth in Section 6(b).

“Optional Redemption Exercise Notice” shall have the meaning set forth in Section 6(b).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(bb) attached to the Purchase Agreement, (c) capitalized lease obligations and purchase money indebtedness of up to $100,000 in the aggregate incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Agent (as defined in the Security Agreement) that is acceptable to the Agent (as defined in the Security Agreement) in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) the indebtedness evidenced by the Non-Stadium PIPE Documents, provided that such indebtedness is subject to the Intercreditor Agreement and (f) other unsecured indebtedness which is not otherwise permitted by another subsection of this definition in an aggregate outstanding principal amount not to exceed at any time $750,000, provided that such unsecured indebtedness does not require amortization or similar payment of principal prior to the 91st day following the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased and (e) Liens incurred in connection with Permitted Indebtedness under clause (e) thereunder, provided that such Liens do not encumber the Blocked Account.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 7, 2019 among the Company, the Holder and the other original holders of the Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Secured Parties” means Secured Parties (as defined in the Security Agreement).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X, as amended.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Triggering Event” means any of the following: (a) if the principal Trading Market on which the Company’s shares of Common Stock trade suspends the trading of shares of the Company’s Common Stock, (b) if the SEC or any state securities regulators initiate a formal investigation into the Company or any Significant Subsidiary (other than investigations that could only result in the Company being required to make (i) monetary payments no greater than $100,000 in the aggregate or (ii) securities laws filings as a remedy therefor), (c) if the preliminary proxy statement with respect to the Merger is not submitted to the SEC on or prior to November 18, 2019, (d) if the mailing to the Company’s shareholders of the definitive proxy related to the Merger and the Shareholder Approval with respect to the Charter Amendment and the Nasdaq Requirement is not initiated within five (5) Business Days following the Company being advised by the SEC that it has no further comments on the Company’s preliminary proxy related to the Merger, (e) if the Company does not respond to the SEC within ten (10) Business Days of the Company’s receipt of SEC comments with respect to its preliminary proxy related to the Merger, (f) if the Forced Conversion Date does not occur on or prior to January 24, 2020, (g) failure to comply with any deadlines set forth in Section 2(a) of the Registration Rights Agreement or any other provision of the Registration Rights Agreement, (h) any breach of Section 4.17 of the Purchase Agreement or (i) any Event of Default.

“Triggering Event Notice” shall have the meaning set forth in Section 6(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on April 1, 2019 (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Conversion Price, subject to adjustment herein and assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”); provided, further, that notwithstanding anything to the contrary in any Transaction Document, accrued but unpaid interest under this Debenture shall (A) be paid in cash (I) upon the acceleration of the obligations under the Debentures in accordance with Section 8(b) following the occurrence and continuance of an Event of Default, (II) upon an Optional Redemption following the occurrence of a Triggering Event pursuant to clause (i) of the definition thereof and (III) on the Maturity Date, (B) be paid in Interest Conversion Shares upon a forced conversion of this Debenture pursuant to Section 6(a) and (C) not be required to be paid upon the acceleration of the obligations under the Debentures in accordance with Section 8(b) for any reason other than the occurrence and continuance of an Event of Default so long as Stadium Parkgate (Holdings) Limited, as collateral agent, has been able to withdraw all of the funds in the Blocked Account pursuant to Section 4.17(c) of the Purchase Agreement.

b) Company’s Election to Pay Interest in Cash or in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the discretion of the Company in consultation with the Holder. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and all other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to Section 2(a) or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after Shareholder Approval until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d)). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted, in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying or otherwise affecting the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.41, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture plus all accrued and unpaid interest to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares, which no later than the Effective Time shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Day period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest and all other amounts due to the Holder under this Debenture and the other Transaction Documents (if the Company has elected or is required to pay accrued interest in cash). No later than the Effective Time, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Conversion Shares. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date (a “Delivery Failure”) either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Debenture or (II) if the registration rights contained in the Registration Rights Agreement covering the resale of the Conversion Shares that are the subject of the Notice of Conversion (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Conversion Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the lowest VWAP of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Conversion and ending on the date of such issuance and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the Conversion of this Debenture as required pursuant to the terms hereof. The Company shall immediately notify the Holder if the Registration Statement is not effective two (2) Business Days prior to the anticipated Effective Time.

iv. Obligation Absolute; Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

vi. Shareholder Approval; Reservation of Shares Issuable Upon Conversion. Notwithstanding anything to the contrary herein, this Debenture shall not be convertible until such time as (i) Shareholder Approval has been received with respect to the issuance by the Company of the Conversion Shares as set forth in clause (b) of the definition of “Shareholder Approval” in the Purchase Agreement, (ii) the Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Conversion Shares that are issuable pursuant to the conversion of this Debenture may be issued (the “Charter Amendment”), (iii) Shareholder Approval has been received with respect to the issuance by the Company of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date as described in clause (a) of the definition of “Shareholder Approval” in the Purchase Agreement and (iv) the Conversion Shares shall have otherwise been approved for listing on Nasdaq (the “Nasdaq Requirement”). The board of directors of the Company shall (A) use its best efforts to complete the Charter Amendment and have the Charter Amendment in full force and effect as soon as possible, and to obtain such Shareholder Approval in connection therewith, and in any event shall do so no later than the Effective Time and (B) satisfy the Nasdaq Requirement and obtain any Shareholder Approval in connection therewith no later than the Effective Time. The Company shall mail to the Company’s shareholders a request and proxy proposal for Shareholder Approval with respect to both the Charter Amendment and the Nasdaq Requirement simultaneously with the mailing of the definitive proxy related to the Merger, in each case, within five (5) Business Days following the Company being advised by the SEC that it has no further comments on the Company’s preliminary proxy related to the Merger. Following receipt of the Shareholder Approval described in clause (i) above and the effectiveness of the Charter Amendment, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent Purchase Rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Insufficient Authorized Shares. If at any time following the Effective Time while this Debenture remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Debenture at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of this Debenture then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Debenture then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than the Effective Time, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is legally able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any conversion of this Debenture, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), then unless the Holder elects to void such attempted conversion, the Holder may require, within three Trading Days of the applicable conversion, in lieu of delivering such Authorization Failure Shares to the Holder, the Company to pay cash in exchange for the cancellation of such portion of this Debenture convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Conversion Price, subject to adjustment herein, (ii) any accrued and unpaid interest with respect to such Authorization Failure Shares and (iii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

viii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

ix. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

e) Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, division, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take any and all commercially reasonable actions as may be required to protect the rights of the Holder under the Transaction Documents and defend all material Collateral (as defined in the Security Agreement) against all Persons at any time claiming any interest therein (other than the holders of Permitted Liens). Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of this Debenture above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Debenture, and (iii) shall, so long as any of this Debenture or any like debenture of similar tenor originally issued herewith is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture and such other debentures, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Debenture then outstanding (without regard to any limitations on conversion).

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a Distribution or Distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) or Section 5(b) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). Notwithstanding anything to the contrary contained in any Transaction Document, it is understood for purposes of this Debenture that the Merger shall not be deemed to be a Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other Distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, Distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, Distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Forced Conversion; Optional Redemption.

a)	Forced Conversion. Notwithstanding anything to the contrary in any Transaction Document, no later than one Business Day prior to the anticipated Effective Time, which is the closing date of the merger of Merger Sub with and into Intermediate as contemplated by, and in accordance with, the Merger Agreement (the “Merger”), the Company shall deliver a written notice thereof to the Holder to force the Holder to convert all of the then outstanding principal amount of this Debenture, all accrued but unpaid interest thereon and all other amounts owing to the Holder under this Debenture and the other Transaction Documents (excluding, for the avoidance of doubt, legal fees and expenses of the Holder, which shall be paid in cash in accordance with Section 5.2 of the Purchase Agreement and Section 4 of the Registration Rights Agreement), it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the date of the Effective Time (the “Forced Conversion Date”). For purposes of clarification, a forced conversion pursuant to this paragraph (a) shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of damages and limitations on conversions.

b)	Optional Redemption at Election by Holder. Subject to the provisions of this Section 6, at any time while this Debenture is outstanding, in the event of a Triggering Event, the Holder shall have the right to require the Company to repay, in cash, the then outstanding principal amount, plus all accrued and unpaid interest to the extent required by Section 2 and all other amounts owing to the Holder under this Debenture (excluding, for the avoidance of doubt, legal fees and expenses of the Holder, which shall be paid in cash in accordance with Section 5.2 of the Purchase Agreement and Section 4 of the Registration Rights Agreement) (the “Holder Optional Redemption Proceeds” and any such redemption, an “Optional Redemption”). Not less than two (2) Business Days following a Triggering Event, the Company shall deliver to each Holder of the Debentures a written notice of such Triggering Event (“Triggering Event Notice”). Within three (3) Business Days following the Triggering Event Notice, each Holder shall notify the Company in writing whether it wishes to immediately exercise its right to require an Optional Redemption (“Optional Redemption Exercise Notice”). If no Optional Redemption Exercise Notice is delivered to the Company within such three (3) Business Day period, the Holder shall be deemed to not have elected to receive the Optional Redemption and shall no longer be permitted to effect an Optional Redemption pursuant to the specific facts and circumstances giving rise to that specific Triggering Event (but, for the avoidance of doubt, without prejudice to the Holder’s rights to effect an Optional Redemption with respect to the same Triggering Event but arising out of a different set of facts and circumstances or with respect to any other Triggering Event). In the event of a valid Optional Redemption Notice, the Company shall effect the Optional Redemption and shall pay the Holder the Holder Optional Redemption Proceeds within three (3) Business Days following delivery to the Company of the Optional Redemption Exercise Notice (the “Optional Redemption Date”). The Company’s payment of the Holder Optional Redemption Proceeds shall be paid to each Holder participating pursuant to this Section 6 in accordance with the Holder’s Optional Redemption Exercise Notice. The Company’s payment of the Holder Optional Redemption Proceeds shall be applied ratably to all of the Secured Parties holding then outstanding Debentures which exercise the right to require an Optional Redemption on the basis of their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless Stadium Parkgate (Holdings) Limited shall have otherwise given its prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)	other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)	other than Permitted Liens, enter into, create, incur, assume or permit to exist any Liens of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)	other than as contemplated by the Merger or the proxy statement contemplated to filed in connection therewith (including, without limitation, the Charter Amendment), amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that adversely affects any interests of the Holder;

d)	repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock or Common Stock Equivalents other than (i) as to the Conversion Shares as permitted in connection with the Merger and the transactions contemplated thereby and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e)	pay dividends or Distributions in cash or otherwise on any equity securities of the Company;

f)	enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

g)	(i) amend, restate, supplement or otherwise modify, (ii) waive any of its rights under or (iii) consent to the departure from the terms of the Merger Agreement, the Non-Stadium SPA or any other Non-Stadium PIPE Document, in each case, in any matter that adversely affects the Holder (as determined in good faith by the Holder) without obtaining the prior written consent of Stadium Parkgate (Holdings) Limited;

h)	liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

i)	consummate any stock dividend, stock split, stock combination, reclassification or other similar transaction that may dilute the value of the Conversion Shares (other than a reverse stock split designed to comply with Nasdaq’s listing requirements but solely to the extent, and no greater than the amount, required for such compliance);

j)	enter into any agreement with respect to any of the foregoing.

  Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any covenant or agreement contained in the Debentures or in any other Transaction Document (other than those specified in Section 8(a)(i), (ix) or (x)), which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other holder of the Debentures to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, (B) any of the Non-Stadium PIPE Documents or (C) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other holder of the Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary thereof shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, deed of trust, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, or (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. other than the transactions contemplated by the Transaction Documents and the Merger Agreement, the Company shall be a party to or otherwise subject to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company shall fail for any reason to deliver Conversion Shares to a Holder on or prior to the second Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

x. the Company or any of its Subsidiaries, as applicable, shall fail to observe or perform any covenant or agreement contained in Section 7 of this Debenture, Sections 4.9, 4.17 or 4.20 of the Purchase Agreement or Section 4(l), (u), (w) or (x) of the Security Agreement;

xi. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xiii. a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

xiv. a registration statement to cover the resale of the Conversion Shares (the “Registration Statement”) shall not have been declared effective by the Commission on or prior to the Effective Time or the Company does not meet the current public information requirements under Rule 144 in respect of the Conversion Shares; or

xv. if the Forced Conversion Date does not occur on or prior to January 24, 2019.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued and unpaid interest to the extent required by Section 2 and all other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing three (3) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of all amounts referred to in the two preceding sentences and all other amounts due to the Holder under this Debenture and the other Transaction Documents, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

 Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu in right of payment with all other Debentures under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture. The issuance of shares and certificates for shares as contemplated hereby upon the conversion of this Debenture shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

j) Secured Obligation. The obligations of the Company under this Debenture are secured by substantially all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of date hereof (the “Security Agreement”), between the Company, certain Subsidiaries of the Company from time to time party thereto, the Secured Parties and the Agent (as defined therein).

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise; provided, that the Company shall deliver a copy of such report to the Holder for its review and comment and the Company shall reasonably consider such comments, at least 24 hours prior to the filing of such Form 8-K. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 11. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Holder pursuant to the Transaction Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Holder under the Transaction Documents or under the Intercreditor Agreement is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Debenture, the terms of the Intercreditor Agreement shall govern.

Section 12. Subject to Registration Rights Agreement. In the event of any conflict between the terms of the Registration Rights Agreement and the terms of this Debenture, the terms of the Registration Rights Agreement shall govern.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

mict, inc.

By:
Name:
Title:

Facsimile No. for delivery of Notices: _______________

 ANNEX A

 NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 5% Senior Secured Convertible Debenture due 2020 (the “Debenture”) issued to the undersigned by MICT, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of the Debenture, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock ____ yes ____ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

Schedule 1

CONVERSION SCHEDULE

The 5% Senior Secured Convertible Debentures due 2020 in the aggregate principal amount of $____________ are issued by MICT, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

ANNEX J

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of November [  ], 2019, is entered into between MICT, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has entered into a separate securities purchase agreement with certain other investors (the “Stadium PIPE Investors”) pursuant to which the Stadium PIPE Investors will make a substantially similar investment in the Company in a private placement transaction in the aggregate amount of at least $15,902,519.00 in consideration for the issuance of a separate series of senior secured convertible notes of the Company;

WHEREAS, the Purchasers and the Stadium PIPE Investors will enter into the Intercreditor Agreement (as defined below) in respect of certain shared collateral granted as security by the Company to both the Purchasers and the Stadium PIPE Investors; and

WHEREAS, the Company hereby acknowledges that the Purchasers are investing hereunder based on the completion of the Merger (as defined in the Debentures (as defined below)).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Agent” shall have the meaning ascribed to such term in the Security Agreement.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Blocked Account” means the Company’s deposit account that solely holds the proceeds of the Debentures, together with any and all cash, funds or sums now or at any time hereafter on deposit therein or credited thereto, all books, records (including computer software and electronic records) and property of any kind constituting or relating to any of the foregoing and all proceeds and products of the foregoing.

“Blocked DACA” means a deposit account control agreement, in form and substance satisfactory to the Purchasers, to be entered into by and among the applicable depository institution, China Strategic Investments Limited, as collateral agent, and the Company, in respect of the Blocked Account pursuant to, and in accordance with, the Security Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means (a) at any time prior to the Effective Time (as defined in the Merger Agreement), Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 666 Third Avenue, New York, New York 10017 and (b) at any time on or after the Effective Time (as defined in the Merger Agreement), EGS.

“Conversion Date” shall have the meaning ascribed to such term in the Debentures.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Conversion Shares” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 5% Senior Secured Convertible Debentures due, subject to the terms therein, 6 months from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall mean the Schedules attached hereto.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Effective Date” means the earliest of the date that (a) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (b) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Company or (c) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Environmental Laws” means all federal, foreign, state, provincial and local statutes, codes, regulations, rules, ordinances, orders or decisions, arising out of or relating to: (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata); (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material; (c) liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials at real property; and (d) remediation, reclamation or restoration of real property.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means Micronet Ltd., an Israeli corporation.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic”, a “pollutant” or a “contaminant” pursuant to any Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons); and any other substance which is subject in any respect to any Environmental Law.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Intercreditor Agreement” means the Pari Passu Intercreditor Agreement to be entered into among the Company and the Purchasers, substantially in the form of Exhibit C attached hereto.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November [5], 2019, by and among, the Company, MICT Merger Subsidiary Inc., upon execution of a joinder thereto, a to-be-formed British Virgin Islands company and wholly-owned subsidiary of the Company, and GFH Intermediate Holdings Ltd., a British Virgin Islands company, as in effect on the date hereof and as the same may be amended, restated, supplemented or otherwise modified to the extent permitted by Section 7 of each Debenture.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures, if any), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of Exhibit E attached hereto.

“Securities” means the Debentures and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Security Documents” shall mean the Security Agreement, the Blocked DACA, the original Pledged Securities, along with medallion guaranteed executed blank stock powers to the Pledged Securities, and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date and (b) such approval to amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance to at least the Required Minimum.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Stadium PIPE Documents” means, collectively, the Stadium SPA and the other Transaction Documents (as defined in the Stadium SPA), as any or all of the foregoing documents, instruments and agreements are now in effect or as they may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms of the Debentures.

“Stadium SPA” means that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and each of the purchasers signatory thereto (other than the Purchasers) in respect of the 5% Senior Secured Convertible Debenture due 2020 issued by the Borrower in favor of such purchasers, as each of the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms of the Debentures.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company (including, without limitation, any Subsidiary of the Company set forth in the SEC Reports, but excluding the Excluded Subsidiary) and any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Security Agreement, the Blocked DACA, the other Security Documents, the Intercreditor Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto.

“Transfer Agent” means Worldwide Stock Transfer, LLC, the transfer agent of the Company as of the date hereof, with a mailing address of One University Plaza, Suite 505, Hackensack, NJ 07601 and a facsimile number of (201) 820-2010, and any successor transfer agent of the Company.

“UCC” means the Uniform Commercial Code of the State of New York and/or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral (as defined in the Security Agreement), from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

“Underlying Shares” means the Conversion Shares and any other shares of Common Stock issued and issuable pursuant to the terms of the Debentures, including, without limitation, (i) shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures (assuming all permissible interest payments are made in shares of Common Stock)), (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Debentures, and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, in each case of clauses (i), (ii) and (iii) above, without respect to any limitation or restriction on the conversion of the Debentures.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $9,000,000.00 in principal amount of the Debentures. Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Debenture, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii) a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iv) a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, (A) providing the Company’s wire instructions, (B) certifying that all conditions set forth in Section 2.3 have been fulfilled and (C) certifying that (I) the representations and warranties of the Company contained in any Transaction Document are true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date), (II) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date have been performed, (III) there have been no Material Adverse Effect with respect to the Company since the date of this Agreement and (IV) no Event of Default (as defined in the Debentures) and no event or condition that constitutes an Event of Default (as defined in the Debentures) or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Debentures) exists as of the Closing Date or would occur as a result of the transactions to occur on the Closing Date;

(v) the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, duly executed by the parties thereto, the original Pledged Securities and corresponding blank stock powers in form and substance satisfactory to the Purchasers;

(vi) the Intercreditor Agreement, duly executed by the parties thereto; and

(vii) the Registration Rights Agreement, duly executed by the parties thereto.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer from its current escrow arrangement to the Blocked Account;

(iii) the Security Agreement duly executed by such Purchaser; and

(iv) the Registration Rights Agreement, duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(vi) the delivery by the Company to each Purchaser of (A) the results of a recent search, by a Person satisfactory to such Purchaser, of all tax liens, judgment liens and effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of the Company or any of its Subsidiaries in the appropriate jurisdictions, together with copies of all such filings disclosed by such search, (B) UCC termination statements (or similar documents) for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens (as defined in the Debentures)), (C) a certificate or certificates from Company’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Security Agreement is in full force and effect, together with endorsements naming the Agent, for the benefit of Secured Parties (or similar indication), as additional insured and lender loss payee thereunder to the extent required under the Security Agreement, (D) evidence reasonably satisfactory to Agent of the compliance by the Company and its Subsidiaries of their Closing Date obligations under the Security Agreement (including, without limitation their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper, intellectual property security agreements to be filed in the U.S., and any agreements governing deposit and/or securities accounts as provided therein) and (E) evidence reasonably satisfactory to the Agent that all principal, interest and other amounts owing in respect of all indebtedness for borrowed money of the Borrower and its Subsidiaries (including, without limitation, the “Yorkville” indebtedness and the “BNN” indebtedness) will be repaid in full as of the Closing Date and any and all Liens securing such indebtedness will be terminated and released as of the Closing Date, in each case, pursuant to customary payoff letters;

(vii) the delivery by the Company to each Purchaser of a duly executed certificate from the secretary or assistant secretary of the Company, together with all applicable attachments, certifying as to the following: (A) attached thereto is a copy of each organizational document of the Company duly executed and delivered by the Company and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (B) set forth therein are the signature and incumbency of the officers or other authorized representatives of the Company executing the Transaction Documents to which it is a party; (C) attached thereto are copies of resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date as being in full force and effect without modification or amendment; and (D) attached thereto is a good standing certificate (or, if applicable, such other comparable certificate) from the applicable governmental authority of the Company’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date;

(viii) each Purchaser shall have received final executed copies, certified by a financial officer of the Company as of the Closing Date, of (A) the Merger Agreement (as defined in the Debentures), any amendments thereto (if any) and all other documents executed in connection therewith, in each case, as in effect on the Closing Date and, with respect to any amendments or documents executed after the date hereof, in form and substance satisfactory to such Purchaser and (B) the Stadium SPA, any amendments thereto (if any), any other Stadium PIPE Documents and all other documents executed in connection therewith, in each case, as in effect on the Closing Date and, with respect to any amendments or documents executed after the date hereof, in form and substance satisfactory to such Purchaser;

(ix) the Company shall have paid to the Agent the fees and expenses payable on the Closing Date to the Agent and the Purchasers to the extent invoiced at least one Business Day prior to the Closing Date; and

(x) either (A) the Conversion Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (B) the Company shall have filed an application for listing of the Conversion Shares on Nasdaq at, or prior to, the issuance of the Debentures.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof, as of the Closing Date and at the Effective Time (as defined in the Merger Agreement) (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Transaction Document to which it is a party, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any Transaction Document or (iv) the material rights, remedies and benefits available to, or conferred upon, any Purchaser under any Transaction Document (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iv) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum by no later than the Effective Time (as defined in the Merger Agreement).

(g) Capitalization. The capitalization of the Company as of the date hereof and as of the Effective Time (as defined in the Merger Agreement) is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, hazardous materials, occupational health and safety, product quality and safety and employment and labor matters, except, in each case of this clause (iii), as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) and their operations are in compliance with all Environmental Laws; (ii) have not caused, nor have their agents caused, Hazardous Materials to be discharged, released, stored, treated, used, generated, disposed of or allowed to escape on, in, under, or from any real property in violation of any Environmental Laws; (iii) have not received or made, and there has been no, written notice, order, directive, claim or demand from or with any governmental authority with respect to the generation, storage, use, handling, transportation, treatment, emission, spillage, disposal, release, discharge or removal of any Hazardous Materials in violation of any Environmental Law; (iv) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (v) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii), (iii), (iv) and (v) the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is necessary for the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens (as defined in the Debentures). Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 and not to exceed $500,000 in the aggregate other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Other than as described in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (w) any liabilities for borrowed money, (x) any amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. The Company and its Subsidiaries each (i) has made or filed all United States federal, state, local and foreign income and franchise tax returns, reports and declarations and material other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all income taxes and material other taxes, governmental assessments and charges whether or not shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

(ff) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2019.

(gg) Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ll) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(mm) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(oo) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(ss) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(tt) Nasdaq. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any written notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(uu) Blocked Account. The Blocked Account is not subject to any Lien of any Person (other than a Lien in favor of the Purchasers and a Lien in favor of the applicable depositary institution arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens (collectively, the “Permitted Account Liens”)).

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.  Such Purchaser acknowledges and agrees that neither the Company nor any of its representatives has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Company nor any of its representatives has made or makes any representation as to the Company or the quality of the Securities.  In connection with the issuance of the Securities to such Purchaser, neither the Company nor any of its representatives has acted as a financial advisor or fiduciary to such Purchaser.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

(h) No Short Selling. Until such time that such Purchaser no longer holds any Debentures, such Purchaser, its agents, representatives or affiliates will not engage in or effect, in any manner whatsoever, directly or indirectly, any (i) “Short Sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Debenture is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial relief for the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance) and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the earliest of the time that no Purchaser owns the Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing on the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial relief for the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance) and not as a penalty, an amount in cash equal to three percent (3.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of two percent (2.0%) per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The obligations contained herein shall be separate and independent from those contained in the Registration Rights Agreement.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.5 Conversion Procedures. Each of the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Debentures into Common Stock. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Debentures into Common Stock. The Company shall honor conversions of the Debentures into Common Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 hereto and subject to Section 4.17, the Company shall use the net proceeds from the sale of the Securities hereunder solely following the Forced Conversion Date (as defined in the Debentures) for ordinary course working capital purposes and for purposes contemplated by the Merger Agreement and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt, (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, representatives, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) Following effectiveness of the Charter Amendment (as defined below), the Company shall at all times thereafter maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) As of the date hereof, the Company does not have the requisite number of authorized but unissued shares of Common Stock under its certificate of incorporation to reserve the number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum. The Company shall use its best efforts to amend its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Debentures that are issuable pursuant to the Transaction Documents may be converted into Common Stock (the “Charter Amendment”). The Board of Directors shall use its best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event shall do so no later than the Effective Time (as defined in the Merger Agreement). At no date after the Effective Time (as defined in the Merger Agreement) shall the number of authorized but unissued (and otherwise unreserved) shares of Common Stock be less than the Required Minimum on such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the Effective Time (as defined in the Merger Agreement) for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding.

4.12 Tax Treatment. Each Purchaser (for itself and no other Purchaser) and the Company covenant and agree that they will treat the Debentures as indebtedness of the Company for all U.S. federal income tax purposes and will not take any position for U.S. federal income tax purposes contrary to such characterization, including, without limitation, filing any U.S. federal income tax returns inconsistent therewith.

4.13 Registration Statement. If the Company reasonably expects that the Registration Statement (as defined in the Debentures) is not expected to be effective by the Effective Time (as defined in the Merger Agreement), the Company shall notify the Purchasers thereof promptly and in any event no less than three (3) Business Days prior to the anticipated Effective Time (as defined in the Merger Agreement).

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof with reasonable opportunity to review and comment to Purchaser prior to such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Blocked Account.

(a) The Company shall, by no later than the Closing Date, (i) cause all the proceeds of the Debentures to be deposited directly into the Blocked Account (and for the avoidance of doubt, not deposited, directly or indirectly, into any other account), and (ii) cause the Blocked Account to be subject to the Blocked DACA.

(b) The Company shall be permitted to withdraw funds from the Blocked Account solely to apply in accordance with Section 4.9 at the Effective Time (as defined in the Merger Agreement); provided, that (i) the Registration Statement (as defined in the Debentures) is effective, (ii) no Default or Event of Default exists or would arise as a result of such withdrawal and application, (iii) the Purchasers shall have received a certificate of an authorized officer of the Company, in form and substance satisfactory to the Purchasers, certifying as to the satisfaction of each of the conditions specified in this clause (b), and (iv) the Company shall deliver to the Purchasers written notice of such withdrawal at least three (3) Business Days in advance of the date of the proposed withdrawal, which notice shall include the amount of the requested withdrawal and a request for China Strategic Investments Limited, as collateral agent, to issue instructions to the applicable depositary institution under the Blocked DACA in respect of such withdrawal. In the event that the conditions set forth in this clause (b) are satisfied as determined by the Purchasers in their sole discretion, China Strategic Investments Limited, as collateral agent, shall issue instructions to the applicable depositary institution under the Blocked DACA in respect of the applicable withdrawal from the Blocked Account.

(c) Upon the acceleration of the obligations under the Debentures in accordance with Section 8(b) of the Debentures, China Strategic Investments Limited, as collateral agent, may withdraw all or any portion of the balance in the Blocked Account, or instruct the depositary institution at which the Blocked Account is maintained to pay any amount in the Blocked Account to or for the benefit of the Purchasers, in each case, to be applied pursuant to the Transaction Documents.

(d) The Company covenants and agrees that, without the prior written consent of the Agent, the Company will not (i) create any Lien in or upon, or otherwise encumber, or assign the Blocked Account, other than Permitted Account Liens or (ii) request, make or allow to be made any withdrawals from the Blocked except as permitted pursuant to clause (b) or (c) above.

4.18 Nasdaq. During any period in which the Registration Statement (as defined in the Debentures) relating to the Conversion Shares is required to be delivered under the Securities Act with respect to a pending sale of the Conversion Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to cause the Conversion Shares to be listed on Nasdaq and to qualify the Conversion Shares for sale under the securities laws of such jurisdictions as reasonably required and to continue such qualifications in effect so long as required for the distribution of the Conversion Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

4.19 Condition to the Merger. The Company shall not complete the Merger (as defined in the Debentures) unless the following conditions shall have been satisfied:

(a) [Reserved];

(b) on the date of the Effective Time (the “Merger Date”), the Company shall deliver or cause to be delivered to each Purchaser a certificate, dated as of the Merger Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that (i) the representations and warranties of the Company contained in any Transaction Document shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Merger Date (unless as of a specific date therein in which case they shall be accurate as of such date), (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Merger Date have been performed, (iii) there have been no Material Adverse Effect with respect to the Company since the date of this Agreement and (iv) no Event of Default (as defined in the Debentures) and no event or condition that constitutes an Event of Default (as defined in the Debentures) or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Debentures) shall have occurred and be continuing as of the Merger Date and would not occur as a result of the transactions to occur on the Merger Date; and

(c) the Registration Statement (as defined in the Debentures) shall be effective and shall not have lapsed for any reason.

4.20 Notice of Default. The Company shall promptly, and in any event within three (3) days of obtaining knowledge thereof, provide written notice to the Purchasers of the occurrence of any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. Each such notice shall be accompanied by a statement of a financial officer or other executive officer of the Company setting forth sufficient details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. The Company shall pay in cash the fees and expenses of the Company. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. Each Purchaser shall pay for their own fees and expenses, including with to their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, that this provision shall not in any way affect any representation or warranty made herein.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Debentures based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of the earlier of (a) the date no Purchaser holds any Debentures and (b) the second anniversary of the Closing Date (as defined in the Merger Agreement).

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Debenture, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Debenture.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers or the Company and only represents Global Fintech Holdings Ltd., a British Virgin Islands company (“GFH”), in connection with the merger of a wholly-owned subsidiary of the Company with and into a wholly-owned subsidiary of GFH. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 [Reserved].

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23 Specific Performance. The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Company does not perform any provision of this Agreement or any other Transaction Document in accordance with its specified terms or otherwise breaches its terms and further agree that each Purchaser shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and any other Transaction Document and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which it is entitled at law or in equity, and that no Purchaser shall be required to provide any bond or other security in connection with any such order or injunction.

5.24 Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Purchasers pursuant to the Transaction Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Purchasers under the Transaction Documents or under the Intercreditor Agreement is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

5.25 Subject to Registration Rights Agreement. In the event of any conflict between the terms of the Registration Rights Agreement and the terms of this Agreement, the terms of the Registration Rights Agreement shall govern.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

mict, inc.	Address for Notice:

By:	Email:
Name:	Fax:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO mict SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_____________

Principal Amount $_____________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $_________ of Debentures from MICT, Inc., a Delaware corporation (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: ________ ___, 2019

I. PURCHASE PRICE
Gross Proceeds to be Received	$

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS: Please see attached.

DISCLOSURE SCHEDULES

(See attached.)

EXHIBIT A

FORM OF DEBENTURE

(See attached.)

EXHIBIT B

FORM OF SECURITY AGREEMENT

(See attached.)

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

(See attached.)

EXHIBIT D

FORM OF LEGAL OPINION

(See attached.)

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

(See attached.)

ANNEX K

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: [●], 2020

Original Conversion Price (subject to adjustment herein): $1.41

$[●]

5% SENIOR SECURED CONVERTIBLE DEBENTURE

DUE 2020

THIS 5% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 5% Senior Secured Convertible Debentures of MICT, Inc., a Delaware corporation (the “Company”), having its principal place of business at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645, designated as its 5% Senior Secured Convertible Debenture due 2020 (this debenture, this “Debenture” and, collectively with the other debentures of such series issued to [                              ], the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to [●] or [its] [his] registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[●] on the earlier of (a) [●], 2020 and (b) the termination of that certain Agreement and Plan of Merger, dated as of November 5, 2019 (as in effect on the date hereof and as the same may be amended, restated, supplemented or otherwise modified to the extent permitted by Section 7, the “Merger Agreement”), by and among, the Company, MICT Merger Subsidiary Inc., upon execution of a joinder thereto, a to-be-formed British Virgin Islands company and wholly-owned subsidiary of the Company (the “Merger Sub”), and GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”) (the earlier to occur of (a) or (b), “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of the following transactions: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act as in effect on the date of this Debenture) that shall have become the beneficial owner (as defined in Rules 13d3 and 13d5 under the Exchange Act as in effect on the date of this Debenture) or have effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of the voting securities of the Company representing 33% or more of on a fully diluted basis of the voting securities of the Company (other than by means of conversion of the Debentures and the Securities issued together with the Debentures); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. The consummation of the Merger shall not constitute a Change of Control Transaction.

“Controlled Account” means a deposit account of the Company or any of its Subsidiaries which is subject to a deposit account control agreement in accordance with the terms of the Security Agreement.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effective Time” means Effective Time (as defined in the Merger Agreement).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all amounts owing to the Holder in respect of this Debenture and the other Transaction Documents, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(d).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the Board of Directors and either (i) as in effect on the date hereof and pursuant to, and in accordance with, the terms and conditions thereof in existence as of the date hereof or (ii) solely to the extent contemplated by the capitalization table of the Company set forth on Schedule 3.1(g) of the Purchase Agreement, (b) securities upon the conversion of this Debenture and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions or to third-party vendors as payments for goods and services approved by a majority of the directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during any applicable prohibition period and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, that such securities issued pursuant to this clause (c) are (i) issued solely to the extent contemplated by the capitalization table of the Company set forth on Schedule 3.1(g) of the Purchase Agreement or (ii) if not issued as contemplated by such capitalization table, not issued to any employees, officers, directors or other insiders of the Company and a general fair value analysis with respect to such transaction has been undertaken.

“Forced Conversion Date” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Intermediate” shall have the meaning set forth in the Recitals.

“Issuable Maximum” shall have the meaning set forth in Section 4(e).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Merger” shall have the meaning set forth in Section 6(a).

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(bb) attached to the Purchase Agreement, (c) capitalized lease obligations and purchase money indebtedness of up to $100,000 in the aggregate incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Agent (as defined in the Security Agreement) that is acceptable to the Agent (as defined in the Security Agreement) in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) the indebtedness evidenced by the Stadium PIPE Documents, provided that such indebtedness is subject to the Intercreditor Agreement and (f) other unsecured indebtedness which is not otherwise permitted by another subsection of this definition in an aggregate outstanding principal amount not to exceed at any time $750,000, provided that such unsecured indebtedness does not require amortization or similar payment of principal prior to the 91st day following the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased and (e) Liens incurred in connection with Permitted Indebtedness under clause (e) thereunder, provided that such Liens do not encumber the Blocked Account.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 5, 2019 among the Company, the Holder and the other original holders of the Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Secured Parties” means Secured Parties (as defined in the Security Agreement).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X, as amended.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on April 1, 2019 (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Conversion Price, subject to adjustment herein and assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”); provided, further, that notwithstanding anything to the contrary in any Transaction Document, accrued but unpaid interest under this Debenture shall (A) be paid in cash (I) upon the acceleration of the obligations under the Debentures in accordance with Section 8(b) following the occurrence and continuance of an Event of Default, and (II) on the Maturity Date, (B) be paid in Interest Conversion Shares upon a forced conversion of this Debenture pursuant to Section 6(a) and (C) not be required to be paid upon the acceleration of the obligations under the Debentures in accordance with Section 8(b) for any reason other than the occurrence and continuance of an Event of Default so long as China Strategic Investments Limited, as collateral agent, has been able to withdraw all of the funds in the Blocked Account pursuant to Section 4.17(c) of the Purchase Agreement.

b) Company’s Election to Pay Interest in Cash or in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the discretion of the Company in consultation with the Holder. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and all other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to Section 2(a) or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after Shareholder Approval until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d)). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted, in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying or otherwise affecting the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.41, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture plus all accrued and unpaid interest to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares, which no later than the Effective Time shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Day period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest and all other amounts due to the Holder under this Debenture and the other Transaction Documents (if the Company has elected or is required to pay accrued interest in cash). No later than the Effective Time, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Conversion Shares. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date (a “Delivery Failure”) either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Debenture or (II) if the registration rights contained in the Registration Rights Agreement covering the resale of the Conversion Shares that are the subject of the Notice of Conversion (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Conversion Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the lowest VWAP of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Conversion and ending on the date of such issuance and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the Conversion of this Debenture as required pursuant to the terms hereof. The Company shall immediately notify the Holder if the Registration Statement is not effective two (2) Business Days prior to the anticipated Effective Time.

iv. Obligation Absolute; Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

vi. Shareholder Approval; Reservation of Shares Issuable Upon Conversion. Notwithstanding anything to the contrary herein, this Debenture shall not be convertible until such time as (i) Shareholder Approval has been received with respect to the issuance by the Company of the Conversion Shares as set forth in clause (b) of the definition of “Shareholder Approval” in the Purchase Agreement, (ii) the Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Conversion Shares that are issuable pursuant to the conversion of this Debenture may be issued (the “Charter Amendment”), (iii) Shareholder Approval has been received with respect to the issuance by the Company of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date as described in clause (a) of the definition of “Shareholder Approval” in the Purchase Agreement and (iv) the Conversion Shares shall have otherwise been approved for listing on Nasdaq (the “Nasdaq Requirement”). The board of directors of the Company shall (A) use its best efforts to complete the Charter Amendment and have the Charter Amendment in full force and effect as soon as possible, and to obtain such Shareholder Approval in connection therewith, and in any event shall do so no later than the Effective Time and (B) satisfy the Nasdaq Requirement and obtain any Shareholder Approval in connection therewith no later than the Effective Time. The Company shall mail to the Company’s shareholders a request and proxy proposal for Shareholder Approval with respect to both the Charter Amendment and the Nasdaq Requirement simultaneously with the mailing of the definitive proxy related to the Merger, in each case, within five (5) Business Days following the Company being advised by the SEC that it has no further comments on the Company’s preliminary proxy related to the Merger. Following receipt of the Shareholder Approval described in clause (i) above and the effectiveness of the Charter Amendment, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent Purchase Rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Insufficient Authorized Shares. If at any time following the Effective Time while this Debenture remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Debenture at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of this Debenture then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Debenture then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than the Effective Time, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is legally able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any conversion of this Debenture, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), then unless the Holder elects to void such attempted conversion, the Holder may require, within three Trading Days of the applicable conversion, in lieu of delivering such Authorization Failure Shares to the Holder, the Company to pay cash in exchange for the cancellation of such portion of this Debenture convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Conversion Price, subject to adjustment herein, (ii) any accrued and unpaid interest with respect to such Authorization Failure Shares and (iii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

viii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

ix. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

e) Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, division, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take any and all commercially reasonable actions as may be required to protect the rights of the Holder under the Transaction Documents and defend all material Collateral (as defined in the Security Agreement) against all Persons at any time claiming any interest therein (other than the holders of Permitted Liens). Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of this Debenture above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Debenture, and (iii) shall, so long as any of this Debenture or any like debenture of similar tenor originally issued herewith is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture and such other debentures, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Debenture then outstanding (without regard to any limitations on conversion).

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a Distribution or Distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) or Section 5(b) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). Notwithstanding anything to the contrary contained in any Transaction Document, it is understood for purposes of this Debenture that the Merger shall not be deemed to be a Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other Distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, Distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, Distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Forced Conversion. Notwithstanding anything to the contrary in any Transaction Document, no later than one Business Day prior to the anticipated Effective Time, which is the closing date of the merger of Merger Sub with and into Intermediate as contemplated by, and in accordance with, the Merger Agreement (the “Merger”), the Company shall deliver a written notice thereof to the Holder to force the Holder to convert all of the then outstanding principal amount of this Debenture, all accrued but unpaid interest thereon and all other amounts owing to the Holder under this Debenture and the other Transaction Documents (excluding, for the avoidance of doubt, legal fees and expenses of the Holder, which shall be paid in cash in accordance with Section 5.2 of the Purchase Agreement and Section 4 of the Registration Rights Agreement), it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the date of the Effective Time (the “Forced Conversion Date”). For purposes of clarification, a forced conversion pursuant to this paragraph (a) shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of damages and limitations on conversions.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless China Strategic Investments Limited shall have otherwise given its prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)	other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)	other than Permitted Liens, enter into, create, incur, assume or permit to exist any Liens of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)	other than as contemplated by the Merger or the proxy statement contemplated to filed in connection therewith (including, without limitation, the Charter Amendment), amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that adversely affects any interests of the Holder;

d)	repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock or Common Stock Equivalents other than (i) as to the Conversion Shares as permitted in connection with the Merger and the transactions contemplated thereby and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e)	pay dividends or Distributions in cash or otherwise on any equity securities of the Company;

f)	enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

g)	(i) amend, restate, supplement or otherwise modify, (ii) waive any of its rights under or (iii) consent to the departure from the terms of the Merger Agreement in any matter that adversely affects the Holder (as determined in good faith by the Holder) without obtaining the prior written consent of China Strategic Investments Limited;

h)	liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

i)	consummate any stock dividend, stock split, stock combination, reclassification or other similar transaction that may dilute the value of the Conversion Shares (other than a reverse stock split designed to comply with Nasdaq’s listing requirements but solely to the extent, and no greater than the amount, required for such compliance);

j)	enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any covenant or agreement contained in the Debentures or in any other Transaction Document (other than those specified in Section 8(a)(i), (ix) or (x)), which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other holder of the Debentures to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, (B) any of the Stadium PIPE Documents or (C) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other holder of the Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary thereof shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, deed of trust, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, or (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. other than the transactions contemplated by the Transaction Documents and the Merger Agreement, the Company shall be a party to or otherwise subject to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company shall fail for any reason to deliver Conversion Shares to a Holder on or prior to the second Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

x. the Company or any of its Subsidiaries, as applicable, shall fail to observe or perform any covenant or agreement contained in Section 7 of this Debenture, Sections 4.9, 4.17 or 4.20 of the Purchase Agreement or Section 4(l), (u), (w) or (x) of the Security Agreement;

xi. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xiii. a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred; or

xiv. a registration statement to cover the resale of the Conversion Shares (the “Registration Statement”) shall not have been declared effective by the Commission on or prior to the Effective Time or the Company does not meet the current public information requirements under Rule 144 in respect of the Conversion Shares.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued and unpaid interest to the extent required by Section 2 and all other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing three (3) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of all amounts referred to in the two preceding sentences and all other amounts due to the Holder under this Debenture and the other Transaction Documents, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu in right of payment with all other Debentures under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture. The issuance of shares and certificates for shares as contemplated hereby upon the conversion of this Debenture shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

j) Secured Obligation. The obligations of the Company under this Debenture are secured by substantially all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of date hereof (the “Security Agreement”), between the Company, certain Subsidiaries of the Company from time to time party thereto, the Secured Parties and the Agent (as defined therein).

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise; provided, that the Company shall deliver a copy of such report to the Holder for its review and comment and the Company shall reasonably consider such comments, at least 24 hours prior to the filing of such Form 8-K. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 11. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Holder pursuant to the Transaction Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Holder under the Transaction Documents or under the Intercreditor Agreement is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Debenture, the terms of the Intercreditor Agreement shall govern.

Section 12. Subject to Registration Rights Agreement. In the event of any conflict between the terms of the Registration Rights Agreement and the terms of this Debenture, the terms of the Registration Rights Agreement shall govern.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

mict, inc.
By:__________________________________________ Name: Title: Facsimile No. for delivery of Notices: _______________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 5% Senior Secured Convertible Debenture due 2020 (the “Debenture”) issued to the undersigned by MICT, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of the Debenture, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock ____ yes ____ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: ______________
Account No: _____________

Schedule 1

CONVERSION SCHEDULE

The 5% Senior Secured Convertible Debentures due 2020 in the aggregate principal amount of $____________ are issued by MICT, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

ANNEX L

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of [_____], 2019, between MICT, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Convertible Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Acquisition Agreement” shall mean that certain Acquisition Agreement, dated December 18, 2018, as amended, between Micronet Enertec Technologies, Inc., a Delaware corporation and BNN Technology PLC, a United Kingdom private limited company.

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(gg).

“BNN” shall have the meaning ascribed to such term in Section 4.20.

“Board Appointment” shall have the meaning ascribed to such term in Section 4.18.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In Price” shall have the meaning ascribed to such term in Section 4.1(d).

“Charter Amendment” shall have the meaning ascribed to such term in Section 4.11(a).

“Closings” means the one or more closings of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Dates” means the Trading Days on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 666 Third Avenue, New York, NY 10017.

“Conversion Price” shall have the meaning ascribed to such term in the Convertible Note.

“Conversion Shares” shall have the meaning ascribed to such term in the Convertible Note.

“Convertible Notes” means unsecured convertible promissory notes of the Company delivered to the Purchasers at each Closing in accordance with Section 2.2(a) hereof, which Convertible Notes shall be convertible upon receipt of Shareholder Approval and have a term as set forth therein, in the form of Exhibit A attached hereto

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one (1)-year anniversary of each Closing Date provided that a holder of Underlying Shares is not an Affiliate of the Company, or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions or to third-party vendors as payments for goods and services approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during any applicable prohibition period and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(gg).

“First Closing” shall have the meaning ascribed to such term in Section 2.1.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(i).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(hh).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ee).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Director” shall have the meaning ascribed to such term in Section 4.18.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement” means a registration statement on Form F-1 meeting the requirements set forth in Section 4.19 of this Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in Section 4.19 of this Agreement.

“Releasing Party” shall have the meaning ascribed to such term in Section 4.20.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all shares of all Convertible Notes, ignoring any conversion or exercise limits set forth therein, and assuming that any previously unconverted shares under the Convertible Note are held until the third (3rd) anniversary of the last Closing Date and all dividends are paid in shares of Common Stock until such anniversary.

“Required Minimum Increase” shall have the meaning ascribed to such term in Section 4.11(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Convertible Notes, the Conversion Shares, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(c).

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Convertible Notes purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Tranche” shall have the meaning ascribed to such term in Section 2.1.

“Transaction Documents” means this Agreement, the Convertible Notes, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, NJ 07601, and a facsimile number of (201) 820-2010, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and the Warrants Shares, including without limitation, shares of Common Stock issued and issuable upon conversion or redemption of the Convertible Notes, issued and issuable in lieu of the cash payment of interest on the Convertible Notes in accordance with the terms of the Convertible Notes (assuming all permissible interest payments are made in shares of Common Stock), upon exercise of the Warrants and issued, any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Convertible Notes and Warrants (without giving effect to any limitations on conversion set forth in the Convertible Notes and Warrants), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at each Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable upon receipt of Shareholder Approval and have a term as set forth therein, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Yorkville” shall have the meaning ascribed to such term in Section 3.1(f).

ARTICLE II.

PURCHASE AND SALE

2.1 Closings. The Purchasers will purchase severally and not jointly an aggregate of up to $3,000,000 in Subscription Amount of Convertible Notes equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and Warrants as determined by pursuant to Section 2.2(a). The purchase by the Purchasers will occur, severally and not jointly, in up to two tranches of (each a “Tranche,” and collectively the “Tranches”), with the first Tranche of $2,000,000 being closed (the “First Closing”) within five (5) calendar days of approval by Nasdaq as to the eligibility of the transactions contemplated herein, including issuance of the Securities, upon the terms and subject to the conditions set forth herein. The second Tranche will be for up to $1,000,000 and will occur at a mutually agreed upon date between the parties. On each Closing Date, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amounts and the Company shall deliver to each Purchaser its respective Convertible Notes and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the applicable Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.1, 2.2 and 2.3, the applicable Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to each Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) as to the First Closing, this Agreement duly executed by the Company;

(ii) a Convertible Note equal to such Purchaser’s Subscription Amount, registered in the name of such;

(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Conversion Shares, with an exercise price equal to $1.01 subject to adjustment therein (for the avoidance of doubt, each Purchaser shall have 100% warrant coverage); and

(iv) the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, in which such officer shall certify that the conditions set forth in Section 2.3 have been fulfilled.

(b) On or prior to each Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) as to the First Closing, this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on each Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to each Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on each Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to each Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to each Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at each Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, could not have or reasonably be expected to result in: (i) a Material Adverse Effect on the legality, validity or enforceability of any Transaction Document, (ii) a Material Adverse Effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a Material Adverse Effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to Section 4.19 of this Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Shareholder Approval (collectively, the “Required Approvals”).

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Purchaser acknowledges that as of the date hereof, the Company does not have the requisite number of authorized but unissued shares of Common Stock under its Certificate of Incorporation to reserve the number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum. The Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Convertible Notes that are issuable pursuant to this Agreement may be converted into Conversion Shares. The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of the Convertible Notes from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(f) Capitalization. The capitalization of the Company as of March 31, 2019 is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, stock options granted under the Company’s stock option plans, and certain warrants and debentures previously issued to YA II PN, Ltd. (“Yorkville”) and/or its Affiliates, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary other than that certain Amendment to Warrants and Debentures entered into by and between the Company and Yorkville on December 17, 2018. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Environmental Laws. To the knowledge of the Company, the Company and its Subsidiaries are in material compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

(j) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect.

(k) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(l) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(m) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(n) Certain Fees. Except as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(o) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. As of the date of each Closing, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(p) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(q) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(r) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(s) [RESERVED]

(t) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(u) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(v) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(w) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(x) Seniority. Except as set forth on Schedule 3.1(x), as of each Closing Date, no indebtedness or other claim against the Company is senior to the Convertibles Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(y) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(z) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa) Acknowledgment Regarding Purchaser’s Trading Activity. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to any financial advisors in connection with the sale of the Securities.

(cc) Resale Registration Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser under the Securities Act.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(gg) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Convertible Notes, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Information on Company. Such Purchaser has been furnished with or has had access to the SEC Reports. Purchasers are not deemed to have any knowledge of any information not included in the SEC Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities.  Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(g) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(i) Not a “U.S. Person”.

a.	Such Purchaser is not a U.S. person (“U.S. person”) as that term is defined in Rule 902(k) of Regulation S of the Securities Act and the Securities have not been offered to the Purchaser in the United States and at the time of the offer the Purchaser was physically outside of the United States.

b.	Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to the distribution thereof nor on behalf of or for the benefit of any U.S. person and the sale and resale of the Securities have not been prearranged with any U.S. person.

c.	Such Purchaser understands that the Securities have not been registered under the Securities Act or any United States state securities laws and the Securities are being offered and sold pursuant to Regulation S under the Securities Act based in part on the truth and accuracy of the representations of the Purchaser set forth herein.

d.	In addition to the restrictions contained herein, such Purchaser agrees that prior to the expiration of a period commencing on the date of the issuance of the Securities and ending on the six-month anniversary of the issuance of the Securities, such Purchaser shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the Securities to U.S. persons or for the account or benefit of U.S. persons and it will not resell the Securities except: (i) outside the United States in an offshore transaction in compliance with Regulation S under the Securities Act; (ii) pursuant to an exemption from registration under the Securities Act; or (iii) pursuant to an effective and current registration statement under the Securities Act.

e.	Such Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction of organization in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any governmental or other consents that may need to be obtained, and (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such purchase of, and continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction of organization.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to Section 4.19 of this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any of the Convertible Notes are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Underlying Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the earliest of the time that no Purchaser owns Securities the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require Shareholder Approval prior to the closing of such other transaction unless Shareholder Approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Convertible Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Convertible Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Convertible Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Convertible Notes. The Company shall honor exercises of the Warrants and conversions of the Convertible Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by Section 4.19 of this Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 [RESERVED]

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and other purposes as more fully set forth on Schedule 4.9 hereto. Subject to the payment of certain Company expenses as set forth on Schedule 4.9 hereto, for a period of twelve (12) months from the First Closing, the Company shall not materially depart from the budget set forth on such Schedule 4.9 without the prior written approval of the Preferred Director (as defined below). The Company shall not use such proceeds for any other purpose, including without limitation: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations. Any deviations from the budget shall require the approval of the Preferred Director.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, representatives, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) As of the date hereof, the Company does not have the requisite number of authorized but unissued shares of Common Stock under its Certificate of Incorporation to reserve the number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum (as defined below). The Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Conversion Shares may be converted into Conversion Shares (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of the Convertible Notes. Following the completion of the Charter Amendment, the Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date after the Charter Amendment, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use its best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents) (the “Required Minimum Increase”), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents. In connection therewith, if required by applicable state law, the Company shall also use its best efforts to obtain Shareholder Approval in connection with the Required Minimum Increase.

(c) The Company shall: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application (and such approval by the principal Trading Market shall be received prior to the First Closing); (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition and if required, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date on which the number of shares of Common Stock issuable pursuant to this Agreement on a fully converted or exercised basis (ignoring for such purposes any conversion or exercise limitations therein) exceeds 19.99% of the issued and outstanding shares of Common Stock on each Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Convertible Notes are no longer outstanding.

4.12 [RESERVED]

4.13 Subsequent Equity Sales.

(a) From the date hereof until 30 days after the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents without the prior written approval of the Preferred Director (as defined in Section 4.18).

(b) From the date hereof until such time as no Purchaser holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Unless Shareholder Approval has been obtained (if required) and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Convertible Notes would not be permitted, pursuant to the terms and conditions of the Convertible Notes to convert their respective outstanding Convertible Notes and exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) an Exempt Issuance or (ii) the sale by the Company of up to 3,181,818 shares of Series A Preferred Stock, which sales shall occur on or before such date that is 42 days after the First Closing with respect to the sale by the Company of the Series A Preferred Stock, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Capital Changes. In no event will the Company reduce the par value of the Common Stock to an amount less than the lesser of (i) the Conversion Price, or (ii) Warrant exercise price, then in effect.

4.18 Change in Directors. Upon the First Closing, the Company shall cause Darren Mercer (the “Preferred Director”) to be appointed to the Board of Directors (the “Board Appointment”). Additionally, the Company shall cause [_____] to be removed from the Board of Directors. Following (i) the addition of Mr. Mercer to the Board of Directors and (ii) any changes to the Board of Directors that are associated with the Company’s sale of Series A Preferred Stock, the Board of Directors shall consist of five (5) sitting members.

4.19 Registration Rights.

(a) The Company agrees that, within 180 calendar days after the Closing Date, the Company (or its successor) will file with the Commission (at the Company’s sole cost and expense) the Registration Statement and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. Immediately upon the effectiveness of the Registration Statement, the Company shall cause the Company’s Transfer Agent to issue the Underlying Shares in book entry form without restrictive legends on the Company’s books and records. The Company agrees that the Company will cause such Registration Statement or another registration statement to remain continuously effective for a period of twelve (12) months. The Company’s obligations to include the Underlying Shares in the Registration Statement are contingent upon the Purchasers furnishing in writing to the Company such information regarding the Purchasers, the securities of the Company held by the Purchasers and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Company to effect the registration of the Underlying Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. The Company may suspend the use of any such registration statement if it determines in the opinion of counsel for the Company that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, as amended; provided, that, the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Purchasers of such securities as soon as practicable thereafter. The Company shall use its commercially reasonably best efforts to register or qualify the Underlying Shares covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions as subscriber shall reasonably request in writing provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction. The Company agrees that it will comply, and continue to comply during the effectiveness period, with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all of the Underlying Shares covered by the Registration Statement in accordance with Subscriber’s intended method of disposition set forth in the Registration Statement for such period.

(b) After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Purchasers of such filing, and shall further notify Purchasers promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Underlying Shares included in such Registration Statement any such supplement or amendment.

(c) In connection with such registration, the Company will indemnify and hold harmless each Purchaser, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Underlying Shares were registered under the Securities Act, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchasers and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Purchaser or any such controlling person in writing specifically for use in such registration statement or prospectus.

4.20 Mutual Releases. The Company and BNN Technology PLC (“BNN”), a United Kingdom Private limited company (each of the foregoing a “Releasing Party” and collectively the “Releasing Parties”), a British Virgin Islands company, and each of the Releasing Parties’ respective successors, predecessors, assigns, agents, attorneys, insurers, representatives, affiliates, shareholders, directors, officers, members, managers, employees, partners, and any other person or entity acting or purporting to act by, through, under or in concert with it, hereby release and forever discharge the other Releasing Parties and as applicable, such Releasing Party’s respective successors, predecessors, assigns, agents, attorneys, insurers, representatives, affiliates, directors, officers, members, managers, employees, partners, and any other person or entity acting or purporting to act by, through, under or in concert with it, from any and all causes of action, rights and claims, of any nature or type, known or unknown, which any Releasing Party has had in the past from the beginning of time to the Closing, for any acts or omissions related to or arising from the acquisition of the Releasing Parties by GFH.

4.22 ParagonEx Waivers. Prior to the Closing, any necessary waivers with respect to the Acquisition Agreement shall have been received from ParagonEx LTD.

4.23 Termination of Escrow. All cash and shares of Common Stock currently in that certain Termination Escrow Account, pursuant to the terms of the Acquisition Agreement, shall be released to BNN upon the First Closing.

4.24. Additional Covenants. In the event that the Acquisition Agreement is amended in the future, the material terms of the Acquisition Agreement that are currently in effect shall not be changed in any way that could reasonably be deemed adverse to the interests of (i) the Company and (ii) the stockholders that held shares of the Common Stock prior to the completion of the transactions contemplated by this Agreement. In addition, in the event that the Acquisition Agreement is amended in the future, the Company agrees that such amendment shall, in addition to other changes, delete the Target Termination Fee (as defined in the Acquisition Agreement) and prohibit the ability for the Company to sue BNN for damages, other than in the event of a material, purposeful breach.

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the First Closing has not been consummated on or before the fifteenth (15th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. At the First Closing, the Company has agreed to the Purchasers for its reasonable legal fees and expense not to exceed $[______], and the fees of any financial advisors as set forth in Schedule 5.2. The Company shall deliver to each Purchaser, prior to each Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Convertible Notes based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. Any financial advisors shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 hereof and with respect to the representations and warranties of the Purchasers in Section 3.2 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive each Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of the Convertible Notes or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers and only represents BNN. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MICT, INC.		Address for Notice:

By:		Email:
	Name:	Fax:
Title:
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $____________

Convertible Notes: ____________

Warrant Shares: ________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $3,000,000 of Convertible Notes and Warrants from MICT, Inc., a Delaware corporation (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: _____ ___, 20__

I. PURCHASE PRICE

Gross Proceeds to be Received	$

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS:

Please see attached.

Acknowledged and agreed to

this ___ day of _________, 2019

MICT, INC.

By:
Name:
Title:

ANNEX M

MICT, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, David Lucatz, does hereby certify that:

1. He is the President and Chief Executive Officer of MICT, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, 3,181,818 of which have been designated as Series A Preferred Stock and [_____] of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;f

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 1,818,182 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Attribution Parties” shall have the meaning set forth in Section 6(d).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Combination” shall refer to the transactions contemplated by the Merger Agreement entered into on November 7, 2019 by and among the Corporation, GFH Intermediate Holdings Ltd., a British Virgin Islands company that is wholly owned by Global Fintech Holding Ltd., a British Virgin Islands Company, and MICT Merger Subsidiary Inc.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Charter Amendment” shall have the meaning set forth in Section 6(c)(v).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 11(d).

“Distribution” shall have the meaning set forth in Section 7(d).

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Purchase Agreement is first declared effective by the Commission.

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c)(i) there is an effective Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the applicable Holder would not violate the limitations set forth in Section 6(d) and Section 6(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (h) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “Forced Conversion” shall have the meaning set forth in Section 8(a).

“Forced Conversion Date” shall have the meaning set forth in Section 8(a).

“Forced Conversion Notice” shall have the meaning set forth in Section 8(a).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” means any of the following: (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement providing for the sale of $2,000,000 of convertible notes of the Corporation (the “Convertible Notes”), dated as of June 4, 2019, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement meeting the requirements set forth in the Purchase Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Purchase Agreement, which Holders shall be named as “selling stockholders” in the Registration Statement, and meets the requirements of the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Preferred Stock, the Conversion Shares, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Shareholder Approval” shall have the meaning set forth in the Purchase Agreement”.

“Standard Settlement Period” shall have the meaning set forth in Section 6(c)(i).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Subsidiary” means any subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, the Convertible Notes (where applicable), all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

 “Transfer Agent” means Worldwide Stock Transfer, LLC, the current transfer agent of the Corporation with a mailing address of 5 One University Plaza, Suite 505, Hackensack, NJ 07601 and a facsimile number of (201) 820-2010, and any successor transfer agent of the Corporation.

“Underlying Shares” means the Conversion Shares and the Warrants Shares, including without limitation, shares of Common Stock issued and issuable upon conversion of the Preferred Stock, issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation (assuming all permissible dividend payments are made in shares of Common Stock), upon exercise of the Warrants and any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in this Certificate of Designations and the Warrants (without giving effect to any limitations on conversion set forth in this Certificate of Designations and the Warrants), and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holder at each Closing in accordance with Section 2.2(a) of the Purchase Agreement, which Warrants shall be exercisable immediately and have a term of exercise as set forth in the Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2.  Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 1,818,182 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.10, subject to adjustment as set forth herein (the “Stated Value”).

Section 3. Dividends. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 7 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the preferred stock of the Corporation remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

Section 4. Voting Rights. The Preferred Stock shall be non-voting.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Business Combination shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.  Conversion.

a)  Conversions at Option of Holder. Upon the terms and subject to the limitations on conversion and the conditions hereinafter set forth, at any time after the Company shall have received Shareholder Approval until no shares of Preferred Stock remain outstanding, each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) and Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)  Conversion Price. The conversion price for the Preferred Stock shall equal $1.10, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i.  Delivery of Conversion Shares Upon Conversion. Except as limited by Section 6(c)(v) (in which case the provisions of this Section 6(c)(iv) shall not apply), not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock which, on or after the earlier of (i) the six (6)-month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement), and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, the Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. Except as limited by Section 6(c)(v) (in which case the provisions of this Section 6(c)(iv) shall not apply), the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 100% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, and except as limited by Section 6(c)(v), the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Except as limited by Section 6(c)(v), if the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Except as limited by Section 6(c)(v), nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv.  Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, and except as limited by Section 6(c)(v) (in which case the provisions of this Section 6(c)(iv) shall not apply), if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v.  Reservation of Shares Issuable Upon Conversion. The Holder hereby acknowledges that it shall not be permitted to convert any shares of Preferred Stock into Conversion Shares until such time as the Corporation shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the shares of Preferred Stock that are issuable pursuant to this Certificate of Designation may be converted into Conversion Shares (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the filing of this Certificate of Designation. Following the completion of the Charter Amendment, the Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Purchase Agreement).

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d)  Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  Intentionally Omitted.

c)  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. If at any time the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Preferred Stock, then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of its Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that a Holder’s right to participate in any such Distribution would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

e)  Intentionally Omitted.

f)  Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)  Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8.  Forced Conversion.

a)  Notwithstanding anything herein to the contrary, upon the closing of a Fundamental Transaction (including the closing of the Business Combination), the Corporation shall within two (2) Trading Days after such date, deliver a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”) to cause each Holder to convert all such Holder’s Preferred Stock (as specified in such Forced Conversion Notice) plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Preferred Stock pursuant to Section 6, it being agreed that the “Conversion Date” for purposes of Section 6 shall be deemed to occur no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the Forced Conversion Notice Date (such date, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met for the one (1) Trading Day prior to the closing of the Business Combination, through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Forced Conversion Notice. Any Forced Conversion Notices shall be applied ratably to all of the Holders based on each Holder’s initial issuances of Preferred Stock hereunder, provided that any voluntary conversions by a Holder shall be applied against such Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if less than all shares of the Preferred Stock are forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

Section 9. Negative Covenants. As long as any shares of Preferred Stock are outstanding, unless a majority of the Board of Directors shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly (except with respect to the Business Combination or the future issuance of those certain 5% convertible debentures described under Item 1.01 of the Current Report on Form 8-K filed by the Corporation with the Commission on November 13, 2019):

a)  enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind that shall be senior or pari passu to the Preferred Stock in any respect (including but not limited to, all rights, obligations and remedies), including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)  enter into, create, incur, assume or suffer to exist any Liens of any kind that shall be senior or pari passu to the Preferred Stock in any respect (including but not limited to, all rights, obligations and remedies), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)  amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Corporation, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Preferred Stock is outstanding;

e) pay cash dividends or distributions on Junior Securities of the Corporation;

f)  enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or

g) enter into any agreement with respect to any of the foregoing.

Section 10.  Intentionally Omitted.

Section 11  Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: David Lucatz, or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)  Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state courts of Delaware and the United States District Court for the District of Delaware (the “Delaware Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)  Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)  Status of Converted Preferred Stock. Shares of Preferred Stock may only be issued pursuant to conversion of the Convertible Notes. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of January, 2020.

/s/ David Lucatz
Name:	David Lucatz
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of MICT, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________________________
Number of shares of Preferred Stock to be Converted: ________________________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________________________
Number of shares of Common Stock to be Issued: ___________________________________________
Applicable Conversion Price:___________________________________________________________
Number of shares of Preferred Stock subsequent to Conversion: ________________________________
Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name:
Title:

ANNEX N

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

[__________]

Warrant Shares: [_______]	Initial Exercise Date: [_______, 20__]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the earlier of (i) [________], 2021, and (ii) the later of (a) 180 days after the closing of a Change of Control Transaction (defined below), and (b) the next equity or debt financing of MICT, Inc. a Delaware corporation (the “Company”) or the successor entity in such Change of Control Transaction in the minimum amount of $20,000,000 (the “Termination Date”), but not thereafter, to subscribe for and purchase from the Company, up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 4, 2019, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, the exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

In the event of a Change of Control Transaction, the consideration underlying the Warrant shall be the same as the consideration received by the holders of the Company’s common stock in such Change of Control Transaction. “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the original issue date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the original issue date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $1.01, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the six (6)-month anniversary of the Closing Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP (defined below) on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price (defined below) of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.  The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. In addition to any adjustments described herein, if the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Intentionally Omitted.

c) Subsequent Rights Offerings. If the Company, at any time while this Warrant is outstanding, grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. If at any time the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) or Section 2(f) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose stock is quoted or listed on a Trading Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity), the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register (defined below) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Shareholder Approval; Authorized Shares.

Notwithstanding the foregoing, this Warrant shall not be exercisable until such time as (i) Shareholder Approval has been received with respect to the issuance by the Company of the Warrant Shares and (ii) the Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Warrant shares that are issuable pursuant to exercise of this Warrant may be issued (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of this Warrant. Following receipt of Shareholder Approval and the completion of the Charter Amendment, the Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

By:
Name:	David Lucatz
Title:	President and Chief Executive Officer

NOTICE OF EXERCISE

To: [_______________________

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED [ ], 2020

PROXY CARD

MICT, INC.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICT, INC.

The undersigned appoints ____ and ____ as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of MICT, Inc. (“MICT”) held of record by the undersigned on ____, 2020 at the Special Meeting of Stockholders (the “Special Meeting”) to be held on ____, 2020, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 10 BELOW.

(1)	Merger Proposal—to approve and adopt the Agreement and Plan of Merger, dated as of November 7, 2019 (the “Merger Agreement”, a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT, GFH Intermediate Holdings Ltd., a British Virgin Islands company, and approve the transactions contemplated thereby (the “Merger”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Nasdaq Proposal – Primary Convertible Debentures—to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 11,276,596 shares of common stock of MICT, par value of $0.001 per share (the “Common Stock”), upon conversion of the senior secured convertible debentures in the aggregate principal amount of approximately $15.9 million;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Nasdaq Proposal – Non-Primary Convertible Debentures—to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 6,382,979 shares of Common Stock upon conversion of the senior secured convertible debentures in the aggregate principal amount of $9.0 million;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Nasdaq Proposal – Preferred Stock and Warrants—To approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of 3,636,364 shares of Common Stock, upon conversion of the convertible notes and exercise of the warrants issued to BNN Technology PLC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The Charter Amendment Proposal—To approve and adopt an amendment to the certificate of incorporation of MICT, as amended, to increase the number of authorized shares of MICT Common Stock, from 25,000,000 to 350,000,000, to be effective at the closing of the Merger, for the purpose of carrying out the Merger and the issuance of shares of Common Stock upon conversion of the Convertible Debentures and the Series B Convertible Preferred Stock, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	The Reverse Stock Split Proposal—To approve an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex C to the accompanying proxy statement, to effect a reverse stock split of MICT’s issued and outstanding shares of Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be determined by the board of directors of MICT;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	The Director Election Proposal—to elect seven directors, who will serve as directors of MICT following the consummation of the Merger until the 2020 annual stockholder meetings and until their respective successors are duly elected and qualified:

Darren Mercer	☐ FOR	☐ WITHHOLD

Amos Pickel	☐ FOR	☐ WITHHOLD

Simon Grant Duggan	☐ FOR	☐ WITHHOLD

Ronald Charles Spencer	☐ FOR	☐ WITHHOLD

John M. Scott	☐ FOR	☐ WITHHOLD

Chezy Ofir	☐ FOR	☐ WITHHOLD

Robert Cameron Floate	☐ FOR	☐ WITHHOLD

(8)	The EIP Proposal—to approve and adopt the 2020 Equity Incentive Plan of MICT;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	The EIP Sub-Plan Proposal—to approve and adopt the Sub-Plan for Israeli Participants under the 2020 Equity Incentive Plan of MICT;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	The Golden Parachute Proposal—to consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the Chief Executive Officer of MICT, in connection with the Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)	The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.